UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 1)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

FORTRESS VALUE ACQUISITION CORP. II

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE

Pursuant to the Agreement and Plan of Merger, dated as of February 21, 2021 (as may be amended from time to time, the “Merger Agreement”), by and among Fortress Value Acquisition Corp. II, a Delaware corporation (“FAII”), FVAC Merger Corp. II, a Delaware corporation and a direct, wholly-owned subsidiary of FAII (“Merger Sub”), and Wilco Holdco, Inc., a Delaware corporation (the “Company”), among other things, Merger Sub will merge with and into the Company, with the Company being the surviving corporation (such merger, the “Merger,” and together with the other transactions and ancillary agreements contemplated by the Merger Agreement, the “Business Combination”). As a result of the Business Combination, the Company will become a direct, wholly-owned subsidiary of FAII.

The information in this preliminary proxy statement is not complete and may be changed.

PRELIMINARY PROXY STATEMENT, DATED

May 5, 2021, SUBJECT TO COMPLETION

Dear Stockholder:

On February 21, 2021, Fortress Value Acquisition Corp. II, a Delaware corporation (“FAII”), entered into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), by and among FAII, FVAC Merger Corp. II, a Delaware corporation and a direct, wholly-owned subsidiary of FAII (“Merger Sub”), and Wilco Holdco, Inc., a Delaware corporation (the “Company”). The transactions contemplated by the Merger Agreement will constitute a “business combination” as contemplated by FAII’s current charter. For purposes of this proxy statement, “ATI” means ATI Physical Therapy, Inc. (f/k/a Fortress Value Acquisition Corp. II) and its consolidated subsidiaries, after giving effect to the Business Combination.

In accordance with the Merger Agreement, among other things, Merger Sub will merge with and into the Company, with the Company being the surviving corporation (such merger, the “Merger,” and together with the other transactions and ancillary agreements contemplated by the Merger Agreement, the “Business Combination”). As a result of the Business Combination, the Company will become a direct, wholly-owned subsidiary of FAII.

Concurrently with the entry into the Merger Agreement, Fortress Acquisition Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), and FAII’s officers and directors (together with the Sponsor, the “Insiders”) entered into an amended and restated letter agreement (the “Parent Sponsor Letter Agreement”), pursuant to which they agreed to (i) vote all of their shares of FAII’s Class F common stock, par value $0.0001 per share (the “FAII Class F common stock”) and FAII’s Class A common stock, par value $0.0001 per share (the “FAII Class A common stock” and, together with the FAII Class F common stock, the “FAII Common Stock”), in favor of the Business Combination and each of the other proposals set forth in this proxy statement, (ii) vote all of their FAII Common Stock against certain other actions, including any action expected to result in a breach of the Merger Agreement or any alternative business combination and (iii) certain restrictions on their FAII Common Stock, including (x) to not redeem or tender any of their FAII Common Stock in connection with any such vote or in connection with any vote to amend FAII’s current charter and (y) to not transfer any FAII Class F common stock (or shares of FAII Class A common stock issuable upon conversion thereof) or Private Placement Warrants (as defined below) for certain “lock-up” periods, in each case, upon the terms and subject to the conditions set forth therein.

Pursuant to the Parent Sponsor Letter Agreement, the Insiders further agreed that, as of the consummation of the Business Combination, all of the FAII Class F common stock and shares of FAII Class A common stock issued or issuable upon the conversion of the FAII Class F common stock (the “Vesting Shares”) shall be unvested and shall be subject to certain vesting and forfeiture provisions, as follows: (i) 33.33% of the Vesting Shares beneficially owned by Insiders shall vest at such time as a $12.00 Common Share Price (as defined below) is achieved on or before the date that is ten years after the consummation of the Business Combination, (ii) 33.33% of the Vesting Shares beneficially owned by Insiders shall vest at such time as a $14.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination and (iii) 33.34% of the Vesting Shares beneficially owned by Insiders shall vest at such time as a $16.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination. As used in this proxy statement, the applicable “Common Share Price” will be considered achieved only when the volume-weighted average price (“VWAP”) equals or exceeds the applicable threshold for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination.

The Sponsor also agreed, subject to, and conditioned upon the closing of the Business Combination, immediately prior to the effective time of the Merger (the “effective time”), to transfer and surrender 2,966,667 warrants to purchase FAII Class F common stock (the “Private Placement Warrants”), resulting in such warrants being cancelled and no longer outstanding.

In connection with the consummation of the Business Combination, the holders of Company common stock immediately prior to the consummation of the Business Combination will receive, in the aggregate, 130,300,000 shares of Class A common stock, par value $0.0001 per share, of ATI (“ATI Class A common stock”). Specifically, each share of Company common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive (A) a number of shares of ATI Class A common stock equal in value to (1) $1,303,000,000 divided by (2) the number of shares of Company common stock outstanding as of immediately prior to the effective time and (B) the contingent right to receive shares of ATI Class A common stock (the “Earnout Shares”) if the VWAP of ATI Class A common stock exceeds certain thresholds at any time between the closing of the Business Combination and the date that is ten years after the closing. In the event the VWAP of ATI Class A common stock is greater than (i) $12.00 for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination, there shall be a one-time issuance of 5,000,000 shares of ATI Class A common stock, (ii) $14.00 for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination, there shall be a one-time issuance of 5,000,000 shares of ATI Class A common stock and (iii) $16.00 for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination, there shall be a one-time issuance of 5,000,000 shares of ATI Class A common stock. The price targets and the number of Earnout Shares issued shall be equitably adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting ATI Class A common stock.

Separately, each share of Company preferred stock issued and outstanding immediately prior to the effective time will be converted into the right to receive (A) an amount in cash equal to (1) $59,000,000 divided by (2) the number of shares of Company preferred stock outstanding as of immediately prior to the effective time and (B) a number of shares of ATI Class A common stock equal in value to (i) the product of (a) (x) the aggregate Liquidation Amount (as defined in the Company’s current charter) as of the closing date with respect to the Company preferred stock (after reducing such Liquidation Amount by $59,000,000) (the “Preferred Stock Adjusted Base”) plus (y) an aggregate accrued amount, calculated based on the Preferred Stock Adjusted Base, at the Dividend Rate (as defined in the Company’s current charter) from the closing date through the date that is 180 days from the closing date, multiplied by (b) 1.05, divided by (ii) the number of shares of Company preferred stock outstanding as of immediately prior to the effective time.

Public stockholders may elect to redeem their public shares (as defined below) whether they vote for or against, or whether they abstain from voting on, the Business Combination. A FAII public stockholder (as defined below), together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined in Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the public shares (as defined below). The Insiders have agreed to waive their redemption rights in connection with the consummation of the Business Combination with respect to any shares of FAII Common Stock they may hold. Currently, the Insiders own approximately 20% of FAII Common Stock, consisting of FAII Class F common stock (the “Founder Shares”). Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. The Insiders have agreed to vote any shares of FAII Common Stock owned by them in favor of each of the proposals set forth in this proxy statement.

Immediately prior to the effective time, the PIPE Investors, including the Sponsor, will purchase 30,000,000 shares of FAII Class A common stock pursuant to a private placement at a price of $10.00 per share (the “PIPE Investment”). It is anticipated that, upon consummation of the Business Combination (excluding Vesting Shares): (i) existing FAII public stockholders will own approximately 16.6% of the issued and outstanding ATI Class A common stock; (ii) the Sponsor will own approximately 3.61% of the issued and outstanding ATI Class A common stock (reflecting the 7,500,000 shares purchased by the Sponsor as part of the PIPE Investment); (iii) the current holders of Company common stock and Company preferred stock (the “Company stockholders”) will own approximately 69% of the issued and outstanding ATI Class A common stock and (iv) the PIPE Investors will own approximately 10.81% of the issued and outstanding ATI Class A common

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stock (excluding the 7,500,000 shares purchased by the Sponsor as part of the PIPE Investment). The ownership percentages of ATI following the Business Combination assume no redemptions by the existing FAII public stockholders and exclude the impact of 8,625,000 Founder Shares and public warrants, and assume that approximately 207.7 million shares of ATI Class A common stock will be outstanding after the consummation of the Business Combination (excluding Vesting Shares). FAII Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “FAII.” FAII’s public warrants are listed on the NYSE under the symbol “FAII WS.” FAII’s units that have not separated are listed on the NYSE under the symbol “FAII.U.” Following the Business Combination, ATI Class A common stock (including common stock issuable in the Business Combination) will be listed on the NYSE under the symbol “ATIP.”

FAII will hold a virtual special meeting in lieu of the 2021 annual meeting of stockholders (the “FAII Special Meeting”) to consider matters relating to the proposed Business Combination. The Company and FAII cannot complete the Business Combination unless the FAII stockholders consent to the approval of the Business Combination, including the issuance of FAII Class A common stock as the merger consideration in the Business Combination, and the Company stockholders consent to adoption and approval of the Merger Agreement and the transactions contemplated thereby (which, with respect to the Company stockholders, was satisfied immediately following the execution of the Merger Agreement). FAII is sending you this proxy statement to ask you to vote in favor of the Business Combination and the other matters described in this proxy statement.

The FAII Special Meeting will be held exclusively via a live webcast at www.virtualshareholdermeeting.com/FAII2021, on         , 2021 at          a.m., Eastern Time. To participate in the virtual meeting, a FAII stockholder of record will need the 16-digit control number included on your proxy card or instructions that accompanied your proxy materials, if applicable, or to obtain a proxy form from your broker, bank or other nominee. The FAII Special Meeting webcast will begin promptly at             a.m., Eastern Time. FAII stockholders are encouraged to access the FAII Special Meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the technical support number that will be posted on the virtual meeting login page.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF FAII COMMON STOCK YOU OWN. To ensure your representation at the FAII Special Meeting, please complete and return the enclosed proxy card or submit your proxy by following the instructions contained in this proxy statement and on your proxy card. Please submit your proxy promptly whether or not you expect to attend the meeting. Submitting a proxy now will NOT prevent you from being able to vote virtually at the FAII Special Meeting. If you hold your shares in “street name,” you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you receive from your broker, bank or other nominee.

The FAII Board has unanimously approved the Merger Agreement and the transactions contemplated thereby and recommends that FAII stockholders vote “FOR” the approval of the Merger Agreement, “FOR” the issuance of ATI Class A common stock to be issued as the merger consideration and “FOR” the other matters to be considered at the FAII Special Meeting.

This proxy statement provides you with detailed information about the proposed Business Combination. It also contains or references information about FAII, the Company and certain related matters. You are encouraged to read this proxy statement carefully. In particular, you should read the “Risk Factors” section beginning on page [    ] for a discussion of the risks you should consider in evaluating the proposed Business Combination and how it will affect you.

If you have any questions regarding the accompanying proxy statement, you may contact D.F. King & Co., Inc., FAII’s proxy solicitor, toll-free at (800) 791-3320 or collect at (212) 269-5550 or email at FAII@dfking.com.

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Sincerely,

Andrew A. McKnight

Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement is dated             , 2021, and is first being mailed to stockholders of FAII on or about            , 2021.

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Fortress Value Acquisition Corp. II

NOTICE OF THE SPECIAL MEETING IN LIEU OF 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON            , 2021

NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2021 annual meeting of stockholders (the “FAII Special Meeting”) of Fortress Value Acquisition Corp. II, a Delaware corporation (which is referred to as “FAII”), will be held exclusively via a live webcast at www.virtualshareholdermeeting.com/FAII2021, on , 2021 at a.m., Eastern Time. You are cordially invited to attend the FAII Special Meeting for the following purposes:

1.

The Business Combination Proposal—To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of February 21, 2021 (as amended from time to time, the “Merger Agreement”), by and among FAII, FVAC Merger Corp. II, a Delaware corporation and a direct, wholly-owned subsidiary of FAII (“Merger Sub”), and Wilco Holdco, Inc., a Delaware corporation (the “Company”), and the transactions and ancillary agreements contemplated thereby (the “Business Combination”), pursuant to which the Company shall become a direct, wholly-owned subsidiary of FAII upon consummation of the Business Combination. A copy of the Merger Agreement is attached to this proxy statement as Annex A (Proposal No. 1);

2.

The NYSE Issuance Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the NYSE, the issuance of shares of common stock pursuant to the Merger Agreement and the Subscription Agreements (Proposal No. 2);

3.

The Charter Amendment Proposal—To consider and act upon a proposal to adopt the proposed Second Amended and Restated Certificate of Incorporation of FAII (the “proposed charter”) in the form attached hereto as Annex B (Proposal No. 3);

4.

The Governance Proposal—To consider and act upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in FAII’s proposed charter in accordance with United States Securities and Exchange Commission (“SEC”) requirements (Proposal No. 4);

5.

The Director Election Proposal— To consider and vote upon a proposal to elect eight directors to serve on the board of directors of FAII (the “FAII Board”) until the earlier of the closing and the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal (Proposal No. 5);

6.	The Incentive Plan Proposal—To consider and vote upon a proposal to approve the Incentive Plan (as defined below) (Proposal No. 6); and

7.

The Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the FAII Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or for any other reason permitted by the Merger Agreement in connection with, the approval of one or more of the other proposals at the FAII Special Meeting (Proposal No. 7).

Only holders of record of FAII Common Stock at the close of business on            , 2021 are entitled to notice of the FAII Special Meeting and to vote at the FAII Special Meeting and any adjournments or postponements of the FAII Special Meeting. A complete list of FAII stockholders of record entitled to vote at the FAII Special Meeting will be available for inspection by stockholders ten days before the FAII Special Meeting by contacting FAII at the following email address: [●].com for any purpose germane to the FAII Special Meeting upon entry of the 16-digit control number included on their proxy card. The eligible FAII stockholder list will also be available on the FAII Special Meeting website for examination by any stockholder attending the FAII Special Meeting webcast.

In accordance with FAII’s current charter, FAII will provide holders (“public stockholders”) of its FAII Class A common stock (“public shares”) with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount on deposit in FAII’s trust account (the “Trust Account”), which holds the proceeds of FAII’s initial public offering (“FAII’s IPO”), as of two business days prior to the consummation of the transactions contemplated by the Business Combination Proposal (including interest earned on the funds held in the Trust Account and not previously released to FAII to pay taxes) upon the closing of the Business Combination. For illustrative purposes, based on funds in the Trust Account of approximately $345,010,238 on April 12, 2021, the estimated per share redemption price would have been approximately $10.00, excluding additional interest earned on the funds held in the Trust Account and not previously released to FAII to pay taxes. Public stockholders may elect to redeem their public shares whether they vote for or against, or whether they abstain from voting on, the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the public shares. Fortress Acquisition Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), and FAII’s officers and directors (together with the Sponsor, the “Insiders”) have agreed to waive their redemption rights in connection with the consummation of the Business Combination with respect to any shares of FAII Common Stock they may hold. Currently, the Insiders own approximately 20% of FAII Common Stock, consisting of FAII Class F common stock (“Founder Shares”). Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. The Insiders have agreed to vote any shares of FAII Common Stock owned by them in favor of each of the proposals set forth in this proxy statement.

Approval of each of the Business Combination Proposal, the NYSE Issuance Proposal, the Governance Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of FAII Common Stock represented virtually or by proxy at the FAII Special Meeting and entitled to vote thereon, voting together as a single class. Approval of the Charter Amendment Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of FAII Common Stock, voting together as a single class. Approval of the Director Election Proposal requires the affirmative vote (virtually or by proxy) of holders of a plurality of the votes cast by holders of outstanding shares of FAII Class F common stock entitled to vote thereon at the FAII Special Meeting, voting as a single class. The FAII Board has already unanimously approved each of the proposals.

As of April 12, 2021, there was approximately $345,010,238 in the Trust Account, which FAII intends to use for the purposes of consummating the Business Combination and to pay approximately $12.075 million in deferred underwriting commissions to the underwriters of FAII’s IPO. Each redemption of public shares by its public stockholders will decrease the amount in the Trust Account. FAII will not consummate the Business Combination if the redemption of public shares would result in FAII’s failure to have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) (or any successor rule)). The Merger Agreement also contains a mutual condition to closing, which may be waived by the parties, requiring that FAII have at least $472,500,000 in available cash immediately prior to the consummation of the Business Combination (after taking into account (x) payments required to satisfy FAII’s stockholder redemptions and (y) the net proceeds from the PIPE Investment, the “Minimum Cash Condition”).

If FAII stockholders fail to approve the Business Combination Proposal, the Business Combination will not occur. The proxy statement accompanying this notice explains the Merger Agreement and the transactions contemplated thereby, as well as the proposals to be considered at the FAII Special Meeting. Please review the proxy statement carefully.

The FAII Board has set             , 2021 as the record date for the FAII Special Meeting. Only holders of record of shares of FAII Common Stock at the close of business on             , 2021 will be entitled to notice of and to vote at the FAII Special Meeting and any adjournments or postponements thereof. Any stockholder entitled to attend and vote at the FAII Special Meeting is entitled to appoint a proxy to attend and vote on such stockholder’s behalf. Such proxy need not be a holder of shares of FAII Common Stock.

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YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF FAII COMMON STOCK OWN. Whether or not you plan to attend the FAII Special Meeting virtually, please complete, sign, date and mail the enclosed proxy card in the postage-paid envelope provided at your earliest convenience. You may also submit a proxy by telephone or via the Internet by following the instructions printed on your proxy card. If you hold your shares through a broker, bank or other nominee, you should direct the vote of your shares in accordance with the voting instruction form received from your broker, bank or other nominee.

The FAII Board has unanimously approved the Merger Agreement and the transactions contemplated thereby and recommends that you vote “FOR” the Business Combination Proposal, “FOR” the NYSE Issuance Proposal, “FOR” the Charter Amendment Proposal, “FOR” the Governance Proposal, “FOR” the Director Election Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal.

If you have any questions regarding the accompanying proxy statement, you may contact D.F. King & Co., Inc., FAII’s proxy solicitor, toll-free at (800) 791-3320 or collect at (212) 269-5550 or email at FAII@dfking.com.

If you plan to attend the FAII Special Meeting virtually, you will be required to take certain actions ahead of the meeting so that you can participate. Please carefully read the sections in the proxy statement regarding attending and voting at the annual meeting to ensure that you comply with these requirements.

BY ORDER OF THE BOARD OF DIRECTORS

Andrew A. McKnight

Chief Executive Officer and Director

            , 2021

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SUMMARY TERM SHEET

This summary term sheet, together with the sections entitled “Questions and Answers” and “Summary” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the FAII Special Meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see “Frequently Used Terms.”

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Fortress Value Acquisition Corp. II, a Delaware corporation, which we refer to as “FAII,” “we,” “us,” or “our,” is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

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There are currently 43,125,000 shares of FAII Common Stock, par value $0.0001 per share, issued and outstanding, consisting of (A) 34,500,000 shares of FAII Class A common stock originally sold as part of FAII’s IPO and (B) 8,625,000 shares of FAII Class F common stock that were initially issued to Sponsor, prior to FAII’s IPO. There are currently no shares of FAII preferred stock issued and outstanding. In addition, we issued 6,900,000 public warrants to purchase FAII Class A common stock (originally sold as part of the public units issued in FAII’s IPO) as part of FAII’s IPO along with 5,933,333 Private Placement Warrants issued to Sponsor in a private placement on August 14, 2020. Pursuant to the Parent Sponsor Letter Agreement, Sponsor has agreed to transfer and surrender for no consideration 2,966,667 of its Private Placement Warrants subject to and immediately prior to the consummation of the Business Combination. Each of the 6,900,000 public warrants (all of which remain outstanding) entitle its holder to purchase one share of FAII Class A common stock at an exercise price of $11.50 per share, to be exercised only for a whole number of shares of FAII Class A common stock. The public warrants will become exercisable upon the earlier to occur of (A) 30 days after the completion of our initial business combination or (B) 12 months from the closing of FAII’s IPO, and they expire five years after the completion of our initial business combination or earlier upon redemption or liquidation. Once the public warrants become exercisable, FAII may redeem the outstanding public warrants at a price of $0.01 per warrant, if the last sale price of FAII Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third trading day before FAII sends the notice of redemption to the warrant holders. The Private Placement Warrants, however, are non-redeemable so long as they are held by Sponsor or its permitted transferees. For more information regarding the public warrants, please see “Description of Securities.”

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The Company is a nationally recognized outpatient physical therapy provider specializing in outpatient rehabilitation and adjacent healthcare services, with 875 clinics (as well as 22 clinics under management service agreements) located in 25 states as of December 31, 2020. The Company operates with a commitment to providing its patients, medical provider partners, payors and employers with evidence-based, patient-centric care. The Company offers a variety of services within its clinics, including physical therapy to treat spine, shoulder, knee and neck injuries or pain; work injury rehabilitation services, including work conditioning and work hardening; hand therapy; and other specialized treatment services. The Company’s team of professionals is dedicated to returning patients to optimal physical health. For more information about the Company, please see the sections entitled “Information About the Company’s Business,” “Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management After the Business Combination.”

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Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the aggregate merger consideration to be received by the Company’s common stockholder and the Company’s preferred stockholders in connection with the Business Combination is expected to be approximately an aggregate of $1.492 billion (assuming the Business Combination closes on June 30, 2021), of which $59 million will constitute cash consideration payable to the Company’s preferred stockholders and the remaining amount of merger consideration will constitute shares of ATI Class A common stock, valued at $10.00 per share, issuable to the Company’s common stockholder and the Company’s preferred stockholders. Assuming the Business Combination closes on June 30, 2021, the stock consideration to be issued to the Company’s common stockholder and the Company’s preferred stockholders as part of the merger consideration will consist of approximately 143,000,000 newly-issued shares of publicly-traded ATI Class A common stock. No fractional shares will be issued in connection with the Business Combination. In lieu thereof, FAII shall pay or cause to be paid cash to each holder who otherwise would have been entitled to receive a fractional share (after aggregating all fractional shares of ATI Class A common stock issuable to such holder). In addition, Wilco Acquisition, LP (the sole holder of common stock of the Company as of the date of the Merger Agreement) will have the contingent right to receive Earnout Shares following the closing. For more information about the merger consideration, please see “The Merger Agreement.”

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In connection with the execution of the Merger Agreement, FAII, the Company, Merger Sub, the Insiders entered into the Parent Sponsor Letter Agreement, which provides, among other things, that (A) the Insiders will vote in favor of the Business Combination and each of the proposals set forth in this proxy statement (and against any alternative business combination except as permitted by the Merger Agreement) at any meeting of FAII stockholders, (B) Sponsor will transfer and surrender 2,966,667 of its Private Placement Warrants to FAII for no consideration subject to and immediately prior to the effective time , (C) the Insiders have waived certain anti-dilution rights set forth in the current charter in connection with the conversion of the Founder Shares to unvested shares of ATI Class A common stock at the time of the Business Combination, (D) the Insiders have agreed to waive any redemption rights they have with respect to the Founder Shares in connection with the closing and (E) the Founder Shares (and shares of ATI Class A common stock issued or issuable upon the conversion of the Founder Shares) will be unvested and subject to a vesting schedule as set forth in the Parent Sponsor Letter Agreement. For more information about the Parent Sponsor Letter Agreement, please see “Related Agreements—Parent Sponsor Letter Agreement.”

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In connection with the execution of the Merger Agreement, FAII and certain holders of Company stock affiliated with Advent International Corporation (“Advent”) entered into the Stockholders Agreement, pursuant to which, among other things, Advent is entitled to designate for nomination to the ATI Board (A) five directors if Advent holds equal to or greater than 50% of the outstanding shares of ATI Class A common stock, (B) four directors if Advent holds less than 50% but equal to or greater than 38% of the outstanding shares of ATI Class A common stock, (C) three directors if Advent holds less than 38% but equal to or greater than 26% of the outstanding shares of ATI Class A common stock, (D) two directors if Advent holds less than 26% but equal to or greater than 13% of the outstanding shares of ATI Class A common stock and (E) one director if Advent holds less than 13% but equal to or greater than 5% of the outstanding shares of ATI Class A common stock. For more information about the Stockholders Agreement, please see “Related Agreements—Stockholders Agreement.”

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It is anticipated that, upon consummation of the Business Combination (excluding Vesting Shares): (A) existing FAII public stockholders will own approximately 16.6% of the issued and outstanding ATI Class A common stock; (B) the Sponsor will own approximately 3.61% of the issued and outstanding ATI Class A common stock (reflecting the 7,500,000 shares purchased by the Sponsor as part of the PIPE Investment); (C) the current Company stockholders will own approximately 69% of the issued and outstanding ATI Class A common stock; and (D) the PIPE Investors will own approximately 10.81% of the issued and outstanding ATI Class A common stock (excluding the 7,500,000 shares purchased by the Sponsor as part of the PIPE Investment). The ownership percentages of ATI following the Business Combination assume no redemptions by the existing FAII public stockholders and exclude the impact of 8,625,000 Founder Shares and public warrants, and assume that approximately 207.7 million shares of ATI Class A common stock will be outstanding after the consummation of the Business Combination (excluding Vesting Shares). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership of FAII’s existing stockholders in ATI will be different. For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Proposal No. 6—The Incentive Plan Proposal.”

•

The PIPE Investors have agreed to purchase in the aggregate approximately 30,000,000 shares of FAII Class A common stock, for aggregate gross proceeds of $300 million, pursuant to the Subscription Agreements. In this proxy statement, we assume that the gross proceeds from the Subscription Agreements, in addition to funds from the Trust Account (plus any interest accrued thereon), will be used to fund the cash consideration payable pursuant to the Merger Agreement, the repayment of approximately $541 million (assuming the Business Combination closes on June 30, 2021) of the Company’s existing indebtedness totaling approximately $1,009 million as of March 31, 2021 and the payment of transaction expenses estimated to total approximately $59 million.

•

Our management and the FAII Board considered various factors in determining whether to approve the Merger Agreement and the transactions contemplated thereby, including the Business Combination, including the strength of the Company’s brand, the Company’s growth prospects, the Company’s established infrastructure and the Company’s experienced and proven management team. For more information about our decision-making process, see “The Business Combination—Recommendation of the FAII Board and Reasons for the Business Combination.”

•

Pursuant to our current charter, in connection with the Business Combination, holders of FAII public shares may elect to have their FAII Class A common stock redeemed for cash at the applicable redemption price per share calculated in accordance with our current charter. As of April 12, 2021, the redemption price would have been approximately $10.00 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of FAII Class A common stock for cash and will no longer own shares of FAII and will not participate in the future growth of the ATI, if any. Such holders will be entitled to receive cash for its public shares only if it properly demands redemption and delivers their shares (either physically or electronically) to FAII’s transfer agent, Continental Stock Transfer & Trust Company (the “transfer agent”), at least two business days prior to the FAII Special Meeting.

•

In addition to voting on the proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Business Combination, at the FAII Special Meeting, the stockholders of FAII will be asked to vote on:

•

a proposal for purposes of complying with applicable provisions of Rule 312.03 of the NYSE Listed Company Manual, to approve (i) the issuance of more than 20% of FAII’s currently issued and outstanding FAII Common Stock in connection with the Business Combination, (ii) the issuance of more than 1% of FAII’s currently issued and outstanding FAII Common Stock to a Related Party (as defined in Rule 312.03 of the NYSE Listed Company Manual) in connection with the Business Combination and (iii) the issuance of a number of shares of FAII Class A common stock that will result in a change of control of FAII (pursuant to Rule 312.03(d) of the NYSE Listed Company Manual) in connection with the Business Combination the “NYSE Issuance Proposal” or “Proposal No. 2”);

•	a proposal to adopt the proposed charter in the form attached hereto as Annex B (the “Charter Amendment Proposal” or “Proposal No. 3”);

•

a separate proposal with respect to certain governance provisions in the proposed charter, which is being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis (the “Governance Proposal” or “Proposal No. 4”);

•

a proposal to elect eight directors to serve on the FAII Board until the earlier of the closing and the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal (the “Director Election Proposal” or “Proposal No. 5”);

•

a proposal to approve the Incentive Plan and the material terms thereunder, including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal” or “Proposal No. 6”); and

•

a proposal to adjourn the FAII Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or for any other reason permitted by the Merger Agreement in connection with, the approval of the foregoing proposals (the “Adjournment Proposal” or “Proposal No. 7”).

Please see the sections entitled “Proposal No. 1—The Business Combination Proposal,” “Proposal No. 2—The NYSE Issuance Proposal,” “Proposal No. 3—The Charter Amendment Proposal,” “Proposal No. 4—The Governance Proposal,” “Proposal No. 5—The Director Election Proposal,” “Proposal No. 6—The Incentive Plan Proposal,” and “Proposal No. 7—The Adjournment Proposal.” The Business Combination is conditioned on the approval of the Business Combination Proposal, the NYSE Issuance Proposal and the Charter Amendment Proposal at the FAII Special Meeting. Each of the proposals other than the Business Combination Proposal, the NYSE Issuance Proposal and the Charter Amendment Proposal is conditioned on the approval of the Business Combination Proposal, the NYSE Issuance Proposal and the Charter Amendment Proposal, other than the Governance Proposal and the Adjournment Proposal, which are not conditioned on the approval of any other proposal set forth in this proxy statement.

•

Upon the closing, and subject to the adoption of the proposed charter, our Board anticipates that its size will remain at eight directors, with each Class I director having a term that expires at ATI’s annual meeting of stockholders in 2022, each Class II director having a term that expires at ATI’s annual meeting of stockholders in 2023 and each Class III director having a term that expires at ATI’s annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. Please see the sections entitled “Proposal No. 5—The Director Election Proposal” and “Management After the Business Combination” for additional information.

•

Unless waived by the parties to the Merger Agreement, and subject to applicable law, the closing is subject to a number of conditions set forth in the Merger Agreement including, among others, expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), receipt of FAII stockholder approval contemplated by this proxy statement and the availability of minimum cash amounts at closing. For more information about the closing conditions to the Business Combination, please see “The Merger Agreement—Conditions to the Business Combination.”

•

The Merger Agreement may be terminated at any time prior to the closing upon agreement of the parties thereto, or by FAII or the Company in specified circumstances. For more information about the termination rights under the Merger Agreement, please see “The Merger Agreement—Termination.”

•	The proposed Business Combination involves numerous risks. For more information about these risks, please see “Risk Factors.”

In considering the recommendation of the FAII Board to vote for the proposals presented at the FAII Special Meeting, including the Business Combination Proposal, you should be aware that aside from their interests as stockholders, certain of FAII’s executive officers and directors have interests in the Business Combination that may be different from, or in addition to, the interests of FAII’s stockholders. The members of the FAII Board were aware of and considered these interests, among other matters, when they approved the Merger Agreement and recommended that FAII stockholders approve the proposals required to effect the Business Combination. In considering the recommendation of the FAII Board to vote in favor of approval of the Business Combination Proposal, the NYSE Issuance Proposal, the Charter Amendment Proposal and the other proposals, FAII stockholders should keep in mind that certain members of the board of directors and executive officers of FAII and the Sponsor, including the Insiders, have interests in such proposals that may be different from, or in addition to, those of FAII stockholders generally. In particular:

•

Various investment funds managed by affiliates of the Sponsor (the “Fortress Credit Funds”) are currently lenders pursuant to the First Lien Credit Agreement, and as of December 31, 2020, those Fortress Credit Funds held approximately $5,996,614 (or 0.765%) of the outstanding indebtedness under the First Lien Credit Agreement. While certain officers and directors of FAII that are affiliated with Fortress Investment Group LLC (“Fortress”) have the right to receive distributions of profit made by the Fortress Credit Funds that are lenders under the First Lien Credit Agreement, the First Lien Credit Agreement loans held by the Fortress Credit Funds represent less than 0.1% of the assets under management of the Fortress Credit Funds participating in the First Lien Credit Agreement, and any profit distributions related to the First Lien Credit Agreement would be de minimis and immaterial to the FAII officers and directors receiving such profit distributions. Similarly, certain officers and directors of FAII that are affiliated with Fortress have the right to receive distributions of profit from the Fortress Credit Funds that are participating in the PIPE Investment and that, upon closing, will own the Founder Shares and Private Placement Warrants. The PIPE Investment is anticipated to represent approximately 1% of the available capital of the participating Fortress Credit Funds, and while difficult to predict, distributions of profit to FAII officers and directors that have the right to participate in the profits of such Fortress Credit Funds are anticipated to represent a similar amount (approximately 1%) of the total profits distributed by such Fortress Credit Funds.

•

In connection with the PIPE Investment, which is conditioned upon the consummation of the Business Combination, the Sponsor agreed to purchase 7,500,000 shares of FAII Class A common stock at $10.00 per share for an aggregate purchase price of $75 million. While the per share subscription price for the FAII Class A common stock to be purchased by the Sponsor in connection with the PIPE Investment is $10.00, the implied price per share of the Sponsor’s overall holdings in ATI will be lower based on the purchase price paid by the Sponsor for the Founder Shares and the Private Placement Warrants (as described in the two immediately succeeding paragraphs below). The Sponsor currently holds a controlling stake in FAII, and will participate in the PIPE Investment and receive ATI Class A common stock subject to certain vesting restrictions set forth in the Parent Sponsor Letter Agreement in connection with the Business Combination (the “Vesting Shares”).

•

The Vesting Shares will vest as follows: (i) 33.33% of the Vesting Shares shall vest at such time as a $12.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination; (ii) 33.33% of the Vesting Shares shall vest at such time as a $14.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination and (iii) 33.34% of the Vesting Shares shall vest at such time as a $16.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination. As used in this proxy statement, the applicable “Common Share Price” will be considered achieved only when the VWAP equals or exceeds the applicable threshold for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination. In the event that there is an agreement with respect to the sale or other change of control of ATI entered into after the closing and before the date that is ten years after the closing, then immediately prior to the consummating of the change of control, all Vesting Shares that were eligible to vest and remain unvested, if any, will vest on the day immediately preceding the closing of such change of control.

•

If the Business Combination or another business combination is not consummated by August 14, 2022, FAII will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and the FAII Board, dissolving and liquidating. In such event, the 8,625,000 Founder Shares held by the Insiders, which were acquired for an aggregate purchase price of $25,000 by Sponsor prior to FAII’s IPO, would be worthless because the holders are not entitled to participate in any redemption or distribution with respect to such shares. Such Founder Shares, if valued based on the closing price of $         per share of FAII Class A common stock on the NYSE on             , 2021, would be valued at approximately $            (after giving effect to the conversion of such Founder Shares into shares of ATI Class A common stock). Pursuant to the Parent Sponsor Letter Agreement, the Insiders agreed that, as of the consummation of the Business Combination, all of the Vesting Shares shall be unvested and shall be subject to certain vesting and forfeiture provisions as further described in this proxy statement.

•

In exchange for serving on the FAII Board, each of FAII’s independent directors, Mr. Hood, Mr. Policy, Ms. Russak-Aminoach and Mr. Gulati, received a nominal economic interest through the purchase from Sponsor of 25,000 Founder Shares at their original purchase price of $0.003 per share and subject to certain vesting and forfeiture provisions whereby 33.33%, 33.33% and 33.34% of such Founder Shares shall vest at such time that the Common Share Price equals or exceeds $12.00, $14.00 and $16.00 per share, respectively, on or before the date that is ten years after the consummation of the Business Combination. Such Founder Shares, if valued based on the closing price of $             per share of FAII Class A common stock on the NYSE on                     , 2021, would be valued at approximately $             (after giving effect to the conversion of such Founder Shares into shares of ATI Class A common stock). If FAII fails to complete a business combination by August 14, 2022, these Founder Shares will become worthless. As a result, FAII’s independent directors may have a conflict of interest in determining whether a particular business is an appropriate business with which to effectuate FAII’s initial business combination. The FAII Board took into consideration the potential for such a conflict of interest to arise and believes any potential conflict to be adequately mitigated through the vesting provision’s requirement of price appreciation over a vesting period of ten years.

•	The Sponsor purchased an aggregate of 5,933,333 Private Placement Warrants from FAII for an aggregate purchase price of $8,900,000 (or $1.50 per warrant). These purchases took place on a private placement basis simultaneously with the consummation of FAII’s IPO. A portion of the proceeds FAII received from these purchases was placed in the Trust Account. Pursuant to the Parent Sponsor Letter Agreement, the Sponsor has agreed to transfer and surrender 2,966,667 Private Placement Warrants immediately prior to the effective time, which warrants will be cancelled and no longer outstanding. The 5,933,333 Private Placement Warrants, if valued based on the closing price of $ per public warrant on the NYSE on , 2021, would be valued at approximately $ , but may expire and become worthless if FAII fails to complete a business combination by August 14, 2022.

•

Mr. McKnight is expected to become a member of the ATI Board upon consummation of the Business Combination. As such, in the future, Mr. McKnight may receive cash fees, stock options or stock awards that the ATI Board determines to pay its non-executive directors.

•

If FAII is unable to complete a business combination within the required time period, the Sponsor may be liable to FAII under certain circumstances described herein to ensure that the proceeds in the Trust Account are not reduced by any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement.

•	Following the consummation of a business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company.

•	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

•

The FAII Board is not comprised of a majority of independent directors, and the Insiders, who hold a controlling interest in FAII until consummation of our initial business combination, control the composition of the FAII Board until consummation of our initial business combination.

•	The Insiders have agreed not to redeem any of the outstanding Founder Shares in connection with the Business Combination Proposal.

•	The Insiders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares.

•	The Insiders have also agreed to waive their right to a conversion price adjustment with respect to their Founder Shares in connection with the consummation of the Business Combination.

•

As of the closing of the Business Combination, FAII will enter into the A&R RRA with the A&R RRA Parties, which provides for certain demand, piggy-back and shelf registration rights to the A&R RRA Parties and their permitted transferees. The A&R RRA Parties include the following directors and officers of FAII: Joshua Pack, Andrew McKnight, Daniel Bass, Micah Kaplan, Alexander Gillette, Marc Furstein, Leslee Cowen, Aaron Hood, Carmen Policy, Rakefet Russak-Aminoach, and Sunil Gulati.

•

If the Business Combination is not consummated, FAII will have to pay certain expenses related to the Business Combination, which may impede its ability to consummate a transaction with another acquisition target.

•

If FAII consummates the Business Combination, any amounts outstanding under any loan made by the Sponsor to FAII will be repayable in cash, and if FAII fails to complete a business combination there may be insufficient assets outside the Trust Account to satisfy such loan.

•

Starting August 2020 and through the completion of the initial business combination or liquidation, FAII has paid and will continue to pay a monthly fee of $20,000 for office space and related support services to an affiliate of the Sponsor.

•

As described in Proposal No. 3, the current charter will be amended to exclude Advent and any Exempt Transferee (as defined in the proposed charter) and their respective affiliates or successors or any “group,” or any member of any such group, to which such persons are a party from the definition of “interested stockholder,” and to make certain related changes.

•

If the Trust Account is liquidated, including in the event FAII is unable to complete an initial business combination within the required time period, Sponsor has agreed to indemnify FAII to ensure that proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which FAII has discussed entering into a transaction agreement or any third party (other than FAII’s independent auditors) for services rendered or products sold to FAII, but only if such third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

FREQUENTLY USED TERMS

As used in this proxy statement, unless otherwise noted or the context otherwise requires:

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“A&R RRA” means that certain Amended and Restated Registration Rights Agreement, substantially in the form attached hereto as Annex D, to be entered into at the closing of the Business Combination, by and among FAII, the Insiders and the other parties that will be signatory thereto.

•	“A&R RRA Parties” means FAII, the Insiders and the other parties that will be signatory to the A&R RRA.

•

“Amended and Restated Bylaws” means those certain Amended and Restated Bylaws of ATI Physical Therapy, Inc., substantially in the form attached hereto as Annex C, to be adopted at the closing of the business combination.

•	“ATI” means ATI Physical Therapy, Inc. (f/k/a Fortress Value Acquisition Corp. II) and its consolidated subsidiaries, after giving effect to the Business Combination.

•	“ATI Board” means the board of directors of ATI Physical Therapy, Inc.

•	“ATI Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of ATI Physical Therapy, Inc.

•	“Business Combination” refers to the transactions contemplated by the Merger Agreement.

•	“closing” means the closing of the transactions contemplated by the Merger Agreement.

•	“closing date” means the date on which the closing of the transactions contemplated by the Merger Agreement occurs.

•	“Company” means Wilco Holdco, Inc., a Delaware corporation.

•	“Company Board” means the board of directors of the Company.

•	“current charter” means the current amended and restated certificate of incorporation of FAII.

•	“effective time” means the effective time of the Merger.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•	“FAII” means Fortress Value Acquisition Corp. II, a Delaware corporation.

•	“FAII Board” means the board of directors of FAII.

•	“FAII Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of FAII.

•	“FAII Class F common stock” means the shares of Class F common stock, par value $0.0001 per share, of FAII.

•	“FAII Common Stock” means the shares of common stock, par value $0.0001 per share, of FAII, consisting of FAII Class A common stock and FAII Class F common stock.

•	“FAII Special Meeting” means the virtual special meeting in lieu of 2021 annual meeting of FAII’s stockholders that is the subject of this proxy statement.

•

“FAII’s IPO” means FAII’s initial public offering, consummated on August 14, 2020, through the sale of 34,500,000 units (including 4,500,000 units sold pursuant to the underwriters’ exercise of their over-allotment option) at $10.00 per unit.

•

“FAII units” means one share of FAII Class A common stock and one-fifth of one redeemable public warrant of FAII, whereby each public warrant entitles the holder thereof to purchase one share of FAII Class A common stock at an exercise price of $11.50 per share of FAII Class A common stock, sold in FAII’s IPO.

•	“Founder Shares” means shares of FAII Class F common stock initially purchased by the Insiders whether or not converted into shares of FAII Class A common stock.

•	“Insiders” means holders of Founder Shares prior to FAII’s IPO, including the Sponsor.

•	“Merger” means the merger of Merger Sub with and into the Company, with the Company being the surviving corporation pursuant to the terms of the Merger Agreement.

•	“Merger Agreement” means that certain Agreement and Plan of Merger, dated February 21, 2021, by and among FAII, Merger Sub and the Company.

•	“Merger Sub” means FVAC Merger Corp. II, a Delaware corporation and a direct, wholly-owned subsidiary of FAII.

•	“NYSE” means the New York Stock Exchange.

•

“Parent Sponsor Letter Agreement” means that certain amended and restated letter agreement dated February 21, 2021, by and among FAII, the Company and the Insiders, a copy of which is attached hereto as Annex E, as it may be amended and/or restated from time to time.

•

“PIPE Investors” means the Sponsor and certain other investors who entered into Subscription Agreements with FAII (together with any permitted assigns under the Subscription Agreements) in connection with the Business Combination.

•

“proposed charter” means the proposed second amended and restated certificate of incorporation of FAII, which is attached hereto as Annex B, which will become ATI’s certificate of incorporation subject to the approval of the Charter Amendment Proposal, assuming the consummation of the Business Combination.

•	“public warrants” means the warrants included in the public units issued in FAII’s IPO, each of which is exercisable for one share of FAII Class A common stock, in accordance with its terms.

•	“SEC” means the United States Securities and Exchange Commission.

•	“Securities Act” means the Securities Act of 1933, as amended.

•	“Sponsor” means Fortress Acquisition Sponsor II LLC, a Delaware limited liability company.

•	“Stockholders Agreement” means that certain Stockholders Agreement, dated as of February 21, 2021, by and among FAII and certain stockholders of the Company.

•	“Subscription Agreements” means those certain Subscription Agreements, each dated as of February 21, 2021, by and between FAII and each of the PIPE Investors.

Unless specified otherwise, amounts in this proxy statement are presented in United States (“U.S.”) dollars.

Defined terms in the financial statements contained in this proxy statement have the meanings ascribed to them in the financial statements.

QUESTIONS AND ANSWERS

The following are answers to certain questions that you may have regarding the Business Combination and the FAII Special Meeting. We urge you to carefully read the remainder of this proxy statement because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the annexes to this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION

Q:	WHAT IS THE BUSINESS COMBINATION?

A:

FAII, FVAC Merger Corp. II, a Delaware corporation and a direct, wholly-owned subsidiary of FAII (“Merger Sub”), and Wilco Holdco, Inc., a Delaware corporation (the “Company”), have entered into an Agreement and Plan of Merger, dated as of February 21, 2021 (as may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company being the surviving corporation (such merger, the “Merger,” and together with the other transactions and ancillary agreements contemplated by the Merger Agreement, the “Business Combination”). As a result of the Business Combination, the Company will become a direct, wholly-owned subsidiary of FAII.

FAII will hold the FAII Special Meeting to, among other things, obtain the approvals required for the Business Combination, and you are receiving this proxy statement in connection with such FAII Special Meeting. See “The Merger Agreement.” In addition, a copy of the Merger Agreement is attached to this proxy statement as Annex A. We urge you to carefully read this proxy statement and the Merger Agreement in their entirety.

Q:	WHY AM I RECEIVING THIS DOCUMENT?

A:

FAII is sending this proxy statement to the FAII stockholders to help them decide how to vote their shares of FAII Common Stock with respect to the matters to be considered at the FAII Special Meeting.

The Business Combination cannot be completed unless the FAII stockholders approve the Business Combination Proposal, the NYSE Issuance Proposal and the Charter Amendment Proposal as set forth in this proxy statement for their approval.

This document constitutes a proxy statement because the FAII Board is soliciting proxies using this proxy statement from the FAII stockholders.

Q:	WHEN WILL THE BUSINESS COMBINATION BE COMPLETED?

A:

The parties currently expect that the Business Combination will be completed during the second quarter of 2021. However, neither FAII nor the Company can assure you of when or if the Business Combination will be completed and it is possible that factors outside of the control of FAII and the Company could result in the Business Combination being completed at a different time or not at all. FAII must first obtain the approval of FAII stockholders for the Business Combination Proposal, the NYSE Issuance Proposal and the Charter Amendment Proposal, and FAII and the Company must also comply with the applicable requirements of the HSR Act and satisfy other closing conditions. See “The Merger Agreement—Conditions to the Business Combination.”

Q:	WHAT EFFECT WILL THE BUSINESS COMBINATION HAVE ON THE SPONSOR’S INVESTMENT IN FAII?

A:

The Insiders each have agreed to (i) vote all of their shares of FAII Common Stock in favor of the Business Combination and each of the other proposals set forth in this proxy statement, (ii) vote all of their FAII

Common Stock against certain other actions, including any action expected to result in a breach of the Merger Agreement or any alternative business combination and (iii) certain restrictions on their FAII Common Stock, including (x) to not redeem or tender any of their FAII Common Stock in connection with any such vote or in connection with any vote to amend FAII’s current charter and (y) to not transfer any FAII Class F common stock (or shares of FAII Class A common stock issuable upon conversion thereof) or Private Placement Warrants for certain “lock-up” periods, in each case, upon the terms and subject to the conditions set forth in the Parent Sponsor Letter Agreement.

The Insiders further agreed that, as of the consummation of the Business Combination, all of the Vesting Shares shall be unvested and shall be subject to certain vesting and forfeiture provisions, as follows: (i) 33.33% of the Vesting Shares beneficially owned by Insiders shall vest at such time as a $12.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination, (ii) 33.33% of the Vesting Shares beneficially owned by Insiders shall vest at such time as a $14.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination and (iii) 33.34% of the Vesting Shares beneficially owned by Insiders shall vest at such time as a $16.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination. As used in this proxy statement, the applicable “Common Share Price” will be considered achieved only when the VWAP equals or exceeds the applicable threshold for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination.

Pursuant to the Parent Sponsor Letter Agreement, the Sponsor also agreed, subject to, and conditioned upon the closing of the Business Combination, immediately prior to the effective time, to transfer and surrender 2,966,667 Private Placement Warrants, resulting in such warrants being cancelled and no longer outstanding.

Q:	WHAT WILL THE COMPANY STOCKHOLDERS RECEIVE IN THE BUSINESS COMBINATION?

A:

Each share of Company common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive (A) a number of shares of ATI Class A common stock equal to (1) $1,303,000,000 divided by (2) the number of shares of Company common stock outstanding as of immediately prior to the effective time and (B) the contingent right to receive Earnout Shares that may be issued in accordance with the terms of the Merger Agreement.

Each share of Company preferred stock issued and outstanding immediately prior to the effective time will be converted into the right to receive (A) an amount in cash equal to (1) $59,000,000 divided by (2) the number of shares of Company preferred stock outstanding as of immediately prior to the effective time and (B) a number of shares of ATI Class A common stock equal in value to (i) the product of (a) (x) the aggregate Liquidation Amount (as defined in the Company’s current charter) as of the closing date with respect to the Company preferred stock (after reducing such Liquidation Amount by $59,000,000) (the “Preferred Stock Adjusted Base”) plus (y) an aggregate accrued amount, calculated based on the Preferred Stock Adjusted Base, at the Dividend Rate (as defined in the Company’s current charter) from the closing date through the date that is 180 days from the closing date, multiplied by (b) 1.05, divided by (ii) the number of shares of Company preferred stock outstanding as of immediately prior to the effective time.

No fractional shares will be issued in connection with the Business Combination. In lieu thereof, FAII shall pay or cause to be paid cash to each holder who otherwise would have been entitled to receive a fractional share.

Wilco Acquisition, LP (the sole holder of Company common stock as of the date of the Merger Agreement) or its designees will also have the contingent right to receive shares of ATI Class A common stock (the “Earnout Shares”), after the closing of the Business Combination and on or before the date that is ten years after the consummation of the Business Combination, if the VWAP of ATI Class A common stock exceeds certain thresholds. In the event the VWAP of ATI Class A common stock is greater than (i) $12.00 for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination, there shall be a one-time issuance of 5,000,000 shares of ATI Class A common stock, (ii) $14.00 for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination, there shall be a one-time issuance of 5,000,000 shares of ATI Class A common stock and (iii) $16.00 for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination, there shall be a one-time issuance of 5,000,000 shares of ATI Class A common stock. The number of Earnout Shares issued shall be equitably adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting ATI Class A common stock.

See “The Merger Agreement—Merger Consideration.”

Q:	WILL THE MANAGEMENT OF THE COMPANY CHANGE UPON THE CONSUMMATION OF THE BUSINESS COMBINATION?

A:

The current executive officers of the Company set forth in “Management of the Company” are expected to remain the executive officers of ATI upon consummation of the Business Combination. For biographical information concerning such executive officers, see “Management of the Company.”

QUESTIONS AND ANSWERS ABOUT THE FAII SPECIAL MEETING

Q:	WHAT AM I BEING ASKED TO VOTE ON?

A:	FAII stockholders are being asked to vote on the following proposals:

1.	the Business Combination Proposal;

2.	the NYSE Issuance Proposal;

3.	the Charter Amendment Proposal;

4.	the Governance Proposal;

5.	the Director Election Proposal;

6.	the Incentive Plan Proposal; and

7.	the Adjournment Proposal.

Q:	WHY IS FAII PROPOSING THE BUSINESS COMBINATION?

A:

FAII was organized to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities (collectively, a “business combination”). On August 14, 2020, FAII completed its initial public offering, generating gross proceeds of $345,000,000. Since FAII’s IPO, FAII’s activity has been limited to the evaluation of business combination candidates.

The Company is a nationally recognized outpatient physical therapy provider specializing in outpatient rehabilitation and adjacent healthcare services, with 875 clinics (as well as 22 clinics under management service agreements) located in 25 states as of December 31, 2020.

Based on its due diligence investigation of the Company and the industry in which it operates, including the financial and other information provided by the Company in the course of their negotiations in connection with the Merger Agreement, FAII believes the Company is well-positioned in its industry for growth, has established infrastructure, and possesses a strong management team of which the senior management intends to remain with ATI in the capacity of officers and/or directors. As a result, FAII believes that the Business Combination will provide FAII stockholders with an opportunity to participate in the ownership of a company with significant growth potential. See “The Business Combination—Recommendation of the FAII Board and Reasons for the Business Combination.”

Q:	DID THE FAII BOARD OBTAIN A THIRD-PARTY VALUATION OR FAIRNESS OPINION IN DETERMINING WHETHER OR NOT TO PROCEED WITH THE BUSINESS COMBINATION?

A:

The FAII Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. FAII’s officers, directors and advisors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of FAII’s financial advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination. In addition, FAII’s officers, directors and advisors have substantial experience with mergers and acquisitions.

Q:	DO I HAVE REDEMPTION RIGHTS?

A:

If you are a holder of public shares, you have the right to demand that FAII redeem such shares for a pro rata portion of the cash held in the Trust Account, which holds the proceeds of FAII’s IPO, as of two business days prior to the consummation of the transactions contemplated by the Business Combination Proposal (including interest earned on the funds held in the Trust Account and not previously released to FAII to pay taxes) upon the closing of the Business Combination (such rights, “redemption rights”). Public stockholders may elect to redeem their public shares whether they vote for or against, or whether they abstain from voting on, the Business Combination.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption with respect to more than 15% of the public shares. Accordingly, all public shares in excess of 15% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed.

Under FAII’s current charter, the Business Combination may be consummated only if FAII has at least $5,000,001 of net tangible assets after giving effect to all holders of public shares that properly demand redemption of their public shares for cash. Additionally, neither FAII nor the Company will be required to consummate the Business Combination if the Minimum Cash Condition is not satisfied or waived by the Company and FAII.

Q:	WILL HOW I VOTE AFFECT MY ABILITY TO EXERCISE REDEMPTION RIGHTS?

A:

No. You may exercise your redemption rights whether you vote your public shares for or against, or whether you abstain from voting on, the Business Combination Proposal or any other proposal described in this proxy statement. As a result, the Business Combination Proposal can be approved by stockholders who will redeem their public shares and no longer remain stockholders and the Business Combination may be consummated even though the funds available from the Trust Account and the number of public stockholders are substantially reduced as a result of redemptions by public stockholders. However, neither FAII nor the Company will be required to consummate the Business Combination if the Minimum Cash Condition is not satisfied or waived. Also, with fewer public shares and public stockholders, the trading market for ATI Class A common stock following the Business Combination may be less liquid than the market for FAII Class A common stock prior to the Business Combination and ATI may not be able to meet the listing standards of the NYSE.

Q:	HOW DO I EXERCISE MY REDEMPTION RIGHTS?

A:

If you are a holder of public shares and wish to exercise your redemption rights, you must demand that FAII redeem your public shares for cash no later than the second business day preceding the FAII Special Meeting by delivering your stock to FAII’s transfer agent physically or electronically using Depository

Trust Company’s (“DTC”) Deposit / Withdrawal At Custodian (“DWAC”). Any holder of public shares will be entitled to demand that such holder’s public shares be redeemed for a full pro rata portion of the amount then in the Trust Account (which, for illustrative purposes, was approximately $ million, or $10.00 per share, as of , 2021, the record date). Such amount, including interest earned on the funds held in the Trust Account and not previously released to pay its taxes, will be paid promptly upon consummation of the Business Combination. However, under Delaware law, the proceeds held in the Trust Account could be subject to claims which could take priority over those of FAII’s public stockholders exercising redemption rights, regardless of whether such holders vote for or against the Business Combination Proposal. Therefore, the per-share distribution from the Trust Account in such a situation may be less than originally anticipated due to such claims. Your vote on any proposal other than the Business Combination Proposal will have no impact on the amount you will receive upon exercise of your redemption rights.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the time the vote is taken with respect to the Business Combination Proposal at the FAII Special Meeting. If you deliver your public shares for redemption to FAII’s transfer agent and later decide prior to the FAII Special Meeting not to elect redemption, you may request that FAII’s transfer agent return the shares (physically or electronically). You may elect to redeem your public shares whether you vote for or against, or whether you abstain from voting on, the Business Combination.

Any corrected or changed proxy card or written demand of redemption rights must be received by FAII’s transfer agent prior to the vote taken on the Business Combination Proposal at the FAII Special Meeting. No demand for redemption will be honored unless the holder’s stock has been delivered (either physically or electronically) to FAII’s transfer agent.

If a holder of public shares properly makes a request for redemption and the public shares are delivered as described to FAII’s transfer agent as described herein, then, if the Business Combination is consummated, FAII will redeem these public shares for a pro rata portion of funds deposited in the Trust Account. If you exercise your redemption rights, then you will be exchanging your public shares for cash.

For a discussion of the U.S. federal income tax considerations of an exercise of redemption rights, see “U.S. Federal Income Tax Considerations for Stockholders Exercising Redemption Rights.”

Q:	WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF EXERCISING MY REDEMPTION RIGHTS?

A:

The tax consequences of a redemption will depend on each stockholder’s particular facts and circumstances, and each stockholder is urged to consult its tax advisor with respect to such consequences. We expect that a stockholder that exercises its redemption rights to receive cash in exchange for its FAII Class A common stock will generally be treated as selling such shares, resulting in the recognition of capital gain or capital loss. However, depending on the amount of stock of FAII that a shareholder owns or is deemed to own (including through the ownership of FAII warrants), there may be certain circumstances in which the redemption is treated as a distribution for U.S. federal income tax purposes, which would result in different tax consequences. For a more complete discussion of the U.S. federal income tax considerations of an exercise of redemption rights, see “U.S. Federal Income Tax Considerations for Stockholders Exercising Redemption Rights.”

Q:	WHAT HAPPENS TO THE FUNDS DEPOSITED IN THE TRUST ACCOUNT AFTER CONSUMMATION OF THE BUSINESS COMBINATION?

A:

The net proceeds of FAII’s IPO, together with funds raised from the private sale of an aggregate of 5,933,333 Private Placement Warrants simultaneously with the consummation of FAII’s IPO, was placed in the Trust Account immediately following FAII’s IPO. After consummation of the Business Combination, the funds in the Trust Account will be used to pay holders of the public shares who exercise redemption rights, to pay fees and expenses incurred in connection with the Business Combination (including aggregate fees of approximately $12.075 million as deferred underwriting commissions related to FAII’s IPO) and for ATI’s working capital and general corporate purposes, including to pay down a portion of the Company’s debt.

Q:	WHAT HAPPENS IF THE BUSINESS COMBINATION IS NOT CONSUMMATED?

A:

If FAII does not complete the Business Combination for any reason, FAII would search for another target business with which to complete a business combination. If FAII does not complete the Business Combination or acquire another target business by August 14, 2022, FAII must: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of its public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of FAII’s remaining stockholders and the FAII Board, dissolve and liquidate, subject in each case to FAII’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the FAII warrants, which will expire worthless if it fails to complete its initial business combination within the 24-month time period.

Q:	HOW DO THE INSIDERS INTEND TO VOTE ON THE PROPOSALS?

A:

The Insiders own of record and are entitled to vote an aggregate of approximately 20% of the outstanding shares of FAII Common Stock. The Insiders have agreed to vote any Founder Shares, and any public shares held by them as of the record date, in favor of each of the proposals set forth in this proxy statement. See “Related Agreements—Parent Sponsor Letter Agreement.”

Q:	WHAT CONSTITUTES A QUORUM AT THE FAII SPECIAL MEETING?

A:

A quorum of FAII’s stockholders is necessary to hold a valid meeting. A quorum will be present at the FAII Special Meeting if holders of a majority in voting power of FAII Common Stock issued and outstanding and entitled to vote at the FAII Special Meeting is present virtually or represented by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum at the FAII Special Meeting. The holders of the Founder Shares, who currently own approximately 20% of the issued and outstanding shares of FAII Common Stock, will count towards this quorum. Whether or not there is a quorum, the chairman of the FAII Special Meeting has the power to adjourn the FAII Special Meeting, subject to the terms of the Merger Agreement. As of the record date for the FAII Special Meeting,             shares of FAII Common Stock would be required to achieve a quorum.

Q:	WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL AT THE FAII SPECIAL MEETING?

A:

The Business Combination Proposal: The affirmative vote of the holders of a majority of the votes cast by holders of the outstanding shares of FAII Common Stock present virtually at the FAII Special Meeting webcast or represented by proxy, voting together as a single class, is required to approve the Business Combination Proposal. FAII stockholders must approve the Business Combination Proposal in order for the Business Combination to occur. If FAII stockholders fail to approve the Business Combination Proposal, the Business Combination will not occur.

The NYSE Issuance Proposal: The affirmative vote of holders of a majority of the votes cast by holders of the outstanding shares of FAII Common Stock present virtually at the FAII Special Meeting webcast or represented by proxy, voting together as a single class, is required to approve the NYSE Issuance Proposal. If FAII stockholders fail to approve the NYSE Issuance Proposal, the Business Combination will not occur. Notwithstanding the approval of the NYSE Issuance Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the NYSE Issuance Proposal will not be effected.

The Charter Amendment Proposal: The affirmative vote of the holders of a majority of the outstanding shares of FAII Common Stock, voting together as a single class, is required to approve the Charter Amendment Proposal. Notwithstanding the approval of the Charter Amendment Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Charter Amendment Proposal will not be effected.

The Governance Proposal: The affirmative vote of holders of a majority of the votes cast by holders of the outstanding shares of FAII Common Stock present virtually at the FAII Special Meeting webcast or represented by proxy, voting together as a single class, is required to approve the Governance Proposal. Notwithstanding the approval of the Governance Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Governance Proposal will not be effected.

The Director Election Proposal: The affirmative vote (virtually or by proxy) of holders of a plurality of the votes cast by holders of outstanding shares of FAII Class F common stock entitled to vote thereon at the FAII Special Meeting, voting as a single class, is required to approve the Director Election Proposal.

The Incentive Plan Proposal: The affirmative vote of holders of a majority of the votes cast by holders of the outstanding shares of FAII Common Stock present virtually at the FAII Special Meeting webcast or represented by proxy, voting together as a single class, is required to approve the Incentive Plan Proposal. Notwithstanding the approval of the Incentive Plan Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Incentive Plan Proposal will not be effected.

The Adjournment Proposal: The affirmative vote of holders of a majority of the votes cast by holders of the outstanding shares of FAII Common Stock present virtually at the FAII Special Meeting webcast or represented by proxy, voting together as a single class, is required to approve the Adjournment Proposal.

As further discussed in “Related Agreements—Parent Sponsor Letter Agreement,” the Insiders have entered into the Parent Sponsor Letter Agreement, pursuant to which the Insiders have agreed to vote shares of FAII Common Stock held by them, representing approximately 20% of the aggregate voting power of the FAII Common Stock, in favor of each of the proposals set forth in this proxy statement.

Q:	DO ANY OF FAII’S DIRECTORS OR OFFICERS HAVE INTERESTS IN THE BUSINESS COMBINATION THAT MAY DIFFER FROM OR BE IN ADDITION TO THE INTERESTS OF FAII STOCKHOLDERS?

A:

FAII’s executive officers and certain non-employee directors have interests in the Business Combination that may be different from, or in addition to, the interests of FAII stockholders generally. The FAII Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in approving the Merger Agreement and in recommending that the Merger Agreement and the transactions contemplated thereby be approved by the stockholders of FAII. See “The Business Combination—Interests of Directors and Officers of FAII in the Business Combination.”

Q:	WHAT DO I NEED TO DO NOW?

A:

After carefully reading and considering the information contained in this proxy statement, please submit your proxies as soon as possible so that your shares will be represented at the FAII Special Meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by your broker, bank or other nominee if your shares are held in the name of your broker, bank or other nominee.

Q:	HOW DO I VOTE?

A:	If you are a stockholder of record of FAII as of , 2021 (the “FAII record date”) you may submit your proxy before the FAII Special Meeting in any of the following ways, if available:

•	Vote by Mail: by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	Vote by Internet: visit www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on , 2021 (have your proxy card in hand when you visit the website);

•	Vote by Phone: by calling toll-free (within the U.S. or Canada) 1-800-690-6903 (have your proxy card in hand when you call); or

•

Vote at the FAII Special Meeting: by casting your vote at the FAII Special Meeting via the special meeting website. There will not be a physical meeting location. Any stockholder of record as of the FAII record date can attend the FAII Special Meeting webcast by visiting www.virtualshareholdermeeting.com/FAII2021, where such stockholders may vote during the FAII Special Meeting. The FAII Special Meeting starts at          a.m., Eastern Time. We encourage you to allow ample time for online check-in, which will open at          a.m., Eastern Time. Please have your 16-digit control number to join the FAII Special Meeting webcast. Instructions on who can attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/FAII2021.

If your shares are held in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares. Simply complete, sign and date your voting instruction card and return it in the postage-paid envelope provided to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank or other nominee. “Street name” stockholders who wish to vote at the FAII Special Meeting will need the 16-digit control number included on the instructions that accompanied your proxy materials, if applicable, or to obtain a proxy form from your broker, bank or other nominee.

FAII stockholders are encouraged to vote in advance of the FAII Special Meeting.

Q:	WHEN AND WHERE IS THE FAII SPECIAL MEETING?

A:

The FAII Special Meeting will be held exclusively via a live webcast at www.virtualshareholdermeeting.com/FAII2021, on         , 2021 at          a.m., Eastern Time. To participate in the virtual meeting, an FAII stockholder of record will need the 16-digit control number included on their proxy card or instructions that accompanied their proxy materials, if applicable, or to obtain a proxy form from their broker, bank or other nominee. The FAII Special Meeting webcast will begin promptly at          a.m., Eastern Time. FAII stockholders are encouraged to access the FAII Special Meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the technical support number that will be posted on the virtual meeting login page.

Q:	IF MY SHARES ARE HELD IN “STREET NAME” BY A BROKER, BANK OR OTHER NOMINEE, WILL MY BROKER, BANK OR OTHER NOMINEE VOTE MY SHARES FOR ME?

A:

If your shares are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in “street name” by returning a proxy card directly to FAII.

Under the rules of the NYSE, brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not permitted to exercise their voting discretion with respect to the approval of matters that the NYSE determines to be “non-routine” without specific instructions from the beneficial owner. It is expected that all proposals to be voted on at the FAII Special Meeting are “non-routine” matters. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power.

If you are a FAII stockholder holding your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee will not vote your shares on the Business Combination Proposal, the NYSE Issuance Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Plan Proposal or the Adjournment Proposal. Such broker non-votes will have no effect on the vote count for such proposals.

If you are a FAII stockholder holding your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee will not vote your shares on the Charter Amendment Proposal. Such broker non-votes will have the same effect as a vote “AGAINST” the Charter Amendment Proposal.

Q:	WHAT IF I ATTEND THE FAII SPECIAL MEETING VIRTUALLY AND ABSTAIN OR DO NOT VOTE?

A:	For purposes of the FAII Special Meeting, an abstention occurs when a stockholder is present virtually at the FAII Special Meeting webcast and does not vote or returns a proxy with an “abstain” vote.

If you are a FAII stockholder that attends the FAII Special Meeting webcast virtually and fails to vote on the Business Combination Proposal, the NYSE Issuance Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Plan Proposal or the Adjournment Proposal, or if respond to such proposals with an “abstain” vote, your failure to vote or “abstain” vote in each case will have no effect on the vote count for such proposals.

If you are a FAII stockholder that attends the FAII Special Meeting webcast virtually and fails to vote on the Charter Amendment Proposal, or if respond to such proposal with an “abstain” vote, your failure to vote or “abstain” vote in each case will have the same effect as a vote “AGAINST” such Charter Amendment Proposal.

Q:	WHAT WILL HAPPEN IF I RETURN MY PROXY CARD WITHOUT INDICATING HOW TO VOTE?

A:

If you sign and return your proxy card without indicating how to vote on any particular proposal, the FAII stock represented by your proxy will be voted as recommended by the FAII Board with respect to that proposal.

Q:	MAY I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY OR VOTING INSTRUCTION CARD?

A:	Yes. You may change your vote at any time before your proxy is voted at the FAII Special Meeting. You may do this in one of three ways:

•	filing a notice with the corporate secretary of FAII;

•	mailing a new, subsequently dated proxy card; or

•	by attending the FAII Special Meeting webcast and electing to vote your shares electronically.

If you are a stockholder of record of FAII and you choose to send a written notice or to mail a new proxy, you must submit your notice of revocation or your new proxy to Fortress Value Acquisition Corp. II, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, and it must be received at any time before the vote is taken at the FAII Special Meeting. Any proxy that you submitted may also be revoked by

submitting a new proxy by mail, or online or by telephone, not later than 11:59 p.m., Eastern Time, on             , 2021, or by voting electronically at the FAII Special Meeting webcast. Simply attending the FAII Special Meeting webcast will not revoke your proxy. If you have instructed a broker, bank or other nominee to vote your shares of FAII Common Stock, you must follow the directions you receive from your broker, bank or other nominee in order to change or revoke your vote.

Q:	WHAT HAPPENS IF I FAIL TO TAKE ANY ACTION WITH RESPECT TO THE FAII SPECIAL MEETING?

A:

If you fail to take any action with respect to the FAII Special Meeting and the Business Combination is approved by stockholders and consummated, you will continue to be a stockholder of ATI. Failure to take any action with respect to the FAII Special Meeting will not affect your ability to exercise your redemption rights. If you fail to take any action with respect to the FAII Special Meeting and the Business Combination is not approved, you will continue to be a stockholder of FAII while FAII searches for another target business with which to complete a business combination.

Q:	WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?

A:

Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered under more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares.

Q:	WHOM SHOULD I CONTACT IF I HAVE ANY QUESTIONS ABOUT THE PROXY MATERIALS OR VOTING?

A:

If you have any questions about the proxy materials, need assistance submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact D.F. King & Co., Inc., FAII’s proxy solicitor, toll-free at (800) 791-3320 (banks and brokers call (212) 269-5550) or email at FAII@dfking.com.

SUMMARY

This summary highlights selected information included in this proxy statement and does not contain all of the information that may be important to you. You should read this entire document and its annexes and the other documents to which we refer before you decide how to vote. Each item in this summary includes a page reference directing you to a more complete description of that item.

Parties to the Business Combination (page [●])

FAII

FAII is a blank check company incorporated in Delaware on June 10, 2020, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. FAII’s Class A common stock, units and warrants are currently listed on the NYSE under the symbols “FAII”, “FAII.U” and “FAII WS,” respectively. The mailing address of FAII’s principal executive office is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105 and the telephone number of FAII’s principal executive office is (212) 798-6100.

Merger Sub

FVAC Merger Corp. II (“Merger Sub”) is a Delaware corporation, incorporated on February 3, 2021, and a direct, wholly-owned subsidiary of FAII. The Merger Sub was formed solely for the purpose of engaging in the Business Combination and does not own any material assets or operate any business.

Company

The Company is a nationally recognized outpatient physical therapy provider specializing in outpatient rehabilitation and adjacent healthcare services, with 875 clinics (as well as 22 clinics under management service agreements) located in 25 states as of December 31, 2020. The Company operates with a commitment to providing its patients, medical provider partners, payors and employers with evidence-based, patient-centric care.

The Company offers a variety of services within its clinics, including physical therapy to treat spine, shoulder, knee and neck injuries or pain; work injury rehabilitation services, including work conditioning and work hardening; hand therapy; and other specialized treatment services. The Company’s team of professionals is dedicated to returning patients to optimal physical health.

Physical therapy patients receive team-based care, robust techniques and individualized treatment plans in an encouraging environment. To achieve exceptional results, the Company uses an extensive array of techniques including therapeutic exercise, manual therapy and strength training, among others. The Company’s physical therapy model aims to deliver optimized outcomes and time to recovery for patients, insights and service satisfaction for referring providers and predictable costs and measurable value for payors.

In addition to providing services to physical therapy patients at outpatient rehabilitation clinics, the Company provides services through its ATI Worksite Solutions (“AWS”) program, Management Service Agreements (“MSA”), Home Health, and Sports Medicine arrangements. AWS provides an on-site team of healthcare professionals at employer worksites to promote work-related injury prevention, facilitate expedient and appropriate return-to-work follow-up and maintain the health and well-being of the workforce. MSA contracts with clinics or physician offices may provide dedicated service teams to oversee management and other physical therapy services. Home Health offers in-home rehabilitation. Sports Medicine arrangements provide certified healthcare professionals to various schools, universities and other institutions to perform on-site physical therapy and rehabilitation services.

The Company is a corporation formed under the laws of the State of Delaware. The mailing address of the Company’s principal executive office is 790 Remington Boulevard, Bolingbrook, Illinois 60440. The telephone number of the Company is (630) 296-2223. For more information about the Company, please see the sections entitled “Information About the Company’s Business,” “Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management After the Business Combination” of this proxy statement.

The Business Combination and the Merger Agreement (page [●])

The terms and conditions of the Business Combination are contained in the Merger Agreement, which is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement carefully, as it is the legal document that governs the Business Combination.

If the Merger Agreement is approved and the Business Combination is approved and subsequently completed, the Company will be a direct wholly-owned subsidiary of FAII.

Consideration to the Company’s Stockholders in the Business Combination (page [●])

Each share of Company preferred stock issued and outstanding immediately prior to the effective time will be converted into the right to receive (A) an amount in cash equal to (1) $59,000,000 divided by (2) the number of shares of Company preferred stock outstanding as of immediately prior to the effective time and (B) a number of shares of ATI Class A common stock equal in value to (i) the product of (a) (x) the Preferred Stock Adjusted Base plus (y) an aggregate accrued amount, calculated based on the Preferred Stock Adjusted Base, at the Dividend Rate (as defined in the Company’s current charter) from the closing date through the date that is 180 days from the closing date, multiplied by (b) 1.05, divided by (ii) the number of shares of Company preferred stock outstanding as of immediately prior to the effective time. For more information on the Dividend Rate of Company preferred stock, see Note 14 to the Company’s audited consolidated financial statements included elsewhere in this proxy statement.

Each share of Company common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive (A) a number of shares of ATI Class A common stock equal to (1) $1,303,000,000 divided by (2) the number of shares of Company common stock outstanding as of immediately prior to the effective time and (B) the contingent right to receive Earnout Shares that may be issued in accordance with the terms of the Merger Agreement.

No fractional shares will be issued in connection with the Business Combination. In lieu thereof, FAII shall pay or cause to be paid cash to each holder who otherwise would have been entitled to receive a fractional share (after aggregating all fractional shares of ATI Class A common stock issuable to such holder).

Related Agreements (page [●])

Parent Sponsor Letter Agreement

Concurrently with the execution of the Merger Agreement, the Insiders entered into the Parent Sponsor Letter Agreement, a copy of which is attached to this proxy statement as Annex E, pursuant to which they agreed to (i) vote all of their shares of FAII Common Stock in favor of the Business Combination and each of the other proposals set forth in this proxy statement, (ii) vote all of their FAII Common Stock against certain other actions, including any action expected to result in a breach of the Merger Agreement or any alternative business combination and (iii) certain restrictions on their FAII Common Stock, including (x) to not redeem or tender any of their FAII Common Stock in connection with any such vote or in connection with any vote to amend FAII’s current charter and (y) to not transfer any FAII Class F common stock (or shares of FAII Class A common stock issuable upon conversion thereof) or Private Placement Warrants for certain “lock-up” periods, in each case, upon the terms and subject to the conditions set forth therein.

Pursuant to the Parent Sponsor Letter Agreement, the Sponsor also agreed, subject to, and conditioned upon the closing of the Business Combination, immediately prior to the effective time, to transfer and surrender 2,966,667 Private Placement Warrants, resulting in such warrants being cancelled and no longer outstanding.

The Insiders further agreed that, as of the consummation of the Business Combination, all of the Vesting Shares shall be unvested and shall be subject to certain vesting and forfeiture provisions as set forth in the Parent Sponsor Letter Agreement.

For a more detailed discussion, please see “Related Agreements—Parent Sponsor Letter Agreement” of this proxy statement.

Stockholders Agreement

Concurrently with the execution of the Merger Agreement, FAII entered into the Stockholders Agreement, a copy of which is attached to this proxy statement as Annex G, with each of the Company stockholders listed on Schedule A thereto (the “Advent Stockholders”). The Stockholders Agreement will become effective upon the effective time. Pursuant to the terms of the Stockholders Agreement, the Advent Stockholders will have the right to designate nominees for election to the ATI Board following the closing at any meeting of the ATI stockholders (each, an “Advent Director”). The number of nominees that the Advent Stockholders will be entitled to nominate pursuant to the Stockholders Agreement is dependent on the aggregate number of shares of ATI Class A common stock (including any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), shares of ATI Class A common stock, including options and warrants) held by Advent Stockholders. For so long as the Advent Stockholders own (i) 50% or more of the ATI Class A common stock, the Advent Stockholders will be entitled to designate five Advent Directors, (ii) 38% or more (but less than 50%) of ATI Class A common stock, the Advent Stockholders will be entitled to designate four Advent Directors, (iii) 26% or more (but less than 38%) of ATI Class A common stock, the Advent Stockholders will be entitled to designate three Advent Directors, (iv) 13% or more (but less than 26%) of ATI Class A common stock, the Advent Stockholders will be entitled to designate two Advent Directors, (v) 5% or more (but less than 13%) of ATI Class A common stock, the Advent Stockholders will be entitled to designate one Advent Director and (vi) less than 5%, the Advent Stockholders will not be entitled to designate any Advent Directors. Under the Stockholders Agreement, ATI and the Advent Stockholders agreed to nominate Andrew McKnight, the Chief Executive Officer and a director of FAII, to the ATI Board following the closing as a Class I Director, with a term expiring at the first annual meeting of the ATI stockholders following the closing. Mr. McKnight also currently serves as a member of the board of managers and the Chairman of the Sponsor. For a more detailed discussion, please see “Related Agreements—Stockholders Agreement” of this proxy statement.

Subscription Agreements

Concurrently with the execution of the Merger Agreement, FAII entered into Subscription Agreements with the PIPE Investors, the form of which is attached to this proxy statement as Annex F, pursuant to which the PIPE Investors have committed to purchase an aggregate amount of $300,000,000 in shares of FAII Class A common stock at a purchase price of $10.00 per share, substantially concurrent with, and contingent upon, the consummation of the Business Combination. In connection with the PIPE Investment, certain Fortress Credit Funds have entered into Subscription Agreements, pursuant to which Fortress has subscribed for 7,500,000 newly-issued shares of FAII Class A common stock (which will not be subject to vesting or forfeiture restrictions under the Parent Sponsor Letter Agreement), at a purchase price of $10.00 per share.

The Subscription Agreements for the PIPE Investors provide for certain registration rights. In particular, FAII is required to, within 15 business days following the closing of the Business Combination, file with the SEC (at FAII’s sole cost and expense) a shelf registration statement registering the resale of such shares, and will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of the 60th calendar day (or 90th calendar day if the SEC notifies FAII that it will “review” the registration statement) following the closing date of the Business Combination. Such registration statement is required to be kept effective for at least three years after the closing or, if earlier, the date on which the shares may be sold without volume or manner of sale limitations under Rule 144 promulgated under the Securities Act (“Rule 144”), subject to certain issuer suspension periods.

The Subscription Agreements will terminate with no further force and effect upon the earliest to occur of: (a) such date and time as the Merger Agreement is validly terminated in accordance with its terms, (b) upon the mutual written agreement of the parties to such Subscription Agreement, (c) if any of the conditions to closing set forth in the Subscription Agreements are not satisfied or waived by the party entitled to grant such waiver on or prior to the closing date and, as a result thereof, the transactions contemplated by the Subscription Agreement are not consummated at the closing date or (d) at each PIPE Investor’s election, on or after August 23, 2021, if the closing has not occurred by such date. For a more detailed discussion, please see “Related Agreements—Subscription Agreements” of this proxy statement.

Amended and Restated Registration Rights Agreement

Concurrently with the execution of the Merger Agreement, but effective upon the consummation of the Business Combination, FAII entered into the A&R RRA, a copy of which is attached to this proxy statement as Annex D, with the Sponsor, existing holders of certain securities of FAII and new holders of certain securities of FAII (including all current Company stockholders) (collectively, with each other person who has executed and delivered a joinder thereto, the “A&R RRA Parties”).

Pursuant to the terms of the A&R RRA, the A&R RRA Parties will be entitled to registration rights in respect of certain shares of ATI Class A common stock and certain other equity securities of ATI that are held by the A&R RRA Parties from time to time. The A&R RRA provides that FAII will, as soon as practicable but no later than 15 business days following the closing of the Business Combination, file with the SEC (at FAII’s sole cost and expense) a shelf registration statement registering the resale of certain shares of ATI Class A common stock and certain other equity securities of ATI held by the A&R RRA Parties and will use its reasonable best efforts to have such shelf registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the 60th calendar day following the actual filing date (or the 90th calendar day following the actual filing date if the SEC notifies FAII that it will “review” such registration statement) and (b) the 10th business day after the date FAII is notified orally or in writing by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.

Each of the A&R RRA Parties and their respective permitted transferees will be entitled to certain demand registration rights in connection with an underwritten shelf takedown offering, in each case subject to certain offering thresholds, applicable lock-up restrictions, issuer suspension periods and certain other conditions. The majority-in-interest of the A&R RRA Parties and their permitted transferees will also be entitled to certain demand registration rights when FAII does not have an effective shelf registration statement, which will be limited to three demand registrations, subject to applicable lock-up restrictions, issuer suspension periods and certain other conditions. In addition, the A&R RRA Parties have certain “piggy-back” registration rights, subject to customary underwriter cutbacks, issuer suspension periods and certain other conditions. The A&R RRA includes customary indemnification provisions. FAII will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the A&R RRA, including the fees of one legal counsel to the majority-in-interest of A&R RRA Parties initiating a demand registration right.

For a more detailed discussion, please see “Related Agreements—Amended and Restated Registration Rights Agreement” of this proxy statement.

Organizational Structure of the Company

The following diagram depicts, in a simplified form, the current ownership structure of the Company as of the date of this proxy statement:

Organizational Structure of FAII

The following diagram depicts, in a simplified form, the current ownership structure of FAII as of the date of this proxy statement:

The following diagram illustrates, in a simplified form, the ownership structure of ATI immediately following consummation of the Business Combination assuming no redemptions (excluding the potential dilutive effect of the exercise of FAII public warrants and the Vesting Shares).

*	Excludes 7,500,000 shares purchased by the Sponsor as part of the PIPE Investment.

Redemption Rights (page [●])

Pursuant to FAII’s current charter, a holder of FAII public shares may request that FAII redeem all or a portion of such stockholder’s public shares for cash if the Business Combination is consummated. Public stockholders may elect to redeem their public shares whether they vote for or against, or whether they abstain from voting on, the Business Combination. If a public stockholder properly exercises its right to redeem its public shares and timely delivers its shares to the transfer agent, FAII will redeem each redeeming stockholder’s public shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest not previously released to FAII to pay its taxes, divided by the number of then issued and outstanding public shares.

In order to exercise your redemption rights, you must:

•	if you hold public units, separate the underlying FAII public shares and FAII public warrants;

•

prior to 5:00 p.m., Eastern Time, on             , 2021 (two business days before the FAII Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to the transfer agent, at the following address:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attn: Kruti Patel

Email: kpatel@continentalstock.com

and

•

deliver your FAII public shares either physically or electronically through DTC’s DWAC system to the transfer agent at least two business days before the FAII Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is FAII’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, FAII does not have any control over this process and it may take longer than two weeks. Public stockholders who hold their FAII public shares in street name will have to coordinate with their bank, broker or other nominee to have the FAII public shares certificated or delivered electronically. If you do not submit a written request and deliver your FAII public shares as described above, your FAII public shares will not be redeemed.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” are required to either tender their certificates to the transfer agent prior to the date set forth in these proxy materials or deliver their shares to the transfer agent electronically using DTC’s DWAC system, at such stockholder’s option. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken on the Business Combination. If you delivered your public shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares (physically or electronically). The requirement for physical or electronic delivery prior to the FAII Special Meeting ensures that a redeeming public stockholder’s election to redeem is irrevocable once the Business Combination is approved.

Holders of outstanding public units must separate the underlying FAII public shares and public warrants prior to exercising redemption rights with respect to the FAII public shares.

If you hold public units registered in your own name, you must deliver the certificate for such public units to the transfer agent, with written instructions to separate such public units into FAII public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the public units.

If a broker, dealer, commercial bank, trust company or other nominee holds your public units, you must instruct such nominee to separate your public units. Your nominee must send written instructions by facsimile to the transfer agent. Such written instructions must include the number of public units to be split and the nominee holding such public units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the public units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Each redemption of shares of FAII Class A common stock by public stockholders will reduce the amount in the Trust Account, which held marketable securities with a fair value of approximately $345,010,238 as of April 12, 2021. The Merger Agreement provides that FAII’s and the Company’s respective obligations to consummate the Business Combination are conditioned on, among other things, satisfaction or waiver of, the Minimum Cash Condition. This condition to the respective obligations of the parties is for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of FAII public shares by public stockholders, this condition is not met (or waived), then FAII or the Company may elect not to consummate the Business Combination. In addition, in no event will FAII redeem public shares in an amount that would cause its net tangible assets to be less than $5,000,001. Holders of public warrants do not have redemption rights in connection with the Business Combination.

Prior to exercising redemption rights, stockholders should verify the market price of FAII Class A common stock as they may receive higher proceeds from the sale of their FAII Class A common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. FAII cannot assure you that you will be able to sell your FAII Class A common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in FAII Class A common stock when you wish to sell your shares.

If you exercise your redemption rights, the shares of FAII Class A common stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of FAII, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not approved and FAII does not consummate an initial business combination by August 14, 2022, FAII will be required to dissolve and liquidate the Trust Account by returning the then remaining funds in such account to the public stockholders and FAII warrants will expire worthless.

ATI Board Following the Business Combination (page [●])

In connection with the Business Combination, FAII will amend and restate its current charter to, among other things, (A) change its name to “ATI Physical Therapy, Inc.” and (B) provide for a classified Board of Directors that will initially consist of eight directors. The ATI Board shall be divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the Class I directors will expire at the first annual meeting of stockholders of ATI following the effectiveness of the proposed charter. The term of office of the Class II directors will expire at the second annual meeting of stockholders of ATI following the effectiveness of the proposed charter. The term of office of the Class III directors will expire at the third annual meeting of stockholders of ATI following the effectiveness of proposed charter. See “Management After the Business Combination.”

The Proposals (page [●])

At the FAII Special Meeting, FAII stockholders will vote on the following proposals:

•	Proposal No. 1—The Business Combination Proposal: To consider and vote upon a proposal to approve the Merger Agreement and approve the transactions contemplated thereby;

•	Proposal No. 2—The NYSE Issuance Proposal: To consider and vote upon a proposal for purposes of complying with applicable provisions of Rule 312.03 of the NYSE Listed Company Manual, to

approve (i) the issuance of more than 20% of FAII’s currently issued and outstanding FAII Common Stock in connection with the Business Combination, (ii) the issuance of more than 1% of FAII’s currently issued and outstanding FAII Common Stock to a Related Party (as defined in Rule 312.03 of the NYSE Listed Company Manual) in connection with the Business Combination and (iii) the issuance of a number of shares of FAII Class A common stock that will result in a change of control of FAII (pursuant to Rule 312.03(d) of the NYSE Listed Company Manual) in connection with the Business Combination;

•	Proposal No. 3—The Charter Amendment Proposal—To consider and act upon a proposal to adopt the proposed charter;

•

Proposal No. 4—The Governance Proposal—A separate proposal with respect to certain governance provisions in the proposed charter, which is being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis;

•

Proposal No. 5—The Director Election Proposal: For the holders of outstanding shares of FAII Class F common stock to consider and vote upon a proposal to elect eight directors to serve on the FAII Board until the earlier of the closing and the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal (Proposal No. 5);

•

Proposal No. 6—The Incentive Plan Proposal: To consider and vote upon a proposal to approve the Incentive Plan and the material terms thereunder, which we refer to as the “Incentive Plan Proposal.” A copy of the Incentive Plan is attached to the accompanying proxy statement as Annex J; and

•

Proposal No. 7—The Adjournment Proposal: To consider and vote upon a proposal to approve the adjournment of the FAII Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or for any other reason permitted by the Merger Agreement in connection with, the approval of one or more of the other proposals at the FAII Special Meeting.

See “FAII Proposals.”

Time and Place of FAII Special Meeting (page [●])

The FAII Special Meeting will be held exclusively via a live webcast at www.virtualshareholdermeeting.com/FAII2021, on             , 2021 at             a.m., Eastern Time. To participate in the virtual meeting, an FAII stockholder of record will need the 16-digit control number included on their proxy card or instructions that accompanied their proxy materials, if applicable, or to obtain a proxy form from their broker, bank or other nominee. The FAII Special Meeting webcast will begin promptly at             a.m., Eastern Time. FAII stockholders are encouraged to access the FAII Special Meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the technical support number that will be posted on the virtual meeting login page.

Voting Power; Record Date for FAII Special Meeting (page [●])

As a stockholder of FAII, you have a right to vote on the matters presented at the FAII Special Meeting, which are summarized above and fully set forth in this proxy statement. You will be entitled to vote or direct votes to be cast at the FAII Special Meeting if you owned FAII Common Stock at the close of business on             , 2021, which is the record date for the FAII Special Meeting. You are entitled to one vote for each share of FAII Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were

43,125,000 shares of FAII Common Stock outstanding, of which 34,500,000 are shares of FAII Class A common stock and 8,625,000 are shares of FAII Class F common stock held by the Insiders.

In connection with FAII’s IPO, the Insiders agreed to vote their Founder Shares and any public shares purchased during or after FAII’s IPO in favor of the Business Combination. Currently, the Insiders own approximately 20% of the issued and outstanding FAII Common Stock, including all of the outstanding Founder Shares. As a result, it is expected that the Insiders will vote all of such shares in favor of each of the proposals set forth in this proxy statement.

Accounting Treatment (page [●])

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Under this method of accounting, FAII will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of the Company issuing stock for the net assets of FAII, accompanied by a recapitalization. The net assets of FAII will be stated at historical cost with no goodwill or intangible assets recorded. Operations prior to the Business Combination will be those of the Company.

The Company has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the no redemption and maximum redemption scenarios:

•

Company stockholders have the greatest voting interest in the combined entity, with approximately 66% majority interest in a no redemption scenario and approximately 72% majority interest in a maximum redemption scenario;

•	the Company’s former executive management will make up all of the management of ATI;

•

the Company’s existing directors and individuals designated by, or representing, Company stockholders will constitute a majority of the initial ATI Board following the consummation of the Business Combination;

•	ATI will assume the name “ATI Physical Therapy, Inc.;” and

•	the Company is the larger entity based on assets and revenue. Additionally, the Company has a larger employee base and substantive operations.

Appraisal Rights (page [●])

Appraisal rights are not available to holders of FAII Common Stock in connection with the Business Combination under Delaware law.

Proxy Solicitation (page [●])

Proxies may be solicited by mail. FAII has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares virtually if it revokes its proxy before the FAII Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in “The FAII Board Recommends That You Vote “FOR” Each of These Proposals—Revoking Your Proxy.”

Conditions to the Business Combination (page [●])

The consummation of the Business Combination contemplated by the Merger Agreement is subject to certain conditions including, among others: (A) approval by FAII’s stockholders and the Company’s stockholders; (B) FAII having at least $5,000,001 of net tangible assets as of the effective time; (C) the expiration or termination of the waiting period under the HSR Act; (D) the listing of the shares of FAII Class A common stock to be issued in connection with the closing on the NYSE; (E) the satisfaction of the Minimum Cash Condition and (F) the filing of the proposed charter with the Secretary of State of the State of Delaware.

See “The Merger Agreement—Conditions to the Business Combination.”

Regulatory Matters (page [●])

Completion of the Business Combination is subject to governmental approval under the HSR Act. FAII and the Company have agreed to use their respective reasonable best efforts to obtain all required regulatory approvals. FAII and the Company filed HSR Act Notification and Report Forms with the Antitrust Division and the Federal Trade Commission (the “FTC”) on March 2, 2021. The HSR 30-day waiting period expired at 11:59 p.m., Eastern Time, on April 1, 2021.

The regulatory approvals to which completion of the Business Combination are subject are described in more detail in “Regulatory Approvals Related to the Business Combination.”

No Solicitation (page [●])

From the date of the Merger Agreement to the closing or, if earlier, the termination of the Merger Agreement in accordance with its terms, each of FAII and Merger Sub has agreed not to, and has agreed not to authorize or permit any of their respective representatives acting on its behalf to, directly or indirectly:

•	initiate, solicit, knowingly facilitate, make or respond to any offer or proposal concerning, or related to, any alternative business combination;

•	enter into, engage in or continue any discussions or negotiations concerning, or related to, any alternative business combination;

•	provide any non-public information, data or access to employees to any person that has made, or that is considering making, a proposal with respect to an alternative business combination;

•	approve, endorse or recommend any alternative business combination; or

•	enter into any agreement, letter of intent, memorandum of understanding, term sheet or other contract relating to an alternative business combination.

FAII has agreed to promptly notify the Company of any submissions, proposals or offers made with respect to an alternative business combination as soon as practicable following FAII’s awareness thereof (but in any event within 24 hours).

FAII and Merger Sub have also agreed that FAII, Merger Sub and their respective officers and directors will, and will instruct and cause their respective affiliates and representatives, in each case, to the extent acting on behalf of FAII or Merger Sub, as applicable, to, immediately cease and terminate all discussions and negotiations with any person with respect to, or which is reasonably likely to give rise to or result in, a possible alternative business combination.

From the date of the Merger Agreement to the closing or, if earlier, the termination of the Merger Agreement in accordance with its terms, the Company has agreed not to, and agreed not to authorize or permit any of its representatives acting on its behalf to, directly or indirectly:

•	initiate, solicit, knowingly encourage, knowingly facilitate or make or respond to an acquisition proposal;

•	engage in or continue any discussions or negotiations with respect to an acquisition proposal;

•	provide any non-public information or data or access to employees to, any person that has made, or informs the Company that it is considering making, an acquisition proposal;

•	approve, endorse or recommend any acquisition proposal; or

•	enter into any agreement, letter of intent, memorandum of understanding, term sheet or other contract relating to an acquisition proposal.

The Company has agreed to promptly notify FAII of any submissions, proposals or offers made with respect to an acquisition proposal as soon as practicable following the knowledge of the Company thereof (but in any event within two business days).

The Company has also agreed that it and its officers and directors will, and will instruct and cause their respective affiliates and representatives, to the extent acting on behalf of the Company, to immediately cease and terminate all discussions and negotiations with any person with respect to, or which is reasonably likely to give rise to or result in, a possible acquisition proposal.

See “The Merger Agreement—Covenants and Agreements.”

Termination (page [●])

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the consummation of the Business Combination, including:

•	by mutual written consent of the Company and FAII;

•

by written notice from either the Company or FAII to the other party, if the closing has not occurred on or prior to August 23, 2021 (the “Outside Date”); provided, however, that the Merger Agreement may not be terminated under this condition by or on behalf of any party that is in breach of any representation, warranty or covenant contained in the Merger Agreement and such breach results in the failure of a closing condition set forth in the Merger Agreement to be satisfied on or prior to the Outside Date;

•

by written notice from either the Company or FAII to the other party, if a governmental entity in the United States has enacted, issued, promulgated, enforced or entered any law which has become final and nonappealable and has the effect of permanently making consummation of the Business Combination illegal or otherwise permanently preventing or prohibiting consummation of the Business Combination;

•

by written notice from either the Company or FAII to the other party if the FAII Special Meeting shall have been held and the FAII stockholder approval is not obtained at the FAII Special Meeting (subject to any postponement or adjournment of the FAII Special Meeting), provided, however, that the right to terminate the Merger Agreement under this condition will not be available from and after the time that FAII obtains the FAII stockholder approval;

•

by written notice from the Company to FAII, if there has been a breach of any representation, warranty or covenant made by FAII in the Merger Agreement, such that (A) the conditions described under the heading “—Conditions to the Business Combination” would not be satisfied at the closing (a “terminating FAII breach”) and (B) the terminating FAII breach is not cured within 30 days after written notice from the Company of such terminating FAII breach is delivered to FAII, or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date; provided, however, that the Company will not be entitled to terminate the Merger Agreement under this condition if (1) the Company has waived such terminating FAII breach or (2) the Company is then in breach of any representation, warranty or covenant such that the conditions described under the heading “The Merger Agreement—Conditions to the Business Combination” would not reasonably be expected to be satisfied;

•

by written notice from FAII to the Company, if there has been a breach of any representation, warranty or covenant made by the Company in the Merger Agreement, such that (A) the conditions described under the heading “—Conditions to the Business Combination” would not be satisfied at the closing (a “terminating Company breach”) and (B) the terminating Company breach is not cured within 30 days after written notice from FAII of such terminating Company breach is delivered to the Company, or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date; provided, however, that FAII will not be entitled to terminate the Merger Agreement under this condition if (1) FAII has waived such terminating Company breach or (2) FAII or Merger Sub is then in breach of any representation, warranty or covenant such that the conditions described under the heading “The Merger Agreement—Conditions to the Business Combination” would not reasonably be expected to be satisfied;

•	by written notice from FAII to the Company, if the Company requisite approval has not been obtained within one business day of the execution and delivery of the Merger Agreement;

•

by written notice from the Company to FAII prior to obtaining the FAII stockholder approval, if the FAII Board (A) shall have made a FAII change in recommendation (as defined below) or (B) shall have failed to include the FAII Board recommendation (as defined below) in this proxy statement; or

•

by written notice from the Company to FAII, if, after giving effect to the FAII stock redemption, if any, the Available Cash (as defined below) would be less than $472,500,000 immediately prior to the effective time.

See “The Merger Agreement—Termination.”

NYSE Listing (page [●])

FAII Class A common stock is listed on the NYSE under the symbol “FAII.” FAII’s public warrants are listed on the NYSE under the symbol “FAII WS.” FAII’s units that have not separated are listed on the NYSE under the symbol “FAII.U.” Following the Business Combination, ATI Class A common stock (including common stock issuable in connection with the consummation of the Business Combination) will be listed on the NYSE under the symbol “ATIP.”

Quorum and Required Vote for Proposals for the FAII Special Meeting (page [●])

A quorum of FAII’s stockholders is necessary to hold a valid meeting. A quorum will be present at the FAII Special Meeting if holders of a majority in voting power of FAII Common Stock issued and outstanding and entitled to vote at the FAII Special Meeting is present virtually or represented by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum at the FAII Special Meeting.

The approval of each of the Business Combination Proposal, the NYSE Issuance Proposal, the Governance Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of majority of the votes cast by holders of the outstanding shares of FAII Common Stock represented virtually or by proxy at the FAII Special Meeting and entitled to vote thereon. If a valid quorum is established, a stockholder’s failure to vote by proxy or virtually at the FAII Special Meeting will have no effect on the outcome of any vote on any of the foregoing proposals. Abstentions will be counted in connection with determination of whether a valid quorum is established, but will have no effect on the vote with respect to such proposals. Broker non-votes will also have no effect on the vote with respect to such proposals. The Insiders have agreed to vote their Founder Shares and any public shares they may hold in favor of each of the Business Combination Proposal, the NYSE Issuance Proposal, the Governance Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Currently, the Insiders own approximately 20% of the issued and outstanding FAII Common Stock, including all of the outstanding Founder Shares.

The approval of the Charter Amendment Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of FAII Common Stock entitled to vote thereon at the FAII Special Meeting. Accordingly, if a valid quorum is otherwise established, a stockholder’s failure to vote by proxy or virtually at the FAII Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Amendment Proposal, will each have the same effect as a vote “AGAINST” such Charter Amendment Proposal. The Insiders have agreed to vote their Founder Shares and any public shares they may hold in favor of the Charter Amendment Proposal.

Approval of the Director Election Proposal requires the affirmative vote (virtually or by proxy) of holders of a plurality of the votes cast by holders of outstanding shares of FAII Class F common stock entitled to vote thereon at the FAII Special Meeting, voting as a single class. Failure to vote by proxy or to vote virtually at the FAII Special Meeting or an abstention from voting will have no effect on the outcome of the vote on the Director Election Proposal. Proxies will have full discretion to cast votes for other persons in the event that any nominee is unable to serve. Failure to vote by proxy or to vote virtually at the FAII Special Meeting, abstentions and broker non-votes will have no effect on the vote for the Director Election Proposal. The Insiders have agreed to vote their Founder Shares and any public shares they may hold in favor of the Director Election Proposal.

The transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal, the NYSE Issuance Proposal and the Charter Amendment Proposal are approved at the FAII Special Meeting. It is important for you to note that in the event that the Business Combination Proposal, the NYSE Issuance Proposal and the Charter Amendment Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination.

Recommendation of the FAII Board and Reasons for the Business Combination (page [●])

The FAII Board has unanimously determined that the Business Combination, on the terms and conditions set forth in the Merger Agreement, is advisable and in the best interests of FAII and its stockholders and has directed that the proposals set forth in this proxy statement be submitted to its stockholders for approval at the FAII Special Meeting on the date and at the time and place set forth in this proxy statement.

After careful consideration, the FAII Board unanimously recommends voting “FOR” the Business Combination Proposal, “FOR” the NYSE Issuance Proposal, “FOR” the Charter Amendment Proposal, “FOR” the Governance Proposal, “FOR” the Director Election Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal. See “The Business Combination—Recommendation of the FAII Board and Reasons for the Business Combination.”

Risk Factors (page [●])

You should consider all the information contained in this proxy statement in deciding how to vote for the proposals presented in the proxy statement. In particular, you should consider the factors described under “Risk Factors” of this proxy statement.

The occurrence of one or more of the events or circumstances described in “Risk Factors,” alone or in combination with other events or circumstances, may have a material adverse effect on (A) the ability of the Company and FAII to complete the Business Combination and (B) the business, cash flows, financial condition and results of operations of ATI following consummation of the Business Combination.

Interests of Directors and Officers of FAII in the Business Combination (page [●])

Certain of FAII’s executive officers and directors have interests in the Business Combination that may be different from, or in addition to, the interests of FAII’s stockholders. The members of the FAII Board were aware of and considered these interests, among other matters, when they approved the Merger Agreement and recommended that FAII stockholders approve the proposals required to effect the Business Combination. See “The Business Combination—Interests of Directors and Officers of FAII in the Business Combination.”

Summary of the Transactions (page [●])

Conversion of Equity Interests

Each share of Company preferred stock issued and outstanding immediately prior to the effective time will be converted into the right to receive (A) an amount in cash equal to (1) $59,000,000 divided by (2) the number of shares of Company preferred stock outstanding as of immediately prior to the effective time and (B) a number of shares of ATI Class A common stock equal in value to (i) the product of (a) (x) the aggregate Liquidation

Amount (as defined in the Company’s current charter) as of the closing date with respect to the Company preferred stock (after reducing such Liquidation Amount by $59,000,000) plus (y) an aggregate accrued amount, calculated based on the Preferred Stock Adjusted Base, at the Dividend Rate (as defined in the Company’s current charter) from the closing date through the date that is 180 days from the closing date, multiplied by (b) 1.05, divided by (ii) the number of shares of Company preferred stock outstanding as of immediately prior to the effective time. For more information on the Dividend Rate of Company preferred stock, see Note 14 to the Company’s audited consolidated financial statements.

Each share of Company common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive (A) a number of shares of ATI Class A common stock equal to (1) $1,303,000,000 divided by (2) the number of shares of Company common stock outstanding as of immediately prior to the effective time and (B) the contingent right to receive Earnout Shares that may be issued in accordance with the terms of the Merger Agreement.

No fractional shares will be issued in connection with the Business Combination. In lieu thereof, FAII shall pay or cause to be paid cash to each holder who otherwise would have been entitled to receive a fractional share (after aggregating all fractional shares of ATI Class A common stock issuable to such holder).

Upon the closing of the Business Combination, all Founder Shares outstanding at the time of the Business Combination will automatically convert, in accordance with FAII’s existing charter, to ATI Class A common stock, and will be subject to the vesting and forfeiture provisions set forth in the Parent Sponsor Letter Agreement. For more information, see “Related Agreements—Parent Sponsor Letter Agreement.”

PIPE Investment

Immediately prior to the effective time, the PIPE Investors, including Sponsor, will purchase 30,000,000 shares of FAII Class A common stock pursuant to a private placement at a price of $10.00 per share. For more information, see “Related Agreements—Subscription Agreements.”

Beneficial Ownership of ATI Following the Business Combination (page [●])

As of the record date for the FAII Special Meeting, there were (A)            shares of FAII Common Stock outstanding, (B)            shares of preferred stock outstanding, (C)            Private Placement Warrants outstanding and (D)            FAII public warrants outstanding, that were originally sold as part of the 34,500,000 units issued in FAII’s IPO.

It is anticipated that, upon consummation of the Business Combination: (A) existing FAII public stockholders will own approximately 16.6% of the issued and outstanding ATI Class A common stock, (B) the Sponsor will own approximately 3.61% of the issued and outstanding ATI Class A common stock (reflecting the 7,500,000 shares purchased by the Sponsor as part of the PIPE Investment), (C) the current Company stockholders will own approximately 69% of the issued and outstanding ATI Class A common stock and (D) the PIPE Investors will own approximately 10.81% of the issued and outstanding ATI Class A common stock (excluding the 7,500,000 shares purchased by the Sponsor as part of the PIPE Investment). The ownership percentages of ATI following the Business Combination assume no redemptions by the existing FAII public stockholders and exclude the impact of 8,625,000 Founder Shares and public warrants, and assume that approximately 207.7 million shares of ATI Class A common stock will be outstanding after the consummation of the Business Combination (excluding Vesting Shares).

See “Beneficial Ownership of Securities.”

Summary Historical Financial Data for FAII (page [●])

The following tables summarize financial results achieved by FAII for the periods and at the dates indicated to assist you in your analysis of the financial aspects of the Business Combination. FAII’s statement of operations data for the period from June 10, 2020 (date of inception) through December 31, 2020 and balance sheet data as of December 31, 2020 is derived from FAII’s audited financial statements included elsewhere in this proxy statement. This information is only a summary and should be read in conjunction with “FAII’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and FAII’s financial statements and related notes contained elsewhere herein. You should not assume the results of operations for past periods indicate results for any future period.

($ in thousands, except per share data)	For the period from June 10, 2020 (inception) through December 31, 2020 (As Restated)
Statement of Operations Data:
General and administrative expenses	$1,496
Franchise tax expense	112

Loss from operations	(1,608)
Interest income	19
Increase in fair value of warrant liabilities	(7,031)
Loss on excess of fair value over cash received for Private Placement Warrants	(4,217)
Offering costs attributed to warrant liabilities	(775)

Net loss	$(13,612)

Weighted average shares outstanding—Class A common stock	34,500,000

Basic and diluted net loss per share, Class A common stock	$(0.00)

Weighted average shares outstanding—Class F common stock	8,625,000

Basic and diluted net loss per share, Class F common stock	$(1.58)

($ in thousands, except per share data)	As of December 31, 2020 (As Restated)
Balance Sheet Data:
Total assets	$346,678
Total liabilities	$47,394
Class A common stock, $0.0001 par value; 29,428,392 shares subject to possible redemption	$294,284
Total stockholders’ equity	$5,000
Total liabilities and stockholders’ equity	$346,678

Summary Historical Financial Data for the Company (page [●])

The following tables show summary historical consolidated financial information for the periods and as of the dates indicated. The summary historical consolidated financial information as of and for the years ended December 31, 2020, 2019, and 2018 were derived from the audited historical consolidated financial statements included elsewhere in this proxy statement.

Historical results are not necessarily indicative of future operating results. The summary historical consolidated financial information should be read in conjunction with “Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as our historical consolidated financial statements and accompanying notes included elsewhere in this proxy statement.

in $ thousands	As of December 31,
Consolidated Balance Sheet Data	2020	2019
Total assets	$2,610,372	$2,285,587
Total debt	$999,585	$997,184
Total redeemable preferred stock	$163,329	$144,298

In $ thousands, except per share data	Years Ending December 31,
Consolidated Statement of Operations Data	2020	2019	2018
Net operating revenues	$592,253	$785,458	$738,654
Net (loss) income	$(298)	$9,749	$(44,927)
Net (loss) income attributable to Wilco Holdco, Inc.	$(5,371)	$5,349	$(48,814)
(Loss) earnings per share, basic and diluted	$(5.72)	$5.13	$(51.99)

In $ thousands

Consolidated Statement of Cash Flows Data
Net cash provided by operating activities	$138,604	$47,944	$16,710
Net cash used in investing activities	$(21,809)	$(42,678)	$(41,468)
Net cash (used in) provided by financing activities	$(12,970)	$(13,029)	$30,023

Summary Unaudited Pro Forma Condensed Combined Financial Information (page [●])

The following summary unaudited pro forma condensed combined financial information (the “Summary Pro Forma Information”) gives effect to the transactions contemplated by the Merger Agreement. The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, FAII will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be reflected as the equivalent of the Company issuing stock for the net assets of FAII, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of the Company. The summary unaudited pro forma condensed combined balance sheet data as of December 31, 2020 gives effect to the Business Combination as if it had occurred on December 31, 2020. The summary unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2020 give effect to the Business Combination as if it had occurred on January 1, 2020.

The Summary Pro Forma Information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information of ATI appearing elsewhere in this proxy statement and the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements and related notes of FAII and the Company for the applicable periods included elsewhere in this proxy statement. The Summary Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what ATI’s financial position or results of operations actually would have been had the Business Combination been completed as of the dates indicated. In addition, the Summary Pro Forma Information does not purport to project the future financial position or operating results of ATI.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption by FAII’s public stockholders of shares of FAII Class A common stock for cash equal to their pro rata share of the aggregate amount in the Trust Account:

•

Assuming No Redemptions: This presentation assumes that no FAII public stockholders exercise redemption rights with respect to their FAII Class A common stock for a pro rata share of the funds in the Trust Account.

•

Assuming Maximum Redemptions: The Merger Agreement includes a Minimum Cash Condition. This presentation assumes that FAII public stockholders holding approximately 17.4 million of FAII Class A common stock will exercise their redemption rights for an aggregate payment of $173.8 million (based on the estimated per share redemption price of approximately $10.00 per share) from the Trust Account. Such amount represents the maximum number of FAII Class A common stock redemptions that could occur before the Minimum Cash Condition would not be met.

The actual results will likely be within the parameters described by the two scenarios, however, there can be no assurance regarding which scenario will be closest to the actual results. Under both scenarios, the Company is considered the accounting acquirer, as further discussed in Note 1 of the “Notes to the Unaudited Pro Forma Condensed Combined Financial Information.”

	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
	(in thousands, except share and per share data)
Summary Unaudited Pro Forma Condensed Combined
Statement of Operations Data
Year Ended December 31, 2020
Revenue	$592,253	$592,253
Net loss per share – Class A - basic and diluted	$(0.08)	$(0.11)
Weighted-average Class A shares outstanding - basic and diluted	207,743,450	190,361,209
Summary Unaudited Pro Forma Condensed Combined
Balance Sheet Data as of December 31, 2020
Total assets	$2,605,060	$2,605,060
Total liabilities	$1,048,058	$1,220,256
Total stockholders’ equity	$1,557,002	$1,384,804

Unaudited Historical Comparative and Pro Forma Combined Per Share Data of FAII and the Company (page [●])

The following table sets forth selected historical comparative share information for FAII and the Company, and unaudited pro forma condensed combined per share information of ATI after giving effect to the Business Combination, assuming two redemption scenarios as follows:

•

Assuming No Redemptions: This presentation assumes that no FAII public stockholders exercise redemption rights with respect to their FAII Class A common stock for a pro rata share of the funds in the Trust Account.

•	Assuming Maximum Redemptions: The Merger Agreement includes a Minimum Cash Condition. This presentation assumes that FAII public stockholders holding approximately 17.4 million of FAII Class A common stock will exercise their redemption rights for an aggregate payment of $173.8 million (based on the estimated per share redemption price of approximately $10.00 per share) from the Trust Account. Such amount represents the maximum number of FAII Class A common stock redemptions that could occur before the Minimum Cash Condition would not be met.

The pro forma book value information reflects the Business Combination as if it had occurred on December 31, 2020. The weighted average shares outstanding and net loss per share information give pro forma effect to the Business Combination as if it had occurred on January 1, 2020.

This information is only a summary and should be read together with the selected historical financial information included elsewhere in this proxy statement, and the historical financial statements of FAII and the Company and related notes that are included elsewhere in this proxy statement.

The unaudited pro forma combined earnings per share information below does not purport to represent the loss per share which would have occurred had the companies been combined during the periods presented, nor loss per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of FAII and the Company would have been had the companies been combined during the periods presented.

Uncertainties that could impact our financial condition include risks that effect the Company’s operations and outlook such as economic recessions, inflation, fluctuations in interest and currency exchange rates, and changes in the fiscal or monetary policies of the United States government.

			Pro Forma Combined		Company equivalent pro forma per share data (2)
	FAII (Historical) (As Restated)	Company (Historical)	(Assuming No Redemptions)	(Assuming Maximum Redemptions)	(Assuming No Redemptions)	(Assuming Maximum Redemptions)
	(in actuals)				(in actuals)
As of and for the year ended December 31, 2020
Book Value per share (1)	$0.12	$960	$7.49	$7.27	$1,036	$1,005
Weighted average shares outstanding of FAII Class A common stock - basic and diluted	34,500,000		207,743,450	190,361,209	143,243,450	143,243,450
Weighted average shares outstanding of FAII Class F common stock - basic and diluted	8,625,000		—	—
Weighted average shares outstanding of the Company common stock - basic and diluted		938,557
Net loss per share of FAII Class A common stock - basic and diluted	$—		$(0.08)	$(0.11)	$(10.37)	$(15.16)
Net loss per share of FAII Class F common stock - basic and diluted	$(1.58)		$—	$—
Net loss per share of the Company common stock - basic and diluted		$(5.72)

(1)	Book value per share is equal to total equity excluding redeemable shares / shares outstanding.
(2)

The equivalent pro forma basic and diluted per share data for the Company is calculated based on the expected exchange ratios assuming no redemptions and maximum redemptions pursuant to the terms set forth in the Merger Agreement.

MARKET PRICE AND DIVIDEND INFORMATION

FAII

FAII’s units, FAII Class A common stock and public warrants are currently listed on the NYSE under the symbols “FAII.U,” “FAII” and “FAII WS,” respectively.

The closing price of the FAII units, FAII Class A common stock and public warrants on February 19, 2021, the last trading day before announcement of the execution of the Merger Agreement, was $12.80, $12.10 and $3.40, respectively. As of            , 2021, the record date for the FAII Special Meeting, the most recent closing price for FAII units, FAII Class A common stock and public warrants was $            , $            and $             , respectively.

Holders of the FAII units, FAII Class A common stock and public warrants should obtain current market quotations for their securities. The market price of FAII’s securities could vary at any time before the consummation of the Business Combination.

The Company

Historical market price information for the Company’s stock is not provided because there is no public market for the Company’s stock. See “Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the Business Combination and the proposals to be voted on at the FAII Special Meeting. The following risk factors apply to the business and operations of the Company and will also apply to the business and operations of ATI following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of ATI following the Business Combination. The risks discussed below may not be exhaustive and are based on certain assumptions made by FAII and the Company that may later prove to be incorrect or incomplete. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in “Cautionary Note Regarding Forward-Looking Statements.” ATI may face additional risks and uncertainties that are not presently known to the Company and FAII, or that are currently deemed immaterial, which may also impair ATI’s business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included elsewhere herein.

Unless the context otherwise requires, for purposes of this section, the terms “we,” “us,” “the Company” or “our company” refer to the Company as it currently exists prior to consummation of the Business Combination, and to ATI from and after the consummation of the Business Combination.

Risk Factors Summary

The following is only a summary of principal risks that are applicable to our business and the shares of our common stock after the Business Combination. Such risks are discussed in more detail below and you should read this Risk Factors section carefully and in its entirety. Risks applicable to our business include:

•

the inability of the parties to successfully or timely consummate the Business Combination and the PIPE Investment, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect ATI or the expected benefits of the Business Combination or that the approval of FAII stockholders is not obtained;

•	the inability to maintain the listing of ATI’s securities on NYSE;

•	the risk that the proposed Business Combination disrupts current plans and operations of FAII or ATI as a result of the announcement and consummation of the transactions described herein;

•	the risk that any of the conditions to closing are not satisfied or waived in the anticipated manner or on the anticipated timeline;

•	the failure to realize the anticipated benefits of the Business Combination;

•	ATI’s dependence upon governmental and third party private payors for reimbursement and that decreases in reimbursement rates may adversely affect ATI’s financial results;

•	federal and state governments’ continued efforts to contain growth in Medicaid expenditures, which could adversely affect ATI’s revenue and profitability;

•	payments that ATI receives and will receive from Medicare and Medicaid being subject to potential retroactive reduction;

•	risks associated with public health crises, including the novel strain of coronavirus (“COVID-19”);

•	ATI’s inability to compete effectively in a competitive industry subject to rapid technological change;

•	risks associated with future acquisitions, which may use significant resources, may be unsuccessful and could expose ATI to unforeseen liabilities;

•	ATI’s operations are subject to extensive regulation;

•	failure of third-party customer service and technical support providers to adequately address customers’ requests;

•	ATI’s dependence upon the cultivation and maintenance of relationships with physicians and other referral sources;

•	the severity of the weather and natural disasters that can occur in the regions of the U.S. in which ATI operates, which could cause disruption to ATI’s business;

•	risks associated with applicable state laws regarding fee-splitting and professional corporation laws;

•

inspections, reviews, audits and investigations under federal and state government programs and payor contracts that could have adverse findings that may negatively affect ATI’s business, including its results of operations, liquidity, financial condition and reputation;

•	ATI’s facilities face competition for experienced physical therapists and other clinical providers that may increase labor costs and reduce profitability;

•	risks associated with ATI’s reliance on information technology in critical areas of its operations;

•

risks relating to FAII’s restatement of its Form 10-K to reflect accounting for its warrants as liabilities and risks relating to FAII’s identification of a material weakness of its internal controls over financial reporting;

•

failure by ATI to maintain financial controls and processes over billing and collections or disputes with third-parties could have a significant negative impact on its financial condition and results of operations;

•	costs related to operating as a public company; and

•	other risks identified in this section, including those that follow.

Risks Relating to the Company’s Business and Industry

The Company depends upon governmental payors through Medicare and Medicaid reimbursement and decreases in Medicare reimbursement rates may adversely affect the Company’s financial results.

A significant portion of the Company’s net patient revenue is derived from governmental third-party payors. In 2020, approximately 22.2% of the Company’s net patient revenue was derived from Medicare and Medicaid and net patient revenues from Medicare and Medicaid were approximately $117.4 million. In recent years, through legislative and regulatory actions, the federal government has made substantial changes to various payment systems under the Medicare program. Additional reforms or other changes to these payment systems may be proposed or adopted, either by the U.S. Congress (“Congress”) or by the Centers for Medicare & Medicaid Services (“CMS”), including bundled payments, outcomes-based payment methodologies and a shift away from traditional fee-for-service reimbursement. If revised regulations are adopted, the availability, methods and rates of Medicare reimbursements for services of the type furnished at the Company’s facilities could change. Some of these changes and proposed changes could adversely affect the Company’s business strategy, operations and financial results. The Medicare program reimburses outpatient rehabilitation providers based on the Medicare Physician Fee Schedule (“MPFS”). In the 2020 MPFS final rule, CMS proposed an increase to the code values for office / outpatient evaluation and management codes and cuts to other codes to maintain budget neutrality of the MPFS. This change in code valuations became effective January 1, 2021. Under the new code values, physical / occupational therapy services expected to see code reductions resulting in an estimated 9% decrease in payment. In December 2020, Congress passed the Consolidated Appropriations Act, which reduced the original approximately 9% reduction in reimbursement for physical and occupational therapy services in 2021 to approximately 3%, and suspended a 2% sequestration deduction through the first quarter of 2021. On April 14, 2021, H.R. 1868 was signed into law. H.R. 1868 extends the suspension of the 2% Medicare sequestration reduction through 2021. The suspension initially went effective on April 1, 2021 and is subject to potential further suspension pending possible Congressional action. Additional reductions in Medicare reimbursement are projected in subsequent years.

Medicare claims for outpatient therapy services furnished by therapy assistants on or after January 1, 2020 must include a modifier indicating the service was furnished by a therapy assistant. Outpatient therapy services furnished on or after January 1, 2022 in whole or part by a therapy assistant will be paid at an amount equal to 85% of the payment amount otherwise applicable for the service. On March 11, 2021, the President of the United States signed into law the American Rescue Plan Act of 2021, which will result in an additional 4% reduction in Medicare reimbursement for all Medicare providers beginning in 2022, unless the reductions are otherwise prevented by Congress.

Statutes, regulations and payment rules governing the delivery of therapy services to Medicare and Medicaid beneficiaries are complex and subject to interpretation. Compliance with such laws and regulations requires significant expense and management attention, and can be subject to future government review and interpretation, as well as significant regulatory actions, including fines, penalties and exclusion from the Medicare and Medicaid programs if the Company is found to be in non-compliance. Any required actions to return to compliance, or any challenges to such regulatory actions, could be costly and time consuming and may not result in a favorable reversal of any such fines, penalties or exclusions.

Given the history of frequent revisions to the Medicare and Medicaid programs and their complexity, reimbursement rates and rules, the Company may not continue to receive reimbursement rates from Medicare or Medicaid that sufficiently compensate the Company for services or, in some instances, cover operating costs. Limits on reimbursement rates or the scope of services being reimbursed could have a material adverse effect on the Company’s revenue, financial condition and results of operations. Additionally, any delay or default by the federal or state governments in making Medicare or Medicaid reimbursement payments could materially and adversely affect the Company’s business, financial condition and results of operations.

The Company anticipates the federal and state governments to continue their efforts to contain growth in Medicaid expenditures, which could adversely affect the Company’s revenue and profitability.

Medicaid spending has increased rapidly in recent years, becoming a significant component of state budgets. This, combined with slower state revenue growth, has led the federal government and many states to institute measures aimed at controlling the growth of Medicaid spending, and in some instances reducing aggregate Medicaid spending. The Company expects these state and federal efforts to continue for the foreseeable future. Furthermore, not all of the states in which the Company operates have elected to expand Medicaid as part of federal healthcare reform legislation. There can be no assurance that the program, on the current terms or otherwise, will continue for any particular period of time beyond the foreseeable future. Historically, state budget pressures have translated into reductions in state spending. In addition, an economic downturn, including the consequences of the COVID-19 pandemic, coupled with sustained unemployment, may also impact the number of enrollees in managed care programs as well as the profitability of managed care companies, which could result in reduced reimbursement rates. If Medicaid reimbursement rates are reduced or fail to increase as quickly as the Company’s costs, or if there are changes in the rules governing the Medicaid program that are disadvantageous to the Company’s business, the Company’s business and results of operations could be materially and adversely affected.

Payments the Company receives from Medicare and Medicaid are subject to potential retroactive reduction.

Payments the Company receives from Medicare and Medicaid can be retroactively adjusted during the claims settlement process or as a result of post-payment audits. Payors may disallow the Company’s requests for reimbursement, or recoup amounts previously reimbursed, based on determinations by the payors or their third-party audit contractors that certain costs are not reimbursable because the documentation provided was inadequate or because certain services were not covered or were deemed medically unnecessary. Significant adjustments, recoupments or repayments of the Company’s Medicare or Medicaid revenue, and the costs associated with complying with audits and investigations by regulatory and governmental authorities, could adversely affect the Company’s financial condition and results of operations.

Additionally, from time to time the Company becomes aware, either based on information provided by third parties and/or the results of internal audits, of payments from payor sources that were either wholly or partially in excess of the amount that the Company should have been paid for the services provided. The Company is also subject to regular post-payment inquiries, investigations and audits of the claims it submits to Medicare and Medicaid for payment for its services. These post-payment reviews have increased as a result of government cost-containment initiatives. Overpayments may result from a variety of factors, including insufficient documentation to support the services rendered or the medical necessity of such services, or other failures to document the satisfaction of the necessary conditions of payment. The Company is required by law in most instances to refund the full amount of the overpayment after becoming aware of it, and failure to do so within requisite time limits imposed by applicable law could lead to significant fines and penalties being imposed on us. Furthermore, initial billing of and payments for services that are unsupported by the requisite documentation and satisfaction of any other conditions of payment, regardless of the Company’s awareness of the failure at the time of the billing or payment, could expose the Company to significant fines and penalties. The Company and/or certain of the Company’s operating companies could also be subject to exclusion from participation in the Medicare or Medicaid programs in some circumstances, in addition to any monetary or other fines, penalties or sanctions that the Company may incur under applicable federal and/or state law. The Company’s repayment of any overpayments, as well as any related fines, penalties or other sanctions that the Company may be subject to, and any costs incurred in responding to requests for records or pursuing the reversal of payment denials, could be significant and could have a material and adverse effect on the Company’s results of operations and financial condition.

From time to time the Company is also involved in various external governmental investigations, subpoenas, audits and reviews, including in connection with the Company’s claims for reimbursement and associated payments. Reviews, audits and investigations of this sort can lead to governmental subpoenas or other actions, which can result in the assessment of damages, civil or criminal fines or penalties, or other sanctions, including restrictions or changes in the way the Company conducts business, loss of licensure or exclusion from participation in government programs. Failure to comply with applicable laws, regulations and rules could have a material and adverse effect on the Company’s results of operations and financial condition. Furthermore, becoming subject to these governmental subpoenas, investigations, audits and reviews can require the Company to incur significant legal and document production expenses as the Company cooperates with the governmental authorities, regardless of whether the particular investigation, audit or review leads to the identification of underlying issues.

The Company depends upon reimbursement by third-party payors.

A significant portion of the Company’s revenue is derived from third-party payors. In 2020, approximately 53.1% of the Company’s revenue was derived from commercial payors. These private third-party payors attempt to control healthcare costs by contracting with healthcare providers to obtain services on a discounted basis. The Company believes that this trend will continue and may limit reimbursement for healthcare services in the future. In addition, Company claims are closely scrutinized, and failure to submit accurate and complete clinical documentation, including specific documentation by the service provider, could result in adverse actions taken by the payor. Further, if insurers or managed care companies from whom the Company receives substantial payments were to reduce the amounts they pay for services, the Company’s profit margins may decline, or it may lose patients if it chooses not to renew its contracts with these insurers at lower rates. In addition, in certain geographical areas, the Company’s clinics must be approved as providers by key health maintenance organizations and preferred provider plans. Failure to obtain or maintain these approvals would adversely affect the Company’s financial results.

If payments from workers’ compensation payors are reduced or eliminated, the Company’s revenue and profitability could be adversely affected.

In 2020, approximately 17.6% of the Company’s revenue was derived from workers’ compensation payors. State workers’ compensation laws and regulations vary and changes to state laws could result in decreased reimbursement by third-party payors for physical therapy services, which could have an adverse impact on the Company’s revenue. Further, payments received under certain workers’ compensation arrangements may be based on pre-determined state fee schedules, which may be impacted by changes in state funding. Any modification to such schedules that reduces our ability to receive payments from workers’ compensation payors could be significant and could have a material adverse effect on the Company’s results of operations and financial condition.

The Company’s payor contracts are subject to renegotiation or termination, which could result in a decrease in the Company’s revenue or profits.

The majority of the Company’s payor contracts are subject to termination by either party. Such contracts are routinely amended (sometimes through unilateral action by payors with respect to payment policies), renegotiated, subjected to bidding processes with the Company’s competitors, or terminated altogether. Oftentimes in the renegotiation process, certain lines of business may not be renewed or a payor may enlarge its provider network or otherwise change the way it conducts its business in a way that adversely impacts the Company’s revenue. In other cases, a payor may reduce its provider network in exchange for lower payment rates. The Company’s revenue from a payor may also be adversely affected if the payor alters its utilization management expectations and/or administrative procedures for payments and audits, changes its order of preference among the providers to which it refers business or imposes a third-party administrator, network manager or other intermediary.

The Company is subject to risks associated with public health crises and epidemics / pandemics, such as COVID-19.

The Company’s operations expose it to risks associated with public health crises and epidemics / pandemics, such as the COVID-19 pandemic that has spread globally since February 2020.

The COVID-19 pandemic has had, and will continue to have, a material and adverse impact on the Company’s operations, including through restrictions on the operation of physical locations, potential cancellations of physical therapy patient appointments and a decline in the scheduling of new or additional patient appointments. Due to these impacts and measures, the Company has experienced, and may continue to experience, significant and unpredictable reductions and cancellations of patient visits.

The continued spread of COVID-19, and the related global, national and regional policy response has also led to disruption and volatility in the global capital markets, which increases economic uncertainty and the cost of, and adversely impacts access to, capital. The COVID-19 pandemic has caused an economic slowdown of potentially extended duration, and could possibly cause a global recession.

The Company’s financial results have been, and are expected to continue to be, negatively impacted by the COVID-19 pandemic, particularly since, as of December 31, 2020, approximately 40% of the Company’s customers are in the above-60 age group and may delay their return to physical therapy clinics. Visits per day decreased approximately 50.5%, 27.9% and 24.4% in the quarters ended June 30, 2020, September 30, 2020 and December 31, 2020, respectively, in relation to the comparative prior year periods. While the Company is experiencing a steady build toward pre-COVID-19 patient volumes across the country, it continues to experience lower aggregate patient volumes in many geographic areas in which it operates as compared to prior to the pandemic. The current economic crisis and increased unemployment rates resulting from COVID-19 have significantly reduced individual disposable income and depressed consumer confidence, which have reduced, and could continue to reduce, customer spend on certain medical procedures, including physical therapy, in both the short- and medium-term. Furthermore, the Company is unable to predict the impact that COVID-19 may have going forward on the business, results of operations or financial position of any of the Company’s major payors, which could impact each payor to a varying degree and at different times and could ultimately impact the Company’s own financial performance. Certain of the Company’s competitors may also be better equipped to weather the impact of COVID-19 and be better able to address changes in customer demand.

In addition, in response to COVID-19-related public health directives and orders, the Company has implemented alternative working practices and work-from-home requirements for appropriate employees. At the start of the pandemic and in accordance with many state orders, corporate support staff were asked to work remotely / from home to the greatest extent possible. Over the course of the pandemic, corporate staff have largely continued to work remotely and were asked to consult with their functional leaders as to whether certain job responsibilities needed to be performed from the office from time to time.

At the start of the pandemic, the Company formed a COVID-19 task force (the “Task Force”), consisting of representatives from clinic operations, human resources, legal, compliance, marketing / communications, sales and strategy, to determine, coordinate and communicate the Company’s response to the evolving situation. The Task Force has relied on state and local directives, CDC and Occupational Safety and Health Administration (“OSHA”) guidance and has consulted with a University of Chicago epidemiologist to establish policies and procedures to ensure the health and safety of the Company’s employees and patients.

The Company has implemented enhanced cleaning, sanitization and social distancing protocols and adopted a mask policy for all clinicians, patients and support staff and implemented screening protocols for all employees and patients designed to identify possible COVID-19 symptoms and exclude individuals from clinics or the workplace for the appropriate quarantine period. The Company launched ATI Connect, a tele-physical therapy platform to offer patients an alternative to in-clinic treatment. Additionally, the Company developed a corporate support center playbook for communicating and implementing the new policies and issued frequent communications to the staff and the field to ensure compliance with evolving CDC, regulatory and state and local guidance and requirements. These initiatives, and initiatives we may take in the future, require expenditures of time and resources that the Company would otherwise be investing in growing the business and could result in slower growth and opportunity costs.

To the extent the Company’s operating cash flows, together with its cash on hand, become insufficient to cover its liquidity and capital requirements, including funds for any future acquisitions and other corporate transactions, the Company may be required to seek third-party financing. There can be no assurance that the Company would be able to obtain any required financing on a timely basis or at all. Further, lenders and other financial institutions could require the Company to agree to more restrictive covenants, grant liens on the Company’s assets as collateral and/or accept other terms that are not commercially beneficial to the Company in order to obtain financing. Such terms could further restrict the Company’s operations and exacerbate any impact on its results of operations and liquidity that may result from COVID-19. In addition, a recession or market correction resulting from the spread of COVID-19 could materially affect the Company’s business and the value of ATI’s securities following Business Combination.

The full extent to which the COVID-19 pandemic and the various governmental responses to it impacts the Company’s business, operations and financial results will depend on numerous other evolving factors that the Company may not be able to accurately predict, including:

•	the duration and scope of the pandemic;

•	governmental, business and individual actions that have been and continue to be taken in response to the pandemic;

•	the Company’s ability to comply with the requirements necessary to retain the Coronavirus Aid, Relief, and Economic Security Act provider relief funds the Company received;

•	the effect on the Company’s patient, physician and facility referral sources and demand and ability to pay for physical therapy services;

•	disruptions of or restrictions on the ability of the Company’s employees to travel and to work, including as a result of their health and wellbeing;

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availability of third-party providers to whom the Company outsources portions of the Company’s internal business functions, including billing and administrative functions relating to revenue cycle management;

•	increased cybersecurity risks as a result of remote working conditions;

•	the availability and cost of accessing the capital markets;

•	our ability to pursue, diligence, finance and integrate acquisitions;

•	our ability to comply with financial and operating covenants in the Company’s debt and operating lease agreements; and

•	potential for goodwill impairment charges.

Furthermore, COVID-19 could increase the magnitude of many of the other risks described herein and have other adverse effects on the Company’s operations that it is not currently able to predict. Additionally, the Company may also be required to delay or limit the Company’s internal strategies in the short- and medium-term by, for example, redirecting significant resources and management attention away from implementing the Company’s strategic priorities or executing opportunistic corporate development transactions.

The magnitude of the effect of COVID-19 on the Company’s current business and ATI’s business following the Business Combination will depend, in part, on the length and severity of the COVID-19- related restrictions (including the effects of any “re-opening” actions and plans) and other limitations on the Company’s ability to conduct its business in the ordinary course. The longer the pandemic continues, the more severe the impacts described above will be on the Company’s business (which may also be disproportionately larger in certain local areas compared to the national level). The extent, length and consequences of the COVID-19 pandemic are uncertain and impossible to predict. COVID-19 and other similar outbreaks, epidemics or pandemics could have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows, and could cause significant volatility in the trading prices of ATI’s securities following the Business Combination.

The Company operates in a competitive industry, and if the Company is not able to compete effectively, the Company’s business, financial condition and results of operations will be harmed.

Even if the Company’s services are more effective than those of its competitors’, current or potential clients may accept competitive services in lieu of the Company’s services. If the Company is unable to compete successfully in the physical therapy industry, the Company’s business, financial condition and results of operations could be materially adversely affected.

The outpatient physical therapy market is rapidly evolving and highly competitive. The Company expects competition to intensify in the future as existing competitors and new entrants introduce new physical therapy services and platforms. The Company currently faces competition from a range of companies, including other incumbent providers of physical therapy consultation services, that are continuing to grow and enhance their service offerings and develop more sophisticated and effective service platforms. In addition, since there are limited capital expenditures required for providing physical therapy services, there are few financial barriers to enter the industry. Other companies could enter the healthcare industry in the future and divert some or all of the Company’s business. Competition from specialized physical therapy service providers, healthcare providers, hospital systems and other parties will result in continued pricing pressures, which is likely to lead to price declines in certain of the Company’s services, all of which could negatively impact the Company’s sales, profitability and market share.

Some competitors may have greater name recognition, longer operating histories and significantly greater resources than the Company. Further, the Company’s current or potential competitors may be acquired by third parties with greater available resources. As a result, the Company’s competitors may be able to respond more quickly and effectively than the Company to new or changing opportunities, technologies, standards or client requirements and may have the ability to initiate or withstand substantial price competition. In addition, current and potential competitors have established, and may in the future establish, cooperative relationships with vendors of complementary products, technologies or services to increase the availability of their services in the marketplace. Accordingly, new competitors or alliances may emerge that have greater market share, a larger client base, more widely adopted proprietary technologies, greater marketing expertise, greater financial resources or larger sales forces than those of the Company, which could put the Company at a competitive disadvantage. The Company’s competitors could also be better positioned to serve certain geographies or segments of the physical therapy market, which could create additional price pressure. As the Company expands into new geographical areas, it may encounter competitors with stronger relationships or recognition in the community in such new areas, which could give those competitors an advantage in obtaining new patients or retaining existing ones.

Moreover, the Company expects that competition will continue to increase as a result of consolidation in the healthcare industry. Many healthcare industry participants are consolidating to create integrated healthcare systems with greater market power, including, in some cases, integrating physical therapy services with their core medical practices. As provider networks and managed care organizations consolidate, thus decreasing the number of market participants, competition to provide services like ours will become more intense, and the importance of establishing and maintaining relationships with key industry participants will become greater.

Rapid technological change in the Company’s industry presents the Company with significant risks and challenges.

The healthcare market is characterized by rapid technological change, changing consumer requirements, short product lifecycles and evolving industry standards. The Company’s success will depend on its ability to enhance its brands with next-generation technologies and to develop, acquire and market new services to access new consumer populations. Moreover, the Company may not be successful in developing, using, selling or maintaining new technologies effectively or adapting solutions to evolving client requirements or emerging industry standards, and, as a result, the Company’s business, financial condition and results of operations could be materially adversely affected. In addition, the Company has limited insight into trends that might develop and later affect the Company’s business, and which could lead to errors in the Company’s analysis of available data or in predicting and reacting to relevant business, legal and regulatory trends and healthcare reform. Further, there can be no assurance that technological advances by one or more of the Company’s current or future competitors will not result in the Company’s present or future solutions and services becoming uncompetitive or obsolete. If any of these events occur, it could harm the Company’s business.

If the Company fails to manage its growth effectively, the Company may be unable to execute its business plan, maintain high levels of service and patient satisfaction or adequately address competitive challenges.

The Company has experienced, and may continue to experience, rapid growth and organizational change, which has placed, and may continue to place, significant demands on its management and its operational and financial resources. To manage growth effectively, the Company will be required, among other things, to continue to implement and improve its operating and financial systems and controls to expand, train and manage its employee base. This will require the Company to continue expending funds to enhance its operational, financial and management controls, reporting systems and procedures and to attract and retain sufficient numbers of talented personnel. If the Company is unable to implement and scale improvements to all of its control systems in an efficient and timely manner, or if it encounters deficiencies in existing systems and controls, then it will not be able to make available the services required to successfully execute its business plan. Failure to attract and retain sufficient numbers of qualified personnel could further strain its human resources department and impede its growth or result in ineffective growth.

In addition, as it expands its business, it is important that the Company continue to maintain a high level of patient service and satisfaction. As the Company’s patient base continues to grow, it will need to increase its patient services and other personnel, as well as its network of partners, to provide personalized patient service. If the Company is not able to continue to provide high quality physical therapy services with high levels of patient satisfaction, its reputation, as well as its business, results of operations and financial condition could be adversely affected.

The Company’s current locations may become unattractive, and attractive new locations may not be available for a reasonable price, if at all, which could adversely affect the Company’s business.

The success of any of the Company’s clinics depends in substantial part on their locations. There can be no assurance that the current locations will continue to be attractive as demographic patterns and trade areas change. For example, neighborhood or economic conditions where the Company’s clinics are located could decline in the future, thus resulting in potentially reduced patient visits. In addition, rising real estate prices in some areas may restrict the Company’s ability to lease new desirable locations. If desirable locations cannot be obtained at reasonable prices, the Company’s ability to execute its growth strategies could be adversely affected, and the Company may be impacted by declines in patient visits as a result of the deterioration of certain locations, each of which could materially and adversely affect the Company’s business and results of operations.

The Company may incur closure costs and losses.

The competitive, economic or reimbursement conditions in the markets in which the Company operates may require the Company to reorganize or close certain clinics. In fiscal year 2020, the Company opened 23 clinics and closed 20 clinics, compared to fiscal year 2019, during which the Company opened 71 clinics and closed 9 clinics. In the event a clinic is reorganized or closed, the Company may incur losses and closure costs, including, but not limited to, lease obligations, severance and write-down or write-off of goodwill and other intangible assets.

The Company’s ability to generate revenue is highly sensitive to the strength of the economies in which it operates and the demographics and populations of the local communities that it serves.

The Company’s revenues depend upon a number of factors, including, among others, the size and demographic characteristics of local populations and the economic condition of the communities that the Company’s locations serve. In the case of an economic downturn in a market (such as the current downturn resulting from the COVID-19 pandemic), the utilization of physical therapy services by the local population of such market, and the Company’s resulting revenues and profitability in that market, could be adversely affected. The Company’s revenues could also be affected by negative trends in the general economy that affect consumer spending. Furthermore, significant demographic changes in, or significant outmigration from, the neighborhoods where the Company’s clinics are located could reduce the demand for the Company’s services, all of which could materially and adversely affect the Company’s business and results of operation.

The size and expected growth of the Company’s addressable market has not been established with precision, and may be smaller than estimated.

The Company’s estimates of the addressable market are based on a number of internal and third-party estimates and assumptions. While the Company believes its assumptions and the data underlying its estimates are reasonable, these assumptions and estimates may not be correct. Accordingly, the statements in this proxy statement relating to, among other things, the expected growth in the market for physical therapy services may prove to be inaccurate, and the actual size of the Company’s total addressable market and resulting growth rates may be materially lower than expected.

Risks Relating to the Company’s Operations

Future acquisitions may use significant resources, may be unsuccessful and could expose the Company to unforeseen liabilities.

The Company has historically acquired outpatient physical therapy clinics and, as an important part of its growth strategy, intends to pursue similar acquisition activity in the future. Failure to successfully identify and complete acquisitions would likely result in slower growth. Even if the Company is able to identify appropriate acquisition targets, it may not be able to execute transactions on favorable terms or integrate targets in a manner that allows the Company to fully realize the anticipated benefits of these acquisitions. Acquisitions may involve significant cash expenditures, potential debt incurrence and operational losses, dilutive issuances of equity securities and expenses that could have an adverse effect on the Company’s financial condition and results of operations. Acquisitions also involve numerous risks, including:

•	the difficulty and expense of integrating acquired personnel into the Company’s business;

•	the diversion of management’s time from existing operations;

•	the potential loss of key employees of acquired companies and existing customers of the acquired companies that may not be familiar with the Company’s brand or services;

•	the difficulty of assignment and/or procurement of managed care contractual arrangements; and

•	the assumption of the liabilities and exposure to unforeseen liabilities of acquired companies, including liabilities for failure to comply with healthcare regulations.

Failure of the Company’s third-party customer service and technical support providers to adequately address customers’ requests could harm its business and adversely affect the Company’s financial results.

The Company’s customers rely on its customer service support organization to resolve issues with its services. The Company outsources a portion of its customer service and technical support activities to third-party service providers. The Company depends on these third-party customer service and technical support representatives working on its behalf, and expects to continue to rely on third parties in the future. This strategy presents risks to the business due to the fact that the Company may not be able to influence the quality of support as directly as the Company would be able to do if the Company’s own employees performed these activities. The Company’s customers may react negatively to providing information to, and receiving support from, third-party organizations, especially if these third-party organizations are based overseas. If the Company encounters problems with its third-party customer service and technical support providers, its reputation may be harmed, its ability to sell its services could be adversely affected, and it could lose customers and associated revenue.

The Company depends upon the cultivation and maintenance of relationships with the physicians and other referral sources in the Company’s markets.

The Company’s success is partially dependent upon referrals from physicians in the communities its clinics serve and its ability to maintain good relationships with these physicians and other referral sources. Physicians referring patients to the Company’s clinics are free to refer their patients to other therapy providers or to their own physician owned therapy practices. If the Company is unable to successfully cultivate and maintain strong relationships with such physicians and other referral sources (including as a result of negative publicity about the Company (whether true or not)), its business may be negatively impacted and its net operating revenues may decline. In addition, the Company’s relationships with referral sources are subject to extensive laws and regulations, and if those relationships with referral sources are found to be in violation of those requirements, the Company may be subject to significant civil, criminal and/or administrative penalties, exclusion from participation in government programs, such as Medicare and Medicaid, and/or reputational harm.

The Company operates its business in regions subject to natural disasters and other catastrophic events, and any disruption to the Company’s business resulting from such natural disasters would adversely affect its revenue and results of operations.

The Company operates its business in regions subject to severe weather and natural disasters, including hurricanes, floods, fires, earthquakes and other catastrophic events. In February 2021, the state of Texas experienced unprecedented cold weather, resulting in power outages across the state. Nearly all of the Company’s 57 clinics in Texas were impacted by the weather, with all clinics closing for at least one day. Due to the extreme weather conditions and power outages, the Company estimates losses in revenue of $317,093 based on a five-week comparison period of average visit volumes from January 11, 2021 through February 15, 2021. An insurance claim submitted by the Company is currently under review and the Company cannot anticipate the outcome of such claim, which would have an impact on the Company’s business or results of operations. Any natural disaster could adversely affect the Company’s ability to conduct business and provide services to its customers, and the insurance it maintains may not be adequate to cover losses resulting from any business interruption resulting from a natural disaster or other catastrophic event.

The Company’s systems infrastructure may not adequately support its operations.

The Company believes its future success will depend in large part on establishing an efficient and productive information technology (“IT”) systems infrastructure that is able to provide operational intelligence to support and enhance the Company’s value proposition. The Company’s systems infrastructure is designed to address interoperability challenges across the healthcare continuum and any failure of the Company’s systems infrastructure to identify efficiencies or productivity may impact the execution of the Company’s strategies and have a significant impact on business and operating results. The Company’s inability to continue improving its clinical systems and data infrastructure could impact the Company’s ability to perform and continue improving outcomes for patients using its proprietary software.

Failure by the Company to maintain financial controls and processes over billing and collections or disputes with third-parties could have a significant negative impact on its financial condition and results of operations.

The collection of accounts receivable requires constant focus and involvement by management, as well as ongoing enhancements of information systems and billing center operating procedures. There can be no assurance that the Company will be able to improve upon or maintain its current levels of collectability and days sales outstanding in future periods. Further, some of the Company’s patients may experience financial difficulties, or may otherwise fail to pay accounts receivable when due, resulting in increased write-offs. If the Company is unable to properly bill and collect its accounts receivable, its financial condition and results of operations will be adversely affected. In addition, from time to time the Company is involved in disputes with various parties, including its payors and their intermediaries regarding their performance of various contractual or regulatory obligations. These disputes sometimes lead to legal and other proceedings and cause the Company to incur costs or experience delays in collections, increases in its accounts receivable or loss of revenue. In addition, in the event such disputes are not resolved in the Company’s favor or cause the Company to terminate its relationships with such parties, there may be an adverse impact on the Company’s financial condition and results of operations.

The Company intends to grant incentive compensation awards under its incentive plan, which may result in significant share-based compensation expenses and may incur immediate and substantial dilution.

ATI intends to adopt an employee incentive plan for the purpose of granting share-based compensation awards to employees and directors in an effort to incentivize their performance and align their interests with the Company’s. As of the date of this proxy statement, the Company has not incurred share-based compensation expenses relating to awards granted under the new incentive plan that ATI is adopting. The Company believes the granting of share-based compensation is of significant importance to its ability to attract and retain key personnel and employees, and it will continue to grant share-based compensation awards to employees in the future. As a result, its expenses associated with share-based compensation may increase, which may have an adverse effect on the Company’s results of operations. The Company may re-evaluate the vesting schedules, lock-up period, exercise price or other key terms applicable to the incentive plan from time to time. If it chooses to do so, the Company may experience substantial change in its share-based compensation charges in the applicable reporting periods.

Legal and Regulatory Risks Relating to the Company’s Business

The Company’s operations are subject to extensive regulation.

The Company’s operations are subject to extensive federal, state and local government laws and regulations, such as:

•	Medicare and Medicaid reimbursement rules and regulations (as discussed above);

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federal and state anti-kickback laws, which prohibit the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration for referring an individual, in return for ordering, leasing, purchasing or recommending or arranging for or to induce the referral of an individual or the ordering, purchasing or leasing of items or services covered, in whole or in part, by any federal healthcare program, such as Medicare and Medicaid;

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the Physician Self-Referral Law and analogous state self-referral prohibition statutes, which, subject to limited exceptions, prohibits physicians from referring Medicare or Medicaid patients to an entity for the provision of certain “designated health services,” including physical therapy, if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including an ownership interest or a compensation arrangement) with an entity, and prohibits the entity from billing Medicare or Medicaid for such “designated health services”;

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the federal False Claims Acts (the “False Claims Acts”), which impose civil and/or criminal penalties against any person or entity that knowingly submits or causes to be submitted a claim that the person knew or should have known (i) to be false or fraudulent; (ii) for items or services not provided or provided as claimed; or (iii) was provided by an individual not otherwise qualified or who was excluded from participation in federal healthcare programs. The False Claims Acts also impose penalties for requests for payment that otherwise violate conditions of participation in federal healthcare programs or other healthcare compliance laws;

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U.S.C. 42 U.S. Code § 1320a–7, the Exclusions Statute of the Social Security Act, which subjects healthcare providers to exclusion from participation in federal healthcare programs if they engage in Medicare fraud, patient neglect or abuse / felony convictions related to fraud, breach of fiduciary duties or other financial misconduct related to healthcare service delivery;

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the civil monetary penalty statute and associated regulations, which authorizes the government agent to impose civil money penalties, an assessment, and program exclusion for various forms of fraud and abuse; and

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the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which created new federal criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters. Similar to the federal Anti-Kickback Statute, a person or entity can be found guilty of violating HIPAA without actual knowledge of the statute or specific intent to violate it.

In recent years, there have been heightened coordinated civil and criminal enforcement efforts by both federal and state government agencies relating to the healthcare industry, and physical therapy providers, in particular, have been subject to increased enforcement. The Company believes it is in substantial compliance with all laws, but differing interpretations or enforcement of these laws and regulations could subject the Company’s current practices to allegations of impropriety or illegality or could require it to make changes in its methods of operations, facilities, equipment, personnel, services and capital expenditure programs and increase its operating expenses. If the Company fails to comply with these extensive laws and government regulations, it could become ineligible to receive government program reimbursement, suffer civil or criminal penalties or be required to make significant changes to its operations. In addition, the Company could be forced to expend considerable resources responding to an investigation or other enforcement action under these laws or regulations.

In conducting its business, the Company is required to comply with applicable state laws regarding fee-splitting and professional corporation laws.

The laws of some states restrict or prohibit the “corporate practice of medicine,” meaning business corporations cannot provide medical services through the direct employment of medical providers, or by exercising control over medical decisions by medical providers. In some states, such restrictions explicitly apply to physical therapy services; in others, those restrictions have been interpreted to apply to physical therapy services or are not fully developed.

Specific restrictions with respect to enforcement of the corporate practice of medicine or physical therapy vary from state to state and certain states in which the Company operates may present higher risk than others. Each state has its own professional entity laws and unique requirements for entities that provide professional services. Further, states impose varying requirements on the licenses that the shareholders, directors, officers, and professional employees of professional corporations must possess.

Many states also have laws that prohibit non-physical therapy entities, individuals or providers from sharing in or splitting professional fees for patient care (“fee-splitting”). Generally, these laws restrict business arrangements that involve a physical therapist sharing professional fees with a referral source, but in some states, these laws have been interpreted to extend to management agreements between physical therapists and business entities under some circumstances.

Such laws and regulations vary from state to state and are enforced by governmental, judicial, law enforcement or regulatory authorities with broad discretion. Accordingly, the Company cannot be certain that its interpretation of certain laws and regulations is correct with respect to how it has structured its operations, service agreements and other arrangements with physical therapists in the states in which it operates.

The enforcement environment in any state in which the Company operates could also change, leading to increased enforcement of existing laws and regulations. If a court or governing body determines that the Company, or the physical therapists whom the Company supports, have violated any of the fee-splitting laws or regulations, or if new fee-splitting laws or regulations are enacted, the Company or the physical therapists whom the Company supports could be subject to civil or criminal penalties, the Company’s contracts could be found legally invalid and unenforceable (in whole or in part), or the Company could be required to restructure its contractual arrangements with its licensed providers of physical therapy (which may not be completed on a timely basis, if at all, and may result in terms materially less favorable to the Company), all of which may have a material adverse effect on the Company’s business.

The Company faces inspections, reviews, audits and investigations under federal and state government programs and payor contracts. These audits could have adverse findings that may negatively affect the Company’s business, including its results of operations, liquidity, financial condition and reputation.

As a result of the Company’s participation in the Medicare and Medicaid programs, it is subject to various governmental inspections, reviews, audits, subpoenas and investigations to verify its compliance with these programs and applicable laws and regulations. Payors may also reserve the right to conduct audits. The Company also periodically conducts internal audits and reviews of its regulatory compliance. While the Company’s facilities intend to comply with the federal requirements for properly billing, coding and documenting claims for reimbursement, there can be no assurance that these audits will determine that all applicable requirements are fully met at the facilities that are reviewed. An adverse inspection, review, audit or investigation could result in:

•	refunding amounts the Company has been paid pursuant to the Medicare or Medicaid programs or from payors;

•	state or federal agencies imposing fines, penalties and other sanctions on the Company;

•	temporary suspension of payment for new patients;

•	decertification or exclusion from participation in the Medicare or Medicaid programs or one or more payor networks;

•	self-disclosure of violations to applicable regulatory authorities;

•	damage to its reputation; and

•	loss of certain rights under, or termination of, its contracts with payors.

The Company is currently, has in the past been, and will likely in the future be, subject to various external governmental investigations, subpoenas, audits and reviews. Certain adverse governmental investigations, subpoenas, audits and reviews may require the Company to refund amounts it has been paid and/or pay fines and penalties as a result of these inspections, reviews, audits and investigations, which could have a material adverse effect on the Company’s business and operating results. Furthermore, the legal, document production and other costs associated with complying with these inspections, reviews, subpoenas, audits or investigations could be significant.

The Company’s facilities are subject to extensive federal and state laws and regulations relating to the privacy of individually identifiable information.

HIPAA required the Health and Human Services Department to adopt standards to protect the privacy and security of individually identifiable health-related information. The privacy regulations extensively regulate the use and disclosure of individually identifiable health-related information. The regulations also provide patients with significant rights related to understanding and controlling how their health information is used or disclosed. The security regulations require healthcare providers to implement administrative, physical and technical practices to protect the security of individually identifiable health information that is maintained or transmitted electronically. The Health Information Technology for Electronic and Clinical Health Act (“HITECH”), which was signed into law in 2009, enhanced the privacy, security and enforcement provisions of HIPAA by, among other things establishing security breach notification requirements, allowing enforcement of HIPAA by state attorneys general and increasing penalties for HIPAA violations. Violations of HIPAA or HITECH could result in civil or criminal penalties.

In addition to HIPAA, there are numerous federal and state laws and regulations addressing patient and consumer privacy concerns, including unauthorized access or theft of personal information. State statutes and regulations vary from state to state. Lawsuits, including class actions and actions by state attorneys general, directed at companies that have experienced a privacy or security breach also can occur.

The Company has established policies and procedures in an effort to ensure compliance with these privacy related requirements. However, if there is a breach of these privacy related requirements, the Company may be subject to various penalties and damages and may be required to incur costs to mitigate the impact of the breach on affected individuals.

The Company’s business may be adversely impacted by healthcare reform efforts, including repeal of or significant modifications to the ACA.

In recent years, Congress and certain state legislatures have considered and passed a number of laws that are intended to result in significant changes to the healthcare industry. However, there is significant uncertainty regarding the future of the Patient Protection and Affordable Care Act (“ACA”), the most prominent of these reform efforts. The law has been subject to legislative and regulatory changes and court challenges, and the prior presidential administration and certain members of Congress have stated their intent to repeal or make additional significant changes to the ACA, its implementation or its interpretation. In 2017, the Tax Cuts and Jobs Acts was enacted, which, effective January 1, 2019, among other things, removed penalties for not complying with ACA’s individual mandate to carry health insurance. Because the penalty associated with the individual mandate was eliminated, a federal judge in Texas ruled in December 2018 that the entire ACA was unconstitutional. On December 18, 2019, the Fifth Circuit U.S. Court of Appeals upheld the lower court’s finding that the individual mandate is unconstitutional and remanded the case back to the lower court to reconsider its earlier invalidation of the full ACA. On March 2, 2020, the United States Supreme Court (the “Supreme Court”) granted the petitions for writs of certiorari to review this case. The Supreme Court held oral arguments on November 10, 2020, although it remains unclear when and how the Supreme Court will rule. These and other efforts to challenge, repeal or replace the ACA may result in reduced funding for state Medicaid programs, lower numbers of insured individuals, and reduced coverage for insured individuals. There is uncertainty regarding whether, when and how the ACA will be further changed, what alternative provisions, if any, will be enacted, and the impact of alternative provisions on providers and other healthcare industry participants. Government efforts to repeal or change the ACA or to implement alternative reform measures could cause the Company’s revenues to decrease to the extent such legislation reduces Medicaid and/or Medicare reimbursement rates.

The Company’s failure to comply with labor and employment laws could result in monetary fines and penalties.

Worker health and safety (OSHA and similar state and local agencies); family medical leave (the Family Medical Leave Act), wage and hour laws and regulations, equal employment opportunity and non-discrimination requirements, among other laws and regulations relating to employment, apply to the Company. Failure to comply with such laws and regulations could result in the imposition of consent orders or civil and criminal penalties, including fines, which could damage the Company’s reputation and have an adverse effect on the Company’s results of operations or financial condition. The regulatory framework for privacy issues is rapidly evolving and future enactment of more restrictive laws, rules or regulations and/or future enforcement actions or investigations could have a materially adverse impact on the Company through increased costs or restrictions on the Company’s business, and noncompliance could result in regulatory penalties and significant legal liability.

There is an inherent risk of liability in the provision of healthcare services; damage to the Company’s reputation or its failure to adequately insure against losses, including from substantial claims and litigation, could have an adverse impact on the Company’s operations, financial condition or prospects.

There is an inherent risk of liability in the provision of healthcare services. As a participant in the healthcare industry, the Company is and expects to be, periodically subject to lawsuits, some of which may involve large claims and significant costs to defend. In such cases, coverage under the Company’s insurance programs may not be adequate to protect it. The Company’s insurance policies are subject to annual renewal and its insurance premiums could be subject to material increases in the future. The Company cannot ensure that it will be able to maintain this insurance on acceptable terms in the future, or at all. A successful claim in excess of, or not covered by, the Company’s insurance policies could have a material adverse effect on its business, financial condition, results of operations, cash flow, capital resources and liquidity. Even where the Company’s insurance is adequate to cover claims against it, damage to its reputation in the event of a judgment against it, or continued increases in the Company’s insurance costs, could have an adverse effect on the Company’s business, financial condition, results of operations, cash flow, capital resources, liquidity, or prospects.

The Company has outstanding indebtedness and may incur additional debt in the future.

The Company has outstanding indebtedness that may be refinanced contemporaneously with the consummation of the Business Combination, and its and ATI’s ability to incur additional indebtedness is subject to and potentially restricted by the terms of any such indebtedness or future indebtedness. The Company’s indebtedness could have detrimental consequences on the Company’s or ATI’s ability to obtain additional financing as needed for working capital, acquisition costs, other capital expenditures or general corporate purposes. The Company cannot be certain that cash flow from operations will be sufficient to allow it to pay principal and interest on the debt, support operations and meet other obligations. If the Company does not have the resources to meet its obligations, the Company may be required to refinance all or part of its outstanding debt, sell assets or borrow more money. The Company may not be able to do so on acceptable terms, in a timely manner, or at all. If the Company is unable to refinance its debt on acceptable terms, the Company may be forced to dispose of its assets on disadvantageous terms, potentially resulting in losses. Defaults under the Company’s debt agreements could have a material adverse effect on its business, prospects, liquidity, financial condition or results of operations.

Risks Relating to the Company’s Human Resources

The Company’s facilities face competition for experienced physical therapists and other clinical providers that may increase labor costs and reduce profitability.

The Company’s ability to attract and retain clinical talent is critical to its ability to provide high quality care to patients and successfully cultivate and maintain strong relationships in the communities it serves. If the Company cannot recruit and retain its base of experienced and clinically skilled therapists and other clinical providers, management and support personnel, its business may decrease and its revenues may decline. The Company competes with other healthcare providers in recruiting and retaining qualified management, physical therapists and other clinical staff and support personnel responsible for the daily operations of its business, financial condition and results of operations.

The Company may also experience increases in its labor costs, primarily due to higher wages and greater benefits required to attract and retain qualified healthcare personnel, and such increases may adversely affect the Company’s profitability. Furthermore, while the Company attempts to manage overall labor costs in the most efficient way, its efforts to manage them may have limited effectiveness and may lead to increased turnover and other challenges.

The Company faces licensing and credentialing barriers, and associated variability across states is a risk to timely delivery of productive talent.

The scope of licensing laws differs from state to state, and the application of such laws to the activities of physical therapists and other clinical providers is often unclear. Given the nature and scope of the solutions and services that the Company provides, the Company is required to maintain physical therapy licenses and registrations for itself and its providers in certain jurisdictions and to ensure that such licenses and registrations are in good standing. These licenses require the Company and its providers to comply with the rules and regulations of the governmental bodies that issued such licenses. The Company’s or its providers’ failure to comply with such rules and regulations could result in significant administrative penalties, the suspension of a license or the loss of a license, all of which could negatively impact the Company’s business.

Risks Relating to the Company’s Information Technology

The Company relies on information technology in critical areas of its operations, and a disruption relating to such technology could harm its financial condition.

The Company relies on IT systems in critical areas of its operations, including its electronic medical records system and systems supporting revenue cycle management, and financial and operational reporting, among others. The Company has legacy IT systems that IT is continuing to upgrade and modernize. If one of these systems were to fail or cause operational or reporting interruptions, or if the Company decides to change these systems or hire outside parties to provide these systems, it may suffer disruptions, which could have a material adverse effect on the Company’s operation, results of operations and financial condition. In addition, the Company may underestimate the costs, complexity and time required to develop and implement new systems.

The Company uses software vendors and network and cloud providers in its business and if they cannot deliver or perform as expected or if the Company’s relationships with them are terminated or otherwise change, it could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company’s ability to provide its services and support its operations requires that it work with certain third-party providers, including software vendors and network and cloud providers, and depends on such third parties meeting its expectations in timeliness, quality, quantity and economics. The Company’s third-party suppliers may be unable to meet such expectations due to a number of factors, including due to factors attributable to the COVID-19 pandemic. The Company might incur significant additional liabilities if the services provided by these third parties do not meet the Company’s expectations, if they terminate or refuse to renew their relationships with the Company or if they were to offer their services on less advantageous terms. The Company relies on internally developed software applications and systems to conduct its critical operating and administrative functions. The Company also depends on its software vendors to provide long-term software maintenance support for its information systems. In addition, while there are backup systems in many of the Company’s operating facilities, it may experience an extended outage of network services supplied by these vendors or providers that could impair its ability to deliver its solutions, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company is a target of attempted cyber and other security threats and must continuously monitor and develop the Company’s IT networks and infrastructure to prevent, detect, address and mitigate the risk of unauthorized access, misuse, computer viruses and other events that could have a security impact or which may cause a violation of HIPAA or HITECH and subject it to potential legal and reputational harm.

In the normal course of business, the Company’s IT systems hold sensitive patient information including patient demographic data, eligibility for various medical plans including Medicare and Medicaid and protected health information subject to HIPAA and HITECH. The Company also contracts with third-party vendors to maintain and store its patients’ individually identifiable health information. Numerous state and federal laws and regulations address privacy and information security concerns resulting from the Company’s access to its patients’ and employees’ personal information. Additionally, the Company utilizes those same systems to perform its day-to-day activities, such as receiving referrals, assigning clinicians to patients, documenting medical information and maintaining an accurate record of all transactions.

While the Company has not experienced any known attacks on its IT systems that have compromised patient data, its IT systems and those of its vendors that process, maintain and transmit such data are subject to computer viruses, cyber-attacks, including ransomware attacks, or breaches. The Company maintains its IT systems with safeguard protection against cyber-attacks including active intrusion protection, firewalls and virus detection software, adheres to (and requires its third-party vendors to adhere to) policies and procedures designed to ensure compliance with HIPAA and HITECH regulations, and has developed and tested a response plan in the event of a successful attack and maintains commercial insurance related to a cyber-attack. However, these safeguards do not ensure that a significant cyber-attack could not occur. A successful attack on the Company’s or its third-party vendors’ IT systems could have significant consequences to the business, including liability for compromised patient information, business interruption, significant civil and criminal penalties, lawsuits, reputational harm and increased costs to the Company, any of which could have a material adverse effect on its financial condition and results of operations.

In addition, insider or employee cyber and security threats are increasingly a concern for all large companies, including the Company. The Company’s future results could be adversely affected due to the theft, destruction, loss, misappropriation or release of protected health information, other confidential data or proprietary business information, operational or business delays resulting from the disruption of IT systems and subsequent mitigation activities, or regulatory action taken as a result of such incidents. The Company provides its employees with training and regular reminders on important measures they can take to prevent breaches. The Company routinely identifies attempts to gain unauthorized access to its systems. However, given the rapidly evolving nature and proliferation of cyber threats, there can be no assurance the Company’s training and network security measures or other controls will detect, prevent or remediate security or data breaches in a timely manner or otherwise prevent unauthorized access to, damage to, or interruption of the Company’s systems and operations. Accordingly, the Company may be vulnerable to losses associated with the improper functioning, security breach, or unavailability of its information systems, as well as any systems used in acquired company operations.

Risks Relating to the Company’s Accounting and Financial Policies

The Company currently outsources, and from time to time in the future may outsource, a portion of its internal business functions to third-party providers. Outsourcing these functions has significant risks, and the Company’s failure to manage these risks successfully could materially adversely affect its business, results of operations and financial condition.

The Company currently, and from time to time in the future, may outsource portions of its internal business functions, including billing and administrative functions relating to revenue cycle management, to third-party providers. These third-party providers may not comply on a timely basis with all of the Company’s requirements, or may not provide the Company with an acceptable level of service. In addition, reliance on third-party providers could have significant negative consequences, including significant disruptions in the Company’s operations and significantly increased costs to undertake such operations, either of which could damage the Company’s relationships with its customers. The Company could experience a reduction in revenue due to inability to collect from patients, overpayments, claim denials, recoupments or governmental and third-party audits may impact its profitability and cash flow.

If the Company’s estimates or judgments relating to its critical accounting policies prove to be incorrect, its results of operations could be adversely affected.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the Company’s financial statements and accompanying notes included elsewhere in this proxy statement. The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Significant estimates and judgments used in preparing financial statements include those related to the determination of the revenue transaction price for current transactions and estimation of expected collections on the Company’s accounts receivable, among others. The Company’s results of operations may be adversely affected if its assumptions change or if actual circumstances differ from those in the Company’s assumptions, which could cause the Company’s results of operations to fall below the expectations of securities analysts and investors.

Risks Relating to FAII and the Business Combination

The Insiders have agreed to vote in favor of the proposals at the FAII Special Meeting, regardless of how public stockholders vote.

As of the date hereof, the Founder Shares owned by the Insiders represent approximately 20% of the voting power of the outstanding FAII Common Stock. Pursuant to the Parent Sponsor Letter Agreement, the Insiders have agreed to vote their Founder Shares and any public shares held by them in favor of each of the proposals set forth in this proxy statement, regardless of how public stockholders vote. Accordingly, the agreement by the Insiders to vote in favor of each of the proposals at the FAII Special Meeting will increase the likelihood that FAII will receive the requisite stockholder approval for the Business Combination.

FAII stockholders will have a reduced ownership and voting interest after the Business Combination and will exercise less influence over management.

Upon the issuance of the shares of ATI Class A common stock to Company stockholders, current FAII stockholders’ percentage ownership will be diluted. Assuming no public stockholders exercise their redemption rights and excluding the potential dilutive effect of the Earnout Shares, Vesting Shares and exercise of FAII public warrants, current FAII public stockholders’ percentage ownership in ATI following the issuance of shares to Company stockholders would be approximately 16.6%. Assuming that 17,382,241 public shares (the maximum number of public shares that could be redeemed in connection with the Business Combination in order to satisfy the Minimum Cash Condition) are redeemed in connection with the Business Combination and excluding the potential dilutive effect of the Earnout Shares, Vesting Shares and exercise of FAII public warrants, current FAII public stockholders’ percentage ownership in ATI following the issuance of shares of ATI Class A common stock to Company stockholders would be approximately 9.0%. Additionally, of the expected members of the ATI Board after the completion of the Business Combination, only one is a current director of FAII and the rest will be current directors of the Company or newly appointed directors. The percentage of ATI Class A common stock that will be owned by current FAII stockholders as a group will vary based on the number of shares of FAII Class A common stock for which the holders thereof request redemption in connection with the Business Combination. Because of this, current FAII stockholders, as a group, will have less influence on the ATI Board, management and policies of ATI than they now have on the FAII Board, management and policies of FAII.

FAII stockholders likely will experience significant dilution as a result of other issuances contemplated in connection with the Business Combination (including the PIPE Investment, Earnout Shares and exercise of FAII public warrants).

In addition to the 143,243,450 shares of ATI Class A common stock that will be issued to the Company stockholders in connection with the Business Combination (assuming a closing date of June 30, 2021), the Business Combination also contemplates a significant number of actual or potential additional issuances of shares of ATI Class A common stock, as applicable. These include the Earnout Shares and shares issued in connection with the PIPE Investment and the exercise of FAII public warrants. These additional issuances could result in our remaining stockholders experiencing significant dilution; however, the ultimate significance of the dilution will depend on the number of redemptions from the Trust Account in connection with the FAII Special Meeting.

Even if FAII consummates the Business Combination, there is no guarantee that the FAII public warrants will ever be in the money, and they may expire worthless and the terms of FAII’s public warrants may be amended.

The exercise price for FAII public warrants is $11.50 per share of FAII Class A common stock. There is no guarantee that the FAII public warrants will ever be in the money prior to their expiration, and as such, the FAII public warrants may expire worthless and the terms may be amended.

The Private Placement Warrants and FAII public warrants (collectively, the “warrants”) are accounted for as liabilities and the changes in value of the warrants could have a material effect on our financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on warrants that have certain settlement terms and provisions related to certain tender offers or warrants which do not meet the criteria to be considered indexed to an entity’s own stock, which terms are similar to those contained in the warrant agreement governing the warrants. As a result of the SEC Statement, FAII reevaluated the accounting treatment of the 6,900,000 FAII public warrants and 5,933,333 Private Placement Warrants, and determined that the warrants should be reclassified as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.

As a result, included on FAII’s balance sheet as of December 31, 2020 contained in FAII’s Annual Report on Form 10-K/A for the period ended December 31, 2020 (the “Amended Annual Report”) are derivative liabilities related to embedded features contained within the warrants. Accounting Standards Codification 815-40, “Derivatives and Hedging — Contracts on an Entity’s Own Equity,” provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, FAII’s financial statements and results of operations may fluctuate quarterly, based on factors, which are outside of FAII’s control. Due to the recurring fair value measurement, FAII expects to recognize non-cash gains or losses on the warrants each reporting period and that the amount of such gains or losses could be material.

FAII has identified a material weakness in FAII’s internal control over financial reporting as of December 31, 2020. If FAII is unable to develop and maintain an effective system of internal control over financial reporting, FAII may not be able to accurately report FAII’s financial results in a timely manner, which may adversely affect investor confidence in FAII and materially and adversely affect FAII’s business and operating results.

Following this issuance of the SEC Statement, on April 28, 2021, after consultation with our independent registered public accounting firm, FAII’s management and FAII’s audit committee concluded that, in light of the SEC Statement, it was appropriate to restate FAII’s previously issued audited financial statements as of December 31, 2020 and for the period from June 10, 2020 (inception) through December 31, 2020 (the “Restatement”). As part of such process, FAII identified a material weakness in FAII’s internal controls over financial reporting.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of FAII’s annual or interim financial statements will not be prevented, or detected and corrected on a timely basis.

Effective internal controls are necessary for FAII to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly, and there is no assurance that these initiatives will ultimately have the intended effects.

If FAII identifies any new material weaknesses in the future, any such newly identified material weakness could limit FAII’s ability to prevent or detect a misstatement of FAII’s accounts or disclosures that could result in a material misstatement of FAII’s annual or interim financial statements. In such case, FAII may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in FAII’s financial reporting and FAII’s stock price may decline as a result. FAII cannot assure you that the measures FAII has taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses in FAII’s internal controls over financial reporting.

FAII may face litigation and other risks as a result of the material weakness in FAII’s internal control over financial reporting.

Following the issuance of the SEC Statement, after consultation with FAII’s independent registered public accounting firm, FAII’s management and audit committee concluded that it was appropriate to restate FAII’s previously issued audited financial statements as of December 31, 2020 and for the period from June 10, 2020 (inception) through December 31, 2020. As part of the Restatement, FAII identified a material weakness in FAII’s internal controls over financial reporting.

As a result of such material weakness, the Restatement, the change in accounting for the warrants, and other matters raised or that may in the future be raised by the SEC, FAII faces potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the Restatement and material weaknesses in FAII’s internal control over financial reporting and the preparation of FAII’s financial statements. As of the date of this proxy statement, FAII has no knowledge of any such litigation or dispute. However, FAII has can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on FAII’s business, results of operations and financial condition or FAII’s ability to complete the Business Combination.

The market price of shares of ATI Class A common stock after the Business Combination will be affected by factors different from those currently affecting the price of shares of FAII Class A common stock.

Upon completion of the Business Combination, Company stockholders will become holders of shares of ATI Class A common stock. Prior to the Business Combination, FAII has had limited operations. Upon completion of the Business Combination, ATI’s results of operations will depend upon the performance of the Company’s business, which are affected by factors that are different from those currently affecting the results of operations of FAII.

FAII has not obtained an opinion from an independent investment banking firm, and consequently, there is no assurance from an independent source that the Business Combination consideration is fair to FAII stockholders from a financial point of view.

FAII is not required to, and has not, obtained an opinion from an independent investment banking firm that the consideration it is paying for the Company in the Business Combination is fair to FAII stockholders from a financial point of view. The equity value of the Company has been determined by the FAII Board based upon standards generally accepted by the financial community, such as potential revenue and the price for which comparable businesses or assets have been valued. FAII stockholders will be relying on their own judgment and the judgment of the FAII Board with respect to such matters.

If the Business Combination’s benefits do not meet the expectations of financial analysts, the market price of ATI Class A common stock may decline.

The trading market for ATI Class A common stock will be influenced by the research and reports that industry or securities analysts may publish about ATI, our business, our market or our competitors. The market price of the ATI Class A common stock may decline as a result of the Business Combination if ATI does not achieve the perceived benefits of the Business Combination as rapidly, or to the extent anticipated by, financial analysts, or if the effect of the Business Combination on ATI’s financial results is not consistent with the expectations of financial analysts. Accordingly, holders of ATI Class A common stock may experience a loss as a result of a decline in the market price of ATI Class A common stock. In addition, a decline in the market price of ATI Class A common stock could adversely affect ATI’s ability to issue additional securities and to obtain additional financing in the future.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.

Before the transactions contemplated by the Merger Agreement can be completed, approval must be obtained under the HSR Act. In deciding whether to grant antitrust clearance, the relevant governmental authorities will consider a variety of factors, including the effect of the Business Combination on competition within their relevant jurisdiction. The terms and conditions of the approvals that are granted may impose requirements, limitations or costs, or place restrictions on the conduct of ATI’s business. The requirements, limitations or costs imposed by the relevant governmental authorities could also delay the closing of the Business Combination or diminish the anticipated benefits of the Business Combination. Additionally, the completion of the Business Combination is conditioned on the absence of any law enacted or promulgated in the United States which is then in effect and has the effect of making consummation of the Merger Agreement and the transactions contemplated thereunder illegal or otherwise enjoining or prohibiting the consummation of the Business Combination. FAII and the Company believe that the Business Combination should not raise significant regulatory concerns and that

FAII and the Company will be able to obtain all requisite regulatory approvals in a timely manner. However, FAII and the Company cannot be certain when or if regulatory approvals will be obtained or, if obtained, the conditions that may imposed. In addition, neither FAII nor the Company can provide assurance that any such conditions, terms, obligations or restrictions will not result in delay. See “Regulatory Approvals Related to the Business Combination.”

The consummation of the Business Combination is subject to a number of conditions and if those conditions are not satisfied or waived, the Merger Agreement may be terminated in accordance with its terms and the Business Combination may not be completed.

The Merger Agreement is subject to a number of conditions which must be fulfilled in order to complete the Business Combination. Those conditions include, among others: (i) approval by FAII stockholders and Company stockholders (which, with respect to the Company stockholders, was satisfied immediately following the execution of the Merger Agreement), (ii) FAII having at least $5,000,001 of net tangible assets after giving effect to FAII stockholder redemptions, if any, (iii) the expiration or termination of the waiting period under the HSR Act, (iv) the listing of the shares of FAII Class A common stock to be issued in connection with the closing on the NYSE, (v) the filing of the proposed charter with the Secretary of State of the State of Delaware and the adoption of the Amended and Restated Bylaws, and (vi) FAII having at least $472,500,000 in available cash immediately prior to the effective time (after taking into account (x) payments required to satisfy FAII stockholder redemptions and (y) the net proceeds from the Subscription Agreements). In addition, the parties can mutually decide to terminate the Merger Agreement at any time, before or after stockholder approval, or FAII or the Company may elect to terminate the Merger Agreement in certain other circumstances. See “The Merger Agreement—Termination.”

FAII may waive one or more of the conditions to the Business Combination.

FAII may agree to waive, in whole or in part, one or more of the conditions to FAII’s obligations to complete the Business Combination, to the extent permitted by FAII’s current certificate of incorporation and bylaws and applicable laws. For example, it is a condition to FAII’s obligations to close the Business Combination that the Company has performed and complied in all material respects with the obligations required to be performed or complied with by the Company under the Merger Agreement. However, if the FAII Board determines that a breach of this obligation is not material, then the FAII Board may elect to waive that condition and close the Business Combination. FAII may not waive the condition that FAII stockholders approve the Business Combination. FAII may, however, waive the Minimum Cash Condition, in which case and provided the Company also waives the Minimum Cash Condition in accordance with the Merger Agreement, the resulting reduced liquidity of FAII may have an adverse impact on ATI’s financial condition and results of operations. See “The Merger Agreement—Conditions to the Business Combination.”

The exercise of discretion by FAII’s directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Merger Agreement may result in a conflict of interest when determining whether such changes to the terms of the Merger Agreement or waivers of conditions are appropriate and in the best interests of FAII stockholders.

In the period leading up to the consummation of the Business Combination, other events may occur that, pursuant to the Merger Agreement, would require FAII to agree to amend the Merger Agreement, to consent to certain actions or to waive rights that it is entitled to under the Merger Agreement. Such events could arise because of changes in the course of the business of the Company, a request by the Company and the Company’s management to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on the business of the Company and could entitle FAII to terminate the Merger Agreement. In any of such circumstances, it would be in the discretion of FAII, acting through the FAII Board, to grant its consent or waive its rights. The existence of the financial and personal interests of the FAII directors described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the FAII directors between what he or she may believe is best for FAII and FAII stockholders and what he or she may believe is best for himself or herself or his or her affiliates in determining whether or not to take the requested action. As of the date of this proxy statement, FAII does not believe there will be any changes or waivers that FAII’s directors and officers would be likely to make after FAII stockholder approval of the Business Combination has been obtained. While certain changes could be made without further stockholder approval, if, prior to obtaining such stockholder approval, there is a change to the terms of the Business Combination that would have a material impact on FAII stockholders, FAII will be required to file a new or amended proxy statement or supplement thereto with the SEC.

Termination of the Merger Agreement could negatively impact FAII.

If the Business Combination is not completed for any reason, including as a result of FAII stockholders declining to approve the proposals required to effect the Business Combination, the ongoing businesses of FAII may be adversely impacted and, without realizing any of the anticipated benefits of completing the Business Combination, FAII would be subject to a number of risks, including the following:

•

FAII may experience negative reactions from the financial markets, including negative impacts on its stock price (including to the extent that the current market price reflects a market assumption that the Business Combination will be completed);

•	FAII will have incurred substantial expenses and will be required to pay certain costs relating to the Business Combination, whether or not the Business Combination is completed; and

•

since the Merger Agreement restricts the conduct of FAII’s business prior to completion of the Business Combination, FAII may not have been able to take certain actions during the pendency of the Business Combination that would have benefitted it as an independent company, and the opportunity to take such actions may no longer be available. See “The Merger Agreement—Covenants and Agreements” for a description of the restrictive covenants applicable to FAII.

If the Merger Agreement is terminated and the FAII Board seeks another merger or business combination, FAII stockholders cannot be certain that FAII will be able to find another acquisition target that would constitute a business combination or that such other merger or business combination will be completed. See “The Merger Agreement—Termination.”

The Company will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the effect of the Business Combination on employees and other business participants may have an adverse effect on the Company and consequently on FAII. These uncertainties may impair the Company’s ability to attract, retain and motivate key personnel until the Business Combination is completed, and could cause others that deal with the Company to seek to change existing business relationships with the Company. Retention of certain employees may be challenging during the pendency of the Business Combination, as certain employees may experience uncertainty about their future roles. If key employees depart because of issues relating to the uncertainty or a desire not to remain with the Company, ATI’s business following the Business Combination could be negatively impacted. In addition, the Merger Agreement restricts the Company from taking specified actions without the consent of FAII until the Business Combination occurs. These restrictions may prevent the Company from pursuing attractive business opportunities that may arise prior to the completion of the Business Combination. See “The Merger Agreement—Covenants and Agreements.”

FAII directors and officers have interests in the Business Combination that may be different from the interests of FAII Stockholders.

Executive officers of FAII negotiated the terms of the Merger Agreement with their counterparts at the Company, and the FAII Board determined that entering into the Merger Agreement was in the best interests of FAII and FAII stockholders, declared the Merger Agreement advisable and recommended that FAII stockholders approve the Merger Agreement and the transactions contemplated thereby. In considering these facts and the other information contained in this proxy statement, you should be aware that FAII’s executive officers and directors may have financial interests in the Business Combination that may be different from, or in addition to, the interests of FAII stockholders, including through ownership of Founder Shares, Private Placement Warrants and/or interests in the Sponsor, which will be without value if FAII does not consummate a business combination prior to August 14, 2022. The FAII Board was aware of and considered these interests, among other matters, in reaching the determination to approve the terms of the Business Combination and in recommending to FAII stockholders that they vote to approve the Business Combination. For a detailed discussion of the special interests that FAII’s directors and executive officers may have in the Business Combination, please see “The Business Combination—Interests of Directors and Officers of FAII in the Business Combination.”

BofA Securities and Deutsche Bank may have a potential conflict of interest regarding the Business Combination.

Each of BofA Securities, Inc. (“BofA Securities”) and Deutsche Bank Securities Inc. (“Deutsche Bank”) served as underwriters in FAII’s IPO and, upon consummation of the Business Combination, will be entitled to receive approximately $8.151 million in deferred underwriting commissions for services rendered in connection with FAII’s IPO, of which BofA Securities will be entitled to approximately $3.019 million and Deutsche Bank will be entitled to approximately $5.132 million. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the Trust Account in the event FAII does not complete a business combination by August 14, 2022. Accordingly, if the Business Combination, or any other business combination, is not consummated by that time and FAII is required to be liquidated as a result, BofA Securities and Deutsche Bank will not receive any of their deferred underwriting commissions and such funds will be available to fund the redemption of the FAII public shares.

Furthermore, Deutsche Bank was engaged by FAII as its financial advisor in connection with the Business Combination. FAII decided to retain Deutsche Bank as its financial advisor based primarily on its strong market position, ongoing relationship with the FAII team, positive reputation as a leading advisor in SPAC business combinations and their experienced and capable investment banking teams.

FAII agreed to reimburse Deutsche Bank for reasonable out-of-pocket expenses, including the fees and disbursements of Deutsche Bank’s outside attorneys, and to indemnify Deutsche Bank and certain related parties against liabilities, including liabilities under federal securities laws, in each case, in connection with, as a result of, or relating to its engagement.

BofA Securities and Deutsche Bank have an interest in FAII completing a business combination prior to August 14, 2022, and they each may have a potential conflict of interest given that they are entitled to the deferred portion of their underwriting compensation only if a business combination is completed within the specified timeframe. In considering approval of the Business Combination, FAII’s stockholders should consider the roles of BofA Securities and Deutsche Bank in light of this potential conflict.

The Insiders will control the election of the FAII Board until consummation of FAII’s initial business combination and will hold a substantial interest in FAII. As a result, the Insiders may exert a substantial influence on actions requiring a stockholder vote.

As of the date of this proxy statement, the Insiders own approximately 20% of the outstanding shares of FAII Common Stock. In addition, the Founder Shares, all of which are held by the Insiders, entitle such holders to elect all of FAII’s directors prior to its initial business combination. Public stockholders of FAII Common Stock will have no right to vote on the election of directors during such time. In addition, as a result of their substantial ownership in FAII, the Insiders may exert substantial influence on other actions requiring a stockholder vote, potentially in a manner that the Sponsor and the FAII public stockholders do not support, including amendments to FAII’s current charter or current bylaws and approval of the Business Combination.

Currently, the FAII Board is not composed of a majority of directors that are independent from the Sponsor.

The FAII Board is not currently composed of a majority of directors that are independent from the Sponsor as permitted by the transition period provided under NYSE listing rules. Accordingly, should the interests of the Sponsor differ from those of other FAII stockholders, the other FAII stockholders may not have the same protections afforded to stockholders of companies with a majority independent board that are subject to all of the corporate governance rules for publicly-listed companies.

The Business Combination will result in changes to the FAII Board.

If the parties complete the Business Combination, the composition of the ATI Board will change from the current FAII Board. The ATI Board will consist of Andrew McKnight, John Maldonado, Carmine Petrone, Chris Krubert, John Larsen, Labeed Diab, Joanne Burns and Jamie Parisi, divided into three classes, with only one class of directors being elected in each year. This new composition of the ATI Board may affect the business strategy and operating decisions of ATI upon the completion of the Business Combination.

The Merger Agreement contains provisions that may prohibit FAII from seeking an alternative business combination.

The Merger Agreement contains provisions that prohibit FAII from seeking alternative business combinations during the pendency of the Business Combination. Further, if FAII is unable to obtain the requisite approval of FAII stockholders, either party may terminate the Merger Agreement.

The unaudited pro forma condensed combined financial information included in this proxy statement is preliminary and the actual financial condition and results of operations after the Business Combination may differ materially.

The unaudited pro forma condensed combined financial information for ATI following the Business Combination in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what ATI’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. Accordingly, ATI’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. See “Unaudited Pro Forma Condensed Combined Financial Information.”

FAII and the Company will incur transaction costs in connection with the Business Combination.

Each of FAII and the Company has incurred and expects that it will incur significant, non-recurring costs in connection with consummating the Business Combination. The Company may also incur additional costs to retain key employees. FAII and the Company will also incur significant legal, financial advisor, accounting, banking and consulting fees, fees relating to regulatory filings and notices, SEC filing fees, printing and mailing fees and other costs associated with the Business Combination. FAII estimates that it will incur approximately $12.075 million in deferred underwriting fees and $14.156 million in transaction costs. The Company estimates that it will incur approximately $29.9 million in transaction costs associated with the Business Combination. Some of these costs are payable regardless of whether the Business Combination is completed. See “The Business Combination—Terms of the Business Combination.”

The Company stockholders will have their rights as stockholders governed by ATI’s organizational documents.

As a result of the completion of the Business Combination, Company stockholders will become holders of shares of ATI Class A common stock, which will be governed by ATI’s organizational documents. As a result, there will be differences between the rights currently enjoyed by Company stockholders and the rights they will have as stockholders of ATI. See “Proposal No. 3—The Charter Amendment Proposal,” “Proposal No. 4—The Governance Proposal” and “Description of Securities.”

The Insiders have agreed to vote in favor of the proposals at the FAII Special Meeting, regardless of how public stockholders vote.

As of the date hereof, the Founder Shares owned by the Insiders represent approximately 20% of the voting power of the outstanding FAII Common Stock. Pursuant to the Parent Sponsor Letter Agreement, the Insiders have agreed to vote their Founder Shares and any public shares held by them in favor of each of the proposals set forth in this proxy statement, regardless of how public stockholders vote. Accordingly, the agreement by the Insiders to vote in favor of each of the proposals at the FAII Special Meeting will increase the likelihood that FAII will receive the requisite stockholder approval for the Business Combination and the transactions contemplated thereby.

If FAII’s due diligence investigation of the business of the Company was inadequate, then stockholders of ATI following the Business Combination could lose some or all of their investment.

Even though FAII conducted a due diligence investigation of the business of the Company, FAII cannot be sure that this diligence uncovered all material issues that may be present inside the business of the Company, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the business of the Company and outside of its control will not later arise.

Subsequent to the completion of the Business Combination, ATI may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on ATI’s financial condition, results of operations and ATI’s stock price, which could cause stockholders of ATI following the Business Combination to lose some or all of their investment.

As a result of these factors, ATI may be forced to later write down or write off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if FAII’s due diligence successfully identifies certain risks, factors outside of the business of the Company, factors outside of the Company’s control and other unexpected risks may arise and previously known risks may materialize in a manner not consistent with FAII’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on FAII’s liquidity, the fact that ATI reports charges of this nature could contribute to negative market perceptions about ATI or its securities. Accordingly, any of the FAII stockholders who choose to remain stockholders in ATI following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of ATI’s income or other tax returns could adversely affect ATI’s financial condition and results of operations.

ATI will be subject to income taxes in the United States, and ATI’s domestic tax liabilities will be subject to the allocation of expenses in different jurisdictions. ATI’s future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of ATI’s deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; and

•	lower than anticipated future earnings in jurisdictions where ATI has lower statutory tax rates and higher than anticipated future earnings in jurisdictions where ATI has higher statutory tax rates.

In addition, ATI may be subject to audits of ATI’s income, sales and other taxes by U.S. federal, state and local taxing authorities. Outcomes from these audits could have an adverse effect on ATI’s financial condition and results of operations.

ATI’s ability to use the Company’s net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes may be limited as a result of future changes in the ownership of ATI common stock.

As of December 31, 2020, the Company had U.S. federal net operating loss carryforwards (“NOLs”) of approximately $153.3 million available to offset future taxable income. Under Section 382 of the Internal Revenue Code (the “Code”), a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change federal NOLs to offset future taxable income. An “ownership change” generally occurs if one or more stockholders or groups of stockholders (including certain “public groups”) who own (or are deemed to own) at least 5% of a company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. An ownership change thus could be triggered by substantial changes in the direct or indirect ownership of the outstanding Company common stock. Although the Business Combination itself is not expected to trigger an “ownership change,” subsequent changes in the ownership of ATI common stock, whether or not aggregated in a three-year period with the shift in ownership that will occur as a result of the Business Combination, could trigger an ownership change with respect to the Company’s NOLs. In particular, immediately following the Business Combination, approximately 83.4% of ATI Class A common stock will be held by a small number of stockholders (e.g., the current Company stockholders and the PIPE Investors), and significant sales of such stock by those stockholders in the future (which ATI will have no ability to control), among other transactions, could trigger an ownership change. If an ownership change were to occur in the future, the Company’s NOLs would become subject to limitations under Section 382 of the Code, which could cause us to incur materially greater tax liability than if such an ownership change had not occurred.

Additional Risks Relating to Ownership of ATI Class A Common Stock Following the Business Combination

ATI’s stock price may change significantly following the Business Combination and you could lose all or part of your investment as a result.

The trading price of the ATI Class A common stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares following the Business Combination at an attractive price due to a number of factors such as those listed in “—Risks Relating to the Company’s Business and Industry” and the following:

•	results of operations that vary from the expectations of securities analysts and investors;

•	changes in expectations as to ATI’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•	declines in the market prices of stocks generally;

•	strategic actions by ATI or its competitors;

•	announcements by ATI or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

•	any significant change in ATI’s management;

•	changes in general economic or market conditions or trends in ATI’s industry or markets;

•	changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to ATI’s business;

•	future sales of ATI Class A common stock or other securities;

•	investor perceptions or the investment opportunity associated with ATI Class A common stock relative to other investment alternatives;

•	the public’s response to press releases or other public announcements by ATI or third-parties, including ATI’s filings with the SEC;

•	litigation involving ATI, ATI’s industry, or both, or investigations by regulators into ATI’s operations or those of ATI’s competitors;

•	guidance, if any, that ATI provides to the public, any changes in this guidance or ATI’s failure to meet this guidance;

•	the development and sustainability of an active trading market for ATI’s stock;

•	actions by institutional or activist stockholders;

•	changes in accounting standards, policies, guidelines, interpretations or principles; and

•	other events or factors, including those resulting from natural disasters, war, acts of terrorism, health pandemics or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of ATI Class A common stock, regardless of ATI’s actual operating performance. In addition, price volatility may be greater if the public float and trading volume of ATI Class A common stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If ATI becomes involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from ATI’s business regardless of the outcome of such litigation.

Because there are no current plans to pay cash dividends on ATI Class A common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

ATI intends to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of ATI Class A common stock will be at the sole discretion of the ATI Board. The ATI Board may take into account general and economic conditions, ATI’s financial condition and results of operations, ATI’s available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications on the payment of dividends by ATI to its stockholders or by its subsidiaries to it and such other factors as the ATI Board may deem relevant. In addition, following the Business Combination, ATI will have no direct operations and no significant assets other than its ownership of its subsidiaries from whom it will depend on for distributions, and whose ability to pay dividends may be limited by covenants of any future indebtedness ATI or its subsidiaries incurs. As a result, you may not receive any return on an investment in ATI Class A common stock unless you sell such ATI Class A common stock for a price greater than that which you paid for it.

If securities analysts do not publish research or reports about ATI’s business or if they downgrade ATI’s stock or ATI’s sector, ATI’s stock price and trading volume could decline.

The trading market for ATI Class A common stock will rely in part on the research and reports that industry or financial analysts publish about ATI or its business. ATI will not control these analysts. In addition, some financial analysts may have limited expertise with the Company’s model and operations. Furthermore, if one or more of the analysts who do cover ATI downgrade its stock or industry, or the stock of any of its competitors, or publish inaccurate or unfavorable research about its business, the price of ATI’s stock could decline. If one or more of these analysts ceases coverage of ATI or fails to publish reports on it regularly, ATI could lose visibility in the market, which in turn could cause its stock price or trading volume to decline.

Future sales, or the perception of future sales, by ATI or its stockholders in the public market following the Business Combination could cause the market price for ATI Class A common stock to decline.

The sale of shares of ATI Class A common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of ATI Class A common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for ATI to sell equity securities in the future at a time and at a price that it deems appropriate.

Upon consummation of the Business Combination, ATI will have a total of approximately 207.7 million shares of ATI Class A common stock outstanding (excluding Vesting Shares and assuming that (i) the Business Combination closes on June 30, 2021 and (ii) no Earnout Shares have been issued). All shares issued in the Business Combination will be restricted securities.

In connection with the Business Combination, the Insiders and holders of the Company common stock and Company preferred stock have each agreed with FAII, subject to certain exceptions, not to dispose of or distribute any of their Company common stock or securities convertible into or exchangeable for shares of ATI Class A common stock during the period from the date of the A&R RRA continuing through the date (i) in the case of ATI Class A common stock of the New Holders (as such term is defined in the A&R RRA) that is 180 days after the date of the A&R RRA or (ii) in the case of the Founder Shares, 180 days after the date of the A&R RRA. See “Related Agreements—Amended and Restated Registration Rights Agreement” for a description of these lock-up arrangements.

Upon the expiration or waiver of the lock-ups described above, shares held by the Insiders and holders of the Company common stock and Company preferred stock will be eligible for resale, subject to volume, manner of sale and other limitations under Rule 144. In addition, pursuant to the A&R RRA, the Insiders and holders of the Company common stock and Company preferred stock will have the right, subject to certain conditions, to require ATI to register the sale of their shares of ATI Class A common stock under the Securities Act. In addition, the Subscription Agreements for the PIPE Investors provide for certain registration rights. For more information, see “Related Agreements—Subscription Agreements.” By exercising their registration rights and selling a large number of shares, these stockholders could cause the prevailing market price of ATI Class A common stock to decline. Following completion of the Business Combination, the shares covered by registration rights could represent over 83.4% of outstanding shares of ATI Class A common stock (excluding Vesting Shares and assuming that (i) the Business Combination closes on June 30, 2021 and (ii) no Earnout Shares have been issued).

As restrictions on resale end or if these stockholders exercise their registration rights, the market price of shares of ATI Class A common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for ATI to raise additional funds through future offerings of ATI’s shares of ATI Class A common stock or other securities.

In addition, the shares of ATI Class A common stock reserved for future issuance under ATI’s equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The aggregate number of shares of ATI Class A common stock expected to be reserved for future issuance under its equity incentive plans will be approximately 20.8 million, which represents 10% of the issued and outstanding shares of ATI Class A common stock immediately following consummation of the Business Combination (excluding Vesting Shares and assuming that (i) the Business Combination closes on June 30, 2021 and (ii) no Earnout Shares have been issued). The compensation committee of the ATI Board may determine the exact number of shares to be reserved for future issuance under its equity incentive plans at its discretion. ATI is expected to file one or more registration statements on Form S-8 under the Securities Act to register shares of ATI Class A common stock or securities convertible into or exchangeable for shares of ATI Class A common stock issued pursuant to ATI’s equity incentive plans. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

In the future, ATI may also issue its securities in connection with investments or acquisitions. The amount of shares of ATI Class A common stock issued in connection with an investment or acquisition could constitute a material portion of ATI’s then-outstanding shares of ATI Class A common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to ATI’s stockholders.

Anti-takeover provisions in ATI’s organizational documents could delay or prevent a change of control.

Certain provisions of the proposed charter and Amended and Restated Bylaws to become effective upon the consummation of the Business Combination may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by ATI’s stockholders.

These provisions provide for, among other things:

•	there is no cumulative voting with respect to the election of the ATI Board;

•	the division of the ATI Board into three classes, with only one class of directors being elected in each year;

•	the ability of the ATI Board to issue one or more series of preferred stock;

•	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at ATI’s annual meetings;

•	certain limitations on convening special stockholder meetings;

•	limiting the ability of stockholders to act by written consent;

•	the ability of the ATI Board to fill a vacancy created by the expansion of the ATI Board or the resignation, death or removal of a director in certain circumstances;

•	providing that the ATI Board is expressly authorized to adopt, amend, alter or repeal ATI’s bylaws;

•	the removal of directors only for cause; and

•

that certain provisions may be amended only by the affirmative vote of at least 65% (for amendments to the indemnification provisions) or 66.7% (for amendments to the provisions relating to stockholder meetings and stockholder action by written consent) of the shares of ATI Class A common stock entitled to vote generally in the election of ATI directors.

These anti-takeover provisions could make it more difficult for a third party to acquire ATI, even if the third party’s offer may be considered beneficial by many of ATI’s stockholders. As a result, ATI’s stockholders may be limited in their ability to obtain a premium for their shares. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause ATI to take other corporate actions you desire. See “Description of Securities—Certain Anti-Takeover Provisions of Delaware Law, the Proposed Charter and Amended and Restated Bylaws.”

The Amended and Restated Bylaws will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by ATI’s stockholders, which could limit ATI’s stockholders’ ability to obtain a favorable judicial forum for disputes with ATI or its directors, officers, employees or stockholders.

The Amended and Restated Bylaws will provide that, subject to limited exceptions, any (i) derivative action or proceeding brought on behalf of ATI, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee to ATI or its stockholders, (iii) action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), the proposed charter or the Amended and Restated Bylaws or (iv) action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware. The Amended and Restated Bylaws will also provide that, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the United States federal securities laws, including the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of ATI’s capital stock shall be deemed to have notice of and to have consented to the provisions of the Amended and Restated Bylaws described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with ATI or its directors, officers or other employees, which may discourage such lawsuits against ATI and its directors, officers and employees. This exclusive forum provision will not apply to claims under the Exchange Act, but will apply to other state and federal law claims including actions arising under the Securities Act. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. If a court were to find these provisions of the Amended and Restated Bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, ATI may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect ATI’s business and financial condition.

As a “controlled company” within the meaning of NYSE listing standards, ATI will qualify for exemptions from certain corporate governance requirements. ATI has the opportunity to elect any of the exemptions afforded a controlled company.

Because Advent will control more than a majority of the total voting power of ATI, ATI will be a “controlled company” within the meaning of NYSE Listing Standards. Under NYSE rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a “controlled company” and may elect not to comply with the following NYSE rules regarding corporate governance:

•	the requirement that a majority of its board of directors consist of independent directors;

•

the requirement that compensation of its executive officers be determined by a majority of the independent directors of the board or a compensation committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•

the requirement that director nominees be selected, or recommended for the board’s selection, either by a majority of the independent directors of the board or a nominating committee comprised solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Advent will have significant influence over ATI after completion of the Business Combination.

Upon completion of the Business Combination, Advent will beneficially own approximately 63% of ATI Class A common stock (assuming no redemptions by the existing FAII public stockholders, excluding the impact of 8,625,000 Founder Shares and public warrants, and assuming that approximately 207.7 million shares of ATI

Class A common stock will be outstanding after the consummation of the Business Combination (excluding Vesting Shares)). As long as Advent owns or controls a significant percentage of ATI’s outstanding voting power, it will have the ability to significantly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of the ATI Board, any amendment to ATI’s certificate of incorporation or bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of ATI’s assets. Advent’s influence over ATI’s management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of ATI, which could cause the market price of ATI Class A common stock to decline or prevent stockholders from realizing a premium over the market price for ATI Class A common stock.

Pursuant to the terms of the Stockholders Agreement, Advent will have the right to designate nominees for election to the ATI Board as Advent Directors following the closing at any meeting of the ATI stockholders. The number of nominees that the Advent Stockholders will be entitled to nominate pursuant to the Stockholders Agreement is dependent on the aggregate number of shares of ATI Class A common stock held by Advent Stockholders. For so long as the Advent Stockholders own (i) 50% or more of the ATI Class A common stock, the Advent Stockholders will be entitled to designate five Advent Directors, (ii) 38% or more (but less than 50%) of ATI Class A common stock, the Advent Stockholders will be entitled to designate four Advent Directors, (iii) 26% or more (but less than 38%) of ATI Class A common stock, the Advent Stockholders will be entitled to designate three Advent Directors, (iv) 13% or more (but less than 26%) of ATI Class A common stock, the Advent Stockholders will be entitled to designate two Advent Directors, (v) 5% or more (but less than 13%) of ATI Class A common stock, the Advent Stockholders will be entitled to designate one Advent Director and (vi) less than 5%, the Advent Stockholders will not be entitled to designate any Advent Directors. See “Related Agreements—Stockholders Agreement.”

Advent’s interests may not align with ATI’s interests as a company or the interests of ATI’s other stockholders. Accordingly, Advent could cause ATI to enter into transactions or agreements of which other stockholders would not approve or make decisions with which other stockholders would disagree. Further, Advent is in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with ATI. Advent may also pursue acquisition opportunities that may be complementary to ATI’s business, and, as a result, those acquisition opportunities may not be available to ATI. In recognition that partners, members, directors, employees, stockholders, agents and successors of Advent and its successors and affiliates and any of their respective managed investment funds and portfolio companies may serve as ATI directors or officers, the proposed charter provides, among other things, that none of Advent or any partners, members, directors, employees, stockholders, agents or successors of Advent and its successors and affiliates and any of their respective managed investment funds and portfolio companies has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that ATI does (except as otherwise expressly provided in any agreement entered into between ATI and such exempted person). In the event that any of these persons or entities acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and ATI, ATI will not have any expectancy in such corporate opportunity, and these persons and entities will not have any duty to communicate or offer such corporate opportunity to ATI and may pursue or acquire such corporate opportunity for themselves or direct such opportunity to another person. These potential conflicts of interest could have a material adverse effect on ATI’s business, financial condition and results of operations if, among other things, attractive corporate opportunities are allocated by Advent to themselves or their other affiliates.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

FAII qualifies as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, following the consummation of the Business Combination, ATI will take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in its periodic reports and statements. As a result, ATI’s stockholders may not have access to certain information they deem important. ATI will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following August 14, 2025, the fifth anniversary of the closing of FAII’s IPO, (b) in which ATI has total annual gross revenue of at least $1.07 billion or (c) in which ATI is deemed to be a large accelerated filer, which means the market value of ATI Class A common stock that is held by non-affiliates exceeds $700 million as of the last business day of ATI’s prior second fiscal quarter, or (ii) the date on which ATI has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as ATI is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. ATI has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, ATI, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of ATI’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

FAII cannot predict if investors will find ATI Class A common stock less attractive because ATI will rely on these exemptions. If some investors find ATI Class A common stock less attractive as a result, there may be a less active trading market for ATI Class A common stock and ATI’s stock price may be more volatile.

Transformation of the Company into a listed public company will increase its costs and may disrupt the regular operations of its business.

The Company has operated as a privately owned company and expects to incur additional legal, regulatory, finance, accounting, investor relations and other administrative expenses as a result of having publicly traded common stock. In addition, the Company will be required under the Sarbanes-Oxley Act, as well as rules adopted by the SEC and the NYSE, to implement specified corporate governance practices that currently do not apply to the Company as a private company.

ATI will be required to ensure that it has the ability to prepare financial statements on a timely basis that fully comply with all SEC reporting requirements and maintain effective internal controls over financial reporting.

The additional demands associated with being a public company may disrupt regular operations of ATI’s business by diverting the attention of some of its senior management team away from revenue producing activities to management and administrative oversight, adversely affecting ATI’s ability to attract and complete business opportunities and increasing the difficulty in both retaining professionals and managing and growing ATI’s businesses. In addition, failure to comply with any laws or regulations applicable to ATI as a public company may result in legal proceedings and/or regulatory investigations, and may cause reputational damage. Any of these effects could harm ATI’s business, financial condition and results of operations.

As a private company, the Company’s internal control over financial reporting currently may not meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on the Company’s business and the market price of ATI Class A common stock.

As a private company, the Company was not required to document and test its internal control over financial reporting nor was the Company’s management required to certify the effectiveness of the Company’s internal control and its auditors were not required to opine on the effectiveness of its internal control over financial reporting. The Company’s status as an emerging growth company notwithstanding, as a public company, the Company will have significant requirements for enhanced financial reporting and internal control. The process of designing and implementing effective internal control is a continuous effort that will require the Company to anticipate and react to changes in the Company’s business and the economic and regulatory environments and to expend significant resources to maintain a system of internal control that is adequate to satisfy its reporting obligations as a public company. If the Company is unable to establish or maintain appropriate internal financial reporting control and procedures, it could cause the Company to fail to meet its reporting obligations on a timely basis, result in material misstatements in its consolidated financial statements and harm its operating results.

Section 404(a) of the Sarbanes-Oxley Act requires that, beginning with a company’s second annual report on Form 10-K, management assess and report annually on the effectiveness of its internal control over financial reporting, and identify any material weaknesses in its internal control over financial reporting. Although Section 404(b) requires the Company’s independent registered public accounting firm to issue an annual report that addresses the effectiveness of the Company’s internal control over financial reporting, in connection with the Company’s upcoming reporting, including its 10-K filing for the fiscal year ending December 31, 2021, the Company has opted to rely on the exemptions provided in the JOBS Act and, consequently, will not be required to comply with SEC rules that implement Section 404(b) until such time as it is no longer treated as an “emerging growth company.” The Company’s internal control over financial reporting currently may not meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act that it will eventually be required to meet. Because the Company currently does not have comprehensive documentation of its internal control and has not yet tested its internal control in accordance with Section 404, it cannot conclude in accordance with Section 404 that it does not have a material weakness in its internal control or a combination of significant deficiencies that could result in the conclusion that it has a material weakness in its internal control. If the Company is not able to complete its initial assessment of its internal control and otherwise implement the requirements of Section 404 in a timely manner or with adequate compliance, its independent registered public accounting firm may not be able to certify as to the adequacy of the Company’s internal control over financial reporting.

Matters impacting the Company’s internal control may cause it to be unable to report its financial information on a timely basis and thereby subject it to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, which may result in a breach of the covenants under existing or future financing arrangements. There also could be a negative reaction in the financial markets due to a loss of investor confidence in the Company and the reliability of its financial statements. Confidence in the reliability of its financial statements also could suffer if it or the Company’s independent registered public accounting firm were to report a material weakness in its internal control over financial reporting. This could materially adversely affect the Company and lead to a decline in the market price of ATI Class A common stock.

Risks Relating to Redemption

There is no guarantee that a FAII public stockholder’s decision whether to redeem their public shares for a pro rata portion of the Trust Account will put such stockholder in a better future economic position.

No assurance can be given as to the price at which a public stockholder may be able to sell the shares of ATI Class A common stock in the future following the completion of the Business Combination. Certain events following the consummation of any business combination, including the Business Combination, may cause an increase in ATI’s stock price, and may result in a lower value realized now than a FAII public stockholder might realize in the future had the FAII public stockholder not elected to redeem such stockholder’s public shares. Similarly, if a FAII public stockholder does not redeem his, her or its shares, such FAII public stockholder will bear the risk of ownership of ATI Class A common stock after the consummation of the Business Combination, and there can be no assurance that a FAII public stockholder can sell his, her or its shares of ATI Class A common stock in the future for a greater amount than the redemption price set forth in this proxy statement. A FAII public stockholder should consult his, her or its own tax and/or financial advisor for assistance on how this may affect its individual situation.

If FAII public stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their public shares for a pro rata portion of the funds held in the Trust Account.

To exercise their redemption rights, holders are required to deliver their stock, either physically or electronically using DTC’s DWAC system, to FAII’s transfer agent. If a holder properly seeks redemption as described in this proxy statement and the Business Combination is consummated, FAII will redeem these shares for a pro rata portion of funds deposited in the Trust Account and the holder will no longer own such shares following the Business Combination.

FAII does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for FAII to complete the Business Combination with which a substantial majority of FAII stockholders do not agree.

FAII’s current charter does not provide a specified maximum redemption threshold, except that FAII will not redeem public shares in an amount that would cause its net tangible assets to be less than $5,000,001. The Minimum Cash Condition to the respective obligations of the parties is for the sole benefit of the parties thereto, as such the closing of the Business Combination could occur if FAII maintains at least $5,000,001 of net tangible assets. As a result, subject in all cases to the terms and conditions of the Merger Agreement and FAII’s current charter, FAII may be able to complete the Business Combination even though a substantial portion of FAII’s public stockholders do not agree with the Business Combination and have redeemed their public shares.

If third- parties bring claims against FAII, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

FAII’s placing of funds in the Trust Account may not protect those funds from third-party claims against it. Although FAII seeks to have all vendors, service providers (other than FAII’s independent auditors), prospective target businesses or other entities with which FAII does business execute agreements with it waiving any right, title, interest or claim of any kind in or to any funds held in the Trust Account for the benefit of public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against FAII’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the funds held in the Trust Account, FAII’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to it than any alternative.

Examples of possible instances where FAII may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with FAII and will not seek recourse against the Trust Account for any reason. Upon redemption of public shares, if FAII is unable to complete the Business Combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with the Business Combination, FAII will be required to provide for payment of claims of creditors that were not waived that may be brought against it within the ten years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the Trust Account, due to claims of such creditors. The Sponsor has agreed that it will be liable to FAII if and to the extent any claims by a third party (other than FAII’s independent auditor) for services rendered or products sold to FAII, or a prospective target business with which FAII has discussed entering into a business combination agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under indemnity of the underwriters of FAII’s IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. FAII has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and FAII has not asked the Sponsor to reserve for such indemnification obligations.

FAII directors may decide not to enforce the indemnification obligation of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to public stockholders.

In the event that the proceeds in the Trust Account are reduced below (i) $10.00 per share or (ii) such lesser amount per share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, FAII’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While FAII currently expects that its independent directors would take legal action on FAII’s behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that FAII’s independent directors in exercising their business judgment and subject to FAII’s fiduciary duties may choose not to do so in any particular instance. If FAII’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to public stockholders may be reduced below $10.00 per share.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than 15% of the public shares, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the public shares.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its public shares or, if part of such a group, the group’s public shares, in excess of 15% of the public shares. Your inability to redeem any such excess public shares could resulting in you suffering a material loss on your investment in FAII if you sell such excess public shares in open market transactions. FAII cannot assure you that the value of such excess public shares will appreciate over time following the Business Combination or that the market price of the public shares will exceed the per-share redemption price.

However, FAII stockholders’ ability to vote all of their public shares (including such excess shares) for or against the Business Combination Proposal is not restricted by this limitation on redemption.

If a stockholder fails to receive notice of FAII’s offer to redeem public shares of FAII Class A common stock in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such shares of FAII Class A common stock may not be redeemed.

If, despite FAII’s compliance with the proxy rules, a public stockholder fails to receive FAII proxy materials, such stockholder may not become aware of the opportunity to redeem its shares of FAII Class A common stock. In addition, the proxy materials that FAII is furnishing to holders of public shares of FAII Class A common stock in connection with the Business Combination describe the various procedures that must be complied with in order to validly redeem public shares of FAII Class A common stock. In the event that a stockholder fails to comply with these procedures, its shares of FAII Class A common stock may not be redeemed.

SPECIAL MEETING OF FAII STOCKHOLDERS

This proxy statement is being provided to FAII stockholders as part of a solicitation of proxies by the FAII Board for use at the FAII Special Meeting to be held on         , 2021, and at any adjournment or postponement thereof. This proxy statement contains important information regarding the FAII Special Meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.

This proxy statement is being first mailed on or about         , 2021 to all stockholders of record of FAII as of         , 2021, the record date for the FAII Special Meeting. Stockholders of record who owned shares of FAII Common Stock at the close of business on the FAII record date are entitled to receive notice of, attend and vote at the FAII Special Meeting. On the FAII record date, there were shares of FAII Common Stock outstanding.

Date, Time and Place of FAII Special Meeting

The FAII Special Meeting will be held exclusively via a live webcast at www.virtualshareholdermeeting.com/FAII2021, on         , 2021 at          a.m., Eastern Time. To participate in the virtual meeting, a FAII stockholder of record will need the 16-digit control number included on their proxy card or instructions that accompanied their proxy materials, if applicable, or to obtain a proxy form from their broker, bank or other nominee. The FAII Special Meeting webcast will begin promptly at          a.m., Eastern Time. FAII stockholders are encouraged to access the FAII Special Meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the technical support number that will be posted on the virtual meeting login page.

Voting Power; Record Date

As a FAII stockholder, you have a right to vote on the matters presented at the FAII Special Meeting, which are summarized above and fully set forth in this proxy statement. You will be entitled to vote or direct votes to be cast at the FAII Special Meeting if you owned FAII Common Stock at the close of business on         , 2021, which is the record date for the FAII Special Meeting. You are entitled to one vote for each share of FAII Common Stock that you owned as of the close of business on the FAII record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the FAII record date, there were             shares of FAII Common Stock outstanding, of which         are shares of FAII Class A common stock and         are shares of FAII Class F common stock held by the Insiders.

Proposals at the FAII Special Meeting

At the FAII Special Meeting, FAII stockholders will vote on the following proposals:

•	Proposal No. 1—The Business Combination Proposal: To consider and vote upon a proposal to approve the Merger Agreement and approve the transactions contemplated thereby;

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Proposal No. 2—The NYSE Issuance Proposal: To consider and vote upon a proposal for purposes of complying with applicable provisions of Rule 312.03 of the NYSE Listed Company Manual, to approve (i) the issuance of more than 20% of FAII’s currently issued and outstanding FAII Common Stock in connection with the Business Combination, (ii) the issuance of more than 1% of FAII’s currently issued and outstanding FAII Common Stock to a Related Party (as defined in Rule 312.03 of the NYSE Listed Company Manual) in connection with the Business Combination and (iii) the issuance of a number of shares of FAII Class A common stock that will result in a change of control of FAII (pursuant to Rule 312.03(d) of the NYSE Listed Company Manual) in connection with the Business Combination;

•	Proposal No. 3—The Charter Amendment Proposal—To consider and act upon a proposal to adopt the proposed charter;

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Proposal No. 4—The Governance Proposal—A separate proposal with respect to certain governance provisions in the proposed charter, which is being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis;

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Proposal No. 5—The Director Election Proposal: For the holders of outstanding shares of FAII Class F common stock to consider and vote upon a proposal to elect eight directors to serve on the FAII Board until the earlier of the closing and the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal (Proposal No. 5);

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Proposal No. 6—The Incentive Plan Proposal: To consider and vote upon a proposal to approve the Incentive Plan and the material terms thereunder, which we refer to as the “Incentive Plan Proposal.” A copy of the Incentive Plan is attached to the accompanying proxy statement as Annex J; and

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Proposal No. 7—The Adjournment Proposal: To consider and vote upon a proposal to approve the adjournment of the FAII Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or for any other reason permitted by the Merger Agreement in connection with, the approval of one or more of the other proposals at the FAII Special Meeting.

THE FAII BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE PROPOSALS

Vote of FAII’s Sponsor, Directors and Officers

The Insiders, including the Sponsor, have agreed to vote their Founder Shares and any public shares held by them in favor of the Business Combination Proposal and all other proposals presented to FAII stockholders in this proxy statement. Currently, the Insiders own approximately 20% of the issued and outstanding FAII Common Stock, including all of the outstanding Founder Shares.

The Insiders have waived any redemption rights, including with respect to any shares of FAII Class A common stock purchased in FAII’s IPO or in the aftermarket, in connection with the Business Combination.

Quorum and Required Vote for Proposals for the FAII Special Meeting

A quorum of FAII stockholders is necessary to hold a valid meeting. A quorum will be present at the FAII Special Meeting if holders of a majority in voting power of FAII Common Stock issued and outstanding and entitled to vote at the FAII Special Meeting is present virtually or represented by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum at the FAII Special Meeting.

The approval of each of the Business Combination Proposal, the NYSE Issuance Proposal, the Governance Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of majority of the votes cast by holders of the outstanding shares of FAII Common Stock represented virtually or by proxy at the FAII Special Meeting and entitled to vote thereon. If a valid quorum is established, a stockholder’s failure to vote by proxy or virtually at the FAII Special Meeting will have no effect on the outcome of any vote on any of the foregoing proposals. Abstentions will be counted in connection with determination of whether a valid quorum is established, but will have no effect on the vote with respect to such proposals. Broker non-votes will also have no effect on the vote with respect to such proposals. The Insiders have agreed to vote their Founder Shares and any public shares they may hold in favor of the Business Combination. Currently, the Insiders own approximately 20% of the issued and outstanding FAII Common Stock, including all of the outstanding Founder Shares.

The approval of the Charter Amendment Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of FAII Common Stock entitled to vote thereon at the FAII Special Meeting. Accordingly, if a valid quorum is otherwise established, a stockholder’s failure to vote by proxy or virtually at the FAII Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Amendment Proposal will each have the same effect as a vote “AGAINST” such Charter Amendment Proposal.

Approval of the Director Election Proposal requires the affirmative vote (virtually or by proxy) of holders of a plurality of the votes cast by holders of outstanding shares of FAII Class F common stock entitled to vote thereon at the FAII Special Meeting, voting as a single class. Failure to vote by proxy or to vote virtually at the FAII Special Meeting or an abstention from voting will have no effect on the outcome of the vote on the Director Election Proposal. Proxies will have full discretion to cast votes for other persons in the event that any nominee is unable to serve. Failure to vote by proxy or to vote virtually at the FAII Special Meeting, abstentions and broker non-votes will have no effect on the vote for the Director Election Proposal.

The transactions contemplated by the Merger Agreement are conditioned upon the approval of the Business Combination Proposal, the NYSE Issuance Proposal and the Charter Amendment Proposal at the FAII Special Meeting. It is important for you to note that in the event that the Business Combination Proposal, the Charter Amendment Proposal and the NYSE Issuance Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination.

Recommendation to FAII’s Stockholders

The FAII Board believes that each of the Business Combination Proposal, the NYSE Issuance Proposal, the Charter Amendment Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the FAII Special Meeting is in the best interests of FAII and FAII stockholders and recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of the FAII Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor and certain members of the FAII Board and officers have interests in the Business Combination that may be different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the FAII Special Meeting, including the Business Combination Proposal. These interests include, among other things:

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the fact that various Fortress Credit Funds are currently lenders pursuant to the First Lien Credit Agreement, and as of December 31, 2020, those Fortress Credit Funds held approximately $5,996,614 (or 0.765%) of the outstanding indebtedness under the First Lien Credit Agreement. While certain officers and directors of FAII that are affiliated with Fortress have the right to receive distributions of profit made by the Fortress Credit Funds that are lenders under the First Lien Credit Agreement, the First Lien Credit Agreement loans held by the Fortress Credit Funds represent less than 0.1% of the assets under management of the Fortress Credit Funds participating in the First Lien Credit Agreement, and any profit distributions related to the First Lien Credit Agreement would be de minimis and immaterial to the FAII officers and directors receiving such profit distributions. Similarly, certain officers and directors of FAII that are affiliated with Fortress have the right to receive distributions of profit from the Fortress Credit Funds that are participating in the PIPE Investment and that, upon closing, will own the Founder Shares and Private Placement Warrants. The PIPE Investment is anticipated to represent approximately 1% of the available capital of the participating Fortress Credit Funds, and while difficult to predict, distributions of profit to FAII officers and directors that have the right to participate in the profits of such Fortress Credit Funds are anticipated to represent a similar amount (approximately 1%) of the total profits distributed by such Fortress Credit Funds;

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the fact that, in connection with the PIPE Investment, which is conditioned upon the consummation of the Business Combination, the Sponsor agreed to purchase 7,500,000 shares of FAII Class A common stock at $10.00 per share for an aggregate purchase price of $75 million. While the per share subscription price for the FAII Class A common stock to be purchased by the Sponsor in connection with the PIPE Investment is $10.00, the implied price per share of the Sponsor’s overall holdings in ATI will be lower based on the purchase price paid by the Sponsor for the Founder Shares and the Private Placement Warrants (as described in the two immediately succeeding paragraphs below). The Sponsor currently holds a controlling stake in FAII, and will receive ATI Class A common stock in the PIPE Investment;

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the fact that the Vesting Shares will vest as follows: (i) 33.33% of the Vesting Shares shall vest at such time as a $12.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination; (ii) 33.33% of the Vesting Shares shall vest at such time as a $14.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination; and (iii) 33.34% of the Vesting Shares shall vest at such time as a $16.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination. As used in this proxy statement, the applicable “Common Share Price” will be considered achieved only when the VWAP equals or exceeds the applicable threshold for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination. In the event that there is an agreement with respect to the sale or other change of control of ATI entered into after the closing and before the date that is ten years after the closing, then immediately prior to the consummating of the change of control, all Vesting Shares that were eligible to vest and remain unvested, if any, will vest on the day immediately preceding the closing of such change of control;

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the fact that, if the Business Combination or another business combination is not consummated by August 14, 2022, FAII will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and the FAII Board, dissolving and liquidating. In such event, the 8,625,000 Founder Shares held by the Insiders, which were acquired for an aggregate purchase price of $25,000 by Sponsor prior to FAII’s IPO, would be worthless because the holders are not entitled to participate in any redemption or distribution with respect to such shares. Such Founder Shares, if valued based on the closing price of $ per share of FAII Class A common stock on the NYSE on         , 2021, would be valued at approximately $        (after giving effect to the conversion of such Founder Shares into shares of ATI Class A common stock). Pursuant to the Parent Sponsor Letter Agreement, the Insiders agreed that, as of the consummation of the Business Combination, all of the Vesting Shares shall be unvested and shall be subject to certain vesting and forfeiture provisions as further described in this proxy statement;

•

the fact that, in exchange for serving on the FAII Board, each of FAII’s independent directors, Mr. Hood, Mr. Policy, Ms. Russak-Aminoach and Mr. Gulati, received a nominal economic interest through the purchase from Sponsor of 25,000 Founder Shares at their original purchase price of $0.003 per share and subject to certain vesting and forfeiture provisions whereby 33.33%, 33.33% and 33.34% of such Founder Shares shall vest at such time that the Common Share Price equals or exceeds $12.00, $14.00 and $16.00 per share, respectively, on or before the date that is ten years after the consummation of the Business Combination. Such Founder Shares, if valued based on the closing price of $         per share of FAII Class A common stock on the NYSE on         , 2021, would be valued at approximately $        (after giving effect to the conversion of such Founder Shares into shares of ATI Class A common stock). If FAII fails to complete a business combination by August 14, 2022, these Founder Shares will become worthless. As a result, FAII’s independent directors may have a conflict of interest in determining whether a particular business is an appropriate business with which to effectuate FAII’s initial business combination. The FAII Board took into consideration the potential for such a conflict of interest to arise and believes any potential conflict to be adequately mitigated through the vesting provision’s requirement of price appreciation over a vesting period of ten years;

•

the fact that the Sponsor purchased an aggregate of 5,933,333 Private Placement Warrants from FAII for an aggregate purchase price of $8,900,000 (or $1.50 per warrant). These purchases took place on a private placement basis simultaneously with the consummation of FAII’s IPO. A portion of the proceeds FAII received from these purchases was placed in the Trust Account. Pursuant to the Parent Sponsor Letter Agreement, the Sponsor has agreed to transfer and surrender 2,966,667 Private Placement Warrants immediately prior to the effective time of the Business Combination, which warrants will be cancelled and no longer outstanding. The 5,933,333 Private Placement Warrants, if valued based on the closing price of $ per public warrant on the NYSE on         , 2021, would be valued at approximately $         , but may expire and become worthless if FAII fails to complete a business combination by August 14, 2022;

•

the fact that Mr. McKnight is expected to become a member of the ATI Board upon consummation of the Business Combination. As such, in the future, Mr. McKnight may receive cash fees, stock options or stock awards that the ATI Board determines to pay its non-executive directors;

•

the fact that, if FAII is unable to complete a business combination within the required time period, the Sponsor may be liable to FAII under certain circumstances described herein to ensure that the proceeds in the Trust Account are not reduced by any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement;

•

the fact that, following the consummation of a business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company;

•	the continued indemnification of FAII’s current directors and officers and the continuation of FAII’s directors’ and officers’ liability insurance;

•

the fact that the FAII Board is not comprised of a majority of independent directors, and that the Insiders, who hold a controlling interest in FAII until consummation of our initial business combination, control the composition of the FAII Board until consummation of our initial business combination;

•	the fact that the Insiders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares;

•	the fact that the Insiders have also agreed to waive their right to a conversion price adjustment with respect to their Founder Shares in connection with the consummation of the Business Combination;

•

the fact that, as of the closing of the Business Combination, FAII will enter into the A&R RRA with the A&R RRA Parties, which provides for certain demand, piggy-back and shelf registration rights to the A&R RRA Parties and their permitted transferees. The A&R RRA Parties include the following directors and officers of FAII: Joshua Pack, Andrew McKnight, Daniel Bass, Micah Kaplan, Alexander Gillette, Marc Furstein, Leslee Cowen, Aaron Hood, Carmen Policy, Rakefet Russak-Aminoach, and Sunil Gulati;

•	the fact that the Insiders have agreed not to redeem any of the outstanding Founder Shares in connection with the Business Combination Proposal;

•

the fact that if FAII consummates the Business Combination, any amounts outstanding under any loan made by the Sponsor to FAII will be repayable in cash, and if FAII fails to complete a business combination there may be insufficient assets outside the Trust Account to satisfy such loan;

•

the fact that, starting August 2020 and through the completion of the initial business combination or liquidation, FAII has paid and will continue to pay a monthly fee of $20,000 for office space and related support services to an affiliate of the Sponsor;

•

the fact that, as described in Proposal No. 3, the current charter will be amended to exclude Advent and any Exempt Transferee (as defined in the proposed charter) and their respective affiliates or successors or any “group,” or any member of any such group, to which such persons are a party from the definition of “interested stockholder,” and to make certain related changes;

•

if the Trust Account is liquidated, including in the event FAII is unable to complete an initial business combination within the required time period, Sponsor has agreed to indemnify FAII to ensure that proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which FAII has discussed entering into a transaction agreement or any third party (other than FAII’s independent auditors) for services rendered or products sold to FAII, but only if such third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•

the fact that if the Business Combination is not consummated, FAII will have to pay certain expenses related to the Business Combination, which may impede its ability to consummate a transaction with another acquisition target.

Abstentions and Broker Non-Votes

Abstentions are considered present for purposes of establishing a quorum. Abstentions will have the same effect as a vote “AGAINST” the Charter Amendment Proposal, but will have no effect on the Business Combination Proposal, the NYSE Issuance Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Plan Proposal or the Adjournment Proposal.

In general, if your shares are held in “street” name and you do not instruct your broker, bank or other nominee on a timely basis on how to vote your shares, your broker, bank or other nominee, in its sole discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-routine matters.

The Business Combination Proposal, the NYSE Issuance Proposal, the Charter Amendment Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal are considered non-routine matters. As such, without your voting instructions, your brokerage firm cannot vote your shares on any of the foregoing proposals to be voted on at the FAII Special Meeting without your instruction.

Attending the FAII Special Meeting; Voting Virtually at the Meeting

In light of on-going developments related to COVID-19 and after careful consideration, the FAII Board has determined to hold the FAII Special Meeting virtually in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost.

To participate in the virtual special meeting, which we refer to as the “FAII Special Meeting,” the FAII stockholder will need the 16-digit control number included on their proxy card or instructions that accompanied their proxy materials, if applicable, or to obtain a proxy form from their broker, bank or other nominee. The FAII Special Meeting webcast will begin promptly at         a.m., Eastern Time. FAII stockholders are encouraged to access the FAII Special Meeting prior to the start time. Online check-in will begin at         a.m., Eastern Time, and FAII stockholders should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the technical support number that will be posted on the virtual meeting login page.

FAII stockholders will be able to attend the FAII Special Meeting online, vote their shares electronically and submit questions during the FAII Special Meeting by visiting www.virtualshareholdermeeting.com/FAII2021. To submit questions, you will need the 16-digit control number included on their proxy card or instructions that accompanied their proxy materials, if applicable, or to obtain a proxy form from their broker, bank or other nominee. The FAII Board will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, the FAII Board reserves the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to FAII Special Meeting matters or that are otherwise inappropriate. If substantially similar questions are received, they will be grouped together, and a single response will be provided to avoid repetition.

Voting Your Shares—Stockholders of Record

If you are a FAII stockholder of record, you may vote by mail, internet, phone or virtually at the FAII Special Meeting. Each share of FAII Common Stock that you own in your name entitles you to one vote on each of the proposals for the FAII Special Meeting. Your one or more proxy cards show the number of shares of FAII Common Stock that you own.

Voting By Mail, Internet or Phone. If you are a stockholder of record of FAII as of the FAII record date you may also submit your proxy before the FAII Special Meeting in any of the following ways, if available:

•	Vote by Mail: by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	Vote by Internet: visit www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on , 2021 (have your proxy card in hand when you visit the website); or

•	Vote by Phone: by calling toll-free (within the U.S. or Canada) 1-800-690-6903 (have your proxy card in hand when you call).

If your shares are held in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares. Simply complete, sign and date your voting instruction card and return it in the postage-paid envelope provided to ensure that your vote is counted. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank or other nominee. “Street name” stockholders who wish to vote at the FAII Special Meeting will need the 16-digit control number included on the instructions that accompanied your proxy materials, if applicable, or to obtain a proxy form from your broker, bank or other nominee. If you sign and return the proxy card but do not give instructions on how to vote your shares, your common shares will be voted as recommended by the FAII Board. The FAII Board recommends voting “FOR” the Business Combination Proposal, “FOR” the NYSE Issuance Proposal, “FOR” the Charter Amendment Proposal, “FOR” the Governance Proposal, “FOR” the Director Election Proposal, “FOR” the Incentive Plan Proposal, and “FOR” the Adjournment Proposal. Votes submitted by mail must be received by         , Eastern Time, on         , 2021.

Voting Your Shares—Beneficial Owners

If your shares of FAII Common Stock are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares of FAII Common Stock held in “street name” and this proxy statement is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the FAII Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares of FAII Common Stock in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. As a beneficial owner, if you wish to vote at the FAII Special Meeting, you will need the 16-digit control number included on your proxy card or instructions that accompanied your proxy materials, if applicable, or to obtain a proxy form from their broker, bank or other nominee. Please see “—Attending the FAII Special Meeting; Voting Virtually at the Meeting” above for more details.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the FAII Special Meeting or at the FAII Special Meeting webcast by doing any one of the following:

•	filing a notice with the corporate secretary of FAII;

•	mailing a new, subsequently dated proxy card; or

•	by attending the FAII Special Meeting webcast and electing to vote your shares electronically, as indicated above.

If you are a stockholder of record of FAII and you choose to send a you must submit your notice of revocation or your new proxy to Fortress Value Acquisition Corp. II, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, and it must be received at any time before the vote is taken at the FAII Special Meeting. Any proxy that you submitted may also be revoked by submitting a new proxy by mail, or online or by telephone, not later than 11:59 p.m., Eastern Time, on         , 2021, or by voting electronically at the FAII Special Meeting webcast. Simply attending the FAII Special Meeting webcast will not revoke your proxy. If you have instructed a broker, bank or other nominee to vote your shares of FAII Common Stock, you must follow the directions you receive from your broker, bank or other nominee in order to change or revoke your vote.

No Additional Matters

The FAII Special Meeting has been called only to consider the approval of the Business Combination Proposal, the NYSE Issuance Proposal, the Charter Amendment Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Other than procedural matters incident to the conduct of the FAII Special Meeting, no other matters may be considered at the FAII Special Meeting if they are not included in this proxy statement, which serves as the notice of the FAII Special Meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your FAII Common Stock, you may call FAII’s proxy solicitor, contact D.F. King & Co., Inc., FAII’s proxy solicitor, toll-free at (800) 791-3320 (banks and brokers call (212) 269-5550) or email at FAII@dfking.com.

Redemption Rights

In accordance with FAII’s current charter, a holder of FAII public shares may request that FAII redeem all or a portion of such stockholder’s public shares for cash if the Business Combination is consummated. Public stockholders may elect to redeem their public shares whether they vote for or against the Business Combination. If a public stockholder properly exercises its right to redeem its public shares and timely delivers its shares to the transfer agent, FAII will redeem each redeeming stockholder’s public shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest not previously released to FAII to pay its taxes, divided by the number of then issued and outstanding public shares.

In order to exercise your redemption rights, you must:

•	if you hold public units, separate the underlying FAII public shares and FAII public warrants;

•

prior to 5:00 p.m., Eastern Time, on         , 2021 (two business days before the FAII Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to the transfer agent, at the following address:

Continental Stock Transfer & Trust Company 1 State Street, 30th Floor New York, NY 10004 Attn: Kruti Patel Email: kpatel@continentalstock.com

and

•

deliver your FAII public shares either physically or electronically through DTC’s DWAC system to the transfer agent at least two business days before the FAII Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is FAII’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, FAII does not have any control over this process and it may take longer than two weeks. Stockholders who hold their FAII shares in street name will have to coordinate with their bank, broker or other nominee to have the FAII shares certificated or delivered electronically. If you do not submit a written request and deliver your FAII public shares as described above, your FAII shares will not be redeemed.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” are required to either tender their certificates to the transfer agent prior to the date set forth in these proxy materials or deliver their shares to the transfer agent electronically using DTC’s DWAC system, at such stockholder’s option. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken on the Business Combination. If you delivered your public shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares (physically or electronically).

The requirement for physical or electronic delivery prior to the FAII Special Meeting ensures that a redeeming public stockholder’s election to redeem is irrevocable once the Business Combination is approved.

Holders of outstanding public units must separate the underlying FAII public shares and public warrants prior to exercising redemption rights with respect to the FAII public shares.

If you hold public units registered in your own name, you must deliver the certificate for such public units to the transfer agent, with written instructions to separate such public units into FAII public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the public units.

If a broker, dealer, commercial bank, trust company or other nominee holds your public units, you must instruct such nominee to separate your public units. Your nominee must send written instructions by facsimile to the transfer agent. Such written instructions must include the number of public units to be split and the nominee holding such public units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the public units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Each redemption of shares of FAII Class A common stock by public stockholders will reduce the amount in the Trust Account, which held marketable securities with a fair value of approximately $345,010,238 as of April 12, 2021. The Merger Agreement provides that FAII’s and the Company’s respective obligations to consummate the Business Combination are conditioned on, among other things, satisfaction or waiver of the Minimum Cash Condition. This condition to the respective obligations of the parties is for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of FAII public shares by public stockholders, this condition is not met (or waived), then FAII or the Company may elect not to consummate the Business Combination. In addition, in no event will FAII redeem public shares in an amount that would cause its net tangible assets to be less than $5,000,001. Holders of public warrants do not have redemption rights in connection with the Business Combination.

Prior to exercising redemption rights, stockholders should verify the market price of FAII Class A common stock as they may receive higher proceeds from the sale of their FAII Class A common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. FAII cannot assure you that you will be able to sell your FAII Class A common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in FAII Class A common stock when you wish to sell your shares.

If you exercise your redemption rights, the shares of FAII Class A common stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of FAII, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not approved and FAII does not consummate an initial business combination by August 14, 2022, FAII will be required to dissolve and liquidate the Trust Account by returning the then remaining funds in such account to the public stockholders and FAII warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of FAII Common Stock in connection with the Business Combination under Delaware law.

Proxy Solicitation Costs

FAII is soliciting proxies on behalf of the FAII Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. FAII has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for the FAII Special Meeting. FAII and its directors, officers and employees may also solicit proxies in person. FAII will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

FAII will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. FAII will pay D.F. King & Co., Inc. a fee of $12,500, plus costs and expenses. FAII will reimburse D.F. King & Co., Inc. for reasonable out-of-pocket expenses and will indemnify D.F. King & Co., Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses. FAII will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of FAII Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the FAII Common Stock and in obtaining voting instructions from those beneficial owners. FAII’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

THE BUSINESS COMBINATION

The following is a discussion of the Business Combination and the material terms of the Merger Agreement by and among FAII, Merger Sub and the Company. You are urged to carefully read the Merger Agreement in its entirety, a copy of which is attached as Annex A to this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with any factual information about FAII or the Company. Such information can be found elsewhere in this proxy statement.

Terms of the Business Combination

Transaction Structure

The Merger Agreement provides, among other matters, for the merger of Merger Sub with and into the Company on the terms and subject to the conditions in the Merger Agreement and in accordance with the DGCL. The Company will survive the Merger as the surviving company and a direct, wholly-owned subsidiary of ATI. From and after the effective time, all of the property, rights, privileges, powers and franchises, debts, liabilities, duties and obligations of the Company and Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Company, the surviving company.

At the effective time, the certificate of incorporation and the bylaws of the surviving company shall remain the same as the certificate of incorporation and the bylaws of the Company as in effective immediately prior to the effective time until thereafter amended in accordance with their terms and the DGCL. At the effective time, the directors of the Company immediately prior to the effective time will continue to be the directors of the surviving company and the officers of the Company immediately prior to the effective time will continue to be the officers and of the surviving company.

Merger Consideration

Each share of Company preferred stock issued and outstanding immediately prior to the effective time will be converted into the right to receive (A) an amount in cash equal to (1) $59,000,000 divided by (2) the number of shares of Company preferred stock outstanding as of immediately prior to the effective time and (B) a number of shares of ATI Class A common stock equal in value to (i) the product of (a) (x) the Preferred Stock Adjusted Base plus (y) an aggregate accrued amount, calculated based on the Preferred Stock Adjusted Base, at the Dividend Rate (as defined in the Company’s current charter) from the closing date through the date that is 180 days from the closing date, multiplied by (b) 1.05, divided by (ii) the number of shares of Company preferred stock outstanding as of immediately prior to the effective time (such number of shares, together with the cash amount set forth in clause “(A),” the “Preferred Stock Consideration”). For more information on the Dividend Rate of Company preferred stock, see Note 14 to the Company’s audited consolidated financial statements included elsewhere in this proxy statement.

Each share of Company common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive (A) a number of shares of ATI Class A common stock equal to (1) $1,303,000,000 divided by (2) the number of shares of Company common stock outstanding as of immediately prior to the effective time and (B) the contingent right to receive Earnout Shares that may be issued in accordance with the terms of the Merger Agreement (such contingent right, together with the shares referenced in clause “(A),” the “Common Stock Consideration,” and, together with the Preferred Stock Consideration, the “Merger Consideration”).

No fractional shares will be issued in connection with the Business Combination. In lieu thereof, FAII shall pay or cause to be paid cash to each holder who otherwise would have been entitled to receive a fractional share (after aggregating all fractional shares of ATI Class A common stock issuable to such holder).

See “The Merger Agreement—Merger Consideration.”

Conversion of Shares; Exchange Procedures

The conversion of Company preferred stock and Company common stock into the right to receive the applicable Merger Consideration will occur automatically at the effective time.

Letters of Transmittal

Concurrently with the mailing of this proxy statement, FAII will cause the transfer agent to mail a letter of transmittal to each holder of record of (A) Company preferred stock and (B) Company common stock. This mailing will also include instructions on how to surrender shares of (A) Company preferred stock and (B) Company common stock in exchange for the applicable Merger Consideration the holder is entitled to receive under the Merger Agreement. From and after the effective time, Company stockholders who properly surrender their shares to the Company, together with a properly completed and duly executed letter of transmittal, and such other documents as may be required pursuant to such instructions, will receive for each share of (A) Company preferred stock and (B) Company common stock, the applicable Merger Consideration.

Certain Projected Financial Information of the Company

The Company prepared certain unaudited projected financial information that was made available to FAII in connection with its evaluation of the Business Combination. The unaudited projected financial information of the Company was prepared by the management of the Company based on assumptions that management believed were reasonable and that reflected management’s best available estimates of the future financial performance of the Company.

The inclusion of this unaudited projected financial information should not be regarded as an indication that any of FAII, the FAII Board, the Company, the Company Board, their respective affiliates, financial advisors or any other recipient of this information considered, or now considers, such unaudited projected financial information to be necessarily predictive of actual future results, and this unaudited projected financial information should not be relied upon as such.

The unaudited projected financial information is not being included in this proxy statement to influence your decision whether to vote for or against the Business Combination but is being included because this unaudited projected financial information was provided to FAII in connection with its evaluation of the Business Combination.

The unaudited projected financial information was based on numerous variables, qualitative estimates and assumptions, including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors. Such estimates and assumptions are inherently uncertain and may be beyond the control of the Company. The unaudited projected financial information are forward-looking statements, and important factors that may affect actual results and cause these financial forecasts to not be achieved include, but are not limited to: (i) decreases in Medicare reimbursement rates; (ii) industry and government initiatives undertaken to contain healthcare costs; (iii) changes in healthcare or other governmental regulations; (iv) renegotiation of payor contracts resulting in a decrease in revenue or profits; (v) adverse effects of COVID-19 and the ongoing governmental responses thereto; (vi) risks and uncertainties relating to the Company’s industry and business (including unanticipated delays associated with the Company’s ongoing plan for clinic openings and acquisitions); (vii) changing patient visitation volumes; (viii) the highly competitive nature of the outpatient services industry; (ix) rapid technological change; (x) any failure by the Company to manage growth effectively; (xi) the Company’s current locations becoming unattractive and attractive new locations not becoming available for a reasonable price; (xii) closure costs and losses; (xiii) the Company’s sensitivity to the strength of the economies in which it operates and demographics of the local communities that it serves; (xiv) the size and expected growth of the Company’s addressable market could be smaller than it estimates; (xv) the Company’s dependence upon the cultivation and maintenance of relationships with referral sources; (xvi) any failure by the Company to maintain controls and processes over billing and collections; (xvii) state laws regarding fee-splitting and professional corporation laws; (xviii) regulatory reviews, audits and investigations; and (xix) other factors described under the captions “Risk Factors—Risks Relating to the Company’s Business and Industry” and “Cautionary Note Regarding Forward-Looking Statements.” You are encouraged to review the risks and uncertainties described under these captions in this proxy statement. The projected results may not be realized and the actual results may be significantly higher or lower than estimated. Since the unaudited projected financial information covers multiple years, that information by its nature becomes less predictive with each successive year. In addition, the unaudited projected financial information is subjective in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The Company does not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of its future performance, revenue, financial condition or other results. FAII will not refer back to the unaudited projected financial information in its future periodic reports filed under the Exchange Act. The unaudited projected financial information was prepared solely for internal use and not with a view toward public disclosure, compliance with GAAP, the published guidelines of the SEC or the guidelines established by the Public Company Accounting Oversight Board for preparation and presentation of projected financial information. Neither the Company’s nor FAII’s independent registered public accounting firm has audited, reviewed, compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on the information or its achievability. The projected financial information included in this proxy statement has been prepared by the Company’s management. The report of the Company’s independent registered public accounting firm included in this document relates to the Company’s previously issued financial statements. It does not extend to the projected financial information and should not be read to do so.

On January 18, 2021, the Company provided FAII with unaudited projected financial information relating to the Company’s revenue, clinic-level expenses, selling, general and administrative expenses (“SG&A”) and non-controlling interest, Adjusted EBITDA, maintenance and growth capital expenditures and free cash flow conversion for the years ending December 31, 2021 through December 31, 2025. The unaudited projected financial information is summarized in the table below and does not take into account any circumstances or events occurring after the date they were provided. See “Cautionary Note Regarding Forward-Looking Statements.”

	Forecast Year Ended December 31, (1)
(USD in millions)	2021E	2022E	2023E	2024E	2025E
Revenue	$731	$903	$1,007	$1,122	$1,242
Clinic-level expenses	$525	$636	$708	$788	$871
% of revenue	71.8%	70.5%	70.3%	70.2%	70.1%
SG&A & non-controlling interest	$87	$92	$96	$99	$103
% of revenue	11.9%	10.2%	9.5%	8.9%	8.3%
Adjusted EBITDA(2)	$119	$175	$203	$235	$268
% margin	16.3%	19.3%	20.2%	20.9%	21.6%
Cash flow items
Maintenance capital expenditures	$27	$27	$30	$34	$37
% of revenue	3.6%	3.0%	3.0%	3.0%	3.0%
Growth capital expenditures(3)	$25	$31	$34	$34	$34
Free cash flow conversion(4)	77.3%	84.5%	85.1%	85.6%	86.1%

(1)

This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information.

(2)

Adjusted EBITDA is a non-GAAP financial measure defined as net income from continuing operations before provision for income taxes, interest expense, net, depreciation and amortization, business optimization costs, reorganization and severance related costs, charges related to lease terminations, transaction and integration costs, share-based compensation, pre-opening de-novo costs and other adjustments. See “Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” for information about this non-GAAP financial measure.

(3)	Growth capital expenditures represents de novo / acqui-novo spend.
(4)

Free cash flow conversion is a non-GAAP financial measure and is calculated as Adjusted EBITDA less maintenance capital expenditures divided by Adjusted EBITDA. See “Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” for information about this non-GAAP financial measure.

The assumptions that management of the Company made in preparing the foregoing unaudited projected financial information may not reflect actual future conditions. The estimates and assumptions underlying the unaudited projected financial information involve judgments with respect to, among other things, timing of the Company’s ongoing plan for clinic openings and acquisitions, future patient volumes at existing clinics and clinics opened or acquired in the future, growth rates in revenue per patient visit and corporate expenses, competition in the outpatient services industry, expenses within the clinics, future revenues and expenses for services performed outside of clinics, cash flows used in capital investments, potential effects of COVID-19 and the ongoing governmental responses thereto, future healthcare or other governmental regulations and the other risks and uncertainties described under “Risk Factors—Risks Relating to the Company’s Business and Industry” and “Cautionary Note Regarding Forward-Looking Statements,” all of which are difficult to predict and many of which are beyond the control of the Company. The underlying assumptions and projected results may not be realized and actual results may differ.

Additionally, although presented with numerical specificity, the unaudited projected financial information with respect to the Company reflects numerous assumptions and estimates as to future events made by the management of the Company. You are cautioned not to place undue reliance on the unaudited projected financial information set forth above. No representation is made by the Company, FAII or any other person to any stockholder regarding the ultimate performance of ATI compared to the information included in the above unaudited projected financial information.

Except as may be required in order to comply with applicable securities laws, none of the Company or any of its representatives intend to update, or otherwise revise, the unaudited projected financial information, or the specific portions presented, to reflect circumstances existing after the date when they were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error or change. In addition, the unaudited projected financial information does not reflect the impact of the Business Combination, nor does it take into account the effect of any failure of the Business Combination to occur.

Certain of the measures included in this unaudited projected financial information are non-GAAP financial measures. Non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with the financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company are susceptible to varying calculations and may not be comparable to other similarly titled measures of other companies. The Company does not provide reconciliations of these projected forward-looking non-GAAP financial measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for the charges reflected in the Company’s reconciliation of historic non-GAAP financial measures, the amount of which, based on historical experience, could be significant. See “Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” for additional information about the Company’s non-GAAP financial measures.

Background of the Business Combination

FAII is a blank check company originally incorporated on June 10, 2020 as a Delaware corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The transactions contemplated by the Merger Agreement and Related Agreements, including the Business Combination and PIPE Investment, are the result of an extensive search for a potential transaction utilizing the global network and investing, operating and transaction experience of FAII’s management team and board of directors. The terms of the Merger Agreement are the result of an arm’s length negotiation between representatives and management teams of FAII and the Company.

The following chronology summarizes the meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation among representatives of FAII, the Company and other parties:

Since March 2010, well prior to the formation of FAII, various Fortress Credit Funds have served as lenders to the Company, including by backing a debt financing of the Company by GTCR LLC and subsequent financings for the acquisition of the Company by funds managed by affiliates of KRG Capital Partners in 2012, and then by funds managed by affiliates of Advent in 2016. As a result, affiliates of the Sponsor have been in regular contact with the Company’s management for over ten years in the context of managing those affiliates’ investments and staying up-to-date on the Company’s industry, volume and pricing trends. Affiliates of the Sponsor have also attended earnings calls with the Company’s management to discuss the Company’s financial performance multiple times per year. In addition, affiliates of the Sponsor, in their role as lenders, have periodically reached out to the Company’s management to obtain interim insight into certain unusual circumstances (e.g., changes in reimbursement and regulatory outlook, etc.). As of December 31, 2020, certain Fortress Credit Funds held approximately $6,000,000 of first lien indebtedness of the Company as lenders under the First Lien Credit Agreement (the “Fortress Debt Investment”). See also “Certain Relationships and Related Person Transactions—FAII.”

On June 15, 2020, FAII issued an aggregate of 8,625,000 shares of FAII Class F common stock to the Sponsor for an aggregate purchase price of $25,000, or approximately $0.003 per share. Prior to such time, FAII had no assets, tangible or intangible. The proceeds were used for formation and offering costs and to fund working capital needs of FAII. Of the 8,625,000 shares of FAII Class F common stock, an aggregate of up to 1,125,000 shares were subject to forfeiture to FAII by the Sponsor for no consideration to the extent that the underwriters’ over-allotment option was not exercised. On August 14, 2020, the underwriters exercised their over-allotment option in full. As a result, these shares were no longer subject to forfeiture.

The registration statement for FAII’s IPO was declared effective on August 11, 2020.

On August 14, 2020, FAII consummated FAII’s IPO of 34,500,000 FAII units, which included the issuance of 4,500,000 FAII units as a result of the underwriters’ exercise of their over-allotment option in full, at $10.00 per FAII unit, generating gross proceeds of $345.0 million and incurring offering costs of approximately $19.4 million, inclusive of approximately $12.075 million in deferred underwriting commissions to which the underwriters will be entitled upon consummation of FAII’s initial business combination for services rendered in connection with FAII’s IPO. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the Trust Account in the event FAII does not complete a business combination by August 14, 2022 and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the FAII public shares.

Substantially concurrently with FAII’s IPO, FAII consummated a Private Placement of 5,933,333 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant (the “Private Placement”), with the Sponsor generating gross proceeds of approximately $8.9 million. The proceeds were to be used for formation and offering costs and to fund the working capital needs of FAII.

Upon the closing of FAII’s IPO and Private Placement, $345.0 million ($10.00 per FAII unit) of the aggregate net proceeds of the sale of the FAII units in FAII’s IPO and the Private Placement was placed in the Trust Account.

Following FAII’s IPO, FAII commenced an active search for prospective businesses and assets to acquire. From the date of FAII’s IPO on August 14, 2020, through the execution of the Merger Agreement with the Company on February 21, 2021, Joshua A. Pack, Chairman of the FAII Board, Andrew A. McKnight, Chief Executive Officer and director of FAII, Daniel N. Bass, Chief Financial Officer of FAII, Micah Kaplan, Chief Operating Officer of FAII, and other representatives of the Sponsor, along with representatives of each of FAII’s financial advisors, BofA Securities and Deutsche Bank, contacted, and were contacted by, a number of individuals and entities with respect to potential business combination opportunities. As part of this process, representatives of FAII considered and evaluated over 197 potential acquisition targets in a wide variety of industry sectors, 29 of which involved active, albeit one-sided, evaluations of potential target companies, and 11 of which involved active evaluations and two-sided discussions with the management teams of potential targets. FAII only signed two non-binding letters of intent in respect of two potential targets, one of which was the Company.

On August 17, 2020, FAII executed a non-disclosure agreement with a potential acquisition target (“Target A”) and began its financial due diligence review of the Target A. On August 31, 2020, FAII and Target A executed a non-binding letter of intent outlining the terms of a potential transaction and an exclusivity agreement. Following the execution of the non-binding letter of intent and exclusivity agreement, FAII and its representatives conducted further financial, legal, tax, accounting and insurance diligence, and had meetings with the heads of various departments within Target A. In addition to such diligence, FAII also worked with Target A on capital markets presentation of Target A’s business and sought indications of interest from potential PIPE Investors for Target A. On October 5, 2020, after extensive discussions with Target A, the parties decided not to pursue a potential transaction, primarily due to the failure to agree on a valuation for the business in the transaction and then-prevailing capital market conditions.

Andrew Frank, Managing Director at Fortress and a representative of the Sponsor, initially reached out to Barclays Capital Inc. (“Barclays”) and a representative of Advent to discuss Fortress’ SPAC business generally in September 2020. As a result, Barclays, in its capacity as the Company’s financial advisor in connection with the Business Combination (the “Barclays Advisory Role”), contacted Fortress and FAII in November 2020 to discuss the potential transaction.

On December 1, 2020, Fortress, Barclays and Citigroup Global Markets Inc. (“Citigroup”), a financial advisor to the Company in connection with the Business Combination, held a call to discuss the potential transaction.

FAII decided to pursue an acquisition of the Company because it determined that the Company represented a compelling opportunity given its strong leadership team, strong balance sheet, impressive de novo growth effort and position to continue its de novo growth, as well as to be a primary and preferred acquirer in a fragmented industry. Compared to the Company, FAII and its advisors did not consider the other alternative acquisition targets to be as compelling when taking into consideration their business prospects, strategy, management teams, structure, likelihood of execution and valuation considerations. See also “—Recommendation of the FAII Board of Directors and Reasons for the Business Combination.”

FAII did not pursue further a potential transaction with the other potential acquisition targets with which it engaged in meaningful discussions for a variety of factors, including, among other things, the inability to reach agreement on a mutually acceptable valuation with such targets and the decision by FAII’s management to pursue an alternative transaction with the Company.

On December 7, 2020, representatives of Barclays, on behalf of the Company, sent an initial draft of a confidentiality agreement (the “Confidentiality Agreement”) to representatives of FAII, and on December 13, 2020, ATI Holdings Acquisition, Inc., an indirect wholly owned subsidiary of the Company, and FAII entered into the Confidentiality Agreement.

On December 14, 2020, representatives of the Company, Barclays, Citigroup and FAII held a videoconference during which representatives of the Company provided an overview of the Company and its industry.

On January 4, 2021, representatives of FAII, Fortress and Advent held a call to discuss the possibility of a transaction between FAII and the Company.

On January 6, 2021, Mr. McKnight, on behalf of FAII, sent representatives of Barclays a non-binding proposal, which provided for the following terms, among other things: (i) an enterprise value for the Company, in each case, at a 15.0x 2022E Adjusted EBITDA entry multiple and on a pro forma (post-money) basis, of (x) $2.685 billion on a standalone basis and (y) $3.420 billion on a pro forma basis were the Company to complete a potential acquisition under consideration at such time (the “Company Bolt-on Acquisition”), (ii) an equity value for the Company common stock of (x) $1.585 billion on a standalone basis and (y) $2.020 billion on a pro forma basis for the Company Bolt-on Acquisition, in each case, with the holders of the Company’s preferred stock receiving cash payments in respect of their applicable liquidation preferences, (iii) a $210 million earnout consisting of additional shares vesting evenly across share price hurdles of $12, $14 and $16, (iv) a $300 million equity financing achieved through a PIPE, with the option for a potential $150 million upsize for secondary share sales and (v) the deferral of 100% of the Sponsor’s promote, with 50% of the Founder Shares vesting at $12 and 25% of the Founder Shares vesting at share price hurdles of $14 and $16.

On January 8, 2021, Mr. McKnight, a representative of Barclays and a representative of Citigroup held a call to further discuss the possibility of a transaction between FAII and the Company, and it was agreed that Barclays, at the Company’s direction, would begin preparing an initial draft of a term sheet (the “Term Sheet”) to be entered into between FAII and the Company with respect to a potential transaction and to outline, among other things, non-binding terms for the transaction along with binding exclusivity on the Company.

On January 9, 2021, representatives of Barclays, on behalf of the Company, sent an initial draft of the Term Sheet to FAII, which provided for the following terms, among other things: (i) an enterprise value for the Company of $3.65 billion (solely on a pro forma basis for the Company Bolt-on Acquisition), at a 16.0x 2022E Adjusted EBITDA entry multiple and on a pro forma (post-money) basis, (ii) an equity value for the Company common stock of $2.24 billion (solely on a pro forma basis for the Company Bolt-on Acquisition) with the holders of the Company’s preferred stock receiving cash payments in respect of their applicable liquidation preferences, (iii) a $540 million equity financing achieved through a PIPE, (iv) an earnout of up to 15 million shares of ATI Class A common stock to be issued to the Company’s equityholders after the closing of the Business Combination if certain ATI Class A common stock share price thresholds were met and (v) the deferral of all Founder Shares held by the Sponsor if, after the closing of the Business Combination, certain ATI Class A common stock share price thresholds that mirror the thresholds relating to the 15 million share earnout were met.

On January 11, 2021, representatives of Barclays, on behalf of the Company, sent FAII a revised Term Sheet, which proposed, among other things: (i) an enterprise value for the Company of (x) $2.865 billion on a standalone basis and (y) $3.65 billion on a pro forma basis for the Company Bolt-on Acquisition, in each case, on a pro forma (post-money) basis, (ii) an equity value for the Company common stock of (x) $1.755 billion on a standalone basis and (y) $2.24 billion on a pro forma basis for the Company Bolt-on Acquisition, in each case, with the holders of the Company’s preferred stock receiving cash payments in respect of their applicable liquidation preferences, and (iii) equity financing achieved through a PIPE of (x) $340 million (valuing the Company on a standalone basis) and (y) $540 million (valuing the Company pro forma for the Company Bolt-on Acquisition).

Later on January 11, 2021, following discussions among representatives of FAII, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), FAII’s outside counsel, and Weil, Gotshal & Manges LLP (“Weil”), the Company’s outside counsel, FAII and the Company finalized the Term Sheet and, on January 12, 2021, the Term Sheet was executed by FAII and the Company.

Throughout the negotiation of the Term Sheet and subsequent process to negotiate and finalize definitive documentation in respect of the Business Combination, Mr. McKnight and other members of the FAII management and legal teams, with input from representatives of each of Skadden, BofA Securities and Deutsche Bank, kept the FAII Board informed of the ongoing negotiations and regularly corresponded via email and over the telephone with the Company and its representatives, including Barclays, Citigroup and Weil in respect of the Term Sheet and the Business Combination.

On January 13, 2021, Barclays, on behalf of the Company, provided representatives of the FAII management team and its advisors, including Skadden, access to a virtual data room for purposes of continuing their respective due diligence on the Company.

From January 13, 2021 through February 18, 2021, Skadden, together with Ernst & Young LLP (“E&Y”), engaged on January 18, 2021 to provide financial and tax due diligence services, Marsh & McLennan Companies (“Marsh”), engaged on January 19, 2021 for its insurance and underwriting expertise, and the Marwood Group (“Marwood”), engaged on January 19, 2021 for its healthcare billing expertise, conducted a thorough due diligence investigation of the Company, which diligence was conducted through document review, numerous telephonic conferences with representatives of the Company, including the Company’s management team, covering, among other things, commercial operations, real property and environmental matters, healthcare regulatory and billing compliance matters, litigation and legal compliance matters, intellectual property and privacy matters, employment and benefits-related and labor matters, financial and insurance matters, IT and general corporate matters.

On January 14, 2021, Barclays sent FAII and Skadden a draft engagement letter (the “Placement Agent Engagement Letter”), pursuant to which Barclays proposed to act as FAII’s co-placement agent in the proposed private placement of FAII Class A common stock in connection with the Business Combination (referred to herein as the “PIPE Investment”). The Placement Agent Engagement Letter contains a conflicts waiver, pursuant to which FAII consented to Barclays’ performance of the Barclays Advisory Role in connection with the Business Combination. From January 14, 2021 through January 16, 2021, Skadden and Sidley Austin LLP (“Sidley”), outside counsel to Citigroup, Barclays, Deutsche Bank and BofA Securities, as the co-placement agents for the PIPE Investment, negotiated the Placement Agent Engagement Letter.

On January 17, 2021, Skadden delivered an initial draft of the PIPE Investment Subscription Agreement to Weil and Sidley, to be negotiated with, and ultimately executed by, each of the PIPE Investors concurrently with the signing of the Merger Agreement. Between January 17, 2021 and January 28, 2021, Skadden, Weil and Sidley continued to negotiate the Subscription Agreement. In addition, over the following month, FAII and the Company continued to negotiate the transaction documents that would be expected to be executed or in final form concurrently with the execution of the Merger Agreement.

On January 18, 2021, Sidley delivered an initial draft of a joinder to the Placement Agent Engagement Letter (the “Placement Agent Joinder”), pursuant to which Citigroup, Deutsche Bank and BofA Securities would be appointed as co-placement agents with Barclays in the PIPE Investment. The Placement Agent Joinder was negotiated between Skadden and Sidley through January 19, 2021.

On January 19, 2021, FAII entered into the Placement Agent Engagement Letter with Barclays.

On January 20, 2021, FAII entered into the Placement Agent Joinder with Citigroup, Deutsche Bank and BofA Securities.

Throughout the months of January and February, 2021, Barclays and Citigroup worked with the Company and FAII to prepare an investor presentation to present to potential PIPE Investors. The investor presentation outlined the proposed Business Combination and included information regarding the Company, which was refined through many rounds of review and comment among the FAII management team, the Company’s management team and each of their respective professional advisors, including Skadden and Weil.

On January 21, 2021, the Company advised FAII that, following the completion of its diligence, the Company would no longer be actively pursuing the Company Bolt-on Acquisition and that the Company would be valued on a standalone basis. The determination by the Company to no longer pursue the Company Bolt-on Acquisition did not have an impact on the decision of FAII’s management or the FAII Board to proceed with the proposed transaction.

Later on January 21, 2021, Weil delivered an initial draft of the Merger Agreement to Skadden. From January 21, 2021 through February 21, 2021, Skadden and Weil negotiated the terms of, and exchanged several drafts of, the definitive agreements for the potential business combination, including the Merger Agreement, the Parent Sponsor Letter Agreement, the Stockholders Agreement and the A&R RRA. In addition during this same period, representatives of FAII, representatives of the Company, representatives of Advent, Skadden and Weil conducted various telephonic conferences to discuss and resolve the open issues related to the potential business combination.

On January 21, 2021, the FAII Board held a telephonic meeting to discuss, among other things: (i) FAII management’s view of the potential transaction, (ii) the status of discussions regarding the potential transaction, (iii) the diligence conducted on the Company to date, (iv) the engagement letters executed with the various advisors assisting FAII in its evaluation of the potential transaction and (v) the contemplated timeline for the transaction. During this meeting, FAII’s management gave a presentation to the FAII Board outlining the rationale for the proposed transaction. During this meeting, the FAII Board unanimously ratified the January 6, 2021 non-binding proposal and aforementioned engagement letters, and separately discussed and unanimously determined not to obtain a fairness opinion in respect of the proposed transaction at such time, in light of, among other factors, the Fortress Debt Investment representing less than 1% of the Company’s debt facility and less than 0.1% of the assets of the applicable Fortress Credit Funds.

Between January 22, 2021 and February 8, 2021, representatives of the Company, together with its advisors, held several due diligence calls with representatives of FAII and its advisors, including, among other things, with respect to financial and audit matters, public company readiness, regulatory and billing matters and other legal and business diligence topics.

On January 28, 2021, Skadden delivered to Weil initial drafts of certain Related Agreements, including the Parent Sponsor Letter Agreement. On the same day, Skadden delivered to Barclays and Citigroup an updated draft of the Subscription Agreement, in agreed form between Skadden and Weil, for transmission to potential PIPE Investors. Between January 28, 2021 until February 18, 2021, Skadden and Weil continued to negotiate the Subscription Agreement in response to comments received from prospective PIPE Investors and their legal counsel.

On February 4, 2021, the FAII Board held a telephonic meeting, which was attended by representatives of FAII management and Skadden, to discuss, among other things, the status of discussions regarding the potential transaction. Representatives of Skadden then reviewed with the FAII Board the directors’ fiduciary duties in connection with evaluating the potential transaction. FAII’s management and representatives of Skadden then reviewed the provisions of the proposed Merger Agreement. The FAII Board expressed to FAII management its continued support in respect of negotiation of the terms of the Business Combination.

On February 11, 2021, the FAII Board held a telephonic meeting, which was attended by representatives of FAII management and Skadden, to discuss, among other things: (i) the transaction documents and status of the proposed transaction, including the PIPE Investment, (ii) diligence conducted on the Company to date and (iii) certain matters related to this proxy statement. FAII’s management discussed with the FAII Board the diligence that had been conducted on the Company by each of Skadden, Marwood, E&Y and Marsh. FAII’s management and representatives of Skadden then reviewed certain provisions of the proposed Merger Agreement and the Related Agreements to be approved by the FAII Board. During the course of the meeting, the FAII Board discussed and considered the terms of the Business Combination. Following discussions amongst the FAII Board members, the FAII Board determined to hold a subsequent meeting during the week of February 15, 2021 to receive an update as to the status of the Business Combination.

On February 11, 2021, following discussions with Barclays and Citigroup and based upon reactions from certain of the PIPE Investors, the parties agreed that the equity value of the Company would be reduced, and that the Company would be valued at a 14.0x 2022E Adjusted EBITDA entry multiple.

On the same day, at a meeting of the Sponsor, in light of the attractive 14.0x 2022E Adjusted EBITDA entry multiple, the Sponsor determined that an investment in the PIPE by the Fortress Credit Funds would be attractive, and specifically considered a $75 million investment in the PIPE. In connection with the contemplated PIPE Investment by the Fortress Credit Funds, Fortress determined to transfer the equity interests in the Sponsor (including the Sponsor’s Founder Shares and Private Placement Warrants and the Sponsor’s portion of the PIPE Investment) to the Fortress Credit Funds making such PIPE Investment, as contemplated by and previously described in FAII’s public filings, which transfer would be effective upon the closing of the Business Combination. Shortly thereafter, representatives of FAII informed representatives of Advent of this decision.

On February 16, 2021, representatives of FAII, the Company, Skadden, Weil and Advent met to discuss certain business terms of the proposed transaction, including with respect to the treatment of the Company’s preferred stockholders, the minimum cash condition and an update on the PIPE Investment.

On February 18, 2021, representatives of FAII, the Company, Skadden, Weil and Advent met again to finalize certain business terms of the proposed transaction, including with respect to the treatment of the Company’s preferred stockholders, the surrender and cancellation of 50% of the Sponsor’s Private Placement Warrants, the revision of the Minimum Cash Condition to a mutual closing condition and to discuss process and timing with respect to finalizing definitive transaction documentation.

Also on February 18, 2021, the FAII Board held a telephonic meeting, which was attended by representatives from each of FAII’s management and Skadden. FAII’s management discussed with the FAII Board the current status of the transaction negotiations and documents, changes to the Merger Agreement since their meeting on February 11, 2021 and the Fortress Credit Funds’ potential $75 million investment in the PIPE, as well as the related transfer of the Sponsor to the Fortress Credit Funds. The FAII Board expressed to FAII management its continued support in respect of negotiation of the terms of the Business Combination. Following discussions amongst the FAII Board members, the FAII Board determined to hold a subsequent meeting on February 21, 2021 to receive an update as to the status of the Business Combination and to potentially consider the approval of the transactions contemplated by the Merger Agreement and Related Agreements.

On February 21, 2021, the FAII Board held a telephonic meeting, which was attended by representatives from each of FAII’s management, Deutsche Bank and Skadden. Representatives of Deutsche Bank reviewed certain financial terms of the proposed transaction with the FAII Board and discussed, among other things, the physical therapy market generally and the ability of the Company to grow and benefit from long term value based care upside. Representatives of FAII’s management reviewed with the FAII Board the current status of the transaction negotiations and documents, changes to the Merger Agreement since their meeting on February 18, 2021 and the resolutions to be approved by the FAII Board in connection with entering into the Business Combination. At the meeting, FAII’s Board unanimously declared that the Merger Agreement, the Related Agreements, the Business Combination and the other related transaction documentation and other transactions contemplated thereby were advisable and in the best interests of FAII and its stockholders, approved the form, terms and provisions of, and the transactions contemplated by the Merger Agreement and Related Agreements, including the Business Combination and the PIPE Investment, and other matters required to be submitted to the FAII stockholders, and authorized FAII to enter into the Merger Agreement and Related Agreements and perform each of its obligations thereunder.

Later on February 21, 2021, following the approval of the Business Combination by the FAII Board and the approval of the Company’s board of directors, FAII and the Company executed the Merger Agreement.

Concurrently with the execution of the Merger Agreement, (i) the Sponsor, FAII and the Company entered into the Parent Sponsor Letter Agreement, (ii) FAII, the Sponsor, certain of FAII’s stockholders and certain of the Company’s equityholders entered into the A&R RRA, (iii) certain of the Company’s equityholders entered into the Stockholders Agreement, (iv) Messrs. Diab and Jordan entered into employment agreements with the Company and FAII, which agreements were negotiated by Messrs. Diab and Jordan and the Company, without any involvement by FAII, and (v) FAII and the PIPE Investors entered into the Subscription Agreements. Also on February 21, 2021, all of the Company stockholders delivered an irrevocable written consent in support of the Business Combination.

On the morning of February 22, 2021, prior to the commencement of trading of the shares of FAII Class A common stock on the NYSE, FAII and the Company issued a joint press release regarding the Business Combination. Also that morning, FAII filed a Current Report on Form 8-K, which included the joint press release, the Merger Agreement (and related exhibits) and the other material agreements entered into by FAII in connection with the Business Combination.

Recommendation of the FAII Board and Reasons for the Business Combination

The FAII Board, in evaluating the Business Combination, consulted with FAII’s management and financial and legal advisors. In reaching its unanimous resolution (i) that the Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of FAII and its stockholders and (ii) to recommend that the stockholders of FAII approve the Merger Agreement and the transactions contemplated thereby, the FAII Board considered a range of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the FAII Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The FAII Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the FAII Board’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

In approving the Business Combination, the FAII Board considered the potential benefits of, but ultimately decided not to obtain, a fairness opinion. The officers and directors of FAII have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, together with the experience and sector expertise of FAII’s financial advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination. In addition, FAII’s officers and directors and FAII’s advisors have substantial experience with mergers and acquisitions.

The FAII Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors (not weighted or in any order of significance):

•

Brand Strength. The Company’s strong, unified brand and expertise in building direct and deep relationships with its customers has positioned the Company as currently the largest independent outpatient physical therapy provider in the United States by clinic count with 875 owned clinics across 25 states as of December 31, 2020, and a database of more than two and a half million unique patient cases;

•

Industry and Growth Prospects. The belief that the Company has significant growth opportunities over and above recovery from the impacts of the COVID-19 pandemic with multiple levers for growth (including organic growth, acquisitions, acqui-novos, de novos and direct partnerships with employers) as (i) the highly fragmented $40 billion physical therapy and related services industry in the United States continues to shift toward outpatient care and as physical therapy continues to serve as an increasingly important front-line, cost-effective care method, (ii) the market continues to grow at a projected 2%-3% CAGR between 2020 and 2025 despite certain decreases in reimbursement rates from Medicare and Medicaid and (iii) volume growth continues to be driven by demographic trends (population growth and aging of population) and rising prevalence of disease and injuries;

•

Superior Clinical Outcomes. The Company’s ability to manage, deliver and track superior clinical outcomes positions it as an attractive partner for payors seeking to reduce downstream healthcare costs and move from a fee-for-service world to value-based care;

•

National Footprint. The Company has a large national footprint and market density in many of the regions in which it operates, which favorably positions the Company in its negotiations with commercial and regional payors;

•

Established Infrastructure. The Company benefits from established infrastructure, which drives scale and optimized clinical outcomes, as a result of Advent’s continued and significant investment in the Company and the creation of a sophisticated and unified operating platform from which the Company can grow and expand its footprint;

•

Experienced and Proven Management Team. The Company has a strong management team with significant public company experience that intends to remain with ATI in the capacity of officers and/or directors, which will provide helpful continuity in advancing the Company’s strategic and growth goals;

•

Attractive Recruiting and Retention Capabilities. The belief that the Company is considered an attractive place to work compared to others in its industry, which allows the Company to recruit and retain talent;

•

Due Diligence. FAII’s management and advisors conducted significant due diligence examinations of the Company, including by: performing commercial and legal due diligence, engaging a healthcare regulatory consultant to perform billing due diligence, and hiring other third-party advisors to perform due diligence on insurance and financial matters;

•

Valuation. The belief that the Business Combination presents an attractive investment opportunity at the agreed valuation based on extensive due diligence and FAII’s careful investigation of the Company. In particular, the FAII Board noted that the stock of the Company’s largest public competitor focused on outpatient physical therapy, U.S. Physical Therapy, Inc., traded at a 21.6x 2022E Adjusted EBITDA entry multiple as of February 19, 2021, as compared to the Company’s 14.0x 2022E Adjusted EBITDA entry multiple, which was agreed upon by the parties following discussions with Barclays and Citigroup and based upon reactions from certain of the PIPE Investors to the 16.0x 2022E Adjusted EBITDA entry multiple initially negotiated by the parties from the 15.0x 2022E Adjusted EBITDA entry multiple included in FAII’s January 6, 2021 non-binding proposal. FAII believes that this attractive valuation is partially enabled by the economic effects resulting from the COVID-19 pandemic, which FAII does not believe will have a long-term impact on the Company;

•	PIPE Investment. Third-party investor and Sponsor interest in the PIPE Investment served as validation of the valuation and the opportunity represented by the Business Combination;

•

Strategy. The belief that the Company has successfully implemented its long-term growth strategy, including through the continued improvement of the Company’s clinical labor management model, which it believes will allow providers to practice at the top of their respective licenses, as well as the Company’s robust de novo program, through which the Company has opened approximately 300 new clinics since Advent ownership and demonstrated what FAII believes is an impressive performance record;

•

Stockholder Liquidity. The FAII Board believes the Business Combination offers stockholders greater liquidity because of the obligation in the Merger Agreement to list the FAII Class A common stock issued as merger consideration on the NYSE, a major U.S. stock exchange. Even prior to the Business

Combination, the FAII Board recognized the liquidity opportunity for FAII public stockholders in connection with redemption rights;

•

Alignment. The FAII Board and the Company have structured the Business Combination with significant performance-based vesting incentives that better align Company management and current and prospective ATI stockholders in a way to create long-term value;

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Current Stockholders’ Investment in the Company’s Future. The fact that Advent and the holders of the Company preferred stock each plan to roll over more than 70% of their equity in the Company and primarily use the proceeds of the Business Combination to delever the Company, all of which will result in a more conservative balance sheet and stronger cash flow to support the Company’s growth strategy;

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Pre-Existing Relationship. The fact that certain funds affiliated with FAII have served as lenders to the Company since March 2010 and, as a result, have been in regular contact with the Company’s management for over ten years in the context of managing those affiliates’ investments and staying up-to-date on the Company’s financial and operating performance, as well as overall industry outlook;

•

Lock-Up. Certain stockholders affiliated with the Company have agreed to a six-month lockup in respect of their ATI common stock, subject to certain customary exceptions, which will provide important stability to the leadership and governance of ATI;

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Financial Condition. The FAII Board also considered factors such as the Company’s historical financial results, outlook, financial plan and debt structure. In considering these factors, the FAII Board reviewed the current prospects for the Company’s growth if the Company achieves its business plans and various historical and current balance sheet items for the Company. In reviewing these factors, the FAII Board noted that the Company is well-positioned for strong future growth;

•

Other Alternatives. The FAII Board believes, after a thorough review of other business combination opportunities reasonably available to FAII, that the proposed Business Combination represents the best potential business combination for FAII and the most attractive opportunity for FAII’s management to accelerate its business plan based upon the process utilized to evaluate and assess other potential acquisition targets, and the FAII Board’s belief that such process has not presented a better alternative; and

•

Negotiated Transaction. The financial and other terms of the Merger Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between FAII and the Company.

The FAII Board also considered a variety of uncertainties, risks and other potentially negative factors concerning the Business Combination including, but not limited to, the following (not weighted or in any order of significance):

•

Macroeconomic Risks. Macroeconomic uncertainty, including uncertainty with respect to the physical therapy industry in light of the COVID-19 pandemic, may negatively impact the profitability and cash flow of the Company;

•

Continued COVID-19-related Volume Pressure. The risk that the Company will continue to experience downward volume pressure as a result of COVID-19, particularly since approximately 40% of the Company’s customers are in the above-60 age group and may delay their return to physical therapy clinics;

•

Benefits May Not Be Achieved. The risks associated with the successful implementation of the combined company’s long-term business plan and strategy, and the combined company realizing the anticipated benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe;

•

Execution Risk. The potential for diversion of management and employee attention during the period prior to completion of the Business Combination and the potential negative effects on the Company’s business and the risks associated with the Company’s long-term growth strategy, including changes in customer preferences, market saturation, slower-than-expected anticipated clinic ramp, heightened competition and the Company’s ability to drive same clinic growth, continue its de novo program and expand through future acquisitions;

•

Forward Estimates. The FAII Board considered transaction economics and valuation justified by projected results and cash flows, instead of historical results, and the possibility that the Company’s actual results will be materially and adversely different from such projections;

•	Pending Management Arrangements. Certain members of the Company’s management team who are expected to remain as management to ATI are still negotiating employment arrangements;

•

Medicare and Medicaid Risks. The risk that significant adjustments, recoupments or repayments of the Company’s Medicare or Medicaid revenue (including decreases in Medicare reimbursement rates and payment reductions applied to physical therapy services as part of a wider budget neutrality cut), and the costs associated with complying with audits and investigations by regulatory and governmental authorities, may adversely affect the Company’s financial condition and results of operations;

•	Cyclicality. The fact that the Company derives approximately 17% of its revenue from workers’ compensation payors, an inherently cyclical customer cohort;

•

Competitive Risks. The risk that increasingly consolidated, vertically integrated hospital systems and scaled physician practices may attempt to recapture their patient flow by expanding their own competing physical therapy offerings, thereby limiting the Company’s growth potential or harming its existing patient volumes. Further, given the low barriers to entry to the physical therapy industry, new players may enter the markets in which the Company operates and increase the competition in those areas;

•

Regulation. The risk that changes in the regulatory and legislative landscape or new industry developments may result in increased litigation and regulatory risk and may adversely affect the benefits anticipated to result from the Business Combination;

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Healthcare Regulatory. The fact that the Company is regularly and currently subject to investigations, reviews, audits, investigations, claims and subpoenas from governmental authorities and third parties, the results of which are unpredictable and could distract management, harm the Company’s reputation and/or subject the Company to significant legal and/or operational exposure or have a material adverse effect on the Company’s business or operations;

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Fraud and Abuse. The risk that non-compliance with the extensive federal, state and local government laws applicable to the Company (including federal and state anti-kickback laws, the federal Physician Self-Referral Law and analogous state self-referral statutes, and federal and state false claims acts) could subject the Company to significant legal and operational exposure, render the Company ineligible to receive government reimbursement, or require the Company to expend significant resources to respond to government inquiries;

•

Data Privacy. The Company’s obligation to comply with extensive federal and state data privacy laws and regulations, including HIPAA, entails substantial operational costs, and non-compliance or breach could subject the Company to various penalties and further costs to mitigate the impact;

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Redemption Risk. The potential that a significant number of FAII stockholders elect to redeem their public shares prior to the consummation of the Business Combination and pursuant to FAII’s current charter, which would potentially make the Business Combination more difficult or impossible to complete;

•

Stockholder Vote. The risk that FAII’s stockholders may fail to provide the votes necessary to effect the Business Combination or will object to and challenge the Business Combination and take actions that may prevent or delay the consummation of the Business Combination;

•	Closing Conditions. The fact that the completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within FAII’s control;

•

No Survival of Remedies for Breach of Representations, Warranties or Covenants of the Company. The risk that FAII will not have any surviving remedies against the Company’s existing stockholders after the closing of the Business Combination to recover for losses as a result of any inaccuracies or breaches of the Company’s representations, warranties or covenants set forth in the Merger Agreement;

•

Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination;

•

Listing Risks. The challenges associated with preparing the Company, a private entity, for the applicable disclosure and listing requirements to which ATI will be subject as a publicly traded company on the NYSE;

•

Liquidation of FAII. The risks and costs to FAII if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in FAII being unable to effect a business combination by August 14, 2022;

•	No Third-Party Valuation. The fact that FAII did not obtain a third-party valuation or fairness opinion in connection with the Business Combination;

•	FAII Stockholders Receiving a Minority Position in ATI. The fact that FAII stockholders will hold a minority position in ATI; and

•	Fees and Expenses. The fees and expenses associated with completing the Business Combination.

In addition to considering the factors described above, the FAII Board also considered other factors including, without limitation:

•

Interests of Certain Persons. Some officers and directors of FAII have interests in the Business Combination. See “The Business Combination—Interests of Directors and Officers of FAII in the Business Combination”; and

•

Other Risk Factors. Various other risk factors associated with the Business Combination and the business of the Company, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement.

The FAII Board concluded that the potential benefits that it expected FAII and its stockholders to achieve as a result of the Business Combination outweighed the potential drawbacks of the Business Combination. The FAII Board also noted that the FAII stockholders would have a substantial economic interest in the combined company (depending on the level of FAII stockholders that sought redemption of their public shares into cash). Accordingly, the FAII Board unanimously determined (i) that the Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of FAII and its stockholders and (ii) to recommend that the stockholders of FAII adopt the Merger Agreement and approve the Business Combination and the transactions contemplated thereby.

Satisfaction of 80% Test

The NYSE rules require that FAII’s initial business combination must occur with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in the Trust Account) at the time of FAII’s signing a definitive agreement in connection with its initial business combination. As of February 21, 2021, the date of the execution of the Merger Agreement, the value of the net assets held in the Trust Account was approximately $345,021,206 and 80% thereof represents approximately $276,016,965. In reaching its conclusion that the Business Combination meets the 80% asset test, the FAII Board used as a fair market value the enterprise value of approximately $2.5 billion, which was implied based on the terms of the transactions agreed to by the parties in negotiating the Merger Agreement. In determining whether the enterprise value described above represents the fair market value of the Company, the FAII Board considered all of the factors described in this section and the section of this proxy statement entitled “The Merger Agreement” and the fact that the purchase price for the Company was the result of an arm’s length negotiation. As a result, the FAII Board concluded that the fair market value of the business acquired was significantly in excess of 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in the Trust Account).

Interests of Directors and Officers of FAII in the Business Combination

In considering the recommendation of the FAII Board to vote in favor of approval of the Business Combination Proposal, the NYSE Issuance Proposal, the Charter Amendment Proposal and the other proposals, FAII stockholders should keep in mind that certain members of the board of directors and executive officers of FAII and the Sponsor, including the Insiders, have interests in such proposals that may be different from, or in addition to, those of FAII stockholders generally. In particular:

•

Various Fortress Credit Funds are currently lenders pursuant to the First Lien Credit Agreement, and as of December 31, 2020, those Fortress Credit Funds held approximately $5,996,614 (or 0.765%) of the outstanding indebtedness under the First Lien Credit Agreement. While certain officers and directors of FAII that are affiliated with Fortress have the right to receive distributions of profit made by the Fortress Credit Funds that are lenders under the First Lien Credit Agreement, the First Lien Credit Agreement loans held by the Fortress Credit Funds represent less than 0.1% of the assets under management of the Fortress Credit Funds participating in the First Lien Credit Agreement, and any profit distributions related to the First Lien Credit Agreement would be de minimis and immaterial to the FAII officers and directors receiving such profit distributions. Similarly, certain officers and directors of FAII that are affiliated with Fortress have the right to receive distributions of profit from the Fortress Credit Funds that are participating in the PIPE Investment and that, upon closing, will own the Founder Shares and Private Placement Warrants. The PIPE Investment is anticipated to represent approximately 1% of the available capital of the participating Fortress Credit Funds, and while difficult to predict, distributions of profit to FAII officers and directors that have the right to participate in the profits of such Fortress Credit Funds are anticipated to represent a similar amount (approximately 1%) of the total profits distributed by such Fortress Credit Funds.

•

In connection with the PIPE Investment, which is conditioned upon the consummation of the Business Combination, the Sponsor agreed to purchase 7,500,000 shares of FAII Class A common stock at $10.00 per share for an aggregate purchase price of $75 million. While the per share subscription price for the FAII Class A common stock to be purchased by the Sponsor in connection with the PIPE Investment is $10.00, the implied price per share of the Sponsor’s overall holdings in ATI will be lower based on the purchase price paid by the Sponsor for the Founder Shares and the Private Placement Warrants (as described in the two immediately succeeding paragraphs below). The Sponsor currently holds a controlling stake in FAII, and will receive ATI Class A common stock in the PIPE Investment.

•

The Vesting Shares will vest as follows: (i) 33.33% of the Vesting Shares shall vest at such time as a $12.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination; (ii) 33.33% of the Vesting Shares shall vest at such time as a $14.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the

Business Combination; and (iii) 33.34% of the Vesting Shares shall vest at such time as a $16.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination. As used in this proxy statement, the applicable “Common Share Price” will be considered achieved only when the VWAP equals or exceeds the applicable threshold for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination. In the event that there is an agreement with respect to the sale or other change of control of ATI entered into after the closing and before the date that is ten years after the closing, then immediately prior to the consummating of the change of control, all Vesting Shares that were eligible to vest and remain unvested, if any, will vest on the day immediately preceding the closing of such change of control.

•

If the Business Combination or another business combination is not consummated by August 14, 2022, FAII will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and the FAII Board, dissolving and liquidating. In such event, the 8,625,000 Founder Shares held by the Insiders, which were acquired for an aggregate purchase price of $25,000 by Sponsor prior to FAII’s IPO, would be worthless because the holders are not entitled to participate in any redemption or distribution with respect to such shares. Such Founder Shares, if valued based on the closing price of $         per share of FAII Class A common stock on the NYSE on             , 2021, would be valued at approximately $         (after giving effect to the conversion of such Founder Shares into shares of ATI Class A common stock). Pursuant to the Parent Sponsor Letter Agreement, the Insiders agreed that, as of the consummation of the Business Combination, all of the Vesting Shares shall be unvested and shall be subject to certain vesting and forfeiture provisions as further described in this proxy statement.

•

In exchange for serving on the FAII Board, each of FAII’s independent directors, Mr. Hood, Mr. Policy, Ms. Russak-Aminoach and Mr. Gulati, received a nominal economic interest through the purchase from Sponsor of 25,000 Founder Shares at their original purchase price of $0.003 per share and subject to certain vesting and forfeiture provisions whereby 33.33%, 33.33% and 33.34% of such Founder Shares shall vest at such time that the Common Share Price equals or exceeds $12.00, $14.00 and $16.00 per share, respectively, on or before the date that is ten years after the consummation of the Business Combination. Such Founder Shares, if valued based on the closing price of $         per share of FAII Class A common stock on the NYSE on             , 2021, would be valued at approximately $ (after giving effect to the conversion of such Founder Shares into shares of ATI Class A common stock). If FAII fails to complete a business combination by August 14, 2022, these Founder Shares will become worthless. As a result, FAII’s independent directors may have a conflict of interest in determining whether a particular business is an appropriate business with which to effectuate FAII’s initial business combination. The FAII Board took into consideration the potential for such a conflict of interest to arise and believes any potential conflict to be adequately mitigated through the vesting provision’s requirement of price appreciation over a vesting period of ten years.

•

The Sponsor purchased an aggregate of 5,933,333 Private Placement Warrants from FAII for an aggregate purchase price of $8,900,000 (or $1.50 per warrant). These purchases took place on a private placement basis simultaneously with the consummation of FAII’s IPO. A portion of the proceeds FAII received from these purchases was placed in the Trust Account. Pursuant to the Parent Sponsor Letter Agreement, the Sponsor has agreed to transfer and surrender 2,966,667 Private Placement Warrants immediately prior to the effective time of the Business Combination, which warrants will be cancelled and no longer outstanding. The 5,933,333 Private Placement Warrants, if valued based on the closing price of $         per public warrant on the NYSE on             , 2021, would be valued at approximately $        , but may expire and become worthless if FAII fails to complete a business combination by August 14, 2022.

•

Mr. McKnight is expected to become a member of the ATI Board upon consummation of the Business Combination. As such, in the future, Mr. McKnight may receive cash fees, stock options or stock awards that the ATI Board determines to pay its non-executive directors.

•

If FAII is unable to complete a business combination within the required time period, the Sponsor may be liable to FAII under certain circumstances described herein to ensure that the proceeds in the Trust Account are not reduced by any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement.

•	Following the consummation of a business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company.

•	The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

•

The FAII Board is not comprised of a majority of independent directors, and the Insiders, who hold a controlling interest in FAII until consummation of our initial business combination, control the composition of the FAII Board until consummation of our initial business combination.

•	The Insiders have agreed not to redeem any of the outstanding Founder Shares in connection with the Business Combination Proposal.

•	The Insiders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares.

•	The Insiders have also agreed to waive their right to a conversion price adjustment with respect to their Founder Shares in connection with the consummation of the Business Combination.

•

As of the closing of the Business Combination, FAII will enter into the A&R RRA with the A&R RRA Parties, which provides for certain demand, piggy-back and shelf registration rights to the A&R RRA Parties and their permitted transferees. The A&R RRA Parties include the following directors and officers of FAII: Joshua Pack, Andrew McKnight, Daniel Bass, Micah Kaplan, Alexander Gillette, Marc Furstein, Leslee Cowen, Aaron Hood, Carmen Policy, Rakefet Russak-Aminoach, and Sunil Gulati.

•

If the Business Combination is not consummated, FAII will have to pay certain expenses related to the Business Combination, which may impede its ability to consummate a transaction with another acquisition target.

•

If FAII consummates the Business Combination, any amounts outstanding under any loan made by the Sponsor to FAII will be repayable in cash, and if FAII fails to complete a business combination there may be insufficient assets outside the Trust Account to satisfy such loan;

•

Starting August 2020 and through the completion of the initial business combination or liquidation, FAII has paid and will continue to pay a monthly fee of $20,000 for office space and related support services to an affiliate of the Sponsor;

•

As described in Proposal No. 3, the current charter will be amended to exclude Advent and any Exempt Transferee (as defined in the proposed charter) and their respective affiliates or successors or any “group,” or any member of any such group, to which such persons are a party from the definition of “interested stockholder,” and to make certain related changes; and

•

If the Trust Account is liquidated, including in the event FAII is unable to complete an initial business combination within the required time period, Sponsor has agreed to indemnify FAII to ensure that proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which FAII has discussed entering into a transaction agreement or any third party (other than FAII’s independent auditors) for services rendered or products sold to FAII, but only if such third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account.

Total FAII Shares to be Issued in the Business Combination

It is anticipated that there will be              shares issued in connection with the Business Combination as of closing, resulting in              shares of ATI Class A common stock outstanding immediately following the Business Combination, assuming no redemptions and excluding the potential dilutive effect of the Earnout Shares, Vesting Shares, and exercise of FAII public warrants.

ATI Board following the Business Combination

Following the closing of the Business Combination, the ATI Board will consist of eight directors. Please see “Management after the Business Combination” for additional information.

ATI Certificate of Incorporation

If the Business Combination is to be consummated, FAII will replace the current charter with the proposed charter. The proposed charter differs materially from the current charter in a number of ways. For a summary of the proposed principal changes between the existing charter and the proposed charter, please see “Proposal No. 3—The Charter Amendment Proposal.”

Name; Headquarters

The name of FAII after the Business Combination will be “ATI Physical Therapy, Inc.” and its headquarters will be located at 790 Remington Blvd., Bolingbrook, Illinois 60440.

Appraisal Rights

Appraisal rights are not available to holders of FAII Common Stock in connection with the Business Combination under Delaware law.

Accounting Treatment of the Business Combination

The Business Combination will be accounted for as a reverse recapitalization, in accordance with U.S. GAAP. Under this method of accounting, FAII will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of the Company issuing stock for the net assets of FAII, accompanied by a recapitalization. The net assets of FAII will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of the Company.

The Company has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the no redemption and maximum redemption scenarios:

•

Company stockholders have the greatest voting interest in the combined entity with approximately 66% majority interest in a no redemption scenario and approximately 72% majority interest in a maximum redemption scenario;

•	the Company’s former executive management will make up all of the management of ATI;

•

the Company’s existing directors and individuals designated by, or representing, Company stockholders will constitute a majority of the initial ATI Board following the consummation of the Business Combination;

•	ATI will assume the name “ATI Physical Therapy, Inc.;” and

•	the Company is the larger entity based on assets and revenue. Additionally, the Company has a larger employee base and substantive operations.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR STOCKHOLDERS EXERCISING

REDEMPTION RIGHTS

The following is a discussion of U.S. federal income tax considerations for holders of FAII Class A common stock that elect to have their FAII Class A common stock redeemed for cash if the Business Combination is completed. This discussion applies only to FAII Class A common stock that is held as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•	banks and financial institutions;

•	insurance companies;

•	brokers and dealers in securities, currencies or commodities;

•	dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of FAII Class A common stock;

•	regulated investment companies and real estate investment trusts;

•	governmental organizations and qualified foreign pension funds;

•	persons holding FAII Class A common stock as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	holders who own (actually or constructively) 5% or more of our stock;

•	partnerships or other pass-through entities for U.S. federal income tax purposes (and investors in such entities);

•	the Sponsor;

•	certain former citizens or long-term residents of the United States;

•	controlled foreign corporations and passive foreign investment companies; and

•	tax-exempt entities.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds shares of FAII Class A common stock, the U.S. federal income tax treatment of the partners in the partnership will generally depend on the status of the partners and the activities of the partnership. Partners in partnerships holding shares of FAII Class A common stock should consult their tax advisors.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this proxy statement may affect the tax consequences described herein, possibly on a retroactive basis. No assurance can be given that the U.S. Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than regular federal income taxes (such as gift and estate taxes).

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Redemption of FAII Class A Common Stock

In the event that a holder’s shares of FAII Class A common stock are redeemed, the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or other exchange of shares of FAII Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of FAII Class A common stock, a U.S. holder (as defined below) will be treated as described below under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of FAII Class A common stock,” and a non-U.S. holder (as defined below) will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of FAII Class A common stock” below. If the redemption does not qualify as a sale of shares of FAII Class A common stock, a holder will be treated as receiving a corporate distribution with the tax consequences to a U.S. holder described below under “U.S. Holders—Taxation of Distributions” and the tax consequences to a non-U.S. holder described below under “Non-U.S. Holders—Taxation of Distributions.”

Whether a redemption of shares of FAII Class A common stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder, as described below, and any of our stock that a holder would directly or indirectly acquire pursuant to the Business Combination) relative to all of our shares outstanding both before and after the redemption. The redemption of FAII Class A common stock will generally be treated as a sale of FAII Class A common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by it under certain attribution rules set forth in the Code. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include FAII Class A common stock which could be acquired pursuant to the exercise of the warrants. Moreover, any of our stock that a holder directly or constructively acquires pursuant to the Business Combination should be included in determining the U.S. federal income tax treatment of the redemption.

In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of FAII Class A common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account both redemptions by other holders of FAII Class A common stock and the FAII Class A common stock to be issued pursuant to the Business Combination). There will be a complete termination of a holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the holder are redeemed or (ii) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The redemption of FAII Class A common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of shares of FAII Class A common stock will be treated as a corporate distribution to the redeemed holder and the tax effects to such U.S. holder will be as described below under “U.S. Holders—Taxation of Distributions,” and the tax effects to such non-U.S. holder will be as described below under “Non-U.S. Holders—Taxation of Distributions.” After the application of those rules, any remaining tax basis of the holder in the redeemed FAII Class A common stock will generally be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly to other stock constructively owned by it or, in certain circumstances, it may be lost entirely.

A holder should consult its tax advisors as to the tax consequences of a redemption.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of shares of FAII Class A common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust, if (A) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (B) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Distributions. If our redemption of a U.S. holder’s shares of FAII Class A common stock is treated as a distribution, as discussed above under “Redemption of FAII Class A common stock,” such distributions will generally constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in its FAII Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the FAII Class A common stock and will be treated as described below under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of FAII Class A common stock.”

Dividends received by a U.S. holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends received by a non-corporate U.S. holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate applicable to long-term capital gains. It is unclear whether the redemption rights with respect to the FAII Class A common stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of FAII Class A common stock. If our redemption of a U.S. holder’s shares of FAII Class A common stock is treated as a sale or other taxable disposition, as discussed above under “Redemption of FAII Class A common stock,” a U.S. holder will generally recognize capital gain or loss in an amount equal to the difference between the amount realized (i.e., the amount of cash received in the redemption) and the U.S. holder’s adjusted tax basis in the shares of FAII Class A common stock redeemed. Any such capital gain or loss will generally be long-term capital gain or loss if the U.S. holder’s holding period for the FAII Class A common stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the FAII Class A common stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. U.S. holders who hold different blocks of FAII Class A common stock (shares of FAII Class A common stock purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.

Non-U.S. Holders

This section applies to you if you are a “non-U.S. holder.” A non-U.S. holder is a beneficial owner of FAII Class A common stock who or that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of a redemption.

Taxation of Distributions. If our redemption of a non-U.S. holder’s shares of FAII Class A common stock is treated as distribution, as discussed above under “Redemption of FAII Class A common stock,” to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distribution will constitute a dividend for U.S. federal income tax purposes and, provided such dividend is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of FAII Class A common stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the FAII Class A common stock, which will be treated as described below under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of FAII Class A common stock.”

The withholding tax described above does not apply to a dividend paid to a non-U.S. holder who provides an IRS Form W-8ECI, certifying that such dividend is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividend will be subject to regular U.S. federal income tax as if the non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. A non-U.S. holder that is a corporation for U.S. federal income tax purposes and is receiving an effectively connected dividend may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of FAII Class A common stock. If our redemption of a non-U.S. holder’s shares of FAII Class A common stock is treated as a sale or other taxable disposition as discussed above under “Redemption of FAII Class A common stock,” a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of FAII Class A common stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder); or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held FAII Class A common stock, and, in the case where shares of FAII Class A common stock are treated as regularly traded on an established securities market, the non-U.S. holder has owned, directly or constructively, more than 5% of FAII Class A common stock at any time within such period.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. holder were a U.S. holder. In the event the non-U.S. holder is a corporation for U.S. federal income tax purposes, such gain may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a non-U.S. holder, gain recognized by such holder on the sale, exchange or other taxable disposition of shares of FAII Class A common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, if FAII Class A common stock were not treated as regularly traded on an established securities market, a buyer of FAII Class A common stock (we would be treated as a buyer with respect to a redemption of FAII Class A common stock) may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. There can be no assurance that FAII Class A common stock will be treated as regularly traded on an established securities market. We believe that we are not and have not been at any time since our formation a United States real property holding corporation and we do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

It is possible that because the applicable withholding agent may not be able to determine the proper characterization of a redemption of a non-U.S. holder’s FAII Class A common stock, the withholding agent might treat the redemption as a distribution subject to withholding tax.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends received pursuant to a redemption of stock) on FAII Class A common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN or W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. holders should consult their tax advisers regarding the effects of FATCA on a redemption of FAII Class A common stock.

THE MERGER AGREEMENT

This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with any factual information about FAII or the Company. Such information can be found elsewhere in this proxy statement.

Effects of the Business Combination

As a result of the merger, the Company will become a direct wholly-owned subsidiary of FAII. The proposed charter set forth as Annex B to this proxy statement and the Amended and Restated Bylaws as set forth as Annex C to this proxy statement will be the certificate of incorporation and bylaws (respectively) of FAII following the Business Combination.

Merger Consideration

Conversion of Shares

Each share of Company preferred stock outstanding immediately prior to the effective time will be converted into the right to receive (A) an amount in cash equal to (1) $59,000,000 divided by (2) the number of shares of Company preferred stock outstanding as of immediately prior to the effective time and (B) a number of shares of ATI Class A common stock equal in value to (i) the product of (a) (x) the aggregate Liquidation Amount as of the closing date with respect to the Company preferred stock (after reducing such Liquidation Amount by $59,000,000) plus (y) an aggregate accrued amount, calculated based on the Preferred Stock Adjusted Base, at the Dividend Rate from the closing date through the date that is 180 days from the closing date, multiplied by (b) 1.05, divided by (ii) the number of shares of Company preferred stock outstanding as of immediately prior to the effective time . For more information on the Dividend Rate of Company preferred stock, see Note 14 to the Company’s audited consolidated financial statements included elsewhere in this proxy statement.

Each share of Company common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive (A) a number of shares of ATI Class A common stock equal to (1) $1,303,000,000 divided by (2) the number of shares of Company common stock outstanding as of immediately prior to the effective time and (B) the contingent right to receive Earnout Shares that may be issued in accordance with the terms of the Merger Agreement.

No fractional shares will be issued in connection with the Business Combination. In lieu thereof, FAII shall pay or cause to be paid cash to each holder who otherwise would have been entitled to receive a fractional share (after aggregating all fractional shares of ATI Class A common stock issuable to such holder).

Earnout Consideration

After the consummation of the Business Combination, Wilco Acquisition, LP (the sole holder of the Company common stock as of the date of the Merger Agreement) or its designees will have the contingent right to receive Earnout Shares upon the terms and subject to the conditions set forth in the Merger Agreement and the agreements contemplated thereunder in the amounts set forth below if the price targets set forth below are achieved any time between the closing and the date that is ten years after the consummation of the Business Combination:

•

in the event the VWAP of one share of ATI Class A common stock as reported on the NYSE is greater than $12.00 for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination, there will be a one-time issuance of 5,000,000 shares of ATI Class A common stock;

•

in the event the VWAP of one share of ATI Class A common stock as reported on the NYSE is greater than $14.00 for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination, there will be a one-time issuance of 5,000,000 shares of ATI Class A common stock; and

•

in the event the VWAP of one share of ATI Class A common stock as reported on the NYSE is greater than $16.00 for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination, there will be a one-time issuance of 5,000,000 shares of ATI Class A common stock.

In the event that there is an agreement with respect to the sale or other change of control of ATI entered into after the closing and prior to the date that is ten years after the consummation of the Business Combination, that will result in the holders of ATI Class A common stock receiving a per share price in excess of the applicable VWAP set forth above, then the applicable Earnout Shares that have not been issued prior to the closing of such sale or change of control will be issued by ATI on the day prior to such sale or change of control. Following such sale or change of control, ATI and the surviving company will take proper provision to ensure that any Earnout Shares that have not previously been issued will remain eligible to be paid through the date that is ten years after the consummation of the Business Combination.

If, after the closing and on or before the date that is ten years after the consummation of the Business Combination, the outstanding shares of ATI Class A common stock are changed into a different number or class of shares by reason of any merger, stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reorganization, reclassification, recapitalization or other similar transaction, then the number of Earnout Shares to be issued pursuant to the Merger Agreement will be adjusted to the extent appropriate to provide the same economic effect as contemplated by the Merger Agreement prior to such action.

Closing and Effective Time of the Business Combination

Unless the parties otherwise mutually agree, the closing will take place on the closing date, which is to be three business days after the date on which all of the closing conditions have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver thereof). See “—Conditions to the Business Combination” for a more complete description of the conditions that must be satisfied prior to closing.

On the closing date, Merger Sub and the Company will effect the merger by filing a certificate of merger with the Secretary of State of the State of Delaware, and the merger will become effective at the time set forth in the certificate of merger.

As of the date of this proxy statement, the parties expect the Business Combination will be completed during the second quarter of 2021. However, there can be no assurance as to when or if the Business Combination will occur.

If the Business Combination is not completed by the Outside Date, the Merger Agreement may be terminated by either FAII or the Company. A party may not terminate the Merger Agreement pursuant to the provision described in this paragraph if such party’s action or failure to act has been a principal cause of or resulted in the failure of the Business Combination to occur on or before the Outside Date and such action or failure to act constitutes a breach of the Merger Agreement. See “—Termination.”

Covenants and Agreements

Conduct of Businesses Prior to the Completion of the Business Combination

The Company has agreed that, prior to the closing, subject to specified exceptions, it and its subsidiaries will conduct their businesses in the ordinary course of business consistent with past practice except to the extent as expressly contemplated by the Merger Agreement or in response to COVID-19.

In addition to the general covenant above, the Company has agreed that prior to the closing, subject to specified exceptions, it and its subsidiaries will not, directly or indirectly, without the written consent of FAII (which may not be unreasonably withheld, conditioned or delayed):

•

make any change in or amendment to any of the Company organizational documents that would be adverse to FAII, or, other than in the ordinary course of business consistent with past practice, form or establish any subsidiary;

•

(A) make, declare or pay any dividend or distribution (whether in cash, stock, equity securities or property), other than dividends or distributions between or among the Company and any of its wholly-owned subsidiaries, (B) effect any recapitalization, reclassification, split or other change in the Company’s or its subsidiaries’ capitalization or (C) authorize for issuance, issue, sell, transfer, pledge, encumber, dispose of or deliver any shares of its capital stock or securities (including debt securities) convertible into or exchangeable for shares of its capital stock or voting interests, or issue, sell, transfer, pledge, encumber or grant any right, option or other commitment for the issuance of shares of its capital stock, or split, combine or reclassify any shares of its capital stock;

•

(A) except in the ordinary course of business consistent with past practice, amend, modify or terminate, prior to the expiration of its term or the completion of performance of any obligations of the Company, any material contract or any lease, (B) waive, delay the exercise of, release or assign any material rights or claims under any material contract or any lease or (C) enter into certain enumerated categories of material contracts;

•

issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries or guaranty any debt securities or incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness for borrowed money in excess of $10,000,000, other than (A) in connection with borrowings, extensions of credit and other financial accommodations under the Company’s and its subsidiaries’ existing credit facilities, notes and other existing indebtedness, (B) in connection with refinancings of existing indebtedness for borrowed money upon market terms and conditions (as determined by the Company in good faith), (C) for drawdowns of credit facilities available as of the date of the Merger Agreement and/or (D) in connection with the debt financing contemplated by the Merger Agreement, if consummated prior to the closing;

•

(A) enter into any collective bargaining agreement or other contract with a trade union or other labor organization, or (B) recognize or certify any trade union, other labor organization or group of employees of the Company or its subsidiaries as the bargaining representative for any employees of the Company or its subsidiaries;

•	terminate the service or employment (other than for cause) of any executive officer of the Company;

•

except as otherwise required pursuant to any company benefit plan in effect on the date of the Merger Agreement, grant any material increase in compensation, benefits or severance to any director or officer of the Company other than (A) annual increases in compensation, benefits or severance made in the ordinary course of business consistent with past practice and (B) severance payable in accordance with a company benefit plan in effect on the date of the Merger Agreement;

•	engage in any material new line of business;

•

except as permitted in the Merger Agreement, (A) acquire or agree to acquire by merger or consolidation with, or merge, consolidate or combine with, or purchase substantially all of the assets of, any business or any corporation, partnership, association, joint venture or other business organization or division thereof or person (B) purchase or otherwise acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any securities, properties or businesses or (C) adopt or enter into a plan of complete or partial liquidation, dissolution or winding up, restructuring, recapitalization or other reorganization (other than in connection with the Business Combination);

•

other than in the ordinary course of business consistent with past practice and between or among the Company and any of its wholly-owned subsidiaries, make any loans, advances or capital contributions to, or investments in, any other person (including to any of the Company’s or its subsidiaries’ officers, directors, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other person;

•

(A) make any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP, including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, or applicable law or (B) make any change in the auditors of the Company;

•

waive, release, compromise, settle, pay or satisfy any claim, or any claim threatened (which will include any pending litigation or threatened litigation), in each case, for amounts in excess of $5,000,000 in the aggregate, other than in the ordinary course of business consistent with past practice and as would not prohibit or materially restrict the Company or its subsidiaries from operating their respective businesses substantially as currently conducted; or

•	enter into any binding agreement or otherwise making a binding commitment to take any of the foregoing actions.

Each of FAII and Merger Sub has agreed that, prior to the closing, subject to specified exceptions, each of FAII and Merger Sub will conduct their businesses in the ordinary course of business consistent with past practice except to the extent as expressly contemplated by the Merger Agreement or in response to COVID-19.

In addition to the general covenant above, each of FAII and Merger Sub has agreed that prior to the closing, subject to specified exceptions, it will not, directly or indirectly, without the written consent the Company (which may not be unreasonably withheld, conditioned or delayed):

•	take any action that would reasonably be expected to prevent or materially delay the consummation of the Business Combination;

•	make any change in or amendment to any of FAII’s organizational documents or form or establish any subsidiary;

•

(A) make, declare or pay any dividend or distribution to any equityholder, (B) effect any recapitalization, reclassification, split or other change in its capitalization, (C) authorize for issuance, issue, sell, transfer, pledge, encumber, dispose of or deliver any additional shares of its capital stock or securities (including debt securities) convertible into or exchangeable for shares of its capital stock or voting interests, or issue, sell, transfer, pledge, encumber or grant any right, option or other commitment for the issuance of shares of its capital stock, or split, combine or reclassify any shares of its capital stock, other than in connection with the exercise of any public warrants or private placement warrants outstanding on the date of the Merger Agreement or (D) amend, modify or waive any of the material terms or rights set forth in any public warrant or private placement warrant or any related agreement governing such warrants, including any amendment, modification or reduction of the warrant price set forth therein;

•

issue or sell any debt securities or warrants or other rights to acquire any debt securities of FAII or Merger Sub or guaranty any debt securities or incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness;

•	amend, modify or consent to the termination of any FAII material contract;

•	enter into, renew or amend in any material respect, any transaction or contract with an affiliate of FAII or Merger Sub;

•

(A) effect any alternative business combination with respect to FAII other than the Business Combination or (B) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization (other than in connection with the Business Combination);

•	except as contemplated by the Merger Agreement, (A) adopt or amend any FAII benefit plan, (B) enter into any employment contract or collective bargaining agreement or (C) hire any employee;

•

make any loans, advances or capital contributions to, or investments in, any other person (including to any of FAII’s or Merger Sub’s officers, directors, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other person, except as otherwise permitted by the Merger Agreement;

•

make any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP, including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, or applicable law; or

•	enter into any binding agreement or otherwise making a binding commitment to take any of the foregoing actions.

HSR Act and Regulatory Approvals

The Company and FAII have agreed to act promptly, but in any event within ten business days after the date of the Merger Agreement, to comply with the notification and reporting requirements of the HSR Act. The Company and FAII have agreed to promptly furnish to each other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act and take all other reasonable actions necessary or desirable to cause the expiration or termination of the applicable waiting periods as soon as practicable. FAII and the Company filed HSR Act Notification and Report Forms with the Antitrust Division and the FTC on March 2, 2021. The HSR 30-day waiting period expired at 11:59 p.m., Eastern Time, on April 1, 2021.

The Company and FAII have agreed to promptly provide the other with copies of all written communications between each of them, any of their affiliates and their respective representatives on the one hand, and any governmental authority, on the other hand, with respect to the Merger Agreement or the Business Combination. The Company and FAII have also agreed to:

•

cooperate in all respects with each other party or its affiliates in connection with any filing or submission with any governmental authority, with respect to the Merger Agreement or the Business Combination;

•

keep the other parties reasonably informed of any communication received by such party or its representatives from, or given by such party or its representatives to, any governmental authority regarding the Business Combination;

•

permit a representative of the other parties to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any governmental authority, and to the extent permitted by such governmental authority, give a representative or representatives of the other parties the opportunity to attend and participate in such meetings and conferences;

•	in the event a party’s representative is prohibited from participating in or attending any meetings or conferences, keep such party promptly and reasonably apprised with respect thereto; and

•

cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Business Combination, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any governmental authority.

Reasonable Best Efforts

The Company and FAII have agreed to cooperate and use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the Business Combination as soon as reasonably practicable after the date of the Merger Agreement, and to fulfill the conditions to consummation of the Business Combination as set forth in the Merger Agreement. See “—Conditions to the Business Combination.”

Notwithstanding the above covenant or any other provision of the Merger Agreement, nothing in the Merger Agreement will require the Company to pay any material fee, penalty or other consideration to obtain any license, permit, consent, approval, authorization, qualification or waiver required under any contract for the consummation of the Business Combination.

Proxy Solicitation

FAII has agreed to, promptly following the SEC’s completion of its review of this proxy statement, (A) establish the record date for the FAII Special Meeting, (B) establish the earliest practicable date for the FAII Special Meeting in accordance with the FAII organizational documents for purposes of obtaining the FAII stockholder approval and (C) solicit proxies from the holders of FAII Common Stock to obtain the FAII stockholder approval. FAII has agreed, through the FAII Board, to recommend to its stockholders that they approve the proposals contained in this proxy statement (the “FAII Board recommendation”) and to include the FAII Board recommendation in this proxy statement, subject to the obligations described in this paragraph. The FAII Board has agreed not to (and agreed that no committee or subgroup thereof will) withdraw or modify, or propose publicly or by formal action of the FAII Board to withdraw or modify, in a manner adverse to the Company, the FAII Board recommendation (a “FAII change in recommendation”); provided, that the FAII Board may make a FAII change in recommendation if it determines in good faith, in response to an intervening event (as defined in the Merger Agreement and summarized below), after consultation with its outside legal counsel, that the failure to make a FAII change in recommendation would reasonably be expected to constitute a breach by the FAII Board of its fiduciary obligations to its stockholders under applicable law. Notwithstanding the foregoing, the FAII Board will not be entitled to make, or agree or resolve to make, a FAII change in recommendation unless (A) FAII delivers to the Company a written notice advising the Company that the FAII Board proposes to take such action and containing the material facts underlying the FAII Board’s determination that an intervening event has occurred (an “Intervening Event Notice”) and (B) following the period from the time when the Intervening Event Notice is provided until 5:00 pm New York City time on the fifth business day immediately following the day on which FAII delivered the Intervening Event Notice (the “Intervening Event Notice Period”), the FAII Board reaffirms in good faith (after consultation with its outside legal counsel) that the failure to make a FAII change in recommendation would be inconsistent with its fiduciary duties under applicable law. If requested by the Company, FAII will, and will cause its subsidiaries to, and will use its reasonable best efforts to cause its or their representatives to, during such Intervening Event Notice Period, engage in good faith negotiations with the Company and its representatives to make such adjustments in the terms and conditions of the Merger Agreement so as to obviate the need for a FAII change in recommendation.

An “intervening event” means an event, fact, development, circumstance or occurrence that materially and adversely affects the business, assets or operations of the Company and its subsidiaries, taken as a whole, that is consequential to the Company’s earning power over a long-term duration, and, in each case, that was not known and was not reasonably foreseeable to FAII or the FAII Board as of the date of the Merger Agreement (or the consequences of which were not reasonably foreseeable to the FAII Board as of the date of the Merger Agreement), and that becomes known to the FAII Board after the date of the Merger Agreement, except for: (A) any event, fact, development, circumstance or occurrence that relates to or is reasonably likely to give rise to or result in any offer, inquiry, proposal or indication of interest, written or oral relating to any alternative business combination, (B) general economic conditions, changes in capital markets or any declines or improvements in financial markets and (C) any event, fact, development, circumstance or occurrence arising from, or related to epidemics, disease outbreaks or pandemics (including, for the avoidance of doubt, any event, fact, development, circumstance or occurrence arising from or related to COVID-19 or measures taken in connection with or in response to COVID-19.

FAII may postpone, and if requested by the Company in writing, will postpone, the FAII Special Meeting in compliance with applicable requirements under Delaware law if (A) there are holders of an insufficient number of shares of FAII Class A common stock or FAII Class F common stock present or represented by proxy at the FAII Special Meeting to constitute a quorum at such meeting, but only until there are a sufficient number of shares of FAII Class A common stock and FAII Class F common stock present or represented by proxy at the FAII Special Meeting to obtain such a quorum or (B) on a date for which the FAII Special Meeting is scheduled, FAII has not received proxies representing a sufficient number of shares of FAII Class A common stock and FAII Class F common stock to obtain the FAII stockholder approval, in order to solicit additional proxies from stockholders for the purposes of obtaining the FAII stockholder approval, but only until there are a sufficient number of shares of FAII Class A common stock and FAII Class F common stock present or represented by proxy at the FAII Special Meeting to obtain the FAII stockholder approval; provided, that (A) FAII will not change the record date for the FAII Special Meeting without the Company’s prior written consent and (B) FAII may postpone or adjourn the FAII Special Meeting with the Company’s prior written consent. In the event FAII postpones or adjourns the FAII Special Meeting pursuant to the foregoing, FAII will use its reasonable best efforts to reconvene and hold a special meeting as promptly as reasonably practicable.

The Company agreed to seek the adoption of the Merger Agreement, as promptly as practicable following the execution and delivery of the Merger Agreement, by the holders of a majority of the voting power represented by all outstanding shares of Company stock voting together as a single class (the “Company requisite approval”) by irrevocable written consent, in form and substance acceptable to FAII. The Company agreed to deliver or cause to be delivered to FAII copies of such written consents within one business day of the Company’s receipt of the executed written consents. Promptly following the delivery of the written consents sufficient to constitute the Company requisite approval, the Company agreed to prepare and deliver to its stockholders who have not delivered written consents, the notice required by Section 228(e) of the DGCL. On the date of the Merger Agreement, each of the Company’s stockholders, who collectively beneficially own an aggregate of 100% of the outstanding voting power of the Company, executed and delivered irrevocable written consents adopting the Merger Agreement and approving the Business Combination. The Company delivered such written consents to FAII on the same day, and no further approval by the Company stockholders is required.

No Solicitation

From the date of the Merger Agreement until the closing or, if earlier, the termination of the Merger Agreement in accordance with its terms, each of FAII and Merger Sub has agreed that it will not, and will not authorize or permit any of its representatives acting on its behalf to, directly or indirectly:

•	initiate, solicit, knowingly facilitate, make or respond to any offer or proposal concerning, or related to, any alternative business combination;

•	enter into, engage in or continue any discussions or negotiations concerning, or related to, any alternative business combination;

•	provide any non-public information, data or access to employees to any person that has made, or that is considering making, a proposal with respect to an alternative business combination;

•	approve, endorse or recommend any alternative business combination; or

•	enter into any agreement, letter of intent, memorandum of understanding, term sheet or other contract relating to an alternative business combination.

FAII has agreed to promptly notify the Company of any submissions, proposals or offers made with respect to an alternative business combination as soon as practicable following FAII’s awareness thereof (but in any event within 24 hours).

FAII and Merger Sub have also agreed that FAII, Merger Sub and their respective officers and directors will, and will instruct and cause their respective affiliates and representatives, in each case, to the extent acting on behalf of FAII or Merger Sub, as applicable, to, immediately cease and terminate all discussions and negotiations with any person with respect to, or which is reasonably likely to give rise to or result in, a possible alternative business combination.

From the date of the Merger Agreement to the closing or, if earlier, the termination of the Merger Agreement in accordance with its terms, the Company has agreed that it will not, and will not authorize or permit any of its representatives acting on its behalf to, directly or indirectly:

•	initiate, solicit, knowingly encourage, knowingly facilitate or make or respond to an acquisition proposal;

•	engage in or continue any discussions or negotiations with respect to an acquisition proposal;

•	provide any non-public information or data or access to employees to, any person that has made, or informs the Company that it is considering making, an acquisition proposal;

•	approve, endorse or recommend any acquisition proposal; or

•	enter into any agreement, letter of intent, memorandum of understanding, term sheet or other contract relating to an acquisition proposal.

The Company has agreed to promptly notify FAII of any submissions, proposals or offers made with respect to an acquisition proposal as soon as practicable following the knowledge of the Company thereof (but in any event within two business days).

The Company has also agreed that it and its officers and directors will, and will instruct and cause its respective affiliates and representatives, to the extent acting on behalf of the Company to, immediately cease and terminate all discussions and negotiations with any person with respect to, or which is reasonably likely to give rise to or result in, a possible acquisition proposal.

An “acquisition proposal” means, as to any person, other than the Business Combination and other than the acquisition or disposition of equipment or other tangible personal property in the ordinary course of business, any offer or proposal relating to: (A) any acquisition or purchase, direct or indirect, of (1) 20% or more of the consolidated assets of such person and its subsidiaries or (2) 20% or more of any class of equity or voting securities of (i) such person or (ii) one or more subsidiaries of such person holding assets constituting, individually or in the aggregate, 20% or more of the consolidated assets of such person and its subsidiaries; (B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person beneficially owning 20% or more of any class of equity or voting securities of (1) such person or (2) one or more subsidiaries of such person holding assets constituting, individually or in the aggregate, 20% or more of the consolidated assets of such person and its subsidiaries or (C) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving (1) such person or (2) one or more subsidiaries of such person holding assets constituting, individually or in the aggregate, 20% or more of the consolidated assets of such person and its subsidiaries.

An “alternative business combination” means any business combination with respect to FAII, other than the Business Combination.

The NYSE Listing

FAII has agreed to apply for a mutually agreed upon new ticker symbol with the NYSE that reflects the name “ATI Physical Therapy” and to use its reasonable best efforts to maintain its listing on the NYSE. FAII has also agreed to give prompt written notice, including a copy of any written notice from the NYSE or a summary of any oral notice from the NYSE, to the Company of any notice from the NYSE that FAII has failed, or would reasonably be expected to fail, to meet the NYSE’s listing requirements. FAII has further agreed to use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to (A) remedy any and all issues set forth in any such NYSE notice and (B) in the event FAII is unable to remedy such issues set forth in such NYSE notice after using reasonable best efforts, to cause the FAII Common Stock to be issued in connection with the Business Combination to be approved for listing on an alternate exchange.

FAII has also agreed to use reasonable best efforts to cause the FAII Common Stock to be issued in connection with the Business Combination (including the Earnout Shares, in the event such Earnout Shares become issuable pursuant to the Merger Agreement) to be approved for listing on the NYSE as promptly as practicable following the issuance thereof, subject to official notice of issuance.

Indemnification and Directors’ and Officers’ Insurance

From and after the closing, FAII and the surviving company have agreed to indemnify and hold harmless each present and former director and officer of the Company and each of its subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the effective time, whether asserted or claimed prior to, at or after the effective time, to the fullest extent that the Company or its subsidiaries, as the case may be, would have been permitted under applicable law and its certificate of incorporation, bylaws or other organizational documents to indemnify such person (including the advancing of expenses as incurred to the fullest extent permitted under applicable law). FAII has also agreed to, and to cause the surviving company and its subsidiaries to, (A) maintain for a period of not less than six years from the effective time provisions in its certificate of incorporation, bylaws and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of officers and directors that are no less favorable to those persons than the provisions of such organizational documents as of the date of the Merger Agreement and (B) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those persons thereunder, in each case, except as required by law. FAII has additionally agreed to assume, and be liable for, and to cause the surviving company and their respective subsidiaries to honor, each of the related covenants in the Merger Agreement.

Prior to the closing, FAII has agreed to procure “tail” directors’ and officers’ liability insurance policies covering those persons who are currently covered by FAII’s directors’ and officers’ liability insurance policies with a claims reporting or discovery period of at least six years from the effective time placed with insurance companies having the same or better AM Best Financial rating as FAII’s current directors’ and officers’ liability insurance companies with terms and conditions providing retentions, limits and other material terms no less favorable than the current directors’ and officers’ liability insurance policies maintained by FAII with respect to matters, acts or omissions existing or occurring at or prior to the effective time; provided, however, that FAII may not spend more than 200% of the last annual premium paid by FAII prior to the date of the Merger Agreement for the six years of coverage under such “tail” policies.

Prior to the closing, the Company has agreed to obtain directors’ and officers’ liability insurance that will be effective as of closing and will cover those persons who will be the directors and officers of FAII and its subsidiaries (including the directors and officers of the surviving company and its subsidiaries) at and after the closing. The directors’ and officers’ liability insurance will have a scope of coverage, terms and limits that are reasonably appropriate for a company of similar characteristics (including the line of business, market capitalization and revenues) as FAII and its subsidiaries (including the surviving company and its subsidiaries).

Other Covenants and Agreements

The Merger Agreement contains other covenants and agreements, including covenants relating to:

•

the Company and FAII cooperating on the preparation and efforts to make effective this proxy statement and other required public filings, including providing the other party with all such information as may be reasonably necessary;

•

the Company and FAII (A) providing reasonable access, subject to certain specified restrictions and conditions, to the other party and its respective representatives, to their officers, employees, agents, properties, offices and other facilities and to their books and records, and (B) furnishing promptly upon reasonable request information concerning the business, properties, contracts, assets, liabilities, personnel and other properties of such party that the other party may reasonably request;

•	confidentiality and publicity relating to the Merger Agreement and the Business Combination;

•	changing the method or structure of effecting the Business Combination if mutually agreed upon in writing by the parties;

•	the Company waiving claims to the Trust Account in the event that the Business Combination is not consummated;

•	FAII agreeing to certain restrictions related to the Trust Account, including with respect to distributions;

•	the parties causing the merger to qualify for the intended tax treatment of the Business Combination;

•

the Company delivering to FAII a certification that shares of Company common stock are not “United States real property interests” in accordance with Treasury Regulation Section 1.1445-2(c)(3), together with a notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulation Section 1.897-2(h)(2);

•

the Company and FAII cooperating to establish an equity incentive plan with an aggregate share reserve equal to 10% of the shares of FAII Class A common stock issued and outstanding immediately following the closing, in such form as mutually agreeable to the Company and FAII;

•	FAII taking steps to exempt the acquisition of FAII Class A common stock from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder;

•	the Company and FAII providing notice of and cooperating with respect to any stockholder litigation related to the Merger Agreement;

•	FAII agreeing to certain restrictions relating to amendments or modifications to the Subscription Agreements;

•	FAII enforcing the terms of the Parent Sponsor Letter Agreement; and

•	FAII using commercially reasonable efforts to cooperate with the Company in connection with its debt financing.

Representations and Warranties

The Merger Agreement contains representations and warranties made by the Company to FAII relating to a number of matters, including the following:

•	corporate organization and qualification to do business;

•	requisite corporate authority to enter into the Merger Agreement and to complete the Business Combination;

•	absence of conflicts with organizational documents, applicable laws or certain agreements and instruments as a result of entering into the Merger Agreement or consummating the Business Combination;

•	subsidiaries;

•	required governmental and regulatory consents necessary in connection with the Business Combination;

•	capitalization;

•	financial statements of the Company;

•	absence of undisclosed liabilities;

•	litigation and legal proceedings;

•	compliance with applicable law;

•	material contracts;

•	real property;

•	employee compensation and benefits matters;

•	labor matters and status of employment contracts;

•	tax matters;

•	intellectual property and information technology systems;

•	compliance with heath care, information privacy and security laws;

•	material payor and material supplier relations;

•	environmental matters;

•	insurance matters;

•	absence of certain changes or events to the businesses;

•	interested party transactions;

•	accuracy of the Company’s information provided in this proxy statement; and

•	broker’s and third party fees related to the Business Combination.

Certain of these representations and warranties are qualified as to “materiality” or “material adverse effect.” For purposes of the Merger Agreement, a “Company material adverse effect” means any change, effect, event, fact, occurrence, condition, circumstance or development that, individually or in the aggregate with all other changes, effects, events, facts, occurrences, conditions, circumstances or developments, has had, or would reasonably be expected to have, a material adverse effect on the business, condition (financial or otherwise) or results of operation, of the Company and its subsidiaries, taken as a whole; provided, however, that, in no event will any of the following be deemed, either alone or in combination, to constitute, or be taken into account in determining whether there has been or will be, a Company material adverse effect: (A) operating, business, regulatory or other conditions (financial or otherwise) generally effecting the industries in which the Company or its subsidiaries operate (including, for the avoidance of doubt, any loss of customers, suppliers, orders, contracts or other business relationships resulting from, or in connection with COVID-19); (B) general economic conditions, including changes or developments in the credit, securities, currency, banking, exchange, debt, financial or capital markets (including changes in interest or exchange rates) including any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market; (C) the announcement or consummation of the transactions contemplated under the Merger Agreement, including the impact thereof on relationships with customers, suppliers, distributors, partners or employees or others having relationships with the Company or any of its subsidiaries or the taking of any action required, expressly permitted or otherwise expressly contemplated by the Merger Agreement and the Ancillary Agreements (as defined in the Merger Agreement), including the completion of the Business Combination, including any action taken at the prior written request, or with the prior written consent, of FAII; (D) changes in GAAP or other accounting requirements or principles, as applied to the Company and its subsidiaries or otherwise, or any changes in applicable laws, in each case, after the date of the Merger Agreement; (E) the failure of the Company or any of its subsidiaries to meet or achieve the results set forth in any internal or published budget, plan, projection, prediction or forecast (it being understood that the underlying facts giving rise to such failure may be taken into account); (F) global, national or regional political, financial, economic or business conditions, including government required shutdowns, a presidential election, hostilities, acts of war, sabotage or terrorism or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway; (G) effects arising from or relating to epidemics, pandemics, widespread occurrences of infectious diseases or disease outbreaks, including COVID-19 or measures taken in connection with or in response to COVID-19; (H) hurricanes, earthquakes, floods, tsunamis, tornadoes, changes in (or effects in) weather, meteorological conditions or climate, mudslides, explosions, wild fires, or other natural disasters and other force majeure events in the United States or any other country or region in the world and (I) any matter described in the disclosure schedules to the Merger Agreement, except, in each case of any of the foregoing clauses “(A),” “(B),” “(D),” “(F),” “(G)” and “(H)” to the extent that such condition has a materially disproportionate impact on the Company, taken as a whole, relative to other companies in the industries in which the Company and its subsidiaries operate (it being understood and agreed that only such incremental disproportionate impact will be taken into account in determining whether there has been or will be a Company material adverse effect).

The Merger Agreement also contains representations and warranties made by FAII to the Company relating to a number of matters, including the following:

•	corporate organization and qualification to do business;

•	requisite corporate authority to enter into the Merger Agreement and to complete the Business Combination;

•	absence of conflicts with governing documents, applicable laws or certain agreements and instruments as a result of entering into the Merger Agreement or consummate the Business Combination;

•	required governmental and regulatory consents necessary in connection with the Business Combination;

•	capitalization;

•	proper filing of documents with the SEC, the accuracy of information contained in the documents filed with the SEC and Sarbanes-Oxley Act certifications;

•	litigation and legal proceedings;

•	compliance with applicable law;

•	financial information of FAII and the Trust Account;

•	broker’s and finder’s fees related to the Business Combination;

•	business activities;

•	material contracts;

•	employees and benefit plans;

•	absence of a material adverse effect;

•	absence of undisclosed liabilities and transaction expenses;

•	compliance with SEC obligations;

•	the listing on the NYSE stock market;

•	compliance with Sarbanes-Oxley Act requirements;

•	investment company status;

•	tax matters; and

•	the Parent Sponsor Letter Agreement.

For purposes of the Merger Agreement, a “FAII material adverse effect” means any change, effect, condition, circumstance or development that, individually or in the aggregate with all other changes, effects, conditions, circumstances or developments, is or is reasonably likely to (A) be materially adverse to the business, condition (financial or otherwise), assets or liabilities of FAII and Merger Sub, taken together or (B) prevent or delay consummation of any of the Business Combination or otherwise prevent or delay FAII from performing its obligations under the Merger Agreement; provided, however, that that in no event will any changes in general economic conditions or changes in securities markets in general be taken into account in determining whether there has been, is reasonably likely to be, a FAII material adverse effect.

The representations and warranties in the Merger Agreement will not survive the closing and, as described below under “—Termination,” if the Merger Agreement is terminated, there will be no liability under the representations and warranties of the parties, or otherwise under the Merger Agreement, other than liability of any party for Fraud (as defined in the Merger Agreement) or willful breach of the Merger Agreement by such party occurring prior to such termination.

Conditions to the Business Combination

Conditions to Each Party’s Obligations

The respective obligations of each of the Company and FAII to complete the Business Combination are subject to the satisfaction of the following conditions:

•	any applicable waiting period under the HSR Act in respect of the Business Combination shall have expired or been terminated;

•

there shall not have been enacted or promulgated any law in the United States which is then in effect and has the effect of making consummation of the Business Combination illegal or otherwise enjoining or prohibiting the consummation of the Business Combination;

•	the FAII stockholder approval and the Company requisite approval shall have been obtained;

•

the FAII Class A common stock to be issued in connection with the Business Combination shall have been approved for listing on the NYSE, subject only to official notice of issuance thereof, and, as of immediately following the effective time, FAII shall be in compliance, in all material respects, with applicable initial and continuing listing requirements of the NYSE, and FAII shall not have received any notice of non-compliance from the NYSE that has not been cured or would not be cured at or immediately following the effective time;

•	after giving effect to the FAII stock redemption, if any, FAII shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act);

•	the proposed charter shall have been filed with the Secretary of State of the State of Delaware in accordance with the Merger Agreement and the Amended and Restated Bylaws shall have been adopted; and

•

after giving effect to the FAII stock redemption, if any, the total available funds contained in the Trust Account, minus the aggregate amount of cash proceeds required to complete the FAII stock redemption, if any, plus $300,000,000, plus all funds held by FAII outside of the Trust Account and immediately available to FAII, as of immediately prior to the effective time (collectively, the “Available Cash”), shall be at least $472,500,000.

Conditions to Obligations of FAII

The obligation of FAII to complete the Business Combination is also subject to the satisfaction, or waiver by FAII, of the following conditions:

•

the accuracy of the representations and warranties of the Company as of the date of the Merger Agreement and as of the closing date, other than, except in enumerated cases, those failures to be true and correct that would not reasonably be likely to result in a Company material adverse effect;

•	each of the covenants of the Company have been performed or complied with as of or prior to the closing shall have been performed or complied with in all material respects;

•	there shall have been no Company material adverse effect; and

•	the Company shall have delivered to FAII the closing deliverables set forth in the Merger Agreement.

Conditions to Obligations of the Company

The obligations of the Company to complete the Business Combination is also subject to the satisfaction or waiver by the Company of the following conditions:

•

the accuracy of the representations and warranties of FAII as of the date of the Merger Agreement and as of the closing date, other than, except in enumerated cases, those failures to be true and correct that would not reasonably be likely to result in a FAII material adverse effect;

•	each of the covenants of FAII to be performed or complied with as of or prior to the closing shall have been performed or complied with in all material respects;

•	a FAII material adverse effect shall not have occurred;

•	as of immediately following the effective time, the FAII Board shall consist of the number of directors, and be otherwise constituted in accordance with the terms of the Merger Agreement;

•	the Trust Account, less amounts paid or to be paid pursuant to the FAII stock redemption, if any, will be available to FAII at the closing; and

•	FAII shall have delivered to the Company the closing deliverables set forth in the Merger Agreement.

Termination

Mutual Termination Rights

The Merger Agreement may be terminated and the Business Combination abandoned:

•	by mutual written consent of the Company and FAII;

•

by written notice from either the Company or FAII to the other party, if the closing has not occurred on or prior to August 23, 2021 (the “Outside Date”); provided, however, that the Merger Agreement may not be terminated under this condition by or on behalf of any party that is in breach of any representation, warranty or covenant contained in the Merger Agreement and such breach results in the failure of a closing condition set forth in the Merger Agreement to be satisfied on or prior to the Outside Date;

•

by written notice from either the Company or FAII to the other party, if a governmental entity in the United States has enacted, issued, promulgated, enforced or entered any law which has become final and nonappealable and has the effect of permanently making consummation of the Business Combination illegal or otherwise permanently preventing or prohibiting consummation of the Business Combination; or

•

by written notice from either the Company or FAII to the other party, if the FAII Special Meeting shall have been held and the FAII stockholder approval is not obtained at the FAII Special Meeting (subject to any postponement or adjournment of the FAII Special Meeting), provided, however, that the right to terminate the Merger Agreement under this condition will not be available from and after the time that FAII obtains the FAII stockholder approval.

The Company’s Termination Rights

The Merger Agreement may be terminated and the Business Combination abandoned:

•

by written notice from the Company to FAII, if there has been a breach of any representation, warranty or covenant made by FAII in the Merger Agreement, such that (A) the conditions described under the heading “—Conditions to the Business Combination” would not be satisfied at the closing (a “terminating FAII breach”) and (B) the terminating FAII breach is not cured within 30 days after written notice from the Company of such terminating FAII breach is delivered to FAII, or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date; provided, however, that the Company will not be entitled to terminate the Merger Agreement under this condition if (1) the Company has waived such terminating FAII breach or (2) the Company is then in breach of any representation, warranty or covenant such that the conditions described under the heading “—Conditions to the Business Combination” would not reasonably be expected to be satisfied;

•

by written notice from the Company to FAII prior to obtaining the FAII stockholder approval, if the FAII Board (A) shall have made a FAII change in recommendation or (B) shall have failed to include the FAII Board recommendation in this proxy statement; or

•	by written notice from the Company to FAII, if, after giving effect to the FAII stock redemption, if any, the Available Cash would be less than $472,500,000 immediately prior to the effective time.

FAII Termination Rights

The Merger Agreement may be terminated and the Business Combination abandoned:

•

by written notice from FAII to the Company, if there has been a breach of any representation, warranty or covenant made by the Company in the Merger Agreement, such that (A) the conditions described under the heading “—Conditions to the Business Combination” would not be satisfied at the closing (a “terminating Company breach”) and (B) the terminating Company breach is not cured within 30 days after written notice from FAII of such terminating Company breach is delivered to the Company, or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date; provided, however, that FAII will not be entitled to terminate the Merger Agreement under this condition if (1) FAII has waived such terminating Company breach or (2) FAII or Merger Sub is then in breach of any representation, warranty or covenant such that the conditions described under the heading “—Conditions to the Business Combination” would not reasonably be expected to be satisfied; or

•	by written notice from FAII to the Company, if the Company requisite approval has not been obtained within one business day of the execution and delivery of the Merger Agreement.

Effect of Termination

If the Merger Agreement is terminated in accordance with its terms, the Merger Agreement will be of no further force or effect and the Business Combination will be abandoned. However, the (A) third-party beneficiaries, (B) governing law, (C) wavier of trial by jury, (D) fees and expenses, (E) non survival of representations, warranties and agreements, and (F) non-recourse provisions (collectively, the “surviving provisions”) and any other provision of the Merger Agreement that is required to survive in order to give appropriate effect to the surviving provisions, will, in each case, survive any termination of the Merger Agreement. In addition, no party will be relieved from liability for any willful breaches of the Merger Agreement or Fraud (as defined in the Merger Agreement) occurring prior to the termination of the Merger Agreement.

Amendments

The Merger Agreement may be amended by a duly authorized agreement in writing executed on behalf of each of the parties.

Specific Performance

The parties to the Merger Agreement agreed that they will be entitled an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions thereof prior to termination of the Merger Agreement.

Stock Market Listing

Application will be made by FAII to have the shares of FAII Class A common stock to be issued in the Business Combination approved for listing on the NYSE, which is the principal trading market for existing shares of FAII Class A common stock.

Fees and Expenses

Each party will bear its own expenses incurred in connection with the Merger Agreement and the Business Combination, including all fees of its legal counsel, financial advisers and accountants; provided, however, that if the closing occurs, FAII will pay the transaction expenses pursuant to the terms of the Merger Agreement.

This summary and the copy of the Merger Agreement attached to this proxy statement as Annex A are included solely to provide investors with information regarding the terms of the Merger Agreement. They are not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties by FAII and the Company, which were made only for purposes of that agreement and as of specific dates specified therein. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement, and in reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the Merger Agreement to be characterizations of the actual state of facts or condition of FAII, the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

RELATED AGREEMENTS

Parent Sponsor Letter Agreement

Concurrently with the execution of the Merger Agreement, the Insiders entered into the Parent Sponsor Letter Agreement, a copy of which is attached to this proxy statement as Annex E, pursuant to which they agreed to (i) vote all of their shares of FAII Common Stock in favor of the Business Combination and each of the other proposals set forth in this proxy statement, (ii) vote all of their FAII Common Stock against certain other actions, including any action expected to result in a breach of the Merger Agreement or any alternative business combination and (iii) certain restrictions on their FAII Common Stock, including (x) to not redeem or tender any of their FAII Common Stock in connection with any such vote or in connection with any vote to amend FAII’s current charter and (y) to not transfer any FAII Class F common stock (or shares of FAII Class A common stock issuable upon conversion thereof) or Private Placement Warrants for certain “lock-up” periods (as described below), in each case, upon the terms and subject to the conditions set forth therein.

The Insiders also agreed not to propose any amendment (i) to FAII’s current charter that would affect the substance or timing of FAII’s obligation to allow redemption in connection with FAII’s initial business combination or to redeem 100% of the FAII Class A common stock sold as part of the FAII units in FAII’s IPO if FAII does not complete an initial business combination by August 14, 2022 or (ii) with respect to any other provision of FAII’s current charter relating to stockholders’ rights or pre-initial business combination activity, unless FAII provides its public stockholders with the opportunity to redeem their shares of FAII Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to FAII to pay its taxes, divided by the number of then outstanding FAII Class A common stock sold as part of the FAII units in FAII’s IPO.

The Insiders further agreed that, as of the consummation of the Business Combination, all of the Vesting Shares shall be unvested and shall be subject to certain vesting and forfeiture provisions, as follows: (i) 33.33% of the Vesting Shares beneficially owned by Insiders shall vest at such time as a $12.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination, (ii) 33.33% of the Vesting Shares beneficially owned by Insiders shall vest at such time as a $14.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination and (iii) 33.34% of the Vesting Shares beneficially owned by Insiders shall vest at such time as a $16.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination. As used in this proxy statement, the applicable “Common Share Price” will be considered achieved only when the VWAP equals or exceeds the applicable threshold for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination. Vesting Shares that remain unvested on the first business day after the 10th anniversary of the consummation of the Business Combination shall be surrendered by the Sponsor or the applicable Insider to ATI, without any consideration for such Transfer (as defined in the Parent Sponsor Letter Agreement).

Sponsor also agreed, subject to, and conditioned upon the closing of the Business Combination, immediately prior to the effective time, to transfer and surrender 2,966,667 Private Placement Warrants, resulting in such warrants being cancelled and no longer outstanding.

Additionally, each of the Insiders also agreed that such Insider shall not transfer any (A) Founder Shares (or shares of FAII Class A common stock issuable upon conversion thereof) until the earliest to occur of: (i) if the closing does not occur, (a) one year after the completion of FAII’s initial business combination, (b) subsequent to the initial business combination if the last reported sale price of the FAII Class A common stock equals or exceeds $12.00 per share (as adjusted under certain conditions) for any 20 trading days within any 30-trading day period commencing at least 150 days after FAII’s initial business combination, and (c) the date following the completion of FAII’s initial business combination on which FAII completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the FAII public stockholders having the right to exchange their shares of common stock for cash, securities or other property; (ii) if the closing does occur, (a) 180 days after the closing, and (b) the date following the closing on which FAII completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of FAII’s public stockholders having the right to exchange their shares of FAII Class A common stock for cash, securities or other property (collectively, the “Founder Shares Lock-Up Period”), or (B) Private Placement Warrants (or shares of FAII Class A common stock issuable upon conversion thereof) until 30 days after the completion of FAII’s initial business combination (the “Private Placement Warrants Lock-Up Period” and, together with the Founder Shares Lock-Up Period, the “Lock-Up Periods”).

The Parent Sponsor Letter Agreement shall terminate on the earlier of (i) the latest of (x) the expiration of the Lock-Up Periods or (y) the vesting in full and delivery of all Vesting Shares, or (ii) the liquidation of FAII. No such termination shall relieve the Insiders or FAII from any liability resulting from a breach of the Parent Sponsor Letter Agreement occurring prior to such termination.

Stockholders Agreement

Concurrently with the execution of the Merger Agreement, FAII entered into the Stockholders Agreement, a copy of which is attached to this proxy statement as Annex G, with each of the Advent Stockholders. The Stockholders Agreement will become effective upon the effective time. Pursuant to the terms of the Stockholders Agreement, the Advent Stockholders will have the right to designate nominees for election to the ATI Board following the closing at any meeting of the ATI stockholders as Advent Directors. The number of nominees that the Advent Stockholders will be entitled to nominate pursuant to the Stockholders Agreement is dependent on the aggregate number of shares of ATI Class A common stock (including any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), shares of ATI Class A common stock, including options and warrants) held by Advent Stockholders. For so long as the Advent Stockholders own (i) 50% or more of the ATI Class A common stock, the Advent Stockholders will be entitled to designate five Advent Directors, (ii) 38% or more (but less than 50%) of ATI Class A common stock, the Advent Stockholders will be entitled to designate four Advent Directors, (iii) 26% or more (but less than 38%) of ATI Class A common stock, the Advent Stockholders will be entitled to designate three Advent Directors, (iv) 13% or more (but less than 26%) of ATI Class A common stock, the Advent Stockholders will be entitled to designate two Advent Directors, (v) 5% or more (but less than 13%) of ATI Class A common stock, the Advent Stockholders will be entitled to designate one Advent Director and (vi) less than 5%, the Advent Stockholders will not be entitled to designate any Advent Directors. Under the Stockholders Agreement, ATI and the Advent Stockholders agreed to nominate Andrew McKnight, the Chief Executive Officer and a director of FAII, to the ATI Board following the closing as a Class I Director, with a term expiring at the first annual meeting of the ATI stockholders following the closing. Mr. McKnight also currently serves as a member of the board of managers and the Chairman of the Sponsor.

Subscription Agreements

Concurrently with the execution of the Merger Agreement, FAII entered into Subscription Agreements with the PIPE Investors, the form of which is attached to this proxy statement as Annex F, pursuant to which the PIPE Investors have committed to purchase an aggregate amount of $300,000,000 in shares of FAII Class A common stock at a purchase price of $10.00 per share, substantially concurrent with, and contingent upon, the consummation of the Business Combination. In connection with the PIPE Investment, certain Fortress Credit Funds have entered into Subscription Agreements pursuant to which Fortress has subscribed for 7,500,000 newly-issued shares of FAII Class A common stock (which will not be subject to vesting or forfeiture restrictions under the Parent Sponsor Letter Agreement), at a purchase price of $10.00 per share.

The Subscription Agreements for the PIPE Investors provide for certain registration rights. In particular, FAII is required to, within 15 business days following the closing, file with the SEC (at FAII’s sole cost and expense) a shelf registration statement registering the resale of such shares, and will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of the 60th calendar day (or 90th calendar day if the SEC notifies FAII that it will “review” the registration statement) following the closing date. Such registration statement is required to be kept effective for at least three years after the closing or, if earlier, the date on which the shares may be sold without volume or manner of sale limitations under Rule 144 promulgated under the Securities Act, subject to certain issuer suspension periods.

The Subscription Agreements will terminate with no further force and effect upon the earliest to occur of: (a) such date and time as the Merger Agreement is validly terminated in accordance with its terms, (b) upon the mutual written agreement of the parties to such Subscription Agreement, (c) if any of the conditions to closing set forth in the Subscription Agreements are not satisfied or waived by the party entitled to grant such waiver on or prior to the closing date and, as a result thereof, the transactions contemplated by the Subscription Agreement are not consummated at the closing date or (d) at each PIPE Investor’s election, on or after August 23, 2021, if the closing has not occurred by such date.

Amended and Restated Registration Rights Agreement

Concurrently with the execution of the Merger Agreement, but effective upon the consummation of the Business Combination, FAII entered into the A&R RRA, a copy of which is attached to this proxy statement as Annex D, with the Sponsor, existing holders of certain securities of FAII and new holders of certain securities of FAII (collectively, with each other person who has executed and delivered a joinder thereto, the “A&R RRA Parties”).

Pursuant to the terms of the A&R RRA, the A&R RRA Parties will be entitled to registration rights in respect of certain shares of ATI Class A common stock and certain other equity securities of ATI that are held by the A&R RRA Parties from time to time. The A&R RRA provides that FAII will, as soon as practicable but no later than 15 business days following the closing, file with the SEC (at FAII’s sole cost and expense) a shelf registration statement registering the resale of certain shares of ATI Class A common stock and certain other equity securities of ATI held by the A&R RRA Parties and will use its reasonable best efforts to have such shelf registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the 60th calendar day following the actual filing date (or the 90th calendar day following the actual filing date if the SEC notifies FAII that it will “review” such registration statement) and (b) the 10th business day after the date FAII is notified orally or in writing by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.

Each of the A&R RRA Parties and their respective permitted transferees will be entitled to certain demand registration rights in connection with an underwritten shelf takedown offering, in each case subject to certain offering thresholds, applicable lock-up restrictions, issuer suspension periods and certain other conditions. The majority-in-interest of the A&R RRA Parties and their permitted transferees will also be entitled to certain demand registration rights when FAII does not have an effective shelf registration statement, which will be limited to three demand registrations, subject to applicable lock-up restrictions, issuer suspension periods and certain other conditions. In addition, the A&R RRA Parties have certain “piggy-back” registration rights, subject to customary underwriter cutbacks, issuer suspension periods and certain other conditions. The A&R RRA includes customary indemnification provisions. FAII will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the A&R RRA, including the fees of one legal counsel to the majority-in-interest of A&R RRA Parties initiating a demand registration right.

REGULATORY APPROVALS RELATED TO THE BUSINESS COMBINATION

Completion of the Business Combination is subject to regulatory approval including under the HSR Act. FAII and the Company have agreed to use their respective reasonable best efforts to obtain all required regulatory approvals.

HSR Act

Under the HSR Act and the related rules that have been promulgated thereunder by the FTC, certain transactions may not be completed until each party files a pre-merger notification with the Antitrust Division of the Department of Justice (the “Antitrust Division”) and the FTC and all statutory waiting period requirements have been satisfied. The Business Combination is subject to these conditions and may not be completed until the expiration of a 30-day waiting period following the filing of the parties’ HSR Act Notification and Report Forms with the Antitrust Division and the FTC. If the FTC or Antitrust Division issues a Request for Additional Information and Documentary Material prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after both parties have substantially complied with the request for additional information, unless the waiting period is terminated earlier. Under the Merger Agreement, completion of the Business Combination is conditioned on the expiration or termination of all applicable waiting periods under the HSR Act.

FAII and the Company filed HSR Act Notification and Report Forms with the Antitrust Division and the FTC on March 2, 2021. The HSR 30-day waiting period expired at 11:59 p.m., Eastern Time, on April 1, 2021.

At any time before or after the completion of the Business Combination, notwithstanding the termination or expiration of the waiting period under the HSR Act, the Antitrust Division or the FTC could take action under the U.S. antitrust laws, including seeking to prevent the Business Combination, to rescind the Business Combination or to clear the Business Combination subject to the divestiture of assets of FAII or the Company or subject the Business Combination to other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest including, without limitation, seeking to enjoin the completion of the Business Combination or permitting completion subject to the divestiture of assets of FAII or the Company or other remedies. Private parties may also seek to take legal action under the antitrust laws under some circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither FAII nor the Company is aware of any material regulatory approvals or actions that are required for completion of the Business Combination, other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought.

There can be no assurances that the regulatory approvals discussed above will be received on a timely basis, or as to the ability of FAII or the Company to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals.

SELECTED HISTORICAL FINANCIAL INFORMATION OF FAII

The following table sets forth selected historical financial information derived from FAII’s audited financial statements included elsewhere in this proxy statement as of December 31, 2020 and for the period from June 10, 2020 (inception) through December 31, 2020. You should read the following selected financial information in conjunction with the section entitled “FAII’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and FAII’s financial statements and related notes appearing elsewhere in this proxy statement.

We have neither engaged in any operations nor generated any revenue to date. Our only activities from inception through December 31, 2020 were organizational activities and those necessary to complete FAII’s IPO and identifying a target company for a business combination. We do not expect to generate any operating revenue until after the completion of the Business Combination. Financial information below is in whole dollars unless otherwise stated.

($ in thousands, except per share data)	For the period from June 10, 2020 (inception) through December 31, 2020 (As Restated)
Statements of Operations Data:
Total interest income	$19
Loss from operations	(1,608)
Increase in fair value of warrant liabilities	(7,031)
Loss on excess of fair value over cash received for Private Placement Warrants	(4,217)
Offering costs attributed to warrant liabilities	(775)

Net (loss) income	$(13,612)

Weighted average shares outstanding of Class A common stock	34,500,000

Basic and diluted net (loss) income per share, Class A	$(0.00)

Weighted average shares outstanding of Class F common stock	8,625,000

Basic and diluted net (loss) income per share, Class F	$(1.58)

($ in thousands, except per share data)	As of December 31, 2020 (As Restated)
Balance Sheets Data (end of period):
Cash	$1,313
Investments held in Trust Account	$345,019
Total assets	$346,678
Total liabilities	$47,394
Class A common stock, $0.0001 par value; 29,428,392 shares subject to possible redemption	$294,284
Total stockholders’ equity	$5,000

($ in thousands)	For the period from June 10, 2020 (inception) through December 31, 2020 (As Restated)
Cash Flow Data:
Net cash used in operating activities	$(557)
Net cash used in investing activities	$(345,000)
Net cash provided by financing activities	$346,871

SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY

The following table shows selected historical consolidated financial information for the periods and as of the dates indicated. The selected historical consolidated financial information as of and for the years ended December 31, 2020, 2019 and 2018 were derived from the audited historical consolidated financial statements included elsewhere in this proxy statement.

Historical results are not necessarily indicative of future operating results. The selected historical consolidated financial information should be read in conjunction with “Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as our historical consolidated financial statements and accompanying notes included elsewhere in this proxy statement.

in $ thousands	As of December 31,
Consolidated Balance Sheet Data	2020	2019
Total assets	$2,610,372	$2,285,587
Total debt	$999,585	$997,184
Total redeemable preferred stock	$163,329	$144,298

In $ thousands, except per share data	Years Ended December 31,
Consolidated Statement of Operations Data	2020	2019	2018
Net operating revenues	$592,253	$785,458	$738,654
Net (loss) income	$(298)	$9,749	$(44,927)
Net (loss) income attributable to the Company	$(5,371)	$5,349	$(48,814)
(Loss) earnings per share, basic and diluted	$(5.72)	$5.13	$(51.99)

In $ thousands
Consolidated Statement of Cash Flows Data
Net cash provided by operating activities	$138,604	$47,944	$16,710
Net cash used in investing activities	$(21,809)	$(42,678)	$(41,468)
Net cash (used in) provided by financing activities	$(12,970)	$(13,029)	$30,023

The following table sets forth EBITDA and Adjusted EBITDA and provides a reconciliation from Net (loss) income to EBITDA and Adjusted EBITDA:

	Years Ended and as of December 31,
In $ thousands	2020	2019	2018
EBITDA (Non-GAAP measure)	$124,716	$92,917	$65,243
Adjusted EBITDA (Non-GAAP measure)	$155,149	$128,392	$94,012

Net (loss) income	$(298)	$9,749	$(44,927)
Plus (minus):
Net income attributable to non-controlling interest	(5,073)	(4,400)	(3,887)
Interest expense, net	69,291	76,972	73,493
Interest expense on redeemable preferred stock	19,031	15,511	12,775
Income tax expense (benefit)	2,065	(44,019)	(9,966)
Depreciation and amortization expense	39,700	39,104	37,755

EBITDA	$124,716	$92,917	$65,243
Business optimization costs (1)	10,377	18,512	14,523
Reorganization and severance costs (2)	7,512	8,331	7,024
Transaction and integration costs (3)	4,790	4,535	637
Charges related to lease terminations (4)	4,253	—	—
Share-based compensation	1,936	1,822	2,935
Pre-opening de novo costs (5)	1,565	2,275	3,650

Adjusted EBITDA	$155,149	$128,392	$94,012

(1)

Represents non-recurring costs to optimize our platform and Company transformative initiatives. Costs primarily related to duplicate costs driven by IT and Revenue Cycle Management (“RCM”) conversions, labor related costs during the transition of key positions and other incremental costs driving optimization initiatives.

(2)	Represents severance. consulting and other costs related to discrete initiatives focused on reorganization and delayering of the Company’s labor model, management structure and support functions.
(3)	Represents costs related to the Business Combination, acquisitions and acquisition-related integration and consulting and planning costs related to preparation to operate as a public company.
(4)	Represents charges related to lease terminations prior to the end of term for corporate facilities no longer in use.
(5)	Represents renovation, equipment and marketing costs relating to the start-up and launch of new locations incurred prior to opening.

For more information on Adjusted EBITDA see “Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet and statement of operations as of and for the year ended December 31, 2020 present the historical financial statements of FAII and the Company, adjusted to reflect the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 combines the historical balance sheet of FAII and the historical balance sheet of the Company, on a pro forma basis as if the Business Combination, summarized below, had been consummated on December 31, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, combines the historical statements of operations of FAII and the Company for such periods, on a pro forma basis as if the Business Combination, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented, giving effect to:

•	the reverse recapitalization between FAII and the Company;

•	the issuance and sale of 30,000,000 shares of FAII Class A common stock at a purchase price of $10.00 per share and an aggregate purchase price of $300.0 million pursuant to the PIPE Investment;

The unaudited pro forma condensed combined financial statements were derived as described below and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited financial statements of the Company for the year ended December 31, 2020 and the related notes included elsewhere in this proxy statement;

•	the historical audited financial statements of FAII as of and for the period from June 10, 2020 (inception) to December 31, 2020 and the related notes included elsewhere in this proxy statement; and

•	other information relating to FAII and the Company contained in this proxy statement, including the Merger Agreement.

The unaudited pro forma condensed combined financial information contained herein assumes that FAII stockholders approve the proposed Business Combination. The FAII stockholders may elect to redeem their shares of FAII Class A common stock for cash even if they approve the proposed Business Combination. FAII cannot predict how many of its public stockholders will exercise their right to have their FAII Class A common stock redeemed for cash. As a result, the unaudited pro forma condensed combined financial statements present two redemption scenarios as follows:

•

Assuming No Redemptions: This presentation assumes that no FAII public stockholders exercise redemption rights with respect to their FAII Class A common stock for a pro rata share of the funds in the Trust Account.

•

Assuming Maximum Redemptions: The Merger Agreement includes a Minimum Cash Condition. This presentation assumes that FAII public stockholders holding approximately 17.4 million of FAII Class A common stock will exercise their redemption rights for an aggregate payment of $173.8 million (based on the estimated per share redemption price of approximately $10.00 per share) from the Trust Account. Such amount represents the maximum number of FAII Class A common stock redemptions that could occur before the Minimum Cash Condition would not be met.

Description of the Business Combination

The aggregate merger consideration to be received by the Company stockholders in connection with the Business Combination is expected to be approximately an aggregate of $1.5 billion, of which approximately $59.0 million will constitute cash consideration payable to the holders of Company preferred stock, and the remaining amount of merger consideration will constitute FAII Class A common stock valued at $10.00 per share to the Company stockholders. Additionally, the Company’s stockholders will be entitled to receive Earnout Shares up to an aggregate of 15,000,000 shares of ATI Class A common stock if the price of ATI Class A common stock trading on the NYSE exceeds certain market share price milestones during the ten-year period following the closing of the Business Combination.

The Company also obtained PIPE Investment commitments from certain investors for a private placement of at least 30,000,000 shares of FAII Class A common stock pursuant to the terms of the Subscription Agreements for an aggregate purchase price equal to $300.0 million.

In connection with the closing of the Business Combination, 8,625,000 of the Founder Shares under a no redemption scenario and maximum redemption scenario will be Vesting Shares and will vest upon achieving certain market share price milestones within a period of ten years post-Business Combination. These shares will be forfeited if the set milestones are not reached.

The following summarizes the pro forma ATI Class A common stock shares outstanding under the two scenarios, excluding the potential dilutive effect of the Earnout Shares and exercise of public warrants and Private Placement Warrants:

	Assuming No Redemptions	%	Assuming Maximum Redemptions	%
FAII public stockholders	34,500,000	15.9%	17,117,759	8.6%
Insiders (upon conversion of Founder Shares to FAII Class A common stock)	8,625,000	4.0%	8,625,000	4.3%

FAII total	43,125,000	19.9%	25,742,759	12.9%
Company stockholders	143,243,450	66.2%	143,243,450	72.0%
PIPE Investment	30,000,000	13.9%	30,000,000	15.1%

Pro Forma Class A common stock at December 31, 2020	216,368,450	100%	198,986,209	100%

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2020

(in thousands)

	Historical		Assuming No Redemptions			Assuming Maximum Redemptions
	FAII (As Restated)	Company	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$1,313	$142,128	$345,019	(A)	$136,470	$173,832	(D)	$136,470
			300,000	(B)		(173,832)	(M)
			(12,075)	(C)
			(536,791)	(D)
			(28,882)	(E)
			(15,242)	(F)
			(59,000)	(I)
Accounts receivable (net of allowance for doubtful accounts of $69,693)	—	90,707	—		90,707	—		90,707
Prepaid expenses	346	—	(346)	(L)	—	—		—
Other current assets	—	6,027	346	(L)	6,373	—		6,373

Total Current Assets	1,659	238,862	(6,971)		233,550	—		233,550
Investments and cash held in Trust Account	345,019	—	(345,019)	(A)	—	—		—
Property and equipment, net	—	137,174	—		137,174	—		137,174
Operating lease right-of-use assets	—	258,227	—		258,227	—		258,227
Goodwill	—	1,330,085	—		1,330,085	—		1,330,085
Trade name and other intangible assets, net	—	644,339	—		644,339	—		644,339
Other non-current assets	—	1,685	—		1,685	—		1,685

Total Assets	$346,678	$2,610,372	$(351,990)		$2,605,060	$—		$2,605,060

	Historical		Assuming No Redemptions			Assuming Maximum Redemptions
	FAII (As Restated)	Company	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$—	$12,148	$(1,213)	(E)	$10,935	$—		$10,935
Accounts payable and accrued expenses	1,573	—	(1,086)	(F)	—	—		—
			(487)	(L)
Franchise tax payable	112	—	(112)	(L)	—	—		—
Accrued expenses and other liabilities	—	70,690	(1,304)	(E)	69,985	—		69,985
			599	(L)
Current portion of operating lease liabilities	—	52,395	—		52,395	—		52,395
Current portion of long-term debt	—	8,167	—		8,167	—		8,167

Total Current Liabilities	1,685	143,400	(3,603)		141,482	—		141,482
Deferred underwriting commissions payable	12,075	—	(12,075)	(C)	—	—		—
Warrant liabilities	33,634	—	—		33,634	—		33,634
Long-term debt, net	—	991,418	(529,584)	(D)	461,834	172,198	(D)	634,032
Redeemable preferred stock	—	163,329	(163,329)	(I)	—	—		—
Deferred income tax liabilities	—	138,547	—		138,547	—		138,547
Operating lease liabilities	—	253,990	—		253,990	—		253,990
Other non-current liabilities	—	18,571	—		18,571	—		18,571

Total Liabilities	47,394	1,709,255	(708,591)		1,048,058	172,198		1,220,256

	Historical		Assuming No Redemptions			Assuming Maximum Redemptions
	FAII (As Restated)	Company	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Commitments and contingencies
Class A common stock subject to possible redemption	294,284	—	(294,284)	(G)	—			—
Stockholders’ Equity:
Common stock	—	9	(9)	(J)	—	—		—
Class A common stock	—	—	3	(B)	21	(2)	(M)	19
			3	(G)
			1	(I)
			13	(J)
			1	(K)
Class F common stock	1	—	(1)	(K)	—			—
Preferred stock	—	—	—		—	—		—
Additional paid-in capital	18,611	954,732	299,997	(B)	1,662,533	(173,830)	(M)	1,488,703
			(20,906)	(E)
			294,281	(G)
			(13,612)	(H)
			129,434	(I)
			(4)	(J)
Accumulated other comprehensive loss	—	(1,907)	—		(1,907)	—		(1,907)
Accumulated deficit	(13,612)	(68,804)	(7,207)	(D)	(120,732)	1,634	(D)	(119,098)
			(5,459)	(E)
			(14,156)	(F)
			13,612	(H)
			(25,106)	(I)
Non-controlling interests	—	17,087	—		17,087	—		17,087

Total Stockholders’ Equity	5,000	901,117	650,885		1,557,002	(172,198)		1,384,804

Total Liabilities and Stockholders’ Equity	$346,678	$2,610,372	$(351,990)		$2,605,060	$—		$2,605,060

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	Historical		Assuming No Redemptions			Assuming Maximum Redemptions
	FAII (As Restated)	Company	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Net patient revenue	$—	$529,585	$—		$529,585	$—		$529,585
Other revenue	—	62,668	—		62,668	—		62,668

Net operating revenue	—	592,253	—		592,253	—		592,253
Clinic operating costs:
Salaries and related costs	—	306,471	—		306,471	—		306,471
Rent, clinic supplies, contract labor and other	—	166,144	—		166,144	—		166,144
Provision for doubtful accounts	—	16,231	—		16,231	—		16,231

Total clinic operating costs	—	488,846	—		488,846	—		488,846
Selling, general and administrative expenses	—	104,320	5,459	(DD)	130,230	—		130,230
			14,156	(EE)
			875	(FF)
			1,608	(HH)
			3,812	(II)
General and administrative expenses	1,496	—	(1,496)	(HH)	—	—		—
Franchise tax expense	112	—	(112)	(HH)	—	—		—

Operating loss	(1,608)	(913)	(24,302)		(26,823)	—		(26,823)
Other (income) expense, net	—	(91,002)	—		(91,002)	—		(91,002)
Interest (income) expense	(19)	—	19	(AA)	—	—		—
Interest expense, net	—	69,291	(35,116)	(CC)	34,175	7,370	(CC)	41,545
Interest expense on redeemable preferred stock	—	19,031	(19,031)	(BB)	—	—		—
Loss on settlement of redeemable preferred stock	—	—	25,106	(BB)	25,106	—		25,106
Increase in fair value of warrant liabilities	(7,031)	—	—		(7,031)	—		(7,031)
Loss on excess of fair value over cash received for Private Placement Warrants	(4,217)	—	—		(4,217)	—		(4,217)
Offering costs attributed to warrant liabilities	(775)	—	—		(775)	—		(775)

(Loss) income before taxes	(13,612)	1,767	4,720		(7,125)	(7,370)		(14,495)
Income tax expense (benefit)	—	2,065	1,321	(GG)	3,386	(2,064)	(GG)	1,322

Net (loss) income	(13,612)	(298)	3,399		(10,511)	(5,306)		(15,817)

Net income attributable to non-controlling interest	—	5,073	—		5,073	—		5,073
Net (loss) income attributable to Company	(13,612)	(5,371)	3,399		(15,584)	(5,306)		(20,890)

	Historical		Assuming No Redemptions		Assuming Maximum Redemptions
	FAII (As Restated)	Company	Transaction Accounting Adjustments	Pro Forma Combined	Transaction Accounting Adjustments	Pro Forma Combined
Other comprehensive loss:
Unrealized loss on interest rate swap	—	(582)	—	(582)	—	(582)

Comprehensive loss	$(13,612)	$(5,953)	$3,399	$(16,166)	$(5,306)	$(21,472)

Weighted average shares outstanding of Class A common stock – basic and diluted	34,500,000			207,743,450		190,361,209
Basic and diluted net income (loss) per share attributable to common stockholders	$—			$(0.08)		$(0.11)
Weighted average shares outstanding of Class F common stock	8,625,000
Basic and diluted net loss per share, Class F common stock	$(1.58)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information has been adjusted to include Transaction Accounting Adjustments, which reflect the application of the accounting required by U.S. GAAP, linking the effects of the Business Combination, described above, to the FAII and Company historical financial statements (“Transaction Accounting Adjustments”).

The Business Combination will be accounted for as a reverse recapitalization, in accordance with U.S. GAAP. Under this method of accounting, FAII will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of the Company issuing stock for the net assets of FAII, accompanied by a recapitalization. The net assets of FAII will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of the Company.

The Company has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the no redemption and maximum redemption scenarios:

•

Company stockholders have the greatest voting interest in the combined entity with approximately 66% majority interest in a no redemption scenario and approximately 72% majority interest in a maximum redemption scenario;

•	the Company’s former executive management will make up all of the management of ATI;

•

the Company’s existing directors and individuals designated by, or representing, Company stockholders will constitute a majority of the initial ATI Board following the consummation of the Business Combination;

•	ATI will assume the name “ATI Physical Therapy, Inc.;” and

•	the Company is the larger entity based on assets and revenue. Additionally, the Company has a larger employee base and substantive operations.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 assumes that the Business Combination occurred on December 31, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had been completed on January 1, 2020. All periods are presented on the basis of the Company as the accounting acquirer.

The pro forma adjustments are based on the information currently available and reflect assumptions and estimates underlying the pro forma adjustments as described in the accompanying notes. Additionally, the unaudited pro forma condensed combined financial information is based on preliminary accounting conclusions, which are subject to change. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates and accounting, the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that ATI would have achieved had FAII and the Company been combined during the periods presented in the unaudited pro forma condensed combined financial statements and is not intended to project the future results of operations that ATI may achieve. The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with ATI.

There were no intercompany balances or transactions between FAII and the Company as of the date and for the year of this unaudited pro forma condensed combined financial information. Accordingly, no pro forma adjustments were required to eliminate the activities between FAII and the Company.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had FAII and the Company filed consolidated income tax returns during the periods presented.

2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of that review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of ATI. Based on its initial analysis, management did not identify any significant differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Certain reclassification adjustments have been made to the unaudited pro forma condensed combined financial information to align FAII and the Company’s financial statement presentation. Such reclassification adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

3. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2020 are as follows:

(A)	Reflects the reclassification of $345.0 million of investments held in the Trust Account that becomes available following the Business Combination.

(B)	Reflects the proceeds of $300.0 million from the issuance and sale of 30,000,000 shares of FAII Class A common stock at $10.00 per share in the PIPE Investment.

(C)	Reflects the settlement of $12.1 million of deferred underwriters’ fees.

(D)

Reflects the application of cash to the partial and full repayments relating to the Company’s first and second lien term loans of $536.8 million with the corresponding adjustment to pro forma long-term debt, net related to the debt payoff offset by the write-off of deferred financing costs and original issue discounts of $7.2 million. Under the maximum redemption scenario, the Company will have $173.8 million worth of share redemptions settled in cash which will reduce available cash to pay down the first lien term loan by the same amount, offset by $1.6 million related to deferred financing costs and original issue discounts.

(E)

Represents the payment of the Company’s estimated acquisition-related transaction costs of approximately $28.9 million as part of the Business Combination. Of the estimated Company transaction costs, approximately $20.9 million was capitalized as deferred offering costs, $1.2 million and $1.3 million was accrued for as accounts payable and accrued expenses and other liabilities on the Company’s historical balance sheet, respectively, and $5.5 million of estimated costs are not eligible to be capitalized, which has been expensed through accumulated deficit in the unaudited pro forma condensed combined balance sheet.

(F)

Represents the payment of FAII’s estimated acquisition-related transaction costs of approximately $15.2 million as part of the Business Combination. Of the FAII transaction costs, approximately $1.1 million was accrued for as accounts payable and accrued expenses on the FAII historical balance sheet and $14.2 million was expensed on the unaudited pro forma condensed combined statement of operations and reflected in accumulated deficit in the unaudited pro forma condensed combined balance sheet.

(G)	Reflects the reclassification of $294.3 million of FAII Class A common stock subject to possible redemption to permanent equity.

(H)	Reflects the elimination of FAII historical accumulated deficit.

(I)

Reflects the settlement of the Company’s redeemable preferred stock in exchange for $59.0 million of cash proceeds and $129.4 million of FAII Class A common stock equal to 12,943,450 shares with a par value of $0.0001. The loss on settlement of redeemable preferred stock of $25.1 million is calculated based on the difference between the value transferred for the Company’s redeemable preferred stock and its historical book value.

(J)	Reflects the recapitalization of the Company and issuance of 130.3 million of the ATI Class A common stock to Company stockholders as consideration in the Business Combination.

(K)	Reflects the conversion of 8,625,000 FAII Class F common stock at $0.0001 par value into FAII Class A common stock.

(L)	The following table summarizes reclassification adjustments to the unaudited pro forma condensed combined balance sheet:

FAII Reclassifications	Historical	Reclassification Amount
	(in thousands)
Prepaid expenses (1)	$346	$(346)
Other current assets (1)	—	346
Accounts payable and accrued expenses (2)	1,573	(487)
Franchise tax payable (2)	112	(112)
Accrued expenses and other liabilities (2)	—	599

(1)	Reflects the reclassification of $0.3 million of prepaid expenses into $0.3 million of other currents assets.
(2)	Reflects the reclassification of $0.5 million of accounts payable and accrued expenses and $0.1 million of franchise tax payable into $0.6 million of accrued expenses and other liabilities.

(M)

Represents redemption of the maximum number of shares that may be made of approximately 17.4 million of FAII Class A common stock for approximately $173.8 million allocated to FAII Class A common stock and additional paid-in capital using par value of $.0001 per share and at a redemption price of $10.00 per share (based on the fair value of investments held in the Trust Account as of December 31, 2020 of approximately $345.0 million).

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the period ended December 31, 2020 are as follows:

(AA)	Reflects the elimination of interest earned on the investments held in the Trust Account.

(BB)

Represents the elimination of the Company’s redeemable preferred stock’s historical interest expense of $19.0 million as well as the pro forma loss on settlement of redeemable preferred stock of $25.1 million. This is a non-recurring item.

(CC)

Reflects the elimination of historical interest expense, including amortization of deferred financing costs and original issue discounts related to the partial and full repayments of the Company’s first and second lien term loans under a no redemption and maximum redemption scenario. Additionally, reflects the write-off of deferred financing costs and original issue discounts as described in adjustment (D), which is a non-recurring item.

	Assuming No Redemptions	Assuming Maximum Redemptions
	(in thousands)
Historical interest expense, including amortization of deferred financing costs and original issue discounts	$(42,322)	$(33,319)
Write-off of deferred financing costs and original issue discounts from adjustment (D)	7,206	5,573

Total pro forma adjustments to interest expense, net (1)	$(35,116)	$(27,746)

(1)	Under the maximum redemption scenario, due to cash redemptions of $173.8 million, the partial repayment of the first lien term loan decreases which results in higher interest expense.

(DD)

Reflects the portion of estimated Company transaction costs not eligible for capitalization of $9.0 million. Of this amount, $3.5 million is already incurred and expensed in the Company’s historical statement of operations ended December 31, 2020. Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(EE)

Reflects the total estimated transaction costs for FAII of approximately $15.2 million of which $1.1 million is already incurred and expensed in the historical FAII statement of operations ended December 31, 2020 and $14.2 million is the pro forma adjustment to be expensed in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020. Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(FF)

Reflects the increase in compensation expense pertaining to new executed executive employment agreements entered into in connection with the Business Combination which also includes stock-based compensation expense related to time-based incentive awards granted to the executives under these agreements.

(GG)

Reflects the income tax effect of pro forma adjustments using the estimated blended tax rate of 28.0%, compromised of the federal statutory corporate tax rate of 21.0% and the blended state statutory tax rate of 7%.

(HH)	The following table summarizes reclassification adjustments to the unaudited pro forma condensed combined statement of operations:

FAII Reclassifications	Historical	Reclassification Amount
	(in thousands)
Selling, general and administrative expenses (1)	$—	$1,608
General and administrative expenses (1)	1,496	(1,496)
Franchise tax expense (1)	112	(112)

(1)	Reflects the reclassification of $1.5 million in general and administrative expenses and $0.1 million in franchise tax expense into $1.6 million of selling, general and administrative expense.

(II)

Reflects the compensation expense related to the vesting of certain Company incentive common units, with such vesting being triggered by the Business Combination, a portion of which is non-recurring. These costs are reflected as incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations.

4. Net Loss Per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of FAII Class A common stock for the year ended December 31, 2020:

	For the year ended December 31, 2020
	Assuming No Redemptions	Assuming Maximum Redemptions
Pro forma net loss (in thousands)	$(15,584)	$(20,890)
Weighted average shares outstanding of Class A common stock (1)(2)	207,743,450	190,361,209
Basic and diluted net loss per share - Class A common stock	$(0.08)	$(0.11)

(1)

The public warrants and Private Placement Warrants are exercisable at $11.50 per share which does not exceed the current market price of FAII Class A common stock and the approximate per share redemption price, as of April 12, 2021. Additionally, including these warrants would result in anti-dilution, and thus they’ve been excluded from the calculation of diluted loss per share.

(2)

The 8,625,000 Vesting Shares and 15,000,000 Earnout Shares are excluded from the earnings per share calculation as these are not deemed to be participating securities, and further would be anti-dilutive.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this proxy statement that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or other similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity and market share, the satisfaction of closing conditions to the Business Combination, the level of redemptions by FAII’s public stockholders and the timing of the completion of the Business Combination, including the anticipated closing date and the use of the cash proceeds therefrom. These statements are based on various assumptions, whether or not identified in this proxy statement, and on the current expectations of the Company’s and FAII’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of the Company and FAII.

These forward-looking statements are subject to a number of risks and uncertainties, including:

•

the inability of the parties to successfully or timely consummate the Business Combination and the PIPE Investment, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect ATI or the expected benefits of the Business Combination or that the approval of FAII stockholders is not obtained;

•	the inability to maintain the listing of ATI’s securities on NYSE;

•	the risk that the proposed Business Combination disrupts current plans and operations of FAII or the Company as a result of the announcement and consummation of the transactions described herein;

•	the risk that any of the conditions to closing are not satisfied or waived in the anticipated manner or on the anticipated timeline;

•	the failure to realize the anticipated benefits of the Business Combination;

•	risks relating to the uncertainty of the projected financial information with respect to the Company and costs related to the Business Combination;

•	risks related to the rollout of the Company’s business strategy and the timing of expected business milestones;

•

the effects of competition on the Company’s future business and the ability of ATI to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;

•	risks related to political, regulatory and macroeconomic uncertainty;

•

the outcome of any legal proceedings that may be instituted against FAII, the Company or any of their respective directors or officers, following the announcement of the potential Business Combination;

•	the amount of redemption requests made by FAII’s public stockholders;

•	the ability of FAII or ATI to issue equity or equity-linked securities or obtain debt financing in connection with the proposed Business Combination or in the future;

•	the impact of the global COVID-19 pandemic on any of the foregoing risks; and

•	those factors discussed under the heading “Risk Factors” and elsewhere in this proxy statement.

In addition, the following important factors could affect the future results of ATI following the Business Combination and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this proxy statement:

•	the Company’s dependence upon governmental and third party private payors for reimbursement and that decreases in reimbursement rates may adversely affect the Company’s financial results;

•	federal and state governments’ continued efforts to contain growth in Medicaid expenditures, which could adversely affect the Company’s revenue and profitability;

•	payments that the Company receives from Medicare and Medicaid being subject to potential retroactive reduction;

•	risks associated with public health crises, including COVID-19;

•	the Company’s inability to compete effectively in a competitive industry subject to rapid technological change;

•	risks associated with future acquisitions, which may use significant resources, may be unsuccessful and could expose the Company to unforeseen liabilities;

•	the Company’s operations are subject to extensive regulation;

•	failure of third-party customer service and technical support providers to adequately address customers’ requests;

•	the Company’s dependence upon the cultivation and maintenance of relationships with physicians and other referral sources;

•	the severity of the weather and natural disasters that can occur in the regions of the U.S. in which the Company operates, which could cause disruption to the Company’s business;

•	risks associated with applicable state laws regarding fee-splitting and professional corporation laws;

•

inspections, reviews, audits and investigations under federal and state government programs and payor contracts that could have adverse findings that may negatively affect the Company’s business, including its results of operations, liquidity, financial condition and reputation;

•	the Company’s facilities face competition for experienced physical therapists and other clinical providers that may increase labor costs and reduce profitability;

•	risks associated with the Company’s reliance on IT in critical areas of its operations;

•

failure by the Company to maintain financial controls and processes over billing and collections or disputes with third-parties could have a significant negative impact on its financial condition and results of operations;

•

risks relating to FAII’s restatement of its Form 10-K to reflect accounting for its warrants as liabilities and risks relating to FAII’s identification of a material weakness of its internal controls over financial reporting;

•	costs related to operating as a public company; and

•	those factors discussed under the heading “Risk Factors” and elsewhere in this proxy statement.

Other sections of this proxy statement describe additional factors that could adversely affect the business, financial condition or results of operations of FAII and the Company prior to the Business Combination, and ATI following the Business Combination. If any of these risks materialize or FAII’s or the Company’s assumptions prove incorrect, actual results of FAII and the Company prior to the Business Combination, and ATI following the Business Combination, could differ materially from the results implied by these forward-looking statements.

There may be additional risks that neither FAII nor the Company presently know or that FAII and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can FAII or the Company assess the impact of all such risk factors on the business of FAII and the Company prior to the Business Combination, and ATI following the Business Combination, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. In addition, forward-looking statements reflect FAII’s and the Company’s expectations, plans or forecasts of future events and views as of the date of this proxy statement. These statements are based upon information available to FAII or the Company, as applicable, as of the date of this proxy statement, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that FAII or the Company, as applicable, has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. FAII and the Company anticipate that subsequent events and developments will cause FAII’s and the Company’s assessments to change. However, while FAII and the Company prior to the Business Combination, and ATI following the Business Combination, may elect to update these forward-looking statements at some point in the future, FAII and the Company prior to the Business Combination, and ATI following the Business Combination, specifically disclaim any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing FAII’s and the Company’s assessments as of any date subsequent to the date of this proxy statement.

INFORMATION ABOUT FAII

References in this section to “we”, “our”, “us”, or “FAII” generally refer to Fortress Value Acquisition Corp. II.

General

We are a blank check company incorporated on June 10, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to as a “business combination.” Prior to entering into the Merger Agreement, our acquisition and value creation strategy was to identify, acquire and, after an initial business combination, to build a company in an industry or sector that complements the experience of our management team and can benefit from our operational expertise. Our acquisition selection process has leveraged our team’s network of potential transaction sources, ranging from industry executives, private owners, private equity funds, credit funds and investment bankers in addition to the extensive global industry and geographical reach of the Fortress platform will enable us to pursue a broad range of opportunities. We have neither engaged in any operations nor generated any revenue to date. Based on our business activities, we are a “shell company” as defined under the Exchange Act because we have no operations and nominal assets consisting solely of cash and/or cash equivalents.

Prior to FAII’s IPO, on June 15, 2020, FAII issued an aggregate of 8,625,000 Founder Shares to Sponsor in exchange for an aggregate capital contribution of $25,000. The Sponsor had agreed to forfeit an aggregate of up to 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On August 14, 2020, the underwriters exercised their over-allotment option in full. As a result, the 1,125,000 Founder Shares were no longer subject to forfeiture. The Founder Shares will automatically convert into FAII Class A common stock upon the consummation of a business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. However, pursuant to the Parent Sponsor Letter Agreement, the Insiders have agreed (A) to waive certain anti-dilution rights set forth in the current charter in connection with the conversion of the Founder Shares to unvested shares of ATI Class A common stock at the time of the Business Combination, and (B) that the Founder Shares (and shares of ATI Class A common stock issued or issuable upon the exercise of conversion of the Founder Shares) will be unvested and subject to a vesting schedule as set forth in the Parent Sponsor Letter Agreement.

On August 14, 2020, FAII consummated FAII’s IPO of 34,500,000 FAII units, including the issuance of 4,500,000 FAII units as a result of the underwriters’ exercise of their over-allotment option. Each unit consists of one share of FAII Class A common stock, and one-fifth of one redeemable public warrant, each whole public warrant entitling the holder thereof to purchase one share of FAII Class A common stock at an exercise price of $11.50 per share. The FAII units were sold at a price of $10.00 per unit, generating gross proceeds to FAII of $345,000,000.

Simultaneously with the closing of FAII’s IPO, FAII completed a Private Placement of an aggregate of 5,933,333 Private Placement Warrants, at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to FAII of approximately $8,900,000.

A total of $345,000,000, comprised of the proceeds from FAII’s IPO, and the sale of the Private Placement Warrants, were placed in the Trust Account.

On September 29, 2020, we announced that, commencing October 2, 2020, holders of the units sold in FAII’s IPO of 34,500,000 FAII units may elect to separately trade the shares of FAII Class A common stock and public warrants included in the FAII units. Shares of FAII Class A common stock and public warrants that are separated trade on the New York Stock Exchange under the symbols “FAII” and “FAII WS,” respectively. Those units not separated continue to trade on the New York Stock Exchange under the symbol “FAII.U.” No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

Redemption of Public Shares and Liquidation if no Initial Business Combination

The Insiders have agreed we only have until August 14, 2022 to complete our initial business combination. If we have not completed our initial business combination within such 24-month period, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There are no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 24-month time period.

Pursuant to the Parent Sponsor Letter Agreement, the Insiders have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete our initial business combination by August 14, 2022. However, if our Insiders acquire public shares, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if we fail to complete our initial business combination within the allotted 24-month time period.

The Insiders have agreed, pursuant to the Parent Sponsor Letter Agreement, that they will not propose any amendment to our current charter (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by August 14, 2022 or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of FAII Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules).

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1,100,000 of proceeds held outside the Trust Account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the Trust Account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of FAII’s IPO and the sale of the Private Placement Warrants, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.00. The proceeds deposited in the Trust Account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.00. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all third parties, service providers (other than our independent auditors), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of our public shares, if we have not completed our initial business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. The Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of FAII’s IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of our company. The Sponsor may not have sufficient funds available to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by third parties and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.00 per share.

We will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all third parties, service providers (other than our independent auditors), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. The Sponsor will also not be liable as to any claims under our indemnity of the underwriters of FAII’s IPO against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1,100,000 from the proceeds of FAII’s IPO and the sale of the Private Placement Warrants, with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our Trust Account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $900,000 we may fund such excess with funds from the funds not to be held in the Trust Account. In such case, the amount of funds we intend to be held outside the Trust Account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $900,000 the amount of funds we intend to be held outside the Trust Account would increase by a corresponding amount.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the Trust Account only upon the earliest to occur of: (i) the completion of our initial business combination, and then only in connection with those public shares that such stockholder properly elected to redeem, subject to the limitations described herein; (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend FAII’s current charter (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by August 14, 2022 or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (iii) the redemption of all of our public shares if we have not completed our initial business combination by August 14, 2022, subject to applicable law and as further described herein. In no other circumstances will a stockholder have any right or interest of any kind to or in the Trust Account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the Trust Account. Such stockholder must have also exercised its redemption rights described above.

Initial Business Combination

NYSE rules require that an initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in our Trust Account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of our signing a definitive agreement in connection with an initial business combination. Our Board has determined that the Business Combination meets the 80% test.

Redemption Rights for Holders of Public Shares

We are providing our public stockholders with the opportunity to redeem their public shares for cash equal to a pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including interest not previously released to us to fund our taxes, divided by the number of then outstanding public shares, upon the consummation of the Business Combination, subject to the limitations described herein. As of April 12, 2021, the redemption price would have been approximately $10.00 per share. The Insiders, including the Sponsor, and our other current directors and officers have agreed to waive their redemption rights with respect to their shares of FAII Common Stock in connection with the consummation of the Business Combination.

Submission of Our Initial Business Combination to a Stockholder Vote

The FAII Special Meeting to which this proxy statement relates is to solicit your approval of the Business Combination. Unlike many other blank check companies, our public stockholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments. The Insiders have agreed to vote any shares of FAII Common Stock owned by them in favor of the Business Combination.

Limitations on Redemption Rights

Notwithstanding the foregoing, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the FAII Class A common stock sold in FAII’s IPO, without our prior consent.

Acquisition Criteria

Consistent with our general criteria and guidelines that we have stated are important in evaluating prospective target businesses, we believe that: (i) the Company is at an inflection point, (ii) our management team understands the Company well, (iii) the Company exhibits significant embedded and/or underexploited expansion opportunities, (iv) the Company exhibits unrecognized value or other characteristics that we believe have been misevaluated by the marketplace based on our analysis and due diligence review, and (v) the Business Combination will offer attractive risk-adjusted equity returns for our stockholders.

Facilities

We currently maintain our executive offices at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. We consider our current office space adequate for our current operations.

Employees

We currently have four officers and do not intend to have any full-time employees prior to the completion of our initial business combination. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that members of our management will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT OF FAII

Directors and Executive Officers

The below lists FAII’s officers and directors as of April 12, 2021. Concurrently with the consummation of the Business Combination, FAII’s officers and directors, other than Mr. McKnight (who is a director nominee of ATI) will resign from their respective positions at FAII.

Name	Age	Title
Joshua A. Pack	47	Chairman
Andrew A. McKnight	43	Chief Executive Officer, Director
Daniel N. Bass	54	Chief Financial Officer
Micah B. Kaplan	35	Chief Operating Officer
Alexander P. Gillette	43	General Counsel
Marc Furstein	53	Director
Leslee Cowen	48	Director
Aaron F. Hood	48	Director
Carmen A. Policy	78	Director
Rakefet Russak-Aminoach	55	Director
Sunil Gulati	61	Director

Joshua A. Pack. Mr. Pack serves as the Chairman of the FAII Board. Mr. Pack is a Managing Partner of the Credit Funds business at Fortress. Mr. Pack has 20 years of credit investment and workout experience through multiple credit cycles. He is based in Los Angeles and heads the illiquid credit investment strategies at Fortress, serves on the investment committee for the Credit Funds business at Fortress and is a member of the Management Committee of Fortress. Since joining the Credit Funds business at Fortress at its inception in 2002, Mr. Pack has analyzed, structured and negotiated hundreds of lending, structured equity and real estate transactions. Prior to joining Fortress, Mr. Pack was a Vice President with Wells Fargo & Co. (“Wells Fargo”) in the capital markets group. Before that, Mr. Pack was a Vice President with American Commercial Capital, an independent specialty finance company focused on corporate and real estate lending to middle market businesses that was subsequently acquired by Wells Fargo in 2001. He serves as a director on multiple corporate boards and is on the board of the San Diego Zoo Global Foundation. Mr. Pack previously served on the board of directors of Mosaic Acquisition Corp. (“Mosaic”) from 2017 to 2020, as well as the Chairman of the Fortress Value Acquisition Corp. (“FVAC I”) board between April 2020 and FVAC’s I consummation of a business combination in November 2020. Mr. Pack has also served as the Chairman of the Fortress Value Acquisition Corp. III (“FVAC III”) board since January 2021, currently serves as a director on the Fortress Value Acquisition Corp. IV (“FVAC IV”) board, and will serve as Chief Executive Officer of FVAC IV. Mr. Pack attended the United States Air Force Academy and received a B.A. in Economics from California State University, San Marcos.

Andrew A. McKnight. Mr. McKnight serves as Chief Executive Officer and a director on the FAII Board. Mr. McKnight is a Managing Partner of the Credit Funds business at Fortress. Mr. McKnight is based in San Francisco and heads the liquid credit investment strategies at Fortress, serves on the investment committee for the Credit Funds business at Fortress and is a member of the Management Committee of Fortress. Mr. McKnight previously served on the board of directors of Mosaic from 2017 to 2020. Mr. McKnight has also served on the board of directors and as the Chief Executive Officer of FVAC I since its inception in January 2020 and continues to serve on the board of directors of MP Materials where he is a member of the Compensation Committee. Additionally, Mr. McKnight has served as a director and Chief Executive Officer of FVAC III since its inception in August 2020, and as Chairman of the FVAC IV board. Prior to joining Fortress in February 2005, he was the trader for Fir Tree Partners (“Fir Tree”) where he was responsible for analyzing and trading high yield and convertible bonds, bank debt, derivatives and equities for the value-based hedge fund. Prior to Fir Tree, Mr. McKnight worked on Goldman, Sachs & Co.’s (“Goldman”) distressed bank debt trading desk. Mr. McKnight received a B.A. in Economics from the University of Virginia.

Daniel N. Bass. Mr. Bass serves as FAII’s Chief Financial Officer. Mr. Bass has served as Chief Financial Officer of Fortress since 2003, leading the firm’s finance, accounting, tax, corporate real estate, information technology, HR and corporate development functions. At Fortress, Mr. Bass supported the business growth in assets under management from $3 billion to $80 billion. Mr. Bass was the Chief Financial Officer of Fortress for the entire time it was a public company (NYSE:FIG) (2007-2017). Mr. Bass also co-led the completed merger with SoftBank Group, which closed in December 2017. Prior to joining Fortress, Mr. Bass was the Chief Financial Officer of the Corporate Investments division at Deutsche Bank. The division housed over $100 billion in firm assets worldwide. Also, while at Deutsche Bank, Mr. Bass was the global Business Area Controller of the Investment Banking division. In this capacity, he supported growth of the bank’s global investment banking division, including integration of the Banker’s Trust accounting team upon acquisition. Prior to Deutsche Bank, Mr. Bass was with PwC’s international tax practice, where he advised multi-national and international banks on U.S. and global tax matters. Mr. Bass is a board member of the Real Estate Center at Florida State University. Mr. Bass also served as the Chief Financial Officer of FVAC I between its inception in January 2020 and its consummation of a business combination in November 2020. Additionally, Mr. Bass serves as the Chief Financial Officer of FVAC III since its inception in August 2020, currently serves as the Chief Financial Officer of Fortress Capital Acquisition Corp. since September 2020, and will serve as the Chief Financial Officer of FVAC IV. Mr. Bass received both a B.S. and a Masters in Accounting from Florida State University.

Micah B. Kaplan. Mr. Kaplan serves as FAII’s Chief Operating Officer. Mr. Kaplan is a Managing Director in the Corporate Debt and Securities Group at Fortress, where he is responsible for the sourcing, underwriting and execution of public and private debt and equity investments across a broad range of industries. Mr. Kaplan also served as the Chief Operating Officer of FVAC I between its inception in January 2020 and its consummation of a business combination in November 2020, has served as the Chief Operating Officer of FVAC III since its inception in August 2020, and will serve as the Chief Operating Officer of FVAC IV. Prior to joining Fortress in July 2011, Mr. Kaplan was a research analyst at BofA Securities, where he analyzed and published research on high yield issuers. Mr. Kaplan received a B.A. in Political Science from the University of Pennsylvania.

Alexander P. Gillette. Mr. Gillette serves as FAII’s General Counsel. Mr. Gillette is the Deputy General Counsel and a Managing Director of Fortress. He joined Fortress in 2008 after six years at Cleary Gottlieb Steen & Hamilton LLP, where he specialized in mergers and acquisitions, private equity, venture capital and other corporate transactions. Additionally, Mr. Gillette has served as the General Counsel of FVAC III since its inception in August 2020 and will serve as General Counsel of FVAC IV. Mr. Gillette received a B.A. with high distinction in the distinguished major in political and social thought from the University of Virginia and a J.D. with honors from the University of Chicago Law School.

Aaron F. Hood. Mr. Hood serves as a director of FAII. Mr. Hood is a Finance Senior Fellow at the United States Military Academy. Mr. Hood was previously a Partner at Perella Weinberg Partners (“PWP”) for over thirteen years since helping to found the firm in 2006 until November 2019. While at PWP, Mr. Hood held a number of senior executive positions, including Head and Co-Head of PWP’s Asset Management division and Chief Financial Officer of the firm. He was also a member of the firm’s Executive, Management, Private Investment, Risk, and Valuation Committees. Prior to PWP, Mr. Hood was a Vice President and Associate in Morgan Stanley’s Leveraged Finance department where he helped arrange financings for the firm’s energy, power and transportation clients. Mr. Hood serves a number of charitable organizations including as a member of the Board of Trustees and the Endowment Board of Toledo St. Frances de Sales High School and the board of West Point Fellowship of Christian Athletes. Mr. Hood also served as a director of FVAC I between its inception in January 2020 and its consummation of a business combination in November 2020. Mr. Hood received a Bachelor of Science in Theoretical Economics and Political Science from the United States Military Academy at West Point where he graduated as a Distinguished Cadet. He also earned a Master in Business Administration with High Distinction, Baker Scholar, from Harvard Business School.

Carmen A. Policy. Mr. Policy serves as a director of FAII. Mr. Policy has served as a consultant and arbitrator for the National Football League (“NFL”) and certain NFL teams since 2014. In addition, since 2003,

Mr. Policy has been the President and Chief Executive Officer of Five Vines, LLC and oversees the operations and sales of the company’s vineyard and winery under the label of “Casa Piena.” From 2011 to 2015, Mr. Policy served as a lead consultant to Lennar Corporation and the city of San Francisco on the planning and development of the Hunters Point Shipyard and Candlestick Point redevelopment projects. Prior to that, Mr. Policy was President, Chief Executive Officer and minority owner of the Cleveland Browns from 1998 to 2004 and President and Chief Executive of the San Francisco 49ers from 1991-1998. Mr. Policy also served as a director of FVAC I between June 2020 and its consummation of a business combination in November 2020.

Marc Furstein. Mr. Furstein serves as a director of FAII. Mr. Furstein is the President of Credit Funds at Fortress and is also a member of the firm’s Management Committee. Mr. Furstein has served as a director of FVAC III since January 2021 and will serve as a director of FVAC IV. Prior to joining Fortress in July 2001, Mr. Furstein co-founded and was the Chief Operating Officer of American Commercial Capital, a specialty finance company, and Coronado Advisors, an SEC registered broker dealer. Both companies were sold to Wells Fargo in 2001. Prior to that, Mr. Furstein was co-manager of the opportunistic real estate loan business of Goldman. In that position, he structured and negotiated senior and mezzanine commercial loans and acquisition facilities. Mr. Furstein was also involved in the acquisition of distressed business, consumer and real estate loans and had responsibility for the management of such assets. In this role, he designed and oversaw the implementation of financial reporting, tax, compliance and asset management systems, policies and procedures. Mr. Furstein started his career in Goldman’s Financial Institutions Group, where he focused on M&A transactions and corporate finance. Mr. Furstein received a B.A. from Columbia University and an M.B.A. from the Wharton School at the University of Pennsylvania.

Leslee Cowen. Ms. Cowen serves as a director of FAII. Additionally, Ms. Cowen has served as a director of FVAC III since January 2021 and will serve as a director of FVAC IV. Ms. Cowen is a Managing Director in the Credit Funds business at Fortress, co-head of the liquid credit investment strategies, and a member of the investment committee. Ms. Cowen also serves on the Management Committee of Fortress. Prior to joining Fortress in 2002, Ms. Cowen was at the Baupost Group, a value investment firm, where she was responsible for the acquisition of public and private distressed debt and equity securities, as well as the acquisition of non-performing loan portfolios. Previously, Ms. Cowen was an associate at the Argentum Group, a venture capital firm, where she was involved in several roll-up transactions. Ms. Cowen started her career as an analyst at The Blackstone Group in the private equity and M&A groups. Currently she serves on multiple non-profit boards. Ms. Cowen received a B.S. degree from the Wharton School at the University of Pennsylvania with concentrations in finance, accounting and multinational management.

Rakefet Russak-Aminoach. Ms. Russak-Aminoach serves as a director of FAII. Ms. Russak-Aminoach is the founder of Team 8 Fintech, a venture capital firm that focuses on company building in the Fintech industry. Previously, Ms. Russak-Aminoach was President and Chief Executive Officer of Bank Leumi from 2012 to 2019 where she led a major digital turnaround implementing advanced technologies across all of the bank’s business lines. Prior to 2012, Ms. Russak-Aminoach was the Chief Credit Officer of Leumi group and head of the corporate division. Ms. Russak-Aminoach received a B.A. in accounting and economics and earned her M.B.A. in Finance and Insurance and L.L.B., in each case, from Tel Aviv University.

Sunil Gulati. Mr. Gulati serves as a director of FAII. Mr. Gulati is the Michael K. Dakolias Senior Lecturer in the economics department at Columbia University. Mr. Gulati regularly teaches undergraduate courses in Principles of Economics, The Global Economy, Sports Economics and Sports Economics & Policy at Columbia Business School, where he is a senior scholar in the Chazen Institute for Global Business. Mr. Gulati served as the President of the United States Soccer Federation for twelve years (2006-2018) and on the organization’s board for 25 years. In that period he served, at various times, on the investment committee and the audit, risk and compliance committee. Currently he is a member of the FIFA Council (Board of Directors), and serves as a trustee of the Randall’s Island Park Alliance and Bucknell University.

Summary Compensation Table

None of FAII’s officers or directors have received any cash compensation for services rendered to us. Starting October 2, 2020, and through the completion of the initial business combination or liquidation, FAII has paid and will continue to pay a monthly fee of $20,000 for office space and related support services to an affiliate of our Sponsor. Our audit committee reviews on a quarterly basis all payments that were made by us to the Sponsor, officers, directors or our or their affiliates. For more information about the interests of our Sponsor in the Business Combination, see “Proposal No. 1—The Business Combination Proposal.”

We are not party to any agreements with our executive officers or directors that provide for benefits upon termination of employment or departure from the FAII Board, as applicable. After the completion of the Business Combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from ATI, the combined company. The directors of ATI will be responsible for determining executive officer and director compensation, which responsibility will be delegated to the compensation committee of the ATI Board.

Number, Terms of Office, Actions and Election of Officers and Directors

The FAII Board consists of eight members. Holders of Founder Shares have the right to elect all of FAII’s directors prior to consummation of the initial business combination and holders of FAII Common Stock will not have the right to vote on the election of directors during such time. Each of FAII’s directors will hold office for a two-year term. Subject to any other special rights applicable to the stockholders, any vacancies on the FAII Board may be filled by the affirmative vote of a majority of the remaining directors of the FAII Board or by a majority of the holders of FAII Common Stock (or, prior to our initial business combination, a majority of the holders of Founder Shares).

FAII’s officers are elected by the FAII Board and serve at the discretion of the FAII Board, rather than for specific terms of office. The FAII Board is authorized to appoint persons to the offices set forth in FAII’s bylaws as it deems appropriate. FAII’s bylaws will provide that FAII’s officers may consist of a Chairman, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the FAII Board.

Director Independence

The NYSE Listing Standards require that a majority of the FAII Board be independent within one year of FAII’s IPO. An “independent director” is defined generally as a person that, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). We have four “independent directors” as defined in the NYSE Listing Standards and applicable SEC rules. The FAII Board has determined that each of Mr. Hood, Mr. Policy, Ms. Russak-Aminoach and Mr. Gulati is independent under applicable SEC and NYSE rules. FAII’s independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the FAII Board

The FAII Board has three standing committees: an audit committee; a compensation committee; and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, the rules of the NYSE and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of the NYSE require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that has been approved by the FAII Board and will have the composition and responsibilities described below. The charter of each committee is available on FAII’s website.

During the fiscal year ended December 31, 2020, the FAII Board held one meeting and the FAII audit committee held one meeting. Each of FAII’s directors attended at least 75% of their respective board and committee meetings. FAII does not have a policy regarding director attendance at annual meetings, but encourage the directors to attend if possible.

Audit Committee

The FAII Board has established an audit committee of the FAII Board. The members of FAII’s audit committee are Messrs. McKnight, Hood and Policy. Mr. Hood serves as the chair of the audit committee.

Each member of the audit committee meets the financial literacy requirements of the NYSE and the FAII Board has determined that Mr. Hood qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

The primary purposes of our audit committee are to assist the board’s oversight of:

•	audits of FAII’s financial statements;

•	the integrity of FAII’s financial statements;

•	FAII’s process relating to risk management and the conduct and systems of internal control over financial reporting and disclosure controls and procedures;

•	the qualifications, engagement, compensation, independence and performance of FAII’s independent registered public accounting firm; and

•	the performance of FAII’s internal audit function.

The audit committee will be governed by a charter that complies with the rules of the NYSE. A copy of the charter is posted on FAII’s website.

Compensation Committee

The FAII Board has established a compensation committee of the FAII Board. The members of FAII’s compensation committee are Mr. McKnight, Mr. Hood and Ms. Russak-Aminoach. Mr. Hood will serve as the chair of the compensation committee.

The primary purposes of FAII’s compensation committee are to assist the FAII Board in overseeing FAII’s management compensation policies and practices, including:

•	determining and approving the compensation of FAII’s executive officers; and

•	reviewing and approving incentive compensation and equity compensation policies and programs.

The compensation committee are governed by a charter that complies with the rules of the NYSE. A copy of the charter is posted on FAII’s website.

Nominating and Corporate Governance Committee

The FAII Board has established a nominating and corporate governance committee. The members of FAII’s nominating and corporate governance are Mr. McKnight, Mr. Hood and Ms. Russak-Aminoach. Mr. Hood serves as chair of the nominating and corporate governance committee.

The primary purposes of FAII’s nominating and corporate governance committee are to assist the board in:

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identifying, screening and reviewing individuals qualified to serve as directors and recommending to the FAII Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the FAII Board;

•	developing, recommending to the FAII Board and overseeing implementation of FAII’s corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the FAII Board, its committees, individual directors and management in the governance of FAII; and

•	reviewing on a regular basis FAII’s overall corporate governance and recommending improvements as and when necessary.

The nominating and corporate governance committee are governed by a charter that complies with the rules of the NYSE. A copy of the charter is posted on FAII’s website.

Director Nominations

FAII’s nominating and corporate governance committee will recommend to the FAII Board candidates for nomination for election at the annual meeting of the stockholders. Prior to FAII’s initial business combination, the FAII Board will also consider director candidates recommended for nomination by holders of Founder Shares during such times as they are seeking proposed nominees to stand for election at an annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Prior to FAII’s initial business combination, holders of FAII Common Stock will not have the right to recommend director candidates for nomination to the FAII Board.

FAII has not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the FAII Board considers educational background, diversity of professional experience, knowledge of FAII’s business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of FAII’s stockholders.

Compensation Committee Interlocks and Insider Participation

None of FAII’s officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on FAII’s compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on the FAII Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as amended, requires FAII’s officers, directors and persons who beneficially own more than ten percent of FAII Common Stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish FAII with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, FAII believes that during the year ended December 31, 2020 there were no delinquent filers.

Code of Business Conduct and Ethics

FAII has adopted a Code of Business Conduct and Ethics applicable to FAII’s directors, officers and employees. A copy of the Code of Business Conduct and Ethics is available on FAII’s website. Any amendments to or waivers of certain provisions of FAII’s Code of Business Conduct and Ethics will be disclosed on such website promptly following the date of such amendment or waiver.

Corporate Governance Guidelines

The FAII Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE that serve as a flexible framework within which the FAII Board and its committees operate.

These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board, chief executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of FAII’s corporate governance guidelines is posted on FAII’s website.

Communications with the Board

Stockholders wishing to communicate with the FAII Board may write to: Fortress Value Acquisition Corp. II at                          . Communications intended for a specific director should be addressed to his, her or their attention at this email address. Communications received from stockholders are provided directly to FAII Board members following the receipt of the communications (other than spam, junk mail, mass mailings, solicitations, resumes, job inquiries or other matters unrelated to FAII).

FAII’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References to “FAII,” “our,” “us” or “we” refer to Fortress Value Acquisition Corp. II. The following discussion and analysis should be read in conjunction with the financial statements and related notes of FAII, included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing elsewhere in this proxy statement.

On April 12, 2021, the SEC released the SEC Statement informing market participants that warrants issued by SPACs may require classification as a liability of the entity measured at fair value, with changes in fair value each period reported in earnings. FAII had previously classified its warrants as equity.

On April 28, 2021, FAII management and the audit committee of the FAII Board determined that FAII’s previously audited financial statements for the period from June 10, 2020 (inception) through December 31, 2020, its quarterly unaudited financial statements for the three months ended September 30, 2020 and for the period from June 10, 2020 (inception) through September 30, 2020 and FAII’s previously audited balance sheet related to FAII’s IPO dated August 14, 2020 (the “Affected Periods”) should no longer be relied upon after consideration of the SEC Statement.

In further consideration of the guidance in Accounting Standards Codification (“ASC”) 815-40, “Derivatives and Hedging — Contracts on an Entity’s Own Equity” (“ASC 815-40”), FAII concluded that a provision in the warrant agreement related to certain tender or exchange offers and provisions related to indexation of the equity-linked financial instrument precludes the warrants from being accounted for as components of equity. As the warrants meet the definition of a derivative as contemplated in ASC 815-40, the warrants should be recorded as derivative liabilities on the balance sheet and measured at fair value at inception (on the date of FAII’s IPO) and at each reporting date in accordance with ASC 820, “Fair Value Measurement,” with changes in fair value recognized in the statement of operations in the period of change.

The change in accounting for the warrants did not have any impact on FAII’s liquidity, cash flows or revenues, in any of the periods included in Item 8. Financial Statements and Supplementary Data in the Amended Annual Report.

In connection with the restatement, FAII management reassessed the effectiveness of its disclosure controls and procedures as of December 31, 2020. As a result of that reassessment and in light of the SEC Statement, FAII management determined that its disclosure controls and procedures as of December 31, 2020 were not effective due to a material weakness in internal control over financial reporting solely resulting from its classification of the warrants as components of equity instead of as derivative liabilities. For more information, see Item 9A included in the Amended Annual Report.

FAII has not amended its Current Report on Form 8-K, dated August 14, 2020, previously filed with the SEC on August 20, 2020 or its September 30, 2020 Quarterly Report on Form 10-Q for the periods affected by the restatement. The financial information that has been previously filed or otherwise reported for these periods is superseded by the information in the Amended Annual Report.

Overview

We are a blank check company incorporated on June 10, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Although we may pursue an acquisition in any industry or geography, we intend to capitalize on the ability of our management team and the broader Fortress platform to identify, acquire and operate a business that may provide opportunities for attractive risk-adjusted returns. Our sponsor is Fortress Acquisition Sponsor II LLC.

The registration statement for FAII’s IPO was declared effective on August 11, 2020. On August 14, 2020, we consummated FAII’s IPO of 34,500,000 units, which included the issuance of 4,500,000 units as a result of the underwriters’ exercise of their over-allotment option in full, at $10.00 per unit, generating gross proceeds of $345.0 million and incurring offering costs of approximately $19.4 million, inclusive of approximately $12.075 million in deferred underwriting commissions to which the underwriters will be entitled upon consummation of FAII’s initial business combination for services rendered in connection with FAII’s IPO. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the Trust Account in the event FAII does not complete a business combination by August 14, 2022 and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the FAII public shares.

Substantially concurrently with the closing of FAII’s IPO, FAII consummated the Private Placement of 5,933,333 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant, with the Sponsor, generating gross proceeds of $8.9 million.

Upon the closing of FAII’s IPO and Private Placement, $345.0 million ($10.00 per FAII unit) of the aggregate net cash proceeds of the sale of the FAII units in FAII’s IPO and the Private Placement was placed in the Trust Account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. The cash proceeds held in the Trust Account have been invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by FAII meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by FAII, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account as described below.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account (or less than that in certain circumstances). In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to FAII, if and to the extent any claims by a third party for services rendered or products sold to FAII, or a prospective target business with which FAII has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under FAII’s indemnity of the underwriters of FAII’s IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. FAII will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all third parties, service providers (other than FAII’s independent registered public accounting firm), prospective target businesses or other entities with which FAII does business, execute agreements with FAII waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

On September 29, 2020, FAII announced that, commencing October 2, 2020, the holders of FAII units may elect to separately trade the FAII Class A common stock and warrants comprising the FAII units. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on the New York Stock Exchange under the symbol “FAII.U,” and each of the shares of FAII Class A common stock and warrants that are separated will trade on the New York Stock Exchange under the symbols “FAII” and “FAII WS,” respectively.

On February 21, 2021, we entered into the Merger Agreement, by and among FAII, Merger Sub and the Company. The Merger Agreement provides that, among other things, Merger Sub will merge with and into the Company, with the Company being the surviving corporation. As a result of the Business Combination, the Company will become a direct, wholly-owned subsidiary of FAII. On February 22, 2021, a definitive agreement to merge was announced between FAII and the Company. The Merger Agreement and the transactions contemplated thereby will constitute a “Business Combination” as contemplated by FAII’s current charter. The Merger Agreement and the Business Combination were unanimously approved by the FAII Board on February 21, 2021. Please see “The Merger Agreement” for further information.

Results of Operations

Since FAII’s IPO, our activity has been limited to the search for a prospective initial Business Combination, and we will not be generating any operating revenues until the closing and completion of our initial Business Combination. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with completing a business combination.

For the period from June 10, 2020 (inception) through December 31, 2020, we had a net loss of $13,612,039, which consisted of a non-cash $7,031,641 increase in the fair value of warrant liabilities, a non-cash loss of $4,216,725 related to the excess of fair value over the cash received for Private Placement Warrants, $775,034 related to offering costs related to the warrant liabilities, $1,495,574 in general and administrative expenses and $112,022 in franchise tax expense. These losses and expenses were offset by $18,957 in interest income. General and administrative expenses of $1,495,574 is primarily comprised of legal and due diligence fees.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, as of December 31, 2020, we had approximately $1.3 million in our operating bank account and working capital deficit of approximately $26,000.

Through FAII’s IPO, our liquidity needs have been satisfied through receipt of a $25,000 capital contribution from our Sponsor in exchange for the issuance of the Founder Shares to our Sponsor, up to $300,000 in loans from our Sponsor and the proceeds not held in the Trust Account, which resulted from the consummation of the initial public offering and the sale of private placement warrants to the Sponsor. Following the closing of FAII’s IPO, the exercise of the over-allotment option, and the sale of Private Placement Warrants, which resulted in $345.0 million ($10.00 per unit) being placed into a Trust Account and payment of expenses, we had approximately $1.3 million as of December 31, 2020 in cash held outside of the Trust Account, which we intend to use for working capital purposes.

We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (excluding deferred underwriting commissions) to complete our initial Business Combination. We may withdraw interest to fund our taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the Trust Account. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

In addition, in order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required (“Working Capital Loans”).

In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” as of December 31, 2020 the Company does not have sufficient liquidity to meet its current obligations. However, management has determined that the Company has access to funds from the Sponsor, and the Sponsor has the financial wherewithal to fund the Company, that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Business Combination and a minimum one year from the date of issuance of these financial statements. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination.

If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial Business Combination is less than the actual amount necessary to do so, or the amount of interest available to us from the Trust Account is less than we expect as a result of the current interest rate environment, we may have insufficient funds available to operate our business prior to our initial Business Combination. Moreover, we may need to obtain additional financing either to consummate our initial Business Combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial Business Combination, in which case we may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial Business Combination. Following our initial Business Combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Accounting Policies and Estimates

This management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in our financial statements. On an ongoing basis, we evaluate our estimates and judgments, including those related to fair value of financial instrument and accrued expenses to determine their reasonableness. We base our estimates on historical experience, known trends and events and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. For information on our accounting policies, see Note 2 to the accompanying audited financial statements presented in Financial Statements and Supplementary Data.

Off-Balance Sheet Arrangements

As of December 31, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

INFORMATION ABOUT THE COMPANY’S BUSINESS

Unless the context otherwise requires, for purposes of this section, the terms “we,” “us,” “our” or “the Company” refer to the Company as it currently exists.

Our Business

We are the largest independent outpatient physical therapy provider in the United States by clinic count as of December 31, 2020. We believe we have the most advanced platform in the industry in terms of our team, our clinical systems, and our corporate infrastructure. We are leveraging our platform to directly address some of the most pressing challenges in the U.S. healthcare system, including high costs and poor clinical outcomes. Our mission is to exceed the expectations of the hundreds of thousands of patients we serve each year by providing the right care at the right place at the right time, while reducing the total cost of such care. Our vision is to transform the way musculoskeletal (“MSK”) conditions are treated, with a focus on prevention and avoidance of unnecessary medical visits, medications and surgical procedures.

We strive to deliver evidence-based, patient-centric care that positions us as the first point of contact for MSK health. Physical therapists can diagnose and treat over 70% of MSK conditions without any other provider intervention, according to a study published in the Journal of Orthopaedic & Sports Physical Therapy. For the 30% of MSK disorders that cannot be treated by physical therapy alone, physical therapists serve as knowledgeable care navigators who can direct patients to the appropriate specialists. As the triage point for MSK issues, physical therapists can help reduce unnecessary costs as well as time in treatment. Our proprietary, internally developed electronic medical records (“EMR”) platform supports our clinical workflows and leverages our database of more than two and a half million unique patient cases as well as peer-reviewed best practices guidelines and care protocols to maximize outcomes for our patients. Our EMR is purpose-built for physical therapy and has diagnosis-specific guidelines in place covering approximately 90% of our patient cases. Our ability to manage, deliver and track superior clinical outcomes positions us as an attractive partner for payors seeking to reduce downstream healthcare costs and move from a fee-for-service world to value-based care.

We are focused on providing exceptional patient experiences and creating friendly clinic environments that help our patients attain their physical goals. We also bring evidence-based treatment protocols and individualized treatment plans to accelerate our patients’ return to the quality of life and activities they cherish. Our team-based approach matches physical therapists, physical therapy assistants, and operational support specialists with patients based on acuity to ensure that patients can be seen in a timely fashion and enables all our clinicians to operate at the top of their respective licenses to the fullest extent of their education and experience while avoiding activities, such as clerical tasks, that can be performed by someone else with a different set of skills.

We have an operating model that we believe is unique in the industry. We operate under a single “ATI” brand and own nearly 100% of our clinics, which we believe enables us to control all aspects of the clinical and patient experience, align incentives across our teams, track and analyze clinical outcome data, and drive growth and efficiency in our operations. Together, we believe these components of our customer-centric and patient outcomes-driven model allow us to deliver better results at lower costs for our key stakeholders:

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Patients. We are highly focused on providing the best patient experience. Our clinics are in convenient, attractive locations and we strive to maintain a consistently positive look, feel and experience. Additionally, we work to deliver functional outcomes that meet or exceed national physical therapy industry outcomes across all body regions, which enables patients to return to their normal activities. We are extremely proud of our average Net Promotor Score (“NPS”) of 80 over the trailing four quarters as of December 31, 2020, our CareWire score of 9.7 out of 10 and our average Google Review rating of 4.8 stars across our clinics as of December 2020. We believe these metrics are indicative of our patients’ overall high satisfaction with our services and loyalty to the ATI brand.

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Medical Provider Partners. Our medical provider partners also benefit from our customer-driven culture, expansive patient outcomes database, and case management approach, which facilitate end-to-end patient care with MSK issues. Our proprietary EMR system includes a variety of custom tools and analytics to evaluate patient performance in real-time, providing each medical partner provider with simple, intuitive reports on shared patients regarding functional outcomes and satisfaction. These scorecards are used to drive continuous quality improvement and deliver more predictable results. We clinically integrate with our physician group and health network partners to coordinate care for patients across a continuum of settings. Such coordination can lead to better experiences and outcomes for patients, as well as reduced costs caused by duplicative testing and excessive delays often seen across uncoordinated healthcare settings.

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Payors. We derive revenue from a diverse range of payor sources, including commercial health plans, government programs (i.e., Medicaid and Medicare), workers’ compensation insurance and auto/personal injury insurance. We believe we offer significant value to payors not only through superior outcomes that reduce downstream costs, but also through our national footprint, convenient locations and high customer ratings, which help ensure patients are satisfied with their plan offerings and benefits.

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Employers. We recently began to offer our solutions directly to self-insured employers through our ATI First offering. In these arrangements, we educate employees on the benefits of physical therapy and reduce barriers to our services. Through our ATI First model, we expect to drive lower healthcare expenditures through early-intervention and treatment of MSK conditions and hope to improve workforce productivity through lower absenteeism resulting from such MSK conditions.

We believe physical therapy sits on the “right” side of healthcare trends because it has been proven to reduce downstream healthcare costs in a more patient-friendly, outpatient care setting. With our scale and unique platform, we believe that we are leading the physical therapy industry toward a “next generation” integrated care model that emphasizes up-front, conservative care to deliver better outcomes and save costs for the healthcare system. We believe we are best positioned to continue moving the industry toward value-based care.

Our Platform

We have invested significantly in our clinical and corporate infrastructure since partnering with Advent in 2016. Key elements of our platform that we believe best position us to lead the transformation of the industry toward value-based care include:

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Our People. We have a robust human resources organization that is built to attract, develop, and retain future leaders in physical therapy. Our employees’ success is measured primarily by outcomes and customer satisfaction, driving a culture of excellence. We have a number of employee development programs that capitalize on our national scale and promote upward mobility by rewarding top talent with managerial positions. Combined with a competitive compensation model, we have historically been able to realize high retention rates across our organization.

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Our Clinical Systems & Data. Our proprietary EMR is purpose-built for physical therapy. With our robust outcomes data, we are able to drive discussions with our payor and employer partners to develop and pilot innovative reimbursement models based on improving outcomes and lowering total healthcare costs. We have continued to add to and enhance our EMR capabilities, including caseload management and compliance measures, ensuring our clinicians can focus on treating patients and achieving positive outcomes.

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Our Technology-Enabled Infrastructure. We incorporate data and analytics in everything that we do. We relentlessly track our key performance indicators to produce real-time reports on the operational and financial performance at the clinic, clinician, and patient levels, enabling us to adjust quickly in response to market dynamics. We have also made significant investments in our business development activities, enhancing our analytics capabilities to enhance referral source education, consumer targeting, and de novo site planning to ensure we maximize the return on our capital.

Our Services

Physical Therapy

We are the largest independent outpatient physical therapy provider by clinic count as of December 31, 2020. We offer a variety of services within our clinics, including physical therapy to treat spine, shoulder, knee, and neck injuries or pain; work injury rehabilitation services, including work conditioning and work hardening; hand therapy; and other specialized treatment services.

To further enhance our traditional outpatient physical therapy services, we introduced ATI Connect in early 2020, a tele-physical therapy offering which launched amidst state lockdowns nationwide in response to COVID-19 (as defined below). We believe that, while virtual visits will not fully replace the need for in-person treatment, ATI Connect serves as a convenient option for patients who either lack immediate access to a clinic or are looking to supplement traditional treatments. This offering also allows us to serve patients in locations where we do not have a physical presence today.

We recently introduced ATI First which leverages our existing clinic footprint and clinical expertise to unlock value for self-insured employers looking to reduce MSK costs, by moving physical therapists closer to the triage point for MSK conditions to avoid unnecessary downstream costs. ATI First educates employees around the benefits of physical therapy and encourages them to seek out physical therapy services before undergoing a costlier procedure. While our ATI First solution is relatively small today, we intend to leverage our demonstrated success in generating significant savings under our existing contracts to win new contracts and continue evolving our business towards value-based arrangements.

ATI Worksite Solutions (“AWS”)

AWS is an on-site service that provides customized cost-saving injury prevention programs, work-related injury assessment services, wellness offerings and consultations for employers, ranging from Fortune 100 companies to small local businesses. We staff athletic trainers, physical therapy assistants and other clinicians as Certified Early Intervention Specialists at the employer’s site to provide early interventions and promote physical health and wellness.

Management Service Agreements (“MSA”)

We partner with physician-owned practices to improve their financial performance, lower operating costs and optimize patient outcomes. Utilizing our resources and infrastructure, we provide dedicated service teams to oversee the integration of our programs into physical therapy practices. This includes front office staffing, proprietary EMR integration, caseload management and continued education in progressive therapies.

Home Health

We provide complete, in-home caregiver services that help individuals maintain independence and improve their quality of life. We offer skilled nursing care in patients’ homes, then help coordinate a smooth transition to outpatient physical therapy.

Sports Medicine

Our Sports Medicine athletic trainers work with athletes at all levels of competition to prevent, evaluate and treat sports injuries. We offer onsite sports physical therapy services, clinical evaluation and diagnosis, immediate and emergency care, nutrition programs and concussion management, among others.

Our Industry

MSK conditions affect individuals of all ages and are some of the most common causes of health problems in the United States, with an estimated 50% of adults suffering from an MSK condition today, according to industry research. Annual spend on MSK conditions or disorders is estimated to be approximately $300 to $400 billion, or 8% to 11% of the $3.6 trillion U.S. healthcare market in 2019, according to a recent market study. Physical therapy and related services are low-cost solutions that can address a variety of MSK conditions.

The U.S. outpatient physical therapy industry was approximately $22 billion in 2019, representing approximately 55% of the physical therapy market, and is projected to grow 4% annually post COVID-19 through 2025, according to a recent market study. The outpatient physical therapy landscape is highly fragmented with an estimated 38,000 clinics in the U.S. The ten largest players comprise approximately 15% of the market based on number of clinics in 2020, with most of the remaining clinics owned by single practitioners, smaller local groups, or regional operators. We are currently the second largest provider in the industry, and the largest independent provider that is not owned by a hospital operator.

Physical therapy presents a strong value proposition in the healthcare industry as a low cost, high-impact service that can save downstream MSK costs. Research demonstrates that when used as a first line treatment option, physical therapy can meaningfully reduce the probability of ER visits, utilization of advanced imaging services, and need for opioid prescriptions. Furthermore, in addressing core MSK issues earlier on, physical therapy can reduce the need for, and utilization of, high cost surgical procedures as well as other expensive treatment options. In the treatment of lower back pain, physical therapy has demonstrated a reduction in cost per patient by up to $2,736.

We believe there are several favorable tailwinds to the outpatient physical therapy industry:

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Focus on Preventative Care and Early Intervention. Physical therapy is a low-cost treatment option and prevention tool for high-risk patients with MSK conditions. Utilization of physical therapy through early intervention can prevent issues and minimize risks. Physical therapy prior to surgeries can also expedite patient recovery and help improve outcomes. Demonstrated savings through decreased claims and healthcare costs position physical therapy to garner additional spend from payors and employers, as a first line of defense.

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Shift Towards Lower Cost Outpatient Settings. Total physical therapy and related services is a $40 billion industry in the U.S in 2019. Only approximately 55% of physical therapy spend today is delivered in an outpatient setting, which can provide many of the same services at a lower price point. As the healthcare industry continues to shift patients away from high-cost hospitals and long-term care facilities, low-cost alternatives such as outpatient physical therapy are poised to benefit from this trend.

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Aging Population. Older populations have experienced a growing prevalence of chronic illness and injury in recent years; the number of individuals that are 65 years or older and have an MSK condition increased 68% from 1996 to 2014. According to statistics from the US Census Bureau, one in five Americans will be of retirement age by 2030, with the 65+ age group expected to grow by 11 million from 2019 to 2025. With the aging population as well as a growing desire amongst all age groups to optimize physical wellness and remain active, we believe the demand for physical therapy services will continue to increase in the future.

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Transition to Value-Based Care. We believe value-based arrangements are re-shaping healthcare. Providers are being challenged to deliver high-quality care and achieve better outcomes at lower costs. We believe this trend places us firmly on the “right” side of healthcare. Physical therapy has demonstrated its ability to improve outcomes as well as help avoid downstream costs from expensive imaging, costly and addictive opioids, surgeries, and long hospital stays.

Our Competitive Advantages

We believe we have unique capabilities and strategies that set us apart from other players in the industry. Our history of growth is founded on a commitment to a relatively simple business model: providing superior, coordinated clinical care, value and convenience to patients and payors. Our business model encompasses the following competitive advantages:

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Extraordinary Patient Experience. We seek to exceed customer expectations by providing the highest quality of care in a friendly and encouraging environment. Our clinicians and administrative staff are trained in the ATI Way, a program designed to put the patient first, ensuring each patient has a consistent experience and receives the same extraordinary service in each of our clinics nationwide. Our clinics are vibrant and modern, complete with state-of-the-art equipment and technology, creating a welcoming and supportive environment where patients can focus on getting better. We are conveniently located close to where our customers work, shop and live, with early morning and late evening hours to fit a variety of schedules. Our administrative staff is available to verify insurance and help navigate the healthcare ecosystem on behalf of our patients. We solicit feedback through satisfaction surveys issued to every patient and evaluate NPS post-treatment to drive continuous quality improvement and customer loyalty.

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Evidence-Based Protocols and Industry-Leading Patient Outcomes and Quality. Since 2015, we have assembled over two and a half million unique patient cases through our clinics. We have extensive empirical data on outcomes, alongside corresponding patient satisfaction scores, which allow us to holistically understand how to optimize treatment pathways by condition and drive predicted outcomes. Our Clinical Effectiveness Department utilizes our extensive database of real-world evidence to develop ATI Best Practices, treatment protocols and techniques developed from our experience in treating millions of patients. We currently have diagnosis-specific reference documents in place covering 90% of patients and will install additional clinical resources as we continue growing our patient outcomes registry.

We believe we can drive better functional outcomes for our patients as compared to our peers. The Alliance for Physical Therapy Quality and Innovation sponsored an empirical study on clinical outcomes. The leading academic research center in this area conducted the study and released their findings in July 2019. This study analyzed data from 386,000 patient episodes across all 50 states from 2016 to 2018 and was the largest investigation of its kind in physical therapy. Patient episodes available for shoulder, neck, knee, and back were evaluated and patient-reported outcome scores for each body region were normalized to a 0 (worst) to 100 (best) scale. The average outcome scores at the start of care were around 55 for shoulder, 65 for neck, 44 for knee, and 64 for back and improved to over 71 for all body regions. Based on patient case data captured in our EMR, our patient outcomes in 2019 and 2020 presented equal or greater improvement across all body regions based on average outcome scores, when compared to the national industry outcomes published by The Alliance for Physical Therapy Quality and Innovation through their analysis of outcomes data gathered from industry participants, including other physical therapy providers and an EMR vendor.

We believe our unique data set and capabilities position us well as the industry continues to shift towards value-based care. Beginning in 2019, physical therapy providers were included in the CMS Quality Payment Program and were eligible to report quality metrics for the Merit-based Incentive Payment System (“MIPS”). We opted to report 2019 performance, and we received an ‘exceptional’ rating based on the data submitted across our platform and will receive a quality ‘bonus’ on all 2021 billed CMS payments. Being an early adopter, this positions us as a leader in the industry as CMS MIPS measures reporting becomes mandatory for all physical therapy providers beginning in 2020.

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Coordinated Across Care Continuum and Throughout Care Episode. We employ physical health case management techniques, including creation and delivery of personalized patient reports to partner healthcare providers throughout the care episode. The case data in our patient registry incorporates the same patient outcome measures recommended by the American Academy of Orthopedic Surgeons and accepted by CMS for MIPS measures. This consistent approach in evaluating treatment effectiveness for MSK conditions allows for seamless patient progression throughout the care continuum. This approach enables us to serve as a trusted advisor to our patients, helping them better navigate the healthcare ecosystem and returning them to health quickly.

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Unified Brand. We are the largest independent outpatient physical therapy provider in the United States., with 875 owned clinics across 25 states as of December 31, 2020, all operating under the ATI brand. With a single recognizable banner, we have established an association between the “ATI” name and high-quality therapy, much like our counterparts in various consumer industries have done for their products and services. Our unified brand reduces confusion amongst payors, providers and patients, allowing us to effectively leverage our national platform. With our proprietary EMR, referral resources can send patients to any “ATI” bannered clinic across the country. Moreover, patients can easily associate each clinic with our impressive NPS score and Google review rating. Ultimately, we view our strong unified brand as a compelling competitive advantage as we seek to continue increasing market share.

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Operating Platform for High Performance at Scale. Our operating platform is developed with extensive clinical personnel input and is purpose-built for physical therapy and MSK rehab. Our clinician assignment software matches providers to patient cases, with the goal of ensuring that our therapists are practicing at the top of their license and in compliance with healthcare laws and regulations and licensure requirements. Our clinicians have ready access to ATI Best Practices personalized for each patient by sociodemographic factors, detailed reports on patient satisfaction and individualized patient progression results compared to predicted outcomes. Our operating platform centralizes administrative activities and streamlines EMR tasks, allowing our therapists to focus their time on delivering exceptional patient experiences and outstanding clinical care. We standardize our processes and practices so we can efficiently deliver consistent outcomes at scale across existing and new regions, which we believe will further drive our financial performance.

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Engaged Employees and Clinicians Delivering High Quality Care. We offer an outstanding environment to practice physical therapy, as reflected in our favorable clinician retention rates and engagement scores. Our compensation approach aligns our therapists with delivering high patient satisfaction as measured by NPS and patient functional outcomes meeting and/or exceeding predicted results by our Clinical Effectiveness Department. In August 2019, we achieved Great Place to Work certification from greatplacetowork.com. Employees rated us high in pride in the positive work we are doing and the welcoming and caring environment in our workplace. Our employees are knowledgeable and engaged, from in-clinic staff to senior management.

In 2003, our team founded the ATI Foundation, a 501(c)(3) charitable organization that gives help and hope to children with physical impairments. It was created as a way for our employees and patients to give back to the communities in which we live, work and serve. Since its inception, the ATI Foundation has raised in excess of a million dollars to make a day-to-day impact on the lives of children in our communities.

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Dedicated, Experienced Payor Relations Team. As part of our effort to deepen our relationships with payors, we have invested time and energy over the past year into assembling a highly qualified payor team. Dedicated leadership brings decades of experience with respected names like Optum, Express Scripts, Walgreens, and Aetna, and is well-positioned to drive meaningful conversations around addressing the needs of our partners. Armed with data from our EMR, we believe our team can effectively demonstrate the benefit that working with us brings to both patient and insurer and have meaningful discussions around value-based arrangements. We expect that as we continue to have these conversations, our value proposition will become abundantly clear to all parties involved, driving advantageous rates for our therapy services.

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Highly Experienced Management Team. Our management team has extensive public and private company experience working in the retail health ecosystem, including physical therapy, consumer retail, leading hospital and health systems, and health plans. Our leadership team is highly accomplished and embodies our cultural alignment around teamwork, communication and quality of care. Our managers help organize teams of clinicians, technologists and staff to drive clinical and operational excellence. Our team is well positioned to execute on our objectives and advance an outstanding and caring workplace environment.

Our Growth Strategies

We believe our path to sustainable, robust growth is based on three key pillars: same-clinic growth, our robust de novo program, and accretive M&A.

Multi-Channel Approach to Driving High Same-Clinic Growth. We intend to continue driving high same-clinic growth through the strategies we develop at a local level and customize to unique conditions and opportunities for each region. We utilize a salesforce to build relationships with prescribers and referral partners. We also direct sales and marketing spend toward increasing patient awareness to most effectively capture patients which have been referred to us. We have steadily improved our proprietary analytics to optimize marketing spend and messaging, including direct-to-consumer advertising to build patient-level brand awareness. Our multi-channel same-clinic volume “funnel” includes strategies focused on providers, consumers and employers.

We are equally focused on servicing our growing volumes efficiently. We have made significant investments in training and development to standardize productivity measures across our clinics. We also recently introduced the operational support specialist role to further help alleviate administrative burden on our physical therapists and physical therapy assistants, ensuring our clinicians can work at the top of their respective licenses.

We are seeking to grow ATI First, our direct-to-employer offering that leverages our extensive outcomes data to deliver high ROI healthcare cost savings for employers. ATI First aims to help self-insured employers decrease MSK spend for their employees and dependents by encouraging patients to use physical therapy first. Education programs and reduced barriers improve access for employers while driving additional volumes to our locations and enhancing our rates.

We are pursuing partnerships with payors and national retailers to educate patients on more convenient, lower cost care pathways and integrate physical therapy services into health centers. We are also developing several other initiatives to grow our same-clinic volumes and expand our reach, including digitization of the non-clinical experience, which may include patient scheduling, check-in, and billing, to enhance patient experience while reducing administrative burdens for clinicians and patients.

Continue Expanding our Footprint through our Robust De Novo Program. We have opened more than 300 standalone de novo clinics since 2016 with highly compelling and predictable unit economics. Our historical de novos between 2014 and 2018 have ramped quickly and predictably, typically breaking even at the clinic contribution level in just over one year.

We have built proprietary systems to identify future sites in urban and suburban, high-traffic areas. By incorporating various datasets, including CMS and census data, we are able to compile a comprehensive assessment of potential new locations. We leverage both bottoms-up and top-down analyses to address opportunities on a one-by-one square mile geocode and utilize a cross-functional team to assess the physical locations and develop a “go to market” strategy to determine the most attractive sites. Through our proprietary site-selection process we have identified actionable whitespace opportunity for more than 900 potential de novo clinics within our existing states today. As we enter new states organically or through acquisitions, we create new whitespace into which we can expand with de novo clinics.

In addition to our traditional approach to de novo growth, we have recently supplemented this initiative with our acqui-novo strategy, where we acquire an existing clinic location in a target geography instead of developing anew. Through the widespread volume disruption which emerged as a byproduct of COVID-19 stay-at-home measures, many local physical therapy practices experienced periods of significant business disruption, encouraging them to seek a more established organization to join. We believe that we stand out as an ideal option for these operators to exit their practice and join the Company due to our unified national brand and robust compensation program for clinical staff. Acqui-novos have similar up-front costs compared to de novos, but provide us with immediate presence, available staff, and referral relationships of the former owner within the surrounding areas. We view this as an alternative to a de novo build and may choose to expand through either a de novo or acqui-novo.

M&A Platform Primed for Future Acquisitions. The physical therapy industry is highly fragmented, with approximately 38,000 outpatient clinics in the United States in 2020, according to a recent market study. Within the landscape of outpatient clinics, opportunities for accretive M&A exist across both middle-market private equity-backed companies and local / regional operators. We believe our brand name, presence and superior platform make us an attractive partner for selling operators.

We have a long history of success in M&A. We have realized highly attractive returns on our historical acquisitions, with our acquisitions from 2014 to 2016 yielding purchase price to clinic-level EBITDA multiples of, on average, 6.3x at acquisition close, 5.3x at one year post-close and 4.6x at two years post-close. In effectuating M&A activity, we seek to leverage our brand and infrastructure to improve volumes and profitability of acquired clinics. Following our partnership with Advent in 2016, we shifted our historical focus on M&A activity to our de novo growth strategy, but we currently have ongoing discussions with a number of targets in our pipeline, and we believe our platform positions us well to capture significant synergies.

Impact of COVID-19

COVID-19 has had a significant impact on the outpatient physical therapy industry. In March 2020, as the pandemic began to affect all aspects of daily-life, hospitals and surgical centers began to postpone elective and non-essential surgeries, reducing the volume of individuals requiring physical therapy services. Additionally, closures of non-essential businesses, stay-at-home orders, and social-distancing guidelines all adversely impacted the flow of visits to clinics.

We kept the vast majority of our clinics open during this period to ensure that we continue to provide the convenience and services that our patients need. As a substitute to in-person visits, we also quickly introduced our ATI Connect offering to improve access to our patients that require physical therapy but are not comfortable with in-person sessions. In response to the suppressed volumes, we quickly right-sized our workforce to better match clinicians to demand at the local level. At the same time, we took significant measures to make sure our employees are cared for, including maintaining health benefits for furloughed workers and reducing executive compensation to establish an employee relief pool that provided assistance to our employees most in need.

In response to the COVID-19 crisis, the ATI Foundation expanded its mission to include ATI Team Forward. Through the generosity of the Company’s executive leadership, the Company Board and Advent, the ATI Team Forward grant program assisted our team members with a variety of unforeseen difficulties and hardships created by the pandemic.

In March 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was signed in response to the COVID-19 pandemic. The CARES Act provided several stimulus measures benefitting providers, including the Company. We benefited from $91.5 million of Provider Relief Funds, used to offset COVID-19 related expenses and lost revenue, $11 million of Social Security taxes deferral, and $26.7 million of Medicare Accelerated and Advance Payments Program funds.

For more information, see “Risk Factors—Risks Related to the Company’s Business and Industry—The Company is subject to risks associated with public health crises and epidemics/pandemics, such as COVID-19.”

Our Competition

The outpatient physical therapy market is rapidly evolving and highly competitive. Competition within the industry may intensify in the future as existing competitors and new entrants introduce new physical therapy services and platforms and consolidation in the healthcare industry continues. We currently face competition from the following categories of principal competitors:

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National physical therapy providers, such as our largest public competitor focused on outpatient physical therapy, U.S. Physical Therapy, Inc., Select Medical, Upstream Rehabilitation, Athletico Physical Therapy and Confluent Health;

•	Regional physical therapy providers, such as Cora Physical Therapy, Professional Physical Therapy, PRN Physical Therapy and Results Physiotherapy;

•	Physician-owned physical therapy providers, such as the Illinois Bone and Joint Institute, DuPage Medical Group and Rothman Orthopaedics;

•	Individual practitioners or local physical therapy operators, which number in the thousands across the nation; and

•	Vertically integrated hospital systems and scaled physician practices, such as Kaiser Permanente.

The principal competitive factors in the outpatient physical therapy market include the quality of care, cost of care, treatment outcomes, breadth of location and geographic convenience, brand awareness and relationships with referral sources and key industry participants.

We believe that we compare favorably to our principal competitors with respect to these factors due to our unified brand, team-based approach to care, proprietary EMR and data-driven operating platform. We believe that our operational and clinical excellence better provides consistent delivery of care across all of our clinics regardless of geography and our national scale and customer satisfaction scores enhance our brand awareness.

Our Employees and Human Capital Resources

Everything we do is grounded in our patient-centric culture. Our clinicians are a driving force for favorable patient outcomes and are key to our success. With this in mind, over the course of the last few years, we have strengthened our bench across the organization, rolled out differentiated Total Rewards to increase attraction of new candidates and retention of our current talent, optimized our business operating model to drive greater efficiency and effectiveness around accountability and decision rights, acted swiftly and decisively in the advent of COVID-19 to continue our strong commitment to workplace safety and the health and welfare of our clinicians and patients and created differentiated leadership and development programs to support clinician career development and growth. We have also attracted top-tier executive leadership who understand the intimate connection between the business, our team members and ultimately our patients.

We are an equal opportunity employer and are committed to maintaining a diverse and inclusive work environment. Employees are treated with dignity and respect in an environment free from harassment and discrimination regardless of race, color, age, gender, disability, minority, sexual orientation or any other protected class. Our commitment to diversity and inclusion helps us attract and retain the best talent, enables employees to realize their full potential and drives high performance through innovation and collaboration.

As of December 31, 2020, we had approximately 5,000 employees. This number is not inclusive of any contractors or temporary staff but does include our on-call clinicians. We do not have any employees who are represented by a labor union or are party to a collective bargaining agreement.

Properties

We lease all of the properties used for our clinics under operating leases with lease terms typically ranging from seven to ten years with options to renew. We intend to lease the premises for any new clinic locations. Our typical clinic occupies 1,000 to 5,000 square feet.

We also lease our executive offices located in Bolingbrook, Illinois, under an operating lease expiring in December 2032. We currently lease approximately 134,697 square feet of space at our executive offices.

Legal Proceedings

We are involved in, and from time to time may become involved in, investigations, claims, lawsuits, audits or other proceedings arising in the ordinary course of our business. While we do not expect the outcome of these proceedings to have a material adverse effect on our financial condition or results of operations, such proceedings are inherently unpredictable and could result in sanctions, damages, fines and other penalties that could, in the aggregate, materially impact our financial condition or results of operations.

Governmental Regulations and Supervision

We are subject to extensive federal, state and local government laws and regulations, including Medicare and Medicaid reimbursement rules and regulations, anti-kickback laws, self-referral prohibition statutes, false claims statutes, exclusions statutes, civil monetary penalty statutes and associated regulations, among others. We have made significant investments around our compliance controls across the organization, and we periodically conduct internal compliance audits and reviews. As such, we believe that we are in compliance with all applicable laws and statutes today.

General

We are subject to extensive federal, state and local government laws and regulations. In particular, we are subject to federal and state laws that regulate the reimbursement of our services and that are designed to prevent fraud and abuse, and impose state licensure and corporate practice of medicine restrictions, as well as federal and state laws and regulations relating to the privacy of individually identifiable information. We maintain a robust compliance program, have made significant investments around our controls across the organization, and we periodically conduct internal audits and reviews along with compliance training designed to keep our officers, directors and employees educated and up-to-date and to emphasize our policy of strict compliance.

Reimbursement; Fraud and Abuse

We are subject to laws regulating reimbursement under various federal and state healthcare programs. The marketing, billing, documenting and other practices of healthcare companies are all subject to government scrutiny. To ensure compliance with Medicare, Medicaid and other regulations, health insurance carriers and state agencies often conduct audits and request customer records and other documents to support our claims submitted for payment of services rendered to customers. Similarly, government agencies and their contractors periodically open investigations and obtain information from us and from healthcare providers pursuant to the legal process. Violations of federal and state regulations can result in severe criminal, civil and administrative penalties and sanctions, including disqualification from Medicare and other reimbursement programs, which could significantly impact our financial condition and results of operations.

Various federal and state laws prohibit the submission of false or fraudulent claims, including claims to obtain payment under Medicare, Medicaid, and other government healthcare programs. These laws include the federal False Claims Act, which prohibits persons or entities from knowingly submitting or causing to be submitted a claim that the person knew or should have known (i) to be false or fraudulent; (ii) for items or services not provided or provided as claimed; or (iii) was provided by an individual not otherwise qualified or who was excluded from participation in federal healthcare programs. The False Claims Act also imposes penalties for requests for payment that otherwise violate conditions of participation in federal healthcare programs or other healthcare compliance laws. In recent years, federal and state government agencies have increased the level of enforcement resources and activities targeted at the healthcare industry. Additionally, the False Claims Act and similar state statutes allow individuals to bring lawsuits on behalf of the government, in what are known as qui tam or “whistleblower” actions, and can result in civil and criminal fines, imprisonment, and exclusion from participation in federal and state healthcare programs. The use of these private enforcement actions against healthcare providers has increased dramatically in recent years, in part because the individual filing the initial complaint is entitled to share in a portion of any settlement or judgment. Revisions to the False Claims Act enacted in 2009 expanded significantly the scope of liability, provided for new investigative tools, and made it easier for whistleblowers to bring and maintain False Claims Act suits on behalf of the government.

Anti-Kickback Regulations

We are subject to federal and state laws regulating financial relationships involving federally-reimbursable healthcare services. These laws include Section 1128B(b) of the Social Security Act (the “Anti-Kickback Law”), under which civil and criminal penalties can be imposed upon persons who, among other things, offer, solicit, pay or receive remuneration in return for (i) the referral of patients for the rendering of any item or service for which payment may be made, in whole or in part, by a federal health care program (including Medicare and Medicaid); or (ii) purchasing, leasing, ordering, or arranging for or recommending purchasing, leasing, ordering any good, facility, service, or item for which payment may be made, in whole or in part, by a federal health care program (including Medicare and Medicaid). We believe that our business procedures and business arrangements are in compliance with these laws and regulations. However, the provisions are broadly written and the full extent of their specific application to specific facts and arrangements to which we are a party is uncertain and difficult to predict. In addition, several states have enacted state laws similar to the Anti-Kickback Law, many of which are more restrictive than the federal Anti-Kickback Law.

The Office of the Inspector General (“OIG”) of the Health and Human Services Department has issued regulations describing compensation arrangements that fall within a “Safe Harbor” and, therefore, are not viewed as illegal remuneration under the Anti-Kickback Law. Failure to fall within a Safe Harbor does not mean that the Anti-Kickback Law has been violated; however, the OIG has indicated that failure to fall within a Safe Harbor may subject an arrangement to increased scrutiny under a “facts and circumstances” test. Federal case law provides limited guidance as to the application of the Anti-Kickback Law to these arrangements. However, we believe our arrangements, including our compensation and financial arrangements, comply with the Anti-Kickback Law. If our arrangements are found to violate the Anti-Kickback Law, it could have an adverse effect on our business, financial condition and results of operations. Penalties for violations include denial of payment for the services, significant criminal and civil monetary penalties, and exclusion from the Medicare and Medicaid programs. In addition, claims resulting from a violation of the Anti-Kickback Law are considered false for purposes of the False Claims Act.

Physician Self-Referral

Provisions of the Omnibus Budget Reconciliation Act of 1993 (42 U.S.C. § 1395nn) (the “Stark Law”) prohibit referrals by a physician of “designated health services” which are payable, in whole or in part, by Medicare or Medicaid, to an entity in which the physician or the physician’s immediate family member has an investment interest or other financial relationship, subject to several exceptions. The Stark Law is a strict liability statute and proof of intent to violate the Stark Law is not required. Physical therapy services are among the “designated health services”. Further, the Stark Law has application to our management contracts with individual physicians and physician groups, as well as, any other financial relationship between us and referring physicians, including medical advisor arrangements and any financial transaction resulting from a clinic acquisition. The Stark Law also prohibits billing for services rendered pursuant to a prohibited referral. Several states have enacted laws similar to the Stark Law. These state laws may cover all (not just Medicare and Medicaid) patients. As with the Anti-Kickback Law, we consider the Stark Law in planning our clinics, establishing contractual and other arrangements with physicians, marketing and other activities, and believe that our operations are in compliance with the Stark Law. If we violate the Stark Law or any similar state laws, our financial results and operations could be adversely affected. Penalties for violations include denial of payment for the services, significant civil monetary penalties, and exclusion from the Medicare and Medicaid programs.

Corporate Practice; Fee-Splitting; Professional Licensure

The laws of some states restrict or prohibit the “corporate practice of medicine,” meaning business corporations cannot provide medical services through the direct employment of medical providers, or by exercising control over medical decisions by medical providers. In some states, the specific restrictions explicitly apply to physical therapy services, in others the specific restrictions have been interpreted to apply to physical therapy services or are not fully developed. The specific restrictions with respect to enforcement of the corporate practice of medicine or physical therapy vary from state to state and certain states in which we operate may present higher risk than others.

Many states also have laws that prohibit a non-physical therapy entity, individual, or provider fee-splitting. Generally, these laws restrict business arrangements that involve a physical therapist sharing professional fees with a referral source, but in some states, these laws have been interpreted to extend to management agreements between physical therapists and business entities under some circumstances.

We believe that each of our facilities and medical provider partners comply with any current corporate practice and fee-splitting laws of the state in which they are located. However, such laws and regulations vary from state to state and are enforced by governmental, judicial, law enforcement or regulatory authorities with broad discretion. We cannot be certain that our interpretation of certain laws and regulations is correct with respect to how we have structured our operations, service agreements and other arrangements with physical therapists in the states in which we operate. Future interpretations of corporate practice and fee-splitting laws, the enactment of new legislation, or the adoption of new regulations relating to these laws could cause us to have to restructure our business operations or close our facilities in a particular state.

Health Information Practices

HIPAA required the Health and Human Services Department to adopt standards to protect the privacy and security of individually identifiable health-related information. HIPAA created a source of funding for fraud control to coordinate federal, state and local healthcare law enforcement programs, conduct investigations, provide guidance to the healthcare industry concerning fraudulent healthcare practices, and establish a national data bank to receive and report final adverse actions. HIPAA also criminalized certain forms of health fraud against all public and private payors. Additionally, HIPAA mandates the adoption of standards regarding the exchange of healthcare information in an effort to ensure the privacy and electronic security of patient information and standards relating to the privacy of health information. Sanctions for failing to comply with HIPAA include criminal penalties and civil sanctions. In February of 2009, the American Recovery and Reinvestment Act of 2009 (“ARRA”) was signed into law. Title XIII of ARRA, HITECH, provided for substantial Medicare and Medicaid incentives for providers to adopt electronic health records (“EHRs”) and grants for the development of health information exchange (“HIE”). Recognizing that HIE and EHR systems will not be implemented unless the public can be assured that the privacy and security of patient information in such systems is protected, HITECH also significantly expanded the scope of the privacy and security requirements under HIPAA. Most notable are the mandatory breach notification requirements and a heightened enforcement scheme that includes increased penalties, and which now apply to business associates as well as to covered entities. In addition to HIPAA, a number of states have adopted laws and/or regulations applicable in the use and disclosure of individually identifiable health information that can be more stringent than comparable provisions under HIPAA.

In addition to HIPAA, there are numerous federal and state laws and regulations addressing patient and consumer privacy concerns, including unauthorized access or theft of personal information. State statutes and regulations vary from state to state, some of which are more stringent than HIPAA.

We believe that our operations comply with applicable standards for privacy and security of protected healthcare information. We cannot predict what negative effect, if any, HIPAA/HITECH or any applicable state law or regulation will have on our business.

Other Regulatory Factors

Political, economic and regulatory influences are fundamentally changing the healthcare industry in the United States. Congress, state legislatures and the private sector continue to review and assess alternative healthcare delivery and payment systems. Potential alternative approaches could include mandated basic healthcare benefits, controls on healthcare spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, the creation of large insurance purchasing groups, and price controls. Legislative debate is expected to continue in the future and market forces are expected to demand only modest increases or reduced costs. For instance, managed care entities are demanding lower reimbursement rates from healthcare providers and, in some cases, are requiring or encouraging providers to accept capitated payments that may not allow providers to cover their full costs or realize traditional levels of profitability. We cannot reasonably predict what impact the adoption of federal or state healthcare reform measures or future private sector reform may have on our business.

MANAGEMENT OF THE COMPANY

The Company’s directors, who will be appointed to the ATI Board at the effective time, and the Company’s executive officers, who will be appointed as executive officers of ATI at the effective time, their positions and their ages as of April 12, 2021 are set forth below:

Name	Age	Position
Labeed Diab	51	Chief Executive Officer; Director
Nathan Bard	38	Chief Growth Officer
Diana Chafey	52	Chief Legal Officer and Corporate Secretary
Cedric Coco	53	Chief Human Resources Officer
Joseph Jordan	39	Chief Financial Officer
Augustus Oakes	46	Chief Information Officer
Ray Wahl	48	Chief Operating Officer
Joe Zavalishin	47	Chief Development Officer
Ryan Wilson	45	Chief Commercial Officer
John L. Larsen	63	Chair; Director
John Maldonado	45	Director
Carmine Petrone	38	Director
Joanne Burns	60	Director
Chris Krubert	53	Director
James E. Parisi	56	Director

Labeed Diab. Mr. Diab joined the Company as its Chief Executive Officer and member of the Company Board in 2019. Prior to joining the Company, Mr. Diab served as President of Humana Pharmacy Solutions (“Humana”) between 2017 and 2019, where he managed all capabilities that comprise Humana. Mr. Diab also served as Chief Operating Officer and Executive Vice President at Brookdale Senior Living (“Brookdale”). Prior to joining Brookdale in 2015, Mr. Diab served in various executive leadership roles for Walmart Inc. (“Walmart”) between 2009 and 2015. While at Walmart, he served as Walmart’s Vice President and General Manager and later as President of the Midwest Division, culminating in his role as President of Health and Wellness for the United States region. Prior to his career at Walmart, Mr. Diab served as a Regional Vice President of Aramark’s Health Care Division and as a Regional Vice President for Rite Aid Corporation. A registered pharmacist, Mr. Diab began his career as a Pharmacy Manager with American Stores Company and later served in regional roles for CVS Caremark. Mr. Diab received his B.S. from Southwestern Oklahoma State University and completed an advanced management program at Duke University.

Nathan Bard. Mr. Bard joined the Company in 2014, and became Chief Growth Officer in 2018. He previously served as the Company’s Vice President of Finance from 2014 through March of 2015, Senior Vice President of Financial Operations from March of 2015 until September of 2015 and Chief Development Officer from September of 2015 through January of 2018. He also served as Interim Chief Financial Officer of the Company from 2017 until 2018. Prior to joining the Company, Mr. Bard served as a Vice President at Monomy Capital Partners, a private equity firm, from 2010 until 2012. Mr. Bard graduated from the University of Notre Dame with a degree in Finance.

Diana Chafey. Ms. Chafey joined the Company as its Chief Legal Officer and Corporate Secretary in 2018. Prior to joining the Company, Ms. Chafey served as Executive Vice President, General Counsel and Corporate Secretary of the Warranty Group between 2013 and 2018, where she oversaw global legal, compliance, risk management, regulatory and corporate governance matters and related affairs. Ms. Chafey also previously held roles as partner at DLA Piper US LLP until 2013 and associate at McGuire Woods LLP from 2002 until 2003, representing clients in domestic and global regulatory and transactional matters. Ms. Chafey received her B.A. from Arizona State University and her J.D. from Valparaiso University School of Law.

Cedric Coco. Mr. Coco joined the Company as its Chief Human Resources Officer in 2019. Prior to joining the Company, Mr. Coco served as the Chief People Officer of Brookdale, where he managed a large number of senior living communities throughout the United States. Mr. Coco also held various human resources roles for Lowe’s Companies Inc. (“Lowe’s”) between 2008 and 2016, culminating in his role as Senior Vice President of Human Resources from 2014 until 2016, where he led the human resources generalists for Lowe’s stores, distribution centers and customer support centers, in addition to leading talent acquisition, employee relations, diversity and succession planning. Prior to joining Lowe’s, Mr. Coco worked in the human resources field for nearly two decades, holding leadership roles in engineering, business development, sales, general management and organizational learning. Mr. Coco received his B.A. degree from the University of Louisiana and an M.B.A. from San Jose State University.

Joseph Jordan. Mr. Jordan was named Chief Financial Officer of the Company in 2019. Prior to assuming his role as Chief Financial Officer, Mr. Jordan served as the Company’s Senior Vice President and Chief Accounting Officer beginning in 2018. Prior to joining the Company, Mr. Jordan spent approximately two years at Sears Holdings Corporation (“Sears”), first as Assistant Controller and later as Vice President and Corporate Controller. Mr. Jordan began his career in 2003 and held various positions at Deloitte & Touche LLP and Sun Coke Energy prior to joining Sears. Mr. Jordan received his B.S. in Accounting from Purdue University.

Augustus Oakes. Mr. Oakes joined the Company as Vice President of Business Technology in 2018 and currently serves as Chief Information Officer. Prior to joining the Company, Mr. Oakes served as an IT strategy consultant at KPMG LLP from 2013 until 2018, where he helped clients build modern IT operating models and prepare for digital disruption. Mr. Oakes also served in various IT leadership roles at Walgreen Company, d/b/a Walgreens (“Walgreens”) and as a management consultant with Accenture plc. Mr. Oakes holds a degree from Loyola University Chicago.

Ray Wahl. Mr. Wahl became Chief Operating Officer of the Company in 2019. Previously, Mr. Wahl served on the Company’s leadership team as East Division President, overseeing operations in Delaware, Maryland, Pennsylvania, Michigan, Ohio, North Carolina, South Carolina and Georgia. Mr. Wahl joined the Company in 2006 and has held various leadership positions, overseeing growth through new clinic opportunities, acquisitions and strategic partnerships. Prior to joining the Company, Mr. Wahl was an Athletic Trainer from 1996 until 2000 with Plaza Physical Therapy. Mr. Wahl received his doctorate of physical therapy from Temple University and his M.B.A. from Northwestern University Kellogg School of Management.

Joe Zavalishin. Mr. Zavalishin joined the Company as Chief Development Officer in 2019. Prior to joining the Company, Mr. Zavalishin served as a Senior Vice President at OptumRx, a large manager of pharmacy benefits (“Optum”), where he was responsible for network development and strategy, payor and provider relationships, and pricing from 2016 until 2019. Prior to Optum, Mr. Zavalishin served as Executive Vice President of AxelaCare Health, a national provider of home infusion pharmacy and nursing services (“Axela”), overseeing operations including pricing and strategy from 2013 through 2015 when Axela was acquired by Optum. Mr. Zavalishin’s role was greatly expanded in connection with the acquisition of Axela by Optum. Prior to that time, Mr. Zavalishin served as Vice President of Contracts & Pricing Development at Walgreens from 2009 until 2013. Mr. Zavalishin also served as Vice President of Pharmacy Network and Operations and as Head of Planning and Business Strategy for Medical Products at Aetna Inc. from 2004 until 2009. Mr. Zavalishin received his B.A. from the University of Connecticut and an M.B.A. in Finance and Strategy from Rensselaer Polytechnic Institute.

Ryan Wilson. Mr. Wilson joined the Company as Chief Commercial Officer in 2021. Prior to joining the Company, Mr. Wilson served as Chief Customer Officer and Senior Vice President of Sales for Bayer Consumer Health, North America from 2019 until 2021. He also served as the Chief Growth Officer and Senior Vice President of Sales and Marketing for Brookdale from 2017 until 2019. Most of his career has been spent in the consumer health marketplace, including a decade with healthcare products leader Johnson & Johnson, from 2005 until 2015. Mr. Wilson received his B.S. from the University of Illinois at Urbana-Champaign and his M.B.A. from Northwestern University. He also completed an advanced management program at Duke University.

John L. Larsen. Mr. Larsen serves as the Chair of the Company Board and a member of the Audit Committee and the Chair of the Nominating and Corporate Governance Committee. Mr. Larsen’s role at the Company has primarily been to work alongside executives and board members, participating in and nurturing broad networks of alliances with others. Mr. Larsen has been a member of the Company Board since 2018 and was nominated for Chair in 2021. Mr. Larsen is an executive at Bridgeway Partners LLC (“Bridgeway”). Prior to forming Bridgeway in 2020, Mr. Larsen served in various roles at UnitedHealth Group from 2005 until 2018. Mr. Larsen was also an executive at Gondola Eye, LLC from 2019 until 2020.

John Maldonado. Mr. Maldonado has served on the Company Board since 2016 and is currently a member of the Audit Committee, Health Care Compliance Committee and Nominating and Corporate Governance Committee. Mr. Maldonado is a Managing Partner at Advent. Prior to joining Advent in 2006, he worked at Bain Capital, Parthenon Capital and the Parthenon Group. He also currently serves on the board of directors of AccentCare, Inc., a provider in post-acute healthcare services (“AccentCare”), Definitive Healthcare, LLC, a healthcare data provider, RxBenefits, a pharmacy adviser to employee benefits consultants, Healthcare Private Equity Association, an association that supports the healthcare private equity community, and Syneos Health, a biopharmaceutical solutions organization. Mr. Maldonado received his B.A. in mathematics, summa cum laude, from Dartmouth College and his M.B.A., with high distinction, as a Baker Scholar from Harvard Business School.

Carmine Petrone. Mr. Petrone has served on the Company Board since 2016 and is currently the Chair of the Compensation Committee. Mr. Petrone is a Managing Director at Advent, focused on investments in the healthcare sector. Prior to joining Advent in 2010, Mr. Petrone was an associate at Thomas H. Lee Partners from 2006 to 2008. Mr. Petrone currently serves on the board of directors of AccentCare. He holds a B.A. in Economics from the Johns Hopkins University and an M.B.A. from Harvard Business School.

Joanne M. Burns. Ms. Burns joined the Company Board in 2021 and currently serves as a member of the Audit Committee and Compensation Committee. Prior to serving on the Company Board, Ms. Burns served as the Chief Strategy Officer for Cerner Corporation, a healthcare IT company. Ms. Burns serves on the board of directors of Availity, a healthcare claims clearinghouse, as the chair of the performance and compensation committee and a member of the finance committee. Ms. Burns also serves on the board of directors of Innara Health, a neonatal medical device company, and she is chair of the board of directors and the compensation committee of SNOMED International, an international non-profit organization focused on clinical terminology used in electronic health records. Ms. Burns received her B.S. from the State University of New York College at Plattsburgh and her M.P.A. from the University of San Francisco.

Christopher Krubert. Dr. Krubert joined the Company Board in 2016 and currently serves as the Chair of the Health Care Compliance Committee and a member of the Compensation Committee. Dr. Krubert also currently serves on the board of directors of Solis Mammography, a mammography and imaging services company, Special Docs, a concierge medicine company, and Alteon Health, an acute care medical group. He currently serves as an operating partner with Advent. Dr. Krubert holds a B.A. from the University of Illinois, an M.B.A. from the University of Michigan and an M.D. from the University of Chicago Pritzker School of Medicine.

James E. Parisi. Mr. Parisi joined the Company Board in 2021 and currently serves as the Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Mr. Parisi currently serves on the board of directors of Cboe Global Markets, Inc., a global exchange operator, as the chair of the audit committee, a member of the compensation committee and a member of the Alternate Trading System oversight committee. Previously, Mr. Parisi served on the board of directors of Cotiviti Inc., a clinical and financial analytics company, as the Chair of the audit committee and a member of the board strategy committee from 2015 until 2018. Mr. Parisi also serves on the board of directors for Cboe Futures Inc., a futures exchange, where he was a member of the regulatory oversight committee from 2016 until 2018 and on the board of directors of Pursuant Health, Inc., a provider of self-service health and wellness testing kiosks, as the chair of the audit committee from 2014 until 2021. Mr. Parisi served as Chief Financial Officer of CME Group Inc., a publicly traded company, from 2004 through 2014. Mr. Parisi received his B.S. from the University of Illinois at Urbana-Champaign and his M.B.A. from the University of Chicago Booth School of Business.

COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Wilco Holdco, Inc. (herein referred to as “we,” “us,” “the Company” or “our Company”) should be read in conjunction with the “Selected Historical Financial Information of the Company” and the Company’s consolidated financial statements and related notes thereto included elsewhere in this proxy statement. The discussion and analysis should also be read together with the sections entitled “Information about the Company’s Business” and “Unaudited Pro Forma Condensed Combined Financial Information.”

We make statements in this discussion that are forward-looking and involve risks and uncertainties. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of the Company. The forward-looking statements are based on our current views and assumptions, and actual results could differ materially from those anticipated in such forward-looking statements due to factors including, but not limited to, those discussed under “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Our forward-looking statements represent our estimates and assumptions only as of the date of this proxy statement. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement may no longer be accurate.

Certain amounts in the consolidated financial statements and associated notes may not add due to rounding. All percentages have been calculated using unrounded amounts for the years ended December 31, 2020, 2019 and 2018. All dollar amounts are presented in thousands, unless indicated otherwise.

Company Overview

We are a nationally recognized outpatient physical therapy provider in the United States specializing in outpatient rehabilitation and adjacent healthcare services, with 875 owned clinics (as well as 22 clinics under management service agreements) located in 25 states as of December 31, 2020. We operate with a commitment to providing our patients, medical provider partners, payors and employers with evidence-based, patient-centric care.

We offer a variety of services within our clinics, including physical therapy to treat spine, shoulder, knee and neck injuries or pain; work injury rehabilitation services, including work conditioning and work hardening; hand therapy; and other specialized treatment services. Our Company’s team of professionals is dedicated to helping return patients to optimal physical health.

Physical therapy patients receive team-based care, robust techniques and individualized treatment plans in an encouraging environment. To achieve optimal results, we use an extensive array of techniques, including therapeutic exercise, manual therapy and strength training, among others. Our physical therapy model aims to deliver optimized outcomes and time to recovery for patients, insights and service satisfaction for referring providers and predictable costs and measurable value for payors.

In addition to providing services to physical therapy patients at outpatient rehabilitation clinics, we provide services through our AWS program, MSA, Home Health, and Sports Medicine arrangements. AWS provides an on-site team of healthcare professionals at employer worksites to promote work-related injury prevention, facilitate expedient and appropriate return-to-work follow-up and maintain the health and well-being of the workforce. Our MSA arrangements typically include the Company providing management and physical therapy services to physician-owned physical therapy clinics. Home Health offers in-home rehabilitation. Sports Medicine arrangements provide certified healthcare professionals to various schools, universities and other institutions to perform on-site physical therapy and rehabilitation services.

Trends and Factors Affecting the Company’s Future Performance and Comparability of Results

COVID-19 pandemic impacts

The onset of the coronavirus (COVID-19) pandemic in the United States resulted in changes to our operating environment, leading to significantly reduced visit volumes and associated patient service revenues since March 2020. In response, the Company implemented measures to reduce labor-related costs in relation to the reduced visit volumes through reduced working schedules, voluntary and involuntary furloughs and headcount reductions. In addition, the Company executed plans to reduce discretionary spend, including by reducing bonuses and incentives and delaying certain capital expenditures. The Company, however, took significant measures to ensure employees were cared for, including by maintaining health benefits for furloughed workers and reducing executive compensation to establish an employee relief pool that provides assistance to employees most in need.

As an essential business, the Company implemented various safety measures and maintained its operations in a way that allowed nearly all clinical locations to remain open throughout 2020. The Company also established a telehealth option, ATI Connect, to provide patients with an online avenue to obtain physical therapy services, which launched amidst state and national lockdowns.

We continue to closely monitor the impact of COVID-19 on all aspects of our business, and our priorities remain protecting the health and safety of employees, maximizing the availability of services to satisfy patient needs and preserving the operational and financial stability of our business. While we expect the disruption caused by COVID-19 to be temporary, we cannot predict the length of such disruption, and if such disruption continues for an extended period, it could have a material impact on the Company’s results of operations, financial condition and cash flows.

As a result of the COVID-19 pandemic, visits per day (“VPD”) decreased by approximately 50.5%, 27.9% and 24.4% in the quarters ended June 30, 2020, September 30, 2020 and December 31, 2020, respectively, in relation to the comparable prior year periods. By comparison, clinical salaries and related costs decreased by approximately 48.1%, 26.0% and 24.3% in the same periods as a result of actions taken by the Company related to reduced working schedules, voluntary and involuntary furloughs and headcount reductions.

The chart below reflects the quarterly trend in VPD. The most significant impact to VPD occurred in the quarter ended June 30, 2020, with improvements realized in the subsequent quarters as local restrictions in certain markets evolved and referral levels improved as hospitals and other facilities began to perform elective surgeries again. As visit volumes rebound, the Company continues to match its clinical staffing levels accordingly. As of December 31, 2020, no Company employees remained on furlough.

The COVID-19 pandemic is still evolving and much of its future impact remains unknown and difficult to predict. The future impact of the COVID-19 pandemic on our visit volumes and operational performance will depend on certain developments, including the duration and spread of the virus and its newly identified strains, effectiveness and rollout of vaccines and other therapeutic remedies and the potential for continued restrictive policies enforced by federal, state and local government, all of which create uncertainty and cannot be predicted. Nevertheless, we believe that the overall adverse impact will diminish over time, and that our visit volumes will continue to improve as the prevalence of the virus decreases, social distancing, masking and testing measures become more routine and as a greater proportion of the U.S. population becomes vaccinated or otherwise develops immunity.

CARES Act

On March 27, 2020, the CARES Act was signed into law, providing reimbursement, grants, waivers and other funds to assist health care providers during the COVID-19 pandemic. The CARES Act stimulus provisions include, but are not limited to, the following:

•

$100.0 billion provided in appropriations for the Public Health and Social Services Emergency Fund, also referred to as the “Provider Relief Fund,” to be used for preventing, preparing and responding to COVID-19 and for reimbursing “eligible health care providers for health care related expenses or lost revenues that are attributable to COVID-19.” A portion of the fund was allocated for general distribution to Medicare providers, with the remainder allocated for targeted distributions to providers that meet additional criteria. The provider relief funds are subject to certain restrictions and are subject to recoupment if not used for designated purposes. The U.S. Department of Health and Human Services (“HHS”) has indicated that the CARES Act provider relief funds are subject to ongoing reporting and changes to the terms and conditions.

•

Expansion of the Medicare Accelerated and Advance Payment Program (“MAAPP”) funds allowed healthcare providers to apply to receive advanced payments for future Medicare services, with the expectation that the advanced funds would offset reimbursement from Medicare when such future services are provided based on the terms of the program.

•

Tax provisions enacted related to the suspension of certain payment requirements for the employer portion of Social Security taxes, the timing of realization of certain tax attributes, changes to the prior and future limitations on interest deductions, technical corrections from prior tax legislation for tax depreciation of certain qualified improvement property and the creation of certain payroll tax credits associated with the retention of employees.

•

Temporary suspension of the 2% cut to Medicare payments due to sequestration so that, for the period from May 1, 2020 to March 31, 2021, the Medicare program would be exempt from any sequestration order. On April 14, 2021, H.R. 1868 was signed into law. H.R. 1868 extends the suspension of the 2% Medicare sequestration reduction through 2021. The suspension initially went effective on April 1, 2021 and is subject to potential further suspension pending possible Congressional action. Additional reductions in Medicare reimbursement are projected in subsequent years.

The Company has realized benefits under the CARES Act including, but not limited to, the following:

•

Through December 31, 2020, the Company received approximately $91.5 million of general distribution payments under the Provider Relief Fund. These payments have been recognized as Other income in the consolidated statement of operations and comprehensive income / (loss) throughout 2020 in a manner commensurate with the reporting and eligibility requirements issued by the HHS. Based on the terms and conditions of the program, including recent reporting guidance issued by the HHS in early 2021, the Company believes that it has met the applicable terms and conditions. This includes, but is not limited to, the fact that the Company’s COVID-19 related expenses and lost revenues for the year ended December 31, 2020 exceeded the amount of funds received. To the extent that reporting requirements and terms and conditions are subsequently modified, it may affect the Company’s ability to comply and ability to retain the funds.

•

The Company applied for and attained approval to receive $26.7 million of MAAPP funds during the quarter ended June 30, 2020. Based on current guidance, the MAAPP funds received are required to be applied to future Medicare billings commencing during the quarter ending June 30, 2021, with all amounts required to be repaid by the quarter ending September 30, 2022. Because the Company has not yet met all required performance obligations or performed the services related to these funds, as of December 31, 2020, $15.5 million of the funds are recorded in accrued expenses and other liabilities, and $11.2 million of the funds are recorded in other non-current liabilities. The Company expects all such advanced payments to be applied by the quarter ending June 30, 2022.

•

The Company elected to defer depositing the employer portion of Social Security taxes for payments due from March 27, 2020 through December 31, 2020, interest-free and penalty-free. Related to these payments, as of December 31, 2020, $5.5 million is included in accrued expenses and other liabilities and $5.5 million is included in other non-current liabilities.

The Business Combination

We expect to be the accounting acquirer in the Business Combination, which will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Upon the consummation of the Business Combination, we expect to record an estimated decrease in cash (as compared to our balance sheet at December 31, 2020) of approximately $5.7 million, assuming maximum FAII stockholder and no FAII stockholder redemptions. The pro forma cash decreases include approximately $56.2 million in transaction-related costs (including advisory fees in connection with the Business Combination and deferred underwriting commissions in connection with FAII’s IPO) and approximately $59.0 million of cash consideration payable to the Company’s preferred stockholders. The sources of the pro forma cash amounts include cash from (i) FAII’s Trust Account, the amount of which will depend on the level of FAII stockholder redemptions, (ii) the proceeds from the PIPE Investment and (iii) the historical cash funds held by FAII outside of the Trust Account and immediately available to FAII. See “Unaudited Pro Forma Condensed Combined Financial Information.”

Pursuant to the Parent Sponsor Letter Agreement, all of the Vesting Shares shall be unvested and subject to certain vesting and forfeiture provisions, as follows: (i) 33.33% of the Vesting Shares beneficially owned by Insiders shall vest at such time as a $12.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination, (ii) 33.33% of the Vesting Shares beneficially owned by Insiders shall vest at such time as a $14.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination and (iii) 33.34% of the Vesting Shares beneficially owned by Insiders shall vest at such time as a $16.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination.

Public Company Costs

Following the consummation of the Business Combination, we expect to become the successor to an SEC-registered and NYSE-listed company, which will require us to hire additional staff and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources and fees.

Market and industry trends and factors

•	Physical Therapy Services Growth. Outpatient physical therapy continues to play a key role in treating musculoskeletal conditions for patients. According to the CMS, musculoskeletal conditions impact individuals of all ages and include some of the most common health issues in the U.S. As healthcare trends in the U.S. continue to evolve, quality healthcare services addressing such conditions in lower cost outpatient settings may continue increasing in prevalence.

•

U.S. Population Demographics. The population of adults aged 65 and older in the U.S. is expected to continue to grow and thus expand the Company’s market opportunity. According to the U.S. Census Bureau, the population of adults over the age of 65 is expected to grow 40% from 2016 through 2030.

•

Rise in outpatient care trends. With a growing focus on value-based care emphasizing up-front, conservative care to deliver better outcomes and save costs for the healthcare system, the healthcare industry is seeing a continued growth in outpatient services.

•

Federal funding for Medicare and Medicaid. Federal and state funding of Medicare and Medicaid and the terms of access to these reimbursement programs affect demand for physical therapy services. Beginning in January 2021, the Company realized a reduction of Medicare reimbursement rates of approximately 3% in accordance with the Medicare physician fee schedule for therapy services, and a further sequestration reduction of 2% has been postponed until March 31, 2021. On April 14, 2021, H.R. 1868 was signed into law. H.R. 1868 extends the suspension of the 2% Medicare sequestration reduction through 2021. The suspension initially went effective on April 1, 2021 and is subject to potential further suspension pending possible Congressional action. Additional reductions in Medicare reimbursement are projected in subsequent years.

•	Workers’ compensation funding. Payments received under certain workers’ compensation arrangements may be based on pre-determined state fee schedules, which may be impacted by changes in state funding.

•

Number of people with private health insurance. Physical therapy services are often covered by private health insurance. Individuals covered by private health insurance may be more likely to use healthcare services because it helps offset the cost of such services. As health insurance coverage rises, demand for physical therapy services tends to also increase.

Key Components of Operating Results

Net patient revenue. Net patient revenues are recorded for physical therapy services that the Company provides to patients, including physical therapy, work conditioning, hand therapy, aquatic therapy and functional capacity assessment. Net patient revenue is recognized based on contracted amounts with payors or other established rates, adjusted for the estimated effects of any variable consideration, such as contractual allowances and implicit price concessions. Visit volume is primarily driven by conversion of physician referrals and marketing efforts.

Other revenue. Other revenue consists of revenue generated by our AWS, MSA, Home Health and Sports Medicine service lines.

Salaries and related costs. Salaries and related costs consist primarily of wages and benefits for our healthcare professionals engaged directly and indirectly in providing services to patients.

Rent, clinic supplies, contract labor and other. Comprised of non-salary, clinic-related expenses consisting of rent, clinic supplies, contract labor and other costs, including travel expenses and depreciation at our clinics.

Provision for doubtful accounts. Provision for doubtful accounts represents the Company’s estimate of net patient revenue recorded during the period that may ultimately prove uncollectible based on historical write-off experience.

Selling, general and administrative expenses. Selling, general and administrative expenses consist primarily of wages and benefits for corporate personnel, corporate outside services, marketing costs, depreciation of corporate fixed assets, amortization of intangible assets and certain corporate level professional fees, including those related to legal, accounting and payroll.

Other income (expense). Other income (expense) is comprised of income statement activity not related to the core operations of the Company.

Interest expense, net. Interest expense includes the cost of borrowing under the Company’s credit facility and amortization of deferred financing costs.

Interest expense on redeemable preferred stock. Represents interest expense related to accruing dividends on the Company’s redeemable preferred stock based on contract terms.

Quarterly Results of Operations and Other Financial and Operations Data

The following tables set forth selected unaudited quarterly consolidated statements of operations data and other financial data for each of the last eight quarters, beginning with the three months ended March 31, 2019. The information for each of these quarters has been prepared on the same basis as the audited consolidated financial statements included elsewhere in this proxy statement and, in the opinion of management, reflects all normal recurring adjustments necessary for the fair statement of the Company’s consolidated results of operations for these periods. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included elsewhere in this proxy statement. These quarterly results of operations are not necessarily indicative of the Company’s results of operations to be expected for any future period.

The following table summarizes the Company’s unaudited consolidated results of operations:

	Three Months Ended
(in $ thousands)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(unaudited)
Net patient revenue	$136,840	$132,803	$95,003	$164,939	$184,338	$179,561	$182,757	$170,940
Other revenue	16,266	15,852	12,751	17,799	18,946	16,624	16,015	16,277

Net operating revenue	153,106	148,655	107,754	182,738	203,284	196,185	198,772	187,217
Clinic operating costs:
Salaries and related costs	79,117	78,039	53,966	95,349	104,569	105,495	104,008	100,420
Rent, clinic supplies, contract labor and other	42,824	39,183	38,708	45,429	43,467	43,478	41,970	41,601
Provision for doubtful accounts	3,332	2,938	3,941	6,020	3,899	5,060	5,807	7,425

Total clinic operating costs	125,273	120,160	96,615	146,798	151,935	154,033	151,785	149,446
Selling, general and administrative expenses	30,032	26,026	24,791	23,471	33,144	26,832	29,497	29,748

Operating (loss) income	(2,199)	2,469	(13,652)	12,469	18,205	15,320	17,490	8,023
Other (income) expense, net	(23,914)	(23,117)	(44,103)	132	158	158	441	68
Interest expense, net	16,404	17,346	17,683	17,858	18,022	19,263	19,927	19,760
Interest expense on redeemable preferred stock	5,154	4,896	4,604	4,377	4,206	4,000	3,763	3,542

Income (loss) before income taxes	157	3,344	8,164	(9,898)	(4,181)	(8,101)	(6,641)	(15,347)
Income tax (benefit) expense	(2,033)	2,322	3,568	(1,792)	(36,095)	(2,055)	(1,825)	(4,044)

Net income (loss)	$2,190	$1,022	$4,596	($8,106)	$31,914	($6,046)	($4,816)	($11,303)

The following table sets forth the Company’s unaudited consolidated statement of operations data for each of the periods presented as a percentage of revenue:

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(unaudited)
Net patient revenue	89.4%	89.3%	88.2%	90.3%	90.7%	91.5%	91.9%	91.3%
Other revenue	10.6%	10.7%	11.8%	9.7%	9.3%	8.5%	8.1%	8.7%

Net operating revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Clinic operating costs:
Salaries and related costs	51.7%	52.5%	50.1%	52.2%	51.4%	53.8%	52.3%	53.6%
Rent, clinic supplies, contract labor and other	28.0%	26.4%	35.9%	24.9%	21.4%	22.2%	21.1%	22.2%
Provision for doubtful accounts	2.2%	2.0%	3.7%	3.3%	1.9%	2.6%	2.9%	4.0%

Total clinic operating costs	81.8%	80.8%	89.7%	80.3%	74.7%	78.5%	76.4%	79.8%
Selling, general and administrative expenses	19.6%	17.5%	23.0%	12.8%	16.3%	13.7%	14.8%	15.9%

Operating (loss) income	(1.4%)	1.7%	(12.7%)	6.8%	9.0%	7.8%	8.8%	4.3%
Other (income) expense, net	(15.6%)	(15.6%)	(40.9%)	0.1%	0.1%	0.1%	0.2%	0.0%
Interest expense, net	10.7%	11.7%	16.4%	9.8%	8.9%	9.8%	10.0%	10.6%
Interest expense on redeemable preferred stock	3.4%	3.3%	4.3%	2.4%	2.1%	2.0%	1.9%	1.9%

Income (loss) before income taxes	0.1%	2.2%	7.6%	(5.4%)	(2.1%)	(4.1%)	(3.3%)	(8.2%)
Income tax (benefit) expense	(1.3%)	1.6%	3.3%	(1.0%)	(17.8%)	(1.0%)	(0.9%)	(2.2%)

Net income (loss)	1.4%	0.7%	4.3%	(4.4%)	15.7%	(3.1%)	(2.4%)	(6.0%)

Non-GAAP Financial Measures

The following table reconciles the supplemental non-GAAP financial measures, as defined under the rules of the SEC, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. EBITDA and Adjusted EBITDA are defined as net income from continuing operations calculated in accordance with GAAP, less net income attributable to non-controlling interests, plus the sum of income tax expense, interest expense, net, depreciation and amortization (“EBITDA”) and further adjusted to exclude certain items of a significant or unusual nature, including but not limited to, business optimization costs, reorganization and severance costs, transaction and integration costs, charges related to lease terminations, share-based compensation and pre-opening de novo costs (“Adjusted EBITDA”).

We present EBITDA and Adjusted EBITDA because they are key measures used by our management team to evaluate our operating performance, generate future operating plans and make strategic decisions. The Company believes EBITDA and Adjusted EBITDA are useful to investors for the purposes of comparing our results period-to-period and alongside peers and understanding and evaluating our operating results in the same manner as our management team and board of directors.

These supplemental measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented. In addition, since these non-GAAP measures are not determined in accordance with GAAP, they are susceptible to varying calculations and may not be comparable to other similarly titled non-GAAP measures of other companies.

The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA:

	Three Months Ended
(in $ thousands)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(unaudited)
Net income (loss)	$2,190	$1,022	$4,596	($8,106)	$31,914	($6,046)	($4,816)	($11,303)
Plus (minus):
Net income attributable to non-controlling interests	(987)	(901)	(1,855)	(1,330)	(1,234)	(878)	(933)	(1,355)
Interest expense, net	16,404	17,346	17,683	17,858	18,022	19,263	19,927	19,760
Interest expense on redeemable preferred stock	5,154	4,896	4,604	4,377	4,206	4,000	3,763	3,542
Income tax (benefit) expense	(2,033)	2,322	3,568	(1,792)	(36,095)	(2,055)	(1,825)	(4,044)
Depreciation and amortization expense	10,072	9,880	9,763	9,985	9,884	9,567	9,635	10,018

EBITDA	30,800	34,565	38,359	20,992	26,697	23,851	25,751	16,618
Business optimization costs (1)	2,450	519	5,011	2,397	5,129	3,970	5,224	4,189
Reorganization and severance costs (2)	679	4,436	1,255	1,142	3,401	120	775	4,035
Transaction and integration costs (3)	3,747	75	100	868	3,998	198	310	29
Charges related to lease terminations (4)	4,253	—	—	—	—	—	—	—
Share-based compensation	504	473	466	493	(57)	559	795	525
Pre-opening de novo costs (5)	335	368	267	595	438	757	487	593

Adjusted EBITDA (Non-GAAP measure)	$42,768	$40,436	$45,458	$26,487	$39,606	$29,455	$33,342	$25,989

(1)

Represents non-recurring costs to optimize our platform and Company transformative initiatives. Costs primarily related to duplicate costs driven by IT and RCM conversions, labor related costs during the transition of key positions and other incremental costs driving optimization initiatives.

(2)	Represents severance, consulting and other costs related to discrete initiatives focused on reorganization and delayering of the Company’s labor model, management structure and support functions.
(3)	Represents costs related to the Business Combination, acquisitions and acquisition-related integration and consulting and planning costs related to preparation to operate as a public company.
(4)	Represents charges related to lease terminations prior to the end of term for corporate facilities no longer in use.
(5)	Represents renovation, equipment and marketing costs relating to the start-up and launch of new locations incurred prior to opening.

Discussion of Quarterly Results

Net operating revenue

The Company’s net operating revenue has been significantly affected by the COVID-19 pandemic and the resulting federal, state and local restrictions (e.g., “stay-at-home” orders) that were instituted beginning in late March 2020. As a result, net operating revenue was down by as much as 45.8% for the three months ended June 30, 2020 in relation to the comparable prior year period, but has improved in the second half of the year. Under normal, non-pandemic conditions, the Company’s business is sensitive to certain seasonal factors. Most notably, patients are generally responsible for a greater percentage of the cost of therapy sessions during the early months of the year due to co-insurance, co-payments and deductibles, and as a result, may defer treatment and services until later in the year when they’ve met their annual deductibles. In addition, changes to employer insurance coverage often go into effect at the beginning of each calendar year, which may impact eligibility requirements and delay or defer treatment.

Total clinic operating costs

The movement in the Company’s clinic operating costs quarter over quarter generally aligns with the change in operating revenues for the respective period. For the three months ended December 31, September 30 and June 30, 2020, the Company realized COVID-19- related reductions of 17.5%, 22.0% and 36.3% from the comparable prior year period, primarily driven by reduced working schedules, voluntary and involuntary furloughs and headcount reductions. Total clinic operating costs did not decrease as significantly as net operating revenue during these periods due to the primarily fixed nature of the Company’s facilities-related costs.

Selling, general and administrative expenses

Selling, general and administrative expenses consist primarily of wages and benefits for corporate personnel, corporate outside services, marketing costs, depreciation and amortization and other administrative costs. For the three months ended December 31, September 30, and June 30, 2020, higher level of costs were driven by business optimization costs, reorganization and severance costs, transaction and integration costs and charges related to lease terminations.

Interest expense

Over the course of the periods presented, the Company’s overall long-term debt balance has remained relatively consistent. With interest rates decreasing over the same period, the Company realized a lower level of interest expense for all quarterly periods in 2020 when compared to the corresponding prior year period.

Key Business Metrics

When evaluating the results of operations, Management has identified a number of metrics that allow for specific evaluation of performance on a more detailed basis. See “Results of Operations” for further discussion on financial statement metrics such as net operating revenue, net income, EBITDA and Adjusted EBITDA.

Patient visits

As the main operations of the Company are driven by physical therapy services provided to patients, management considers total patient visits to be a key volume measure of such services. In addition to total patient visits, management analyzes average VPD, calculated as total patient visits divided by working days for the period, as this allows for comparability between time periods with an unequal number of working days.

Net patient revenue per visit

The Company also calculates net patient revenue per visit, its most significant reimbursement metric, by taking net patient revenue in a period and dividing by total patient visits in the same period.

Clinics

To better understand geographical and location-based trends, the Company evaluates metrics based on the 875 owned and 22 managed clinic locations as of December 31, 2020. De novo clinics represent organic new clinics opened during the current period based on sophisticated site selection analytics. Same clinic revenue growth rate identifies revenue growth year over year on clinics that have been operating for over one year. This metric is determined by isolating the population of clinics that have been open for at least 12 months and calculating the percentage change in revenue of this population between the current and prior period.

The following table presents selected operating and financial data that we believe are key indicators of our operating performance.

	Year Ended December 31,
	2020	2019	2018
Number of clinics owned (end of year)	875	872	807
Number of clinics managed (end of year)	22	27	28
De novo clinics opened during the year	23	70	76
Working days	257	255	255
Average visits per day	18,274	25,152	23,310
Total patient visits	4,696,475	6,413,697	5,943,983
Net patient revenue per visit	$112.76	$111.88	$114.44
Same clinic revenue growth rate	(26.9%)	2.8%	(1.4%)

Results of Operations

Year ended December 31, 2020 compared to year ended December 31, 2019

The following table summarizes the Company’s consolidated results of operations for the years ended December 31, 2020 and December 31, 2019:

	Years Ended December 31,
	2020		2019		Increase/(Decrease)
(in $ thousands, except percentages)	$	% of Revenue	$	% of Revenue	$	%
Net patient revenue	$529,585	89.4%	$717,596	91.4%	($188,011)	(26.2%)
Other revenue	62,668	10.6%	67,862	8.6%	(5,194)	(7.7%)

Net operating revenue	592,253	100.0%	785,458	100.0%	(193,205)	(24.6%)
Clinic operating costs:
Salaries and related costs	306,471	51.7%	414,492	52.8%	(108,021)	(26.1%)
Rent, clinic supplies, contract labor and other	166,144	28.1%	170,516	21.7%	(4,372)	(2.6%)
Provision for doubtful accounts	16,231	2.7%	22,191	2.8%	(5,960)	(26.9%)

Total clinic operating costs	488,846	82.5%	607,199	77.3%	(118,353)	(19.5%)
Selling, general and administrative expenses	104,320	17.6%	119,221	15.2%	(14,901)	(12.5%)

Operating (loss) income	(913)	(0.2%)	59,038	7.5%	(59,951)	(101.5%)
Other (income) expenses, net	(91,002)	(15.4%)	825	0.1%	(91,827)	NM
Interest expense, net	69,291	11.7%	76,972	9.8%	(7,681)	(10.0%)
Interest expense on redeemable preferred stock	19,031	3.2%	15,511	2.0%	3,520	22.7%

Income (loss) before income taxes	1,767	0.3%	(34,270)	(4.4%)	36,037	(105.2%)
Income tax expense (benefit)	2,065	0.3%	(44,019)	(5.6%)	46,084	(104.7%)

Net (loss) income	($298)	(0.1%)	$9,749	1.2%	($10,047)	(103.1%)

Net patient revenue. Net patient revenue for the year ended December 31, 2020 was $529.6 million, compared to $717.6 million for the year ended December 31, 2019, a decrease of $188.0 million or 26.2%.

The decrease in net patient revenue was primarily driven by decreased visit volumes as a result of federal, state and local restrictions (e.g., “stay-at-home” orders) established in response to the COVID-19 pandemic, partially offset by two additional working days in 2020 compared to 2019, and higher net patient revenue per visit driven by favorable revenue mix. Total patient visits decreased by approximately 1.7 million visits or 26.8%, driving a decrease in average visits per day of 6,878 or 27.3%. Net patient revenue per visit increased $0.88 or 0.8%, to $112.76 for the year ended December 31, 2020.

The following chart reflects additional detail with respect to drivers of the change in net patient revenue:

Other revenue. Other revenue for the year ended December 31, 2020 was $62.7 million compared to $67.9 million for the year ended December 31, 2019, a decrease of $5.2 million or 7.7%. The decrease in other revenue was primarily driven by volume reduction in the Sports Medicine, MSA and Home Health service lines as a result of COVID-19 related restrictions.

Salaries and related costs. Salaries and related costs for the year ended December 31, 2020 were $306.5 million compared to $414.5 million for the year ended December 31, 2019, a decrease of $108.0 million or 26.1%. Salaries and related costs as a percentage of net operating revenue was 51.7% and 52.8% for the years ended December 31, 2020 and 2019, respectively. The decrease was primarily due to the lower level of wages and benefits resulting from measures implemented by the Company to match labor supply with reduced visit volumes due to the COVID-19 pandemic, including reduced working schedules, voluntary and involuntary furloughs and headcount reductions. The decrease as a percentage of net operating revenue was primarily driven by improved clinician productivity as a result of a shift in the Company’s clinical labor models.

Rent, clinic supplies, contract labor and other. Rent, clinic supplies, contract labor and other costs for the year ended December 31, 2020 were $166.1 million compared to $170.5 million for the year ended December 31, 2019, a decrease of $4.4 million or 2.6%. Rent, clinic supplies, contract labor and other costs as a percentage of net operating revenue was 28.1% and 21.7% for the years ended December 31, 2020 and 2019, respectively. The $4.4 million decrease was driven by a reduction in the use of contract labor. The increase as a percentage of net operating revenue was primarily driven by unfavorable changes to cost leverage of the Company’s facilities-related fixed costs due to lower visit volumes.

Provision for doubtful accounts. Provision for doubtful accounts for the year ended December 31, 2020 was $16.2 million compared to $22.2 million for the year ended December 31, 2019, a decrease of $6.0 million or 26.9%. Provision for doubtful accounts as a percentage of net operating revenue was 2.7% and 2.8% for the years ended December 31, 2020 and 2019, respectively. The decrease of $6.0 million was primarily driven by lower visit volumes.

Selling, general and administrative expenses. Selling, general and administrative expenses for the year ended December 31, 2020 were $104.3 million compared to $119.2 million for the year ended December 31, 2019, a decrease of $14.9 million or 12.5%. Selling, general and administrative expenses as a percentage of net operating revenue was 17.6% and 15.2% for the years ended December 31, 2020 and 2019, respectively. The decrease was primarily due to reduced bonus and incentives and discretionary spend, partially offset by charges related to lease terminations, for the year ended December 31, 2020. The increase as a percentage of revenue relates to unfavorable changes to cost leverage in a period of lower visit volumes due to selling, general and administrative costs being more fixed in nature.

Other (income) expenses, net. Other income, net for the year ended December 31, 2020 was $91.0 million of income compared to $0.8 million of expense for the year ended December 31, 2019. The increase was driven by $91.5 million of provider relief funds received from the federal government under the CARES Act.

Interest expense, net. Interest expense, net for the year ended December 31, 2020 was $69.3 million compared to $77.0 million for the year ended December 31, 2019, a decrease of $7.7 million or 10.0%. The decrease in interest expense was primarily driven by lower effective interest rates under the Company’s first and second lien credit agreement during the year ended December 31, 2020.

Interest expense on redeemable preferred stock. Interest expense on redeemable preferred stock for the year ended December 31, 2020 was $19.0 million compared to $15.5 million for the year ended December 31, 2019, an increase of $3.5 million or 22.7%. The increase was driven by contractual accrued dividend rate increases.

Income tax expense (benefit). Income tax expense for the year ended December 31, 2020 was $2.1 million compared to a benefit of $44.0 million for the year ended December 31, 2019, a change of $46.1 million. The change was primarily driven by the release of a significant portion of the Company’s valuation allowance in 2019.

Net (loss) income. Net loss for the year ended December 31, 2020 was $0.3 million compared to net income of $9.7 million for the year ended December 31, 2019, a change of $10.0 million or 103.1%. The decrease was primarily driven by lower net operating revenue of $193.2 million and a lower income tax benefit of $46.1 million, partially offset by higher other income of $91.0 million and lower salaries and related costs of $108.0 million.

Year ended December 31, 2019 compared to year ended December 31, 2018

The following table summarizes the Company’s consolidated results of operations for the years ended December 31, 2019 and December 31, 2018:

	Year Ended December 31,
	2019		2018		Increase/(Decrease)
(in $ thousands, except percentages)	$	% of Revenue	$	% of Revenue	$	%
Net patient revenue	$717,596	91.4%	$680,238	92.1%	$37,358	5.5%
Other revenue	67,862	8.6%	58,416	7.9%	9,446	16.2%

Net operating revenue	785,458	100.0%	738,654	100.0%	46,804	6.3%
Clinic operating costs:
Salaries and related costs	414,492	52.8%	398,899	54.0%	15,593	3.9%
Rent, clinic supplies, contract labor and other	170,516	21.7%	163,407	22.1%	7,109	4.4%
Provision for doubtful accounts	22,191	2.8%	37,368	5.1%	(15,177)	(40.6%)

Total clinic operating costs	607,199	77.3%	599,674	81.2%	7,525	1.3%
Selling, general and administrative expenses	119,221	15.2%	106,911	14.5%	12,310	11.5%

Operating income	59,038	7.5%	32,069	4.3%	26,969	84.1%
Other expenses, net	825	0.1%	694	0.1%	131	18.9%
Interest expense, net	76,972	9.8%	73,493	9.9%	3,479	4.7%
Interest expense on redeemable preferred stock	15,511	2.0%	12,775	1.7%	2,736	21.4%

Loss before income taxes	(34,270)	(4.4%)	(54,893)	(7.4%)	20,623	(37.6%)
Income tax benefit	(44,019)	(5.6%)	(9,966)	(1.3%)	(34,053)	NM

Net income (loss)	$9,749	1.2%	($44,927)	(6.1%))	$54,676	(121.7%)

Net patient revenue. Net patient revenue for the year ended December 31, 2019 was $717.6 million compared to $680.2 million for the year ended December 31, 2018, an increase of $37.4 million or 5.5%.

The increase in net patient revenue was primarily driven by increased visit volume from new and existing clinics, partially offset by lower net patient revenue per visit. Our total patient visits increased by 469,714 or 7.9% for the year ended December 31, 2019, driving an increase in average visits per day of 1,842. The increase in visit volume was partially offset by lower net patient revenue per visit of $2.56 or 2.2%, as a result of changes in revenue mix.

The following chart reflects additional detail with respect to drivers of the change in net patient revenue:

Other revenue. Other revenue for the year ended December 31, 2019 was $67.9 million compared to $58.4 million for the year ended December 31, 2018, an increase of $9.5 million or 16.2%. The increase in other revenue was primarily driven by growth in the AWS service line as a result of new contracts and additional demand from existing employer worksites.

Salaries and related costs. Salaries and related costs for the year ended December 31, 2019 were $414.5 million compared to $398.9 million for the year ended December 31, 2018, an increase of $15.6 million or 3.9%. Salaries and related costs as a percentage of net operating revenue was 52.8% and 54.0% for the years ended December 31, 2019 and 2018, respectively. The $15.6 million increase was primarily due to increased wages and benefits for additional healthcare professionals supporting growth in the business. The decrease as a percentage of net operating revenue was primarily driven by improved leverage of the Company’s revenue cycle support function costs.

Rent, clinic supplies, contract labor and other. Rent, clinic supplies, contract labor and other costs for the year ended December 31, 2019 were $170.5 million compared to $163.4 million for the year ended December 31, 2018, an increase of $7.1 million or 4.4%. Rent, clinic supplies, contract labor and other costs as a percentage of net operating revenue was 21.7% and 22.1% for the years ended December 31, 2019 and 2018, respectively. The $7.1 million increase was primarily comprised of increased rent and occupancy costs from new clinics and increased clinical outside services to support growth in the business. The decrease as a percentage of net operating revenue was primarily driven by improved leverage of the Company’s facilities-related fixed costs.

Provision for doubtful accounts. Provision for doubtful accounts for the year ended December 31, 2019 was $22.2 million compared to $37.4 million for the year ended December 31, 2018, a decrease of $15.2 million or 40.6%. Provision for doubtful accounts as a percentage of net operating revenue was 2.8% and 5.1% for the years ended December 31, 2019 and 2018, respectively. The decrease in both dollar value and percentage of net operating revenue was primarily driven by improved collection experience on payor and patient balances.

Selling, general and administrative expenses. Selling, general and administrative expenses for the year ended December 31, 2019 were $119.2 million compared to $106.9 million for the year ended December 31, 2018, an increase of $12.3 million or 11.5%. Selling, general and administrative expenses as a percentage of net operating revenue was 15.2% for the year ended December 31, 2019 and 14.5% for the year ended December 31, 2018. The increase in both dollar value and percentage of net operating revenue was primarily due to a company-wide reorganization resulting in higher employee severance costs during the year ended December 31, 2019.

Other expenses, net. Other expense was $0.8 million for the year ended December 31, 2019 and was relatively consistent compared to $0.7 million of expense for the year ended December 31, 2018.

Interest expense, net. Interest expense for the year ended December 31, 2019 was $77.0 million compared to $73.5 million for the year ended December 31, 2018, an increase of $3.5 million or 4.7%. The increase in interest expense was primarily driven by a higher average principal balance outstanding under the Company’s first lien credit agreement during the year ended December 31, 2019 due to $40.0 million of incremental term loan borrowings in October 2018.

Interest expense on redeemable preferred stock. Interest expense on redeemable preferred stock for the year ended December 31, 2019 was $15.5 million compared to $12.8 million for the year ended December 31, 2018, an increase of $2.7 million or 21.4%. The increase was driven by contractual accrued dividend rate increases.

Income tax benefit. Income tax benefit for the year ended December 31, 2019 was $44.0 million compared to $10.0 million for the year ended December 31, 2018, an increase of $34.0 million. The increase in income tax benefit was primarily driven by the release of the Company’s valuation allowance related to a significant portion of its federal and state deferred tax assets due to the continued improvements in operating performance and the expectation of current and future taxable income.

Net income (loss). Net income for the year ended December 31, 2019 was $9.7 million compared to net loss of $44.9 million for the year ended December 31, 2018, a change of $54.7 million or 121.7%. The change was driven by an increase in net operating revenue of $46.8 million and a higher income tax benefit, partially offset by increased operating expenses.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)

The following is a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to EBITDA and Adjusted EBITDA (each of which is a non-GAAP financial measure) for each of the periods indicated. For additional information on these non-GAAP financial measures, see “Non-GAAP Financial Measures” above.

	Year Ended December 31,
(in $ thousands)	2020	2019	2018
Net (loss) income (GAAP)	$(298)	$9,749	$(44,927)
Plus (minus):
Net income attributable to non-controlling interest	(5,073)	(4,400)	(3,887)
Interest expense, net	69,291	76,972	73,493
Interest expense on redeemable preferred stock	19,031	15,511	12,775
Income tax expense (benefit)	2,065	(44,019)	(9,966)
Depreciation and amortization expense	39,700	39,104	37,755

EBITDA	$124,716	$92,917	$65,243
Business optimization costs (1)	10,377	18,512	14,523
Reorganization and severance costs (2)	7,512	8,331	7,024
Transaction and integration costs (3)	4,790	4,535	637
Charges related to lease terminations (4)	4,253	—	—
Share-based compensation	1,936	1,822	2,935
Pre-opening de novo costs (5)	1,565	2,275	3,650

Adjusted EBITDA (Non-GAAP financial measure)	$155,149	$128,392	$94,012

(1)

Represents non-recurring costs to optimize our platform and Company transformative initiatives. Costs primarily related to duplicate costs driven by IT and RCM conversions, labor related costs during the transition of key positions and other incremental costs driving optimization initiatives.

(2)	Represents severance, consulting and other costs related to discrete initiatives focused on reorganization and delayering of the Company’s labor model, management structure and support functions.
(3)	Represents costs related to the Business Combination, acquisitions and acquisition-related integration and consulting and planning costs related to preparation to operate as a public company.
(4)	Represents charges related to lease terminations prior to the end of term for corporate facilities no longer in use.
(5)	Represents renovation, equipment and marketing costs relating to the start-up and launch of new locations incurred prior to opening.

Liquidity and Capital Resources

Our principal sources of liquidity are operating cash flows, borrowings under our credit agreements and proceeds from equity issuances. We have used these funds to meet our short-term and long-term capital uses, which consist of salaries, benefits and other employee-related expenses, rent, clinical supplies, outside services, capital expenditures, acquisitions and debt service. Our capital expenditure requirements will depend on many factors, including de novo openings, patient volume and revenue growth rates.

We may be required to seek additional equity or debt financing in connection with the business. If additional financing is necessary from outside sources, we may not be able to raise it on acceptable terms or at all, and the cost or availability of future financing may be impacted by financial market conditions, including future developments related to the COVID-19 pandemic. While we expect the disruption caused by COVID-19 to be temporary, we cannot predict the duration of any such disruption, and if such disruption continues for an extended period, it could have a material impact on the Company’s liquidity and financial condition. If additional capital is unavailable when desired, our business, results of operations and financial condition would be materially and adversely affected. We believe our operating cash flow, combined with our existing cash, cash equivalents and credit facility, will continue to be sufficient to fund our operations and growth strategies for at least the next 12 months.

As of December 31, 2020, we had $142.1 million in cash and cash equivalents and $70.0 million available under our revolving credit facility, less $1.2 million of outstanding letters of credit.

With respect to the CARES Act, the Company has $26.7 million of MAAPP funds and $11.0 million of deferred employer Social Security taxes contributing to the Company’s balance of cash and cash equivalents as of December 31, 2020. The Company expects to begin applying MAAPP funds to Medicare billings in the second quarter of 2021 and remit payments on its deferred employer Social Security taxes in 2021 and 2022. As noted previously, during the year ended December 31, 2020, the Company received approximately $91.5 million of general distribution payments under the Provider Relief Fund of the CARES Act.

We make reasonable and appropriate efforts to collect accounts receivable, including payor amounts and applicable patient deductibles, co-payments and co-insurance, in a consistent manner for all payor types. Claims are submitted to payors daily, weekly or monthly in accordance with our policy or payor’s requirements. When possible, we submit our claims electronically. The collection process is time consuming and typically involves the submission of claims to multiple payors whose payment of claims may be dependent upon the payment of another payor. Claims under litigation and vehicular incidents can take a year or longer to collect.

2016 first and second lien credit agreements

On May 10, 2016, ATI Holdings Acquisition, Inc. (the “Borrower”) entered into (a) a First Lien Credit Agreement (the “First Lien Credit Agreement”) with, among others, the lenders party thereto and Barclays Bank PLC, as administrative agent, and (b) a Second Lien Credit Agreement (the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreements” and each, a “Credit Agreement”) with, among others, the lenders party thereto and Wilmington Trust, National Association, as administrative agent.

The aggregate outstanding indebtedness under the Credit Agreements was $999.6 million as of December 31, 2020. The term loan under the First Lien Credit Agreement is payable in quarterly installments and matures on May 10, 2023. The term loan under the Second Lien Credit Agreement matures on May 10, 2024.

The First Lien Credit Agreement includes a revolving credit facility with a maximum borrowing capacity of $70.0 million, including $15.0 million sub-limit for swingline loans and amounts available for letters of credit. The issuance of such letters of credit and the making of swingline loans reduces the amount available under the applicable revolving credit facility. The Borrower may make draws under the revolving credit facility to make or purchase additional investments and for general working capital purposes until the maturity date of the revolving credit facility.

The revolving facility under the First Lien Credit Agreement matures on May 10, 2023 unless (a) as of February 9, 2023 (the “Springing Maturity Date”), either (i) more than $100.0 million of first lien term loans remain outstanding on the Springing Maturity Date or (ii) the debt incurred to refinance any portion of the first lien term loans in excess of $100.0 million, does not satisfy specified parameters, in which case the first lien revolving facility will mature on February 9, 2023, or (b) the Borrower makes certain prohibited restricted payments, in which case the first lien revolving facility will mature on the later of (i) the date of such restricted payment and (ii) May 10, 2021.

The 2016 first and second lien credit arrangements are guaranteed by Wilco Intermediate Holdings, Inc. and its domestic subsidiaries, subject to customary exceptions (collectively, the “Guarantors”) and secured by substantially all of the assets of the Borrower and Guarantors.

The borrowings under each Credit Agreement bear interest, at the Borrower’s election, at a base interest rate of the Alternate Base Rate (“ABR”) or London InterBank Offered Rate (“LIBOR”) plus an interest rate spread, as defined in the Credit Agreements. The ABR is the highest of (i) the federal funds rate plus 0.50%, (ii) one-month LIBOR plus 1.00% and (iii) the prime rate. The LIBOR term may be one, two, three or six months (or, to the extent available, 12 months or a shorter period).

The per annum interest rate spread for first lien revolving loans is (a) 3.50% for ABR loans and (b) 4.50% for LIBOR loans, with stepdowns based on the first lien leverage ratio. As of December 31, 2020, the applicable interest rate spreads were 3.0% for ABR revolving borrowings and 4.0% for LIBOR revolving borrowings. In addition to the stated interest rate on borrowings under the revolving credit facility, we are required to pay a commitment fee of between 0.25% and 0.50% per annum on any unused portion of the revolving credit facility based on our first lien leverage ratio.

The per annum interest rate spread for first lien term loans is (a) 2.50% for ABR loans and (b) 3.50% for LIBOR loans. The interest rate spread for second lien term loans is (a) 8.25% for ABR loans and (b) 9.25% for LIBOR loans, in each case with an increase of 1.25% per annum for any interest period in which the Borrower elects to pay a portion of the required interest in kind. As of December 31, 2020, the effective interest rates for the first and second lien term loans were 4.9% and 10.9%, respectively.

The Credit Agreements contain covenants with which the Borrower must comply. For the First Lien Credit Agreement, the Borrower must maintain, as of the last day of each fiscal quarter when the sum of the outstanding balance of revolving loans, swingline loans and certain letters of credit exceeds 30% of the total revolving credit facility commitment, a ratio of consolidated first lien net debt to consolidated Adjusted EBITDA, as defined in each Credit Agreement, not to exceed 6.25:1.00. As of December 31, 2020, the Borrower was in compliance with the financial covenant contained in the First Lien Credit Agreement.

Consolidated Cash Flows

The following table presents selected data from our consolidated statements of cash flows:

	Year Ended December 31,
(in $ thousands)	2020	2019	2018
Net cash provided by operating activities	$138,604	$47,944	$16,710
Net cash used in investing activities	(21,809)	(42,678)	(41,468)
Net cash (used in) provided by financing activities	(12,970)	(13,029)	30,023

Net increase (decrease) in cash and cash equivalents	103,825	(7,763)	5,265
Cash and cash equivalents at beginning of period	38,303	46,066	40,801

Cash and cash equivalents at end of period	$142,128	$38,303	$46,066

Year ended December 31, 2020 compared to year ended December 31, 2019

Net cash provided by operating activities for the year ended December 31, 2020 was $138.6 million compared to $47.9 million for the year ended December 31, 2019, an increase of $90.7 million. The increase was primarily the result of the receipt of MAAPP funds during the year ending December 31, 2020, as well as changes in deferred tax expense, non-cash interest and charges related to lease termination, partially offset by a reduction of net income of $10.0 million.

Net cash used in investing activities for the year ended December 31, 2020 was $21.8 million compared to $42.7 million for the year ended December 31, 2019, a decrease of $20.9 million. The decrease is primarily driven by $19.3 million of lower capital expenditures during the year ended December 31, 2020 driven by a lower number of new clinic openings due to delayed capital expenditures as part of our response to the impacts of COVID-19.

Net cash used in financing activities for the year ended December 31, 2020 remained consistent year over year at $13.0 million.

Year ended December 31, 2019 compared to year ended December 31, 2018

Net cash provided by operating activities for the year ended December 31, 2019 was $47.9 million compared to $16.7 million for the year ended December 31, 2018, an increase of $31.2 million. The increase in net cash provided by operating activities was primarily the result of a $54.7 million increase in net income and a $20.0 million increase in cash provided from the change in operating assets and liabilities, partially offset by a net decrease of $46.2 million in non-cash charges primarily driven by the lower provision for doubtful accounts resulting from improved collection efforts and the release of the Company’s valuation allowance related to a significant portion of its federal and state deferred tax assets.

Net cash used in investing activities for the year ended December 31, 2019 was $42.7 million compared to $41.5 million for the year ended December 31, 2018, an increase of $1.2 million. The increase is primarily driven by the Company’s acquisition of one rehabilitation center during the year ended December 31, 2019.

Net cash used in financing activities for the year ended December 31, 2019 was $13.0 million compared to net cash provided by financing activities of $30.0 million for the year ended December 31, 2018, a change of $43.0 million. The change is primarily driven by net proceeds from additional borrowings under the Company’s First Lien Credit Agreement during the year ended December 31, 2018.

Commitments and Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business. The Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. Management is not aware of any legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on the Company’s results of operations or financial condition, which would require disclosure of the contingency and the possible range of loss.

We enter into contractual obligations and commitments from time to time in the normal course of business, primarily related to our debt financing and operating leases. Refer to Notes 7 and 11 to our consolidated financial statements included elsewhere in this proxy statement for further information.

Off-Balance Sheet Arrangements

As of December 31, 2020, the Company did not have any off-balance sheet arrangements.

Critical Accounting Estimates

The discussion and analysis of the Company’s financial condition and results of operations is based upon the Company’s consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of the Company’s consolidated financial statements requires its management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosures. The Company’s management bases its estimates, assumptions and judgments on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Different assumptions and judgments would change the estimates used in the preparation of the Company’s consolidated financial statements which, in turn, could change the results from those reported. In addition, actual results may differ from these estimates and such differences could be material to the Company’s financial position and results of operations.

Critical accounting estimates are those that the Company’s management considers the most important to the portrayal of the Company’s financial condition and results of operations because they require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. The Company’s critical accounting estimates in relation to its consolidated financial statements include those related to:

•	Patient Revenue Recognition and Allowance for Doubtful Accounts

•	Realization of Deferred Tax Assets

•	Goodwill and Intangible Assets

Additional information related to our critical accounting estimates can be found in Note 2, “Basis of Presentation and Summary of Significant Accounting Policies” of our consolidated financial statements.

Patient Revenue Recognition and Allowance for Doubtful Accounts

Net patient revenue

We provide an array of services to our patients including physical therapy, work conditioning, hand therapy, aquatic therapy, functional capacity assessment, sports medicine, wellness programs and home health. Net patient revenue consists of these physical therapy services.

Net patient revenue is recognized at an amount equal to the consideration the Company expects to receive from third-party payors, patients and others for services rendered when the performance obligations under the terms of the contract are satisfied.

There is an implied contract between the Company and the patient upon each patient visit resulting in the Company’s patient service performance obligation. Generally, the performance obligation is satisfied at a point in time, as each service provided is distinct and future services rendered are not dependent on previously rendered services. The Company has separate contractual agreements with third-party payors (e.g., insurers, managed care programs, government programs, workers’ compensation) that provide for payments to the Company at amounts different from its established rates. While these agreements are not considered contracts with the customer, they are used for determining the transaction price for services provided to the patients covered by the third-party payors. The payor contracts do not indicate performance obligations of the Company but indicate reimbursement rates for patients who are covered by those payors when the services are provided.

To determine the transaction price associated with the implied contract, the Company includes the estimated effects of any variable consideration, such as contractual allowances and implicit price concessions. When the Company has contracts with negotiated prices for services provided (contracted payors), the Company considers the contractual rates when estimating contractual allowances. Variable consideration is estimated using a portfolio approach that incorporates whether or not the Company has historical differences from negotiated rates due to non-compliance with contract provisions. Historical results indicate that it is probable that negotiated prices less variable consideration will be realized; therefore, this amount is deemed the transaction price and recorded as revenue. The Company records an estimated provision for doubtful accounts based on historical collections for claims with similar characteristics, such as location of service and type of third-party payor, at the time of recognition. Any subsequent impairment of the related receivable is recorded as provision for doubtful accounts.

For non-contracted payors, the Company determines the transaction price by applying established rates to the services provided and adjusting for contractual allowances provided to third-party payors and implicit price concessions. The Company estimates the contractual allowances and implicit price concessions using a portfolio approach based on historical collections for claims with similar characteristics, such as location of service and type of third-party payor, in relation to established rates, because the Company does not have a contract with the underlying payor. Any subsequent changes in estimate on the realization of the receivable is recorded as a revenue adjustment. Management believes that calculating at the portfolio level would not differ materially from considering each patient account separately

The Company continually reviews the revenue transaction price estimation process to consider updates to laws and regulations and changes in third-party payor contractual terms that result from contract renegotiations and renewals. Due to complexities involved in determining amounts ultimately due under reimbursement arrangements with third-party payors and government entities, which are often subject to interpretation, the Company may receive reimbursement for healthcare services that is different from the estimates, and such differences could be material.

In its evaluation of the revenue transaction price, management assesses historical collection experience in relation to contracted rates, or for non-contracted payors, established rates. The practice of applying historical collection experience to determine the revenue transaction price for current transactions involves significant judgment and estimation. Management subsequently monitors the appropriateness of its estimates for claims on a date of service basis as cash collections on previous periods mature. Actual cash collections upon maturity may differ from the transaction price estimated upon initial recognition, and such differences could be material. If initial revenue recognition estimates increased or decreased by 100 basis points, the impact to annual net patient revenue would be approximately $5.3 million. Management believes subsequent changes in estimate as a result of maturity of claims with dates of service in 2018, 2019 and 2020 have not been material to the consolidated statements of operations and comprehensive income (loss).

The following table disaggregates net patient revenue for each associated payor class for the years ended December 31:

	2020	2019	2018
Commercial	53.1%	51.5%	50.0%
Government	22.2%	23.6%	23.2%
Workers’ Compensation	17.6%	17.2%	18.9%
Other (1)	7.1%	7.7%	7.9%

	100.0%	100.0%	100.0%

(1)	Other is primarily comprised of net patient revenue related to auto personal injury.

The following table disaggregates accounts receivable, net associated with net patient revenue for each associated payor class as of December 31:

	2020	2019
Commercial	42.8%	42.0%
Government	11.2%	12.4%
Workers’ Compensation	18.6%	17.7%
Other (1)	27.4%	27.9%

	100.0%	100.0%

(1)	Other is primarily comprised of accounts receivable associated with net patient revenue related to auto personal injury.

Allowance for doubtful accounts

The allowance for doubtful accounts is based on estimates of losses related to receivable balances. The risk of collection varies based upon the service, the payor class and the patient’s ability to pay the amounts not reimbursed by the payor. The Company estimates the allowance for doubtful accounts based upon several factors, including the age of the outstanding receivables, the historical experience of collections, the impact of economic conditions and, in some cases, evaluating specific customer accounts for the ability to pay. Management judgment is used to assess the collectability of accounts and the ability of the Company’s customers to pay. The provision for doubtful accounts is included in clinic operating costs in the consolidated statements of operations and comprehensive income (loss). When it is determined that a customer account is uncollectible, that balance is written off against the existing allowance.

Realization of Deferred Tax Assets

The Company accounts for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, Income Taxes. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in operations in the period that includes the enactment date.

We evaluate the realizability of deferred tax assets and reduce those assets using a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. Among the factors used to assess the likelihood of realization are projections of future taxable income streams and the expected timing of the reversals of existing temporary differences. The judgments made at any point in time may be impacted by changes in tax codes, statutory tax rates or future taxable income levels. This could materially impact our assessment of the need for valuation allowance reserves and could cause our provision for income taxes to vary significantly from period to period.

Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price over the fair value of assets acquired and liabilities assumed. The Company accounts for goodwill and indefinite-lived intangible assets under ASC Topic 350, Intangibles – Goodwill and Other, which requires the Company to test goodwill and other indefinite-lived assets for impairment annually or whenever events or circumstances indicate that impairment may exist.

The cost of acquired businesses is allocated first to its identifiable assets, both tangible and intangible, based on estimated fair values. Costs allocated to finite-lived identifiable intangible assets are generally amortized on a straight-line basis over the remaining estimated useful lives of the assets. The excess of the purchase price over the fair value of identifiable assets acquired, net of liabilities assumed, is recorded as goodwill.

Goodwill and intangible assets with indefinite lives are not amortized but must be reviewed at least annually for impairment. If the impairment test indicates that the carrying value of an intangible asset exceeds its fair value, then an impairment loss should be recognized in the consolidated statements of operations and comprehensive income (loss) in an amount equal to the excess carrying value over fair value. Fair value is determined using valuation techniques based on estimates, judgments and assumptions the Company believes are appropriate in the circumstances. The Company completed the annual impairment analysis of goodwill as of October 1, 2020 using an average of a discounted cash flow analysis and comparable public company analysis. The key assumptions associated with determining the estimated fair value include projected future revenue growth rates, EBITDA margins, the terminal growth rate, the discount rate and relevant market multiples. The Company completed the annual impairment analysis of indefinite lived intangible assets as of October 1, 2020 using the relief from royalty approach. The key assumptions associated with determining the estimated fair value include projected revenue growth, the royalty rate and the discount rate.

The Company has one reporting unit for purposes of the Company’s annual goodwill impairment test, the Company concluded that no goodwill impairment occurred during the years ended December 31, 2020, 2019 and 2018.

If we do not achieve our earnings and cash flow projections or our cost of capital rises significantly, the assumptions and estimates underlying the goodwill and intangible asset impairment evaluations could be adversely affected and result in future impairment charges that would negatively impact our operating results and financial position. Factors that could result in the cash flows being lower than the current estimates include decreased revenue caused by unforeseen changes in the healthcare market or the inability to achieve the estimated operating margins in the forecasts due to unforeseen factors. Additionally, changes in the broader economic environments could cause changes to the estimated discount rates and comparable company valuation indicators which may impact the estimated fair value of the Company’s reporting unit.

Recent Accounting Pronouncements

For information regarding recent accounting pronouncements, see Note 2, “Basis of Presentation and Summary of Significant Accounting Policies” to the accompanying consolidated financial statements.

Quantitative and Qualitative Disclosures about Market Risk

The Company is exposed to interest rate variability with regard to existing variable-rate debt instruments, which exposure primarily relates to movements in various interest rates, such as prime and LIBOR. The Company utilizes derivative instruments such as interest rate swaps for purposes of hedging exposures related to such variability. Management believes that the result of its interest rate cap reduces the risk of interest rate variability to an immaterial amount. As of December 31, 2020, the fair value of the Company’s derivative instrument was a liability of $2.1 million.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The amendments in this update provide optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. This standard is effective for all entities as of March 12, 2020 through December 31, 2022. Early adoption is permitted. The Company has certain debt instruments for which the interest rates are indexed to LIBOR, and as a result, is currently evaluating the effect that implementation of this standard will have on the Company’s consolidated operating results, cash flows, financial condition and related disclosures

FAII EXECUTIVE COMPENSATION

None of FAII’s officers or directors have received any cash compensation for services rendered to us. Starting October 2, 2020, and through the completion of the initial business combination or liquidation, FAII has paid and will continue to pay a monthly fee of $20,000 for office space and related support services to an affiliate of our Sponsor. Our audit committee reviews on a quarterly basis all payments that were made by us to the Sponsor, officers, directors or our or their affiliates. For more information about the interests of our Sponsor in the Business Combination, see “Proposal No. 1—The Business Combination Proposal.”

We are not party to any agreements with our executive officers or directors that provide for benefits upon termination of employment or departure from the FAII Board, as applicable. After the completion of the Business Combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from ATI, the combined company. The directors of ATI will be responsible for determining executive officer and director compensation, which responsibility will be delegated to the compensation committee of the ATI Board.

COMPANY EXECUTIVE COMPENSATION

790 Remington Blvd.

Bolingbrook, IL 60440

Executive Compensation

Unless the context otherwise requires, for purposes of this section, the terms “we,” “us,” “the Company” or “our company” refer to the Company as it currently exists prior to consummation of the Business Combination.

Executive Summary

The Company is a robust outpatient physical therapy provider operating over 875 clinics in 25 states. We are a leader in clinical advancement in physical therapy with high quality outcomes.

The Company employs the industry’s top talent in order to improve the physical wellbeing of our clients. In line with this goal, our Total Rewards model is designed to attract top clinician talent, continue to grow the Company’s business, and promote an internal culture of excellence. While impacts to the business due to COVID-19 were substantial in 2020, the Company demonstrated success in all three areas for the fiscal year.

Fiscal 2020 marks a turning point for the organization. In the previous three years, Company management focused on ensuring the Company’s sustainability and operational scalability. We invested in ourselves and the Company, including the IT platform, financial controls, revenue cycle innovation, organization design, and automation of back-office systems. During this period of investment, we still maintained aggressive growth goals; and this aspirational culture has positioned the Company well for continued growth.

The Company expects to continue its growth trajectory through strategic acquisitions in 2021 and beyond while also capitalizing on our organic clinic development in new geographic markets.

Overview

The emerging growth company pay disclosure rules define the required disclosures with respect to the pay of our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer as of December 31, 2020 (collectively, our “Named Executive Officers, or “NEOs”), as well as one additional former executive officer who served for part of the fiscal year:

•	Labeed Diab, Chief Executive Officer

•	Cedric Coco, Chief Human Resources Officer

•	Ray Wahl, Chief Operating Officer

•	Paul Fritz, Former Chief Information Officer

Summary Compensation Table

The following table provides summary information with respect to the total compensation that was provided to the Company’s NEOs during the year ended December 31, 2020:

Name	Position	Year	*2020 Base	**Bonus	All Other Compensation	Total
Labeed Diab	Chief Executive Officer	2020	$718,200	$359,100	$21,049	$1,098,349
Cedric Coco	Chief Human Resources Officer	2020	$436,050	$163,519	$36,434	$636,003
Ray Wahl	Chief Operating Officer	2020	$410,400	$153,900	$45,316	$609,616
***Paul Fritz	Separated Chief Information Officer	2020	$382,500	$781,987	$7,626	$1,172,113

*	Inclusive of merit increase in July 2020, with the exception of Mr. Fritz
**	Discretionary bonuses earned in 2020 and paid February 2021
***	Departed from the Company on February 17, 2020

“All Other Compensation” includes the following compensation elements that were paid in 2020:

All Other Compensation	Labeed Diab	Cedric Coco	Ray Wahl	Paul Fritz
401(k) Match	$4,096	$3,250	$8,650	$7,626
Temporary Housing	$14,127	$22,005	$26,823	$0
Tax Reimbursement for Temporary Housing	$2,825	$11,179	$9,842	$0

Narrative Disclosure to Summary Compensation Table

Compensation Philosophy

The Company is a purpose-driven company focused on extraordinary patient outcomes. We value fair pay for our high-performing talent in a fast-paced and exciting culture.

We aim to build and evolve our business with individuals who are committed to improving the lives of others. We seek employees who are passionate about physical therapy and want to join our culture of excellence. Our incentive programs are designed to attract, incentivize, and retain high-quality talent as well as promote our unique corporate culture. As such, the compensation program aspires to deliver Total Rewards at competitive levels, or higher, while also emphasizing opportunities for career growth.

The intent of the Total Rewards package is to support these corporate goals through the following:

•  A competitive base salary

•  An emphasis on short-term bonuses to incent executive officers who overachieve

•  An above market benefits package to support health and wellness

•  A 401K plan with immediate vesting of any Company match

•  A retentive long-term incentive package that aligns executives’ interests with those of our stakeholders

•  Market PTO, providing appropriate work-life balance

•  Substantive career development/pathing opportunities

•  Supportive and engaged leadership

What is the Total Rewards Model?

The Company considers base salary, cash bonus, long-term incentive awards, health and wellness benefits, career development and perquisites as an employee’s Total Rewards. The Total Rewards model emphasizes an individual’s complete remuneration from the company. It allows the Company to compare the full suite of incentive and retentive tools with those of our regional competitors. Use and consideration of an individual’s Total Reward helps the Company ensure we are retaining the best talent in the industry and motivating the highest levels of performance.

In order to incentivize corporate growth, we also believe that our executive officers’ total pay should be based on Company performance. The short-term incentive is designed to align an individual’s incentive cash bonus with achievement of corporate goals. The Company Board primarily measures financial performance in determining cash bonus outcomes, but it also considers achievement of corporate objectives or individual annual goals. In addition, prior to 2020, our NEOs received grants of Incentive Common Units (“ICUs”) tied to the value of the Company. These awards aligned our executives with our equity holders, rewarding executives for enhancing the value of equity holders’ investment in the Company.

Base Salary

Each NEO is paid a base salary for the services that the executive officer performs to ensure a competitive pay structure and smooth operations of the business. This compensation is not variable, however based on individual or Company performance, or in the event of a change in role, can be adjusted over time.

Annual Incentive Bonus Plan

The Company maintains the Annual Incentive Bonus (AIB) Plan for each executive officer. The intent of the AIB Plan is to reward high performance aligned with the Company’s strategic mission. Executive officers, in addition to key corporate support staff, are eligible to participate in the AIB Plan. Annual cash awards will be forfeited for employees who are terminated prior to the payment of such award.

Why did the Company Board select EBITDA as its financial metric?

EBITDA performance is closely aligned with the Company’s growth and profitability. The Company Board also believes EBITDA offers a direct line of sight to operational performance for both management and our stakeholders. For plan year 2020, the Company used a standard EBITDA calculation for the AIB payment.

Employees may earn awards above or below the target opportunity based on performance. The Compensation Committee has established a performance target with a range of outcomes below and above target. Performance below or above the target influences the extent to which the earned bonus is below or above the targeted levels.

The incentive payouts made to the Company’s NEOs under the AIB Plan are tied to the Company’s achievement of its EBITDA target as set by the Company Board at the beginning of each fiscal year planning cycle.

Due to the impact of the COVID-19 pandemic, the 2020 EBITDA goals under the AIB Plan were not achieved. The total target bonus percentages for Messrs. Diab, Coco and Wahl were 100%, 75% and 75% of their respective base salaries in 2020, and the percentage of Mr. Fritz was 50%. Individual bonus payouts for the Company’s NEOs are traditionally determined by taking into account both Company financial performance (70% weighting) and individual performance (30% weighting). Noting that individual performance goals were substantively satisfied and that the NEOs led soundly despite the unforeseen and uncontrollable circumstances related to COVID-19, the Company Board approved a bonus equal to 50% of target AIB payout for the NEOs which was paid in February of 2021. Given Mr. Fritz’s departure before full earn-out of the 2020 bonus, he was not paid a bonus for 2020, consistent with the terms of the AIB Plan.

The following table provides further detail about the 2020 annual bonus payout for each NEO:

Name	*2020 Base Salary	**2020 AIB Target	2020 AIB Target Opportunity	Discretionary 2020 Annual Bonus Earned
Labeed Diab	$718,200	100%	$718,200	$359,100
Cedric Coco	$436,050	75%	$327,038	$163,519
Ray Wahl	$410,400	75%	$307,800	$153,900
Paul Fritz	$382,500	50%	$191,250	$0

*	Inclusive of merit increase July 2020, with the exception of Mr. Fritz
**	Expressed as a % of base salary

Retirement Plans

The Company maintains a tax-qualified 401(k) savings plan (the “401(k) Plan”), in which all of our employees, including our NEOs, are eligible to participate. The 401(k) Plan allows participants to contribute up to 80% of base salary on a pre-tax basis (or on a post-tax basis, with respect to elective Roth deferrals) into individual retirement accounts, subject to any maximum annual limits set by the Internal Revenue Service. The Company provides for per pay period matches to employees of up to 50% of an employee’s first 6% of contributions to the 401(k) Plan. Participants are immediately, fully vested in their own contributions and any Company matches once eligible for match. Participants become eligible for the Company match after one year of service with the Company during which they performed at least 1,000 hours of service.

The Company also maintains a non-qualified deferred compensation plan (the “Supplemental Retirement Benefit Plan”) under which a select group of highly compensated employees are permitted to supplement contributions made under the 401(k) Plan by deferring up to 50% of their base salary. There is no corresponding Company match provided in the non-qualified plan. Any refunds for prior year contributions returned due to discrimination testing can be rolled into the non-qualified plan at 100%.

Outstanding Equity Awards as of December 31, 2020

The following table sets forth information regarding unvested time and performance management ICUs held, as of December 31, 2020, by each of our NEOs.

Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Labeed Diab	4,529,843	$1,530,407	6,707,622	$2,266,169
Cedric Coco	1,860,624	$628,612	2,500,000	$844,625
Ray Wahl	699,161	$236,211	2,500,000	$844,625
Paul Fritz	0	$0	0	$0

All values placed on unvested ICUs are based upon the Company Board’s determination of the Company’s valuation as of December 31, 2020, as informed by the terms of the purchase offer from Fortress Value Acquisition Corp. II, delivered to the Company as of February 21, 2021.

The following table depicts the award dates of ICUs under the Company’s 2016 Equity Incentive Plan. All awards vest quarterly over 20 periods (5 years). This vesting schedule is subject to change in the future.

Award Date
Name	First Award	Second Award
Labeed Diab	3/31/2019	12/31/2019
Cedric Coco	6/30/2019	12/31/2019
Ray Wahl	5/10/2016	12/31/2019
Paul Fritz	4/16/2018	N/A

Long-Term Equity Compensation

The intent of the Company’s long-term equity compensation program is to align recipients with long-term value creation for the Company and provide for a retention vehicle so select executives will be motivated to make decisions in the best long-term view of the Company.

As part of its long-term compensation strategy, the Company has granted ICUs which are intended to retain and incentivize senior executives. The ICUs are not granted on an annual basis. Rather, the ICUs are provided to eligible individuals upon hiring as well as upon promotion into specified roles.

ICUs are “profits interests” and allow employees and other service providers to share in the future appreciation of the Company, subject to certain service-based vesting (based on continued provision of services) and performance-based vesting (based on the return achieved by the holders of Company common stock) conditions, as described in more detail below.

ICUs are issued pursuant to the terms of an Incentive Common Unit Equity Award agreement (the “ICU Award Agreement”) between Wilco Acquisition, LP and each holder of ICUs. ICUs represent an ownership interest in Wilco Acquisition, LP. Pursuant to the limited partnership agreement of Wilco Acquisition, LP, ICUs share in distributions according to the distribution priorities set forth therein, which provide for the following order and priority: first, to the holders of Common Units until they receive an amount equal to their respective capital contributions on a pro rata basis; and then, to the holders of Common Units and ICUs, pro rata, subject to any applicable “participation thresholds” and vesting requirements. A participation threshold in respect of an ICU is determined at the time of issuance or grant and is equal to or greater than the amount payable in respect of the Common Units with a participation threshold of zero pursuant to the waterfall of Wilco Acquisition, LP in a hypothetical liquidation of the Company at the current business enterprise value of the Company as of immediately prior to such issuance or grant. The effect of the participation threshold in respect of ICUs is that such ICUs will not have any intrinsic value on the date of grant since it would not be entitled to any proceeds in the waterfall based on the hypothetical liquidation used to set such threshold. ICU holders were not required to make any capital contribution in exchange for their ICUs, which were awarded as compensation.

Generally, 50% of the ICUs subject to each award are designated as “time-based” ICUs scheduled to vest over a five-year period (5% per quarter), subject to the grantee’s continued service through each vesting date. Generally, the other 50% of the ICUs subject to each award are designated as “performance-based” ICUs and are scheduled to vest only upon satisfaction of certain performance thresholds. These ICUs vest only in the event of a transaction on which (i) the holders of Company common stock have received at least two times their invested capital in Wilco Acquisition, LP and (ii) the internal rate of return of the holders of Company common stock meets certain criteria as set forth under the grant agreement, subject to such grantee’s continued service through such date.

Treatment of Incentive Common Units and Grant of Unallocated Incentive Common Unit Pool in connection with the proposed Business Combination

Upon the closing of the proposed Business Combination, holders of vested ICUs will receive a distribution of a number of shares of ATI based on the distribution priorities under the Wilco Acquisition, LP limited partnership agreement. Also upon the closing, all unvested ICUs will be converted into unvested common units of Wilco Acquisition, LP based on the value of the Company at the closing (similar to the cashless exercise of a stock option). Common units converted from time-based ICUs will be eligible to vest in accordance with the existing vesting schedule and terms of the underlying ICUs. Common units converted from performance-based ICUs will be converted to time vesting and will be eligible to vest in installments on each quarterly anniversary of the closing over the shorter of: (a) the eight-year period from the original grant date of the underlying ICUs, or (b) three years post-closing, subject to the grantee’s continued service through each vesting date. The holders of unvested common units will be transferred ATI shares by Wilco Acquisition, LP when such unvested common units vest.

In addition, Wilco Acquisition, LP will issue to employees restricted common units in respect of the unallocated incentive common unit pool as of such time, adjusted to reflect the conversion of all ICUs to common units. Such restricted common units will vest on each quarterly anniversary of the closing over 3 years following the closing, subject to the grantee’s continued service through each vesting date. The holders of such restricted common units will be transferred ATI shares by Wilco Acquisition, LP when such units vest. The allocation of such restricted common units will be determined by the Compensation Committee. In addition, if any of such restricted common units or any unvested ICUs are forfeited following the closing and prior to vesting, such units will be reallocated to employees by the Compensation Committee.

Potential Payments upon Termination or Change in Control

Employment Agreements

Employment Agreement with Mr. Labeed Diab, pursuant to which he would serve as the Company’s Chief Executive Officer

Mr. Diab entered into an employment agreement with the Company on February 6, 2019. Under the terms of his current employment agreement, Mr. Diab had an initial base salary of $700,000, and he was eligible to earn an annual discretionary performance bonus equal to 100% of his annual base salary. In addition, Mr. Diab was paid a signing bonus of $585,000.

Under the terms of his employment agreement, Mr. Diab is eligible to receive certain payments and benefits in the event of a termination of his employment by the Company without “cause” or a termination of employment by him for “Good Reason” (as defined in his employment agreement). Under the stated scenarios, Mr. Diab would receive 100% of his base salary, payable in accordance with the Company’s normal payroll schedule, over the course of a year, together with the employer portion of any COBRA health and welfare premiums for twelve months.

For a twelve-month period following a termination of his employment, Mr. Diab would be subject to prohibitions on competition, solicitation of customers and solicitation of employees.

For a summary of Mr. Diab’s new employment agreement with Fortress Value Acquisition Corp. II, please see the “New Employment Agreements In Connection With The Merger” section, below.

Employment Agreement with Mr. Cedric Coco, pursuant to which he would serve as the Company’s Chief Human Resources Officer

Mr. Coco entered into an employment agreement with the Company on April 8, 2019. Under the terms of his employment agreement, Mr. Coco had an initial base salary of $425,000, and he was eligible to earn an annual discretionary performance bonus equal to 75% of his annual base salary.

Under the terms of his employment agreement, Mr. Coco is eligible to receive certain payments and benefits in the event of a termination of his employment by the Company without “cause” or a termination of employment by him for “Good Reason” (as defined in his employment Agreement). Under the stated scenarios, Mr. Coco would receive 100% of his base salary, payable in accordance with the Company’s normal payroll schedule, over the course of a year.

For a twelve-month period following a termination of his employment, Mr. Coco would be subject to prohibitions on competition, solicitation of customers and solicitation of employees.

Employment Agreement with Mr. Ray Wahl, pursuant to which he would serve as the Company’s Chief Operating Officer

Mr. Wahl entered into an employment agreement with the Company on May 6, 2020. Under the terms of the Employment Agreement, Mr. Wahl had an initial base salary of $400,000, and he was eligible to earn an annual discretionary performance bonus equal to 75% of his annual base salary.

Under the terms of his employment agreement, Mr. Wahl is eligible to receive certain payments and benefits in the event of a termination of his employment by the Company without “cause” or a termination of employment by him for “Good Reason” (as defined in his employment agreement). Under the stated scenarios, Mr. Wahl would receive 100% of his base salary, payable in accordance with the Company’s normal payroll schedule, over the course of a year.

For a twelve-month period following a termination of his employment, Mr. Wahl would be subject to prohibitions on competition, solicitation of customers and solicitation of employees.

Employment Agreement with Mr. Paul Fritz, pursuant to which he would serve as the Company’s Chief Information Officer

Mr. Fritz separated from the Company on February 17, 2020. Under the terms of his separation agreement, Mr. Fritz will receive 100% of his base salary, payable in accordance with the Company’s normal payroll schedule over the course of a year following separation.

For a twelve-month period following his employment termination date, Mr. Fritz is subject to prohibitions on competition, solicitation of customers and solicitation of employees.

Under his separation agreement, Mr. Fritz receives a pro rata payment of a $1,000,000 financial bonus ($458,333) which is paid in 12 equal installments, with the final payment made in February 2021.

New Employment Agreements In Connection With The Business Combination

On February 21, 2021 and in connection with the Business Combination, Mr. Diab and Mr. Joseph Jordan entered into an employment agreement with FAII, effective as of the Closing, which will replace and supersede their current agreements with the Company (the “New Employment Agreements”). The New Employment Agreements provide for an initial term of three years that automatically renews for one-year terms thereafter, unless notice of non-renewal is provided 30 days before the renewal date, and a minimum base salary of $750,000 per year for Mr. Diab and $450,000 per year for Mr. Jordan. In addition, the New Employment Agreements provide for annual target bonuses equal to 125% of base salary for Mr. Diab and 75% of base salary for Mr. Jordan, and certain other benefits and perquisites, which are discussed in detail in the New Employment Agreements.

The New Employment Agreements provide that Mr. Diab and Mr. Jordan will be granted long-term incentive equity awards from FAII in each of 2021, 2022 and 2023. The aggregate grant-date value of such annual equity awards will be $1,750,000 for Mr. Diab and $500,000 for Mr. Jordan in respect of 2021 and 2022, and $3,000,000 for Mr. Diab or $750,000 for Mr. Jordan in respect of 2023. Fifty percent (50%) of the aggregate value of the equity awards in respect of 2021 and 2022 will be granted in the form of restricted stock units and the remaining fifty percent will be granted in the form of stock options; the forms of equity awards in respect of subsequent years will be determined by FAII’s compensation committee after consultation with a compensation consultant. The equity award in respect of fiscal year 2021 will vest in three equal annual installments over three years from the date of grant, and vesting of equity awards in respect of subsequent years will be determined by FAII’s compensation committee after consultation with a compensation consultant. With respect to years following 2023, Mr. Diab and Mr. Jordan will be eligible to receive equity awards on terms and conditions determined by FAII’s compensation committee after consultation with a compensation consultant.

In the event of a termination of employment by FAII without cause or by either of Mr. Diab or Mr. Jordan for good reason prior to the end of the term of the respective New Employment Agreement and at any time other than within 24 months for Mr. Diab or 18 months for Mr. Jordan following a change in control, Mr. Diab or Mr. Jordan will receive (i) an amount equal to 1.5 times for Mr. Diab or 1.25 times for Mr. Jordan the sum of annual base salary and target bonus amount, payable in 18 monthly installments for Mr. Diab or 15 monthly installments for Mr. Jordan; (ii) a pro-rated annual bonus based on actual performance for the year in which termination occurs; (iii) reimbursement of COBRA costs for a coverage period of 18 months for Mr. Diab or 12 months for Mr. Jordan, and (iv) immediate vesting of any then-unvested equity awards granted under the Wilco Acquisition, LP 2016 Equity Incentive Plan. In the event of a termination of employment by FAII without cause or by either of Mr. Diab or Mr. Jordan for good reason within 24 months for Mr. Diab or 18 months for Mr. Jordan following a change in control, Mr. Diab or Mr. Jordan will instead receive (i) an amount equal to 2.0 times for Mr. Diab or 1.5 times for Mr. Jordan the sum of his annual base salary and target bonus amount, payable in a lump sum; (ii) a pro-rated annual bonus based on actual performance for the year in which termination occurs; (iii) reimbursement of COBRA costs for a coverage period of 18 months for Mr. Diab or 12 months for Mr. Jordan, and (iv) immediate vesting of any then-unvested equity awards granted under the Wilco Acquisition, LP 2016 Equity Incentive Plan. Any such severance payments will be subject to applicable taxes and the executive’s execution and non-revocation of a general release of claims and continued compliance with restrictive covenant provisions.

The New Employment Agreements also contain a covenant not to compete, generally prohibiting Mr. Diab and Mr. Jordan from providing services to a competitor or soliciting employees or business contacts for 18 months for Mr. Diab or 15 months for Mr. Jordan following termination of employment, or for 24 months for Mr. Diab or 18 months for Mr. Jordan if the executive receives enhanced severance upon a qualifying termination within 24 months for Mr. Diab or 18 months for Mr. Jordan following a change in control. In addition, the New Employment Agreements mandate that Mr. Diab’s and Mr. Jordan’s confidentiality obligations continue after his termination of employment.

Director Compensation

The Company’s non-employee directors receive cash and equity compensation in exchange for their Company Board service. Cash retainers are provided on a monthly basis to directors. Upon joining the Company Board, directors are awarded a one-time grant of equity valued at $500,000 and do not receive additional equity awards thereafter. No equity awards were granted to directors in 2020. The Company does not pay directors any committee or leadership fees.

Company Board Retainers in 2020

Director	Total
Christopher Krubert	$75,000
John (Jack) Larsen	$75,000
Todd Zimmerman	$75,000

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined under the JOBS Act. As an emerging growth company, we are exempt from certain disclosure requirements related to executive compensation, including the requirement to hold advisory votes on the executive pay of our NEOs, as well as the requirement to disclose the ratio of the CEO’s annual total compensation to the median annual total compensation of our employee who is paid at the median of our employee group.

MANAGEMENT AFTER THE BUSINESS COMBINATION

References in this section to “we”, “our,” “us” and the “Company” generally refer to Wilco Holdco, Inc. and its consolidated subsidiaries, prior to the Business Combination, and ATI and its consolidated subsidiaries after giving effect to the Business Combination.

Management and Board of Directors

The below current executive officers of the Company are expected to become executive officers of ATI following the Business Combination. For biographical information concerning such executive officers, see “Management of the Company.”

Upon the consummation of the Business Combination, we anticipate the size of the ATI Board will be eight directors, each of whom will be appointed to the ATI Board pursuant to the Merger Agreement. Biographical information concerning the current directors of the Company, who are anticipated to become the directors of ATI, is set forth in “Management of the Company.” Biographical information for Mr. Andrew A. McKnight, who is the Chief Executive Officer and a director of FAII, and is nominated as director of ATI, is set forth in “Management of FAII.”

The below persons (with ages as of April 12, 2021) are anticipated to be the directors and executive officers of ATI at the effective time.

Name	Age	Position
Labeed Diab	51	Chief Executive Officer; Director
Nathan Bard	38	Chief Growth Officer
Diana Chafey	52	Chief Legal Officer and Corporate Secretary
Cedric Coco	53	Chief Human Resources Officer
Joseph Jordan	39	Chief Financial Officer
Augustus Oakes	46	Chief Information Officer
Ray Wahl	48	Chief Operating Officer
Joe Zavalishin	47	Chief Development Officer
Ryan Wilson	45	Chief Commercial Officer

John L. Larsen	63	Chair; Director
John Maldonado	45	Director
Carmine Petrone	38	Director
Joanne Burns	60	Director
Chris Krubert	53	Director
James E. Parisi	56	Director
Andrew A. McKnight	43	Director Nominee

Corporate Governance

We will structure our corporate governance in a manner FAII and the Company believe will closely align our interests with those of our stockholders following the Business Combination. Notable features of this corporate governance include:

•

we will have independent director representation on our Audit, Compensation, Compliance and Nominating and Corporate Governance Committees immediately at the time of the Business Combination, and our independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

•	at least one of our directors will qualify as an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K; and

•	we will implement a range of other corporate governance best practices, including annual board and committee self-evaluations and a robust director education program.

Composition and Structure of the ATI Board after the Business Combination

In connection with the Business Combination, we will amend and restate FAII’s current charter to provide for a classified Board of Directors, with two directors in Class I (expected to be Labeed Diab and Andrew A. McKnight), three directors in Class II (expected to be Joanne Burns, John Maldonado and Jamie Parisi) and three directors in Class III (expected to be Chris Krubert, John Larsen and Carmine Petrone), with only one class of directors being elected in each year. See “Description of Securities—Capital Stock Upon Completion of the Business Combination — Certain Anti-Takeover Provisions of Delaware Law, the Proposed Charter and Amended and Restated Bylaws — Classified Board.”

In connection with the execution of the Merger Agreement, FAII and certain holders of Company stock affiliated with Advent entered into the Stockholders Agreement, pursuant to which, among other things, Advent is entitled to designate for nomination to the ATI Board (A) five directors if Advent holds equal to or greater than 50% of the outstanding shares of ATI Class A common stock, (B) four directors if Advent holds less than 50% but equal to or greater than 38% of the outstanding shares of ATI Class A common stock, (C) three directors if Advent holds less than 38% but equal to or greater than 26% of the outstanding shares of ATI Class A common stock, (D) two directors if Advent holds less than 26% but equal to or greater than 13% of the outstanding shares of ATI Class A common stock and (E) one director if Advent holds less than 13% but equal to or greater than 5% of the outstanding shares of ATI Class A common stock. For more information about the Stockholders Agreement, please see “Related Agreements—Stockholders Agreement.”

As part of the Charter Amendment Proposal and the Director Election Proposal, following the Business Combination, the term of the initial Class I Directors shall expire at the first annual meeting of ATI stockholders after the effectiveness of the filing; the term of the initial Class II Directors shall expire at the second annual meeting of ATI stockholders; and the term of the initial Class III Directors shall expire at the third annual meeting of ATI stockholders. At each succeeding annual meeting of the stockholders of ATI following the Business Combination, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.

ATI will not have a fixed policy regarding the separation of the offices of Chair of the ATI Board and Chief Executive Officer, and believes that it should maintain the flexibility to select the Chair of the ATI Board and its leadership structure, from time to time, based on the criteria that it deems in the best interests of the Company and its stockholders. Immediately after the Business Combination, the ATI Board will have a leadership structure in which the roles of the Chief Executive Officer and Chair are held by different individuals. This structure provides a balance between the independence of our directors and the experience of our officers. The Chief Executive Officer, Labeed Diab, will be responsible for setting our strategic direction and the day-to-day leadership of our business, while the Chair, John Larsen, along with the rest of our independent directors, ensures that the Board’s time and attention are focused on effective oversight

Board Committees

Upon consummation of the Business Combination, ATI will have four standing committees—an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), a nominating and governance committee (the “Nominating and Governance Committee”), and a health care compliance committee. The ATI Board may from time to time establish other committees. Each of the committees will report to the ATI Board as it deems appropriate and as the ATI Board may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

Joanne Burns, John Larsen and Jamie Parisi will be members of the Audit Committee after the Business Combination. Jamie Parisi will be the Chair of the Audit Committee. Each proposed member of the Audit Committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. Following the Business Combination, the ATI Board will determine which members of our Audit Committee qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and is financially literate, as defined under the rules of the NYSE.

Pursuant to the Stockholders Agreement and subject to the terms therein, as long as there are two or more Advent Directors on the ATI Board, at least a majority of the members of the Audit Committee will be composed of Advent Directors.

Under its charter, the functions of the Audit Committee will include:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by ATI;

•	the pre-approval of all non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by ATI;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•

obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and discussing the company’s annual audited and quarterly financial statements;

•	discussing ATI’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

•

discussing with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response, and ATI’s risk assessment and risk management policies, including ATI’s major financial risk exposure and steps taken by management to monitor and mitigate such exposure; and

•

reviewing ATI’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting ATI’s financial statements, including alternatives to, and the rationale for, the decisions made.

Compensation Committee

Joanne Burns, Chris Krubert and Carmine Petrone will be members of the Compensation Committee after the Business Combination. Carmine Petrone will be Chair of the Compensation Committee. All of the members of the Compensation Committee will be independent directors and will be considered to be “non-employee directors” under Rule 16b-3 of the Exchange Act.

Pursuant to the Stockholders Agreement and subject to the terms therein, as long as there are two or more Advent Directors on the ATI Board, at least a majority of the members of the Compensation Committee will be composed of Advent Directors.

Under its charter, the functions of the Compensation Committee will include:

•

reviewing and approving annually corporate goals and objectives relating to the compensation of the Chief Executive Officer (“CEO”), evaluating the performance of the CEO in light of those goals and reviewing and establishing the CEO’s annual compensation and incentive plan participation levels and bases of participation;

•

reviewing and recommending to the ATI Board non-CEO executive officer compensation; evaluating, reviewing and recommending to the ATI Board any changes to, or additional, stock-based and other incentive compensation plans in the annual proxy statement and annual report on Form 10-K to be filed with the SEC; and

•	reviewing and recommending annually for approval by the ATI Board, the form and amount of non-management director compensation and benefits.

The Compensation Committee charter also provides that the Compensation Committee shall have the sole authority to retain or obtain the advice of a compensation consultant, legal counsel or other adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by NYSE and the SEC.

Nominating and Governance Committee

John Larsen, John Maldonado and Jamie Parisi will be members of the Nominating and Governance Committee after the Business Combination. John Larsen will be Chair of the Nominating and Governance Committee.

Pursuant to the Stockholders Agreement and subject to the terms therein, as long as there are two or more Advent Directors on the ATI Board, at least a majority of the members of the Nominating and Governance Committee will be composed of Advent Directors.

Under its charter, the functions of the Nominating and Governance Committee will include:

•	identifying individuals qualified to become ATI Board members and recommending to the ATI Board the director nominees for the next annual meeting of stockholders;

•	developing and recommending to the ATI Board the corporate governance guidelines applicable to ATI;

•	leading the ATI Board in its annual review of the performance of (a) the ATI Board, (b) the ATI Board committees and (c) management; and

•	recommending to the ATI Board nominees for each ATI Board committee.

The Nominating and Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms.

The Nominating and Governance Committee has not set specific minimum qualifications for director positions. Instead, the Nominating and Governance Committee will review nominations for election or re-election to the ATI Board on the basis of a particular candidate’s merits and ATI’s needs after taking into account the current composition of the ATI Board. When evaluating candidates annually for nomination for election, the Nominating and Governance Committee will consider an individual’s skills, diversity, independence, experience in areas that address the needs of the ATI Board and ability to devote adequate time to ATI Board duties. The Nominating and Governance Committee does not specifically define diversity, but values diversity of experience, perspective, education, race, gender and national origin as part of its overall annual evaluation of director nominees for election or re-election. Whenever a new seat or a vacated seat on the ATI Board is being filled, candidates that appear to best fit the needs of the ATI Board and ATI will be identified, interviewed and evaluated by the Nominating and Governance Committee. Candidates selected by the Nominating and Governance Committee will then be recommended to the full ATI Board.

Role of Board in Risk Oversight

The ATI Board is responsible for overseeing ATI ‘s risk management process. The ATI Board will focus on our general risk management strategy, the most significant risks facing us, and oversee the implementation of risk mitigation strategies by management. Our Audit Committee is also responsible for discussing our policies with respect to risk assessment and risk management.

Code of Business Conduct

ATI is expected to adopt a Code of Ethics applicable to its directors, executive officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that complies with the rules and regulations of the NYSE. The Code of Ethics will codify the business and ethical principles that govern all aspects of ATI’s business. A copy of the Code of Ethics that will be in effect after the Business Combination will be filed with the SEC and will be provided without charge upon written request after the Business Combination to Diana Chafey, Chief Legal Officer and Corporate Secretary, in writing at ATI’s principal executive offices at 790 Remington Boulevard, Bolingbrook, Illinois 60440. Following the Business Combination, ATI intends to disclose on its website all disclosures that are required by law or the NYSE listing standards concerning any amendments to or waivers of certain provisions of its Code of Ethics. The information on any of ATI’s websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or Compensation Committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the ATI Board or the Compensation Committee.

DESCRIPTION OF SECURITIES

References in this section to “we,” “our,” “us” and the “company” generally refer to FAII, prior to the Business Combination, and ATI and its consolidated subsidiaries after giving effect to the Business Combination.

Capital Stock Upon Completion of the Business Combination

The following summary of the material terms of the securities of ATI, the combined company following the Business Combination, assumes the adoption of the proposed charter by the stockholders of FAII at the FAII Special Meeting. This summary is not intended to be a complete summary of the rights and preferences of such securities. The full text of the proposed charter is attached as Annex B to this proxy statement. We urge you to read our proposed charter in its entirety for a complete description of the rights and preferences of ATI’s securities following the Business Combination.

Authorized and Outstanding Stock

The proposed charter authorizes the issuance of 471,000,000 shares of capital stock, consisting of (A) 470,000,000 shares of common stock, consisting entirely of 470,000,000 shares of ATI Class A common stock, $0.0001 par value per share (after giving effect to the conversion of each outstanding share of FAII Class F common stock immediately prior to the effective time of the Business Combination into one share of FAII Class A common stock) and (B) 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our common stock are, and the shares of ATI Class A common stock issuable in connection with the Business Combination pursuant to the Merger Agreement and the PIPE Investment will be, duly authorized, validly issued, fully paid and non-assessable.

Common Stock

Class A Common Stock

The proposed charter provides that the ATI Class A common stock will have identical rights, powers, preferences and privileges to current FAII Class A common stock under the current charter.

Class F Common Stock

The proposed charter provides that, upon the filing of the certificate of merger in connection with the Business Combination, each share of FAII Class F common stock outstanding immediately prior to the filing of the certificate of merger shall automatically be converted into one share of ATI Class A common stock, and concurrently with the conversion, the number of authorized shares of FAII Class F common stock will be reduced to zero.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the proposed charter, the holders of ATI Class A common stock will possess all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders.

Dividends

Subject to the rights, if any, of the holders of any outstanding shares of preferred stock, under the proposed charter, holders of ATI Class A common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the ATI Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of ATI under the proposed charter, the holders of ATI Class A common stock will be entitled to receive all the remaining assets of ATI available for distribution to ATI stockholders, ratably in proportion to the number of shares of ATI common stock held by them, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Under the proposed charter, ATI stockholders will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to ATI Class A common stock.

Election of Directors

Following the completion of the Business Combination, the structure of the ATI Board will differ from the structure of the FAII Board, as discussed in greater detail in “Proposal No. 4: The Governance Proposal”. Under the terms of the proposed charter, upon the effectiveness thereof, the ATI Board will be divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed to Class I and Class II in connection with the Business Combination) serving a three-year term. The term of office of the Class I directors will expire at the first annual meeting of ATI stockholders following the effectiveness of the proposed charter. The term of office of the Class II directors will expire at the second annual meeting of ATI stockholders following the effectiveness of the proposed charter. The term of office of the Class III directors will expire at the third annual meeting of ATI stockholders following the effectiveness of the proposed charter.

Under the proposed charter, there will be no cumulative voting with respect to the election of directors, with the result that following the consummation of the Business Combination, directors of ATI will be elected by a plurality of the votes cast at a meeting of the ATI stockholders by holders of ATI Class A common stock.

Preferred Stock

Our proposed charter provides that shares of preferred stock may be issued from time to time in one or more series. The ATI Board will be authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The ATI Board will be able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the ATI common stock and could have anti-takeover effects. The ability of the ATI Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Certain Anti-Takeover Provisions of Delaware Law, the Proposed Charter and Amended and Restated Bylaws

Provisions of the DGCL and the proposed charter and Amended and Restated Bylaws could make it more difficult to acquire the post-combination company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the post-combination company to first negotiate with the board of directors. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the ATI Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of the ATI common stock.

We are currently subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. Assuming the approval of Proposal No. 4 at the FAII Special Meeting, we will no longer be subject to Section 203 upon the effectiveness of Proposal No. 4. Instead, we would “opt out” of Section 203 and our proposed charter would include a provision that is substantially similar to Section 203, but excludes the Advent and its affiliates and successors and investment funds affiliated with Advent (the “Excluded Parties”) from the definition of “interested stockholder,” and make certain related changes. Upon consummation of the Business Combination, the Excluded Parties will become “interested stockholders” within the meaning of Section 203 of the DGCL, but will not be subject to the restrictions on business combinations set forth in Section 203, as the FAII Board approved the Business Combination in which the Excluded Parties became interested stockholders prior to such time they became interested stockholders. Assuming the approval of Proposal No. 4 at the FAII Special Meeting, the provisions set forth in Proposal No. 4 with regard to Section 203 would take effect 12 months after the filing of the proposed charter with the Delaware Secretary of State.

In addition, the proposed charter provides for certain other provisions that may have an anti-takeover effect:

•	There is no cumulative voting with respect to the election of directors.

•	The ATI Board is empowered to appoint a director to fill a vacancy created by the expansion of the ATI Board or the resignation, death, or removal of a director in certain circumstances.

•	Directors may only be removed from the ATI Board for cause.

•	A prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders.

•

A prohibition on stockholders calling a special meeting and the requirement that a meeting of the stockholders may only be called by members of our board of directors, by our Chief Executive Officer or by our Chairman, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

•

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classified Board

Under the terms of the proposed charter, upon the effectiveness thereof, the ATI Board will be divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed to Class I and Class II in connection with the Business Combination) serving a three-year term. The term of office of the Class I directors will expire at the first annual meeting of ATI stockholders following the effectiveness of the proposed charter. The term of office of the Class II directors will expire at the second annual meeting of ATI stockholders following the effectiveness of the proposed charter. The term of office of the Class III directors will expire at the third annual meeting of ATI stockholders following the effectiveness of the proposed charter. Following the consummation of the Business Combination, directors will be elected by a plurality of the votes cast at a meeting of the stockholders by holders of ATI Class A common stock. So long as the ATI Board is classified, it would take at least two elections of directors for any individual or group to gain control of the ATI Board. Accordingly, while the classified board is in effect, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of ATI.

Advance notice requirements for stockholder proposals and director nominations

The Amended and Restated Bylaws provide that stockholders seeking to bring business before the annual meeting of the stockholders, or to nominate candidates for election as directors at the annual meeting of the stockholders ATI must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of the stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. The Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude ATI stockholders from bringing matters before our annual meeting of the stockholders or from making nominations for directors at our annual meeting of the stockholders.

Right of Certain Company Stockholders to Appoint Members of ATI Board

In connection with the execution of the Merger Agreement, FAII and certain holders of Company stock affiliated with Advent entered into the Stockholders Agreement, pursuant to which, among other things, Advent is entitled to designate for nomination to the ATI Board (A) five directors if Advent holds equal to or greater than 50% of the outstanding shares of ATI Class A common stock, (B) four directors if Advent holds less than 50% but equal to or greater than 38% of the outstanding shares of ATI Class A common stock, (C) three directors if Advent holds less than 38% but equal to or greater than 26% of the outstanding shares of ATI Class A common stock, (D) two directors if Advent holds less than 26% but equal to or greater than 13% of the outstanding shares of ATI Class A common stock and (E) one director if Advent holds less than 13% but equal to or greater than 5% of the outstanding shares of ATI Class A common stock. For more information about the Stockholders Agreement, please see “Related Agreements—Stockholders Agreement.”

Exclusive Forum

The Amended and Restated Bylaws provide that, unless ATI consents to the selection of an alternative forum, any (A) derivative action or proceeding brought on behalf of ATI, (B) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee to ATI or its stockholders, (C) action asserting a claim against ATI or its directors, officers or employees arising pursuant to any provision of the DGCL or the proposed charter or the Amended and Restated Bylaws or (D) action asserting a claim against ATI or its directors, officers or employees governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware. Additionally, the Amended and Restated Bylaws also provide that, to the fullest extent permitted by law, unless ATI consents to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of ATI shall be deemed to have notice of and consented to the forum provisions in the Amended and Restated Bylaws. This exclusive forum provision will not apply to claims under the Exchange Act, but will apply to other state and federal law claims including actions arising under the Securities Act. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Registration Rights

In connection with the execution of the Merger Agreement, FAII, the Insiders and the Company stockholders (the Insiders and such Company stockholders, collectively, the “Holders”) entered into the A&R RRA in respect of shares of ATI Class A common stock and certain other equity securities of ATI to be held by the Holders at the closing of the Business Combination, providing for, among other things, customary registration rights, including demand, shelf and piggy-back rights, subject to cut-back provisions, applicable lock-up restrictions, issuer suspension periods and certain other conditions. Under the A&R RRA, the Holders agreed not to sell, transfer, pledge or otherwise dispose of shares of ATI Class A common stock they hold or receive, subject to certain exceptions, for certain time periods specified therein. Additionally, the A&R RRA provides that within 15 business days after the consummation of the Business Combination, ATI will file with the SEC a shelf registration statement for the registration, under the Securities Act, of the resale of certain shares of ATI Class A common stock and certain other equity securities of ATI to be held by the Holders at the closing of the Business Combination. For more information on the A&R RRA, please see “Related Agreements—Amended and Restated Registration Rights Agreement.”

Listing of Securities

Following the Business Combination, ATI Class A common stock (including common stock issuable in connection with the consummation of the Business Combination) will be listed on the NYSE under the symbol “ATIP.”

Capital Stock Prior to the Business Combination

As of the record date for the FAII Special Meeting, there were (i)              shares of FAII Common Stock outstanding, held of record by approximately              holders, (ii)              shares of preferred stock outstanding, (iii)              Private Placement Warrants outstanding, held of record by approximately              holders, (iv)              FAII public warrants outstanding, held of record by approximately              holders, that were originally sold as part of the 34,500,000 units issued in FAII’s IPO and held of record by approximately              holders. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Class A Common Stock

Holders of the FAII Class A common stock and FAII Class F common stock of record are entitled to one vote for each share held on all matters to be voted on by stockholders and will vote together as a single class, except as required by applicable law or the rules of the NYSE then in effect; provided, that holders of our FAII Class F common stock will have the right to elect all of the directors of the FAII Board prior to our business combination and holders of our FAII Class A common stock will not be entitled to vote on the election of directors of the FAII Board during such time. These provisions of FAII’s current charter may only be amended if approved by holders of at least 90% of our outstanding FAII Common Stock entitled to vote thereon. Unless specified in FAII’s current charter or bylaws, or as required by applicable provisions of the DGCL or NYSE rules, the affirmative vote of a majority of our shares of FAII Common Stock that are voted is required to approve any such matter voted on by our stockholders (other than the election of directors), and the affirmative vote of a majority of our FAII Class F common stock is required to approve the election of directors prior to our business combination. Directors of the FAII Board are elected for a term of two years. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the FAII Class F common stock voted for the election of directors can elect all of the directors of the FAII Board prior to our business combination. Our stockholders are entitled to receive ratable dividends when, as and if declared by the FAII Board out of funds legally available therefor.

We are providing stockholders with the opportunity to redeem all or a portion of their public shares of FAII Class A common stock upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to FAII to pay its taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The Insiders have agreed to waive their redemption rights with respect to their shares of FAII Common Stock in connection with the consummation of the Business Combination. The Insiders have also agreed to waive their right to a conversion price adjustment with respect to any shares of FAII Common Stock held by them in connection with the consummation of the Business Combination.

We will consummate the Business Combination only if a majority of our outstanding shares of FAII Common Stock entitled to vote and actually cast thereon at the FAII Special Meeting are voted in favor of the Business Combination Proposal at the FAII Special Meeting. However, the participation of the Insiders, or their affiliates in privately negotiated transactions (as described in this proxy statement), if any, could result in the approval of the Business Combination even if a majority of the stockholders vote, or indicate their intention to vote, against the Business Combination.

The Insiders have agreed to vote their shares of FAII Common Stock in favor of the Business Combination. As of the date of filing this proxy statement, the Insiders, directors and officers do not currently hold any public shares. Public stockholders may elect to redeem their public shares whether they vote for or against the Business Combination.

In accordance with FAII’s current charter, if we are unable to consummate a business combination by August 14, 2022, we will: (A) cease all operations except for the purpose of winding up; (B) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law and (C) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the FAII Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. FAII, the Company, Merger Sub, the Insiders have entered into the Parent Sponsor Letter Agreement, pursuant to which the Insiders have agreed, among other things, to waive any redemption rights they have in connection with the consummation of the Business Combination with respect to (A) any FAII Common Stock they hold (although they will be entitled to redemption and liquidation rights with respect to any public shares they hold if we fail to complete our initial business combination by August 14, 2022) and (B) a stockholder vote to approve an amendment to FAII’s current charter (1) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by August 14, 2022 or (2) with respect to any other provision relating to stockholders’ rights or activity prior to an initial business combination. The Insiders further agreed that they have no right, title, interest or claim to any monies held in the Trust Account or any other asset of FAII as a result of any liquidation of FAII with respect to Founder Shares they hold (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete a business combination by August 14, 2022).

In the event of a liquidation, dissolution or winding up of ATI after the Business Combination, holders of our common stock are entitled to share ratably in proportion to the number of shares of ATI Class A common stock (on an as converted basis with respect to the Founder Shares) in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the FAII Class A common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the FAII Class A common stock, except that we will provide our stockholders with the opportunity to redeem their public shares for cash as described above.

Class F Common Stock / Founder Shares

The FAII Class F common stock, which we also refer to as our “Founder Shares”, are identical to the shares of FAII Class A common stock included in the units sold in FAII’s IPO, and holders of Founder Shares have the same stockholder rights as public stockholders, except that: (A) only holders of the Founder Shares have the right to vote on the election of directors prior to our initial business combination; (B) the Founder Shares are subject to certain transfer restrictions; (C) FAII, the Company, Merger Sub, the Insiders have entered into the Parent Sponsor Letter

Agreement, pursuant to which the Insiders agreed, among other things, (1) to waive any redemption rights they have in connection with the consummation of the transactions contemplated by the Merger Agreement with respect to (i) any FAII Common Stock they hold (although they will be entitled to redemption and liquidation rights with respect to any public shares they hold if we fail to complete our initial business combination by August 14, 2022) and (ii) a stockholder vote to approve an amendment to FAII’s current charter (a) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by the August 14, 2022 or (b) with respect to any other provision relating to stockholders’ rights or activity prior to an initial business combination and (2) that the Insiders have no right, title, interest or claim to any monies held in the Trust Account or any other asset of FAII as a result of any liquidation of FAII with respect to Founder Shares they hold (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our business combination by August 14, 2022); (D) the Founder Shares will automatically convert into shares of our FAII Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein and (E) the Founder Shares are entitled to registration rights. If we submit our initial business combination to our public stockholders for a vote, the Insiders have agreed (and their permitted transferees will agree), pursuant to the terms of the Sponsor Parent Letter Agreement, to vote any Founder Shares and any public shares held by them in favor of our initial business combination.

The Founder Shares will automatically convert into shares of our FAII Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of FAII Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in FAII’s IPO and related to the closing of our initial business combination, the ratio at which the Founder Shares shall convert into shares of FAII Class A common stock will be adjusted (unless the holders of a majority of the outstanding Founder Shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of FAII Class A common stock issuable upon conversion of all the Founder Shares will equal, in the aggregate, on an as-converted basis, 25% of the sum of the total number of shares of common stock outstanding upon the completion of FAII’s IPO plus all shares of FAII Class A common stock and equity-linked securities issued or deemed issued in connection with our initial business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination. Pursuant to the Parent Sponsor Letter Agreement, each of the Insiders have waived such anti-dilution rights set forth in the current charter.

With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earliest to occur of: (A) one year after the completion of our initial business combination; (B) subsequent to our initial business combination, if the last reported sale price of the FAII Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after our initial business combination and (C) the date following the completion of our initial business combination on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Preferred Stock

FAII’s current charter authorizes 1,000,000 shares of undesignated preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. The FAII Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The FAII Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and could have anti-takeover effects. The ability of the FAII Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. FAII has no preferred stock outstanding as of the FAII record date.

Warrants

Public Stockholders’ Warrants

Each whole public warrant entitles the registered holder to purchase one share of our FAII Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of FAII’s IPO or 30 days after the completion of our initial business combination. A warrant holder may exercise its public warrants only for a whole number of shares of FAII Class A common stock. This means that only a whole public warrant may be exercised at any given time by a warrant holder. No fractional public warrants will be issued upon separation of the units and only whole public warrants will trade. The public warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of FAII Class A common stock pursuant to the exercise of a public warrant and will have no obligation to settle such public warrant exercise unless a registration statement under the Securities Act with respect to the shares of FAII Class A common stock underlying the FAII public warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In no event will we be required to net cash to settle any warrant. In the event that a registration statement is not effective for the exercised public warrants, the purchaser of a unit containing such public warrant will have paid the full purchase price for the unit solely for the share of FAII Class A common stock underlying such FAII unit.

We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of FAII Class A common stock issuable upon exercise of the FAII public warrants. We will use our best efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the FAII public warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our FAII Class A common stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants for Cash. Once the FAII public warrants become exercisable, we may call the FAII public warrants for redemption (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per public warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last reported sale price of shares of the FAII Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holders.

If and when the FAII public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the FAII public warrants, each warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the FAII Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of Warrants for Class A Common Stock. Commencing 90 days after the FAII public warrants become exercisable, we may redeem the outstanding public warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our FAII Class A common stock except as otherwise described below;

•

if, and only if, the last reported sale price of our FAII Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders;

•

if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of shares of FAII Class A common stock) as the outstanding public warrants, as described above; and

•

if, and only if, there is an effective registration statement covering the issuance of the shares of FAII Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The numbers in the table below represent the number of shares of FAII Class A common stock that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our FAII Class A common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per public warrant), determined based on the average of the last reported sales price for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants, and the number of months that the corresponding redemption date precedes the expiration date of the FAII public warrants, each as set forth in the table below.

Pursuant to the warrant agreement, references above to FAII Class A common stock shall include a security other than FAII Class A common stock into which the FAII Class A common stock has been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of shares of FAII Class A common stock to be issued upon exercise of the warrants if we are not the surviving entity following our initial business combination.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a public warrant is adjusted as set forth below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a public warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a public warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a public warrant.

Redemption Date	Fair Market Value of Class A Common Stock
(period to expiration of warrants)	10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of FAII Class A common stock to be issued for each public warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the average last reported sale price of our FAII Class A common stock for the ten trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the FAII public warrants is $11.00 per share, and at such time there are 57 months until the expiration of the FAII public warrants, holders may choose to, in connection with this redemption feature, exercise their public warrants for 0.277 FAII Class A common stock for each whole public warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our FAII Class A common stock for the ten trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the FAII public warrants is $13.50 per share, and at such time there are 38 months until the expiration of the FAII public warrants, holders may choose to, in connection with this redemption feature, exercise their public warrants for 0.298 FAII Class A common stock for each whole public warrant. In no event will the FAII public warrants be exercisable in connection with this redemption feature for more than 0.365 shares of FAII Class A common stock per public warrant. Finally, as reflected in the table above, if the FAII public warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of FAII Class A common stock.

This redemption feature differs from the typical public warrant redemption features used in other blank check offerings, which typically only provide for a redemption of public warrants for cash (other than the Private Placement Warrants) when the trading price for the FAII Class A common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding public warrants to be redeemed when the FAII Class A common stock is trading at or above $10.00 per share, which may be at a time when the trading price of our FAII Class A common stock is below the exercise price of the FAII public warrants. We have established this redemption feature to provide us with the flexibility to redeem the FAII public warrants without the FAII public warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of Warrants for Cash.” Holders choosing to exercise their public warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their public warrants based on an option pricing model with a fixed volatility input as of the date of this proxy statement. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding public warrants, and therefore have certainty as to our capital structure as the FAII public warrants would no longer be outstanding and would have been exercised or redeemed and we will be required to pay the redemption price to public warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the FAII public warrants if we determine it is in our best interest to do so. As such, we would redeem the FAII public warrants in this manner when we believe it is in our best interest to update our capital structure to remove the FAII public warrants and pay the redemption price to the public warrant holders.

As stated above, we can redeem the FAII public warrants when the FAII Class A common stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing public warrant holders with the opportunity to exercise their public warrants on a cashless basis for the applicable number of shares. If we choose to redeem the FAII public warrants when the FAII Class A common stock is trading at a price below the exercise price of the FAII public warrants, this could result in the public warrant holders receiving fewer FAII Class A common stock than they would have received if they had chosen to wait to exercise their public warrants for FAII Class A common stock if and when such FAII Class A common stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of FAII Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of FAII Class A common stock to be issued to the holder. If, at the time of redemption, the FAII public warrants are exercisable for a security other than the shares of FAII Class A common stock pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the FAII public warrants may be exercised for such security.

Redemption Procedures and Cashless Exercise. If we call the FAII public warrants for redemption as described above under “—Redemption of Warrants for Cash,” management will have the option to require any holder that wishes to exercise his, her or its public warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of public warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of FAII Class A common stock issuable upon the exercise of our public warrants. If our management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of shares of FAII Class A common stock equal to the quotient obtained by dividing (A) the product of the number of shares of FAII Class A common stock underlying the FAII public warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the FAII public warrants by (B) the fair market value. The “fair market value” shall mean the average last reported sale price of shares of the FAII Class A common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of FAII Class A common stock to be received upon exercise of the FAII public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a public warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the FAII public warrants after our initial business combination. If we call our public warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other public warrant holders would have been required to use had all public warrant holders been required to exercise their public warrants on a cashless basis, as described in more detail below.

A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the public warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of FAII Class A common stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding shares of our FAII Class A common stock is increased by a stock dividend payable in shares of FAII Class A common stock to all or substantially all holders of FAII Class A common stock, or by a split-up of shares of FAII Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of FAII Class A common stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding shares of FAII Class A common stock. A rights offering to holders of shares of FAII Class A common stock entitling holders to purchase shares of FAII Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of FAII Class A common stock equal to the product of (A) the number of shares of FAII Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for FAII Class A common stock) multiplied by (B) one (1) minus the quotient of (i) the price per share of FAII Class A common stock paid in such rights offering divided by (ii) the fair market value. For these purposes (A) if the rights offering is for securities convertible into or exercisable for FAII Class A common stock, in determining the price payable for FAII Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (B) fair market value means the volume weighted average price of FAII Class A common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of FAII Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights. For more information about the Parent Sponsor Letter Agreement, please see “Related Agreements—Parent Sponsor Letter Agreement.”

In addition, if we, at any time while the FAII public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all holders of FAII Class A common stock on account of such shares of FAII Class A common stock (or other shares of our capital stock into which the FAII public warrants are convertible), other than (A) as described above, (B) certain ordinary cash dividends, (C) to satisfy the redemption rights of the holders of FAII Class A common stock in connection with a proposed initial business combination, (D) to satisfy the redemption rights of the holders of FAII Class A common stock in connection with a stockholder vote to amend FAII’s current charter (1) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by August 14, 2022 or (2) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity or (E) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the public warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of FAII Class A common stock in respect of such event.

If the number of outstanding shares of our FAII Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of FAII Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of FAII Class A common stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of FAII Class A common stock.

Whenever the number of shares of FAII Class A common stock purchasable upon the exercise of the FAII public warrants is adjusted, as described above, the public warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (A) the numerator of which will be the number of shares of FAII Class A common stock purchasable upon the exercise of the FAII public warrants immediately prior to such adjustment and (B) the denominator of which will be the number of shares of FAII Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of FAII Class A common stock (other than those described above or that solely affects the par value of such shares of FAII Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of FAII Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the FAII public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the FAII public warrants and in lieu of our shares of FAII Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the FAII public warrants would have received if such holder had exercised their public warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each public warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by FAII in connection with redemption rights held by stockholders of FAII as provided for in our current charter or bylaws or as a result of the redemption of FAII Class A common stock by FAII if a proposed initial business combination is presented to the FAII stockholders for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding FAII Class A common stock, the holder of a public warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such public warrant holder had exercised the public warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the FAII Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement.

Additionally, if less than 70% of the consideration receivable by the holders of FAII Class A common stock in such a transaction is payable in the form of FAII Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The public warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and FAII. You should review a copy of the warrant agreement, which was filed as an exhibit to the registration statement pertaining to FAII’s IPO, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

In addition, if we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a newly issued price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the FAII Board, and in the case of any such issuance to our initial stockholders or their respective affiliates, without taking into account any Founder Shares held by them, as applicable, prior to such issuance), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price.

The warrant holders do not have the rights or privileges of holders of FAII Class A common stock and any voting rights until they exercise their warrants and receive shares of FAII Class A common stock. After the issuance of shares of FAII Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Private Placement Warrants

The Sponsor purchased 5,933,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant for an aggregate purchase price of $8,900,000 in a Private Placement that occurred on FAII’s IPO closing date. The Private Placement Warrants are identical to the public warrants sold as part of the units in FAII’s IPO except that, so long as they are held by the Sponsor or its permitted transferees, (A) they will not be redeemable by us (except as described above under “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants for Class A common stock”), (B) they will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with the Sponsor), (C) they may be exercised by the holders on a cashless basis and (D) they (including the shares of FAII Class A common stock issuable upon exercise of these warrants) are entitled to registration rights. If the Private Placement Warrants are held by holders other than Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units sold in FAII’s IPO.

If holders of the Private Placement Warrants elect to exercise their warrants on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of FAII Class A common stock equal to the quotient obtained by dividing (A) the product of the number of shares of FAII Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise prices of the warrants by (B) the fair market value. The “fair market value” shall mean the average last reported sale price of the FAII Class A common stock for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by Sponsor and its permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders are permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of FAII Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Pursuant to the Parent Sponsor Letter Agreement, Sponsor has agreed to transfer and surrender for no consideration 2,966,667 of its Private Placement Warrants subject to and immediately prior to the consummation of the Business Combination.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of the FAII Board at such time. In addition, the FAII Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, FAII’s Certificate of Incorporation and Bylaws

Provisions of the DGCL and FAII’s current charter and bylaws could make it more difficult to acquire FAII by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the post-combination company to first negotiate with the board of directors. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the FAII Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of the FAII Common Stock.

We are currently subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers.

Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with (A) a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”); (B) an affiliate of an interested stockholder or (C) an associate of an interested stockholder, in each case, for three years following the date that such stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	the FAII Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by the FAII Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our authorized but unissued FAII Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved FAII Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Special meeting of stockholders

Our current bylaws provide that special meetings of our stockholders may be called only by a majority vote of the FAII Board, by our Chief Executive Officer or by our Chairman.

Advance notice requirements for stockholder proposals and director nominations

Our current bylaws provide that stockholders seeking to bring business before the annual meeting of the stockholders, or to nominate candidates for election as directors at the annual meeting of the stockholders of FAII must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of the stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our current bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude the stockholders of FAII from bringing matters before our annual meeting of the stockholders or from making nominations for directors at our annual meeting of the stockholders.

Rule 144 and Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

In general, Rule 144, permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We anticipate that following the consummation of the Business Combination, we will no longer be a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of our restricted securities.

If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of our Common Stock or warrants for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of FAII Common Stock or warrants, as applicable, then outstanding; or

•	the average weekly reported trading volume of the FAII Common Stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, will also limited by manner of sale provisions and notice requirements.

As of the FAII record date, we had 34,500,000 shares of FAII Class A common stock outstanding, representing the shares sold in FAII’s IPO, all of which are freely tradable without restriction or further registration under the Securities Act, except for 80,000 shares purchased by certain of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 8,625,000 Founder Shares owned by the Insiders are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. If the Business Combination is approved, the shares of our FAII Class A common stock we issue to the PIPE Investors pursuant to the Subscription Agreements and the holders of the Company common stock and Company preferred stock pursuant to the Merger Agreement will be restricted securities for purposes of Rule 144.

As of the FAII record date, there are 12,833,333 warrants of FAII outstanding, consisting of 6,900,000 public warrants originally sold as part of the units issued in FAII’s IPO and 5,933,333 Private Placement Warrants that were sold by FAII to the Sponsor in a private sale prior to FAII’s IPO. Pursuant to the Parent Sponsor Letter Agreement, Sponsor has agreed to transfer and surrender for no consideration 2,966,667 of its Private Placement Warrants subject to and immediately prior to the consummation of the Business Combination. Each warrant is exercisable for one share of our FAII Class A common stock, in accordance with the terms of the warrant agreement governing the warrants. Of these warrants, 6,900,000 are public warrants and are freely tradable, except for 16,000 warrants purchased by certain of our affiliates within the meaning of Rule 144 under the Securities Act. In addition, we will be obligated to file no later than 15 business days after the closing of the Business Combination a registration statement under the Securities Act covering the 6,900,000 shares of FAII Class A common stock that may be issued upon the exercise of the FAII public warrants, and cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the warrants.

We expect Rule 144 to be available for the resale of the above noted restricted securities as long as the conditions set forth in the exceptions listed above are satisfied following the Business Combination.

Listing of Securities

FAII Class A common stock is listed on the NYSE under the symbol “FAII”. FAII’s public warrants are listed on the NYSE under the symbol “FAII WS”. FAII’s units that have not separated are listed on the NYSE under the symbol “FAII.U.”

DESCRIPTION OF CERTAIN INDEBTEDNESS

First Lien and Second Lien Credit Agreements

On May 10, 2016, the Borrower entered into (a) a First Lien Credit Agreement with, among others, the lenders party thereto and Barclays Bank PLC, as administrative agent, pursuant to which the applicable lenders made available to the Borrower (x) a first lien term loan in the original principal amount of $660.0 million and (y) a revolving facility with a maximum available amount of $70.0 million and (b) a Second Lien Credit Agreement with, among others, the lenders party thereto and Wilmington Trust, National Association, as administrative agent, pursuant to which the lenders thereunder made available to the Borrower a second lien term loan in the original principal amount of $225.0 million. On December 13, 2016, the Borrower borrowed an additional $55.0 million of term loans under the First Lien Credit Agreement pursuant to an amendment thereto. On June 29, 2017, the Borrower borrowed an additional $50.0 million of term loans under the First Lien Credit Agreement pursuant to an amendment thereto. On August 16, 2017, the Borrower borrowed an additional $10.0 million of term loans under the First Lien Credit Agreement pursuant to an amendment thereto. And on October 2, 2018, the Borrower borrowed an additional $40.0 million of term loans under the First Lien Credit Agreement pursuant to an amendment thereto. As of December 31, 2020, the aggregate outstanding principal amount (or, in the case of letters of credit, face amount) of (i) revolving loans and letters of credit under the First Lien Credit Agreement was $1.2 million, (ii) term loans under the First Lien Credit Agreement was $779.9 million and (iii) term loans under the Second Lien Credit Agreement was $231.3 million.

The obligations of the Borrower under the First Lien Credit Agreement and the Second Lien Credit Agreement are (i) guaranteed by Wilco Intermediate Holdings, Inc. and the wholly-owned domestic subsidiaries of the Borrower, subject to customary exceptions, and (b) secured by substantially all of the assets of the Borrower and the guarantors, subject to customary exceptions.

The first lien term loan is payable in quarterly installments and matures on May 10, 2023. The first lien revolving facility matures on May 10, 2023 unless (a) as of the Springing Maturity Date, either (i) more than $100.0 million of first lien term loans remain outstanding on the Springing Maturity Date or (ii) the debt incurred to refinance any portion of the first lien term loans in excess of $100.0 million does not satisfy specified parameters, in which case the first lien revolving facility will mature on February 9, 2023, or (b) the Borrower makes certain prohibited restricted payments, in which case the first lien revolving facility will mature on the later of (i) the date of such restricted payment and (ii) May 10, 2021. The second lien term loan matures on May 10, 2024. The first and second lien term loans may be prepaid without premium or penalty, subject to customary LIBOR “breakage” costs.

The 2016 first and second lien borrowings bear interest, at the Borrower’s election, at a base interest rate of the ABR or LIBOR plus an interest rate spread, as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable. The ABR is the highest of (i) the federal funds rate plus 0.50%, (ii) one-month LIBOR plus 1.00%, and (iii) the prime rate. The LIBOR term may be one, two, three, or six months (or, to the extent available, twelve months or a shorter period).

The per annum interest rate spread for first lien revolving loans is (a) 3.50% for ABR loans and (b) 4.50% for LIBOR loans, with stepdowns based on the first lien leverage ratio. As of December 31, 2020, the applicable interest rate spreads were 3.0% for ABR revolving borrowings and 4.0% for LIBOR revolving borrowings. In addition to the stated interest rate on borrowings under the revolving credit facility, we are required to pay a commitment fee of between 0.25% and 0.50% per annum on any unused portion of the revolving credit facility based on our first lien leverage ratio.

The per annum interest rate spread for first lien term loans is (a) 2.50% for ABR loans and (b) 3.50% for LIBOR loans. The interest rate spread for second lien term loans is (a) 8.25% for ABR loans and (b) 9.25% for LIBOR loans, in each case with an increase of 1.25% per annum for any interest period in which the Borrower elects to pay a portion of the required interest in kind. As of December 31, 2020, the effective interest rates for the first and second lien term loans were 4.9% and 10.9%, respectively.

The Borrower may refinance the indebtedness outstanding under the First Lien Credit Agreement and the Second Lien Credit Agreement following or contemporaneously with the consummation of the Business Combination.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Person Transactions—FAII

Founder Shares

On June 15, 2020, FAII issued the Founder Shares in exchange for an aggregate capital contribution of $25,000. Sponsor had agreed to forfeit an aggregate of up to 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On August 14, 2020, the underwriters exercised their over-allotment option in full. As a result, the 1,125,000 Founder Shares were no longer subject to forfeiture. The Founder Shares will automatically convert into FAII Class A common stock upon the consummation of a business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. In August 2020, Sponsor transferred a total of 100,000 Founder Shares to four independent directors of FAII for the same per-share price initially paid for by Sponsor. Subsequent to those transfers, Sponsor held 8,525,000 Founder Shares.

The Insiders have agreed to (A) vote all of their Founder Shares, in favor of the Business Combination and each of the other proposals set forth in this proxy statement, (B) vote all of their Founder Shares against certain other actions, including any action expected to result in a breach of the Merger Agreement or any alternative business combination and (C) certain restrictions on their Founder Shares, including (x) to not redeem or tender any of their FAII Common Stock in connection with any such vote or in connection with any vote to amend FAII’s current charter and (y) to not transfer any Founder Shares (or shares of FAII Class A common stock issuable upon conversion thereof) or Private Placement Warrants for certain “lock-up” periods, in each case, upon the terms and subject to the conditions set forth in the Parent Sponsor Letter Agreement.

Pursuant to the Parent Sponsor Letter Agreement, the Insiders have further agreed that, as of the consummation of the Business Combination, all of the Vesting Shares shall be unvested and shall be subject to certain vesting and forfeiture provisions, as follows: (A) 33.33% of the Vesting Shares beneficially owned by the Insiders shall vest at such time as a $12.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination, (B) 33.33% of the Vesting Shares beneficially owned by the Insiders shall vest at such time as a $14.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination and (C) 33.34% of the Vesting Shares beneficially owned by the Insiders shall vest at such time as a $16.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination.

Private Placement Warrants

Substantially concurrently with the closing of the FAII’s IPO, Sponsor purchased an aggregate 5,933,333 Private Placement Warrants in the Private Placement. Each Private Placement Warrant is exercisable to purchase one share of FAII Class A common stock at $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants were added to the proceeds from the FAII’s IPO held in the Trust Account. If FAII does not complete a business combination by August 14, 2022, the Private Placement Warrants will expire worthless. Sponsor and FAII’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial business combination.

Pursuant to the Parent Sponsor Letter Agreement, Sponsor has agreed to transfer and surrender for no consideration 2,966,667 of its Private Placement Warrants subject to and immediately prior to the consummation of the Business Combination.

Promissory Note-Related Party

Prior to FAII’s IPO, Sponsor loaned FAII an aggregate of $97,250 to cover expenses related to the FAII’s IPO pursuant to a promissory note. The promissory note was non-interest bearing, unsecured and due on the earlier of April 30, 2021 and the closing of the FAII’s IPO. The Company repaid the promissory note in full on August 14, 2020.

Office Space and Related Support Services

During August 2020, FAII entered into an agreement with an affiliate of Sponsor to pay a monthly fee of $20,000 for office space and related support services. Upon completion of the initial business combination or FAII’s liquidation, FAII will cease paying these monthly fees. During the period from June 10, 2020 (inception) through December 31, 2020 FAII incurred approximately $93,000 in expenses for services provided by an affiliate of Sponsor in connection with the aforementioned agreement.

Related Party Loans

In order to finance transaction costs in connection with a business combination, Sponsor or an affiliate of Sponsor, or certain of FAII’s officers and directors may, but are not obligated to, make Working Capital Loans to FAII funds as may be required. If FAII completes a business combination, FAII may repay the Working Capital Loans out of the proceeds of the Trust Account released to FAII. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, FAII may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2020, no Working Capital Loans were outstanding.

PIPE Investment

In connection with the PIPE Investment and consummation of the Business Combination, Sponsor agreed to purchase 7,500,000 shares of FAII Class A common stock at $10.00 per share for an aggregate purchase price of $75 million.

Registration Rights Agreement

In connection with the execution of the Merger Agreement, FAII entered into the A&R RRA with the A&R RRA Parties, including the Company stockholders, which will become effective at the effective time. For more information regarding this agreement, please see “Related Agreements—Amended and Restated Registration Rights Agreement.”

Stockholders Agreement

In connection with the execution of the Merger Agreement, FAII entered into the Stockholders Agreement with the parties thereto, including certain of the existing Company stockholders and their affiliates, which will become effective at the effective time. For more information regarding this agreement, please see “Related Agreements—Stockholders Agreement.”

Parent Sponsor Letter Agreement

In connection with the execution of the Merger Agreement, FAII entered into the Parent Sponsor Letter Agreement with the parties thereto. For more information regarding this agreement, please see “Related Agreements—Parent Sponsor Letter Agreement.”

Related Person Transactions Policy

Prior to FAII’s IPO, FAII had not yet adopted a formal policy for the review, approval or ratification of related party transactions.

FAII has adopted a Related Person Transactions Policy. A “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which FAII participates (whether or not FAII is a party) and a related person has a direct or indirect material interest in such transaction. FAII’s audit committee will review and approve or ratify all relationships and related person transactions between FAII and (i) FAII’s directors, director nominees or executive officers, (ii) any 5% record or beneficial owner of FAII Common Stock or (iii) any immediate family member of any person specified in (i) and (ii) above. The audit committee will review all related person transactions and, where the audit committee determines that such transactions are in FAII’s best interests, approve such transactions in advance of such transaction being given effect.

As set forth in the Related Person Transactions Policy, in the course of its review and approval or ratification of a related party transaction, the audit committee will, in its judgment, consider in light of the relevant facts and circumstances whether the transaction is, or is not inconsistent with, FAII’s best interests, including consideration of various factors enumerated in the policy.

Any member of the audit committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. FAII’s policy also includes certain exceptions for transactions that need not be reported and provides the audit committee with the discretion to pre-approve certain transactions.

Certain Relationships and Related Person Transactions—Company

The following is a summary of transactions (or series of transactions) and any currently proposed transactions since December 31, 2019, to which the Company has been or will be a participant and in which the amount involved exceeded or will exceed $120,000, and in which any of the Company’s directors, director nominees, executive officers or holders of more than 5% of any class of the Company’s equity interests at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.

Advent International Expense Reimbursements

The Company has reimbursed Wilco GP, Inc., which is affiliated with Advent, for expenses totaling $234,995 for the period covering January 1, 2020 to December 31, 2020. The reimbursed expenses were incurred in the normal course of business and related to third party expenses for board member search fees, the performance of a proactive internal audit related to the Company’s cybersecurity capabilities, travel expenses, and external legal and consulting fees.

Procedures with Respect to Review and Approval of Related Person Transactions

As a private company, the Company does not have a formal written related party transaction policy. ATI will implement policies and procedures with respect to the approval of related party transactions in connection with the closing.

Upon consummation of the Business Combination, it is anticipated that the ATI Board will adopt a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which ATI or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of ATI’s executive officers or a member of the ATI Board;

•	any person who is known by ATI to be the beneficial owner of more than five percent (5%) of our voting stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent of our voting stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent or greater beneficial ownership interest.

It is also anticipated that ATI will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit Committee will have the responsibility to review related person transactions.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table and accompanying footnotes set forth information with respect to (i) the beneficial ownership of FAII Class A common stock and FAII Class F common stock, as of , 2021, the record date for the FAII Special Meeting, and (ii) expected beneficial ownership of ATI Class A common stock immediately following consummation of the Business Combination, assuming that no public shares are redeemed, and alternatively that 17,382,241 of the public shares are redeemed, for:

(1)	each person known who is, or is expected to be upon consummation of the Business Combination, the beneficial owner of more than 5% of the outstanding shares of our common stock;

(2)	each member of the FAII Board and each of FAII’s named executive officers;

(3)	each person who will become a member of the ATI Board or a named executive officer of ATI upon the consummation of the Business Combination; and

(4)

all of the members of the FAII Board and the executive officers of FAII as a group, and all members of the ATI Board and the executive officers of ATI following consummation of the Business Combination as a group.

As of             , 2021, FAII had 34,500,000 shares of FAII Class A common stock outstanding, owned by holders of record, and 8,625,000 shares of FAII Class F common stock outstanding, owned by five holders of record. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

The number of shares and the percentages of beneficial ownership below on a pre-Business Combination basis are based on the number of shares of FAII Common Stock issued and outstanding as of             , 2021. In computing the number of shares of FAII Common Stock beneficially owned by a person and the ownership percentage of such person, FAII deemed to be outstanding all shares of common stock subject to options held by the person that are currently exercisable or exercisable within 60 days of             , 2021. FAII did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The expected beneficial ownership of shares of ATI Class A common stock post-Business Combination, assuming no public shares are redeemed, has been determined based upon the following assumptions: (i) no public stockholder has exercised its redemption rights to receive cash from the Trust Account in exchange for its shares of FAII Class A common stock; (ii) there will be an aggregate of 207,743,450 shares of ATI Class A common stock issued and outstanding at the closing of the Business Combination (excluding Vesting Shares), assuming a closing date of June 30, 2021; (iii) 30,000,000 shares of FAII Class A common stock have been issued in connection with the Subscription Agreements; (iv) all shares of FAII Class F common stock have been unvested and subjected to the vesting and forfeiture terms of the Parent Sponsor Letter Agreement, and none of these shares shall have vested in accordance with the terms of the Parent Sponsor Letter Agreement; (v) Sponsor has transferred and surrendered 2,966,667 of its Private Placement Warrants in accordance with the terms of the Parent Sponsor Letter Agreement; (vi) 130,300,000 shares of ATI Class A common stock have been issued to the holders of Company common stock in the Business Combination, and 12,943,450 shares of ATI Class A common stock have been issued to the holders of Company preferred stock in the Business Combination, assuming a closing date of June 30, 2021; and (vii) none of the public warrants or Private Placement Warrants have been exercised.

The expected beneficial ownership of shares of ATI Class A common stock post-Business Combination, assuming 17,382,241 public shares are redeemed, has been determined based upon the following assumptions: (i) public stockholders have exercised their redemption rights with respect to 17,382,241 shares of FAII Class A common stock; (ii) there will be an aggregate of 190,361,209 shares of ATI Class A common stock issued and outstanding at the closing of the Business Combination (excluding Vesting Shares), assuming a closing date of

June 30, 2021; (iii) 30,000,000 shares of FAII Class A common stock have been issued in connection with the Subscription Agreements; (iv) all shares of FAII Class F common stock have been unvested and subjected to the vesting and forfeiture terms of the Parent Sponsor Letter Agreement, and none of these shares shall have vested in accordance with the terms of the Parent Sponsor Letter Agreement; (v) Sponsor has transferred and surrendered 2,966,667 of its Private Placement Warrants in accordance with the terms of the Parent Sponsor Letter Agreement; (vi) 130,300,000 shares of ATI Class A common stock have been issued to the holders of Company common stock in the Business Combination, and 12,943,450 shares of ATI Class A common stock have been issued to the holders of Company preferred stock in the Business Combination, assuming a closing date of June 30, 2021; and (vii) none of the public warrants or Private Placement Warrants have been exercised.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.

				After the Business Combination
	Before the Business Combination(1)			Assuming No Redemptions			Assuming Maximum Redemptions
	Number of Shares		% owned	Number of Shares		% owned	Number of Shares		% owned
Beneficial owners(2)
Principal Stockholders:
Fortress Acquisition Sponsor II LLC	8,525,000	(3)(4)	19.77%	7,500,000	(5)	3.61%	7,500,000	(5)	3.94%
Wilco Acquisition, LP(6)	—		—	130,300,000		62.7%	130,300,000		68.5%
Entities affiliated with GCM Grosvenor Inc.(7)	—		—	9,882,034		4.76%	9,882,034		5.19%
Directors and Named Executive Officers of FAII:
Joshua A. Pack	10,000		*	—	(8)	—	—	(8)	—
Andrew A. McKnight	30,000		*	—	(9)	—	—	(9)	—
Daniel N. Bass	5,000		*	—	(10)	—	—	(10)	—
Alexander P. Gillette	5,000		*	—	(10)	—	—	(10)	—
Marc Furstein	30,000		*	—	(9)	—	—	(9)	—
Aaron F. Hood	25,000	(3)	*	—	(11)	—	—	(11)	—
Carmen A. Policy	25,000	(3)	*	—	(11)	—	—	(11)	—
Rakefet Russak-Aminoach	25,000	(3)	*	—	(11)	—	—	(11)	—
Sunil Gulati	25,000	(3)	*	—	(11)	—	—	(11)	—
All Directors and Executive Officers of FAII as a group (9 individuals)	180,000		*	—	(12)	—	—	(12)	—
Directors and Named Executive Officers of ATI:
John Maldonado(6)	—		—	130,300,000		62.7%	130,300,000		68.5%
Carmine Petrone(13)	—		—	—		—%	—		—%
Chris Krubert(13)	—		—	—		—%	—		—%

			After the Business Combination
	Before the Business Combination(1)		Assuming No Redemptions			Assuming Maximum Redemptions
	Number of Shares	% owned	Number of Shares		% owned	Number of Shares		% owned
John Larsen(13)	—	—	—		—%	—		—%
Labeed Diab(14)	—	—	—	(15)	—%	—		—%
Joanne Burns(13)	—	—	—		—%	—		—%
James E. Parisi(13)	—	—	—		—%	—		—%
Andrew A. McKnight	30,000	*	—	(9)	—%	—	(9)	—%
Cedric Coco(14)	—	—	—		—%	—		—%
Ray Wahl(14)	—	—	—		—%	—		—%
All Directors and Executive Officers of ATI as a group (16 individuals)	30,000	*	130,300,000		62.7%	130,300,000		68.5%

Total Shares(16)	8,705,000	20.19%	147,682,034		71.09%	147,682,034		77.5%

*	Less than one percent.
(1)

The columns under the heading titled “Before the Business Combination” are based on 43,125,000 shares of FAII Common Stock outstanding on             , 2021, of which 34,500,000 were shares of FAII Class A common stock and 8,625,000 were shares of FAII Class F common stock. Except as described in the footnotes below and subject to applicable community property laws and similar laws, FAII believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise noted, the business address of each of the following entities or individuals is c/o Fortress Value Acquisition Corp. II, 1345 Avenue of the Americas, New York, New York 10105.

(2)	This table does not reflect beneficial ownership of the Private Placement Warrants as they are not exercisable within 60 days of , 2021, as described below.
(3)

Represents shares of FAII Class F common stock, which are referred to as “Founder Shares.” The Founder Shares will convert into ATI Class A common stock at the time of the Business Combination, or earlier at the option of the holder, on a one-for-one basis. Such shares, once converted, will be subject to certain vesting procedures as set forth in the Parent Sponsor Letter Agreement. Beneficial ownership of FAII Class F common stock reflected in this table has not been also reflected as beneficial ownership of the ATI Class A common stock into which such shares may be converted.

(4)

Represents Founder Shares directly held by the Sponsor. Principal Holdings I LP, a Delaware limited partnership, is the sole member of the Sponsor. As such, Principal Holdings I LP may be deemed to have beneficial ownership of the common stock held directly by the Sponsor and disclaims any beneficial ownership of the reported shares. On the date of, and immediately prior to, the consummation of the Business Combination, Principal Holdings I LP will transfer all of its rights, title and interests in the Sponsor to the Fortress Credit Funds, pursuant to a transfer and assignment agreement, dated February 21, 2021. Accordingly, upon the consummation of the Business Combination, Principal Holdings I LP will no longer control the Sponsor and therefore will not be deemed to have any beneficial ownership of the securities held by the Sponsor.

(5)

Represents 7,500,000 shares of ATI Class A common stock the Sponsor will acquire and directly hold in connection with the PIPE Investment pursuant to the Subscription Agreements, substantially concurrent with, and contingent upon, the consummation of the Business Combination, as described in “Related Agreements—Subscription Agreements”; excludes 8,525,000 shares of ATI Class A common stock subject to vesting, as described in “Related Agreements—Parent Sponsor Letter Agreement.” Upon the consummation of the Business Combination: (i) Hybrid GP Holdings (Cayman) LLC, a Cayman Islands limited liability company (“Cayman GP”), will control the general partners of certain of the Fortress Credit Funds that together will hold a majority equity interest in the Sponsor; and (ii) the Fortress Credit Funds, together will own all of the outstanding equity interest in the Sponsor. FIG LLC, a Delaware limited liability company, indirectly controls the Fortress Credit Funds. Hybrid GP Holdings LLC, a Delaware limited liability company (“Hybrid GP”), is the sole owner of Cayman GP. Fortress Operating Entity I LP, a Delaware limited partnership (“FOE I”), is (i) the sole owner of FIG LLC and (ii) the managing member of, and holds the majority of equity interest in, Hybrid GP. FIG Corp., a Delaware corporation, is the general partner of FOE I. Fortress Investment Group LLC, a Delaware limited liability company, is holder of all of the issued and outstanding shares of FIG Corp. Based on the relationships described in this footnote, and subsequent to the consummation of the Business Combination, each of the forgoing persons may be deemed to beneficially own the interests held by the Sponsor and disclaims beneficial ownership thereof.

(6)

Represents 130,300,000 shares of ATI Class A common stock held by Wilco Acquisition, LP. (“Wilco Acquisition”). Excludes 15,000,000 Earnout Shares subject to vesting as described in “The Business Combination—Terms of the Business Combination—Merger Consideration.” Wilco GP, Inc. (“Wilco GP”), an affiliate of Advent International Corporation (“Advent”), is the general partner of Wilco Acquisition. John Maldonado, Christopher Pike and Dylan Bates, each of whom serves as a director or officer of Wilco GP and are affiliated with Advent, may be deemed to beneficially own shares of ATI held by Wilco Acquisition following the consummation of the Business Combination, and each disclaim any beneficial ownership of these shares. In addition, Advent and its related entities may be deemed to have indirect beneficial ownership of the 130,300,000 shares of ATI Class A common stock that will be beneficially owned by Wilco GP following the consummation of the Business Combination. The ownership consists of (i) 72,742,572 shares indirectly owned through GPE VII GP S.À.R.L. (“Advent GP Luxembourg”), including 12,738,666 shares indirectly owned through Advent International GPE VII Limited Partnership, 34,838,826 shares indirectly owned through Advent International GPE VII-B Limited Partnership, 11,075,849 shares indirectly owned through Advent International GPE VII-C Limited Partnership, 7,622,888 shares indirectly owned by Advent International GPE VII-D Limited Partnership, 3,233,172 shares indirectly owned through Advent International GPE VII-F Limited Partnership and 3,233,172 shares indirectly owned through Advent International GPE VII-G Limited Partnership (collectively, the “Advent Luxembourg Funds”), (ii) 38,855,659 shares indirectly owned through GPE VII GP Limited Partnership (“Advent GP Cayman”), including 11,791,300 shares owned through Advent International GPE VII-A Limited Partnership, 25,102,933 shares owned through Advent International GPE VII-E Limited Partnership and 1,961,427 shares owned through Advent International GPE VII-H Limited Partnership (collectively, the “Advent Cayman Funds”), (iii) 906,440 shares indirectly owned through Advent Partners GPE VII Cayman Limited Partnership, (iv) 1,195,955 shares indirectly owned through Advent Partners GPE VII-B Cayman Limited Partnership, (v) 51,537 shares indirectly owned through Advent Partners GPE VII Limited Partnership, (vi) 239,494 shares indirectly owned through Advent Partners GPE VII-A Cayman Limited Partnership, (vii) 121,263 shares indirectly owned through Advent Partners GPE VII-A Limited Partnership, (viii) 72,757 shares indirectly owned through Advent Partners GPE VII 2014 Limited Partnership, (ix) 175,831 shares indirectly owned through Advent Partners GPE VII 2014 Cayman Limited Partnership, (x) 201,600 shares indirectly owned through Advent Partners GPE VII-A 2014 Limited Partnership, 124,294 shares indirectly owned through Advent Partners GPE VII-A 2014 Cayman Limited Partnership (the entities listed in (iii) through (x) collectively, the “Advent AP Funds”) and 15,612,596 shares indirectly owned through GPE VII ATI Co-Investment Limited Partnership (the “Advent Co-Invest Fund”).

Advent is the manager of Advent International GPE VII, LLC (“Advent Top GC”), which in turn is the General Partner of each of Advent GP Cayman, the Advent AP Funds, and the Advent Co-Invest Fund. Advent Top GC is also the manager of Advent GP Luxembourg, which is the General Partner of each of the Advent Luxembourg Funds. Advent GP Cayman is the General Partner of each of the Advent Cayman Funds. The address of Advent, Advent GP Luxembourg, the Advent Luxembourg Funds, Advent GP Cayman, the Advent Cayman Funds, Advent Top GC, the Advent AP Funds and Advent Co-Invest Fund (collectively, the “Advent Related Entities”) is Prudential Tower, 800 Boylston Street, Suite 3300, Boston, MA 02199. The Advent Related Entities disclaim any beneficial ownership of these shares.

(7)

Includes 7,583,614 shares of ATI Class A common stock held by GCM Grosvenor Co-Investment Opportunities Fund, LP (“GCM Grosvenor Fund”) and 2,298,429 shares of ATI Class A common stock held by GCM T&R Holdings, LLC (“GCM T&R”), both of which are affiliates of GCM Grosvenor Inc. The address for GCM Grosvenor Inc. and such related entities is 900 North Michigan Avenue, Suite 1100, Chicago, Illinois 60611.

(8)	Excludes 10,000 shares of ATI Class A common stock subject to vesting as described in “Related Agreements—Parent Sponsor Letter Agreement.”
(9)	Excludes 30,000 shares of ATI Class A common stock subject to vesting as described in “Related Agreements—Parent Sponsor Letter Agreement.”
(10)	Excludes 5,000 shares of ATI Class A common stock subject to vesting as described in “Related Agreements—Parent Sponsor Letter Agreement.”
(11)	Excludes 25,000 shares of ATI Class A common stock subject to vesting as described in “Related Agreements—Parent Sponsor Letter Agreement.”
(12)	Excludes 180,000 shares of ATI Class A common stock subject to vesting as described in “Related Agreements—Parent Sponsor Letter Agreement.
(13)	The business address of such director is Prudential Tower, 800 Boylston Street, Suite 3300, Boston, Massachusetts 02199.
(14)	The business address of such director or officer is 790 Remington Boulevard, Bolingbrook, Illinois 60440.
(15)

Such individual is entitled to receive shares of restricted stock to be granted in 2021, 2022 and 2023 pursuant to the terms of his employment agreement effective as of the closing of the Business Combination. Pursuant to such agreement, he will receive a number of shares based on the share price at the time of the grants equal in value to $1,750,000 in respect of 2021 and 2022 and $3,000,000 in respect of 2023.

(16)	Shares of ATI Class A stock held by Wilco Acquisition, L.P. are reflected only once in the total shares beneficially owned by principal stockholders, directors and officers as a group.

The Sponsor, together with four of FAII’s independent directors, beneficially own, on an as-converted basis, approximately 20% of FAII Common Stock and have the right to elect all of FAII’s directors prior to the consummation of the Business Combination as a result of holding all of the Founder Shares. Holders of shares of FAII Class A common stock will not have the right to elect any directors to the FAII Board prior to the consummation of the Business Combination.

The Sponsor, together with four of FAII’s independent directors, currently own 8,625,000 Founder Shares.

In connection with the consummation of FAII’s IPO, the Sponsor purchased an aggregate of 5,933,333 Private Placement Warrants at a price of $1.50 per private placement warrant (or $8,900,000 in the aggregate) in a private placement. Each private placement warrant entitles the holder to purchase one share of FAII Class A common stock at $11.50 per share. The foregoing table does not reflect beneficial ownership of the Private Placement Warrants as they are not exercisable within 60 days of             , 2021.

PRICE RANGE OF SECURITIES AND DIVIDENDS

FAII’s units, warrants and FAII Class A common stock are traded on the NYSE under the symbols FAII, FAII.U and FAII WS, respectively. The following table sets forth, for the periods indicated, the high and low sales prices for FAII units, warrants and FAII Class A common stock and dividends declared per share of FAII Class A common stock as reported on the NYSE.

Period	FAII
	FAII.U Units		FAII WS Warrants		FAII Class A Common Stock
	High	Low	High	Low	High	Low	Dividends Declared
2021:							$—
Second Quarter (as of April 19, 2021)	10.66	10.27	1.76	1.65	10.27	10.02
First Quarter	13.75	9.99	4.00	1.20	13.05	9.75
2020:							$—
Fourth Quarter	11.60	9.95	3.25	1.12	11.12	9.65
Third Quarter	10.48	10.04	*	*	*	*
Second Quarter	**	**	**	**	**	**
First Quarter	**	**	**	**	**	**
2019:							$—
Fourth Quarter	**	**	**	**	**	**
Third Quarter	**	**	**	**	**	**
Second Quarter	**	**	**	**	**	**
First Quarter	**	**	**	**	**	**

*	Prior to FAII’s listing on the NYSE.
**	Prior to FAII’s incorporation on June 10, 2020.

Historical market price information regarding the Company is not provided because there is no public market for its securities. For information about distributions paid by the Company to its equityholders, please see the Company’s audited financial statements included elsewhere in this proxy statement.

FAII PROPOSALS

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL

FAII is asking its stockholders to approve the Merger Agreement and the transactions contemplated thereby. FAII stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the Merger Agreement, which is attached to this proxy statement as Annex A. Public stockholders may elect to redeem their public shares whether they vote for or against the Business Combination.

Please see “The Business Combination” for additional information and a summary of certain terms of the Business Combination and see “The Merger Agreement” for additional information and a summary of certain terms of the Merger Agreement. You are urged to carefully read the Merger Agreement in its entirety before voting on this proposal.

Vote Required for Approval

The transactions contemplated by the Merger Agreement are conditioned upon the approval of the Business Combination Proposal, the NYSE Issuance Proposal and the Charter Amendment Proposal at the FAII Special Meeting.

This Business Combination Proposal (and consequently, the Merger Agreement and the transactions contemplated thereby) will be approved only if a majority of the votes cast by holders of the outstanding shares of FAII Common Stock represented virtually or by proxy at the FAII Special Meeting and entitled to vote thereon vote “FOR” the Business Combination Proposal. Failure to vote by proxy or to vote virtually at the FAII Special Meeting will have no effect on the vote. An abstention from voting will have no effect on the vote with respect to the Business Combination Proposal.

As of the date of this proxy statement, the Insiders have agreed to vote their Founder Shares and any public shares they may hold in favor of this proposal. Currently, the Insiders own approximately 20% of the issued and outstanding FAII Common Stock, including all of the outstanding Founder Shares.

Recommendation of the FAII Board

THE FAII BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 1.

PROPOSAL NO. 2—THE NYSE ISSUANCE PROPOSAL

In connection with the Business Combination, FAII intends to effect the issuance of shares of FAII Class A common stock to the Company stockholders pursuant to the Merger Agreement. Under Rule 312.03 of the NYSE Listed Company Manual, stockholder approval is required prior to the issuance of shares of common stock in certain circumstances, including (i) if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance, (ii) if such issuance is to a Related Party (as defined in Rule 312.03 of the NYSE Listed Company Manual) and the number of shares of common stock to be issued exceeds one percent of the number of shares of common stock outstanding before the issuance and (iii) if the number of shares of common stock to be issued will result in a change of control of the issuer (pursuant to Rule 312.03(d) of the NYSE Listed Company Manual). The maximum aggregate number of shares of FAII Common Stock issuable pursuant to the Merger Agreement could represent greater than 20% of the number of shares of FAII Common Stock before such issuance and could result in a change of control of FAII. Moreover, the number of shares of FAII Common Stock issuable to the Company stockholders represents greater than five percent of the number of shares of FAII Common Stock before such issuance. Further, the sale and issuance of 30,000,000 shares of FAII Common Stock to the Sponsor pursuant to the Subscription Agreement represents greater than one percent of the number of shares of FAII Common Stock outstanding before such issuance. As a result, stockholder approval of the issuance of shares FAII Common Stock issuable pursuant to the Merger Agreement and the Subscription Agreement is required under the NYSE regulations.

Vote Required for Approval

The transactions contemplated by the Merger Agreement are conditioned upon the approval of Business Combination Proposal, the NYSE Issuance Proposal and the Charter Amendment Proposal at the FAII Special Meeting.

This NYSE Issuance Proposal will be approved only if a majority of the votes cast by holders of the outstanding shares of FAII Common Stock represented virtually or by proxy at the FAII Special Meeting webcast and entitled to vote thereon vote “FOR” the NYSE Issuance Proposal. Failure to vote by proxy or to vote virtually at the FAII Special Meeting will have no effect on the vote. An abstention from voting will have no effect on the vote with respect to the NYSE Issuance Proposal.

Notwithstanding the approval of the NYSE Issuance Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the NYSE Issuance Proposal will not be effected.

As of the date of this proxy statement, the Insiders have agreed to vote their Founder Shares and any public shares they may hold in favor of this proposal. Currently, the Insiders own approximately 20% of the issued and outstanding FAII Common Stock, including all of the outstanding Founder Shares.

Recommendation of the FAII Board

THE FAII BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3—THE CHARTER AMENDMENT PROPOSAL

If the Business Combination is to be consummated, FAII will replace its current charter with the proposed charter in the form attached to this proxy statement as Annex B, which, in the judgment of the FAII Board, is necessary to adequately address ATI’s needs. FAII is asking its stockholders to consider and vote to adopt the proposed charter.

The following is a summary of the principal proposed changes to the current charter, and the FAII Board’s reasons for proposing each of those changes. This summary is qualified by reference to the complete text of the proposed charter, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.

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change FAII’s name to “ATI Physical Therapy, Inc.” The FAII Board believes the name of the post-Business Combination company should more closely align with the name of its operating business and therefore has proposed the name change;

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increase the total number of authorized shares of all classes of capital stock from (i) 221,000,000 shares, consisting of 200,000,000 shares of FAII Class A common stock, 20,000,000 shares of FAII Class F common stock and 1,000,000 shares of FAII preferred stock, to (ii) 471,000,000 shares, consisting of 450,000,000 shares of FAII Class A common stock, 20,000,000 shares of FAII Class F common stock and 1,000,000 shares of FAII preferred stock. The greater number of authorized shares of capital stock will provide ATI with increased flexibility for future issuances of capital stock if determined by the ATI Board to be in the best interests of ATI, without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance;

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provide that, following the filing of the proposed charter with the Secretary of State of the State of Delaware, each share of FAII Class F common stock outstanding immediately prior to such filing will automatically be converted into one share of FAII Class A common stock without any action on the part of any person and, concurrently with such conversion, the number of authorized shares of FAII Class F common stock will be reduced to zero. This amendment provides for the automatic conversion of the issued and outstanding FAII Class F common stock which is required in order to effectuate the closing of the Business Combination;

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require the FAII Board to be divided into three classes, as nearly equal in number as possible, with only one class of directors being elected each year and members of each class (except for those initial directors appointed to Class I, Class II and Class III in connection with the Business Combination) serving a three-year term. This amendment is intended to maintain the stability of the ATI Board and to discourage certain types of transactions that may involve an actual or threatened hostile acquisition of the ATI;

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provide that, subject to the transfer restrictions set forth in Article VII of the Amended and Restated Bylaws, shares of FAII Common Stock and the rights and obligations associated therewith shall be fully transferrable to any transferee. This amendment is intended to provide greater flexibility to FAII stockholders and enhance the liquidity of FAII Common Stock;

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provide that, subject to the rights of the holders of any outstanding series of FAII preferred stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then-outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the stock of FAII entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL. This amendment is intended to act as a waiver of certain of the Sponsor’s anti-dilution rights under the current charter, as agreed between the parties in connection with the Business Combination;

•	require the affirmative vote of the holders of (i) at least 65% of the voting power of the then-outstanding shares of FAII Common Stock and preferred stock to make any amendment to Article VIII of the Amended and Restated Bylaws (Indemnification) and (ii) at least 66.7% of the voting power of the then-outstanding shares of FAII Common Stock and preferred stock to make any amendment to Article V of the proposed charter (Board of Directors), in each case, voting together as a single class. These amendments are intended to protect all stockholders against the potential self-interested actions by one or more large stockholders. In addition, the FAII Board believes that 65% and 66.7% voting requirements will encourage any person seeking control of ATI to negotiate directly with the ATI Board to reach terms that are appropriate for all stockholders;

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provide that FAII will not be governed by Section 203 of the DGCL and, instead, include a provision that is substantially similar to Section 203 of the DGCL, but excludes Advent and any Excluded Party, and their respective affiliates or successors or any “group,” or any member of any such group, to which such persons are a party from the definition of “interested stockholder,” and to make certain related changes. This amendment is intended to shield stockholders from the coercions of front-end loaded, two-tier offers from potential acquirers by preventing the offer or from effecting the second step of the offer unless the ATI Board approves such transaction. Assuming the approval of Proposal No. 3 at the FAII Special Meeting, the provisions set forth in Proposal No. 3 regarding Section 203 would take effect 12 months after the filing of the proposed charter with the Delaware Secretary of State; and

•	eliminate certain provisions specific to FAII’s status as a blank check company because they will no longer be applicable upon consummation of the Business Combination.

Vote Required for Approval

The transactions contemplated by the Merger Agreement are conditioned upon the approval of the Business Combination Proposal, the NYSE Issuance Proposal and the Charter Amendment Proposal at the FAII Special Meeting.

This Charter Amendment Proposal will be adopted only if the holders of a majority of the outstanding shares of FAII Common Stock, voting together as a single class, vote “FOR” the Charter Amendment Proposal. Failure to vote by proxy or virtually at the FAII Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Amendment Proposal, will each have the same effect as a vote “AGAINST” such Charter Amendment Proposal.

As of the date of this proxy statement, the Insiders have agreed to vote their Founder Shares and any public shares they may hold in favor of this proposal. Currently, the Insiders own approximately 20% of the issued and outstanding FAII Common Stock, including all of the outstanding Founder Shares.

Recommendation of the FAII Board

THE FAII BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4—THE GOVERNANCE PROPOSAL

FAII stockholders are also being asked to vote on a separate proposal with respect to certain governance provisions in the proposed charter, which are separately being presented in accordance with SEC guidance and which will be voted upon on a non-binding, advisory basis. These provisions were specifically negotiated for by the parties to the Merger Agreement and, in the judgment of the FAII Board, were essential to entering into the Merger Agreement and necessary to adequately address ATI’s needs. Accordingly, regardless of the outcome of the non-binding, advisory vote on these proposals, FAII and the Company intend that the proposed charter in the form set forth on Annex B will take effect at consummation of the Business Combination, assuming adoption of Proposal No. 3.

The following table sets forth a summary of the governance provisions applicable to the Governance Proposal. This summary is qualified by reference to the complete text of the proposed charter, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.

	Current Charter	Proposed Charter
Number of Authorized Shares (Proposal No. 4A)	The current charter provides that the total number of authorized shares of all classes of capital stock is 221,000,000 shares, consisting of (a) 220,000,000 shares of FAII Common Stock, including (i) 200,000,000 shares of FAII Class A common stock and (ii) 20,000,000 shares of FAII Class F common stock, and (b) 1,000,000 shares of FAII preferred stock.	The proposed charter increases the total number of authorized shares of all classes of capital stock to 471,000,000, consisting of (a) 470,000,000 shares of FAII Common Stock, including (i) 450,000,000 shares of FAII Class A common stock and (ii) 20,000,000 shares of FAII Class F common stock, and (b) 1,000,000 shares of FAII preferred stock.

	See Section 4.1 of the current charter.	See Section 4.1 of the proposed charter.

Board Classification (Proposal No. 4B)	Commencing at the first annual meeting of the stockholders, directors elected hold office until the second annual meeting of stockholders after their election. See Article V of the current charter.

The proposed charter requires that the board of directors be divided into three classes, with only one class of directors being elected each year and members of each class (except for those initial directors appointed to Class I, Class II and Class III in connection with the Business Combination) serving a three-year term.

See Article V of the proposed charter.

Opt Out of Section 203 of the DGCL (Proposal No. 4C)	Section 203 of the DGCL is a default provision of the DGCL. Because the current charter does not “opt out” of this provision, FAII is currently subject to the requirements of Section 203 of the DGCL.	The proposed charter provides that ATI will not be governed by Section 203 of the DGCL and, instead, includes a provision that is substantially similar to Section 203 of the DGCL, but excludes Advent and any Excluded Party, and their respective affiliates or successors or any “group,” or any member of any such group, to which such persons are a party from the definition of “interested stockholder,” and to make certain related changes.

	Current Charter	Proposed Charter
Stockholder Vote Required to Amend the Certificate of Incorporation (Proposal No. 4D)	The current charter does not require a supermajority voting standard for amending Article V of the current charter.

The proposed charter provides that any amendments relating to Article V (Board of Directors) may only be made, in addition to any vote required by applicable law, by the affirmative vote of the holders of at least 66.7% of the voting power of all the then-outstanding shares of stock of FAII entitled to vote in the election of directors, voting together as a single class.

See Article XI of the proposed charter.

Stockholder Vote Required to Amend the Bylaws (Proposal No. 4E)	The current charter does not require a 65% voting standard for amending Article VIII of the Amended and Restated Bylaws.

The proposed charter provides that any amendments relating to Article VIII of the Amended and Restated Bylaws (Indemnification) may only be made by the affirmative vote of the holders of at least 65% of the voting power of all the then-outstanding shares of capital stock of FAII.

See Article VI of the proposed charter.

Proposal No. 4A: Number of Authorized Shares

The 471,000,000 authorized shares of capital stock in the proposed charter, consisting of 450,000,000 shares of FAII Class A common stock, 20,000,000 shares of FAII Class F common stock and 1,000,000 shares of FAII preferred stock, represent an increase from the existing authorization of 221,000,000 shares of capital stock, consisting of 200,000,000 shares of FAII Class A common stock, 20,000,000 shares of FAII Class F common stock and 1,000,000 shares of FAII preferred stock, in the current charter. It is anticipated that, assuming no redemptions, there will be approximately 164.6 million shares issued in connection with the Business Combination and the PIPE Investment, resulting in approximately 207.7 million shares of ATI Class A common stock outstanding immediately following the Business Combination. Assuming no redemptions, the aggregate number of shares of ATI Class A common stock expected to be reserved for future issuance under the ATI 2021 Equity Incentive Plan (the “Incentive Plan”) will be approximately 20.8 million, which represents 10% of the issued and outstanding shares of ATI Class A common stock, on a fully diluted basis, immediately following consummation of the Business Combination.

Although FAII has a sufficient number of authorized but unissued shares of FAII Common Stock to complete the Business Combination and the other issuances described in this proxy statement, the FAII Board has determined that the increase in the number of shares of authorized FAII Class A common stock is desirable and in the best interests of stockholders because it will enhance ATI’s flexibility to consider and respond to future business needs and opportunities as they arise from time to time following the consummation of the Business Combination, without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance. Although there is no present intention to issue any shares beyond those contemplated by the Business Combination, the PIPE Investment, or otherwise in the ordinary course of business, the additional authorized shares of common stock would be issuable for any proper corporate purpose, including, without limitation, stock splits, stock dividends, future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, issuances under current or future equity compensation plans or for other corporate purposes. ATI’s authorized but unissued shares of FAII Class A common stock and preferred stock will be available for future issuances without stockholder approval (except to the extent otherwise required by law or NYSE rules) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans.

Since ATI stockholders will have no preemptive rights, the ATI Board may issue shares, including the additional authorized shares, at any time without further authorization from such stockholders, except to the extent otherwise required by law or NYSE rules. The terms upon which any such securities may be issued will be determined by the ATI Board.

If approved, the additional shares of ATI Class A common stock will have rights as described in “Description of Securities.” Incidental effects of the increase in the outstanding number of shares of ATI Class A common stock may include dilution of ownership and voting power of existing holders of FAII Common Stock. ATI could also use the increased number of shares of ATI Class A common stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although there are no immediate plans to do so. No assurance can be given that any such transactions will (i) be completed on favorable terms or at all, (ii) enhance stockholder value or (iii) not adversely affect the business or trading price of ATI Class A common stock.

Proposal No. 4B: Board Classification

The proposed charter provides that the ATI Board would be divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed to Class I, Class II and Class III in connection with the Business Combination) serving a three-year term. The FAII Board has evaluated the merits of a classified board structure in light of FAII’s continuing commitment to accountability and high standards of corporate governance, and determined that the classification of directors is in the best interests of FAII stockholders.

This amendment would eliminate the single class structure of the FAII Board and create three separate classes of directors on the ATI Board effective immediately upon the consummation of the Business Combination. As indicated elsewhere in this proxy statement, the ATI Board is expected to be composed of two directors in Class I (expected to be Labeed Diab and Andrew A. McKnight), three directors in Class II (expected to be Joanne Burns, John Maldonado and Jamie Parisi) and three directors in Class III (expected to be Chris Krubert, John Larsen and Carmine Petrone). The term of the initial Class I Directors will expire at the first annual meeting of ATI stockholders, the term of the initial Class II Directors will expire at the second annual meeting of ATI stockholders, and the term of the initial Class III Directors will expire at the third annual meeting of ATI stockholders. At each succeeding annual meeting of ATI stockholders, beginning with the first annual meeting of ATI stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.

Proposal No. 4C: Opt Out of Section 203 of the DGCL

The proposed charter includes an election for FAII not to be governed by Section 203 of the DGCL and, instead, includes the addition of a provision that is substantially similar to Section 203 of the DGCL, but excludes Advent and any Excluded Party, and their respective affiliates or successors or any “group”, or any member of any such group, to which such persons are a party from the definition of “interested stockholder,” and to make certain related changes. Upon the consummation of the Business Combination, such holders will become “interested stockholders” within the meaning of Section 203 of the DGCL, but will not be subject to the restrictions on business combinations set forth in Section 203, as the FAII Board approved the Business Combination in which such holders became interested stockholders prior to such time as they became interested stockholders.

This amendment is intended to shield stockholders from the coercions of front-end loaded, two-tier offers by preventing the offer or from effecting the second step of the offer unless the ATI Board approves such transaction. FAII will not be subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning 15% or more of the corporation’s voting stock) for three years following the date that a person becomes an interested stockholder, unless (i) before such stockholder becomes an “interested stockholder,” the board of directors approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding stock of the corporation at the time of the transaction (excluding stock owned by certain persons), or (iii) at the time or after the stockholder became an interested stockholder, the board of directors and at least 66 2/3% of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in the certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.

The FAII Board has elected to opt out of Section 203, but the FAII Board believes that it is in the best interests of stockholders to have protections similar to those afforded by Section 203. These provisions will encourage any potential acquiror to negotiate with the ATI Board and therefore provides an opportunity to possibly obtain a higher purchase price than would otherwise be offered in connection with a proposed acquisition of ATI. Such provisions may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the corporation that have not been approved by ATI Board. The FAII Board believes that while such provisions will provide some measure of protection against an interested stockholder that is proposing a two-tiered transaction structure that is unduly coercive, it would not ultimately prevent a potential takeover that enjoys the support of stockholders and will also help to prevent a third party from acquiring “creeping control” of ATI without paying a fair premium to all stockholders. Thus, the FAII Board has determined that the provisions included in Article X of the proposed charter are in the best interests of ATI.

Proposal No. 4D: Stockholder Vote Required to Amend the Certificate of Incorporation

Under the current charter, there is no requirement for a supermajority of stockholders to amend certain provisions of the current charter. The proposed charter provides that any amendments relating to Article V (Board of Directors) of the proposed charter may only be made, in addition to any vote required by applicable law, by the affirmative vote of the holders of at least 66.7% of the voting power of all the then-outstanding shares of capital stock of ATI entitled to vote in the election of directors, voting together as a single class.

This amendment is intended to protect key provisions of the proposed charter from arbitrary amendment and to prevent a simple majority of ATI stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Proposal No. 4E: Stockholder Vote Required to Amend the Bylaws

Under the current charter, there is no requirement for 65% of stockholders to amend certain provisions of the Amended and Restated Bylaws. The proposed charter provides that any amendments relating to Article VIII (Indemnification) of the Amended and Restated Bylaws may only be made by the affirmative vote of the holders of at least 65% of the voting power of all the then-outstanding shares of capital stock of ATI.

This amendment is intended to protect key provisions of the Amended and Restated Bylaws from arbitrary amendment and to prevent a simple majority of ATI stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Vote Required for Approval

This Governance Proposal will be adopted and approved only if a majority of the votes cast by holders of the outstanding shares of FAII Common Stock represented virtually or by proxy at the FAII Special Meeting webcast and entitled to vote thereon vote “FOR” the particular Governance Proposal. Failure to vote by proxy or to vote virtually at the FAII Special Meeting will have no effect on the vote. An abstention from voting will have no effect on the vote with respect to the NYSE Issuance Proposal.

As discussed above, a vote to approve the individual Governance Proposals is an advisory vote, and therefore, is not binding on FAII, the Company or their respective boards of directors. Accordingly, regardless of the outcome of the non-binding, advisory vote, FAII and the Company intend that the proposed charter, in the form set forth on Annex B and containing the provisions noted above, will take effect at the closing of the Business Combination, assuming adoption of Proposal No. 3.

Notwithstanding the approval of the Governance Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Governance Proposal will not be effected.

As of the date of this proxy statement, the Insiders have agreed to vote their Founder Shares and any public shares they may hold in favor of this proposal. Currently, the Insiders own approximately 20% of the issued and outstanding FAII Common Stock, including all of the outstanding Founder Shares.

Recommendation of the FAII Board

THE FAII BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5—THE DIRECTOR ELECTION PROPOSAL

Under Section 211(b) of the DGCL, we are required to hold an annual meeting of stockholders for the purpose of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. The FAII Special Meeting will be held in lieu of the 2021 annual meeting of stockholders. Pursuant to FAII’s current charter, each director on the FAII Board holds office until his or her respective successor is duly elected and qualified, or until his or her earlier resignation, removal or death. In this Proposal No. 5, we are requesting that FAII Class F stockholders approve a proposal to re-elect FAII’s eight directors to serve on the FAII Board until the earlier of the closing and the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal.

For more information on the experience of the directors on the current FAII Board, Messrs. Pack, McKnight, Furstein, Hood, Policy and Gulati and Mmes. Cowen and Russak-Aminoach, please see “Management of FAII.”

Pursuant to our current charter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second annual meeting of the stockholders after their election. However, pursuant to the terms of the Parent Sponsor Letter Agreement, Messrs. Pack, Furstein, Hood, Policy and Gulati and Mmes. Cowen and Russak-Aminoach submitted their resignations from their positions as member of the FAII Board and of any committee thereof, conditioned upon and effective as of the effective time (or such other time as may be mutually agreed in writing by the Company and Sponsor). Accordingly, resignations of each of Messrs. Pack, Furstein, Hood, Policy and Gulati and Mmes. Cowen and Russak-Aminoach shall become effective as of the effective time. In addition, at the effective time, each of Andrew A. McKnight, John Maldonado, Carmine Petrone, Chris Krubert, John Larsen, Labeed Diab, Joanne Burns and Jamie Parisi will be appointed to the ATI Board pursuant to the Merger Agreement. See “Management After the Business Combination.”

Vote Required for Approval

The Director Election Proposal will be approved only if a plurality of the votes cast by holders of outstanding shares of FAII Class F common stock represented virtually or by proxy at the FAII Special Meeting webcast and entitled to vote thereon, voting as a single class, vote “FOR” the Director Election Proposal. Failure to vote by proxy or to vote virtually at the FAII Special Meeting, abstentions and broker non-votes will have no effect on the vote for the Director Election Proposal. Proxies will have full discretion to cast votes for other persons in the event that any nominee is unable to serve.

As of the date of this proxy statement, the Insiders have agreed to vote their Founder Shares and any public shares they may hold in favor of this proposal. Currently, the Insiders own approximately 20% of the issued and outstanding FAII Common Stock, including all of the outstanding Founder Shares.

Recommendation of the FAII Board

THE FAII BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 5.

PROPOSAL NO. 6—THE INCENTIVE PLAN PROPOSAL

Under this Proposal No. 6, the FAII Board is recommending that FAII stockholders approve the Incentive Plan, which was adopted, subject to stockholder approval, by the FAII Board on [●], 2021. If the Incentive Plan is approved by FAII stockholders, it will become effective as of the date of such approval. No awards have been or will be made under the Incentive Plan prior to its approval by FAII stockholders at the FAII Special Meeting.

Reasons to Approve the Incentive Plan

FAII’s Compensation Committee believes that there is a strong link between our business strategy, the performance metrics in our annual and long-term incentive programs and the business results that drive stockholder value. To achieve our objectives, the Compensation Committee seeks to ensure that compensation is competitive and that a significant portion of pay is performance-based, with the majority of total pay being tied to performance and the only fixed compensation paid being base salary. If the Incentive Plan is approved, ATI will be able to provide equity awards as part of its compensation program, which is necessary to successfully attract and retain the best possible candidates for positions of substantial responsibility within ATI and to ensure that compensation is competitive and has a direct link with performance. Moreover, awarding equity compensation aligns the interests of our NEOs and service providers with the interests of our stockholders and creates incentives to achieve annual corporate targets and long-term company objectives. The details and design elements of the Incentive Plan are set forth in “—Summary of the Incentive Plan” below.

[We expect that the share reserve will allow us to continue to appropriately grant equity awards at reasonable and desirable levels for approximately the next [●] years; however, other than the annual grants to our non-employee directors, the amount of future awards is not currently known and will depend on various factors that cannot be predicted, including, but not limited to, the price of our shares on future grant dates, the volatility of the stock and the types of awards that will be granted.]

The Incentive Plan Combines Compensation and Corporate Governance Best Practices

The Incentive Plan has been designed consistent with the qualitative standards of proxy advisory firms and equity plan best practices. As a result, the Incentive Plan:

•	does not provide for automatic acceleration of vesting of equity awards upon a change in control of ATI, also known as a “single-trigger acceleration;”

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provides that all stock options and stock appreciation rights (“SARs”) have an exercise price equal to at least the fair market value of our common shares on the date the stock option or SAR is granted, except in certain situations in which we are assuming options or SARs granted by another company that we are acquiring;

•	does not permit the repricing of awards granted under the Incentive Plan, or the cancellation of “underwater” stock options in exchange for cash or other awards, unless approved by stockholders;

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provides that dividend equivalents accrued with respect to awards of restricted stock, restricted stock units (commonly known as RSUs (“RSUs”)) and share awards, if any, may not be paid before the date such awards have vested;

•	provides for meaningful limits on annual awards to non-employee directors;

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provides that shares of ATI Class A common stock that are not issued or delivered as a result of the settlement of an award in cash, repurchased by ATI on the open market with the proceeds of a stock option or withheld from any award in payment of the exercise, base or purchase price, or taxes, will not be returned to the Incentive Plan nor be available for future awards under the Incentive Plan;

•	does not contain an annual “evergreen provision,” and therefore stockholder approval is required to increase the maximum number of shares that may be issued under the Incentive Plan; and

•	does not provide for any tax gross-ups.

Summary of the Incentive Plan

The principal features of the Incentive Plan are summarized below. The summary does not purport to be a complete statement of the terms of the Incentive Plan and is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is attached as Annex J to this proxy statement.

Purpose

The purpose of the Incentive Plan is to align the interests of eligible participants with our stockholders by providing incentive compensation tied to ATI’s performance. The intent of the Incentive Plan is to advance ATI’s interests and increase stockholder value by attracting, retaining and motivating key personnel.

Awards

The types of awards available under the Incentive Plan include stock options (both incentive and non-qualified), SARs, restricted stock awards, RSUs and stock-based awards. All awards granted to participants under the Incentive Plan will be represented by an award agreement.

Shares Available

Approximately 20.8 million outstanding shares of ATI Class A common stock as of the closing of the Business Combination are available for awards under the Incentive Plan.

We refer to the aggregate number of shares available for awards under the Incentive Plan as the “share reserve.” Within the share reserve, a total of 6.24 million shares of ATI Class A common stock as of the closing of the Business Combination are available for awards of incentive stock options.

If any award granted under the Incentive Plan is cancelled, expired, forfeited, surrendered or otherwise terminated without consideration or delivery of the shares to the participant, then such shares will be returned to the Incentive Plan and be available for future awards under the Incentive Plan. However, shares that are withheld from any award in payment of the exercise, base or purchase price or taxes, or not issued or delivered as a result of the settlement of an award in cash, or repurchased by ATI on the open market with the proceeds of a stock option, will not be returned to the Incentive Plan nor be available for future awards under the Incentive Plan.

The share reserve will be reduced by one share for each share subject to an award. If a share that was subject to an award is returned to the share reserve, the share reserve will be credited with one share.

Eligibility

Any employee, officer, non-employee director or any natural person who is a consultant or other personal service provider to ATI or any of its subsidiaries or affiliates can participate in the Incentive Plan, at the Committee’s (as defined below) discretion. In its determination of eligible participants, the Committee may consider any and all factors it considers relevant or appropriate, and designation of a participant in any year does not require the Committee to designate that person to receive an award in any other year. As of the record date, approximately             employees,             officers,             non-employee directors and             consultants or other personal service providers are anticipated to be eligible to participate in the Incentive Plan.

Administration

Pursuant to its terms, the Incentive Plan may be administered by the Compensation Committee of the ATI Board, such other committee of the ATI Board appointed by the ATI Board to administer the Incentive Plan or the ATI Board, as determined by the ATI Board (such administrator of the Incentive Plan, the “Committee”). The

Committee has the power and discretion necessary to administer the Incentive Plan, with such powers including, but not limited to, the authority to select persons to participate in the Incentive Plan, determine the form and substance of awards under the Incentive Plan, determine the conditions and restrictions, if any, subject to which such awards will be made, modify the terms of awards, accelerate the vesting of awards, and make determinations regarding a participant’s termination of employment or service for purposes of an award. The Committee’s determinations, interpretations and actions under the Incentive Plan are binding on ATI, the participants in the Incentive Plan and all other parties. It is anticipated that the Incentive Plan will be administered by our Compensation Committee, which solely consists of independent directors, as appointed by the Board from time to time. The Compensation Committee may delegate authority to one or more officers of ATI to grant awards to eligible persons other than members of the ATI Board or who are subject to Rule 16b-3 of the Exchange Act, as permitted under the Incentive Plan and under applicable law.

Stock Options

A stock option grant entitles a participant to purchase a specified number of shares of ATI Class A common stock during a specified term (with a maximum term of ten years) at an exercise price that will not be less than the fair market value of a share as of the date of grant.

The Committee will determine the requirements for vesting and exercisability of the stock options, which may be based on the continued employment or service of the participant with ATI for a specified time period, upon the attainment of performance goals or both. The stock options may terminate prior to the end of the term or vesting date upon termination of employment or service (or for any other reason), as determined by the Committee. Unless approved by the ATI stockholders, the Committee may not take any action with respect to a stock option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements of the stock exchange on which shares of ATI Class A common stock are listed, or that would result in the cancellation of “underwater” stock options in exchange for cash or other awards, other than in connection with a change in control.

Stock options granted under the Incentive Plan will be either non-qualified stock options or incentive stock options (with incentive stock options intended to meet the applicable requirements under the Code). Stock options are nontransferable except in limited circumstances.

Stock Appreciation Rights

A SAR granted under the Incentive Plan will give the participant a right to receive, upon exercise or other payment of the SAR, an amount in cash, shares of ATI Class A common stock or a combination of both equal to (i) the excess of (a) the fair market value of a share on the date of exercise less (b) the base price of the SAR that the Committee specified on the date of the grant multiplied by (ii) the number of shares as to which such SAR is exercised or paid. The base price of a SAR will not be less than the fair market value of a share as of the date of grant. The right of exercise in connection with a SAR may be made by the participant or automatically upon a specified date or event. SARs are nontransferable, except in limited circumstances.

The Committee will determine the requirements for vesting and exercisability of the SARs, which may be based on the continued employment or service of the participant with ATI for a specified time period or upon the attainment of specific performance goals. The SARs may be terminated prior to the end of the term (with a maximum term of ten years) upon termination of employment or service, as determined by the Committee. Unless approved by ATI stockholders, the Committee may not take any action with respect to a SAR that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements of the stock exchange on which shares of ATI Class A common stock are listed, or that would result in the cancellation of “underwater” SARs in exchange for cash or other awards, other than in connection with a change in control.

Restricted Stock Awards

A restricted stock award is a grant of a specified number of shares of ATI Class A common stock to a participant, which restrictions will lapse upon the terms that the Committee determines at the time of grant. The Committee will determine the requirements for the lapse of the restrictions for the restricted stock awards, which may be based on the continued employment or service of the participant with ATI over a specified time period, upon the attainment of performance goals, or both.

The participant will have the rights of a stockholder with respect to the shares granted under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions with respect thereto, unless the Committee determines otherwise to the extent permitted under applicable law. If a participant has the right to receive dividends paid with respect to a restricted stock award, such dividends shall not be paid to the participant until the underlying award vests. Any shares granted under a restricted stock award are nontransferable, except in limited circumstances. A participant may make an election under Section 83(b) of the Code for tax planning purposes, other in connection with a change in control.

Restricted Stock Units

An RSU granted under the Incentive Plan will give the participant a right to receive, upon vesting and settlement of the RSUs, one share per vested unit or an amount per vested unit equal to the fair market value of one share as of the date of determination, or a combination thereof, at the discretion of the Committee. The Committee may grant RSUs together with dividend equivalent rights (which will not be paid until the award vests), and the holder of any RSUs will not have any rights as a stockholder, such as dividend or voting rights, until the shares of ATI Class A common stock underlying the RSUs are delivered.

The Committee will determine the requirements for vesting and payment of the RSUs, which may be based on the continued employment or service of the participant with ATI for a specified time period and also upon the attainment of specific performance goals. RSUs will be forfeited if the vesting requirements are not satisfied. RSUs are nontransferable, except in limited circumstances.

Stock-Based Awards

Stock-based awards may be granted to eligible participants under the Incentive Plan and consist of an award of, or an award that is valued by reference to, shares of ATI Class A common stock. A stock-based award may be granted for past employment or service, in lieu of bonus or other cash compensation, as director’s compensation or any other purpose as determined by the Committee. The Committee will determine the requirements for the vesting and payment of the stock-based award, with the possibility that awards may be made with no vesting requirements. Upon receipt of the stock-based award that consists of shares of common stock, the participant will have all rights of a stockholder with respect to the shares of ATI Class A common stock, including the right to vote and receive dividends (which will not be paid until the award vests).

Performance-Based Compensation

All types of awards granted under the Incentive Plan may be granted with vesting, payment, lapse of restrictions and/or exercisability requirements that are subject to the attainment of specific performance goals. The Committee may adjust performance goals, or the manner of measurement thereof, as it deems appropriate.

Plan Amendments or Termination

The Board may amend, modify, suspend or terminate the Incentive Plan; provided that if such amendment, modification, suspension or termination materially and adversely affects any award, ATI must obtain the affected participant’s consent, subject to changes that are necessary to comply with applicable laws. Certain amendments or modifications of the Incentive Plan may also be subject to the approval of our stockholders as required by SEC and NYSE rules or applicable law.

Termination of Service

Awards under the Incentive Plan may be subject to reduction, cancellation or forfeiture upon termination of service or failure to meet applicable performance conditions or other vesting terms.

Under the Incentive Plan, unless an award agreement provides otherwise, if a participant’s employment or service is terminated for cause, or if after termination the Committee determines that the participant engaged in an act that falls within the definition of cause, or if after termination the participant engages in conduct that violates any continuing obligation of the participant with respect to ATI, ATI may cancel, forfeit and/or recoup any or all of that participant’s outstanding awards. In addition, if the Committee makes the determination above, ATI may suspend the participant’s right to exercise any stock option or SAR, receive any payment or vest in any award pending a determination of whether the act falls within the definition of cause (as defined in the Incentive Plan). If a participant voluntarily terminates employment or service in anticipation of an involuntary termination for cause, that shall be deemed a termination for cause.

Right of Recapture

Awards granted under the Incentive Plan may be subject to recoupment in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recoupment of erroneously awarded compensation). ATI has the right to recoup any gain realized by the participant from the exercise, vesting or payment of any award if, within one year after such exercise, vesting or payment (a) the participant is terminated for cause, (b) if after the participant’s termination the Committee determines that the participant engaged in an act that falls within the definition of cause or materially violated any continuing obligation of the participant with respect to ATI or (c) the Committee determines the participant is subject to recoupment due to a clawback policy.

Change in Control

Under the Incentive Plan, in the event of a change in control of ATI, as defined in the Incentive Plan, all outstanding awards shall either be (a) continued or assumed by the surviving company or its parent or (b) substituted by the surviving company or its parent for awards, with substantially similar terms (with appropriate adjustments to the type of consideration payable upon settlement, including conversion into the right to receive securities, cash or a combination of both, and with appropriate adjustment of performance conditions or deemed achievement of such conditions (i) for any completed performance period, based on actual performance, or (ii) for any partial or future performance period, at the greater of the target level or actual performance, unless otherwise provided in an award agreement).

Only to the extent that outstanding awards are not continued, assumed or substituted upon or following a change in control, the Committee may, but is not obligated to, make adjustments to the terms and conditions of outstanding awards, including without limitation (i) acceleration of exercisability, vesting and/or payment immediately prior to, upon or following such event, (ii) upon written notice, provided that any outstanding stock option and SAR must be exercised during a period of time immediately prior to such event or other period (contingent upon the consummation of such event), and at the end of such period, such stock options and SARs shall terminate to the extent not so exercised, and (iii) cancellation of all or any portion of outstanding awards for fair value (in the form of cash, shares, other property or any combination of such consideration), less any applicable exercise or base price.

Notwithstanding the foregoing, if a participant’s employment or service is terminated upon or within 24 months following a change in control by ATI without cause or upon such other circumstances as determined by the Committee, the unvested portion (if any) of all outstanding awards held by the participant will immediately vest (and, to the extent applicable, become exercisable) and be paid in full upon such termination, with any performance conditions deemed achieved (i) for any completed performance period, based on actual performance, or (ii) for any partial or future performance period, at the greater of the target level or actual performance, unless otherwise provided in an award agreement.

Assumption of Awards in Connection with an Acquisition

The Committee may assume or substitute any previously granted awards of an employee, director or consultant of another corporation who becomes eligible by reason of a corporate transaction. The terms of the assumed award may vary from the terms and conditions otherwise required by the Incentive Plan if the Committee deems it necessary. The assumed awards will not reduce the total number of shares available for awards under the Incentive Plan.

Adjustments

In the event of any recapitalization, reclassification, share dividend, extraordinary cash dividend, stock split, reverse stock split, merger, reorganization, consolidation, combination, spin-off or other similar corporate event or transaction affecting the shares of ATI Class A common stock, the Committee will make equitable adjustments to (i) the number and kind of shares or other securities available for awards and covered by outstanding awards, (ii) the exercise, base or purchase price or other value determinations of outstanding awards, and/or (iii) any other terms of an award affected by the corporate event.

Award Limits

A non-employee director may not be granted during a calendar year awards that have a fair value that, when added to all other cash compensation received in respect of service as a member of the Board that year, exceeds $500,000.

U.S. Federal Tax Consequences

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, ATI will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by ATI for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonqualified Stock Options

Options not designated or qualifying as incentive stock options will be nonqualified stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionee normally recognizes ordinary income equal to the amount by which the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.

Stock Appreciation Rights

In general, no taxable income is reportable when SARs are granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any cash or shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the IRS no later than 30 days after the date the shares are acquired.

Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of RSUs. A participant who is awarded RSUs will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Committee or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Stock-Based Awards

The tax consequences associated with any other stock-based award of unrestricted shares or an award that is valued by reference to shares granted under the Incentive Plan will vary depending on the specific terms of the award. A participant acquiring unrestricted shares generally will recognize ordinary income equal to the fair market value of the shares on the grant date. The factors that will determine the timing and character of the income include whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Section 409A

Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Certain types of awards granted under the Incentive Plan may be subject to the requirements of Section 409A. It is intended that the Incentive Plan and all awards comply with, or be exempt from, the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for ATI

ATI generally will be entitled to a tax deduction in connection with an award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our chief executive officer, chief financial officer and the other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these covered employees, including awards that ATI grants pursuant to the Incentive Plan, whether performance-based or otherwise, will be subject to the $1 million annual deduction limitation. Because of the elimination of the performance-based compensation exemption, it is possible that all or a portion of the compensation paid to covered employees in the form of equity grants under the Incentive Plan may not be deductible by ATI, to the extent that the annual deduction limitation is exceeded.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF CURRENT U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND ATI WITH RESPECT TO AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

New Plan Benefits

The following table shows information regarding the awards to be made in connection with the Business Combination. The effectiveness of these awards is subject to the closing of the Business Combination and stockholder approval of the Incentive Plan at the FAII Special Meeting. Other than as set forth in the table below, the issuance of any awards under the Incentive Plan will be at the discretion of the Compensation Committee or the ATI Board and it is therefore not possible to determine the amount or form of any other award that will be granted to any individual in the future.

Name and Position	Dollar Value ($)		Number of Units
NEOs of ATI
Labeed Diab, Chief Executive Officer	6,500,000	(1)	(3)
Cedric Coco, Chief Human Resources Officer	—		—
Ray Wahl, Chief Operating Officer	—		—
Paul Fritz*, Former Chief Information Officer	—		—
Executive Group	8,250,000	(2)	(3)
Non-Executive Director Group	—		—
Non-Executive Officer Employee Group	—		—

*	Departed from the Company on February 17, 2020
(1)

Reflects long-term equity incentive awards to be granted in 2021, 2022 and 2023 pursuant to Mr. Diab’s employment agreement, entered into on February 21, 2021 in connection with the Business Combination and effective as of the Closing. Pursuant to such agreement, the aggregate grant-date value of such annual equity awards for Mr. Diab will be $1,750,000 in respect of 2021 and 2022, and $3,000,000 in respect of 2023.

(2)

Includes the awards to be granted to Mr. Diab, described above, as well as long-term equity incentive awards from FAII to be granted in 2021, 2022 and 2023 pursuant to Mr. Joseph Jordan’s employment agreement, entered into on February 21, 2021 in connection with the

Business Combination and effective as of the Closing. Pursuant to such agreement, the aggregate grant-date value of such annual equity awards for Mr. Jordan will be $500,000 in respect of 2021 and 2022, and $750,000 in respect of 2023.
(3)

For the awards to Mr. Diab and Mr. Jordan, 50% of the aggregate value of the equity awards in respect of 2021 and 2022 will be granted in the form of restricted stock units and the remaining fifty percent will be granted in the form of stock options; the forms of equity awards in respect of subsequent years will be determined by FAII’s compensation committee after consultation with a compensation consultant.

Equity Compensation Plan Information

As of December 31, 2020, we did not maintain any equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders	—	—	—
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	—

Registration with the SEC

If the Incentive Plan Proposal is approved by FAII stockholders and becomes effective, FAII intends to file a registration statement on Form S-8 registering the shares reserved for issuance under the Incentive Plan as soon as reasonably practicable after FAII becomes eligible to use such form.

Vote Required for Approval

The Incentive Plan Proposal will be approved if the holders of a majority of the shares of FAII Common Stock represented in person or by proxy and voted thereon at the special meeting vote “FOR” the Incentive Plan Proposal. Approval of the Incentive Plan Proposal is not conditioned upon the adoption of any of the other proposals.

Notwithstanding the approval of the Incentive Plan Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Incentive Plan Proposal will not be effected.

As of the date of this proxy statement, the Insiders have agreed to vote their Founder Shares and any public shares they may hold in favor of this proposal. Currently, the Insiders own approximately 20% of the issued and outstanding FAII Common Stock, including all of the outstanding Founder Shares.

Recommendation of the FAII Board

THE FAII BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 6.

PROPOSAL NO. 7—THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if approved, will allow the FAII Board to adjourn the FAII Special Meeting to a later date or dates to permit further solicitation of proxies in accordance with the terms of the Merger Agreement. The Adjournment Proposal will only be presented to FAII stockholders in the event that there are insufficient votes for, or for any other reason in connection with, the approval of the Business Combination Proposal, NYSE Issuance Proposal or Charter Amendment Proposal.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by FAII stockholders, the FAII Board may not have the ability to adjourn the FAII Special Meeting to a later date and, therefore, will not have more time to solicit votes to approve the Business Combination Proposal, NYSE Issuance Proposal and Charter Amendment Proposal. In such event, the Business Combination would not be completed and there is a chance we may not consummate an alternative initial business combination.

Vote Required for Approval

This Adjournment Proposal will be approved only if a majority of the votes cast by holders of the outstanding shares of FAII Common Stock represented virtually or by proxy at the FAII Special Meeting webcast and entitled to vote thereon vote “FOR” the Adjournment Proposal. Failure to vote by proxy or to vote virtually at the FAII Special Meeting will have no effect on the vote. An abstention from voting will have no effect on the vote with respect to the Adjournment Proposal.

As of the date of this proxy statement, the Insiders have agreed to vote their Founder Shares and any public shares they may hold in favor of this proposal. Currently, the Insiders own approximately 20% of the issued and outstanding FAII Common Stock, including all of the outstanding Founder Shares.

Recommendation of the FAII Board

THE FAII BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 7.

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of the Company as of and for each of the three years ended December 31, 2020 included in this proxy statement were audited by PricewaterhouseCoopers LLP (“PwC”) in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and in accordance with auditing standards generally accepted in the United States of America.

In connection with the transaction, PwC completed an independence assessment to evaluate the services and relationships with the Company and its affiliates that may bear on PwC’s independence under the SEC and PCAOB independence rules for the audit period commencing January 1, 2020, PwC informed the Company that, commencing in February 2020 and continuing through June 2020, a PwC member firm was engaged to provide permissible tax compliance services to a portfolio company controlled by Advent, which currently is the majority equity holder of the Company, pursuant to a contingent fee of approximately $40,000. The existence of the contingent fee is not in accordance with the SEC and PCAOB auditor independence rules.

PwC provided an overview of the facts and circumstances surrounding the contingent fee arrangement to the Company’s audit committee and management, including the entity involved, the fees earned and other relevant factors. Considering the facts presented, the Company’s audit committee and PwC concluded that the contingent fee would not impair PwC’s application of objective and impartial judgment on any matters encompassed within the audit engagement performed by PwC for the Company’s consolidated financial statements as of and for the year ended December 31, 2020, and that no reasonable investor would conclude otherwise.

APPRAISAL RIGHTS

Appraisal rights are not available to holders of FAII Common Stock in connection with the Business Combination under Delaware law.

TRANSFER AGENT AND REGISTRAR

The transfer agent for FAII securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

The FAII Board is aware of no other matter that may be brought before the FAII Special Meeting. Under Delaware law, only business that is specified in the notice of FAII Special Meeting to stockholders may be transacted at the FAII Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

For any proposal to be considered for inclusion in ATI’s proxy statement and form of proxy for submission to the stockholders at ATI’s 2022 annual meeting of stockholders, such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and ATI’s bylaws. Such proposals must be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to ATI’s Secretary at ATI’s principal executive offices at 790 Remington Boulevard, Bolingbrook, Illinois 60440, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of ATI’s 2021 annual meeting of stockholders (assuming ATI’s 2022 annual meeting of stockholders is not more than 30 days before or more than 60 days after the anniversary date of ATI’s 2021 annual meeting of stockholders) in order to be considered for inclusion in the proxy materials to be disseminated by the ATI Board for such annual meeting.

The bylaws of ATI will provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to ATI’s Secretary at ATI’s principal executive offices at the address set forth above not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (i) the close of business on the 90th day before the meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by ATI. ATI’s bylaws also specify requirements as to the form and content of a stockholder’s notice.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, we and services that we employ to deliver communications to FAII stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of our annual report to stockholders and our proxy statement. Upon written or oral request, we will deliver a separate copy of the annual report to stockholders or proxy statement to any FAII stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. FAII stockholders receiving multiple copies of such documents may likewise request that we deliver single copies of such documents in the future. FAII stockholders receiving multiple copies of such documents may request that we deliver single copies of such documents in the future. FAII stockholders may notify us of their requests by calling us at (212) 798-6100 or writing us at our principal executive office at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

FAII files reports, proxy statements and other information with the SEC as required by the Exchange Act. Following the Business Combination, ATI will file reports, proxy statements and other information with the SEC. You can read FAII’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination, the proposals to be presented at the FAII Special Meeting, or need assistance voting your shares, please contact FAII’s proxy solicitor:

D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, NY 10005 Call Toll-free: (800) 791-3320 Banks and Brokers Call: (212) 269-5550 FAII@dfking.com

If you are a stockholder of FAII and would like to request documents, please do so by             , 2021, in order to receive them before the FAII Special Meeting. If you request any documents from us, we will mail them to you, without charge, by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to FAII has been supplied by FAII, and all such information relating to the Company has been supplied by the Company. Information provided by either FAII or the Company does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of FAII for the FAII Special Meeting. FAII has not authorized anyone to give any information or make any representation about the Business Combination, FAII, or the Company that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Wilco Holdco, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Wilco Holdco, Inc. and its subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2020, including the related notes and financial statement schedule listed in the accompanying index (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020 in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 1 to the consolidated financial statements, the Company changed the manner in which it accounts for leases in 2020.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

March 12, 2021

We have served as the Company’s auditor since 2021.

Wilco Holdco, Inc.

Consolidated Balance Sheets

(in thousands)

	As of December 31,
	2020	2019
Assets:
Current assets:
Cash and cash equivalents	$142,128	$38,303
Accounts receivable (net of allowance for doubtful accounts of $69,693 in 2020 and $80,350 in 2019)	90,707	103,605
Other current assets	6,027	10,394

Total current assets	238,862	152,302

Non-current assets:
Property and equipment, net	137,174	155,395
Operating lease right-of-use assets	258,227	—
Goodwill	1,330,085	1,330,085
Trade name and other intangible assets, net	644,339	644,279
Other non-current assets	1,685	3,526

Total assets	$2,610,372	$2,285,587

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$12,148	$10,446
Accrued expenses and other liabilities	70,690	59,378
Current portion of operating lease liabilities	52,395	—
Current portion of long-term debt	8,167	8,167

Total current liabilities	143,400	77,991

Long-term debt, net	991,418	989,017
Redeemable preferred stock	163,329	144,298
Deferred income tax liabilities	138,547	136,780
Deferred leasehold improvement allowance, net	—	27,770
Deferred leasehold interests, net	—	3,069
Operating lease liabilities	253,990	—
Other non-current liabilities	18,571	1,743

Total liabilities	1,709,255	1,380,668

Commitments and contingencies (Note 12)

Stockholders’ Equity:
Common stock, $0.01 par value, 1,500,000 shares authorized, 938,557 shares issued and outstanding	9	9
Additional paid-in capital	954,732	952,796
Accumulated other comprehensive loss	(1,907)	(1,325)
Accumulated deficit	(68,804)	(63,028)

Total Wilco Holdco, Inc. equity	884,030	888,452
Non-controlling interests	17,087	16,467

Total stockholders’ equity	901,117	904,919

Total liabilities and stockholders’ equity	$2,610,372	$2,285,587

The accompanying notes to the consolidated financial statements are an integral part of these statements.

Wilco Holdco, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per share data)

		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2018
Net patient revenue	$529,585	$717,596	680,238
Other revenue	62,668	67,862	58,416

Net operating revenue	592,253	785,458	738,654

Clinic operating costs:
Salaries and related costs	306,471	414,492	398,899
Rent, clinic supplies, contract labor and other	166,144	170,516	163,407
Provision for doubtful accounts	16,231	22,191	37,368

Total clinic operating costs	488,846	607,199	599,674
Selling, general and administrative expenses	104,320	119,221	106,911

Operating (loss) income	(913)	59,038	32,069
Other (income) expense, net	(91,002)	825	694
Interest expense, net	69,291	76,972	73,493
Interest expense on redeemable preferred stock	19,031	15,511	12,775

Income (loss) before taxes	1,767	(34,270)	(54,893)
Income tax expense (benefit)	2,065	(44,019)	(9,966)

Net (loss) income	(298)	9,749	(44,927)
Net income attributable to non-controlling interest	5,073	4,400	3,887

Net (loss) income attributable to Wilco Holdco, Inc.	$(5,371)	$5,349	$(48,814)

Basic and diluted (loss) earnings per share	$(5.72)	$5.13	$(51.99)

Weighted average shares outstanding	939	939	939

Net (loss) income attributable to Wilco Holdco, Inc.	$(5,371)	$5,349	$(48,814)
Other comprehensive loss:
Unrealized loss on interest rate swap	(582)	(16)	(1,309)

Comprehensive (loss) income	$(5,953)	$5,333	$(50,123)

The accompanying notes to the consolidated financial statements are an integral part of these statements.

Wilco Holdco, Inc.

Consolidated Statements of Changes in Stockholders’ Equity

(in thousands)

	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Non-controlling Interest	Total Stockholders’ Equity
	Shares	Amount
Balance at January 1, 2018	938,557	$9	$947,839	—	$(19,943)	$14,859	$942,764
Stock-based compensation	—	—	2,935	—	—	—	2,935
Cumulative impact of ASC 606 adoption	—	—	—	—	380	—	380
Other comprehensive loss(1)	—	—	—	(1,309)	—	—	(1,309)
Distribution to non-controlling interest holder	—	—	—	—	—	(1,817)	(1,817)
Net income attributable to non-controlling interest	—	—	—	—	—	3,887	3,887
Net loss attributable to Wilco Holdco, Inc.	—	—	—	—	(48,814)	—	(48,814)

Balance at December 31, 2018	938,557	9	950,774	(1,309)	(68,377)	16,929	898,026
Stock-based compensation	—	—	1,822	—	—	—	1,822
Contributions related to acquisitions	—	—	200	—	—	—	200
Other comprehensive loss(1)	—	—	—	(16)	—	—	(16)
Distribution to non-controlling interest holder	—	—	—	—	—	(4,862)	(4,862)
Net income attributable to non-controlling interest	—	—	—	—	—	4,400	4,400
Net income attributable to Wilco Holdco, Inc.	—	—	—	—	5,349	—	5,349

Balance at December 31, 2019	938,557	9	952,796	(1,325)	(63,028)	16,467	904,919
Stock-based compensation	—	—	1,936	—	—	—	1,936
Cumulative impact of ASC 842 adoption	—	—	—	—	(405)	—	(405)
Other comprehensive loss(1)	—	—	—	(582)	—	—	(582)
Distribution to non-controlling interest holder	—	—	—	—	—	(4,453)	(4,453)
Net income attributable to non-controlling interest	—	—	—	—	—	5,073	5,073
Net loss attributable to Wilco Holdco, Inc.	—	—	—	—	(5,371)	—	(5,371)

Balance at December 31, 2020	938,557	$9	$954,732	$(1,907)	$(68,804)	$17,087	$901,117

(1)	Other comprehensive loss relates to unrealized loss on interest rate swap

The accompanying notes to the consolidated financial statements are an integral part of these statements.

Wilco Holdco, Inc.

Consolidated Statements of Cash Flows

(in thousands)

		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2018
Operating activities:
Net income (loss)	$(298)	$9,749	$(44,927)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	39,510	40,119	39,090
Provision for doubtful accounts	16,231	22,191	37,368
Deferred income tax provision	1,814	(44,033)	(11,319)
Amortization of ROU assets	44,526	—	—
Amortization of intangible assets and liabilities	190	(1,015)	(1,335)
Stock-based compensation	1,936	1,822	2,935
Amortization of debt issuance costs and original issue discount	4,109	3,197	3,554
Non-cash interest expense	6,335	—	—
Loss on disposal and impairment of assets	469	1,870	55
Loss on lease terminations and impairment	3,863	—	—
Changes in:
Accounts receivable, net	(3,307)	(11,929)	(25,876)
Other current assets	4,841	283	8,127
Other non-current assets	413	36	375
Accounts payable	798	(1,908)	5,992
Accrued expenses and other liabilities	9,174	9,543	(11,151)
Operating lease liabilities	(42,819)	—	—
Other non-current liabilities	5,056	2,508	1,047
Accrued interest on redeemable preferred stock	19,031	15,511	12,775
Medicare Accelerated and Advance Payment Funds	26,732	—	—

Net cash provided by operating activities	138,604	47,944	16,710

Investing activities:
Purchases of property and equipment	(21,887)	(41,227)	(41,468)
Purchases of intangible assets	(250)	—	—
Proceeds from sale of property and equipment	328	397	—
Business acquisitions, net of cash acquired	—	(1,848)	—

Net cash used in investing activities	(21,809)	(42,678)	(41,468)

Financing activities:
Original issue discount	—	—	(300)
Deferred financing costs	(350)	—	—
Principal payments on long-term debt	(8,167)	(8,167)	(7,860)
Proceeds from issuance of debt	—	—	40,000
Proceeds from revolving line of credit	68,750	—	18,500
Payments on revolving line of credit	(68,750)	—	(18,500)
Distribution to non-controlling interest holder	(4,453)	(4,862)	(1,817)

Net cash (used in) provided by financing activities	(12,970)	(13,029)	30,023

Changes in cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	103,825	(7,763)	5,265
Cash and cash equivalents at beginning of period	38,303	46,066	40,801

Cash and cash equivalents at end of period	$142,128	$38,303	$46,066

Supplemental noncash disclosures:
Derivative changes in fair value	$582	$16	$1,309
Purchases of property and equipment in accounts payable	$3,010	$2,106	$1,092

Other supplemental disclosures:
Cash paid for interest	$58,421	$76,636	$81,285
Cash received from tax refunds	$(1,098)	$(1,092)	$(941)

The accompanying notes to the consolidated financial statements are an integral part of these statements.

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements

1. Overview of the Company

Wilco Holdco, Inc., together with its subsidiaries (herein referred to as “we”, “the Company”, “ATI Physical Therapy” and “ATI”), is a privately held, nationally recognized healthcare company, specializing in outpatient rehabilitation and adjacent healthcare services. The Company provides outpatient physical therapy services under the name ATI Physical Therapy and, as of December 31, 2020, had 875 clinics (as well as 22 clinics under management service agreements) located in 25 states. The Company offers a variety of services within its clinics, including physical therapy to treat spine, shoulder, knee and neck injuries or pain; work injury rehabilitation services, including work conditioning and work hardening; hand therapy; and other specialized treatment services. The Company is a wholly-owned subsidiary of Wilco Acquisition, LP.

On May 10, 2016, the Company entered into a series of transactions in which its wholly-owned subsidiary, Wilco Intermediate Holdings, Inc., acquired all of the outstanding shares of ATI Holdings Acquisition, Inc. and paid off ATI’s existing borrowings for a total of $1.9 billion (the “2016 Transaction”). The funds from the acquisition were used to (i) purchase ATI from its existing shareholders; (ii) repay outstanding borrowings under ATI’s previously existing credit agreements as of the acquisition date, including accrued interest; and (iii) pay certain transaction costs.

Impact of COVID-19 and CARES Act

The onset of the coronavirus (COVID-19) pandemic in the United States resulted in changes to our operating environment leading to significantly reduced visit volumes and associated patient service revenues beginning in late March 2020. In response, the Company implemented measures to reduce labor-related costs in relation to the reduced visit volumes through reduced working schedules, voluntary and involuntary furloughs and headcount reductions. In addition, the Company executed plans to reduce discretionary spend, including reductions of bonus and incentives and delayed certain capital expenditures. The Company took significant measures to ensure employees were cared for, including maintaining health benefits for furloughed workers and reducing executive compensation to establish an employee relief pool that provided assistance to employees most in need.

As an essential business serving patients, the Company implemented various safety measures and maintained its operations in a way that allowed nearly all clinical locations to remain open throughout 2020. The Company also established a telehealth option, ATI Connect, to provide patients an online avenue to obtain physical therapy services, which launched amidst national lockdowns.

The Company continues to closely monitor the impact of COVID-19 on all aspects of our business, and our priorities remain protecting the health and safety of employees, maximizing the availability of services to satisfy patient needs and preserving the operational and financial stability of the business. While we expect the disruption caused by COVID-19 to be temporary, if disruption continues for an extended period, it could have a material impact on the Company’s results of operations, financial condition and cash flows.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law providing reimbursement, grants, waivers and other funds to assist health care providers during the COVID-19 pandemic. The CARES Act stimulus provisions include, but are not limited to, the following:

•

$100.0 billion provided in appropriations for the Public Health and Social Services Emergency Fund, also referred to as the Provider Relief Fund, to be used for preventing, preparing and responding to the coronavirus and for reimbursing “eligible health care providers for health care related expenses or lost revenues that are attributable to coronavirus.” A portion of the fund was allocated for general distribution to Medicare providers, with the remainder allocated for targeted distributions to providers that meet additional criteria. The provider relief funds are subject to certain restrictions and are subject

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

to recoupment if not used for designated purposes. The U.S. Department of Health and Human Services (“HHS”) has indicated that the CARES Act provider relief funds are subject to ongoing reporting and changes to the terms and conditions.

•

Expansion of the Medicare Accelerated and Advance Payment Program (“MAAPP funds”) allowed healthcare providers to apply to receive advanced payments for future Medicare services, with the expectation that the advanced funds would offset reimbursement from Medicare when such future services are provided based on the terms of the program.

•

Tax provisions enacted related to the suspension of certain payment requirements for the employer portion of Social Security taxes, the timing of realization of certain tax attributes, changes to the prior and future limitations on interest deductions, technical corrections from prior tax legislation for tax depreciation of certain qualified improvement property and the creation of certain payroll tax credits associated with the retention of employees.

•

Temporary suspension of the 2% cut to Medicare payments due to sequestration so that, for the period from May 1, 2020 to December 31, 2020, the Medicare program would be exempt from any sequestration order.

The Company has realized benefits under the CARES Act including, but not limited to, the following:

•

Through December 31, 2020, the Company received approximately $91.5 million of general disbursement payments under the Provider Relief Fund. These payments have been recognized as other income in the consolidated statements of operations and comprehensive income (loss) throughout 2020 in a manner commensurate with the reporting and eligibility requirements issued by the HHS. Based on the terms and conditions of the program, including recent reporting guidance issued by the HHS in early 2021, the Company believes that it has met the applicable terms and conditions to retain the funds. This includes, but is not limited to, the fact that the Company’s attributable expenses and lost revenues for the year ended December 31, 2020 exceeded the amount of funds received. To the extent that reporting requirements and terms and conditions are subsequently modified, it may affect the Company’s ability to comply and ability to retain the funds.

•

The Company applied for and attained approval to receive $26.7 million of MAAPP funds during the quarter ended June 30, 2020. Based on current guidance, the MAAPP funds received are required to be applied to future Medicare billings commencing during the quarter ending June 30, 2021. Because the Company has not met all performance obligations or performed the services related to these funds, as of December 31, 2020, $15.5 million of the funds are recorded in accrued expenses and other liabilities, and $11.2 million of the funds are recorded in other non-current liabilities.

•

The Company elected to defer depositing the employer portion of Social Security taxes for payments due from March 27, 2020 through December 31, 2020, interest-free and penalty-free. Related to these payments, as of December 31, 2020, $5.5 million is included in accrued expenses and other liabilities and $5.5 million is included in other non-current liabilities.

2. Basis of Presentation and Summary of Significant Accounting Policies

The accompanying consolidated financial statements of the Company were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s indirect wholly-owned subsidiaries include, but are not limited to, ATI Holdings Acquisition, Inc. and ATI Holdings, LLC.

Principles of consolidation

The consolidated financial statements incorporate the financial statements of the Company, its subsidiaries, entities for which the Company has a controlling financial interest, and variable interest entities (“VIEs”) for

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

which the Company is the primary beneficiary. All intercompany balances and transactions have been eliminated in consolidation, and net earnings are reduced by the portion of net earnings attributable to noncontrolling interests.

Variable interest entities

The Company consolidates all variable interest entities where the Company is the primary beneficiary. The Company identifies the primary beneficiary of a VIE as the enterprise that has both: (i) the power to direct the activities of the VIE that most significantly impact the entity’s economic performance; and (ii) the obligation to absorb losses or the right to receive benefits of the VIE that could be significant to the entity. The Company may change the original assessment of a VIE upon subsequent events such as the modification of contractual agreements.

The Company has an investment in RSFH-ATI Physical Therapy, LLC (“RSFH”) that qualifies as a VIE. Based on the provisions of the RSFH agreement, the Company manages the entity and handles all day-to-day operating decisions in exchange for management fees and may receive distributions proportionate with its level of ownership. Accordingly, the Company has the decision-making power over the activities that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive benefits that could be significant to the entity.

As of December 31, 2020 and 2019, total assets of RSFH were $19.7 million and $14.3 million, respectively, and total liabilities were $6.5 million and $1.0 million, respectively. In general, the assets are available primarily for the settlement of obligations of RSFH.

Use of estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The effect of the change in the estimates will be recognized in the current period of the change.

Segment reporting

The Company reports segment information based on the management approach. The management approach designates the internal reporting used by management for making decisions and assessing performance as the source of the Company’s reportable segments. All of the Company’s operations are conducted within the United States. Our chief operating decision maker (“CODM”) is our Chief Executive Officer, who reviews financial information presented on a consolidated basis for purposes of making decisions, assessing financial performance and allocating resources. We operate our business as one operating segment and therefore we have one reportable segment.

Cash and cash equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with original maturities of three months or less when issued.

Accounts receivable

The Company’s accounts receivable are reported net of contractual adjustments and allowances for doubtful accounts. The majority of accounts receivable are due from commercial insurance companies, workers’

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

compensation plans, auto personal injury claims and government health programs, such as Medicare or Medicaid. The Company reports accounts receivable at an amount equal to the consideration the Company expects to receive in exchange for providing healthcare services to its patients.

Allowance for doubtful accounts

The allowance for doubtful accounts is based on estimates of losses related to receivable balances. The risk of collection varies based upon the service, the payor class and the patient’s ability to pay the amounts not reimbursed by the payor. The Company estimates the allowance for doubtful accounts based upon several factors, including the age of the outstanding receivables, the historical experience of collections, the impact of economic conditions and, in some cases, evaluating specific customer accounts for the ability to pay. Management judgment is used to assess the collectability of accounts and the ability of the Company’s customers to pay. The provision for doubtful accounts is included in clinic operating costs in the consolidated statements of operations and comprehensive income (loss). When it is determined that a customer account is uncollectible, that balance is written off against the existing allowance.

Concentrations of business risk

The Company provides physical therapy services to a large number of patients who participate in government healthcare programs, resulting in a customer concentration relating to Medicare and Medicaid’s service reimbursement programs. The Company believes that the concentration of credit risk with respect to other patient accounts receivable is limited due to the large number of patients that make up the Company’s patient base and the dispersion across many different insurance companies, preferred provider organizations and individuals.

Net patient revenue

Net patient revenue consists of revenue for physical therapy services. Net patient revenue is recognized at an amount equal to the consideration the Company expects to receive from third-party payors, patients and others for services rendered when the performance obligations under the terms of the contract are satisfied.

There is an implied contract between the Company and the patient upon each patient visit resulting in the Company’s patient service performance obligation. Generally, the performance obligation is satisfied at a point in time, as each service provided is distinct and future services rendered are not dependent on previously rendered services. The Company has separate contractual agreements with third-party payors (e.g., insurers, managed care programs, government programs, workers’ compensation) that provide for payments to the Company at amounts different from its established rates. While these agreements are not considered contracts with the customer, they are used for determining the transaction price for services provided to the patients covered by the third-party payors. The payor contracts do not indicate performance obligations of the Company but indicate reimbursement rates for patients who are covered by those payors when the services are provided.

To determine the transaction price associated with the implied contract, the Company includes the estimated effects of any variable consideration, such as contractual allowances and implicit price concessions. When the Company has contracts with negotiated prices for services provided (contracted payors), the Company considers the contractual rates when recording revenue and adjusts for any variable consideration to the transaction price to arrive at revenue. Variable consideration is estimated using a portfolio approach that incorporates whether or not the Company has historical differences from negotiated rates due to non-compliance with contract provisions. Historical results indicate that it is probable that negotiated prices less variable consideration will be realized; therefore, this amount is deemed the transaction price and recorded as revenue. The Company records an estimated provision for doubtful accounts based on historical collections for claims with similar

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

characteristics, such as location of service and type of third-party payor, at the time of recognition. Any subsequent impairment of the related receivable is recorded as provision for doubtful accounts.

For non-contracted payors, the Company determines the transaction price by applying established rates to the services provided and adjusting for contractual allowances provided to third-party payors and implicit price concessions. The Company estimates the contractual allowances and implicit price concessions using a portfolio approach based on historical collections for claims with similar characteristics, such as location of service and type of third-party payor, in relation to established rates, because the Company does not have a contract with the underlying payor. Any subsequent changes in estimate on the realization of the receivable is recorded as a revenue adjustment. Management believes that calculating at the portfolio level would not differ materially from considering each patient account separately

The Company continually reviews the revenue transaction price estimation process to consider updates to laws and regulations and changes in third-party payor contractual terms that result from contract renegotiations and renewals. Due to complexities involved in determining amounts ultimately due under reimbursement arrangements with third-party payors and government entities, which are often subject to interpretation, the Company may receive reimbursement for healthcare services that is different from the estimates, and such differences could be material.

Other revenue

Revenue from the ATI Worksite Solutions business is derived from onsite services provided to clients’ employees including injury prevention, rehabilitation, ergonomic assessments and performance optimization. Revenue is determined based on the number of hours and respective rate for services provided.

Revenues from Management Service Agreements (“MSA”) are derived from contractual arrangements whereby the Company manages a non-controlled clinic or clinics for third party owners. The Company does not have any ownership interest in these clinics. Typically, revenue is determined based on the number of visits conducted at the clinic and recognized when services are performed. Costs, primarily salaries for the Company’s employees, are recorded when incurred.

Other revenue includes physical or occupational therapy services and athletic training provided on-site, such as at schools, homes and industrial worksites. Contract terms and rates are agreed to in advance between the Company and the third parties. Services are typically performed over the contract period, and revenue is recorded in accordance with the contract terms. If the services are paid in advance, revenue is deferred and recognized as the services are performed.

Property and equipment

Property and equipment acquired is recorded at cost less accumulated depreciation, except during an acquisition of a business, in which case the assets are recorded at fair value. Depreciation is calculated using the straight-line method and is provided in amounts sufficient to attribute the cost of depreciable assets to operations over the estimated useful lives. The approximate useful life of each class of property and equipment is as follows:

Equipment	3 – 5 years
Furniture & fixtures	5 – 7 years
Automobiles	3 – 5 years
Software	3 – 5 years
Buildings	40 years
Leasehold improvements	Lesser of lease term or estimated useful lives of the assets (generally 5 – 15 years)

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

Major repairs that extend the useful life of an asset are capitalized to the property and equipment account. Routine maintenance and repairs are charged to rent, clinic supplies, contract labor and other expense and selling, general and administrative expenses. Gains or losses associated with property and equipment retired or sold are included in earnings.

Computer software is included in property and equipment and consists of purchased software and internally developed software. The Company capitalizes application-stage development costs for significant internally developed software projects. Once the software is ready for its intended use, these costs are amortized on a straight-line basis over the software’s estimated useful life. Costs recognized in the preliminary project phase and the post-implementation phase, as well as maintenance and training costs, are expensed as incurred.

Impairment of long-lived assets

The Company reviews the recoverability of long-lived assets whenever events or circumstances occur indicating that the carrying value of the asset may not be recoverable. If the undiscounted cash flows related to the long-lived asset or asset group are not sufficient to recover the remaining carrying value of such asset or asset group, an impairment charge is recognized for the excess carrying amount over the fair value of the asset or asset group. Impairment of deferred leasehold interests relating to asset write-offs from clinic closings are recorded to clinic operating costs.

Goodwill and intangible assets

Goodwill represents the excess of the purchase price over the fair value of assets acquired and liabilities assumed. The Company accounts for goodwill and indefinite-lived intangible assets under Accounting Standards Codification (“ASC”) Topic 350, Intangibles—Goodwill and Other, which requires the Company to test goodwill and other indefinite-lived assets for impairment annually or whenever events or circumstances indicate that impairment may exist. The Company did not note any triggering events during the current or prior presented years that resulted in the recording of an impairment loss. Due to the current economic uncertainty resulting from the COVID-19 pandemic, the Company will continue to review the carrying amounts of goodwill and indefinite-lived assets for potential triggering events.

The cost of acquired businesses is allocated first to its identifiable assets, both tangible and intangible, based on estimated fair values. Costs allocated to finite-lived identifiable intangible assets are generally amortized on a straight-line basis over the remaining estimated useful lives of the assets. The excess of purchase price over the fair value of identifiable assets acquired, net of liabilities assumed, is recorded as goodwill.

The approximate useful life of each class of intangible asset is as follows:

ATI Physical Therapy trade name/trademarks	Indefinite
Non-compete agreements	2 – 5 years
Other intangible assets	15 years

Goodwill and intangible assets with indefinite lives are not amortized but must be reviewed at least annually for impairment. If the impairment test indicates that the carrying value of an intangible asset exceeds its fair value, then an impairment loss should be recognized in the consolidated statements of operations and comprehensive income (loss) in an amount equal to the excess carrying value over fair value. Fair value is determined using valuation techniques based on estimates, judgments and assumptions the Company believes are appropriate in the circumstances. The Company completed the annual impairment analysis of goodwill as of October 1, 2020 by estimating its fair value using an average of a discounted cash flow analysis and comparable public company

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

analysis. The key assumptions associated with determining the estimated fair value include projected future revenue growth rates, EBITDA margins, the terminal growth rate, the discount rate and relevant market multiples. The Company completed the annual impairment analysis of indefinite-lived intangible assets as of October 1, 2020 by estimating its fair value using the relief from royalty approach. The key assumptions associated with determining the estimated fair value include projected revenue growth, the royalty rate and the discount rate.

Deferred financing costs

Original debt issuance discounts and costs incurred related to debt financing are recorded as a reduction to debt and amortized ratably over the term of the related debt agreement, using the effective interest method. Deferred financing costs related to debt instruments with no outstanding liability balance (e.g. revolving credit facilities) are recognized as prepaid expenses and amortized ratably over the term of the related agreement using the effective interest method. Deferred financing costs are amortized to interest expense, net in the Company’s consolidated statements of operations and comprehensive income (loss). The Company recognized amortization of deferred debt issuance costs of $3.0 million, $2.7 million and $2.7 million for the years ended December 31, 2020, 2019 and 2018, respectively. The Company recognized amortization of original debt issuance discounts of $1.0 million, $0.5 million and $0.8 million for the years ended December 31, 2020, 2019 and 2018, respectively.

Preferred stock

Preferred stock is classified as debt, equity or mezzanine equity based on its redemption features. Preferred stock with redemption features outside of the control of the issuer, such as contingent redemption features, is classified as mezzanine equity. Preferred stock with mandatory redemption features is classified as debt. Preferred stock with no redemption features, or redemption features over which the issuer has control, is classified as equity.

The Company’s preferred stock is classified as debt (redeemable preferred stock) in the Company’s consolidated balance sheets. Refer to Note 14, “Series A Preferred Stock” for more information about the Company’s preferred stock.

Noncontrolling interests in consolidated affiliates

The consolidated financial statements include all assets, liabilities, revenues and expenses of less-than-100%-owned affiliates where the Company has a controlling financial investment. The Company has separately reflected net income attributable to the noncontrolling interests in net income in the consolidated statements of operations and comprehensive income (loss).

Fair value of financial instruments

The Company determines fair value measurements used in its consolidated financial statements based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants exclusive of any transaction costs, as determined by either the principal market or the most advantageous market.

Inputs used in the valuation techniques to derive fair values are classified based on a three-level hierarchy. The basis for fair value measurements for each level within the hierarchy is described below with Level 1 having the highest priority and Level 3 having the lowest.

•	Level 1: Quoted prices in active markets for identical assets or liabilities.

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

•

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs are observable in active markets.

•	Level 3: Valuations derived from valuation techniques in which one or more significant inputs are unobservable.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, other current assets, accounts payable, other accrued expenses and deferred revenue for which the carrying amounts approximate fair value because of the short maturity of these items. The Company’s term loans and revolving line of credit are Level 2 fair value measures which have variable interest rates and, therefore, the recorded amounts approximate fair value. The Company utilizes the market approach valuation technique based on interest rates that are currently available to the Company for issuance of debt with similar terms and maturities.

Income taxes

The Company accounts for income taxes in accordance with ASC Topic 740 (“ASC 740”), Income Taxes. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in operations in the period that includes the enactment date.

ASC 740 provides guidance on how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. ASC 740 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more likely than not of being sustained by the applicable tax authority. Tax positions deemed to not meet a more-likely-than-not threshold may not be recognized in the financial statements. The Company reviews these tax uncertainties in light of changing facts and circumstances, such as the progress of tax audits, and if any tax uncertainties were identified, the Company would recognize them accordingly.

General and professional liability

The Company purchases general and professional liability insurance to cover general and professional liability claims. In addition, the Company carries an umbrella insurance policy. Management believes that any known claims or incidents will not have a material effect on the Company’s consolidated financial position or results of operations.

Clinic operating costs

Clinic operating costs consist of salaries specific to the Company’s clinic operations along with rent, clinic supplies expense, depreciation and advertising costs. In addition, clinic operating costs includes the provision for doubtful accounts.

Selling, general and administrative expenses

Selling, general and administrative expenses consist primarily of wages and benefits for corporate personnel, corporate outside services, marketing costs, depreciation of corporate fixed assets, amortization of intangible assets and certain corporate level professional fees, including those related to legal, accounting and payroll.

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

Advertising costs

Advertising costs are expensed as incurred or when services are rendered. Advertising costs included in clinic operating costs were $2.3 million, $4.6 million and $4.3 million for the years ended December 31, 2020, 2019 and 2018, respectively. Advertising costs included in selling, general and administrative expenses were $4.8 million, $6.9 million and $7.6 million for the years ended December 31, 2020, 2019 and 2018, respectively.

Leases

The Company’s classes of leased assets include real estate and equipment. All leased assets have been classified as operating lease arrangements. The Company applies the guidance in ASC Topic 842 (“ASC 842”), Leases, to individual leases of assets. The Company determines whether an arrangement is a lease at contract inception by determining if the contract conveys the right to control the use of identified property or equipment for a period of time in exchange for consideration.

Operating lease balances are included in operating lease right-of-use (“ROU”) assets, current portion of operating lease liabilities and operating lease liabilities in the Company’s consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease.

ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The operating lease ROU asset also includes any prepaid lease payments made, less lease incentives. When discount rates implicit in leases cannot be readily determined, the Company uses the applicable incremental borrowing rate at lease commencement to perform lease classification tests on lease components and to measure lease liabilities and ROU assets. The Company’s incremental borrowing rate is the rate of interest that it would have to pay to borrow on a collateralized basis, over a similar term, an amount equal to the lease payments in a similar economic environment.

The ROU asset is subject to testing for impairment if there is an indicator for impairment, as is the case for owned assets. The amortization of operating lease ROU assets and the accretion of operating lease liabilities are reported together as fixed lease expense. The fixed lease expense is recognized on a straight-line basis over the life of the lease.

The Company’s initial operating lease terms are generally between 7 and 10 years, and typically contain options to renew for varying terms. The Company’s lease terms include the impact of options to extend or terminate the lease when it is reasonably certain that the options will be exercised or not exercised, as appropriate. Generally, options are not deemed reasonably certain until a legal amendment is executed. Leases with an initial term of 12 months or less are not recorded on the balance sheet.

Some of the Company’s operating leases include variable lease payments, which include periodic adjustments of the Company’s payments for the use of the asset based on changes in factors such as consumer price indices, fair market value, tax rates imposed by taxing authorities or lessor cost of insurance. To the extent they are not included in operating lease liabilities and operating lease ROU assets, these variable lease payments are recognized as incurred. Additionally, the Company makes payments for property taxes, insurance, common area maintenance or other services and accounts for these costs as variable lease payments.

Prior to adopting ASC 842 on January 1, 2020 we classified leases at inception date as either a capital lease or an operating lease in accordance with the guidance in ASC 840. All leased assets were classified as operating leases wherein rental payments were expensed on a straight-line basis over their respective lease term. When a landlord

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

offered the Company incentives or concessions, such as reimbursement for leasehold improvements made to new space, the concessions were recognized by the Company as deferred leasehold improvement allowances and as a reduction of rental expense on a straight-line basis over the term of the lease.

Recently adopted accounting guidance

In May 2014, the Financial Accounting Standards Board (“FASB”) established ASC Topic 606, Revenue from Contracts with Customers, by issuing Accounting Standards Update (“ASU”) No. 2014-09. ASC Topic 606 supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition. The core principle of the new guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. New disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers are required. The standards also require the selection of a retrospective or cumulative effect transition method.

The Company adopted this standard on January 1, 2018 using a modified retrospective transition method. Upon adoption, the Company recognized the cumulative effect of $0.4 million as an adjustment to decrease the opening balance of the accumulated deficit. The adoption of this standard did not have a material impact on the Company’s consolidated statements of operations and comprehensive income (loss) and consolidated statements of cash flows. Prior periods were not retrospectively adjusted.

In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation (Topic 718)—Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The Company adopted ASU 2016-09 effective January 1, 2018. The adoption of this standard did not materially impact the Company’s consolidated financial statements.

In August 2017, the FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities, which amends and simplifies existing guidance in order to allow companies to more accurately present the economic effects of risk management activities in the financial statements. The Company early adopted ASU 2017-12 effective January 1, 2018. As the Company did not have derivatives outstanding at the time of adoption, no prior period adjustments were required. Pursuant to the provisions of ASU 2017-12, the Company is no longer required to separately measure and recognize hedge ineffectiveness. Instead, the Company recognizes the entire change in the fair value of cash flow hedges included in the assessment of hedge effectiveness in other comprehensive loss. The amounts recorded in other comprehensive loss will subsequently be reclassified into interest expense when the hedged item affects earnings. The adoption of this standard did not materially impact the Company’s consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This ASU addresses the classification of certain specific cash flow issues including debt prepayment or extinguishment costs, settlement of certain debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of certain insurance claims and distributions received from equity method investees. The Company adopted this ASU effective January 1, 2019. The adoption of this standard did not materially impact the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

businesses. The amendments in this ASU require that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set of assets is not a business. The Company adopted this ASU effective January 1, 2019. The adoption of this standard did not materially impact the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This ASU requires a customer in a cloud computing arrangement that is a service contract to follow the internal-use software guidance to determine which implementation costs to defer and recognize as an asset. The Company adopted this ASU effective January 1, 2019 using the prospective method of adoption. The adoption of this standard did not materially impact the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04 (ASU 2017-04), Simplifying the Test for Goodwill Impairment (Topic 350), which eliminates the requirement to calculate the implied fair value of goodwill to measure a goodwill impairment charge. The Company elected to early adopt this ASU effective January 1, 2019. The adoption of this standard did not materially impact the Company’s consolidated financial statements.

In February 2016, the FASB established ASC Topic 842, Leases, by issuing ASU No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. ASC 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; ASU No. 2018-11, Targeted Improvements; ASU No. 2019-01, Codification Improvements; and ASU No. 2019-10, Leases (Topic 842). ASC 842 establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement.

ASC 842 is effective for the Company on January 1, 2021, with early adoption permitted. The Company elected to early adopt this standard on January 1, 2020 using the alternative transition method provided by ASC 842. Under the alternative transition method, the effects of initially applying the new guidance are recognized as a cumulative-effect adjustment to retained earnings at the date of initial application, which is January 1, 2020, and prior periods are not restated.

As part of transitioning to ASC 842, the Company has elected to apply the package of transition practical expedients, which allows the Company to not reassess under ASC 842 prior conclusions about lease identification, lease classification and initial direct costs. As a result of adopting ASC 842 and election of the transition practical expedients, the Company recognized ROU assets and lease liabilities for those leases classified as operating leases under ASC 840 that continued to be classified as operating leases under ASC 842 at the date of initial application. Leases classified as capital under ASC 840 are classified as finance under ASC 842. As of the date of transition to ASC 842, the Company did not have any capital leases under ASC 840.

The Company has elected the practical expedient within ASC 842 to not separate lease and non-lease components within lease transactions for all classes of assets. Additionally, the Company has elected the short-term lease exception for all classes of assets.

In applying the alternative modified retrospective transition method, the Company measured lease liabilities at the present value of the sum of remaining minimum lease payments. The Company’s operating lease liabilities have been measured using the Company’s incremental borrowing rates as of January 1, 2020 (the date of initial

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

application). Additionally, the Company’s operating lease ROU assets have been measured as the initial measurement of applicable lease liabilities adjusted for any unamortized initial direct costs, prepaid/accrued rent, unamortized lease incentives and any liabilities on account of exit or disposal cost obligations.

Adoption of ASC 842 at January 1, 2020, and application of the alternative modified retrospective transition method resulted in the recognition of:

(1) operating lease ROU assets of $263.2 million;

(2) operating lease liabilities of $306.4 million;

(3) the cumulative effect adjustment to increase the opening balance of the accumulated deficit by $0.4 million;

Adoption of this standard did not have a material impact on the Company’s consolidated statements of operations and comprehensive income (loss) and consolidated statements of cash flows. Refer to Note 11, “Leases” for more information about the Company’s lease related obligations.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326), which added a new impairment model known as the current expected credit loss (“CECL”) model. The CECL model is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes as an allowance its estimate of expected credit losses. ASU No. 2016-03 was subsequently amended by ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses; ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments; ASU 2019-05, Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief; ASU 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates; ASU 2019-11, Codification Improvements to Topic 326, Financial Instruments—Credit Losses; and ASU 2020-02, Financial Instruments—Credit Losses (Topic 326) and Leases (Topic 842)—Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842) (SEC Update). The CECL model applies to all financial instruments carried at amortized cost (including trade receivables) and off-balance-sheet credit exposures not accounted for as insurance or as derivatives. The CECL model does not have a minimum threshold for recognition of impairment losses, and entities will need to measure expected credit losses on assets that have a low risk of loss. The effects of initially applying the new guidance are recognized as a cumulative-effect adjustment to retained earnings at the date of initial application. This ASU is effective for the Company on January 1, 2023, with early adoption permitted. The Company elected to early adopt this ASU effective January 1, 2020. The adoption of this standard did not materially impact the Company’s consolidated financial statements.

Recent accounting pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes—Simplifying the Accounting for Income Taxes (Topic 740), which removes certain exceptions to the general principles in Topic 740 and simplifies the accounting for income taxes. This ASU is effective for the Company on January 1, 2022, with early adoption permitted. The Company expects to early adopt this new accounting standard effective January 1, 2021. The Company does not expect adoption of this ASU to have a material impact on the Company’s consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional guidance for a limited period of time to

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. This standard is effective for all entities as of March 12, 2020 through December 31, 2022, with early adoption permitted. The Company has certain debt instruments for which the interest rates are indexed to the London InterBank Offered Rate (“LIBOR”), and as a result, is currently evaluating the effect that implementation of this standard will have on the Company’s consolidated operating results, cash flows, financial condition and related disclosures.

3. Revenue from Contracts with Customers

The following table disaggregates net operating revenue by major service line for the years ended December 31, 2020, 2019 and 2018 (in thousands):

	2020	2019	2018
Net patient revenue	$529,585	$717,596	$680,238
ATI Worksite Solutions(1)	30,864	27,662	24,211
Management Service Agreements(1)	15,837	17,363	16,933
Other revenue(1)	15,967	22,837	17,272

	$592,253	$785,458	$738,654

(1)	ATI Worksite Solutions, Management Service Agreements and Other revenue are included within other revenue on the face of the consolidated statements of operations and comprehensive income (loss).

The following table disaggregates net patient revenue for each associated payor class as a percentage of total net patient revenue for the years ended December 31, 2020, 2019 and 2018:

	2020	2019	2018
Commercial	53.1%	51.5%	50.0%
Government	22.2%	23.6%	23.2%
Workers’ compensation	17.6%	17.2%	18.9%
Other(1)	7.1%	7.7%	7.9%

	100.0%	100.0%	100.0%

(1)	Other is primarily comprised of net patient revenue related to auto personal injury.

4. Goodwill, Trade Name and Other Intangible Assets

Our indefinite-lived intangible assets consist of certain trade names. The Company’s primary trade name has earned a reputation with patients, physicians, payors and employers for providing high quality therapy services with superior patient outcomes. We test indefinite-lived intangible assets for impairment on an annual basis as of October 1. The Company concluded that no indefinite-lived intangible asset impairment existed at the time of annual impairment tests performed for the years ended December 31, 2020, 2019 and 2018.

The Company has one reporting unit for purposes of the Company’s annual goodwill impairment test, which is completed as of October 1. The Company concluded that no goodwill impairment existed at the time of the annual impairment tests performed for the years ended December 31, 2020 and 2019.

The Company has not identified any triggering events occurring after the testing date that would impact the impairment testing results obtained but will continue to monitor the fair value of the Company. If the estimated

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

cash flows decrease, impairment charges may need to be recorded in the future. Factors that could result in the cash flows being lower than the current estimates include decreased revenue caused by unforeseen changes in the healthcare market or the inability to achieve the estimated operating margins in the forecasts due to unforeseen factors. Additionally, changes in the broader economic environments could cause changes to the estimated discount rates and comparable company valuation indicators which may impact the estimated fair values.

Changes in the carrying amount of goodwill were as follows for the years ended December 31, 2020 and 2019 (in thousands):

	2020	2019

Beginning balance	$1,330,085	$1,327,837
Additions—acquisitions	—	2,248

Ending balance	$1,330,085	$1,330,085

The table below summarizes the Company’s carrying amount of trade name and other intangible assets at December 31, 2020 and 2019 (in thousands):

	2020	2019
Gross intangible assets:
ATI trade name(1)	$643,700	$643,700
Non-compete agreements	4,678	4,428
Other intangible assets	640	640
Accumulated amortization:
Accumulated amortization—non-compete agreements	(4,437)	(4,290)
Accumulated amortization—other intangible assets	(242)	(199)

Total trade name and other intangible assets, net	$644,339	$644,279

(1)	Not subject to amortization.

Upon the adoption of ASC 842, the Company’s above market leases and below market leases were reclassified and included in the measurement of ROU assets for all reporting periods after January 1, 2020. Prior to the adoption of ASC 842, below market leases were included in other non-current assets and above market leases were included in deferred leasehold interests, net in the Company’s consolidated balance sheets. Above market leases and below market leases were amortized over the term of the respective leases. The gross carrying amount and related accumulated amortization of the Company’s above market leases and below market leases, after the impact of related impairment charges, were as follows at December 31, 2019 (in thousands):

	2019
	Below Market Leases	Above Market Leases
Gross carrying value	$2,688	$10,303
Accumulated amortization	(1,260)	(7,234)

Ending balance	$1,428	$3,069

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

The following table presents the amount of amortization expense (income) recorded in clinic operating costs and selling, general and administrative expenses in the Company’s consolidated statements of operations and comprehensive income (loss) for the years ended December 31, 2020, 2019 and 2018 (in thousands):

	2020	2019	2018
Clinic operating costs:
Amortization income(1)	$—	$(1,230)	$(1,662)
Selling, general and administrative expenses:
Amortization expense	190	215	327

Total expense (income)	$190	$(1,015)	$(1,335)

(1)

Clinic operating costs amortization income was primarily related to the amortization of above and below market leases. Due to the adoption of ASC 842, there was no above and below market lease amortization during fiscal year 2020.

The Company estimates that amortization expense related to intangible assets is expected to be immaterial over the next five fiscal years and thereafter.

5. Property and Equipment

Property and equipment consisted of the following at December 31, 2020 and 2019 (in thousands):

	2020	2019
Equipment	$32,978	$31,452
Furniture and fixtures	17,247	17,018
Leasehold improvements	162,853	153,733
Automobiles	19	127
Computer equipment and software	77,390	68,804
Construction-in-progress	9,594	9,808

	300,081	280,942
Accumulated depreciation and amortization	(162,907)	(125,547)

Property and equipment, net	$137,174	$155,395

Property and equipment includes internally developed computer software costs in the amount of $50.8 million and $46.3 million as of December 31, 2020 and 2019, respectively. The related amortization expense was $9.8 million, $9.8 million and $7.6 million for the years ended December 31, 2020, 2019 and 2018, respectively.

Depreciation expense is recorded within rent, clinic supplies, contract labor and other and selling, general and administrative expenses within the consolidated statements of operations and comprehensive income (loss), depending on the use of the underlying fixed assets. The depreciation expense recorded in clinic operating costs relates to revenue-generating assets, which primarily includes clinic leasehold improvements, therapy equipment and automobiles. The depreciation expense included in selling, general and administrative expenses is related to infrastructure items, such as corporate leasehold improvements, computer equipment and software.

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

The following table presents the amount of depreciation expense recorded in rent, clinic supplies, contract labor and other and selling, general and administrative expenses in the Company’s consolidated statements of operations and comprehensive income (loss) for the years ended December 31, 2020, 2019 and 2018 (in thousands):

	2020	2019	2018
Rent, clinic supplies, contract labor and other	$25,409	$25,007	$25,653
Selling, general and administrative expenses	14,101	15,112	13,437

Total depreciation expense	$39,510	$40,119	$39,090

6. Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consisted of the following at December 31, 2020 and 2019 (in thousands):

	2020	2019
Salaries and related costs	$21,387	$30,044
CARES Act funds(1)	21,031	—
Credit balance due to patients and payors	9,635	3,889
Transaction-related amount due to former owners(2)	3,611	3,611
Transaction-related costs(3)	2,547	367
Revenue cycle management costs	2,469	918
Deferred rent(4)	—	13,348
Other	10,010	7,201

Total	$70,690	$59,378

(1)	Includes current portion of MAAPP funds received and deferred employer Social Security tax payments.
(2)	Represents the amount due to former owners related to the Company’s utilization of net operating loss carryforwards generated prior to the 2016 Transaction.
(3)	Represents costs related to public readiness initiatives and potential corporate transactions.
(4)	Due to the adoption of ASC 842, deferred rent was reclassified and included in the measurement of the Company’s ROU assets for all reporting periods after January 1, 2020.

7. Borrowings

Long-term debt consisted of the following at December 31, 2020 and 2019 (in thousands):

	2020	2019
First lien term loan(1) (due May 10, 2023, with principal payable in quarterly installments)	$779,915	$788,081
Second lien subordinated loan(2) (due in one payment on May 10, 2024)	231,335	225,000
Less: unamortized debt issuance costs	(8,933)	(12,120)
Less: unamortized original issue discount	(2,732)	(3,777)

Total debt	$999,585	$997,184
Less: current portion of long-term debt	(8,167)	(8,167)

Long-term debt, net	$991,418	$989,017

(1)

Interest rate of 4.5% and 5.2% at December 31, 2020 and 2019, respectively, with interest payable in designated installments (dependent upon the base interest rate election) at a variable interest rate.

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

(2)	Interest rate of 10.3% and 11.0% at December 31, 2020 and 2019, respectively, with interest paid in designated installments (dependent upon the base interest rate election).

2016 first and second lien credit agreements

On May 10, 2016, the Company borrowed $660.0 million in term debt in accordance with its first lien credit agreement. The Company incurred debt issuance costs and an original issue discount (“OID”) of $17.3 million and $8.1 million, respectively. The first lien term loan is payable in quarterly installments and matures on May 10, 2023.

On May 10, 2016, the Company borrowed $225.0 million in subordinated term debt in accordance with its second lien credit agreement. The Company incurred debt issuance costs of $7.9 million. The second lien term loan matures on May 10, 2024.

On December 22, 2016, the Company converted $50.0 million of revolver borrowings into $50.0 million of term debt and borrowed an additional $5.0 million under an amendment to the first lien credit agreement. The Company incurred debt issuance costs and OID of $0.1 million and $0.6 million, respectively.

On June 29, 2017, the Company borrowed an additional $50.0 million under a second amendment to the first lien credit agreement. The Company incurred debt issuance costs and OID of $0.1 million and $0.5 million, respectively.

On August 16, 2017, the Company repriced the first lien credit agreement under a third amendment. The applicable interest rate spreads for term debt were lowered from 4.5% to 3.5% per annum for LIBOR loans and from 3.5% to 2.5% per annum for prime rate loans. On the same day, the Company borrowed an additional $10.0 million under a fourth amendment to the first lien credit agreement. The Company incurred debt issuance costs of $0.4 million.

On October 2, 2018, the Company borrowed an additional $40.0 million under a fifth amendment to the first lien credit agreement, with an OID of $0.3 million.

On March 31, 2020, the Company elected to pay a portion of its interest in kind on its second lien credit agreement by capitalizing and adding such interest to the principal amount of the debt. The Company made two paid in kind interest elections in the amounts of $3.1 million and $3.2 million on June 30, 2020 and September 30, 2020, respectively.

The 2016 first and second lien credit arrangements are guaranteed by Wilco Intermediate and its domestic subsidiaries, subject to customary exceptions (collectively, the “Guarantors”) and secured by substantially all of the assets of ATI Holdings Acquisition, Inc. (the “Borrower”) and Guarantors. The 2016 first and second lien borrowings bear interest, at the Borrower’s election, at a base interest rate of the Alternate Base Rate (“ABR”) or LIBOR plus an interest rate spread, as defined in the first and second lien credit agreements. The ABR is the highest of (i) the federal funds rate plus 0.5%, (ii) one-month LIBOR plus 1.0% and (iii) the prime rate. The LIBOR term may be one, two, three or six months (or, to the extent available, twelve months or a shorter period).

The per annum interest rate spread for first lien term loans is (a) 2.50% for ABR loans and (b) 3.50% for LIBOR loans. The interest rate spread for second lien term loans is (a) 8.25% for ABR loans and (b) 9.25% for LIBOR loans, in each case with an increase of 1.25% per annum for any interest period in which the Borrower elects to pay a portion of the required interest in kind. The effective interest rate for the first lien term loan was 4.9% and 5.6% for the years ended December 31, 2020 and 2019, respectively. The effective interest rate for the second lien term loan was 10.9% and 11.6% for the years ended December 31, 2020 and 2019, respectively.

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

The agreements contain covenants with which the Borrower must comply. For the first lien credit agreement, the Borrower must maintain, as of the last day of each fiscal quarter when the sum of the outstanding balance of revolving loans, swingline loans and certain letters of credit exceeds 30% of the total revolving credit facility commitment, a ratio of consolidated first lien net debt to consolidated adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), as defined in the agreements, not to exceed 6.25:1.00. Additionally, the agreements are subject to subjective acceleration clauses, effective upon a material adverse change in the Company’s business or financial condition. As of December 31, 2020, the Borrower was in compliance with the financial covenant contained in the first lien agreement.

Revolving credit facility

The first lien agreement includes a revolving credit facility with a maximum borrowing capacity of $70.0 million, including $15.0 million sub-limit for swingline loans and amounts available for letters of credit. The issuance of such letters of credit and the making of swingline loans reduces the amount available under the applicable revolving credit facility. The Company incurred debt issuance costs of $1.6 million associated with entering the agreement.

The Borrower may make draws under the revolving credit facility to make or purchase additional investments and for general working capital purposes until the maturity date of the revolving credit facility. On November 13, 2020, the Company extended the maturity date of its revolving credit facility from May 10, 2021 to May 10, 2023 under a sixth amendment to the first lien credit agreement. The first lien revolving facility matures on May 10, 2023 unless (a) as of February 9, 2023 (the “Springing Maturity Date”), either (i) more than $100.0 million of first lien term loans remain outstanding on the Springing Maturity Date or (ii) the debt incurred to refinance any portion of the first lien term loans in excess of $100.0 million does not satisfy specified parameters, in which case the first lien revolving facility will mature on February 9, 2023, or (b) the Borrower makes certain prohibited restricted payments as defined in the agreement, in which case the first lien revolving facility will mature on the later of (i) the date of such restricted payment and (ii) May 10, 2021. The Company incurred $0.4 million in fees associated with the extension.

The per annum interest rate spread for first lien revolving loans is (a) 3.50% for ABR loans and (b) 4.50% for LIBOR loans, with stepdowns based on the first lien leverage ratio. The applicable interest rate spreads were 3.0% and 3.5% for ABR revolving borrowings, and 4.0% and 4.5% for LIBOR revolving borrowings at December 31, 2020 and 2019, respectively. In addition to the stated interest rate on borrowings under the revolving credit facility, the Company is required to pay a commitment fee of between 0.25% and 0.5% per annum on any unused portion of the revolving credit facility based on the Company’s first lien leverage ratio. The fee was 0.25% at December 31, 2020.

The Company drew amounts totaling $68.8 million under its revolving credit facility in March and April 2020. The Company repaid the borrowed amounts in full in June 2020. As of December 31, 2020 and 2019, no borrowings were outstanding under the revolving credit facility.

The Company had letters of credit totaling $1.2 million under the letter of credit sub-facility on the revolving credit facilities as of December 31, 2020 and 2019, respectively. The letters of credit auto-renew on an annual basis and are pledged to insurance carriers and a landlord as collateral.

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

Aggregate maturities of long-term debt are as follows (in thousands):

2021	$8,167
2022	8,167
2023	763,581
2024	231,335

Total future maturities	1,011,250
Original issue discount and debt issuance costs	(11,665)

Total debt	$999,585

8. Employee Benefit Plans

The Company maintains a defined contribution 401(k) retirement plan for its full-time employees. The plan allows all participants to make elective pretax contributions of up to 100% of their compensation, up to a maximum amount as limited by law. The Company makes matching contributions to the plan on behalf of the employee in the amount of 50% of the first 6% of the contributing participant’s elective deferral contribution. Matching contributions to the plan were $4.7 million, $5.5 million and $4.9 million for the years ended December 31, 2020, 2019 and 2018, respectively.

The following table presents the Company’s matching contributions to the plan recorded in clinic operating costs and selling, general and administrative expenses in the consolidated statements of operations and comprehensive income (loss) for the years ended December 31, 2020, 2019 and 2018 (in thousands):

	2020	2019	2018
Clinic operating costs	$4,206	$4,965	$4,408
Selling, general and administrative expenses	520	504	537

Total	$4,726	$5,469	$4,945

9. Stock-Based Compensation

The Company recognizes compensation expense for all share-based compensation awarded to employees, net of forfeitures, using a fair value-based method. The grant-date fair value of each award is amortized to expense over the award’s vesting period. Compensation expense associated with share-based awards is included in selling, general and administrative expenses in the accompanying consolidated statements of operations and comprehensive income (loss).

The Company adopted the Wilco Acquisition, LP 2016 Equity Incentive Plan (the “2016 Plan”) under which it may grant profit interests of Wilco Acquisition, LP (the “Parent Company”), in the form of Incentive Common Units, to members of management, key employees and independent directors of the Parent Company and its subsidiaries. The General Partner of the Parent Company (or a subcommittee thereof appointed to administer the 2016 Plan) is authorized to make grants and to make various other decisions under the 2016 Plan. The maximum number of Incentive Common Units reserved for issuance under the 2016 Plan is 92,917,083. The maximum number of Incentive Common Units awarded to independent directors of the Parent Company shall not exceed 2,581,030.

Service-based vesting

The Parent Company grants Incentive Common Units, subject to service-based vesting, to members of management, key employees and independent directors. Pursuant to the 2016 Plan, total stock-based

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

compensation expense related to service-based awards recognized in the years ended December 31, 2020, 2019 and 2018 was $1.9 million, $1.8 million and $2.9 million, respectively. Stock-based compensation expense is recognized on a straight-line basis over the vesting period, generally five years. Stock-based compensation expense is adjusted for forfeitures as incurred. As of December 31, 2020, the remaining unrecognized compensation expense from unvested service-based incentive units was $4.7 million, which will be recognized over a weighted-average period of 3.52 years.

The following table summarizes the activity of service-based units and respective weighted-average fair market value per unit in relation to the 2016 Plan for the years ended December 31, 2020, 2019 and 2018:

	2020		2019		2018
	Units	FMV	Units	FMV	Units	FMV
Outstanding at beginning of period	48,667,422	$0.34	43,071,537	$0.36	35,651,263	$0.40
Issued	4,170,049	$0.31	17,086,750	$0.27	15,446,621	$0.28
Forfeited	(1,985,215)	$0.31	(11,490,865)	$0.31	(8,003,118)	$0.39
Redeemed	—	—	—	—	(23,229)	$0.39

Outstanding at end of period	50,852,256	$0.32	48,667,422	$0.34	43,071,537	$0.36

Outstanding and vested at beginning of period	24,614,338	$0.38	19,244,975	$0.39	11,115,315	$0.39
Vested	6,749,005	$0.29	5,369,363	$0.36	8,152,889	$0.37
Redeemed	—	—	—	—	(23,229)	$0.39

Outstanding and vested at end of period	31,363,343	$0.36	24,614,338	$0.38	19,244,975	$0.39

Outstanding and unvested at end of period	19,488,913	$0.25	24,053,084	$0.29	23,826,562	$0.34

Performance-based vesting

Members of management, key employees and independent directors are granted Incentive Common Units in the Parent Company, subject to performance-based vesting. For such units, vesting is generally contingent upon a change-in-control, including in the event of an initial public offering (“IPO”), and the achievement of specified investment returns of certain Parent Company unit holders. In the event of an IPO, the performance-based vesting requirements will convert to service-based vesting requirements. Since a change in control or IPO cannot be assessed as probable before it occurs, no compensation expense has been recorded for the performance-based units that have been granted under the 2016 Plan.

The following table summarizes the activity of performance-based units and respective weighted-average fair market value per unit in relation to the 2016 Plan for the years ended December 31, 2020, 2019 and 2018:

	2020		2019		2018
	Units	FMV	Units	FMV	Units	FMV
Outstanding at beginning of period	35,075,204	$0.18	35,532,014	$0.25	34,398,044	$0.30
Issued	4,170,049	$0.19	17,086,750	$0.09	15,446,621	$0.17
Forfeited	(4,180,426)	$0.23	(17,543,560)	$0.23	(14,312,651)	$0.29

Outstanding at end of period	35,064,827	$0.16	35,075,204	$0.18	35,532,014	$0.25

Outstanding and unvested at beginning of period	35,064,827	$0.16	35,075,204	$0.18	35,532,014	$0.25

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

The fair value of each 2016 Plan incentive unit grant was determined using the Monte Carlo analysis. The fair value was derived by determining the equity valuation of the Company, and subsequently allocating the equity value among the securities that comprise the capital structure of the Company using the option-pricing method. The following weighted-average assumptions were used for the respective periods. Term is management’s probability-weighted estimate of the holding period expected for the equity sponsor, based on various scenarios contemplated in the Monte Carlo analysis. Volatility is measured using comparable companies’ publicly traded common stock prices, historical volatility using the log-return of daily stock prices for each comparable company, and, when available, implied volatilities of publicly traded options on the companies’ stock by backsolving the Black-Scholes option pricing model.

	2020	2019	2018
Risk-free interest rate	0.1%	2.3%	2.4%
Term	1 year	2 years	3 years
Volatility	72.5%	30.0%	35.0%
Expected dividend	—%	—%	—%

10. Income Taxes

The Company’s income (loss) before taxes consists of only domestic operations. The details of the Company’s income tax expense (benefit) for the years ended December 31, 2020, 2019 and 2018 are as follows (in thousands):

	2020	2019	2018
Current:
Federal	$—	$—	$1
State	251	14	190

Total current	251	14	191

Deferred:
Federal	3,514	(30,305)	(7,691)
State	(1,700)	(13,728)	(2,466)

Total deferred	1,814	(44,033)	(10,157)

Total income tax expense (benefit)	$2,065	$(44,019)	$(9,966)

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

The effective tax rate was (62.5)%, 113.8% and 17.0% for the years ended December 31, 2020, 2019 and 2018, respectively. The Company’s effective income tax rate varies from the federal statutory rate of 21.0% year to year due to various items, such as state income taxes, valuation allowances and nondeductible items such as interest expense on redeemable preferred stock. The differences between the federal tax rate and the Company’s effective tax rate for the years ended December 31, 2020, 2019 and 2018 are as follows (in thousands):

	2020		2019		2018
Federal income tax benefit at statutory rate	$(694)	21.0%	$(8,121)	21.0%	$(12,330)	21.0%
State income tax expense (benefit), net of federal tax benefit	1,248	(37.8%)	(3,741)	9.7%	(5,212)	8.9%
Change in state tax rate	(2,551)	77.1%	(1,197)	3.1%	(1,663)	2.8%
Prior period adjustments and other	(105)	3.2%	(51)	0.0%	(853)	1.6%
Valuation allowance	(981)	29.7%	(34,943)	90.4%	6,198	(10.6)%
Interest expense on redeemable preferred stock	3,997	(120.9)%	3,257	(8.4)%	2,683	(4.6)%
Other permanent differences, net	1,151	(34.8)%	777	(2.0)%	1,211	(2.1)%

Total income tax expense (benefit)	$2,065	(62.5%)	$(44,019)	113.8%	$(9,966)	17.0%

Income tax expense for the year ended December 31, 2020 includes $0.6 million in deferred income tax benefit related to the correction of a prior period error. We evaluated the impact of this error on our prior period financial statements, assessing both quantitatively and qualitatively, and concluded the error was not material to any of our prior year or the current year financial statements.

Deferred income taxes have been provided on temporary differences, which consist of the following at December 31, 2020 and 2019 (in thousands):

	2020	2019
Deferred income tax assets:
Accrued liabilities	$14,423	$7,085
Provision for bad debt	16,472	20,472
Operating lease liabilities	75,141	—
Acquisition and transaction costs	4,262	4,813
Net operating losses	54,655	52,613
Interest expense	21,903	26,132
Other deferred tax assets	4,205	5,424

Total gross deferred income tax assets	191,061	116,539
Valuation allowance	(22,581)	(23,562)

Total gross deferred income tax assets, net of valuation allowance	168,480	92,977
Deferred income tax liabilities:
Goodwill	36,374	28,942
Trade name/trademark	179,503	181,447
Operating lease right-of-use assets	63,531	—
Depreciation	24,188	14,387
Other deferred tax liabilities	3,431	4,981

Total gross deferred income tax liabilities	307,027	229,757

Net deferred income tax liabilities	$138,547	$136,780

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

Deferred tax assets include federal net operating losses of $153.3 million and $124.8 million at December 31, 2020 and 2019, respectively and state net operating losses of $440.5 million and $458.2 million at December 31, 2020 and 2019, respectively. Deferred tax assets are expected to be used in the reduction of taxable earnings of future tax years. The earliest net operating loss will expire by statute in 2021 for state net operating losses, and in 2035 for federal net operating losses.

In evaluating the Company’s ability to recover deferred income tax assets, all available positive and negative evidence is considered, including operating results, ongoing tax planning and forecasts of future taxable income in each of the jurisdictions in which the Company operates.

For the year ended December 31, 2019, the Company reached the conclusion that it was appropriate to release its valuation allowance related to a significant portion of its federal and state deferred tax assets due to the continued improvements in operating performance and the expectation of current and future taxable income, which is partly attributable to interest limitation addbacks. As a result of the release, the Company’s valuation allowance related to federal net operating loss carryforwards decreased approximately $26.0 million, and the Company’s valuation allowance related to state net operating loss carryforwards and state credits decreased approximately $8.9 million. Consistent with the prior year, for the year ended December 31, 2020, it is more likely than not that the Company’s federal and certain state deferred income tax assets will be realized, and the Company continues to maintain a valuation allowance mainly related to certain state net operating losses.

The Company is routinely audited by the tax authorities in various U.S. states and is currently not subject to examination. The statute remains open for most state jurisdictions for periods beginning in 2016. For federal tax purposes, tax years through 2016 are closed for examination by the Internal Revenue Service. Any interest and penalties related to the tax uncertainties are recorded in income tax expense.

As reflected in the following table, the Company has an uncertain tax position related to the tax treatment of tenant improvement allowances. The Company’s uncertain tax position is not expected to impact the effective tax rate. Due to the Company’s net operating loss position, there were no accrued interest and penalties related to the unrecognized tax benefits in any year. We believe that it is reasonably possible that our gross unrecognized tax benefits will be reduced within the next twelve months by $3.0 million due to anticipated tax filings. Of the gross unrecognized tax benefits, none were recognized as liabilities in the consolidated balance sheets in any year due to tax attribute carryforwards available to offset a potential tax liability.

(in thousands)	2020	2019	2018
Balance at beginning of period	$2,341	$884	$—
Increases for positions taken during the current year	686	1,457	884

Balance at end of period	$3,027	$2,341	$884

11. Leases

The Company leases various facilities and office equipment for its physical therapy operations and administrative support functions under operating leases. The Company’s initial operating lease terms are generally between 7 and 10 years. ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The amortization of operating lease ROU assets and the accretion of operating lease liabilities are reported together as fixed lease expense. The fixed lease expense is recognized on a straight-line basis over the life of the lease. Refer to Note 2, “Basis of Presentation and Summary of Significant Accounting Policies” for more information about the Company’s lease accounting policies and ASC 842 adoption.

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

Lease costs are included as components of clinic operating costs and selling, general and administrative expenses on the consolidated statements of operations and comprehensive income (loss). Lease costs incurred by lease type for the year ended December 31, 2020 were as follows (in thousands):

2020
Lease cost
Operating lease cost	$67,279
Variable lease cost(1)	18,689

Total lease cost(2)	$85,968

(1)	Includes short term lease costs, which are not material
(2)	Sublease income was not material

During the year ended December 31, 2020, the Company terminated certain lease agreements primarily related to corporate facilities no longer in use. These terminations resulted in net charges of $4.3 million, comprised of $3.9 million in loss on lease terminations and impairment and $0.4 million in other costs associated with the terminations. The charges are recorded in selling, general and administrative expenses in the Company’s consolidated statements of operations and comprehensive income (loss). The Company expects to pay approximately $4.6 million related to these terminations during 2021, which is included in current portion of operating lease liabilities on the Company’s consolidated balance sheets as of December 31, 2020.

During the year ended December 31, 2020, the Company modified the lease terms for a significant number of its real estate leases. Modifications were primarily rent concessions provided by lessors, and exercised options to extend lease terms due to COVID-19. Modifications during the year ended December 31, 2020 resulted in an increase to the Company’s operating lease ROU assets and operating lease liabilities of approximately $29.3 million.

Other supplemental quantitative disclosures as of the year ended December 31, 2020 was as follows:

2020
Other information
Cash paid for amounts included in the measurement of lease liabilities (in thousands):
Operating cash flows from operating leases	$61,993
Right-of-use assets obtained in exchange for new operating lease liabilities (in thousands):	$14,067

Weighted-average remaining lease term:
Operating leases	6.7 years
Weighted-average discount rate:
Operating leases	6.5%

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

Estimated undiscounted future lease payments under non-cancellable operating leases, along with a reconciliation of the undiscounted cash flows to operating lease liabilities, respectively, at December 31, 2020 were as follows (in thousands):

Year
2021	$69,726
2022	62,035
2023	56,389
2024	49,251
2025	40,436
Thereafter	103,101

Total undiscounted future cash flows	$380,938
Less: Imputed Interest	(74,553)

Present value of future cash flows	$306,385

Presentation on Balance Sheet
Current	$52,395
Non-current	$253,990

Prior to the adoption of ASC 842, the amount of rent expense recorded in clinic operating costs and selling, general and administrative expenses for the years ended December 31, 2019 and 2018 was as follows (in thousands):

	2019	2018
Clinic operating costs	$55,508	$52,997
Selling, general and administrative costs	2,830	2,922

Total lease cost	$58,338	$55,919

The related-party lease expense included in these amounts was $6.8 million and $6.9 million for the years ended December 31, 2019 and 2018, respectively. The relationship that gave rise to related party treatment is no longer applicable in 2020.

Prior to the adoption of ASC 842, minimum rental commitments under non-cancelable operating leases in effect at December 31, 2019 were as follows (in thousands):

Lease maturity
2020	$64,368
2021	59,507
2022	52,653
2023	46,615
2024	39,910
2025 and thereafter	115,512

Total minimum lease payments	$378,565

12. Commitments and Contingencies

The Company has contractual commitments that are not required to be recognized in the consolidated financial statements related to cloud computing and telecommunication services agreements. Minimum amounts due under

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

these agreements are approximately $8.7 million through March of 2024 subject to customary business terms and conditions.

From time to time, the Company is a party to legal proceedings, governmental audits and investigations that arise in the ordinary course of business. Management is not aware of any legal proceedings, governmental audits and investigations of which the outcome is probable or reasonably possible to have a material adverse effect on the Company’s results of operations or financial condition, which would require disclosure of the contingency and the possible range of loss.

13. Related-Party Transactions

Related-party rent expenses recorded for the years ended December 31, 2019 and 2018 are discussed in Note 11, “Leases”. The relationship that gave rise to related party treatment is no longer applicable in 2020.

14. Series A Preferred Stock

On May 10, 2016, the Company issued 98,000 shares of Series A Preferred Stock (the “preferred stock”), with a par value of $0.01 per share and original issue price of $1,000 per share, for a total consideration value of $98.0 million. The preferred stock vote together with the holders of common stock as a single class and includes protective provisions as outlined in the operating agreement. The preferred stock is a class of equity that has priority over the common stock with respect to distribution rights, liquidation rights and dividend rights. Upon any liquidation, the holders of preferred stock are entitled to be paid out of the available funds and assets, prior and in preference of any other security in an amount equal to the original issue price plus the amount of any unpaid cumulative, preferred dividends, whether or not declared. There were no costs associated with the issuance of the preferred stock.

The preferred stockholders, from and after issuance, are entitled to cumulative preferred dividends at an annual rate per share equal to 10.25% of the original issue price. The dividend rate of the preferred stock increases by 0.25% at the end of each fiscal quarter beginning after the second anniversary of the issuance of the preferred stock. The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock unless the holders of preferred stock then outstanding shall first receive a cash dividend equal to the sum of the amount of the aggregate cumulative preferred dividend payable.

The Company is required to redeem all outstanding shares of preferred stock within 180 days after the date on which the Company repays, in full, all amounts due under the first lien credit facility and second lien credit facility for a cash payment to the holders. The Company is required to redeem all outstanding shares of preferred stock upon the occurrence of a deemed liquidating event as described by the operating agreement for a cash payment to the holders of the preferred stock.

In the event of an IPO, the preferred stock, to the extent that all or a portion has not been redeemed, converts into fully paid and nonassessable shares of common stock determined by dividing the liquidation amount by the IPO Price. The Company shall at all times when the preferred stock is outstanding, reserve and keep available an adequate number of shares out of the authorized but unissued common stock, for the purpose of effecting the conversion of the preferred stock upon the consummation of an IPO. If the number of authorized but unissued shares of common stock is not sufficient to affect the conversion of all outstanding preferred stock, the Company shall increase the number of authorized but unissued shares of common stock for purposes of effecting conversion.

Based on the requirement of redemption for cash within 180 days in the event of repayment of the first lien credit facility and second lien credit facility, occurrence of a deemed liquidating event, and an IPO conversion share-

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

settlement feature, for which a variable number of shares may be issued for a fixed amount of preferred stock outstanding, the preferred stock is classified as debt (redeemable preferred stock) in the Company’s consolidated balance sheets.

Cumulative dividends related to the preferred stock are accrued as preferred dividends that increase the balance of the redeemable preferred stock on the Company’s consolidated balance sheets and are recognized as interest expense on redeemable preferred stock in the Company’s consolidated statements of operations and comprehensive income (loss). For the years ended December 31, 2020, 2019 and 2018, the Company incurred cumulative preferred dividends related to the preferred stock of $19.0 million, $15.5 million and $12.8 million, respectively. No dividends have been paid related to the preferred stock.

The balance of redeemable preferred stock was $163.3 million and $144.3 million as of December 31, 2020 and 2019, respectively.

15. (Loss) Earnings per Share

Basic (loss) earnings per share is computed by dividing net (loss) income by the weighted average number of common shares outstanding during the period. Preferred shares are treated as participating securities and therefore are included in computing earnings per common share using the two-class method. The two-class method is an earnings allocation formula that calculates basic and diluted net earnings per common share for each class of common stock separately based on dividends declared and participation rights in undistributed earnings as if the earnings for the year had been distributed.

The application of the two-class method for the years ended December 31, 2020 and 2018 would have resulted in net losses being allocated to the participating securities. As the preferred shareholders do not participate in losses, there was no allocation of net loss to participating securities in the period.

There were no potentially dilutive securities in calculating diluted (loss) earnings per share for the years ended December 31, 2020, 2019 and 2018.

The calculation of both basic and diluted (loss) earnings per share for the years ended December 31, 2020, 2019 and 2018 was as follows (in thousands, except per share data):

	December 31,
	2020	2019	2018
Basic and diluted (loss) earnings per share:
Net (loss) income	$(298)	$9,749	$(44,927)
Less: Net income attributable to non-controlling interest	5,073	4,400	3,887
Less: Income allocated to participating securities	—	535	—

(Loss) income available to common shareholders	(5,371)	4,814	(48,814)

Weighted average shares outstanding	939	939	939

Basic and diluted (loss) earnings per share	$(5.72)	$5.13	$(51.99)

16. Subsequent Events

On February 22, 2021, the Company announced that it entered into a definitive merger agreement with Fortress Value Acquisition Corp. II (“FVAC II”), a special purpose acquisition company. Upon closing of the transaction, the combined company is expected to operate as “ATI Physical Therapy, Inc.” and remain listed on the New

Wilco Holdco, Inc.

Notes to Consolidated Financial Statements (continued)

York Stock Exchange under a new ticker symbol. The transaction is expected to close in the second quarter of 2021, subject to approval by FVAC II’s stockholders and other customary closing conditions.

The Company evaluated events and transactions occurring subsequent to December 31, 2020 through March 12, 2021, the date of issuance of the consolidated financial statements. Based on this evaluation, it was determined that no subsequent events other than the items noted above occurred that require recognition or disclosure in the consolidated financial statements.

WILCO HOLDCO, INC.

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

$ in thousands	Balance at Beginning of Year	Additions	Deductions / Adjustments	Balance at End of Year
Year ended December 31, 2020
Allowance for doubtful accounts(1)	80,350	16,231	(26,888)	69,693
Valuation allowance for deferred tax assets(2)	23,562	—	(981)	22,581

Year ended December 31, 2019
Allowance for doubtful accounts(1)	77,115	22,191	(18,956)	80,350
Valuation allowance for deferred tax assets(3)	58,505	—	(34,943)	23,562

Year ended December 31, 2018
Allowance for doubtful accounts(1)	69,350	37,368	(29,603)	77,115
Valuation allowance for deferred tax assets(4)	52,310	6,195	—	58,505

(1)

The additions to the allowance for doubtful accounts represent the provision for doubtful accounts that is recorded based upon the Company’s evaluation of the collectability of accounts receivable. Deductions/Adjustments are primarily related to actual write-offs of receivables and other adjustments.

(2)	The decrease in the valuation allowance for deferred tax assets is primarily related to removal of valuation allowance on net loss carryforwards due to current period taxable income.
(3)

The decrease in the valuation allowance for deferred tax assets is primarily related the removal of both U.S. federal and state valuation allowances on net operation loss carry forwards due to continued improvements in operating performance and the expectation of future taxable income.

(4)	The increase in the valuation allowance for deferred tax assets is primarily related to an increase in operating losses in the current period.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Fortress Value Acquisition Corp. II

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Fortress Value Acquisition Corp. II (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from June 10, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from June 10, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 3 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

May 5, 2021

FORTRESS VALUE ACQUISITION CORP. II

BALANCE SHEET

December 31, 2020

(As Restated)

Assets:
Current assets:
Cash	$1,313,454
Prepaid expenses	345,938

Total current assets	1,659,392
Investments held in Trust Account	345,018,957

Total Assets	$346,678,349

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and accrued expenses	$1,573,061
Franchise tax payable	112,022

Total current liabilities	1,685,083
Deferred underwriting commissions payable	12,075,000
Warrant liabilities	33,634,340

Total Liabilities	47,394,423

Commitments and Contingencies
Class A common stock, $0.0001 par value; 29,428,392 shares subject to possible redemption	294,283,920

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized none issued and outstanding	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 5,071,608 shares issued and outstanding (excluding 29,428,392 shares subject to possible redemption)	507
Class F common stock, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding	863
Additional paid-in capital	18,610,675
Accumulated deficit	(13,612,039)

Total Stockholders’ Equity	5,000,006

Total Liabilities and Stockholders’ Equity	$346,678,349

The accompanying notes are an integral part of these financial statements.

FORTRESS VALUE ACQUISITION CORP. II

STATEMENT OF OPERATIONS

(As Restated)

For the period from June 10, 2020 (inception) through December 31, 2020
General and administrative expenses	$1,495,574
Franchise tax expense	112,022

Loss from operations	(1,607,596)
Interest income	18,957
Increase in fair value of warrant liabilities	(7,031,641)
Loss on excess of fair value over cash received for Private Placement Warrants	(4,216,725)
Offering costs related to warrant liabilities	(775,034)

Net loss	(13,612,039)

Weighted average shares outstanding, Class A common stock	34,500,000

Basic and diluted net loss per share, Class A common stock	$(0.00)

Weighted average shares outstanding, Class F common stock	8,625,000

Basic and diluted net loss per share, Class F common stock	$(1.58)

The accompanying notes are an integral part of these financial statements.

FORTRESS VALUE ACQUISITION CORP. II

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the period from June 10, 2020 (inception) through December 31, 2020

(As Restated)

	Common stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class F
	Shares	Amount	Shares	Amount
Balance —June 10, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class F common stock to the Sponsor	—	—	8,625,000	863	24,137	—	25,000
Sale of Units in Initial Public Offering, net of offering costs related to Class A common stock and initial fair value of Public Warrants	34,500,000	3,450	—	—	312,867,515	—	312,870,965
Class A common stock subject to possible redemption	(29,428,392)	(2,943)	—	—	(294,280,977)	—	(294,283,920)
Net loss	—	—	—	—	—	(13,612,039)	(13,612,039)

Balance—December 31, 2020	5,071,608	$507	8,625,000	$863	$18,610,675	$(13,612,039)	$5,000,006

The accompanying notes are an integral part of these financial statements.

FORTRESS VALUE ACQUISITION CORP. II

STATEMENT OF CASH FLOWS

For the period from June 10, 2020 (inception) through December 31, 2020

(As Restated)

Cash Flows from Operating Activities:
Net loss	$(13,612,039)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income from investments held in Trust Account	(18,957)
Increase in fair value of warrant liabilities	7,031,641
Loss on excess of fair value over cash received for Private Placement Warrants	4,216,725
Offering costs related to warrant liabilities	775,034
Changes in operating assets and liabilities:
Prepaid expenses	(345,938)
Accounts payable and accrued expenses	1,284,393
Franchise tax payable	112,022

Net cash used in operating activities	(557,119)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(345,000,000)

Net cash used in investing activities	(345,000,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class F common stock to the Sponsor	25,000
Proceeds received under loan from the Sponsor	97,250
Repayment of loan from the Sponsor	(97,250)
Proceeds received from Initial Public Offering of Units, net of underwriting commissions	338,100,000
Payment of offering costs	(154,427)
Proceeds received from the issuance of Private Placement Warrants	8,900,000

Net cash provided by financing activities	346,870,573

Net change in cash	1,313,454
Cash—beginning of the period	—

Cash—end of the period	$1,313,454

Supplemental disclosure of non-cash financing activities:
Offering costs included in accounts payable and accrued expenses	$288,668

Deferred underwriting commissions payable in connection with the initial public offering	$12,075,000

Initial fair value of warrant liabilities	$26,602,699

Value of Class A common stock subject to possible redemption	$294,283,920

The accompanying notes are an integral part of these financial statements.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

1. Description of Organization and Business Operations

Fortress Value Acquisition Corp. II (the “Company”) is a blank check company incorporated in Delaware on June 10, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to capitalize on the ability of its management team to identify, acquire and operate a business that may provide opportunities for attractive risk-adjusted returns.

All activity from June 10, 2020 (inception) through December 31, 2020 relates to the Company’s formation, completion of the initial public offering (“Initial Public Offering”), and since the closing of the Initial Public Offering, the search for a Business Combination candidate. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on August 11, 2020. On August 14, 2020, the Company consummated its Initial Public Offering of 34,500,000 units (“Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), which included the issuance of 4,500,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at $10.00 per Unit, generating gross proceeds of $345.0 million and incurring offering costs of approximately $19.4 million, inclusive of approximately $12.1 million in deferred underwriting commissions (Note 6).

Substantially concurrently with the closing of the Initial Public Offering, the Company consummated a private placement (“Private Placement”) of 5,933,333 warrants (the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant, with the Company’s Sponsor, Fortress Acquisition Sponsor II LLC (the “Sponsor”), generating gross proceeds of $8.9 million (Note 5). The Private Placement Warrants had an estimated fair value of $13,116,725 as of the closing of the Initial Public Offering, resulting in a $4,216,725 non-cash loss to the Company equal to the excess of fair value over the cash received for the Private Placement Warrants.

Upon the closing of the Initial Public Offering and Private Placement, $345.0 million ($10.00 per Unit) of the aggregate net cash proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a U.S.-based Trust Account (“Trust Account”) at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. The cash proceeds held in the Trust Account were subsequently invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account as described below.

As of December 31, 2020, the Company had approximately $1.3 million in cash held outside of the Trust Account. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if any, and excluding the amount of any deferred underwriting discount held in trust) at

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

the time of the Company signing a definitive agreement in connection with its initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act.

On February 21, 2021, the Company and Wilco Holdco, Inc., a Delaware corporation (“ATI”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), to effect a Business Combination between FVAC Merger Corp. II, a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), and ATI. The Merger Agreement and the transactions contemplated thereby will constitute a “Business Combination” as contemplated by the Company’s Amended and Restated Certificate of Incorporation. The Merger Agreement and the Business Combination were unanimously approved by the board of directors of the Company on February 21, 2021. For further information, refer to Item 9B of this Form 10-K/A and to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2021.

The Company will provide its stockholders of Public Shares (“Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirement, or the Company decides to obtain stockholder approval for business or other reasons, it will: (i) conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and (ii) file proxy materials with the Securities and Exchange Commission (“SEC”). The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount in the Trust Account (approximately $10.00 per share as of December 31, 2020) , plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay for the Company’s tax obligations, calculated as of two business days prior to the consummation of the Business Combination. The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). The Company’s amended and restated certificate of incorporation provides that in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the initial business combination and after payment of the deferred underwriting commissions. In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

Notwithstanding the foregoing, the Company’s amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Class A common stock in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months (August 2022) from the closing of the Initial Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholder and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law.

In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses).

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commissions (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account (or less than that in certain circumstances). In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

indemnify the Trust Account due to claims of creditors by endeavoring to have all third parties, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

On September 29, 2020, the Company announced that, commencing October 2, 2020, the holders of the Company’s units may elect to separately trade the Class A common stock and Public Warrants comprising the units. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on the New York Stock Exchange under the symbol “FAII.U,” and each of the shares of Class A common stock and Public Warrants that are separated will trade on the New York Stock Exchange under the symbols “FAII” and “FAII WS,” respectively.

Liquidity

As of December 31, 2020, the Company had approximately $1.3 million in its operating bank account, $18,957 of interest income available in the Trust Account to pay for taxes and working capital deficit of approximately $26,000. In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”) (see Note 5). In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” as of December 31, 2020 the Company does not have sufficient liquidity to meet its current obligations. However, management has determined that the Company has access to funds from the Sponsor, and the Sponsor has the financial wherewithal to fund the Company, that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Business Combination and a minimum one year from the date of issuance of these financial statements. Over this time period, the Company will be using these funds for paying existing accounts payable, and transaction expenses related to the Company’s proposed Business Combination.

An outbreak of respiratory disease which caused a global pandemic continues to impact global markets. This coronavirus has resulted in enhanced health screenings, healthcare service preparation and delivery, quarantines, cancellations, disruptions to markets, supply chains and customer activity, as well as general concern and uncertainty. The impact of this coronavirus continues to evolve and is affecting the economies of many nations, individual companies and markets in general and may continue to last for an extended period of time.

Management will continue to evaluate the impact of the COVID-19 pandemic and while the virus could have an adverse effect on the future financial results, cash flows and/or planned merger with ATI, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of previously issued financial statements

The Company has restated its previously audited financial statements as of December 31, 2020, for the period from June 10, 2020 (inception) through December 31, 2020, as well as the unaudited condensed financial statements for the three month period ended September 30, 2020 and for the period from June 10, 2020 (inception) through September 30, 2020 and the previously audited balance sheet as of August 14, 2020, to correct misstatements in those prior periods related to misstatements identified in improperly applying accounting guidance on certain warrants, recognizing them as components of equity instead of a derivative warrant liability, under the guidance of Accounting Standards Codification (“ASC”) 815-40, “Derivatives and Hedging - Contracts on an Entity’s Own Equity” (“ASC 815-40”).

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

See Note 3, Restatement of Previously Issued Financial Statements for additional information regarding the errors identified and the restatement adjustments made to the financial statements.

2. Summary of Significant Accounting Policies

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed as of December 31, 2020, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2020.

Investments held in trust account

As of December 31, 2020, the Company had approximately $345.0 million in investments held in the Trust Account.

Offering costs

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred that are directly related to the Initial Public Offering of Units and totaled approximately $19.4 million, inclusive of approximately $12.1 million in deferred underwriting commissions. Approximately $18.6 million of the offering costs were related to the issuance of Class A common stock and charged to stockholders’ equity and approximately $0.8 million of the offering costs were related to the warrant liabilities and charged to the statement of operations.

Income taxes

The Company complies with the accounting and reporting requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the United States of America is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Class A common stock subject to possible redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2020, 29,428,392 shares of Class A common stock subject to possible redemption at the redemption amount are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

Net loss per share

The Company’s statement of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share.

Net income (loss) per common stock, basic and diluted for Class A common stock for the period from June 10, 2020 (inception) through December 31, 2020 were calculated by (i) dividing the interest income earned on the Trust Account of $18,957 less funds available to be withdrawn from the Trust Account for taxes of $18,957 which resulted in net income of none, respectively, by (ii) the weighted average number of Class A common stock outstanding for the period.

Net income (loss) per common stock, basic and diluted for Class F common stock for the period from June 10, 2020 (inception) through December 31, 2020 were calculated by dividing (i) the net income (loss) less net income attributable to Class A common stock by (ii) the weighted average number of Class F common stock outstanding for the respective period.

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net loss per share of common stock is computed by dividing net loss applicable to common stockholders by the weighted average number of common stock outstanding for the period. The Company has not considered the effect of the Public Warrants sold in the Initial Public Offering (including the consummation of the over-allotment) and Private Placement to purchase an aggregate of 12,833,333 shares of Class A common stock in the calculation of diluted loss per share, since their inclusion would be anti-dilutive under the treasury stock method as of December 31, 2020.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which at times may exceed the Federal depository insurance coverage of $250,000. As of December 31, 2020, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Warrant liabilities

The Company accounts for its outstanding Public Warrants and Private Placement Warrants (collectively, the “Warrants”) in accordance with the guidance contained in Accounting Standards Codification 815-40, “Derivatives and Hedging - Contracts on an Entity’s Own Equity” (“ASC 815-40”) and determined that the Warrants do not meet the criteria for equity treatment thereunder. As such, each Warrant must be recorded as a liability and is subject to re-measurement at each balance sheet date and any change in fair value is recognized in the Company’s statements of operations.

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. Restatement of Previously Issued Financial Statements

The Company is restating its previously issued financial statements related to the accounting of its Public Warrants and its Private Placement Warrants. The errors that caused the Company to conclude that its financial statements should be restated are the result of a misapplication of the guidance on accounting for certain of its issued Warrants, which came to light when the staff of the SEC issued a Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) dated April 12, 2021 (the “SEC Statement”). The SEC Statement addresses certain accounting and reporting considerations related to warrants of a kind similar to those issued by the Company at the time of its initial public offering in August 2020. Based on ASC 815-40 warrant instruments that have certain settlement terms and provisions related to certain tender offers or which do not meet the criteria to be considered indexed to an entity’s own stock shall be initially classified as liabilities at their estimated fair values. Management has concluded that its Warrants do not meet the criteria for equity treatment under the guidance contained in ASC 815-40 and therefore must record the warrants as a liability at their fair value. The warrant liabilities are subject to re-measurement at each balance sheet date, with the change in fair value recognized in the statement of operations.

After consultation with the Company’s independent registered public accounting firm, the Company’s management and the audit committee of the Company’s Board of Directors concluded that it is appropriate to restate the Company’s previously issued audited financial statements as of December 31, 2020 and for the period from June 10, 2020 (inception) through December 31, 2020, as previously reported in its Form 10-K and its unaudited quarterly financial statements as of September 30, 2020 and for the three months ended September 30, 2020 and for the period from June 10, 2020 (inception) through September 30, 2020. The restated classification and reported values of the Warrants are included in the financial statements herein.

Summarized financial information depicting the impact of the restatement to amounts previously presented in the December 31, 2020 Annual Report on Form 10-K and September 30, 2020 Quarterly Report on Form 10-Q is presented below:

Impact of the Restatement - December 31, 2020

The following presents a reconciliation of the balance sheet, statements of operations and cash flows from the prior periods as previously reported to the restated amounts as of December 31, 2020 and for the period from

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

June 10, 2020 (inception) through December 31, 2020. The statements of stockholders’ equity for the period from June 10, 2020 (inception) through December 31, 2020 have been restated respectively, for the restatement impact to net income (loss) and common stock subject to possible redemption. See the statement of operations and cash flows reconciliation tables below for additional information on the restatement and impact to net income (loss) and cash flows.

	As of December 31, 2020
Balance Sheet Data:	As Previously Reported	Adjustments	As Restated
Warrant liabilities	$—	$33,634,340	$33,634,340
Total Liabilities	$13,760,083	$33,634,340	$47,394,423
Class A Common Stock, $0.0001 par value; (as previously reported: 32,791,826 shares subject to possible redemption) As Restated: 29,428,392 shares subject to possible redemption	$327,918,260	$(33,634,340)	$294,283,920
Class A Common stock, $0.0001 par value; 200,000,000 shares authorized; (as previously reported: 1,708,174 shares issued and outstanding) As Restated: 5,071,608 shares issued and outstanding	$171	$336	$507
Additional paid-in capital	$6,587,611	$12,023,064	$18,610,675
Accumulated deficit	$(1,588,639)	$(12,023,400)	$(13,612,039)

	For the period from June 10, 2020 (inception) through December 31, 2020
Statement of Operations Data:	As Previously Reported	Adjustments	As Restated
Increase in fair value of warrant liabilities	$—	$(7,031,641)	$(7,031,641)
Loss on excess of fair value over cash received for Private Placement Warrants	$—	$(4,216,725)	$(4,216,725)
Offering costs related to warrant liabilities	$—	$(775,034)	$(775,034)
Net loss	$(1,588,639)	$(12,023,400)	$(13,612,039)
Basic and diluted net loss per share, Class F common stock	$(0.18)	$(1.40)	$(1.58)

	For the period from June 10, 2020 (inception) through December 31, 2020
Statement of Cash Flows Data:	As Previously Reported	Adjustments	As Restated
Net loss	$(1,588,639)	$(12,023,400)	$(13,612,039)
Increase in fair value of warrant liabilities	$—	$7,031,641	$7,031,641
Loss on excess of fair value over cash received for Private Placement Warrants	$—	$4,216,725	$4,216,725
Offering costs related to warrant liabilities	$—	$775,034	$775,034
Supplemental disclosure of non-cash financing activities: Value of Class A common stock subject to possible redemption	$327,918,260	$(33,634,340)	$294,283,920
Initial fair value of warrant liabilities	$—	$26,602,699	$26,602,699

Impact of the Restatement—Quarterly Interim Periods (Unaudited)

The following presents a reconciliation of the balance sheet, statements of operations and cash flows from the prior periods as previously reported to the restated amounts as of September 30, 2020, for the three months

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

ended September 30, 2020 and for the period from June 10, 2020 (inception) through September 30, 2020. See the statement of operations and cash flows reconciliation tables below for additional information on the restatement and impact to net income (loss) and cash flows.

	As of September 30, 2020
Balance Sheet Data (unaudited):	As Previously Reported	Adjustments	As Restated
Warrant liabilities	$—	$29,183,785	$29,183,785
Total Liabilities	$13,688,767	$29,183,785	$42,872,552
Class A Common Stock, $0.0001 par value; (as previously reported: 32,826,794 shares subject to possible redemption) as restated: 29,908,416 shares subject to possible redemption	$328,267,940	$(29,183,780)	$299,084,160
Class A Common stock, $0.0001 par value; 200,000,000 shares authorized; (as previously reported: 1,673,206 shares issued and outstanding) As Restated: 4,591,584 shares issued and outstanding	$167	$292	$459
Additional paid-in capital	$6,237,935	$7,572,548	$13,810,483
Accumulated deficit	$(1,238,957)	$(7,572,845)	$(8,811,802)

	For the three months ended September 30, 2020
Statement of Operations Data (Unaudited):	As Previously Reported	Adjustments	As Restated
Increase in fair value of warrant liabilities	$—	$(2,581,086)	$(2,581,086)
Loss on excess of fair value over cash received for Private Placement Warrants	$—	$(4,216,725)	$(4,216,725)
Offering costs related to warrant liabilities	$—	$(775,034)	$(775,034)
Net loss	$(1,223,337)	$(7,572,845)	$(8,796,182)
Basic and diluted net loss per share, Class F common stock	$(0.14)	$(0.88)	$(1.02)

	For the period from June 10, 2020 (inception) through September 30, 2020
Statement of Operations Data (Unaudited):	As Previously Reported	Adjustments	As Restated
Increase in fair value of warrant liabilities	$—	$(2,581,086)	$(2,581,086)
Loss on excess of fair value over cash received for Private Placement Warrants	$—	$(4,216,725)	$(4,216,725)
Offering costs related to warrant liabilities	$—	$(775,034)	$(775,034)
Net loss	$(1,238,957)	$(7,572,845)	$(8,811,802)
Basic and diluted net loss per share, Class F common stock	$(0.14)	$(0.88)	$(1.02)

	For the period from June 10, 2020 (inception) through September 30, 2020
Statement of Cash Flows Data (Unaudited):	As Previously Reported	Adjustments	As Restated
Net loss	$(1,238,957)	$(7,572,845)	$(8,811,802)
Increase in fair value of warrant liabilities	$—	$2,581,086	$2,581,086
Loss on excess of fair value over cash received for Private Placement Warrants	$—	$4,216,725	$4,216,725
Offering costs related to warrant liabilities	$—	$775,034	$775,034
Supplemental disclosure of non-cash financing activities: Value of Class A common stock subject to possible redemption	$328,267,940	$(29,183,780)	$299,084,160

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

In addition, the Company also restated certain line items related to the August 14, 2020 Form 8-K filed with the SEC on August 20, 2020. The following balance sheet items as of August 14, 2020 were impacted: an increase of $26.6 million in Warrant liabilities, a decrease of $26.6 million in the amount of Class A common stock subject to possible redemption, an increase of $5.0 million in Additional paid-in capital and an increase in accumulated deficit of $5.0 million.

4. Initial Public Offering

On August 14, 2020, the Company sold 34,500,000 Units, including the issuance of 4,500,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-fifth of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

5. Related Party Transactions

Founder shares

In June 2020, the Company issued an aggregate of 8,625,000 shares of Class F common stock to the Sponsor (the “Founder Shares”) in exchange for an aggregate capital contribution of $25,000. The Sponsor had agreed to forfeit an aggregate of up to 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On August 14, 2020, the underwriters exercised their over-allotment option in full. As a result, the 1,125,000 Founder Shares were no longer subject to forfeiture. The Founder Shares will automatically convert into Class A common stock upon the consummation of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment (see Note 8).

The initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earliest of (a) one year after the completion of the initial Business Combination, (b) subsequent to the initial Business Combination, if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, and (c) following the completion of the initial Business Combination, such future date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their shares of common stock for cash, securities or other property. In August 2020, the Sponsor transferred a total of 100,000 Founder Shares to four independent directors of the Company for the same per-share price initially paid for by the Sponsor. Subsequent to these transfers, the Sponsor held 8,525,000 Founder Shares.

Private placement warrants

Substantially concurrently with the closing of the Initial Public Offering, the Sponsor purchased an aggregate 5,933,333 Private Placement Warrants in the Private Placement. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Business Combination.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

Promissory note—related party

Prior to the Initial Public Offering, the Sponsor loaned the Company an aggregate of $97,250 to cover expenses related to the Initial Public Offering pursuant to a promissory note. The promissory note was non-interest bearing, unsecured and due on the earlier of April 30, 2021 and the closing of the Initial Public Offering. The Company repaid the promissory note in full on August 14, 2020.

Office space and related support services

During August 2020, the Company entered into an agreement with an affiliate of the Sponsor to pay a monthly fee of $20,000 for office space and related support services. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. During the period from June 10, 2020 (inception) through December 31, 2020 the Company incurred approximately $93,000 in expenses for services provided by an affiliate of the Sponsor in connection with the aforementioned agreement. As of December 31, 2020, the Company accrued $20,000 in connection with this agreement, as reflected in the accompanying balance sheet.

Related party loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into Public Warrants at a price of $1.50 per warrant. The Public Warrants would be identical to the Private Placement Warrants. As of December 31, 2020, no Working Capital Loans were outstanding.

6. Commitments and Contingencies

Registration rights

The holders of the Founder Shares, Private Placement Warrants and Public Warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and Public Warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration rights agreement signed prior to the closing date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

Underwriting agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 4,500,000 additional Units to cover over-allotments, if any, at the price paid by the underwriters in the Initial Public Offering. The underwriters exercised this over-allotment in full concurrently with the closing of the Initial Public Offering. The underwriters were entitled to an underwriting discount of $0.20 per unit, or $6.9 million paid upon the closing of the Initial Public Offering. Additionally, a deferred underwriting discount of $0.35 per unit, or approximately $12.1 million will be payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes a Business Combination, subject to the terms of the underwriting agreement.

7. Warrant Liabilities

The Company has outstanding Public Warrants to purchase an aggregate of 6,900,000 shares of the Company’s common stock issued in connection with the Initial Public Offering and outstanding Private Placement Warrants to purchase an aggregate of 5,933,333 shares of the Company’s common stock (including Warrants issued in connection with the consummation of the over-allotment).

The change in fair value of the warrant liabilities is summarized as follows:

Initial fair value of warrant liabilities	$26,602,699
Increase in fair value of warrant liabilities	7,031,641

Warrant liabilities as of December 31, 2020	$33,634,340

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the issuance of shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Public Warrants in accordance with the provisions of the warrant agreement. If the Class A common stock, at the time of any exercise of a Public Warrant, is not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section (18)(b)(1) of the Securities Act, the Company may require warrant holders who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that (i) the Private Placement Warrants and the Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (ii) the Private Placement Warrants

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

will be non-redeemable (except under scenario 2 below) so long as they are held by the initial purchasers or such purchasers’ permitted transferees, (iii) the Private Placement Warrants may be exercised by the holders on a cashless basis, and (iv) the Private Placement Warrants and the Class A common stock issuable upon exercise of the Private Placement Warrants are entitled to registration rights. If the Private Placement Warrants are held by someone other than the initial stockholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Public Warrants for redemption:

1.	For cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

2.	For class A common stock (commencing 90 days after the warrants become exercisable):

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock to be determined by reference to a table included in the warrant agreement, based on the redemption date and the fair market value of Class A common stock;

•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

•	if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of shares of Class A common stock) as the outstanding Public Warrants; and

•

if, and only if, there is an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

If the Company calls the Public Warrants for redemption, under scenario 1 above, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of Class A common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation. If the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at a newly issued price of less than $9.20 per share of common stock, the exercise price of the Warrants will be adjusted to be equal to 115% of the newly issued price. Additionally, in no event will the Company be required to net cash

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

settle the Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Warrants will not receive any of such funds with respect to their Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such Warrants. In such a situation, the Warrants would expire worthless.

8. Stockholders’ Equity

Class A common stock—The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share on each matter on which they are entitled to vote. As of December 31, 2020, there were 34,500,000 shares of Class A common stock issued and outstanding, including 29,428,392 shares of Class A common stock subject to possible redemption.

Class F common stock—The Company is authorized to issue 20,000,000 shares of Class F common stock with a par value of $0.0001 per share. Holders of the Company’s Class F common stock are entitled to one vote for each share on each matter on which they are entitled to vote. The Class F common stock will automatically convert into Class A common stock at the time of the consummation of the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis. As of December 31, 2020, there were 8,625,000 of Class F common stock outstanding.

Only holders of the Founder Shares will have the right to elect all of the Company’s directors prior to the initial Business Combination. Otherwise, holders of Class A common stock and Class F common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law or the applicable rules of the New York Stock Exchange then in effect.

In the case that additional Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which the Class F common stock shall convert into Class A common stock will be adjusted (unless the holders of a majority of the outstanding Class F common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A common stock issuable upon conversion of all Class F common stock will equal, in the aggregate, 20% of the sum of the total number of all common stock outstanding upon the completion of the Initial Public Offering plus all Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination.

Preferred stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of December 31, 2020, there were no preferred stock issued or outstanding.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

9. Fair Value Measurements

The following table presents information about the Company’s assets and liabilities that are measured on a recurring basis as of December 31, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value. Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period.

	December 31, 2020
	Fair Value	Valuation Method
Assets
Investments held in Trust Account	$345,018,957	Level 1 - Quoted prices in active markets for identical assets

Liabilities
Public Warrant liability	$16,974,000	Level 1 - Quoted prices in active markets for identical liabilities
Private Placement Warrant liability	$16,660,340	Level 3 - Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing liabilities

As of December 31, 2020, the recorded values of cash, accounts payable and accrued expenses and franchise tax payable approximate their fair values due to the short-term nature of these instruments.

Investments held in Trust Account

Investments held in Trust Account are invested in a U.S. Treasury Securities Money Market Fund as of December 31, 2020. None of the balance in the Trust Account was held in cash as of December 31, 2020.

Warrant liabilities

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement Warrants	Public Warrants	Warrant Liabilities
Fair value as of June 10, 2020	$—	$—	$—
Initial measurement on August 14, 2020(1)	13,116,725	13,485,974	26,602,699
Change in valuation(2)(3)	3,543,615	3,488,026	7,031,641

Fair value as of December 31, 2020(4)	$16,660,340	$16,974,000	$33,634,340

(1)

Initial fair value for the Warrants on August 14, 2020, the date of the Company’s Initial Public Offering, was determined using a closed form barrier option simulation model and a modified Black-Scholes option pricing model, with consideration of the redemption features of the Warrants. The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

The key inputs into the modified Black-Scholes option pricing model for the Warrants were as follows at initial measurement:

Input	August 14, 2020 (Initial Measurement)
Risk-free interest rate	0.45%
Expected volatility	32.5%
Dividend yield	0.0%
Expected term (years)	6 years
Exercise price	$11.50

The risk-free interest rate is based on the U.S. Treasury yield curve in effect on the date of valuation equal to the remaining expected life of the Warrants. Expected volatility is based on actual historical volatility of publicly traded warrants for comparable special purpose acquisition companies and the Russell 3000 Index as of the valuation date. The dividend yield percentage is zero because the Company does not currently pay dividends, nor does it intend to do so during the expected term of the Warrants.

(2)	Changes in valuation are recognized as a change in fair value of warrant liabilities in the Statement of Operations.
(3)

Due to the use of quoted prices in an active market (Level 1) to measure the fair value of the Public Warrants subsequent to initial measurement, the Company had transfers out of Level 3 totaling $17.0 million during the period from August 14, 2020 through December 31, 2020.

(4)	The key inputs into the modified Black-Scholes option pricing model for the Private Placement Warrants were as follows as of December 31, 2020:

Input	December 31, 2020
Risk-free interest rate	0.36%
Volatility	32.1%
Dividend yield	0.0%
Expected term (years)	6 years
Exercise price	$11.50

The risk-free interest rate is based on the U.S. Treasury yield curve in effect on the date of valuation equal to the remaining expected life of the Private Placement Warrants. Volatility is based on the implied volatility of the Company’s Public Warrants as of the valuation date. The dividend yield percentage is zero because the Company does not currently pay dividends, nor does it intend to do so during the expected term of the Private Placement Warrants.

10. Income Tax

The Company did not have any significant deferred tax assets or liabilities as of December 31, 2020.

The Company’s net deferred tax assets are as follows:

Deferred tax asset	December 31, 2020
Organizational costs and net operating loss	$333,614

Total deferred tax asset	333,614
Valuation allowance	(333,614)

Deferred tax asset, net of allowance	$—

FORTRESS VALUE ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

The income tax provision consists of the following:

December 31, 2020
Federal:
Current	$—
Deferred	(333,614)

State:
Current	$—
Deferred	—
Change in valuation allowance	333,614

Income tax provision	$—

As of December 31, 2020, the Company had U.S. federal net operating loss carryovers of $93,065 available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from June 10, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $333,614.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2020 is as follows:

December 31, 2020
Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Increase in fair value of warrant liabilities	(18.5)%
Change in valuation allowance	(2.5)%

Income tax provision	0.0%

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the relevant taxing authority.

11. Subsequent Events

The notes to the financial statements include a discussion of material events, which have occurred subsequent to December 31, 2020 (referred to as “subsequent events”) through the date these financial statements were issued. Management has evaluated the subsequent events through this date and has concluded that no other material subsequent events have occurred that require additional adjustment or disclosure in the financial statements, with the exception of the Restatement.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

FORTRESS VALUE ACQUISITION CORP. II,

FVAC MERGER CORP. II,

and

WILCO HOLDCO, INC.

February 21, 2021

A-i

A-ii

Exhibit A – Acquiror A&R Charter

Exhibit B – Acquiror A&R Bylaws

Exhibit C – Form of Subscription Agreement

Exhibit D –Stockholders Agreement

Exhibit E –Registration Rights Agreement

A-iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger is made and entered into as of February 21, 2021, by and among Fortress Value Acquisition Corp. II, a Delaware corporation (“Acquiror”), FVAC Merger Corp. II, a Delaware corporation and a direct, wholly-owned subsidiary of Acquiror (“Merger Sub”) and Wilco Holdco, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Acquiror is a blank check company incorporated for the purpose of effecting a Business Combination;

WHEREAS, Merger Sub is a newly formed, wholly-owned, direct subsidiary of Acquiror, and was formed for the sole purpose of effecting the Merger (as defined below);

WHEREAS, the Company is a healthcare company, specializing in outpatient physical therapy services (the “Business”);

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and other applicable requirements of Law, the Parties wish to enter into a Business Combination transaction by which Merger Sub will merge with and into the Company (the “Merger”), with the Company being the Surviving Company of the Merger (the Company, in its capacity as the Surviving Company of the Merger, is sometimes referred to as the “Surviving Company”);

WHEREAS, in connection with the Closing, Acquiror will, (a) subject to obtaining the Acquiror Stockholder Approval, adopt the Amended and Restated Certificate of Incorporation substantially in the form attached hereto as Exhibit A (the “Acquiror A&R Charter”); and (b) adopt the Amended and Restated Bylaws of Acquiror substantially in the form attached hereto as Exhibit B (the “Acquiror A&R Bylaws”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Sponsor and Acquiror and certain officers and directors of Acquiror have entered into an Amended and Restated Letter Agreement (as it may be amended, restated, modified or supplemented from time to time, the “Sponsor Letter Agreement”) dated as of the date hereof;

WHEREAS, concurrently with the execution and delivery of this Agreement, certain investors have entered into subscription agreements, in substantially the form attached hereto as Exhibit C (collectively, the “Subscription Agreements”), pursuant to which, at the Closing, such investors have agreed, upon the terms and subject to the conditions set forth therein, to subscribe for and purchase Acquiror Class A Common Stock at a purchase price of $10.00 per share, for an aggregate cash amount of $300,000,000 (such amount, the “PIPE Investment Amount,” and, such purchase of Acquiror Class A Common Stock, the “PIPE Investment”);

WHEREAS, concurrently with the execution and delivery of this Agreement, Acquiror, certain stockholders of the Company and their Affiliates have entered into a stockholders agreement attached hereto as Exhibit D (the “Stockholders Agreement”), to be effective upon the Effective Time;

WHEREAS, concurrently with the execution and delivery of this Agreement, Acquiror, the Sponsor, certain stockholders of the Company and their Affiliates have entered into an amended and restated registration rights agreement attached hereto as Exhibit E (the “Registration Rights Agreement”), to be effective upon the Effective Time;

WHEREAS, the Acquiror Board has unanimously (a) determined that the transactions contemplated by this Agreement and the Ancillary Agreements, including the Merger (the “Transactions”), are fair to, advisable and in the best interests of Acquiror and its stockholders, (b) approved and declared advisable this Agreement and the Transactions, including the issuance of shares of Acquiror Class A Common Stock to the stockholders of the Company pursuant to the terms of this Agreement and the adoption of the Acquiror A&R Charter in connection with the Transactions and (c) recommended that the stockholders of Acquiror approve the Transactions and each of the Transaction Proposals;

WHEREAS, the Merger Sub Board has (a) determined that the Transactions are fair to, advisable and in the best interests of Merger Sub and its sole stockholder, (b) approved and declared advisable this Agreement and the Transactions and (c) recommended that the sole stockholder of Merger Sub adopt this Agreement and approve the Transactions;

WHEREAS, effective upon the execution of this Agreement, Acquiror, as the sole stockholder of Merger Sub, has adopted this Agreement in accordance with the DGCL;

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that the Transactions are fair to, advisable and in the best interests of the Company and its stockholders, (b) approved and declared advisable this Agreement and the Transactions and (c) recommended that the stockholders of the Company adopt this Agreement and approve the Transactions (the “Company Board Approval”);

WHEREAS, effective upon the Company Board Approval and the subsequent execution and delivery of this Agreement, the Company Stockholders have adopted this Agreement in accordance with the DGCL;

WHEREAS, each of the Key Employees has entered into an employment agreement (or an amendment to an existing agreement), dated as of the date hereof and effective upon the Closing (each, an “Employment Agreement”); and

WHEREAS, each of the Parties intends that, for U.S. federal and applicable state and local income tax purposes, the Merger shall qualify either as a reorganization within the meaning of Section 368(a) of the Code, or an exchange to which Section 351(a) of the Code applies (or both) (the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing, and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. At the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL, Merger Sub and the Company shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into the Company, following which the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Company after the Merger as a direct, wholly-owned subsidiary of Acquiror.

Section 1.2 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Company.

Section 1.3 Governing Documents. By virtue of the Merger and without any further action on the part of Acquiror, Merger Sub, the Company, the Company Stockholders or the holders of any of the securities of Acquiror or any other Person, at the Effective Time:

(a) the certificate of incorporation of the Surviving Company shall remain the same as the certificate of incorporation of the Company as in effect immediately prior to the Effective Time, shall not be amended by the Merger and shall remain the certificate of incorporation of the Surviving Company until thereafter amended as provided therein or as may be required by applicable Law; and

(b) the bylaws of the Surviving Company shall remain the same as the bylaws of the Company as in effect immediately prior to the Effective Time, shall not be amended by the Merger, and shall remain the bylaws of the Surviving Company until thereafter amended as provided therein or as may be required by applicable Law.

Section 1.4 Directors and Officers of the Surviving Company. The Parties shall take all requisite actions so that, at the Effective Time, until their successors are duly elected or appointed and qualified in accordance with applicable requirements of Law: (i) the directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Company; and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Company.

Section 1.5 Effect of the Merger on the Company Stock. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of Acquiror, Merger Sub, the Company, the Company Stockholders or the holders of any of the securities of Acquiror or any other Person, the following shall occur:

(a) any shares of Company Stock held in the Company’s treasury or held, directly or indirectly, by Acquiror, Merger Sub or any direct wholly-owned Subsidiary of the Company immediately prior to the Effective Time (each an “Excluded Share”) shall be cancelled and retired, and no consideration shall be paid or payable in respect thereof;

(b) except for Dissenting Shares, if applicable, and subject to Section 1.6 and Section 1.9, (i) each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive the Per Share Preferred Consideration and (ii) each share of Company Common Stock issued and immediately prior to the Effective Time shall be automatically converted into (A) the right to receive the Per Share Common Stock Consideration and (B) the contingent right to receive the Earn Out Shares following the Closing in accordance with, and subject to the vesting conditions provided for in, ARTICLE III (together with the Per Share Common Stock Consideration and the Per Share Preferred Consideration, the “Per Share Consideration”); and

(c) each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into one fully paid, validly issued and non-assessable share of common stock, par value $0.01 per share, of the Surviving Company.

Section 1.6 Fractional Shares.

(a) No fractional shares of Acquiror Class A Common Stock shall be issued in connection with the Transactions, and no certificates or scrip for any such fractional shares shall be issued.

(b) Any holder of shares of Company Stock who would otherwise be entitled to receive a fraction of a share of Acquiror Class A Common Stock (after aggregating all fractional shares of Acquiror Class A Common Stock issuable to such holder) pursuant to Section 1.5 shall, in lieu of such fraction of a share and upon compliance with Section 1.8, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest and subject to any required Tax withholding, equal to the product of (i) the amount of the fractional share interest in a share of Acquiror Class A Common Stock to which such holder otherwise would have been entitled but for this Section 1.6 multiplied by (ii) $10.00.

Section 1.7 Dissenting Shares.

(a) Notwithstanding anything to the contrary contained in this Agreement, shares of Company Stock with respect to which appraisal rights are available under Section 262 of the DGCL, if any (it being understood that nothing set forth in this Agreement shall be deemed to imply, admit or establish the availability of any such appraisal rights in connection with the Transactions), and which are held by a holder who shall have neither voted in favor of the Merger nor consented thereto in writing and, as of the Closing: (i) has made a proper demand for appraisal of such shares of Company Stock in accordance with Section 262 of the DGCL; and (ii) has otherwise complied with all applicable provisions of Section 262 of the DGCL (any such shares being referred to as “Dissenting Shares” until such time as such holder withdraws, fails to perfect or otherwise loses such holder’s appraisal rights under Section 262 of the DGCL with respect to such shares) shall not be converted into or represent the right to receive the applicable Per Share Consideration in accordance with Section 1.5, but shall be entitled only to such rights (if any) as are granted by the DGCL to a holder of Dissenting Shares.

(b) Notwithstanding the provisions of Section 1.7(a), if any Dissenting Shares shall lose their status as such (through failure to perfect, waiver, withdrawal or otherwise), then such shares shall be deemed automatically, as of the Effective Time, to have been converted into, and to represent only, the right to receive the applicable Per Share Consideration in accordance with Section 1.5(b), without interest thereon, upon proper delivery of the Company Stock Certificates in the manner provided in this ARTICLE I.

(c) The Company shall give Acquiror (i) prompt written notice of (A) any demand for appraisal received from its stockholders prior to the Effective Time pursuant to Section 262 of the DGCL, (B) any withdrawal of such demand pursuant to Section 262 of the DGCL and (C) any other instruments served pursuant to the DGCL received by the Company relating to appraisal demands, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal pursuant to the DGCL. The Company shall not, except with the prior written consent of Acquiror (which consent shall not be unreasonably withheld, conditioned or delayed), make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

Section 1.8 Exchange of Certificates.

(a) Prior to the dissemination of the Proxy Statement, Acquiror and the Company shall mutually agree upon a transfer agent or another bank or trust company to act as exchange agent in the Merger (the “Exchange Agent”) and Acquiror shall enter into an agreement reasonably acceptable to Acquiror and the Company with the Exchange Agent relating to the services to be performed by the Exchange Agent. Substantially concurrently with the Effective Time, Acquiror shall cause to be deposited with the Exchange Agent: (i) a sufficient number of shares of Acquiror Class A Common Stock (whether represented in certificated or non-certificated direct registration form) to be issued pursuant to Section 1.5; (ii) cash in immediately available funds sufficient to make payments of the Aggregate Preferred Cash Consideration pursuant to Section 1.5 and (iii) cash in immediately available funds sufficient to make payments in lieu of fractional shares in accordance with Section 1.6 and, if applicable, any dividends or other distributions pursuant to Section 1.8(c). The shares of Acquiror Class A Common Stock and cash amounts so deposited with the Exchange Agent pursuant to this Section 1.8(a), together with any dividends or distributions received by the Exchange Agent with respect to such shares of Acquiror Class A Common Stock, are referred to collectively as the “Exchange Fund.” The Exchange Fund shall be held in trust by the Exchange Agent and shall not be used for any purpose other than to pay the Per Share Consideration to holders of Company Stock in accordance with Section 1.5(b), cash in lieu of any fractional shares in accordance with Section 1.6 and any dividends or other distributions pursuant to Section 1.8(c).

(b) Concurrently with the mailing of the Proxy Statement, Acquiror shall cause the Exchange Agent to mail to each Person who is a holder of record of Company Stock Certificates: (i) a letter of transmittal in customary form to be approved by the Company (the “Letter of Transmittal”), and including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent (and such other documents as may be reasonably required by the Exchange Agent); and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for the applicable Per Share Consideration that such holder is entitled to receive pursuant to Section 1.5; cash in lieu of any fractional shares in accordance with Section 1.6 and any dividends or other distributions pursuant to Section 1.8(c). Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed Letter of Transmittal and such other documents as may be reasonably required by the Exchange Agent: (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the applicable Per Share Consideration that such holder is entitled to receive pursuant to Section 1.5 (and cash in lieu of any fractional shares in accordance with Section 1.6 and any dividends or other distributions pursuant to Section 1.8(c)); and (B) the Company Stock Certificate so surrendered shall be cancelled. Until surrendered or cancelled as contemplated by this Section 1.8(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the applicable Per Share Consideration that such holder is entitled to receive pursuant to Section 1.5 (and cash in lieu of any fractional shares in accordance with Section 1.6 and any dividends or other distributions pursuant to Section 1.8(c)). In the event of a transfer of ownership of Company Stock which is not registered in the transfer records of the Company, the applicable Per Share Consideration that such holder is entitled to receive pursuant to Section 1.5 (and cash in lieu of any fractional shares in accordance with Section 1.6 and any dividends or other distributions pursuant to Section 1.8(c)) may be issued to or paid to, as applicable, a Person other than the Person in whose name the Company Stock Certificates so surrendered are registered, if such Company Stock Certificates so surrendered are registered, shall be properly endorsed or otherwise be in proper form and with proper evidence for transfer and the Person requesting such issuance shall pay any transfer, stamp or other similar Taxes required by reason of the issuance of or payment of the applicable Per Share Consideration to a Person other than the registered holder of such Company Stock Certificates, or establish to the satisfaction of Acquiror that such Tax has been paid or is not applicable. If any Company Stock Certificate shall have been lost, stolen or destroyed, Acquiror may, in its reasonable discretion and as a condition to the issuance of or payment of the applicable Per Share Consideration require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Acquiror may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Acquiror or the Surviving Company with respect to such Company Stock Certificate.

(c) No dividends or other distributions declared or made with respect to Acquiror Class A Common Stock with a record date after the Effective Time shall be paid or otherwise delivered to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Acquiror Class A Common Stock that such holder has the right to receive in the Merger until the later to occur of: (i) the date on which the holder surrenders such Company Stock Certificate in accordance with this Section 1.8 and (ii) the payment date for such dividend or distribution with respect to Acquiror Class A Common Stock (at which time such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar laws, to receive all such dividends and distributions, without interest).

(d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date that is six months after the Closing Date shall be delivered to Acquiror upon written demand. Any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.8 shall thereafter look only to Acquiror for, and be entitled to the applicable Per Share Consideration that such holder has the right to receive pursuant to the provisions of Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.6 and any dividends or other distributions pursuant to Section 1.8(c)).

(e) Neither Acquiror nor the Surviving Company shall be liable to any holder or former holder of Company Stock or to any other Person with respect to any shares of Acquiror Class A Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or other similar requirements of Law.

Section 1.9 Adjustments to Per Share Consideration. If, during the period from the date of this Agreement through the Effective Time, the outstanding shares of Acquiror Class A Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reorganization, reclassification, recapitalization or other similar transaction, or a record date with respect to any such event shall occur during such period, then the Per Share Consideration shall be adjusted to the extent appropriate to provide the same economic effect as contemplated by this Agreement prior to such action; provided, however, that nothing in this Section 1.9 shall be construed as permitting Acquiror to take any action or enter into any transaction otherwise prohibited by this Agreement.

Section 1.10 Closing of Transfer Books.

(a) All shares of Company Stock outstanding immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and all holders of Company Stock Certificate(s) shall cease to have any rights as Company Stockholders, except the right to receive the applicable Per Share Consideration contemplated by Section 1.5, cash in lieu of any fractional share of Acquiror Class A Common Stock pursuant to Section 1.6 and any dividends or other distributions pursuant to Section 1.8(c).

(b) At the Effective Time, the stock transfer books of the Company shall be closed with respect to all shares of Company Stock outstanding immediately prior to the Effective Time and no further transfer of any such shares of Company Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid Company Stock Certificate is presented to the Exchange Agent or to the Surviving Company or Acquiror, such Company Stock Certificate shall be cancelled and shall be exchanged as provided in Section 1.8.

Section 1.11 Withholding Rights. Each of the Exchange Agent, Acquiror and the Surviving Company shall be entitled to deduct and withhold from any consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax law; provided, that the Exchange Agent, Acquiror and the Surviving Company, as applicable, shall use commercially reasonable efforts to provide the Company with a written notice of such Person’s intention to withhold at least five Business Days prior to any such withholding and shall reasonably cooperate with the applicable payee to minimize any such withholding. To the extent that amounts are so deducted and withheld and timely remitted to the applicable Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the Exchange Agent, Acquiror or the Surviving Company, as the case may be.

Section 1.12 Corporate Governance Matters. At the Effective Time, the Acquiror Board shall be a classified board initially comprised of eight members. Unless otherwise agreed to by Acquiror and the Company prior to the Closing, Acquiror shall cause the Acquiror Board, the committees of the Acquiror Board and the officers of Acquiror at the Effective Time to be comprised of the individuals set forth on Schedule 1.12 in accordance with the procedures contemplated thereon, in each case to hold office from and after the Effective Time until the earliest to occur of the appointment or election of his or her respective successor, resignation or proper removal in accordance with applicable requirements of Law. The Acquiror Board shall comply with Stock Exchange requirements applicable to “controlled companies,” including with respect to independence and committee composition, and will not be required to comply with certain Stock Exchange governance requirements from which “controlled companies” are exempt.

ARTICLE II

THE CLOSING

Section 2.1 Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Transactions (the “Closing”), other than the filing of the Certificate of Merger, shall take place remotely by electronic exchange of executed documents, commencing at 9:00 a.m. New York City time on the date that is three Business Days after the date on which all conditions set forth in ARTICLE VII shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or at such other time and place as Acquiror and the Company may mutually agree.

The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.” Notwithstanding anything to the contrary contained herein, in no event shall the Closing Date occur prior to the date that is 60 days after the date hereof without the prior written consent of the Company.

Section 2.2 Deliveries at Closing.

(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, except in the case of the Company Transaction Expense Certificate and the Company Preferred Consideration Certificate, which shall be delivered two Business Days prior to Closing, the Company shall deliver to Acquiror:

(i) a written statement setting forth all accrued and unpaid Transaction Expenses of the Company, which shall include the respective amounts and wire transfer instructions for the payment thereof (the “Company Transaction Expense Certificate”);

(ii) a written statement setting forth the respective amounts payable to each holder of Company Preferred Stock entitled to receive the Per Share Consideration pursuant to Section 1.5(b)(i) (the “Company Preferred Consideration Certificate”);

(iii) a copy of the certificate of merger with respect to the Merger (the “Certificate of Merger”), duly executed by the Company;

(iv) a certificate signed on behalf of the Company by an authorized officer of the Company certifying that, to the knowledge and belief of such officer, and solely in his or her capacity as an officer of the Company, the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) as they relate to the Company have been satisfied;

(v) the certificate required under Section 6.14; and

(vi) the other documents, instruments or certificates required to be delivered by the Company at or prior to the Closing pursuant to Section 7.2.

(b) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, except in the case of the Acquiror Financing Certificate and Acquiror Transaction Expense Certificate, which shall be delivered two Business Days prior to Closing, Acquiror shall deliver to the Company:

(i) a certificate (the “Acquiror Financing Certificate”), signed by the secretary of Acquiror, certifying (A) that the Acquiror Stockholder Approval has been obtained and remains in full force and effect, (B) the number of shares of Acquiror Class A Common Stock included in the Acquiror Stock Redemption, if any, and the aggregate amount of cash proceeds that will be required to complete the Acquiror Stock Redemption, (C) the number of shares of Acquiror Class A Common Stock to be outstanding as of the Closing after giving effect to the Acquiror Stock Redemption; (D) the amount of Available Cash as of the Reference Time and (E) that the Available Cash as of immediately prior to the Closing equals or exceeds the Minimum Cash Balance after giving effect to the Acquiror Stock Redemption, if any;

(ii) a written statement setting forth all accrued Transaction Expenses of Acquiror, which shall include the respective amounts and wire transfer instructions for the payment thereof (the “Acquiror Transaction Expense Certificate”);

(iii) evidence from the Secretary of State of the State of Delaware of the filing of the Acquiror A&R Charter with the Secretary of State of the State of Delaware in accordance with Section 2.3(d) and evidence from Acquiror of the adoption of the Acquiror A&R Bylaws;

(iv) a certificate signed on behalf of Acquiror by an authorized officer of Acquiror certifying that, to the knowledge and belief of such officer, and solely in his or her capacity as an officer of Acquiror, the conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(c) as they relate to Acquiror have been satisfied;

(v) the other documents, instruments or certificates required to be delivered by Acquiror at or prior to the Closing pursuant to Schedule 1.12; and

(vi) the other documents, instruments or certificates required to be delivered by Acquiror at or prior to the Closing pursuant to Section 7.3.

Section 2.3 Closing. At the Closing, the Parties shall cause the consummation of the following transactions in the following order, upon the terms and subject to the conditions of this Agreement:

(a) Acquiror shall make any payments required to be made by Acquiror in connection with the Acquiror Stock Redemption;

(b) Acquiror shall pay, or cause to be paid by wire transfer of immediately available funds, (i) all accrued Transaction Expenses of Acquiror as set forth on the Acquiror Transaction Expense Certificate and (ii) all accrued and unpaid Transaction Expenses of the Company as set forth of the Company Transaction Expense Certificate to the applicable payees, to the extent not paid prior to the Closing;

(c) Acquiror shall contribute to Merger Sub: (i) the amount of cash remaining in the Trust Account and (ii) the PIPE Investment Amount after giving effect to the transactions set forth in clauses “(a)” and “(b);”

(d) the Acquiror A&R Charter shall be filed by Acquiror with the Secretary of State of the State of Delaware, in accordance with the procedures set forth in Schedule 2.3 and the applicable provisions of the DGCL; and

(e) the Certificate of Merger shall be filed by the Company with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DGCL (the time of such filing, or such later time as may be agreed in writing by the Company and Acquiror and specified in the Certificate of Merger, being the “Effective Time”).

ARTICLE III

EARN-OUT

Section 3.1 Issuance of Earn Out Shares.

(a) Following the Closing, and as additional consideration for the Merger and the Transactions, within five Business Days after the occurrence of a Triggering Event, Acquiror shall issue or cause to be issued to the Company Common Stockholder the following shares of Acquiror Class A Common Stock (which may be equitably adjusted in accordance with Section 3.3, the “Earn Out Shares”), upon the terms and subject to the conditions set forth in this Agreement and the Ancillary Agreements:

(i) upon the occurrence of Triggering Event I, a one-time issuance of 5,000,000 Earn Out Shares;

(ii) upon the occurrence of Triggering Event II, a one-time issuance of 5,000,000 Earn Out Shares; and

(iii) upon the occurrence of Triggering Event III, a one-time issuance of 5,000,000 Earn Out Shares.

(b) For the avoidance of doubt, the Company Common Stockholder shall be entitled to receive Earn Out Shares upon the occurrence of each Triggering Event; provided, however, that each Triggering Event shall only occur once, if at all, and in no event shall the Company Common Stockholder be entitled to receive more than an aggregate of 15,000,000 Earn Out Shares.

Section 3.2 Acceleration Event. If, during the Earn Out Period, there is a Change of Control that will result in the holders of Acquiror Class A Common Stock receiving a per share price in excess of the applicable Common Share Price required in connection with any Triggering Event (an “Acceleration Event”), then immediately prior to the consummation of such Change of Control: (a) any such Triggering Event that has not previously occurred shall be deemed to have occurred; and (b) Acquiror shall issue the applicable Earn Out Shares to the Company Common Stockholder, and the recipients of such issued Earn Out Shares shall be eligible to participate in such Change of Control.

Section 3.3 Adjustments to Earn Out Shares. If, during the period from the Effective Time through the end of the Earn Out Period, the outstanding shares of Acquiror Class A Common Stock are changed into a different number or class of shares by reason of any merger, stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reorganization, reclassification, recapitalization or other similar transaction, or a record date with respect to any such event shall occur during such period, then the number of Earn Out Shares issued pursuant to this ARTICLE III shall be adjusted to the extent appropriate to provide the same economic effect as contemplated by this Agreement prior to such action; provided, however, that nothing in this Section 3.3 shall be construed as permitting Acquiror to take any action or enter into any transaction otherwise prohibited by this Agreement. If, during the period from the Effective Time through the end of the Earn Out Period, Acquiror, the Surviving Company, or any of their respective successors or assigns consolidates with or merges into any other Person (including in connection with a Change of Control) and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each case, Acquiror and the Surviving Company shall ensure that proper provision shall be made so that the successors and assigns of Acquiror or the Surviving Company, as the case may be, shall succeed to the obligations set forth in this ARTICLE III, provided however, that the forgoing shall not limit Acquiror or the Surviving Company from consummating a Change of Control or entering into an agreement that contemplates a Change of Control.

Section 3.4 Tax Treatment of Earn Out Shares. Any issuance of Earn Out Shares, including any issuance of Earn Out Shares made upon the occurrence of an Acceleration Event pursuant to Section 3.2, shall be treated as an adjustment to the Aggregate Common Stock Consideration by the Parties for U.S. federal and applicable state and local income tax purposes, unless otherwise required by Law.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedules prepared in accordance with Section 10.2(e), the Company represents and warrants to Acquiror as follows:

Section 4.1 Organization and Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease or operate its properties and assets and to conduct the Business as it is now being conducted and contemplated to be conducted, except where the failure to have such power and authority would not be material to the Company and its Subsidiaries, taken as a whole. True, accurate and complete copies of the Company Organizational Documents have been Made Available to Acquiror. The Company is duly licensed or qualified to do business and in good standing in all jurisdictions in which its ownership of property or assets or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified and in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.2 Authorization and Enforceability. The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and each Ancillary Agreement to which it is a party, and carry out the Company’s obligations hereunder and thereunder and to consummate the Transactions, in each case, subject to the consents, approvals, authorizations and other requirements described in Section 4.5 and the adoption of this Agreement by holders of a majority of the voting power represented by all outstanding shares of Company Stock voting together as a single class (the “Company Requisite Approval”). The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is a party and the consummation of the Transactions have been duly and validly authorized and approved by the Company Board and, upon receipt of the Company Requisite Approval, no other proceeding on the part of the Company is necessary to consummate the Transactions contemplated by this Agreement or any Ancillary Agreement to which it is or will be a party. This Agreement has been duly and validly executed and delivered by the Company, and assuming due authorization and execution by each other Party, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability (x) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting or relating to enforcement of creditors’ rights generally and (y) is subject to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exceptions”). Each Ancillary Agreement to be executed by the Company at or prior to the Closing will be, when executed and delivered by the Company, duly and validly executed and delivered, and assuming due authorization and execution by each other Party thereto and the consummation of the Closing, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except as such enforceability may be limited by or subject to any applicable Bankruptcy and Equity Exception. The Company Requisite Approval is the only vote of the holders of any class or series of capital stock of the Company required to adopt this Agreement and approve the Transactions.

Section 4.3 Noncontravention. The execution, delivery and performance of this Agreement and the other Ancillary Agreements to which the Company is a party by the Company do not, and the consummation or performance of the Transactions will not, (a) conflict with or violate any provision, or result in the breach, of the Company Organizational Documents or any Organizational Document of any Subsidiary of the Company, (b) conflict with or result in any violation of any provision of any Law applicable to the Company or any of its Subsidiaries, or any of their respective properties or assets, (c) violate, conflict with, result in a breach of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a right of termination, cancellation, modification, acceleration or amendment under, any of the terms, conditions or provisions of any Material Contract or any of the Leases or (d) result in the creation of any Lien upon any of the material properties or assets of the Company, except with respect to clauses “(b)”, “(c)” and “(d)” above, where any such violation, conflict, breach, default or right would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Section 4.4 Subsidiaries. A true, correct and complete list of all the Company’s Subsidiaries, together with the jurisdiction of organization or incorporation of each such Subsidiary, the percentage of the outstanding ownership interest and the names of the record owners of all securities and other equity interests of each such Subsidiary owned by the Company and each other Subsidiary of the Company, in each case, as of the date hereof, is set forth on Schedule 4.4. Each Subsidiary of the Company has been duly formed or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization and has the requisite corporate or entity power and authority to own, lease or operate its assets and to conduct its business as it is now being conducted, except where the failure to have such power and authority would not reasonably be expected to have a Company Material Adverse Effect. True, accurate and complete copies of the Organizational Documents of each of the Company’s Subsidiaries have been Made Available to Acquiror. Each Subsidiary of the Company is duly qualified or licensed as a foreign limited liability company, foreign corporation or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not reasonably be expected to have a Company Material Adverse Effect. Other than each of the Company’s Subsidiaries, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Person.

Section 4.5 Governmental Authorities; Consents. The execution and delivery of this Agreement, and the other Ancillary Agreements to which the Company is a party, by the Company does not, and the consummation or performance of the Transactions by the Company will not, require any consent, approval, authorization or

Permit of, or filing with or notification to, any Governmental Authority, except (a) for applicable requirements, if any, of the Exchange Act or state securities or “blue sky” laws (“Blue Sky Laws”), (b) applicable requirements of the HSR Act, (c) the filing of the Certificate of Merger in accordance with the DGCL and (d) such consents, approvals, authorizations, permissions, filings or notifications which are made or obtained or, if not made or obtained, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Section 4.6 Capitalization.

(a) Schedule 4.6(a) accurately sets forth, as of the date hereof, the number of equity interests of each class and series of the Company which are authorized (where applicable) and which are issued and outstanding. All such issued and outstanding equity interests of the Company are duly authorized, validly issued, fully paid and non-assessable, and are held of record by the Persons and in the amounts set forth on Schedule 4.6(a).

(b) (i) No equity interests of the Company are reserved for issuance or are held as treasury securities; (ii) no equity interests of the Company are subject to or were issued in violation of any pre-emptive rights, rights of first refusal, tag-along rights, drag-along rights, transfer restrictions, proxies, voting trusts, stockholder agreements or other agreements or understandings in effect to which the Company is a party with respect to the voting or transfer of such equity interests; (iii) there is no restricted stock or any outstanding subscriptions, options, warrants, rights, calls, conversion rights, rights of exchange, convertible or exchangeable securities or other plans or commitments, contingent or otherwise, relating to the equity interests of the Company other than as contemplated by this Agreement; (iv) there are no outstanding contracts or other agreements to which the Company is a party to purchase, redeem or otherwise acquire any outstanding equity interests of the Company or securities or obligations of any kind convertible into any equity interests of the Company; and (v) there are no outstanding or authorized equity appreciation, phantom equity, equity incentive plans, profits interests or similar rights with respect to the Company.

Section 4.7 Financial Statements.

(a) The Company has Made Available true, correct and complete copies of the audited consolidated balance sheets and consolidated statements of income (loss), stockholders’ equity and cash flows of the Company and its Subsidiaries as of and for the twelve months ended December 31, 2019 and 2018 (collectively, the “Year-End Financial Statements”), together with all related notes and schedules thereto, prepared in accordance with GAAP applied on a consistent basis throughout the covered periods (except as may be indicated in the notes thereto), accompanied by an unqualified report of the Company’s independent auditor with respect thereto.

(b) The Company has Made Available true, correct and complete copies of the unaudited consolidated balance sheets and consolidated statements of income (loss), stockholders’ equity and cash flows of the Company and its Subsidiaries as of and for the nine months ended September 30, 2020 and the prior comparable period (the “Interim Financial Statements” and, together with the Year-End Financial Statements, the “Financial Statements”), prepared in accordance with GAAP applied on a consistent basis throughout the covered periods (except as may be indicated in the related notes and schedules and subject, in the case of unaudited financial statements, to normal recurring year-end and quarter-end adjustments (the effect of which will not, individually or in the aggregate, be material to such financial statements) and the absence of notes to such statements).

(c) The Financial Statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company and its Subsidiaries for the periods indicated in such Financial Statements and were derived from, and accurately reflect in all material respects, the books and records of the Company and its Subsidiaries.

(d) As of the Closing, the Company will have established and will maintain a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurances: (i) that records are maintained that in reasonable detail accurately and fairly reflect the transactions and dispositions of assets of the Company and its Subsidiaries; (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with the authorizations of management and directors of the Company; and (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s and its Subsidiaries’ assets that could have a material effect on the financial statements. As of the date hereof, the Company has not identified or been made aware of, and has not received from its independent auditors any notification of, any (x) “significant deficiency” in the internal controls over financial reporting of the Company and its Subsidiaries, (y) “material weakness” in the internal controls over financial reporting of the Company and its Subsidiaries or (z) fraud, whether or not material, that involves management or other employees of the Company and its Subsidiaries who have a role in the internal controls over financial reporting of the Company and its Subsidiaries.

(e) There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

Section 4.8 Undisclosed Liabilities. There is no liability, debt or obligation of the Company or any of its Subsidiaries that would be required to be set forth or reserved for on a consolidated balance sheet prepared in accordance with GAAP consistently applied and in accordance with past practice, except for liabilities and obligations (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto (if any), (b) that have arisen since the date of the most recent balance sheet included in the Interim Financial Statements in the Ordinary Course of Business, (c) that have arisen in connection with the Transactions, (d) for future performance under any Contract to which the Company or any of its Subsidiaries is a party or (e) which would not be material to the Company and its Subsidiaries, taken as a whole.

Section 4.9 Actions. As of the date of this Agreement, (a) there are no pending Actions or, to the Knowledge of the Company, Actions threatened, against the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors or officers (with regard to their actions in their capacities as such), and (b) neither the Company nor any of its Subsidiaries or, to the Knowledge of the Company, their respective properties or assets is subject to any continuing Governmental Order, except in the case of clauses “(a)” and “(b),” as would not be material to the Company and its Subsidiaries, taken as a whole. Except as would not be material to the Company and its Subsidiaries, taken as a whole, (x) there is no audit, examination or investigation by any Governmental Authority (other than ordinary course audits or examinations by an agency or regulating agency) pending or, to the Knowledge of the Company, threatened, of or against the Company or any of its Subsidiaries, and (y) to the Knowledge of the Company, there is no any audit, examination or investigation by any Governmental Authority (other than ordinary course audits or examinations by an agency or regulating agency) pending, or threatened in writing, of or against any of the directors or officers (with regard to their actions in their capacities as such) of the Company or any of its Subsidiaries. As of the date of this Agreement, there is no (i) pending Action or Action threatened by the Company or any of its Subsidiaries against any third party, except as would not be material to the Company and its Subsidiaries, taken as a whole, or (ii) settlement agreement or similar agreement that imposes any material ongoing obligation or restriction on the Company or any of its Subsidiaries.

Section 4.10 Compliance with Laws; Permits.

(a) The Company and each of its Subsidiaries is, and since January 1, 2018, has been in compliance with all applicable Laws and applicable requirements thereof, except where failure to be in such compliance as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Since January 1, 2018, the Company has not been sanctioned, fined or penalized for any violation of or failure to comply with any applicable Law, except for such sanctions, fines or penalties as would not be material to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority alleging a violation of any applicable Law by the Company nor any of its Subsidiaries at any time since January 1, 2018, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b) (i) Each of the Company and its Subsidiaries is in possession of all Permits necessary for the Company or such Subsidiary, as applicable, to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”) in compliance with all applicable Laws, except where the failure to have such Company Permits would not be material to the Company and its Subsidiaries, taken as a whole, (ii) all such Company Permits are valid and in full force and effect and (iii) there are no proceedings pending, or, to the Knowledge of the Company, threatened, that seek the revocation, cancellation, suspension or adverse modification of any Company Permit, in each case, except for such revocation, cancellation, suspension or adverse modification would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(c) (i) None of the Company or any of its Subsidiaries, is or has ever been a Sanctioned Person and (ii) to the Knowledge of the Company, since January 1, 2018, none of the Company’s or any of its Subsidiaries’ respective directors, limited liability company managers (or equivalent governing authority), officers, employees, agents or representatives is or has been a Sanctioned Person. Since January 1, 2018, except as would not be material to the Company and its Subsidiaries, taken as a whole, the operations of the Company and its Subsidiaries have been conducted in compliance with all Sanctions. None of the Company or any of its Subsidiaries, or any of their respective directors, limited liability company managers (or equivalent governing authority), officers, or employees is or has been the subject of any enforcement proceedings or, to the Knowledge of the Company, any investigation or inquiry by any Governmental Authority with respect to Sanctions, and there is no such enforcement proceeding or, to the Knowledge of the Company, investigation or inquiry pending or to the Knowledge of the Company, threatened. The Company and its Subsidiaries have in place controls and systems reasonably designed to ensure compliance with Sanctions in each of the jurisdictions in which the Company and its Subsidiaries operate or do business.

Section 4.11 Material Contracts.

(a) Schedule 4.11(a) contains a true, accurate and complete list, as of the date of this Agreement, of each of the following Contracts (other than any Company Benefit Plan or lease or license for real property) to which the Company or any of its Subsidiaries is a party or otherwise bound (each such Contract required to be set forth on Schedule 4.11(a) collectively, the “Material Contracts”):

(i) each Contract evidencing outstanding Indebtedness of the Company or any of its Subsidiaries (other than guarantees or surety Contracts in respect of obligations under real property leases), in each case in an aggregate amount thereunder in excess of $1,000,000;

(ii) each partnership or joint venture (which includes the sharing of the Company’s and/or any of the its Subsidiaries’ profits);

(iii) each Contract that involves the acquisition or disposition of capital stock or other equity interests of another Person (other than the Company or any of its Subsidiaries, to the extent such entity was a Subsidiary at the time such Contract was entered into), whether by merger, consolidation or otherwise, in each case, which has been entered into since January 1, 2018;

(iv) any Contract that contains an existing obligation (contingent or otherwise) to pay any material amounts with respect to indemnification obligations, purchase price adjustment, earn-outs, backend payment or similar obligations, in all cases in connection with any completed acquisition or disposition by the Company;

(v) each Contract with any Material Payor or Material Supplier, other than any work orders, purchase orders, invoices and similar documents issued in the Ordinary Course of Business;

(vi) each Contract with any physician, physician practice, surgery center, home health agency, hospital or other referral source (A) involving consideration in excess of $100,000 in any twelve-month period or (B) from whom the Company or any of its Subsidiaries (on a consolidated basis) have received referrals generating more than $250,000 during the year ended December 31, 2019;

(vii) any Contract (other than those made in the Ordinary Course of Business) providing for: (A) the grant of any preferential rights to purchase or lease any asset of the Company or any of its

Subsidiaries or (B) any right (exclusive or non-exclusive) to sell or distribute any material product or service of the Company or any of its Subsidiaries;

(viii) each Contract with any Governmental Authority (other than payor or provider Contracts in respect of any Federal Health Care Program or Contracts for athletic training services provided to any middle school, high school, college or university);

(ix) each Contract requiring any capital commitment or capital expenditures (including any series of related expenditures in excess of $1,000,000);

(x) each Contract providing for “most favored customer” or similar terms that limit the Company’s or one of its Subsidiaries’ right to determine pricing for products or services;

(xi) each Contract that limits, or purports to limit, in any material respect the ability of the Company or any Subsidiary of the Company (A) to compete in any material line of business or with any Person or entity or in any geographic area or during any period of time or (B) from soliciting customers; and

(xii) each collective bargaining agreement or other Contract with a trade union or other labor organization.

(b) (i) Each Material Contract is a legal, valid and binding obligation of the Company or a Subsidiary of the Company and, to the Knowledge of the Company, the other parties thereto; and (ii) except as would not be material to the Company and its Subsidiaries, taken as a whole: (A) neither the Company nor any of the Subsidiaries of the Company is in breach or violation of, or default under, any Material Contract, nor has any Material Contract been cancelled by the other party; (B) to the Knowledge of the Company, no other party is (with or without notice or lapse of time or both) in breach or violation of, or default under, any Material Contract; and (C) since January 1, 2018, neither the Company nor any of the Subsidiaries of the Company has received any written claim of default or breach under any Material Contract. The Company has Made Available to Acquiror true, correct and complete copies of all Material Contracts, including any and all exhibits, schedules and amendments thereto (other than any work orders, purchase orders, invoices and similar documents issued in the Ordinary Course of Business).

Section 4.12 Real Property.

(a) Neither the Company nor any of its Subsidiaries owns a fee interest in any real property.

(b) Schedule 4.12(b) lists (i) a true, correct and complete list of each material parcel of real property leased or subleased by the Company or any of its Subsidiaries as of the date hereof by street address and (ii) each material lease or sublease with respect to the 30 clinic sites with the highest aggregate annual payments under the terms of the applicable material lease, and each material non-clinic lease of the Company or any of its Subsidiaries, including with respect to the Company’s corporate headquarters (such documents in clause “(ii)”, the “Leases”). True, correct and complete copies of all Leases have been Made Available to Acquiror (the underlying properties, collectively, the “Leased Real Property”). Except as would not be reasonably expected to curtail or interfere, in any materially adverse respect to the current use and operation of the Leased Real Property: (i) each Lease is in full force and effect, is valid and effective in accordance with its respective terms, subject to any applicable Bankruptcy and Equity Exception, (ii) there is not, under any Lease, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a material default) by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by the other party to such Lease or sublease, (iii) no action, suit, investigation, arbitration or administrative or other proceeding is pending or, to the Knowledge of the Company, threatened with respect to the Leased Real Property and (iv) neither the Company nor any of its Subsidiaries have received any written notice of a material violation applicable to any building, zoning, health or other Law with respect of the use or occupation of any Leased Real Property.

Section 4.13 Employee Benefits.

(a) Schedule 4.13(a) sets forth a true, correct and complete list of all material Company Benefit Plans, excluding any employment, restrictive covenant, consulting, or equity award agreement, offer letter or other agreement which does not materially deviate from the applicable Company form, which is included on Schedule 4.13(a) (“Individualized Agreements”). With respect to each material Company Benefit Plan, the Company has Made Available to Acquiror a current, true, correct and complete copy of each such Company Benefit Plan other than Individualized Agreements (or if no such copy exists, a written description of the material terms thereof) and, to the extent material and applicable, (i) any amendments, (ii) the most recent summary plan description as well as any summary of material modifications thereof, (iii) trust agreement or other funding instrument, (iv) the most recent Form 5500 series and (v) copies of the most recently received Internal Revenue Service determination, opinion or advisory letter for each such Company Benefit Plan.

(b) Except as would not be material to the Company and its Subsidiaries, taken as a whole, all contributions and/or payments owed by the Company under the terms of any Company Benefit Plan have been timely accrued for or paid in full when and as required to be paid.

(c) Except as would not be material to the Company and its Subsidiaries, taken as a whole, each Company Benefit Plan has been established, maintained, administered and operated in accordance with its terms and in compliance with the applicable terms of ERISA, the Code, and any other applicable Law.

(d) Except as would not be material to the Company and its Subsidiaries, taken as a whole, each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received, or is based on a form of plan that has received, a favorable determination or opinion letter from the Internal Revenue Service, and, to the Knowledge of the Company, nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause such determination letter to be revoked.

(e) Neither the Company nor any of its ERISA Affiliates has within the past six years maintained, established, participated in or contributed to, been obligated to contribute to, or incurred any obligation or liability (including any contingent liability) under, an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (including any “multiemployer plan” within the meaning of Section (3)(37) of ERISA).

(f) With respect to any Company Benefit Plan, except as would not be material to the Company and its Subsidiaries, taken as a whole, (i) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened, (ii) no audit or other administrative proceeding by the United States Department of Labor, the Internal Revenue Service or other Governmental Authority is pending, or, to the Knowledge of the Company, threatened and (iii) there has been no non-exempt “prohibited transaction” within the meaning of Section 4975(c) of the Code or Section 406 of ERISA involving the assets of any Company Benefit Plan.

(g) Neither the Company nor any Subsidiary has any obligation to gross-up or reimburse any individual for any tax or related interest or penalties incurred by such individual, under Sections 409A or 4999 of the Code.

(h) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or in connection with any other event(s): (i) result in any payment or benefit becoming due to any current or former employee, contractor or director of the Company or any Subsidiary under any Company Benefit Plan; (ii) increase any amount of compensation or benefits otherwise payable to any current or former employee, contractor or director of the Company or any Subsidiary under any Company Benefit Plan; or (iii) result in the acceleration of the time of payment, funding or vesting of any benefits to any current or former employee, contractor or director of the Company or any Subsidiary under any Company Benefit Plan.

Section 4.14 Labor and Employment.

(a) (i) Neither the Company nor any Subsidiary of the Company is a party to any collective bargaining agreement or other Contract with a union or other labor organization, (ii) there is no union organizing effort pending, or to the Knowledge of the Company, threatened with respect to any employees of the Company or any

Subsidiary of the Company and (iii) since January 1, 2018, there has been no actual, or to the Knowledge of the Company, threatened strike, organized slowdown, work stoppage, lockout, arbitration, picketing, hand-billing or other material labor dispute with respect to any employees of the Company or any Subsidiary of the Company.

(b) Except as would not be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are in compliance with all applicable Laws regarding employment and employment practices, including, without limitation, all Laws respecting terms and conditions of employment, health and safety, employee classification, non-discrimination, wages and hours, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, pay equity, overtime pay, employee leave issues, the proper classification of employees and independent contractors, the proper classification of exempt and non-exempt employees, immigration and employment authorization (including Form I-9 compliance) and unemployment insurance.

(c) To the Knowledge of the Company, since January 1, 2018, no allegations of sexual or other unlawful harassment or discrimination have been made against (i) any officer of the Company or its Subsidiaries, or (ii) any employee of the Company or its Subsidiaries at the level of vice-president or above.

(d) To the Knowledge of the Company, no employee of the Company or its Subsidiaries at the level of vice-president or above is in material violation of any term of any employment agreement, nondisclosure agreement, non-competition agreement, restrictive covenant or other obligation (i) to the Company or its Subsidiaries, or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company or its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information.

(e) Since January 1, 2018, neither the Company nor any of its Subsidiaries has engaged in layoffs, furloughs or employment terminations, whether temporary or permanent, and neither the Company nor any of its Subsidiaries has plans to engage in any layoffs, furloughs or employment terminations, whether temporary or permanent, within the next six months. The Company and its Subsidiaries, taken as a whole, has sufficient employees to operate the Business as currently conducted.

(f) The Company and its Subsidiaries and are not themselves direct government contractors required to comply with Executive Order 11246 and, except as would not be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are in compliance with Executive Order 11246 and other applicable Laws requiring affirmative action or other employment related actions for government contractors or subcontractors.

Section 4.15 Taxes.

(a) All income and other material Tax Returns required by Law to be filed by the Company or its Subsidiaries have been duly and timely filed (after giving effect to any valid extensions of time in which to make such filings) and all such Tax Returns are true, correct and complete in all material respects. All Taxes shown due on such Tax Returns and all other material amounts of Taxes owed by the Company and its Subsidiaries (whether or not shown due on any Tax Return) have been timely paid. The Company and each of its Subsidiaries have established reserves in accordance with GAAP on the Financial Statements that, as of the dates of the applicable Financial Statements, were adequate for the payment of all material Taxes not yet due and payable with respect to the Company and each of its Subsidiaries.

(b) Each of the Company and its Subsidiaries has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, creditor, stockholder or any other third party and (ii) remitted such amounts required to have been remitted to the appropriate Governmental Authority and has otherwise complied in all material respects with all applicable Laws relating to the withholding, collection, payment and reporting of such Taxes.

(c) Neither the Company nor any of its Subsidiaries is currently engaged in any audit, examination, investigation, administrative, judicial or similar proceeding with a Governmental Authority with respect to material Taxes, and, to the Knowledge of the Company, no such proceeding has been threatened. Neither the Company nor its Subsidiaries has been assessed any deficiency for material Taxes that has not been paid or settled in full, and, to the Knowledge of the Company, no such deficiency has been threatened. No written claim has been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that such entity is or may be subject to material Taxes or material Tax Return filing obligations in that jurisdiction.

(d) Neither the Company nor its Subsidiaries (or any predecessor thereof) has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355 of the Code in the prior two years.

(e) Neither the Company nor its Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(f) There are no Liens with respect to unpaid Taxes on any of the assets of the Company or its Subsidiaries, other than Permitted Liens.

(g) Neither the Company nor any of its Subsidiaries is or has been a member of any consolidated, combined or unitary group (other than a group the common parent of which is the Company or any of its Subsidiaries). Neither the Company nor its Subsidiaries has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor or by operation of law, or (iii) by Contract (other than pursuant to customary Tax gross-up or indemnity provisions in credit agreements or in other commercial Contracts not primarily relating to Taxes).

(h) Neither the Company nor any of its Subsidiaries is a party to, or bound by, or has any obligation to, any Governmental Authority or other Person under any Tax Sharing Agreements, except, in each case, (i) for any customary Tax gross-up or indemnity provisions in credit agreements or in other commercial contracts not primarily relating to Taxes, or (ii) for any such agreement exclusively between or among the Company and its Subsidiaries.

(i) Except for extensions resulting from the extension of the time to file any applicable Tax Return, there are no outstanding agreements extending or waiving the statute of limitations applicable to any material Tax or material Tax Return with respect to the Company or any of its Subsidiaries or extending a period of collection, assessment or deficiency for material Taxes due from or with respect to the Company or any of its Subsidiaries, which period (after giving effect to such extension or waiver) has not yet expired, and no written request for any such waiver or extension is currently pending. None of the Company or any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return not previously filed (other than a validly obtained extension of time not requiring the consent of the applicable Governmental Authority). No private letter ruling, administrative relief, closing agreement, technical advice or other similar ruling or request therefor has been granted or issued by, or is pending with, any Governmental Authority with respect to material Taxes of the Company or any of its Subsidiaries.

(j) To the Knowledge of the Company, there are no facts, circumstances or plans that, either alone or in combination, would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

(k) Neither the Company nor any of its Subsidiaries will be required to include any material item of income, or exclude any material item of deduction, for any taxable period (or portion thereof) beginning on or after the Closing Date as a result of: (i) an installment sale transaction occurring on or before the date hereof governed by Code Section 453 (or any similar provision of state, local or foreign Laws); (ii) a disposition occurring on or before the date hereof reported as an open transaction for U.S. federal income Tax purposes (or any similar doctrine under state, local, or foreign Laws); (iii) any prepaid amounts received on or prior to the date hereof or deferred revenue realized, accrued or received on or prior to the date hereof outside of the ordinary course of business; (iv) a change in method of accounting with respect to Taxes that occurred or was requested on or prior to the date hereof (or as a result of the use of an impermissible method of accounting prior to the date hereof); (v) an agreement entered into with any Governmental Authority (including a “closing agreement” under Code Section 7121 or similar provision of state, local, or foreign law) on or prior to the date hereof; or (vi) intercompany transactions or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) occurring or created on or prior to the date hereof.

(l) Neither the Company nor any of its Subsidiaries has deferred any “applicable employment taxes” under Section 2302 of the CARES Act.

(m) Neither the Company nor any of its Subsidiaries has any unpaid liability under Code Section 965 or any similar provision of U.S. state or local or non-U.S. Tax Law.

(n) Other than the representations and warranties set forth in Section 4.13 (insofar as it relates to Taxes), this Section 4.15 contains the exclusive representations and warranties of the Company with respect to Tax matters.

Section 4.16 Intellectual Property.

(a) Schedule 4.16(a) sets forth a list of all Intellectual Property registrations and applications for registration of Intellectual Property owned by the Company and its Subsidiaries as of the date of this Agreement.

(b) Except as would not be material to the Company and its Subsidiaries, taken as a whole, the Company or one of its Subsidiaries owns or has the valid right to use all material Intellectual Property necessary for, or used in, the operation of the business of the Company as currently conducted (all such Intellectual Property that is owned by the Company and the Company’s Subsidiaries collectively, the “Company Owned Intellectual Property”), free and clear of all Liens (other than Permitted Liens). Schedule 4.16(c) sets forth a non-exhaustive list of material Company Owned Intellectual Property, other than the Intellectual Property registrations and applications for registration set forth in Schedule 4.16(a).

(c) Except as would not be material to the Company and its Subsidiaries, taken as a whole: (i) there are no claims against the Company or any of its Subsidiaries that are presently pending, or to the Knowledge of the Company, threatened, (A) contesting the validity, use, ownership or enforceability of any of the Company Owned Intellectual Property, or (B) alleging any infringement, misappropriation or other violation of any Intellectual Property rights of any other Persons; (ii) to the Knowledge of the Company, the operation of the Company’s business as currently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property of any other Person; and (iii) to the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any material Company Owned Intellectual Property.

(d) The Company and its Subsidiaries have taken commercially reasonable actions to maintain and protect the secrecy and confidentiality of the material trade secrets included in the Company Owned Intellectual Property. Except as would not be material to the Company and its Subsidiaries, taken as a whole, no such material trade secret has been authorized by the Company or any of its Subsidiaries to be disclosed to any Person other than pursuant to a non-disclosure agreement restricting the disclosure of such trade secret.

(e) Except as would not be material to the Company and its Subsidiaries, taken as a whole, the Company or one of its Subsidiaries owns, or has a valid right to access and use all computer systems, networks, hardware, software, and equipment used in connection with the business of the Company as currently conducted (“Company IT Systems”). The Company IT Systems (i) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted and (ii) do not, to the Knowledge of the Company, contain any viruses, worms, trojan horses, bugs, faults or other devices, errors, contaminants or effects that: (A) materially disrupt or adversely affect the functionality of any Company IT Systems, except as disclosed in their documentation; or (B) enable or assist any Person to access without authorization any Company IT Systems. To the Knowledge of the Company, since January 1, 2018, there have been no security breaches of the Company IT Systems and there have been no adverse events affecting any Company IT Systems that adversely affected the Company’s and its Subsidiaries’ business or operations, in each case, except as would not be material to the Company and its Subsidiaries, taken as a whole.

Section 4.17 Compliance with Healthcare Laws and Information Privacy and Security Laws.

(a) Except as would not be material to the Company and its Subsidiaries, taken as a whole, none of the Company or any of its Subsidiaries or any of their respective directors, limited liability company managers (or equivalent governing authority), officers or, to the Knowledge of the Company, employees or independent contractors (with respect to their activities on behalf of the Company or its Subsidiaries) (i) is, or since January 1, 2018, has been, in violation of, conducting its business or operations in violation of, or using or occupying its properties or assets in violation of any Healthcare Laws, (ii) has, since January 1, 2018, received any written notice of any alleged violation of, or any citation, suspension, revocation, limitation, warning, claim or request for repayment or refund issued by a Governmental Authority that alleges or asserts that the Company or any of its Subsidiaries have violated any Healthcare Laws or which requires or seeks to adjust, modify or alter any of the Company’s or its Subsidiaries’ operations, activities, services or financial condition, in each case that has not been fully and finally resolved to the Governmental Authority’s satisfaction without further liability to the Company or any Company Subsidiary or (iii) is subject to or has entered into any written agreement, including any individual or corporate integrity agreement, settlement or Government Order related to any actual or alleged violation of any applicable Healthcare Law.

(b) Since January 1, 2018, except as would not be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries have prepared, submitted and implemented timely and effective responses and, as applicable, any corrective action plans required to be prepared and submitted in response to all (i) internal or third-party audits, inspections, investigations or examinations of the Company and its Subsidiaries and (ii) investigations, subpoenas, investigations, demands, complaints or allegations by customers, patients, Governmental Authorities or other Persons.

(c) The Company and each of its Subsidiaries (i) has in place healthcare regulatory compliance programs including policies, procedures and training programs reasonably designed to cause the Company, each Company Subsidiary and their respective directors, limited liability company managers (or equivalent governing authority), officers, employees, contractors and vendors to be in compliance with all applicable Healthcare Laws, including the federal Anti-Kickback Statute, 42 U.S.C. §1320a-7b(b), the federal Physician Self-Referral Law, 42 U.S.C. § 1395nn, and all applicable billing and claims requirements and (ii) is operating in compliance in all material respects with such compliance programs, including with respect to training of workforce members when hired and periodically thereafter.

(d) Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors, limited liability company managers (or equivalent governing authority), officers, employees, contractors or vendors, have on behalf of the Company or any of its Subsidiaries directly or indirectly solicited, received, made or offered to make any contribution, gift, bribe, rebate, payoff, influence payment or kickback to any person, regardless of form: (i) in violation of the federal Anti-Kickback Statute, 42 U.S.C. §1320a-7b(b), the federal Physician Self-Referral Law, 42 U.S.C. § 1395nn or any other state or federal anti-bribery, anti-kickback, anti-inducement, anti-corruption or anti-fraud Laws; or (ii) to obtain or maintain any referral or favorable treatment in securing business in violation of any applicable Healthcare Law.

(e) The Company and each of its Subsidiaries that participates in any Third Party Payor Program is qualified to participate in such Third Party Payor Program and is duly enrolled and certified therein, and has the requisite provider and supplier numbers to bill the Medicare program, the respective Medicaid program in the state or states in which such entity operates, and all other Third Party Payor Programs that each of such Subsidiaries of the Company currently bills to. To the Knowledge of the Company, the Company and each of its Subsidiaries is operating, and since January 1, 2018 has operated, in compliance with all Third Party Payor Program rules and regulations and all provisions of each Third Party Payor Program contract to which it is party or by which it is bound, except as would not be material to the Company and its Subsidiaries, taken as a whole. There is no Action pending or, to the Knowledge of the Company, threatened, which has resulted in or could reasonably be expected to result in any material revocation, suspension, termination, probation, restriction, limitation, non-renewal or other material adverse modification of the participation by the Company or any of its

Subsidiaries in any Third Party Payor Program or of any supplier or provider number, or result in the Company’s or any of its Subsidiaries’ or any of the Leases’ exclusion from any Third Party Payor Program.

(f) Except as would not be material to the Company and its Subsidiaries, taken as a whole, since January 1, 2018, the Company and each of its Subsidiaries has, (i) timely filed all reports and billings required to be filed with respect to each Third Party Payor Program, all of which were prepared and filed in compliance with applicable Laws and applicable Payor requirements and (ii) paid all known and undisputed refunds, overpayments, discounts and adjustments due with respect to any such report or billing (except, with respect to Payors other than any Federal Health Care Program, for credit balances set forth in the Financial Statements or arising since the date of the most recent Financial Statements in the Ordinary Course of Business). All Claims submitted by or on behalf of the Company or any of its Subsidiaries since January 1, 2018 have been submitted in material compliance with applicable Laws and the rules, regulations, policies and procedures of the applicable third party Payors and there are no material pending or, to the Knowledge of the Company, threatened, audits (including written notice of an intent to audit), investigations, appeals, adjustments or Actions for or relating to such Claims, except as would not be material to the Company and its Subsidiaries, taken as a whole. All material Claims submitted by the Company or its Subsidiaries were for goods actually sold or services actually performed by the billing Company or Subsidiary of the Company to eligible patients, properly coded and, except for clerical errors, otherwise true and correct, and, to the Knowledge of the Company, there are no facts or circumstances that would give rise to any disallowance, recoupment, denial of payment, suspension of payment, overpayment, or penalty action or proceeding against the Company or any of its Subsidiaries.

(g) Except as would not be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries has, since January 1, 2018, taken, commercially reasonable steps to verify that and, to the Knowledge of the Company, each of the physical therapists and other health care professionals currently employed or engaged by the Company or any of its Subsidiaries to provide professional services, has, since January 1, 2018 (or such earlier date as such Person has been employed or engaged by the Company or applicable Subsidiary of the Company) been at all applicable times duly licensed, certified and registered to provide such services and in good standing with all applicable Governmental Authorities (including the board of physical therapy in the state in which he or she practices), and duly enrolled and credentialed with each Third Party Payor Program that requires such enrollment or credentialing for Claims submitted by the Company or applicable Subsidiary of the Company.

(h) None of the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective current directors, limited liability company managers (or equivalent governing authority), officers, employees or other health care professionals, is, or since January 1, 2018, has been (i) debarred, excluded or suspended from participating in any Federal Health Care Program, (ii) subject to a civil monetary penalty assessed under Section 1128A of the Social Security Act, or sanctioned, indicted or convicted of a crime, or pled nolo contendere or to sufficient facts in connection with any allegation of a violation of any Federal Health Care Program requirement or Healthcare Law or (iii) listed on the General Services Administrative (“GSA”) published list of parties excluded from federal procurement programs and non-procurement programs. The Company and each of its Subsidiaries maintains and since January 1, 2018 has maintained, policies and procedures to screen its officers, employees and other health care professionals for Federal Health Care Program, GSA and Office of Foreign Asset Control of the U.S. Department of Treasury (“OFAC”) exclusion or debarment prior to their association with the Company or its Subsidiary and on a regular basis thereafter.

(i) Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Information Privacy and Security Laws, including with respect to the collection, use, storage, transfer and disclosure of any Protected Health Information (as defined at 45 CFR § 160.103). Since January 1, 2018, the Company and each of its Subsidiaries has maintained privacy and security policies, procedures and safeguards that comply in all material respects with then-applicable requirements of HIPAA (collectively, “HIPAA Policies and Procedures”). The Company has Made Available to Acquiror true, correct and complete copies of all such HIPAA Policies and Procedures. The Company and its Subsidiaries have executed current and valid Business Associate Agreements (as described by HIPAA) with all persons or entities that provide business associate services on behalf of the Company or any of its Subsidiaries (“Business Associates”). Except as would not be material to the Company and its Subsidiaries, taken as a whole, (i) the Company and its Subsidiaries are in compliance with the terms of all such Business Associate Agreements and (ii) neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority or other Person relating to any alleged violation or non-compliance with HIPAA.

(j) To the Knowledge of the Company, since January 1, 2018 there has not been any breach (as defined by applicable Information Privacy and Security Laws) involving Personal Information in the possession or control of the Company, and no breach (as defined by applicable Information Privacy and Security Laws) has occurred that would require notification by, on behalf of or as a result of the Company under any applicable Information Privacy or Security Law, except as would not be material to the Company and its Subsidiaries, taken as a whole. Since January 1, 2018, the Company has been in material compliance with all of the Company’s policies and contractual obligations with respect to the collection, use, storage, sharing or transfer of Personal Information. The Company has reasonable safeguards in place and takes commercially reasonable measures to protect Personal Information in its possession or under its control against loss, theft, or unauthorized disclosure. Since January 1, 2018, the Company has not received any written notice of any claims of, or been charged with, the violation of any Information Privacy and Security Laws.

Section 4.18 Material Payor and Material Supplier Relations.

(a) Schedule 4.18(a)(i) contains a true, correct and complete list of (i) the identity of the ten largest non-Governmental Authority Payors of the Company and its Subsidiaries, as measured by net revenue generated by the Company and its Subsidiaries from such Payors on an aggregate basis during the twelve-month period ended December 31, 2020 (each, a “Material Payor”) and (ii) the net revenue generated by the Company and its Subsidiaries with respect to such Material Payors, during such period. During the twelve-month period ended December 31, 2020, no Material Payor has (A) cancelled, suspended or terminated its relationship with the Company or its Subsidiaries, (B) materially reduced its business with the Company or any of its Subsidiaries or otherwise materially adversely modified its relationship or terms with the Company or any of its Subsidiaries or (C) notified the Company of its intention to take any such action and, to the Knowledge of the Company, no such Material Payor is contemplating such action or (D) to the Knowledge of the Company, become insolvent or subject to bankruptcy proceedings. Except as would not be material to the Company and its Subsidiaries, taken as a whole, there is no pending dispute between the Company or any of its Subsidiaries, on the one hand, and any Material Payor, on the other hand.

(b) Schedule 4.18(b)(i) contains a true, correct and complete list of (i) the identity of the five largest suppliers of the Company and its Subsidiaries as measured by the Company’s and its Subsidiaries’ purchases of goods and services from such suppliers on an aggregate basis during the twelve-month period ended December 31, 2020 (each, a “Material Supplier”) and (ii) the total payments by the Company and its Subsidiaries to such Material Suppliers, during such period. During the twelve-month period ended December 31, 2020, no Material Supplier has (A) cancelled, suspended or terminated its relationship with the Company or its Subsidiaries, (B) materially reduced its business with the Company or any of its Subsidiaries or otherwise materially adversely modified its relationship or terms with the Company or any of its Subsidiaries, (C) notified the Company of its intention to take any such action and, to the Knowledge of the Company, no such Material Supplier is contemplating such action, (D) notified the Company or any of its Subsidiaries of any violations of such Material Supplier’s user, usage or advertising policies (as applicable), or (E) to the Knowledge of the Company, become insolvent or subject to bankruptcy proceedings. There is no pending material dispute between the Company or any of its Subsidiaries, on the one hand, and any Material Supplier, on the other hand.

Section 4.19 Environmental Matters.

(a) Except as would not be material to the Company and its Subsidiaries, taken as a whole, (i) the Company is and, since January 1, 2016, has been in compliance with Environmental Laws, including obtaining, maintaining and complying with all Permits required under Environmental Laws, (ii) since January 1, 2016, no Governmental Authority or other Person has commenced or, to the Knowledge of the Company, threatened to commence, any contribution action or other proceeding against the Company in connection with any asserted violation of, or liability under, Environmental Laws and (iii) there are no circumstances, facts, conditions, events or incidents, including the presence of any Hazardous Material, which would be reasonably likely to result in the Company incurring liability under any Environmental Law.

(b) The Company has Made Available true copies and results of any material reports, investigations, audits, assessments (including Phase I environmental site assessments and Phase II environmental site assessments), analyses, tests or monitoring in the possession of, or reasonably available to, the Company or any of its Subsidiaries pertaining to any material unresolved liabilities under or material noncompliance with any Environmental Law.

Section 4.20 Insurance. To the Knowledge of the Company: (a) all of the policies of property, fire and casualty, liability, workers’ compensation, directors and officers and other forms of insurance (collectively, the “Policies”) held by, or for the benefit of, the Company or any of its Subsidiaries with respect to policy periods that precede and include the date of this Agreement are in full force and effect; and (b) neither the Company nor any of its Subsidiaries has received a written notice of cancellation of any of the Policies or of any material changes that are required in the conduct of the business of the Company or any of its Subsidiaries as a condition to the continuation of coverage under, or renewal of, any of the Policies.

Section 4.21 Absence of Changes. Except for any COVID-19 Response, since the Balance Sheet Date through the date hereof, (a) the Company and its Subsidiaries have operated their respective businesses in the Ordinary Course of Business in all material respects, (b) there has not been any change, effect, condition, circumstance or development relating to the Company and its Subsidiaries that has resulted in, or would reasonably be expected to result in, a Company Material Adverse Effect, and (c) neither the Company nor any of its Subsidiaries has:

(i) made any material change in or amendment to any of the Company Organizational Documents;

(ii) made, declared, set aside, or paid any dividend or distribution to any equityholder other than dividends or distributions between or among the Company and any of its wholly-owned Subsidiaries;

(iii) incurred, guaranteed or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness;

(iv) acquired by merger or consolidation with, or merged or consolidated with, or purchased substantially all of the assets of, any corporation, partnership, association, joint venture or other business organization or division thereof or Person;

(v) made any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP, including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, or applicable Law;

(vi) other than in the Ordinary Course of Business consistent with past practice, (i) granted or acquired, agreed to grant to or acquired from any Person, disposed of, or permitted to lapse any rights to any Company Owned Intellectual Property and (ii) not disclosed or agreed to disclose to any Person, other than Acquiror (or representatives designated by Acquiror), any trade secret or other material proprietary information; or

(vii) made any change in the auditors of the Company,

other than, in each case, any action taken in connection with any document or agreement entered into pursuant to the terms of this Agreement.

Section 4.22 Interested Party Transactions. No director, manager, officer or Affiliate of the Company or any of its Subsidiaries is a party to any Contract with the Company or any of its Subsidiaries, other than (a) the payment of compensation and provision of benefits to, and the entering into of compensatory arrangements, benefit plans and similar transactions, agreements or Contracts with, or with respect to, officers, managers, employees and independent contractors of the Company or any Company Subsidiary, including equity compensation, (b) Contracts in connection with any such manager’s, officer’s or Affiliate’s direct or indirect ownership of equity interests in the Company or any of its Subsidiaries (or any securities that are convertible into, or exercisable or exchangeable for, any such equity interests), including distributions by the Company upon its equity interests, or (c) as otherwise contemplated by this Agreement.

Section 4.23 Proxy Statement. The information supplied by the Company for inclusion in the Proxy Statement will not, at (a) the time the definitive Proxy Statement is filed with the SEC, (b) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the holders of Acquiror Common Stock and (c) the time of the Special Meeting, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.24 No Brokers’ Fees. Except for Barclays Capital Inc. and Citigroup Global Markets Inc., no broker, finder, investment banker or other Person acting on behalf of the Company is, or shall be, entitled to any brokerage fee, finders’ fee or other commission in connection with this Agreement or the Transactions based upon arrangements made by the Company or any of its Affiliates.

Section 4.25 No Additional Representations and Warranties; Non-Reliance of the Company. The Company acknowledges and agrees that the Company has made its own investigation of Acquiror and Merger Sub and, except for the representations and warranties expressly made by Acquiror or Merger Sub in ARTICLE V (as modified by the Disclosure Schedules), none of Acquiror nor Merger Sub nor any other Person has made, is making or shall be deemed to make any express or implied representation or warranty with respect to Acquiror and Merger Sub or any other Person or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including any representation or warranty as to condition, value, quality, merchantability, usage, suitability, fitness for a particular purpose, future results, proposed businesses or future plans, and the Company is not relying on any representation or warranty of Acquiror, Merger Sub or any other Person except for those expressly set forth in ARTICLE V (as modified by the Disclosure Schedules).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF

ACQUIROR AND MERGER SUB

Except as set forth on the Disclosure Schedules or in the SEC Reports (to the extent the qualifying nature of such disclosure is readily apparent from the content of such SEC Reports, but excluding disclosures referred to in “Forward Looking Statements,” “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward looking statements), each of Acquiror and Merger Sub represents and warrants to the Company as follows:

Section 5.1 Organization and Authority.

(a) Acquiror is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware and has all requisite corporate power and authority to own, lease or operate its properties and assets and to conduct its business as it is now being conducted and contemplated to be conducted, except where the failure to have such power and authority would not be material to Acquiror and Merger Sub, taken together. True, correct and complete copies of the Acquiror Organizational Documents have been delivered to the Company prior to the date of this Agreement. Acquiror is duly licensed or qualified to do business and in good standing in all jurisdictions in which its ownership of property or assets or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified and in good standing has not had, individually or in the aggregate, an Acquiror Material Adverse Effect.

(b) Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

Section 5.2 Authorization and Enforceability.

(a) Each of Acquiror and Merger Sub has all requisite corporate power and authority to execute, deliver and perform this Agreement and each of the Ancillary Agreements to which it is a party, and to carry out its obligations hereunder and thereunder and to consummate the Transactions, in each case, subject to receipt of the Acquiror Stockholder Approval. At the Closing, Acquiror will have full corporate power and authority to enter into and perform its obligations under each other agreement, document or certificate to be executed by Acquiror at the Closing and to consummate the transactions contemplated thereby. The execution, delivery and performance of this Agreement and each Ancillary Agreement in effect as of the date of this Agreement and the consummation of the Transactions have been duly and validly authorized and approved by the Acquiror Board, the Merger Sub Board and, except for the Acquiror Stockholder Approval, no other proceeding on the part of Acquiror or Merger Sub is necessary to authorize this Agreement or Acquiror’s or Merger Sub’s performance hereunder. Acquiror, as the sole stockholder of Merger Sub, substantially concurrently with the execution and delivery of this Agreement (but deemed to occur a moment thereafter), has adopted this Agreement and approved the Transactions. This Agreement has been duly and validly executed and delivered by Acquiror and Merger Sub and, assuming due authorization and execution by each other Party hereto, constitutes a legal, valid and binding obligation of Acquiror and Merger Sub, enforceable against Acquiror and Merger Sub in accordance with its terms, except as such enforceability may be limited by or subject to any applicable Bankruptcy and Equity Exception. Each Ancillary Agreement to be executed by Acquiror and Merger Sub at the Closing will be, when executed and delivered by Acquiror and Merger Sub, duly and validly executed and delivered, and assuming due authorization and execution by each other Party thereto and consummation of the Closing, will constitute a legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, except as such enforceability may be limited by or subject to any applicable Bankruptcy and Equity Exception.

(b) The affirmative vote of (i) holders of a majority of the outstanding shares of Acquiror Common Stock, voting together as a single class, cast at the Special Meeting is required to approve the Merger Proposal, (ii) holders of a majority of the outstanding shares of Acquiror Common Stock, voting together as a single class, cast at the Special Meeting is required to approve the Issuance Proposal, (iii) (A) holders of a majority of the outstanding shares of Acquiror Common Stock, voting together as a single class, and (B) holders of a majority of the outstanding shares of Acquiror Class F Common Stock voting separately as a single class, in each case cast at the Special Meeting, is required to approve the Amendment Proposal (it being understood, for the avoidance of doubt, that the separate approval of any non-binding advisory proposal(s) relating to the Amendment Proposal shall not constitute a part of the Acquiror Stockholder Approval (as defined below) and shall not be required to satisfy the closing condition set forth in Section 7.1(c)), (iv) holders of a majority of the outstanding shares of Acquiror Common Stock, voting together as a single class, cast at the Special Meeting is required to approve the Incentive Plan Proposal and (v) a plurality of the votes cast at the Special Meeting by holders of outstanding shares of Acquiror Common Stock, voting together as a single class, is required to approve the Director Election Proposal, in each case, assuming a quorum is present, are the only votes of any of Acquiror’s capital stock necessary in connection with the entry into this Agreement by Acquiror, and the consummation of the Transactions, including the Closing (the approval by Acquiror stockholders of the proposals set forth in clauses “(i),” “(ii)” and “(iii),” collectively, the “Acquiror Stockholder Approval”). The Acquiror Stockholder Approval is the only vote of the holders of any class or series of capital stock of Acquiror required to adopt this Agreement and approve the Transactions.

(c) At a meeting duly called and held on or prior to the date hereof, the Acquiror Board unanimously: (i) determined that this Agreement and the Transactions are fair to and in the best interests of Acquiror and its stockholders; (ii) determined that the fair market value of the Company is equal to at least 80% of the amount held in the Trust Account (excluding any deferred underwriting commissions and Taxes payable on interest earned on the Trust Account) as of the date of this Agreement; (iii) approved the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is or will be a party and the consummation of the Transactions; (iv) approved the Transactions as a Business Combination; and (v) recommended to the holders of Acquiror Common Stock the approval of the Transactions and each of the Transaction Proposals.

(d) The approval of Acquiror, as the sole stockholder of Merger Sub, is the only vote of holders of any class or series of capital stock of Merger Sub required to adopt this Agreement.

Section 5.3 Noncontravention. The execution, delivery and performance of this Agreement and the other Ancillary Agreements to which Acquiror or Merger Sub are party, by Acquiror and Merger Sub, as applicable, and, upon receipt of Acquiror Stockholder Approval, the consummation or performance of the Transactions do not, and will not, (a) conflict with or violate any provision of, or result in the breach of the Acquiror Organizational Documents or any Organizational Documents of Merger Sub, (b) conflict with or result in any violation of any provision of any Law applicable to Acquiror, Merger Sub or any of their respective properties or assets, (c) violate, conflict with, result in a breach of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a right of termination, cancellation, modification, acceleration or amendment under, any of the terms, conditions or provisions of any Contract to which Acquiror or Merger Sub is a party or by which Acquiror, Merger Sub or any of their respective assets or properties may be bound or affected or (d) result in the creation of any Lien upon any of the material properties or assets of Acquiror or Merger Sub, except with respect to clauses “(b)”, “(c)” and “(d)” above, where such violations, conflicts, breaches, defaults or rights which would not, reasonably be expected to be material to Acquiror and Merger Sub, taken together.

Section 5.4 Governmental Authorities; Consents. The execution and delivery of this Agreement, and the other Ancillary Agreements to which Acquiror or Merger Sub is a party, by Acquiror and Merger Sub, as applicable, does not, and the consummation or performance of this Agreement by Acquiror and Merger Sub will not, require any consent, approval, authorization or Permit of, or filing with or notification to, any Governmental Authority, except (a) applicable requirements of the Securities Act and the Exchange Act, (b) applicable requirements of Blue Sky Laws, (c) applicable requirements of the HSR Act, (d) the filing of the Certificate of Merger in accordance with the DGCL and (e) such consents, approvals, authorizations, permissions, filings or notifications which are made or obtained or, if not made or obtained, would not reasonably be expected to be material to Acquiror and Merger Sub, taken together.

Section 5.5 Capitalization.

(a) The authorized capital stock of Acquiror consists of (i) 200,000,000 shares of Acquiror Class A Common Stock, (ii) 20,000,000 shares of Acquiror Class F Common Stock and (iii) 1,000,000 shares of Acquiror Preferred Stock. There are (i) 34,500,000 shares of Acquiror Class A Common Stock issued and outstanding, (ii) 8,625,000 shares of Acquiror Class F Common Stock issued and outstanding, (iii) no shares of Acquiror Preferred Stock issued and outstanding, (iv) warrants to purchase 6,900,000 shares of Acquiror Class A Common Stock at a price of $11.50 per share (the “Public Warrants”) and (v) warrants to purchase 5,933,333 shares of Acquiror Class A Common Stock at a price of $11.50 per share (the “Private Placement Warrants”). Except pursuant to the Subscription Agreements, there are no other shares of common stock, preferred stock or other equity interests of Acquiror authorized, reserved, issued (or planned to be issued) or outstanding. No issued and outstanding shares of any of the capital stock of Acquiror are held in treasury.

(b) The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share (the “Merger Sub Common Stock”). There are 100 shares of Merger Sub Common Stock issued and outstanding. All outstanding shares of Merger Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by Acquiror.

(c) All of the outstanding shares of Acquiror capital stock (including the Public Warrants and the Private Placement Warrants) and Merger Sub Common Stock have been duly authorized and are validly issued, fully paid and non-assessable and have been issued in accordance with all applicable Laws. The Acquiror

Class A Common Stock to be issued at Closing in accordance with this Agreement, when issued, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of any preemptive rights and all Liens, other than Permitted Liens and Securities Liens, and in compliance with all applicable Laws and without contravention of any other Person’s rights therein or with respect thereto. Acquiror does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of Acquiror on any matter.

(d) Except for the Subscription Agreements, the Private Placement Warrants and the Public Warrants, there are no outstanding options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other Contracts or commitments that would require Acquiror to issue, sell or otherwise cause to become outstanding any of its equity securities. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the equity securities of Acquiror. There are no voting trusts or other agreements or understandings to which Acquiror is a party with respect to the voting of the capital stock or other equity interests of Acquiror.

Section 5.6 SEC Reports; Financial Statements.

(a) Acquiror has timely filed or furnished, as applicable, all required registration statements, reports, schedules, forms, statements and other documents, including any exhibits thereto, required to be filed by it with the SEC from August 14, 2020 to the date of this Agreement (collectively, as they have been amended since the time of their filing and including all exhibits or schedules thereto and any other information incorporated therein, the “SEC Reports”), and will have filed all such registration statements, reports, schedules, forms, statements and other documents required to be filed subsequent to the date of this Agreement through the Closing Date (the “Additional SEC Reports”). All SEC Reports, Additional SEC Reports, any correspondence from or to the SEC or the Stock Exchange (other than such correspondence in connection with the initial public offering of Acquiror) and all certifications and statements required by: (i) Rule 13a-14 or 15d-14 under the Exchange Act; or (ii) 18 U.S.C. § 1350 (Section 906) of the Sarbanes-Oxley Act with respect to any of the foregoing (collectively, the “Certifications”) are available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system (EDGAR) in full without redaction. The Certifications are true and correct. Acquiror has delivered to the Company true and correct copies of all amendments and modifications to the exhibits filed with the SEC Reports that have not been filed by Acquiror with the SEC and are currently in effect. Each of the SEC Reports at the time of its filing or being furnished to the SEC complied, and the Additional SEC Reports will comply, in all material respects, with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the SEC Reports in effect as of the respective dates thereof. None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained, and no Additional SEC Report will contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SEC Reports. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SEC Reports, and that will be included in the Additional SEC Reports (the “Acquiror Financial Statements”), (x) complied or will comply, as the case may be, as to form in all material respects with the published rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof with respect thereto, (y) were prepared or will be prepared, as the case may be, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and (z) fairly present or will fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes), as the case may be, in all material respects, the financial position, results of operations, stockholders’ equity and cash flows of Acquiror as of the respective dates thereof and the results of their operations, stockholders’ equity and cash flows for the respective periods then ended.

(b) Acquiror maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurances: (i) that records are maintained that in reasonable detail accurately and fairly reflect the transactions and dispositions of assets of Acquiror and Merger Sub; (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Acquiror and Merger Sub are being made only in accordance with the authorizations of management and directors of Acquiror; and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Acquiror’s properties or assets that could have a material effect on the financial statements. Acquiror maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) sufficient to ensure that all material information concerning Acquiror is made known on a timely basis to the individuals responsible for the preparation of Acquiror’s filings with the SEC and other public disclosure documents, and otherwise ensure that information required to be disclosed by Acquiror in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules, to allow timely decisions regarding required disclosure and to make the Certifications. As of the date hereof, Acquiror has not identified or been made aware of, and has not received from its independent auditors any notification of, any (x) “significant deficiency” in the internal controls over financial reporting of Acquiror, (y) “material weakness” in the internal controls over financial reporting of Acquiror or (z) fraud, whether or not material, that involves management or other employees of the Acquiror who have a role in the internal controls over financial reporting of Acquiror.

(c) Each director and executive officer of Acquiror has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(d) Except as disclosed in the SEC Reports, no current officer or director of Acquiror or, to the Knowledge of Acquiror, any current stockholder or employee, or any “affiliate” or “associate” (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such Person, has had, either directly or indirectly, a material interest in any Contract to which Acquiror is a party or by which it may be bound.

Section 5.7 Actions. Except as would not be material to Acquiror and Merger Sub, taken together, (a) there are no pending Actions or, to the Knowledge of Acquiror, Actions threatened in writing, against Acquiror or Merger Sub and (b) neither Acquiror nor Merger Sub is subject to any continuing Governmental Order. Except as would not be material to Acquiror and Merger Sub, taken together, (x) there is no audit, examination or investigation by any Governmental Authority (other than ordinary course audits or examinations by an agency or regulating agency) pending or, to the Knowledge of Acquiror, threatened in writing, of or against the Acquiror or Merger Sub, and (y) to the Knowledge of Acquiror, there is no audit, examination or investigation by any Governmental Authority (other than ordinary course audits or examinations by an agency or regulating agency) that is pending, or threatened, of or against any of the directors or officers (with regard to their actions in their capacities as such) of Acquiror or Merger Sub. As of the date of this Agreement, there is no (A) pending Action or Action threatened by Acquiror or Merger Sub against any third party or (B) settlement agreement or similar agreement that imposes any ongoing obligation or restriction on Acquiror or Merger Sub.

Section 5.8 Compliance with Laws; Permits. Acquiror and Merger Sub are, and since August 14, 2020, have been, in compliance with all applicable Laws and applicable requirements thereof, except where failure to be in such compliance as would not reasonably be expected to be material to Acquiror and Merger Sub, taken together. Since August 14, 2020, Acquiror has not been sanctioned, fined or penalized for any violation of or failure to comply with any applicable Law. To the Knowledge of Acquiror, neither Acquiror nor Merger Sub has received any written notice from any Governmental Authority of a violation of any applicable Law by Acquiror or Merger Sub at any time since August 14, 2020. Acquiror is in possession of all Permits necessary for Acquiror to own, lease and operate its properties or to carry on its business as it is now being conducted, except where the failure to have such Permits would not be material to the Acquiror and Merger Sub, taken together.

Section 5.9 Financial Ability; Trust Account; PIPE Investment Amount.

(a) There is at least $345,000,000 (less, as of the Closing, the Redemption Amount payable to the holders of Acquiror Class A Common Stock who have validly exercised their right to receive payment pursuant to the Acquiror Stock Redemption, if any) invested in a trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trustee”), pursuant to that certain Investment Management Trust Agreement, dated August 11, 2020, by and between Acquiror and the Trustee (the “Trust Agreement”). Since August 14, 2020, Acquiror has not released any money from the Trust Account, except in accordance with the Trust Agreement and Acquiror Organizational Documents. Amounts in the Trust Account are invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Acquiror has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred that, with due notice or lapse of time or both, would constitute such a default thereunder. There are no Actions pending with or, to the Knowledge of Acquiror, threatened in writing by any Governmental Authority with respect to the Trust Account. As of the Closing, the obligations of Acquiror to dissolve or liquidate pursuant to the Acquiror Organizational Documents shall terminate, and as of the Closing, Acquiror shall have no obligation whatsoever pursuant to the Acquiror Organizational Documents to dissolve and liquidate the assets of Acquiror by reason of the consummation of the Transactions. The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms and has not been amended or modified. There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SEC Reports to be inaccurate or that would entitle any Person (other than pursuant to an Acquiror Stock Redemption, if any) to any portion of the proceeds in the Trust Account.

(b) Schedule 5.9(c) sets forth true, correct and complete copies of each of the Subscription Agreements entered into by Acquiror with the applicable investors named therein (collectively, the “PIPE Investors”), pursuant to which the PIPE Investors have committed to provide equity financing to Acquiror in an aggregate amount equal to the PIPE Investment Amount. The PIPE Investment Amount, together with the amount in the Trust Account at the Closing, are in the aggregate sufficient to enable Acquiror to: (i) pay all cash amounts required to be paid by Acquiror or Merger Sub under or in connection with this Agreement; and (ii) pay any and all fees, prepayment premiums, costs (including breakage costs and termination amounts) and expenses required to be paid by Acquiror in connection with the Transactions. With respect to each PIPE Investor, the Subscription Agreements are in full force and effect and have not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Acquiror. Each Subscription Agreement is a legal, valid and binding obligation of Acquiror and, to Acquiror’s knowledge, each PIPE Investor, except insofar as enforceability may be limited by applicable Bankruptcy and Equity Exceptions. There are no other agreements, side letters, or arrangements between Acquiror and any PIPE Investor relating to any Subscription Agreement that could affect the obligation of the PIPE Investors to contribute to Acquiror the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements, and Acquiror is not aware of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied or the PIPE Investment Amount not being available to Acquiror on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Acquiror under any material term or condition of any Subscription Agreement and Acquiror has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement. The Subscription Agreements contain all of the conditions precedent (other than the conditions contained in the other Ancillary Agreements) to the obligations of the PIPE Investors to contribute to Acquiror the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements on the terms therein.

(c) Acquiror does not have, or have any present intention, agreement, arrangement or understanding to enter into or incur any obligations with respect to or under any Indebtedness (other than, to the extent applicable, the Debt Financing).

Section 5.10 No Brokers’ Fees. No broker, finder, investment banker or other Person acting on behalf of Acquiror or any of its Affiliates is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by Acquiror, Merger Sub or any of their respective Affiliates, including the Sponsor.

Section 5.11 Business Activities.

(a) Since its incorporation, Acquiror has not conducted any business activities other than activities directed toward completing a Business Combination. Except as set forth in the Acquiror Organizational Documents, there is no agreement, commitment, or Governmental Order binding upon Acquiror or to which Acquiror is a party that has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror.

(b) Except for Merger Sub, Acquiror does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other Person. Except for this Agreement and the Transactions, Acquiror has no interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c) Merger Sub does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

(d) Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the Merger and has no, and at all times prior to the Effective Time except as contemplated by this Agreement or the Ancillary Agreements, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.

Section 5.12 Material Contracts. The SEC Reports include true, correct and complete copies of each “material contract” (as such term is defined in Regulation S-K of the SEC) to which Acquiror is party (the “Acquiror Material Contracts”). Each Acquiror Material Contract is in full force and effect and, to the Knowledge of Acquiror, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by the Bankruptcy and Equity Exceptions. True, correct and complete copies of all Acquiror Material Contracts have been delivered to the Company.

Section 5.13 Employees; Acquiror Benefit Plans. Other than as described in the SEC Reports, Acquiror has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by Acquiror’s officers and directors in connection with activities on Acquiror’s behalf in an aggregate amount not in excess of the amount of cash held by Acquiror outside of the Trust Account, there is no Acquiror Benefit Plan and Acquiror has no unsatisfied material liability with respect to any employee. Neither the execution and delivery of this Agreement or the other Ancillary Agreements nor the consummation of the Transactions alone or with any other event will (a) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any current or former director, officer, employee or other individual service provider of Acquiror, or (b) result in the acceleration of the time of payment or vesting of any such benefits.

Section 5.14 No Acquiror Material Adverse Effect. Since August 14, 2020, there has not been any change, effect, condition, circumstance or development relating to Acquiror or its Subsidiaries that has resulted or would reasonably be expected to result in an Acquiror Material Adverse Effect.

Section 5.15 Undisclosed Liabilities/Transaction Expenses.

(a) Except for the Transaction Expenses of Acquiror, there is no liability, debt or obligation of any nature (whether accrued, absolute, contingent or otherwise) of Acquiror that would be required to be set forth or reserved for on a balance sheet of Acquiror (and the notes thereto) prepared in accordance with GAAP consistently applied and in accordance with past practice, except for liabilities and obligations reflected or reserved for on the Acquiror Financial Statements or disclosed in the notes thereto (if any) (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to Acquiror), or that have arisen since the date of the most recent balance sheet included in the Acquiror Financial Statements in the ordinary course of business consistent with past practice and which are not material.

(b) Set forth on Schedule 5.15(b) is a good faith estimate of the expected Transaction Expenses of Acquiror and to whom such Transaction Expenses are to be paid.

Section 5.16 Reporting Company. Acquiror is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and the Acquiror Class A Common Stock, Public Warrants and Acquiror Units are registered pursuant to Section 12(b) of the Exchange Act.

Section 5.17 Listing. The Acquiror Class A Common Stock is listed on the Stock Exchange under the symbol “FAII”. The Public Warrants are listed on the Stock Exchange under the symbol “FAII WS”. The Acquiror Units are listed on the Stock Exchange under the symbol “FAII.U”. Acquiror has not received any oral or written notice that the Acquiror Class A Common Stock, the Public Warrants or the Acquiror Units are ineligible or will become ineligible for listing on the Stock Exchange nor that the Acquiror Class A Common Stock, Public Warrants or Acquiror Units do not meet all requirements for the continuation of such listing. Acquiror has not taken any action that is intended to terminate the registration of the Acquiror Class A Common Stock, Public Warrants or Acquiror Units under the Exchange Act. Acquiror satisfies all of the requirements for the continued listing of the Acquiror Class A Common Stock, Public Warrants and Acquiror Units on the Stock Exchange. Acquiror is in compliance with all applicable Stock Exchange listing and corporate governance rules and has been in such compliance since August 14, 2020.

Section 5.18 Sarbanes-Oxley Act. Acquiror is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and applicable rules and regulations promulgated by the SEC thereunder.

Section 5.19 Investment Company. Acquiror is not an “investment company” within the meaning of the Investment Company Act.

Section 5.20 Taxes.

(a) Acquiror (i) has duly and timely filed (taking into account any extension of time within which to file) all income and other material Tax Returns required to be filed by it and all such filed Tax Returns are true, correct and complete in all material respects and (ii) has timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that it is otherwise obligated to pay (whether or not such Taxes have been reported on any Tax Returns).

(b) To the Knowledge of Acquiror, there are no facts, circumstances or plans that, either alone or in combination, would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

Section 5.21 Sponsor Letter Agreement. Acquiror has delivered to the Company a true, correct and complete copy of the Sponsor Letter Agreement. The Sponsor Letter Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Acquiror. The Sponsor Letter Agreement is a legal, valid and binding obligation of Acquiror and, to the Knowledge of Acquiror, each other party thereto, and neither the execution nor delivery by any party thereto, nor the performance of any party’s obligations under, the Sponsor Letter Agreement violates any provision of, or results in the breach of or default under, or require any filing, registration or qualification under, any applicable Law. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Acquiror under any material term or condition of the Sponsor Letter Agreement.

Section 5.22 No Additional Representations and Warranties; Non-Reliance of Acquiror and Merger Sub. Each of Acquiror and Merger Sub acknowledges and agrees that Acquiror has made its own investigation of the Company and, except for the representations and warranties expressly made by the Company in ARTICLE IV (as modified by the Disclosure Schedules), none of the Company nor any Subsidiary or Affiliate thereof nor any other Person has made any express or implied representation or warranty with respect to the Company or its Subsidiaries or any other Person or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including any representation or warranty as to condition, value, quality, merchantability, usage, suitability, fitness for a particular purpose, future results, proposed businesses or future plans, and neither Acquiror nor Merger Sub is relying on any representation or warranty of the Company or any other Person except for those expressly set forth in ARTICLE IV (as modified by the Disclosure Schedules).

ARTICLE VI

COVENANTS

Section 6.1 Conduct of Business by the Company. The Company agrees that, during the period commencing on the date of this Agreement and ending as of the earlier of (x) the Closing, and (y) termination of this Agreement in accordance with ARTICLE VIII (such period, the “Pre-Closing Period”), each of the Company and its Subsidiaries shall, except as (A) otherwise required or expressly permitted by this Agreement (including by any Ancillary Agreement), (B) consented to in writing by Acquiror, which consent shall not be unreasonably withheld, conditioned or delayed, (C) required by or in response to any Law or other directive by a Governmental Authority (including the implementation of any COVID-19 Measures) or (D) set forth on Schedule 6.1:

(a) use commercially reasonable efforts to conduct its business in the Ordinary Course of Business; provided, that, in the case of a COVID-19 Response, the Company and its Subsidiaries shall not be deemed to be acting outside of the Ordinary Course of Business;

(b) not, directly or indirectly:

(i) make any change in or amendment to any of the Company Organizational Documents that would be adverse to Acquiror, or, other than in the Ordinary Course of Business, form or establish any Subsidiary;

(ii) (A) make, declare or pay any dividend or distribution (whether in cash, stock, equity securities or property), other than dividends or distributions between or among the Company and any of its wholly-owned Subsidiaries, (B) effect any recapitalization, reclassification, split or other change in the Company’s or its Subsidiaries’ capitalization or (C) authorize for issuance, issue, sell, transfer, pledge, encumber, dispose of or deliver any shares of its capital stock or securities (including debt securities) convertible into or exchangeable for shares of its capital stock or voting interests, or issue, sell, transfer, pledge, encumber or grant any right, option or other commitment for the issuance of shares of its capital stock, or split, combine or reclassify any shares of its capital stock;

(iii) (A) except in the Ordinary Course of Business, amend, modify or terminate, prior to the expiration of its term or the completion of performance of any obligations of the Company, any Material Contract or any Lease, (B) waive, delay the exercise of, release or assign any material rights or claims under any Material Contract or any Lease, or (C) enter into any Contract of a type required to be listed on Schedule 4.11(a);

(iv) issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries or guaranty any debt securities or incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness for borrowed money in excess of $10,000,000, other than (A) in connection with borrowings, extensions of credit and other financial accommodations under the Company’s and its Subsidiaries’ existing credit facilities, notes and other existing Indebtedness, (B) in connection with refinancings of existing Indebtedness for borrowed money upon market terms and conditions (as determined by the Company in good faith) (C) for drawdowns of credit facilities available as of the date hereof and/or (D) in connection with the Debt Financing, if consummated prior to the Closing;

(v) (A) enter into any collective bargaining agreement or other Contract with a trade union or other labor organization, or (B) recognize or certify any trade union, other labor organization or group of employees of the Company or its Subsidiaries as the bargaining representative for any employees of the Company or its Subsidiaries;

(vi) terminate the service or employment (other than for cause) of any executive officer of the Company;

(vii) except as otherwise required pursuant to any Company Benefit Plan in effect on the date of this Agreement, grant any material increase in compensation, benefits or severance to any director or officer of the Company, other than (A) annual increases in compensation, benefits or severance made in the Ordinary Course of Business and (B) severance payable in accordance with a Company Benefit Plan in effect on the date of this Agreement;

(viii) engage in any material new line of business;

(ix) except for a Permitted Company Acquisition, (1) acquire or agree to acquire by merger or consolidation with, or merge, consolidate or combine with, or purchase substantially all of the assets of, any business or any corporation, partnership, association, joint venture or other business organization or division thereof or Person (2) purchase or otherwise acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any securities, properties or businesses or (3) adopt or enter into a plan of complete or partial liquidation, dissolution or winding up, restructuring, recapitalization or other reorganization (other than the Transactions);

(x) other than (x) in the Ordinary Course of Business and (y) between or among the Company and any of its wholly-owned Subsidiaries, make any loans, advances or capital contributions to, or investments in, any other Person (including to any of the Company’s or its Subsidiaries’ officers, directors, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person;

(xi) (A) make any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP, including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, or applicable Law or (B) make any change in the auditors of the Company;

(xii) waive, release, compromise, settle, pay or satisfy any claim, or any claim threatened (which shall include any pending litigation or threatened litigation), in each case, for amounts in excess of $5,000,000 in the aggregate, other than in the Ordinary Course of Business and as would not prohibit or materially restrict the Company or its Subsidiaries from operating their respective businesses substantially as currently conducted; provided that, for the avoidance of doubt, any stockholder litigation related to this Agreement, any Ancillary Agreement or the Transactions shall be subject to the provisions of Section 6.18; or

(xiii) enter into any binding agreement or otherwise making a binding commitment to take any of the foregoing actions.

Acquiror acknowledges and agrees that: (x) nothing contained in this Agreement, including the restrictions set forth in this Section 6.1, shall give Acquiror, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Closing, and (y) prior to the Closing, the Company and its

Subsidiaries shall exercise, subject to the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 6.2 Conduct of Business by Acquiror. Each of Acquiror and Merger Sub agrees that, during the Pre-Closing Period, each of Acquiror and Merger Sub shall, except as (A) otherwise required or expressly permitted by this Agreement (including the issuance of shares of Acquiror Class A Common Stock pursuant to the Subscription Agreements or as required or expressly permitted by any Ancillary Agreement), (B) consented to in writing by the Company, which consent shall not be unreasonably withheld, conditioned or delayed, except with respect to clause “(b)(i),” (C) required by or in response to any Law or other directive by a Governmental Authority (including any COVID-19 Measures), or (D) set forth on Schedule 6.2:

(a) use commercially reasonable efforts to conduct its business in the ordinary course of business consistent with past practice;

(b) not, directly or indirectly:

(i) take any action that would reasonably be expected to prevent or materially delay the consummation of the Transactions;

(ii) make any change in or amendment to any of the Acquiror Organizational Documents or form or establish any Subsidiary;

(iii) (A) make, declare or pay any dividend or distribution to any equityholder, (B) effect any recapitalization, reclassification, split or other change in its capitalization, (C) authorize for issuance, issue, sell, transfer, pledge, encumber, dispose of or deliver any additional shares of its capital stock or securities (including debt securities) convertible into or exchangeable for shares of its capital stock or voting interests, or issue, sell, transfer, pledge, encumber or grant any right, option or other commitment for the issuance of shares of its capital stock, or split, combine or reclassify any shares of its capital stock, other than in connection with the exercise of any Public Warrants or Private Placement Warrants outstanding on the date hereof or (D) amend, modify or waive any of the material terms or rights set forth in any Public Warrant or Private Placement Warrant or any related agreement governing such warrants, including any amendment, modification or reduction of the warrant price set forth therein;

(iv) issue or sell any debt securities or warrants or other rights to acquire any debt securities of Acquiror or Merger Sub or guaranty any debt securities or incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness;

(v) amend, modify or consent to the termination of any Acquiror Material Contract;

(vi) enter into, renew or amend in any material respect, any transaction or Contract with an Affiliate of Acquiror or Merger Sub (including, for the avoidance of doubt, (A) the Sponsor and (B) any Person in which the Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater);

(vii) (A) effect an Alternative Business Combination, or (B) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization (other than the Transactions);

(viii) except as contemplated by the Incentive Plan Proposal, (A) adopt or amend any Acquiror Benefit Plan, (B) enter into any employment contract or collective bargaining agreement or (C) hire any employee;

(ix) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of Acquiror or Merger Sub’s officers, directors, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person; provided, however, that Acquiror shall be permitted to incur Indebtedness (which shall constitute a Transaction Expense of Acquiror) of up to $1,500,000 in the aggregate from its Affiliates and stockholders in order to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of Acquiror in due course on a non-interest basis and otherwise on arm’s-length terms and conditions and which shall be repaid in connection with the Closing;

(x) make any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP, including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, or applicable Law; or

(xi) enter into any binding agreement or otherwise making a binding commitment to take any of the foregoing actions.

Section 6.3 Proxy Statement; Proxy Solicitation; Other Actions.

(a) As promptly as reasonably practicable following the execution and delivery of this Agreement, Acquiror shall use reasonable best efforts to prepare, with the assistance of the Company reasonably necessary in connection therewith, and, within ten Business Days after receipt by Acquiror from the Company of all the information relating to the Company as reasonably necessary for the preparation and filing thereof pursuant to Section 6.3(b) (including the financial statements referenced in Section 6.3(b)(i)), cause to be filed with the SEC a proxy statement in connection with the Special Meeting and Acquiror Stock Redemption (such Proxy Statement, together with any exhibits, supplements or amendments thereto, the “Proxy Statement”) in preliminary form with the SEC. Each of Acquiror and the Company shall use its reasonable best efforts to cause the Proxy Statement to comply with the applicable provisions of the Exchange Act and the rules and regulations thereunder and any other applicable Law.

(b) Each of Acquiror and the Company shall furnish all required information concerning it as may reasonably be requested by the other Party in connection with the preparation, filing, and distribution, as applicable, of the Proxy Statement and any other filing required to be made by Acquiror in respect of the Transactions. Without limiting the foregoing, the Company shall (i) use reasonable best efforts to provide Acquiror, as promptly as practicable after the date hereof, (A) audited financial statements, including consolidated balance sheets, statements of income (loss), statements of cash flows, and statements of stockholders equity of the Company and its Subsidiaries as of and for the years ended December 31, 2020, December 31, 2019 and December 31, 2018, together with all related notes and schedules thereto, prepared in accordance with Regulation S-X and GAAP applied on a consistent basis throughout the covered periods and audited in accordance with the auditing standards of the PCAOB, accompanied by an unqualified report of the Company’s independent auditor with respect thereto, and (B) unaudited interim financial statements, including consolidated balance sheets, statements of income (loss), statements of cash flows, and statements of stockholders equity of the Company and its Subsidiaries, together with all related notes and schedules thereto, prepared in accordance with Regulation S-X and GAAP applied on a consistent basis throughout the covered periods (subject to normal recurring year-end and quarter-end adjustments (the effect of which will not, individually or in the aggregate, be material to such financial statements) and the absence of notes to such statements) covering the applicable periods required to be included in the Proxy Statement and (ii) reasonably cooperate with Acquiror in connection with the preparation of pro forma financial statements required to be included in the Proxy Statement. Each of Acquiror and the Company shall, as promptly as practicable after the receipt thereof, provide the other Party with copies of any written comments and advise the other Party of any oral comments with respect to the Proxy Statement received by such Party from the SEC or its staff, including any request from the SEC or its staff for amendments or supplements to the Proxy Statement, and shall provide the other Party with copies of all correspondence between it and its Representatives, on the one hand, and the SEC or its staff, on the other hand. Notwithstanding the foregoing, prior to filing the Proxy Statement (including any amendments and supplements thereto) or responding to any comments of the SEC or its staff with respect thereto, each of Acquiror and the Company (x) shall provide the other with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and (y) shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed), any such document or response and any amendment to the Proxy Statement filed in response to such comments of the SEC or its staff.

(c) As promptly as reasonably practicable following the earlier to occur of: (i) in the event the preliminary Proxy Statement is not reviewed by the staff of the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act and (ii) in the event the preliminary Proxy Statement is reviewed by the staff of the SEC, receipt of oral or written notification of the completion of the review by the staff of the SEC (such earlier date, the “Proxy Clearance Date”), Acquiror will cause the Proxy Statement to be filed in definitive form with the SEC as promptly as reasonably practicable and will cause the definitive Proxy Statement to be mailed to stockholders of Acquiror in compliance with applicable Law (and in no event later than five Business Days after the Proxy Clearance Date).

(d) Acquiror will notify the Company, promptly after it receives notice thereof, of the Proxy Clearance Date or of any supplement or amendment that has been filed, of the issuance of any stop order, or of the suspension of the qualification of the Acquiror Common Stock to be issued or issuable pursuant to this Agreement for offering or sale in any jurisdiction. Each of Acquiror and the Company shall use its reasonable best efforts to have such stop order or suspension lifted, reversed or otherwise terminated.

(e) If Acquiror or the Company becomes aware that any information contained in the Proxy Statement shall have become false or misleading in any material respect, or that the Proxy Statement is required to be amended in order to comply with applicable Law, then (i) such Party shall promptly inform the other Parties and (ii) Acquiror, on the one hand, and the Company, on the other hand, shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed) an amendment or supplement to the Proxy Statement. Acquiror and the Company shall use reasonable best efforts to cause the Proxy Statement as so amended or supplemented, to be filed with the SEC and Acquiror shall cause such Proxy Statement to be disseminated to the holders of shares of Acquiror Common Stock, as applicable, in each case pursuant to applicable Law and subject to the terms and conditions of this Agreement and the Acquiror Organizational Documents.

Section 6.4 Acquiror Special Meeting.

(a) Acquiror, commencing upon the initial submission to the SEC of the preliminary Proxy Statement in accordance with Section 6.3(a), shall on a weekly basis, run a broker search for a deemed record date of 20 Business Days after the date of such search. Promptly following the Proxy Clearance Date, Acquiror shall (i) by resolutions of the Acquiror Board, establish the earliest practicable Acquiror Record Date, (ii) by resolutions of the Acquiror Board, establish the earliest practicable date for a special meeting of the Acquiror stockholders (the “Special Meeting”) in accordance with the Acquiror Organizational Documents for the purposes of obtaining the Acquiror Stockholder Approval and, if applicable, any approvals related thereto and providing its stockholders with the opportunity to effect an Acquiror Stock Redemption and (iii) solicit proxies to obtain the Acquiror Stockholder Approval at the Special Meeting. In connection therewith, the Acquiror Board shall duly call, give notice of, convene and hold the Special Meeting within 30 days after the definitive Proxy Statement is mailed to stockholders of Acquiror; provided, however, that (A) Acquiror may postpone, and if requested by the Company in writing, shall postpone, the Special Meeting in compliance with applicable requirements under Delaware Law if (1) there are holders of an insufficient number of shares of Acquiror Class A Common Stock or Acquiror Class F Common Stock present or represented by proxy at the Special Meeting to constitute a quorum at such meeting (in which case Acquiror shall, and shall cause its proxy solicitor to use reasonable best efforts to, solicit as promptly as practicable the presence, in person or by proxy of a quorum), but only until there are a sufficient number of shares of Acquiror Class A Common Stock and Acquiror Class F Common Stock present or represented by proxy at the Special Meeting to obtain such a quorum or (2) on a date for which the Special Meeting is scheduled, Acquiror has not received proxies representing a sufficient number of shares of Acquiror Class A Common Stock and Acquiror Class F Common Stock to obtain the Acquiror Stockholder Approval, in order to solicit additional proxies from stockholders for the purposes of obtaining the Acquiror Stockholder Approval, but only until there are a sufficient number of shares of Acquiror Class A Common Stock and Acquiror Class F Common Stock present or represented by proxy at the Special Meeting to obtain the Acquiror

Stockholder Approval; provided, however, that (A) with respect to postponement in the case of clauses “(1)” and “(2),” Acquiror shall not change the record date for the Special Meeting without the Company’s prior written consent and (B) Acquiror may postpone or adjourn the Special Meeting with the Company’s prior written consent. Notwithstanding the foregoing, in the event Acquiror postpones or adjourns the Special Meeting pursuant to the foregoing sentence, Acquiror shall use its reasonable best efforts to reconvene and hold a Special Meeting as promptly as reasonably practicable.

(b) Acquiror shall, through the Acquiror Board, recommend to the Acquiror Common Stockholders the (i) adoption and approval of this Agreement, the Merger contemplated hereby and the other Transactions in accordance with applicable Law and exchange rules and regulations (the “Merger Proposal”), (ii) approval of the issuance of shares of Acquiror Class A Common Stock in connection with the PIPE Investment and the Merger, if required under exchange rules and regulations (the “Issuance Proposal”), (iii) adoption and approval of the Acquiror A&R Charter (the “Amendment Proposal”), (iv) approval of the adoption of the Incentive Plan (the “Incentive Plan Proposal”), (v) approval of each change to the Acquiror A&R Charter that is required by federal securities Law to be separately approved, (vi) adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Proxy Statement or correspondence related thereto, (vii) adoption and approval of any other proposals as reasonably agreed by Acquiror and the Company to be necessary or appropriate in connection with the Transactions and (ix) the adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in clauses “(i)” through “(ix),” collectively, the “Transaction Proposals,” and such recommendation of the Acquiror Board, the “Acquiror Board Recommendation”), and include such Acquiror Board Recommendation in the Proxy Statement. Acquiror covenants that none of the Acquiror Board nor any committee thereof shall withdraw or modify, or propose publicly or by formal action of the Acquiror Board to withdraw or modify, in a manner adverse to the Company, the Acquiror Board Recommendation or any other recommendation by the Acquiror Board of the Transaction Proposals (any such action a “Change in Recommendation”) except in accordance with Section 6.4(c).

(c) Notwithstanding anything in this Agreement to the contrary, if, at any time prior to obtaining the Acquiror Stockholder Approval, the Acquiror Board determines in good faith, in response to an Intervening Event, after consultation with its outside legal counsel, that the failure to make a Change in Recommendation would reasonably be expected to constitute a breach by the Acquiror Board of its fiduciary obligations to Acquiror’s stockholders under applicable Law, the Acquiror Board may, prior to obtaining the Acquiror Stockholder Approval, make a Change in Recommendation; provided, however, that Acquiror Board will not be entitled to make, or agree or resolve to make, a Change in Recommendation unless (i) Acquiror delivers to the Company a written notice (an “Intervening Event Notice”) advising the Company that the Acquiror Board proposes to take such action and containing the material facts underlying the Acquiror Board’s determination that an Intervening Event has occurred (it being acknowledged that such Intervening Event Notice shall not itself constitute a breach of this Agreement), and (ii) at or after 5:00 p.m., New York City time, on the fifth Business Day immediately following the day on which Acquiror delivered the Intervening Event Notice (such period from the time the Intervening Event Notice is provided until 5:00 p.m. New York City time on the fifth Business Day immediately following the day on which Acquiror delivered the Intervening Event Notice (it being understood that any material development with respect to an Intervening Event shall require a new notice but with an additional four Business Day (instead of a five Business Day) period from the date of such notice), the “Intervening Event Notice Period”), the Acquiror Board reaffirms in good faith (after consultation with its outside legal counsel) that the failure to make a Change in Recommendation would be inconsistent with its fiduciary duties under applicable Law. If requested by the Company, Acquiror will, and will cause its Subsidiaries to, and will use its reasonable best efforts to cause its or their Representatives to, during the Intervening Event Notice Period, engage in good faith negotiations with the Company and its Representatives to make such adjustments in the terms and conditions of this Agreement so as to obviate the need for a Change in Recommendation.

Section 6.5 Company Written Consents. As promptly as practicable following the execution and delivery of this Agreement, the Company shall seek the Company Requisite Approval by irrevocable written consent, in form and substance acceptable to Acquiror, from one or more Company Stockholders. The Company shall deliver or cause to be delivered to Acquiror copies of such written consents within one Business Day of the Company’s receipt of the executed written consents from such Company Stockholders. Promptly following the delivery of the written consents sufficient to constitute the Company Requisite Approval, the Company will prepare and deliver to its stockholders who have not delivered written consents, the notice required by Section  228(e) of the DGCL.

Section 6.6 Access to Information. From time to time during the Pre-Closing Period, each of Acquiror and the Company (each in such capacity, a “Disclosing Party”) shall (i) afford to the other Parties and their respective Representatives reasonable access, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of such Disclosing Party, to the officers, employees, agents, properties, offices and other facilities of the Disclosing Party and to the books and records thereof, and (ii) furnish promptly to the other Parties such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Disclosing Party as such other Party or its Representatives may reasonably request, in each case (A) subject to restrictions under applicable Law and any confidentiality obligations or similar restrictions that may be applicable to information furnished by third parties that may be in the possession of such Disclosing Party, and (B) except for any information that, in the good faith reasonable belief of the Disclosing Party, would result in the loss of attorney-client privilege or other privilege from disclosure. All information obtained by a Party pursuant to this Section 6.6 shall remain subject to the Nondisclosure Agreement. No investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation made by the Company or Acquiror, as applicable, herein.

Section 6.7 Efforts; Consents.

(a) Without limiting any covenant contained in this ARTICLE VI, including the obligations of the Company and Acquiror with respect to the notifications, filings, reaffirmations and applications described in Section 6.7(b) and 6.7(c), which obligations shall control to the extent of any conflict with the succeeding provisions of this Section 6.7(a), each of the Parties shall cooperate, and use their respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Transactions as soon as reasonably practicable after the date hereof, and to fulfill the conditions to consummation of the Transactions set forth in ARTICLE VII; provided, however, that in no event shall the Company be required to pay any material fee, penalty or other consideration to obtain any license, Permit, consent, approval, authorization, qualification or waiver required under any Contract for the consummation of the Transactions.

(b) In connection with the Transactions, without limiting the generality of the foregoing, each Party shall promptly after execution of this Agreement (but in no event later than ten Business Days after the date hereof) make all such filings or submissions as are required under the HSR Act. Each Party shall promptly furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act and will take all other reasonable actions necessary to cause the expiration or termination of the applicable waiting periods as soon as practicable. Each Party shall promptly provide the other with copies of all written communications (and memoranda setting forth the substance of all oral communications) between each of them, any of their Affiliates or any of its or their Representatives, on the one hand, and any Governmental Authority, on the other hand, with respect to this Agreement or the Transactions. Without limiting the generality of the foregoing, and subject to applicable Law, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under the HSR Act, each Party shall use its reasonable best efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission with any Governmental Authority, with respect to this Agreement or the Transactions; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority regarding any of the Transactions; (iii) permit a Representative of the other Parties to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority, and to the extent permitted by such Governmental

Authority, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, keep such Party promptly and reasonably apprised with respect thereto; and (v) cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority, provided, that the Parties may, as they deem advisable and necessary, reasonably designate any information or communication shared with the any other Party under this Section 6.7 as “outside counsel only.”

(c) The Parties shall supply as promptly as reasonably practicable any additional information and documentary material that may be requested by a Governmental Authority pursuant to the HSR Act and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under the HSR Act as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act.

(d) Acquiror shall not take any action that could reasonably be expected to impair or delay the approval of any Governmental Authority of any of the aforementioned filings.

(e) The Parties further covenant and agree, with respect to a pending preliminary or permanent injunction or preliminary or permanent injunction threatened or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the Parties to consummate the Transactions, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

Section 6.8 Publicity.

(a) As promptly as practicable following the date of this Agreement, the Company and Acquiror shall jointly issue a mutually agreeable press release announcing the execution of this Agreement, and Acquiror shall prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, the form and substance of which shall be approved (which approval shall not be unreasonably withheld, conditioned or delayed) in advance in writing by the Company.

(b) The Company shall prepare a draft Current Report on Form 8-K in connection with and announcing the Closing, together with, or incorporating by reference, such financial statements prepared by the Company and their respective accountants and such other information that is required to be included or disclosed with respect to the Transactions pursuant to a Current Report on Form 8-K, the form and substance of which shall be approved (which approval shall not be unreasonable withheld, conditioned or delayed) in advance in writing by Acquiror. Prior to the Closing, the Company and Acquiror shall prepare a mutually agreeable press release announcing the consummation of the Transactions (“Closing Press Release”). Concurrently with the Closing, Acquiror shall distribute the Closing Press Release.

(c) Without limitation to clauses “(a)” and “(b)” of this Section 6.8, none of the Parties shall, and each Party shall cause its Representatives not to, make or issue any public announcement or press release to the general public with respect to this Agreement or the Transactions without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that no such consent or prior notice shall be required in connection with any public announcement or press release the content of which is consistent with that of any prior or contemporaneous public announcement or press release by any Party in compliance with this Section 6.8. Notwithstanding anything else contained herein, nothing in this Section 6.8 shall limit any Party from: (i) making any announcements, statements or acknowledgements that such Party is required by applicable Law or the requirements of any national securities exchange to make, issue or release, (ii) making any announcements regarding this Agreement and the Transactions to its respective directors, officers, managers or employees , (iii) making any public statements regarding this Agreement and the Transactions containing information or events already publicly known other than as a result of a breach of this Section 6.8 or (iv) communicating with third parties to the extent necessary for the purpose of seeking any third-party consent required in connection with the Transactions; provided, (A) in the case of clause “(i),” to the extent practicable, that such Party provides reasonable advance written notice to the other Party prior to the taking of such action and (B) in the case of clauses “(iii)” and “(iv),” that Acquiror or the Company, as applicable, obtains the prior written consent of the Company, in the case of Acquiror, or Acquiror, in the case of the Company, in each case, such consent not to be unreasonably withheld, conditioned or delayed.

(d) At a reasonable time prior to the filing, issuance or other submission or public disclosure of any reports to be filed with the SEC by either Acquiror or Merger Sub (for the avoidance of doubt, including the Current Report on Form 8-K referenced in clause “(a)” of this Section 6.8), the Company shall be given an opportunity to review and comment upon such filing, issuance or other submission and give its prior written consent to the form thereof, such consent not to be unreasonably withheld, conditioned or delayed, and Acquiror and Merger Sub shall accept and incorporate all reasonable comments from the Company with respect thereto prior to filing, issuance, submission or disclosure thereof.

(e) Acquiror acknowledges that the information being provided to it in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Nondisclosure Agreement.

Section 6.9 Non-Solicitation.

(a) During the Pre-Closing Period, each of Acquiror and Merger Sub agrees that it shall not, and shall not authorize or permit any of its Representatives acting on its behalf (including investment bankers, attorneys and accountants), to, directly or indirectly, (i) initiate, solicit, knowingly facilitate, make or respond to any offer or proposal concerning, or related to, any Alternative Business Combination, (ii) enter into, engage in or continue any discussions or negotiations concerning, or related to, any Alternative Business Combination; (iii) provide any non-public information, data or access to employees to any Person that has made, or that is considering making, a proposal with respect to an Alternative Business Combination, (iv) approve, endorse or recommend any Alternative Business Combination, or (v) enter into any agreement, letter of intent, memorandum of understanding, term sheet or other Contract relating to an Alternative Business Combination. Acquiror shall promptly notify the Company of any submissions, proposals or offers made with respect to an Alternative Business Combination as soon as practicable following Acquiror’s awareness thereof (but in any event within 24 hours). Acquiror, Merger Sub and their respective officers and directors shall, and shall instruct and cause their respective Affiliates and Representatives, in each case, to the extent acting on behalf of Acquiror or Merger Sub, as applicable, to, immediately cease and terminate all discussions and negotiations with any Person with respect to, or which is reasonably likely to give rise to or result in, a possible Alternative Business Combination.

(b) During the Pre-Closing Period, the Company agrees that it shall not, and shall not authorize or permit any of its Representatives acting on its behalf (including investment bankers, attorneys and accountants) or any of the Company’s Subsidiaries to, directly or indirectly, (i) initiate, solicit, knowingly encourage, knowingly facilitate or make or respond to an Acquisition Proposal, (ii) engage in or continue any discussions or negotiations with respect to an Acquisition Proposal, (iii) provide any non-public information or data or access to employees to, any Person that has made, or informs the Company that it is considering making, an Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any agreement, letter of intent, memorandum of understanding, term sheet or other Contract relating to an Acquisition Proposal. The Company shall promptly notify Acquiror of any submissions, proposals or offers made with respect to an Acquisition Proposal as soon as practicable following the Knowledge of the Company thereof (but in any event within two Business Days). The Company and its officers and directors shall, and shall instruct and cause its respective Affiliates and Representatives, in each case, to the extent acting on behalf of the Company to, immediately cease and terminate all discussions and negotiations with any Person with respect to, or which is reasonably likely to give rise to or result in, a possible Acquisition Proposal.

Section 6.10 Pre-Closing Structuring. The Parties, may, upon mutual written agreement prior to the Effective Time, change the method or structure of effecting the Transactions, if and to the extent Acquiror and the Company both deem such change to be necessary, appropriate and desirable, and the Parties shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to effect any such change, including forming, or causing to be formed, new Subsidiaries and executing and causing to be delivered to any other Party hereto such instruments and other documents as may be reasonably requested.

Section 6.11 Directors’ and Officers’ Indemnification; Insurance.

(a) From and after the Effective Time, Acquiror and the Surviving Company shall indemnify and hold harmless each present and former director and officer of the Company and each of its Subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company or its Subsidiaries, as the case may be, would have been permitted under applicable Law and its certificate of incorporation, bylaws or other organizational documents to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, Acquiror shall, and shall cause the Surviving Company and its Subsidiaries to, (i) maintain for a period of not less than six years from the Effective Time provisions in its certificate of incorporation, bylaws and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of officers and directors that are no less favorable to those Persons than the provisions of such organizational documents as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law. Acquiror shall assume, and be liable for, and shall cause the Surviving Company and their respective Subsidiaries to honor, each of the covenants in this Section 6.11.

(b) Prior to the Closing, Acquiror will procure “tail” directors’ and officers’ liability insurance policies covering those Persons who are currently covered by Acquiror’s directors’ and officers’ liability insurance policies with a claims reporting or discovery period of at least six years from the Effective Time placed with insurance companies having the same or better AM Best Financial rating as Acquiror’s current directors’ and officers’ liability insurance companies with terms and conditions providing retentions, limits and other material terms no less favorable than the current directors’ and officers’ liability insurance policies maintained by Acquiror with respect to matters, acts or omissions existing or occurring at or prior to the Effective Time; provided, however, that Acquiror may not spend more than 200% of the last annual premium paid by Acquiror prior to the date hereof for the six years of coverage under such “tail” policies.

(c) Notwithstanding anything contained in this Agreement to the contrary, clauses “(a),” “(b)” and “(c)” of this Section 6.11 shall survive the consummation of the Transactions and shall be binding on Acquiror and the Surviving Company and all successors and assigns of Acquiror and the Surviving Company. In the event that Acquiror, the Surviving Company or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Acquiror and the Surviving Company shall ensure that proper provision shall be made so that the successors and assigns of Acquiror or the Surviving Company, as the case may be, shall succeed to the obligations set forth in clauses “(a),” “(b)” and “(c)” of this Section 6.11. The obligations of Acquiror and the Surviving Company under clauses “(a),” “(b)” and “(c)” of this Section 6.11 shall not be terminated or modified in such a manner as to materially and adversely affect any present or former director or officer of the Company or any of its Subsidiaries to whom clauses “(a),” “(b)” and “(c)” of this Section 6.11 applies without the consent of the affected Person.

(d) Prior to the Closing, the Company shall obtain directors’ and officers’ liability insurance that shall be effective as of Closing and will cover those Persons who will be the directors and officers of Acquiror and its Subsidiaries (including the directors and officers of the Surviving Company and its Subsidiaries) at and after the Closing. The directors’ and officers’ liability insurance shall have a scope of coverage, terms and limits that are reasonably appropriate for a company of similar characteristics (including the line of business, market capitalization and revenues) as Acquiror and its Subsidiaries (including the Surviving Company and its Subsidiaries).

(e) Notwithstanding anything contained in this Agreement to the contrary, prior to the Closing, the Company may procure “tail” directors’ and officers’ liability, employment practices liability and fiduciary liability insurance policies covering those Persons who are currently covered by the Company’s directors’ and officers’ liability, employment practices liability and fiduciary liability insurance policies (as applicable) with a claims reporting or discovery period of at least six years from the Effective Time (or, such shorter period of time, as determined by the Company in its sole discretion) placed with insurance companies having the same or better AM Best Financial rating as the Company’s current directors’ and officers’ liability, employment practices liability and fiduciary liability insurance companies with terms and conditions providing retentions, limits and other material terms no less favorable than the current directors’ and officers’ liability, employment practices liability and fiduciary liability insurance policies maintained by the Company with respect to matters, acts or omissions existing or occurring at or prior to the Effective Time.

Section 6.12 Trust Account.

(a) During the Pre-Closing Period, Acquiror shall not amend the Trust Agreement, make or enter into any other agreement related to the Trust Account, or make any distribution of the funds held in the Trust Account, in each case, without the prior written consent of the Company, except in accordance with the terms of the Trust Agreement and the Acquiror Organizational Documents. Upon satisfaction or waiver of the conditions set forth in ARTICLE VII and provision of notice thereof to the Trustee (which notice Acquiror shall provide to the Trustee in accordance with the terms of the Trust Agreement), (i) in accordance with and pursuant to the Trust Agreement, at the Closing, Acquiror shall (A) cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (B) use commercially reasonable efforts to cause the Trustee to (1) pay as and when due all amounts payable to Acquiror Common Stockholders who shall have previously validly elected to redeem their shares of Acquiror Class A Common Stock in the Acquiror Stock Redemption, and (2) immediately thereafter, pay all remaining amounts then available in the Trust Account in accordance with this Agreement and the Trust Agreement, and (ii) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

(b) The Company agrees that, notwithstanding any other provision contained in this Agreement, the Company and its Subsidiaries do not now have, and shall not at any time prior to the Closing have, any claim to, or make any claim against, the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company or its Subsidiaries, on the one hand, and Acquiror, on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 6.12(b) as the “Trust Account Claims”). Notwithstanding any other provision contained in this Agreement, the Company hereby irrevocably waives any right, title, interest or Trust Account Claim it may have, now or in the future in or to the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, contracts or agreements with Acquiror, and will not seek recourse against the Trust Account for any reason whatsoever in respect thereof; provided, however, that the foregoing waiver will not limit or prohibit the Company from (i) pursuing a claim against Acquiror pursuant to this Agreement for specific performance or other equitable relief in connection with the Transactions or (ii) pursuing any claims that the Company may have against Acquiror’s assets or funds that are not held in the Trust Account. In the event the Company or any of its Subsidiaries commences any Action based upon, in connection with, relating to or arising out of any matter relating to Acquiror, which Action seeks, in whole or in part, relief against the Trust Account in violation of the foregoing, Acquiror shall be entitled to recover from the Company the associated legal fees and costs in connection with any such Action in the event Acquiror prevails in such Action.

Section 6.13 Intended Tax Treatment.

(a) This Agreement is intended to constitute, and the Parties hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a). The Parties agree and acknowledge that, for U.S. federal income tax purposes and applicable state and local tax purposes, the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code or, together with the PIPE Investment, as an exchange to which Section 351(a) of the Code applies (or both). Unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar determination under state or local Law) or by a change in Law, the Parties agree to file all U.S. federal, state, local and non-U.S. Tax Returns consistent with this Section 6.13 and shall not take any position before or after the Closing that is inconsistent with the foregoing treatment.

(b) The Parties shall use reasonable best efforts to cause the Merger to qualify for the Intended Tax Treatment and not to take, or fail to take, any action before or after the Closing to the extent that such action or failure to act would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment; provided, however, that nothing in this Section 6.13 shall require any of the Parties to effect more redemptions of Acquiror stock or raise more money in respect of the PIPE Investment than is otherwise required by this Agreement, alter the terms of any shares of the Acquiror (including the Acquiror Class F Common Stock) or the rights of any shareholder thereof, or agree to any revisions or amendments to, or to waive any provisions of, this Agreement or any Ancillary Agreement. For the avoidance of doubt, for purposes of Section 4.15(j), Section 5.20(b) and this Section 6.13, qualification for the Intended Tax Treatment shall not require qualification under both Section 368(a) of the Code and Section  351(a) of the Code, but shall be satisfied by either of such Code sections.

Section 6.14 FIRPTA Certificate. At the Closing, the Company shall deliver to Acquiror, in a form reasonably acceptable to Acquiror, a properly executed certification, dated as of the Closing Date, that shares of Company Stock are not “United States real property interests” in accordance with Treasury Regulation Section 1.1445-2(c)(3), together with a notice to the Internal Revenue Service (which shall be filed by Acquiror with the Internal Revenue Service at or following the Closing) in accordance with the provisions of Treasury Regulation Section 1.897-2(h)(2).

Section 6.15 Incentive Plan. The Parties shall cooperate to establish the Incentive Plan and Acquiror Board shall adopt such plan to be effective as of the Closing, which shall provide for an aggregate share reserve thereunder equal to 10% of the shares Acquiror Class A Common Stock issued and outstanding immediately following the Closing. Subject to stockholder approval of the Incentive Plan Proposal, promptly following the expiration of the 60 day period following the date Acquiror has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, Acquiror shall file an effective registration statement on Form S-8 (or other applicable form) with respect to the Acquiror Class A Common Stock issuable under the Incentive Plan and shall maintain the effectiveness of such Form S-8 registration statement for so long as awards granted pursuant to the Incentive Plan remain outstanding.

Section 6.16 Section 16(b) Exemption. Acquiror shall take all actions reasonably necessary to cause the Transactions and any other dispositions of equity securities of Acquiror (including derivative securities) in connection with the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act, with respect to Acquiror or who will (or is reasonably expected to) become subject to such reporting requirements with respect to Acquiror to be exempt under Rule 16b-3 under the Exchange Act.

Section 6.17 Stock Exchange Matters.

(a) Prior to the Closing, Acquiror shall apply for a mutually agreed upon new ticker symbol with the Stock Exchange that reflects the name “ATI Physical Therapy” contingent on obtaining Acquiror Stockholder Approval. Acquiror shall use its reasonable best efforts to maintain its listing on the Stock Exchange. On or prior to the Closing, if Acquiror receives any written or, to the Knowledge of Acquiror, oral notice from the Stock Exchange that Acquiror has failed, or would reasonably be expected to fail, to meet the Stock Exchange listing requirements as of the Closing for any reason (such notice a “Stock Exchange Notice”), then Acquiror shall give prompt written notice of such Stock Exchange Notice to the Company, including a copy of any written Stock Exchange Notice or a summary of any oral Stock Exchange Notice. Acquiror further covenants and agrees, with respect to any Stock Exchange Notice, to use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to (i) remedy any and all issues set forth in the Stock Exchange Notice regarding Acquiror’s listing on the Stock Exchange and (ii) in the event Acquiror is unable to remedy such issues set forth in the Stock Exchange Notice after using such reasonable best efforts as described in clause “(i),” to cause the Acquiror Common Stock to be issued in connection with the Transactions to be approved for listing on an Alternate Exchange.

(b) Prior to the Closing Date, Acquiror shall use reasonable best efforts to cause the Acquiror Common Stock to be issued in connection with the Transactions (including the Earn Out Shares, in the event such Earn Out Shares become issuable pursuant to ARTICLE III) to be approved for listing on the Stock Exchange as promptly as practicable following the issuance thereof, subject to official notice of issuance.

Section 6.18 Stockholder Litigation.

(a) In the event that any stockholder litigation related to this Agreement, any Ancillary Agreement or the Transactions is brought, or, to the Knowledge of Acquiror or the Knowledge of the Company, as the case may be, threatened in writing, against such party or the members of each respective parties’ board of directors prior to the Closing, Acquiror and the Company shall promptly notify the other party of any such actual or threatened stockholder litigation and shall keep the other reasonably informed with respect to the status thereof.

(b) Acquiror shall control the defense of any such Action brought against Acquiror or members of the Acquiror Board, provided that Acquiror give the Company the reasonable opportunity to participate in any response to and, if applicable, in the defense or settlement of any stockholder claim or litigation (including any purported claim or litigation and any class action or derivative litigation) against Acquiror or its officers or directors relating to this Agreement and the Transactions, and no such response to, or any settlement of shall be made or be agreed to without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed). Acquiror shall cooperate, and shall use its reasonable best efforts to cause its Representatives to cooperate with the Company, in the defense against such claim or litigation or purported claim or litigation.

(c) The Company shall control the defense of any such Action brought against the Company or members of the Company Board, provided that the Company give Acquiror the reasonable opportunity to participate in any response to and, if applicable, in the defense or settlement of any stockholder claim or litigation (including any purported claim or litigation and any class action or derivative litigation) against the Company or its officers or directors relating to this Agreement and the Transactions, and no such response to, or any settlement of shall be made or be agreed to without the prior written consent of Acquiror (not to be unreasonably withheld, conditioned or delayed). The Company shall cooperate, and shall use its reasonable best efforts to cause its Representatives to cooperate with Acquiror, in the defense against such claim or litigation or purported claim or litigation.

Section 6.19 Subscription Agreements. Acquiror shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements of, the Subscription Agreements, without the prior written consent of the Company, except for any assignments or transfers expressly permitted by the Subscription Agreements. Acquiror shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including maintaining in effect the Subscription Agreements and using its reasonable best efforts to: (i) satisfy in all material respects on a timely basis all conditions and covenants applicable to Acquiror in the Subscription Agreements and otherwise comply with its obligations thereunder; (ii) in the event that all conditions in the Subscription Agreements (other than conditions that Acquiror or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate the transactions contemplated by the Subscription Agreements at or prior to Closing; and (iii) enforce its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements (other than conditions that Acquiror or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause the applicable PIPE Investors to contribute to Acquiror the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements at or prior to the Closing. Without limiting the generality of the foregoing, Acquiror shall give the Company, prompt (and, in any event within two Business Days) written notice: (A) of any amendment to any Subscription Agreement (together with a copy of such amendment) that may be made with the prior written consent of the Company (other than such amendments permitted in this Section 6.19); (B) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to Acquiror; (C) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement; and (D) if Acquiror does not expect to receive all or any portion of the PIPE Investment Amount on the terms, in the manner or from the sources contemplated by the Subscription Agreements.

Section 6.20 Sponsor Letter Agreement. Acquiror shall enforce the terms and conditions of the Sponsor Letter Agreement, including the obligations of the parties thereto (a) to vote all of the shares of the capital stock of Acquiror that they hold to approve the Transaction Proposals at the Special Meeting and (b) not to redeem such shares in connection with the consummation of the Transactions.

Section 6.21 Debt Financing. Acquiror shall, and shall use its commercially reasonable efforts to cause its Representatives to, use their respective commercially reasonable efforts to cooperate with the Company in connection with the Debt Financing, including by providing any documentation and/or other information as may be (a) required under applicable “know your customer,” beneficial ownership and/or anti-money laundering rules and regulations and (b) reasonably requested by the Company in connection with the Debt Financing; provided, however, that the Acquiror, its Affiliates and their respective Representatives shall be indemnified and held harmless by the Company from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the Debt Financing to the fullest extent permitted by Law and with appropriate contribution to the extent such indemnification is not available, other than to the extent any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties are the result of the gross negligence, bad faith or willful misconduct of the Acquiror, its Affiliates or their respective Representatives, or such Person’s material breach of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Acquiror’s breach of the covenant required to be performed by it under this Section 6.21 will not be considered in determining the satisfaction of the condition set forth in Section 7.3(c) or whether any right of termination arises under Section 8.1(e).

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.1 Conditions to Obligations of all Parties. The obligations of Acquiror, Merger Sub and the Company to consummate the Transactions are subject to the satisfaction of the following conditions at the Closing, any one or more of which may be waived (if legally permitted) in writing by all of such Parties:

(a) HSR Act. Any waiting period (or any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated (to the extent that early termination is available under the HSR Act at such time).

(b) No Prohibition. There shall not have been enacted or promulgated any Law in the United States which is then in effect and has the effect of making consummation of the Transactions illegal or otherwise enjoining or prohibiting the consummation of the Transactions.

(c) Acquiror Stockholder Approval. The Acquiror Stockholder Approval shall have been obtained.

(d) Company Stockholder Approval. The Company Requisite Approval shall have been obtained.

(e) Listing. The Acquiror Class A Common Stock to be issued in connection with the Transactions shall have been approved for listing on the Stock Exchange, subject only to official notice of issuance thereof, and, as of immediately following the Effective Time, Acquiror shall be in compliance, in all material respects, with applicable initial and continuing listing requirements of the Stock Exchange, and Acquiror shall not have received any notice of non-compliance therewith from the Stock Exchange that has not been cured or would not be cured at or immediately following the Effective Time.

(f) Acquiror Net Tangible Assets. After giving effect to the Acquiror Stock Redemption, if any, Acquiror shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act).

(g) Amendment to Certificate of Incorporation. The Acquiror A&R Charter shall have been filed with the Secretary of State of the State of Delaware in accordance with Section 2.3(d) and the Acquiror A&R Bylaws shall have been adopted.

(h) Minimum Cash Balance. After giving effect to the Acquiror Stock Redemption, if any, the Available Cash as of immediately prior to the Closing shall equal or exceed the Minimum Cash Balance.

Section 7.2 Conditions to Obligations of Acquiror. The obligations of Acquiror to consummate the Transactions are subject to the satisfaction of the following additional conditions at the Closing, any one or more of which may be waived in writing by Acquiror:

(a) Representations and Warranties.

(i) Each of the representations and warranties of the Company contained in Section 4.1, Section 4.2 and Section 4.24 shall be accurate in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date); provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates, all “Company Material Adverse Effect” and/or similar materiality qualifications limiting the scope of such representations and warranties shall be disregarded;

(ii) each of the representations and warranties of the Company contained in Section 4.6(a) shall be accurate in all respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties that are de minimis in nature will be disregarded;

(iii) Section 4.21(b) shall have been accurate in all respects as of the date of this Agreement; and

(iv) each of the representations and warranties of the Company (other than Section 4.1, Section 4.2, Section 4.6(a), Section 4.21(b) and Section 4.24) shall be accurate in all respects as of the date hereof and as of the Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date); provided, however, that: (A) for purposes of determining the accuracy of such representations and warranties as of the foregoing dates, all “Company Material Adverse Effect” and/or similar materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (B) any inaccuracies in such representations and warranties shall be disregarded if the circumstances giving rise to all such inaccuracies, individually or in the aggregate, do not constitute, and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Performance of Obligations. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.

(d) Closing Deliverables. The Company shall have delivered to Acquiror the Closing deliverables set forth in Section 2.2(a).

Section 7.3 Conditions to Obligations of Company. The obligations of the Company to consummate the Transactions are subject to the satisfaction of the following additional conditions at the Closing, any one or more of which may be waived in writing by the Company:

(a) Representations and Warranties.

(i) Each of the representations and warranties of Acquiror contained in Section 5.1, Section 5.2, Section 5.5(c) and Section 5.10 shall be accurate in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date); provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates, all “Acquiror Material Adverse Effect” and/or similar materiality qualifications limiting the scope of such representations and warranties shall be disregarded;

(ii) each of the representations and warranties of Acquiror contained in Section 5.5(a), Section 5.5(b) and Section 5.5(d) shall be accurate in all respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties that are de minimis in nature will be disregarded;

(iii) Section 5.14 shall have been accurate in all respects as of the date of this Agreement; and

(iv) each of the representations and warranties of Acquiror (other than Section 5.1, Section 5.2, Section 5.5 and Section 5.10) shall be accurate in all respects as of the Closing Date as if made on and as of the date hereof and as of Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date); provided, however, that: (A) for purposes of determining the accuracy of such representations and warranties as of the foregoing dates, all “Acquiror Material Adverse Effect” and/or similar materiality or qualifications limiting the scope of such representations and warranties shall be disregarded; and (B) any inaccuracies in such representations and warranties shall be disregarded if the circumstances giving rise to all such inaccuracies, individually or in the aggregate, do not constitute, and would not reasonably be expected to have an Acquiror Material Adverse Effect.

(b) Performance of Obligations. Acquiror shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(c) No Acquiror Material Adverse Effect. Since the date of this Agreement, there shall not have occurred an Acquiror Material Adverse Effect.

(d) Board Composition. As of immediately following the Effective Time, the Acquiror Board shall consist of the number of directors, and be otherwise constituted in accordance with Section 1.12.

(e) Trust Account. Acquiror shall have made appropriate arrangements to have the Trust Account, less amounts paid and to be paid pursuant to the Acquiror Stock Redemption, available to Acquiror at the Closing.

(f) Closing Deliverables. Acquiror shall have delivered to the Company the Closing deliverables set forth in Section 2.2(b).

Section 7.4 Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in this ARTICLE VII to be satisfied to excuse such Party’s obligation to effect the Closing if such failure was caused by such Party’s breach of any representation or warranty or covenant contained in this Agreement.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the Transactions abandoned:

(a) by mutual written consent of Acquiror and the Company;

(b) by written notice from either the Company or Acquiror to the other Party if, the Closing has not occurred on or prior to August 23, 2021 (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 8.1(b) by or on behalf of any Party that is in breach of any representation, warranty or covenant contained herein and such breach results in the failure of a condition set forth in ARTICLE VII to be satisfied on or prior to the Outside Date;

(c) by written notice from either the Company or Acquiror to the other Party, if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any Law which has become final and nonappealable and has the effect of permanently making consummation of the Transactions illegal or otherwise permanently preventing or prohibiting consummation of the Transactions;

(d) by written notice from Acquiror to the Company, if there has been a breach of any representation, warranty or covenant made by the Company in this Agreement, or any representation or warranty contained in this Agreement shall have become untrue or inaccurate after the date of this Agreement, in each case which breach, untruth or inaccuracy (i) would cause Section 7.2(a) or Section 7.2(b) not to be satisfied as of the Closing Date (a “Terminating Company Breach”), and (ii) shall not have been cured within 30 days after written notice from Acquiror of such Terminating Company Breach is delivered to the Company (which notice shall describe such Terminating Company Breach in reasonable detail), or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date; provided, however, that Acquiror shall not be entitled to terminate this Agreement pursuant to this Section 8.1(d) if (A) Acquiror has waived such Terminating Company Breach or (B) Acquiror or Merger Sub is then in breach of any representation, warranty or covenant such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not reasonably be expected to be satisfied;

(e) by written notice from the Company to Acquiror, if there has been a breach of any representation, warranty or covenant made by Acquiror in this Agreement, or any representation or warranty contained in this Agreement shall have become untrue or inaccurate after the date of this Agreement, in each case which breach, untruth or inaccuracy (i) would cause Section 7.3(a) or Section 7.3(b) not to be satisfied as of the Closing Date (a “Terminating Acquiror Breach”), and (ii) shall not have been cured within 30 days after written notice from the Company of such Terminating Acquiror Breach is delivered to Acquiror (which notice shall describe such Terminating Acquiror Breach in reasonable detail), or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.1(e) if (A) the Company has waived such Terminating Acquiror Breach or (B) the Company is then in breach of any representation, warranty or covenant such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not reasonably be expected to be satisfied;

(f) by written notice from the Company to Acquiror prior to obtaining the Acquiror Stockholder Approval, if the Acquiror Board (i) shall have made a Change in Recommendation or (ii) shall have failed to include the Acquiror Board Recommendation in the Proxy Statement distributed to the stockholders of Acquiror;

(g) by written notice from Acquiror to the Company, if the Company Requisite Approval has not been obtained within one Business Day of the execution and delivery of this Agreement;

(h) by written notice from either the Company or Acquiror to the other Party, if the Special Meeting shall have been held and the Acquiror Stockholder Approval is not obtained at the Special Meeting (subject to any postponement or adjournment of the Special Meeting), provided, however, that the right to terminate this Agreement under this Section 8.1(h) shall not be available from and after the time that Acquiror obtains the Acquiror Stockholder Approval; and

(i) by written notice from the Company to Acquiror, if, after giving effect to the Acquiror Stock Redemption, if any, the Available Cash would be less than the Minimum Cash Balance immediately prior to the Closing.

Section 8.2 Effect of Termination. Except as set forth in this Section 8.2, in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its respective Affiliates, officers, directors or stockholders, other than liability of any Party for Fraud or willful breach of this Agreement by such Party occurring prior to such termination. The provisions of this Section 8.2, Section 9.8 (No Third-Party Beneficiaries), Section 9.9 (Governing Law), Section 9.11 (Waiver of Trial by Jury), Section 9.13 (Fees and Expenses), Section 9.1 (Non Survival of Representations, Warranties and Agreements) and Section 9.15 (Non-Recourse) (collectively, the “Surviving Provisions”) and the Nondisclosure Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions that are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Non Survival of Representations, Warranties and Agreements. The representations, warranties, agreements and covenants in this Agreement shall terminate at the Closing; provided that, notwithstanding the foregoing, the covenants and agreements in ARTICLE III, Sections 6.8, 6.11, 6.13 and 6.18, this ARTICLE IX and Article X shall survive the Closing.

Section 9.2 Modification or Amendment. This Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing which makes reference to this Agreement. The adoption of this Agreement by the stockholders of any of the Parties shall not restrict the ability of the board of directors (or comparable body) of any of the Parties to terminate this Agreement in accordance with Section 8.1 or to cause such Party to enter into an amendment to this Agreement pursuant to this Section 9.2; provided, however, that (a) after any such adoption of this Agreement by the Company Stockholders, no amendment or supplement to the provisions of this Agreement shall be made which by applicable requirement of Law requires further approval of the Company Stockholders without the further approval of such Company Stockholders, and (b) after any such approval of the Agreement by Acquiror’s stockholders, no amendment or supplement to the provisions of this Agreement shall be made which by applicable requirement of Law requires further approval of the stockholders of Acquiror without the further approval of such stockholders.

Section 9.3 Extension; Waiver. Acquiror (on behalf of itself or Merger Sub) may, and the Company (on behalf of itself) may, at any time prior to the Closing, by action taken by its board of directors (or comparable body) or officers thereunto duly authorized, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein by any other Party or in any document, certificate or writing delivered pursuant hereto by such other Party, or (c) to the extent permitted by Law, waive compliance with any of the terms or conditions of this Agreement, in each case, by an agreement in writing executed in the same manner as this Agreement. The failure or delay of any Party to this Agreement to exercise any of its rights under this Agreement shall not impair such right or be construed as a waiver by such Party of such right.

Section 9.4 Notices. To be valid for purposes hereof, any notice, request, demand, waiver, consent or approval (any of the foregoing, a “Notice”) that is required hereunder shall be in writing. A Notice shall be deemed given only as follows: (a) on the date delivered personally or by email; (b) three Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one Business Day following deposit with a nationally recognized overnight courier service for next day delivery, charges prepaid, and, in each case, addressed to the intended recipient as set forth below:

(a)	If to Acquiror:

Fortress Value Acquisition Corp. II

1345 Avenue of the Americas

46th Floor

New York, New York

Attention: Alexander Gillette

E-mail:     agillette@fortress.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention: Joseph A. Coco
Blair T. Thetford
Email: Joseph.Coco@skadden.com
Blair.Thetford@skadden.com

(b)	If to the Company:

ATI Physical Therapy

790 Remington Blvd.

Bolingbrook, Illinois 60440

Attention: Diana M. Chafey

E-mail:     diana.chafey@atipt.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, MA 02110

Attention: Marilyn French Shaw

E-mail:     MarilynFrench.Shaw@weil.com

and

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, Texas 75201

Attention: James R. Griffin

Email:       james.griffin@weil.com

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by providing Notice to the other Parties.

Section 9.5 Entire Agreement. This Agreement (including the Disclosure Schedules and Exhibits hereto) and the Ancillary Agreements (including the Nondisclosure Agreement) constitute the entire agreement among the Parties relating to the Transactions and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

Section 9.6 Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section  9.6 shall be null and void ab initio.

Section 9.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which when executed and delivered shall thereby be deemed to be an original and all of which taken together shall constitute one and the same instrument. Any Party may deliver signed counterparts of this Agreement to the other Parties by means of facsimile, portable document format (.PDF) signature or electronic transmission.

Section 9.8 No Third-Party Beneficiaries. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing, in the event the Closing occurs, the present and former officers and directors of the Company (and their successors, heirs and Representatives) are intended third-party beneficiaries of, and may enforce, Section 6.11. The representations and warranties in this Agreement are the product of negotiations among the Parties hereto and are for the sole benefit of the parties hereto, and may represent an allocation of risk among the Parties hereto associated with particular matters regardless of the knowledge of any of the Parties hereto. Persons other than the Parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.9 Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 9.10 Exclusive Jurisdiction. In any Action between any of the Parties arising out of or relating to this Agreement or any of the Transactions, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Action or proceeding, in any state court of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the Parties irrevocably and unconditionally consents and submits to the jurisdiction of the United States District Court for the District of Delaware); (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any such Action in any court other than such courts. Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 9.4 shall be effective service of process for any such action. Each of the Parties agrees that the mailing of process or other papers in connection with any Action or proceeding in the manner provided in Section 9.4 or such other manner as may be permitted by requirement of Law shall be valid and sufficient service of process. Notwithstanding the foregoing in this Section 9.10, a Party may commence any Action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts. Each party hereto further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

Section 9.11 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (AND SHALL CAUSE ITS SUBSIDIARIES AND AFFILIATES TO WAIVE) THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION HEREWITH. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES TO ENTER INTO THIS AGREEMENT.

Section 9.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon determination by a court of competent jurisdiction that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 9.13 Fees and Expenses. Except as otherwise provided in this Agreement, each Party shall bear its own expenses incurred in connection with this Agreement and the Transactions, whether or not the Transactions are consummated, including all fees of its legal counsel, financial advisers and accountants; provided, however, that if the Closing shall occur, Acquiror shall (a) pay or cause to be paid, the Transaction Expenses in accordance with Section 2.3(b). For the avoidance of doubt, any payments to be made (or to cause to be made) by Acquiror pursuant to this Section 9.13 shall be paid upon consummation of the Merger and release of proceeds from the Trust Account.

Section 9.14 Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform its obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, each without proof of damages, prior to the valid termination of this Agreement in accordance with Section 8.1, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it shall not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.14 shall not be required to provide any bond or other security in connection with any such injunction.

Section 9.15 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of or related to this Agreement or the Transactions, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), and any remedies in respect thereof, may only be brought against, the entities that are expressly named as Parties, and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a named Party to this Agreement (and then only to the extent of the specific obligations undertaken by such named Party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative of any named Party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, advisor or Representative of any of the foregoing (collectively, as to both clause “(a)” and “(b),” “Non-Party Affiliates”) shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of Acquiror or the Company under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the Transactions, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement by any Non-Party Affiliate, as to which the Parties disclaim any reliance).

Section 9.16 Legal Representation.

(a) Acquiror hereby agrees, on behalf of its directors, members, partners, officers, employees and Affiliates and each of their respective successors and assigns (including after the Closing, the Surviving Company) (all such parties, the “Weil Waiving Parties”), that Weil, Gotshal and Manges LLP (“Weil”) may represent the stockholders or holders of other equity interests of the Company or any of its Subsidiaries or their respective directors, members, partners, officers, employees or Affiliates (collectively, but for the avoidance of doubt, excluding the Surviving Company, the “Weil WP Group”), in each case, solely in connection with any Action or obligation arising out of or relating to this Agreement, any Ancillary Agreement or the Transactions, notwithstanding its prior representation of the Company and its Subsidiaries or other Weil Waiving Parties, and Acquiror on behalf of itself and the Weil Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising from or relating to Weil’s prior representation of the Company, its Subsidiaries or of Weil Waiving Parties. Acquiror, for itself and the Weil Waiving Parties, hereby further irrevocably acknowledges and agrees that all privileged communications, written or oral, between the Company and its Subsidiaries or any member of the Weil WP Group and Weil, made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Ancillary Agreements or Transactions, or any matter relating to any of the foregoing, are privileged communications that do not pass to the Surviving Company notwithstanding the Merger, and instead survive, remain with and are controlled by the Weil WP Group (the “Weil Privileged Communications”), without any waiver thereof. Acquiror, together with any of its Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the Weil Privileged Communications, whether located in the records or email server of the Surviving Company and its Subsidiaries, in any Action against or involving any of the parties after the Closing, and Acquiror agrees not to assert that any privilege has been waived as to the Weil Privileged Communications, by virtue of the Merger.

(b) The Company hereby agrees on behalf of its directors, members, partners, officers, employees and Affiliates and each of their respective successors and assigns (including after the Closing, the Surviving Company) (all such parties, the “Skadden Waiving Parties”), that Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) may represent the stockholders or holders of other equity interests of the Sponsor or of Acquiror or any of their respective directors, members, partners, officers, employees or Affiliates (collectively, but for the avoidance of doubt, excluding the Surviving Company, the “Skadden WP Group”), in each case, solely in connection with any Action or obligation arising out of or relating to this Agreement, any Ancillary Agreement or Transactions, notwithstanding its prior representation of the Sponsor, Acquiror and its Subsidiaries, or other Skadden Waiving Parties. The Company, on behalf of itself and the Skadden Waiving Parties, hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising from or relating to Skadden’s prior representation of the Sponsor, Acquiror and its Subsidiaries, or other Skadden Waiving Parties. The Company, for itself and the Skadden Waiving Parties, hereby further irrevocably acknowledges and agrees that all privileged communications, written or oral, between the Sponsor, Acquiror, or its Subsidiaries, or any other member of the Skadden WP Group, on the one hand, and Skadden, on the other hand, made prior to the Closing, in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Ancillary Agreements or the Transactions, or any matter relating to any of the foregoing, are privileged communications that do not pass to the Surviving Company notwithstanding the Merger, and instead survive, remain with and are controlled by the Skadden WP Group (the “Skadden Privileged Communications”), without any waiver thereof. The Company, together with any of its Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the Skadden Privileged Communications, whether located in the records or email server of the Surviving Company and its Subsidiaries, in any Action against or involving any of the parties after the Closing, and the Company agrees not to assert that any privilege has been waived as to the Skadden Privileged Communications, by virtue of the Merger.

Section 9.17 Release.

(a) Each of the Company and its Subsidiaries, on behalf of itself and its Affiliates, hereby irrevocably waives, releases and discharges, effective as of the Closing, the Company Stockholders, and their respective predecessors, successors, Subsidiaries and Affiliates, and any of their respective current and former officers, directors, employees, consultants, agents, representatives and advisors, in each case from any and all liabilities and obligations of any kind or nature whatsoever that such Person or its Affiliates has or may have, now or in the future, arising out of, relating to, or resulting from any matter or cause whatsoever arising prior to the Closing, in each case whether known or unknown, absolute or contingent, liquidated or unliquidated, and whether arising under any agreement or understanding or otherwise, at law or equity, arising out of or in connection with the ownership by the holders of Company Common Stock or Company Preferred Stock, as applicable, any Person’s service as a director of the Company or a director or manager of any of its Subsidiaries and any acts or omissions of any Person on behalf of the Company or any of its Subsidiaries.

(b) Each of Acquiror and Merger Sub, on behalf of itself and its Affiliates, hereby irrevocably waives, releases and discharges, effective as of the Closing, the Acquiror stockholders, including the Sponsor, and their respective predecessors, successors, Subsidiaries and Affiliates, and any of their respective current and former officers, directors, employees, consultants, agents, representatives and advisors, in each case from any and all liabilities and obligations of any kind or nature whatsoever that such Person or its Affiliates has or may have, now or in the future, arising out of, relating to, or resulting from any matter or cause whatsoever arising prior to the Closing, in each case whether known or unknown, absolute or contingent, liquidated or unliquidated, and whether arising under any agreement or understanding or otherwise, at law or equity, arising out of or in connection with the ownership by the holders of Acquiror Common Stock, any Person’s service as a director of Acquiror or a director or manager of Merger Sub and any acts or omissions of any Person on behalf of Acquiror or the Merger Sub.

ARTICLE X

DEFINITIONS

Section 10.1 Definitions. Capitalized terms used in this Agreement have the meanings set forth below.

“Acceleration Event” has the meaning set forth in Section 3.2.

“Accreted Value” means an aggregate accrued amount, calculated based on the Preferred Stock Adjusted Base, at the Dividend Rate (as defined in the Company Certificate of Incorporation) from the Closing Date through the date that is 180 days from the Closing Date.

“Acquiror” has the meaning set forth in the Preamble.

“Acquiror A&R Bylaws” has the meaning set forth in the Recitals.

“Acquiror A&R Charter” has the meaning set forth in the Recitals.

“Acquiror Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) and each other employment, consulting, bonus, deferred compensation, incentive compensation, equity, phantom-equity, or equity-based award, retention, relocation, vacation, change in control, transaction bonus, salary continuation, severance or termination pay, hospitalization, medical, dental, vision, life insurance, disability or sick leave benefit, profit-sharing, pension or retirement or other fringe benefit or compensatory plan, policy, program, agreement or arrangement, whether or not in writing and whether or not funded, in each case (a) that is maintained, sponsored, or contributed to, or is required to be maintained, sponsored, or contributed to, by the Acquiror or Merger Sub in respect of any current or former directors, officers, consultants, independent contractors, or employees of Acquiror or Merger Sub or (b) to which Acquiror or Merger Sub has any obligation or liability.

“Acquiror Board” means the board of directors of Acquiror.

“Acquiror Board Recommendation” has the meaning set forth in Section 6.4(b).

“Acquiror Class A Common Stock” means Acquiror’s Class A common stock, par value $0.0001 per share.

“Acquiror Class F Common Stock” means Acquiror’s Class F common stock, par value $0.0001 per share.

“Acquiror Common Stock” means, collectively, (a) prior to the Closing, the Acquiror Class A Common Stock and the Acquiror Class F Common Stock, and (b) from and after the Closing, the Acquiror Class A Common Stock, following the conversion of all shares of Acquiror Class F Common Stock into shares of Acquiror Class A Common Stock in connection with the Closing pursuant to the Acquiror Organizational Documents.

“Acquiror Common Stockholders” means the holders of Acquiror Common Stock.

“Acquiror Financial Statements” has the meaning set forth in Section 5.6(a).

“Acquiror Financing Certificate” has the meaning set forth in Section 2.2(b)(i).

“Acquiror Material Adverse Effect” means any change, effect, condition, circumstance or development that, individually or in the aggregate with all other changes, effects, conditions, circumstances or developments, is or is reasonably likely to (a) be materially adverse to the business, condition (financial or otherwise), assets or liabilities of Acquiror and Merger Sub, taken together or (b) prevent or delay consummation of any of the Transactions or otherwise prevent or delay Acquiror from performing its obligations under this Agreement; provided, however, that that in no event will any changes in general economic conditions or changes in securities markets in general be taken into account in determining whether there has been, is reasonably likely to be, an Acquiror Material Adverse Effect.

“Acquiror Material Contracts” has the meaning set forth in Section 5.12.

“Acquiror Organizational Documents” means the Organizational Documents of Acquiror.

“Acquiror Preferred Stock” means Acquiror’ preferred stock, par value $0.0001 per share.

“Acquiror Record Date” means the record date established by the Acquiror Board and used for determining the Acquiror Common Stockholders entitled to vote at the Special Meeting.

“Acquiror Stock Redemption” means the election of an eligible holder of Acquiror Class A Common Stock (as determined in accordance with the Acquiror Organizational Documents and the Trust Agreement) to redeem all or a portion of such holder’s shares of Acquiror Class A Common Stock, at the per-share price, payable in cash, equal to such holder’s pro rata share of the Trust Account (as determined in accordance with the Acquiror Organizational Documents and the Trust Agreement) in connection with the Acquiror Stockholder Approval.

“Acquiror Stockholder Approval” has the meaning set forth in Section 5.2(b).

“Acquiror Transaction Expense Certificate” has the meaning set forth in Section 2.2(b)(ii).

“Acquiror Unit” means one share of Acquiror Class A Common Stock and one-third of one Public Warrant.

“Acquisition Proposal” means, as to any Person, other than the transactions contemplated hereby and other than the acquisition or disposition of equipment or other tangible personal property in the ordinary course of business, any offer or proposal relating to: (a) any acquisition or purchase, direct or indirect, of (i) 20% or more of the consolidated assets of such Person and its Subsidiaries or (ii) 20% or more of any class of equity or voting securities of (x) such Person or (y) one or more Subsidiaries of such Person holding assets constituting, individually or in the aggregate, 20% or more of the consolidated assets of such Person and its Subsidiaries;

(b) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person beneficially owning 20% or more of any class of equity or voting securities of (i) such Person or (ii) one or more Subsidiaries of such Person holding assets constituting, individually or in the aggregate, 20% or more of the consolidated assets of such Person and its Subsidiaries; or (c) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving (i) such Person or (ii) one or more Subsidiaries of such Person holding assets constituting, individually or in the aggregate, 20% or more of the consolidated assets of such Person and its Subsidiaries.

“Action” means any action, suit, charge, litigation, arbitration or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Authority.

“Additional SEC Reports” has the meaning set forth in Section 5.6(a).

“Adjusted Preferred Stock Ratio” means the number equal to (a) 1.00 minus (b) the quotient, rounded to the nearest ten-thousandth, equal to (i) the Aggregate Preferred Cash Consideration divided by (ii) the Cash Liquidation Amount.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under common control with, such specified Person; provided that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise; provided that in no event shall Acquiror or Merger Sub be considered an Affiliate of SoftBank Group Corp. nor shall Softbank Group Corp. be considered to be an Affiliate of Acquiror or Merger Sub.

“Aggregate Common Stock Consideration” means a number of shares of Acquiror Class A Common Stock (with each share valued at $10.00) with an aggregate value equal to $1,303,000,000.

“Aggregate Preferred Cash Consideration” means $59,000,000.

“Aggregate Preferred Stock Consideration” means the number of shares of Acquiror Class A Common Stock (with each share valued at $10.00) with an aggregate value equal to the Aggregate Preferred Stock Consideration Amount.

“Aggregate Preferred Stock Consideration Amount” means (a) the Preferred Stock Adjusted Base, plus the Accreted Value, multiplied by (b) 1.05.

“Agreement” means this Agreement and Plan of Merger, as the same may be amended from time to time, and all schedules, exhibits and annexes hereto (including the Disclosure Schedules, as defined herein).

“Alternate Exchange” means the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, as may be applicable.

“Alternative Business Combination” means any Business Combination with respect to Acquiror, other than the Transactions.

“Amendment Proposal” has the meaning set forth in Section 6.4(b).

“Ancillary Agreements” means the Registration Rights Agreement, the Stockholders Agreement, the Sponsor Letter Agreement, the Acquiror A&R Charter, the Acquiror A&R Bylaws, the Subscription Agreements and all other agreements, certificates and instruments executed and delivered by the Parties in connection with the Transactions.

“Available Cash” means the amount equal to (a) the total available funds contained in the Trust Account, minus (b) the aggregate amount of cash proceeds that will be required to complete the Acquiror Stock Redemption, plus (c) the PIPE Investment Amount, plus (d) all funds held by Acquiror outside of the Trust Account and immediately available to Acquiror.

“Balance Sheet Date” means September 30, 2020.

“Bankruptcy and Equity Exceptions” has the meaning set forth in Section 4.2.

“Blue Sky Laws” has the meaning set forth in Section 4.5.

“Business” has the meaning set forth in the Recitals.

“Business Associates” has the meaning set forth in Section 4.17(i).

“Business Combination” means, with respect to any Party, any merger, consolidation, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York or the State of Delaware are authorized or required by Law to be closed.

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, as signed into law by the President of the United States on March 27, 2020.

“Certificate of Merger” has the meaning set forth in Section 2.2(a)(iii).

“Certifications” has the meaning set forth in Section 5.6(a).

“Change in Recommendation” has the meaning set forth in Section 6.4(b).

“Change of Control” means any transaction or series of transactions the result of which is: (a) the acquisition by any Person or “group” (as defined in the Exchange Act) of Persons of direct or indirect beneficial ownership of securities representing 50% or more of the combined voting power of the then outstanding securities of Acquiror; (b) a merger, consolidation, reorganization or other business combination, however effected, resulting in any Person or “group” (as defined in the Exchange Act) acquiring at least 50% of the combined voting power of the then outstanding securities of Acquiror or the surviving Person outstanding immediately after such combination; or (c) a sale of all or substantially all of the assets of Acquiror.

“Claim” means (a) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

“Closing” has the meaning set forth in Section 2.1.

“Closing Cash Liquidation Amount” means the aggregate Liquidation Amount (as defined in the Company Certificate of Incorporation) as of the Closing Date with respect to all shares of Company Preferred Stock outstanding immediately prior to the Effective Time. For the avoidance of doubt, the Closing Cash Liquidation Amount, would be $174,285,078.35 if the Closing Date were June 30, 2021 and $186,633,382.91 if the Closing Date were December 31, 2021.

“Closing Date” has the meaning set forth in Section 2.1.

“Closing Press Release” has the meaning set forth in Section 6.8(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Share Price” means the share price equal to the volume weighted average closing sale price of one share of Acquiror Class A Common Stock as reported on the Stock Exchange (or any other exchange on which the shares of Acquiror Class A Common Stock are then listed) for at least 5 days out of a period of 10 consecutive trading days ending on the trading day immediately prior to the date of determination (as adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends (including any dividend or distribution of securities convertible into Acquiror Class A Common Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to Acquiror Class A Common Stock).

“Company” has the meaning set forth in the Preamble.

“Company Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) and each other employment, consulting, bonus, deferred compensation, incentive compensation, equity, phantom-equity, or equity-based award, retention, relocation, vacation, change in control, transaction bonus, salary continuation, severance or termination pay, hospitalization, medical, dental, vision, life insurance, disability or sick leave benefit, profit-sharing, pension or retirement or other fringe benefit or compensatory plan, policy, program, agreement or arrangement, whether or not in writing and whether or not funded, in each case (a) that is maintained, sponsored, or contributed to, or is required to be maintained, sponsored, or contributed to, by the Company or its Subsidiaries in respect of any current or former directors, officers, consultants, independent contractors, or employees of the Company or (b) to which the Company or its Subsidiaries has any obligation or liability.

“Company Board” has the meaning set forth in the Recitals.

“Company Board Approval” has the meaning set forth in the Recitals.

“Company Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware on August 31, 2016.

“Company Common Stock” means a share of the Company’s common stock, par value $0.01 per share.

“Company Common Stockholder” means Wilco Acquisition, LP or its designees.

“Company IT Systems” has the meaning set forth in Section 4.16(e).

“Company Material Adverse Effect” means any change, effect, event, fact, occurrence, condition, circumstance or development that, individually or in the aggregate with all other changes, effects, events, facts, occurrences, conditions, circumstances or developments, has had, or would reasonably be expected to have, a material adverse effect on the business, condition (financial or otherwise) or results of operation, of the Company and its Subsidiaries, taken as a whole; provided, however, that, in no event will any of the following be deemed, either alone or in combination, to constitute, or be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (a) operating, business, regulatory or other conditions (financial or otherwise) generally effecting the industries in which the Company or its Subsidiaries operate (including, for the avoidance of doubt, any loss of customers, suppliers, orders, Contracts or other business relationships resulting from, or in connection with COVID-19); (b) general economic conditions, including changes or developments in the credit, securities, currency, banking, exchange, debt, financial or capital markets (including changes in interest or exchange rates) including any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market; (c) the announcement or consummation of the Transactions, including the impact thereof on relationships with customers, suppliers, distributors, partners or employees or others having relationships with the Company or any of its Subsidiaries or the taking of any action required, expressly permitted or otherwise expressly contemplated by this Agreement and the Ancillary Agreements, including the completion of the Transactions, including any action taken at the prior written request, or with the prior written consent, of Acquiror; (d) changes in GAAP or other accounting requirements or principles, as applied to the Company and its Subsidiaries or otherwise, or any changes in applicable Laws, in each case, after the date hereof; (e) the failure of the Company or any of its Subsidiaries to meet or achieve the results set forth in any internal or published budget, plan, projection, prediction or forecast (it being understood that the underlying facts giving rise to such failure may be taken into account); (f) global, national or regional political, financial, economic or business conditions, including government required shutdowns, a presidential election, hostilities, acts of war, sabotage or terrorism or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway; (g) effects arising from or relating to epidemics, pandemics, widespread occurrences of infectious diseases or disease outbreaks, including COVID-19 or any COVID-19 Measures; (h) hurricanes, earthquakes, floods, tsunamis, tornadoes, changes in (or effects in) weather, meteorological conditions or climate, mudslides, explosions, wild fires, or other natural disasters and other force majeure events in the United States or any other country or region in the world and (i) any matter described in the Disclosure Schedules, except, in each case of any of the foregoing clauses “(a),” “(b),” “(d),” “(f),” “(g)” and “(h)” to the extent that such condition has a materially disproportionate impact on the Company, taken as a whole, relative to other companies in the industries in which the Company and its Subsidiaries operate (it being understood and agreed that only such incremental disproportionate impact shall be taken into account in determining whether there has been or will be a “Company Material Adverse Effect”).

“Company Owned Intellectual Property” has the meaning set forth in Section 4.16(b).

“Company Organizational Documents” means the Organizational Documents of the Company.

“Company Owned Intellectual Property” has the meaning set forth in Section 4.16(b).

“Company Permits” has the meaning set forth in Section 4.10(b).

“Company Preferred Consideration Certificate” has the meaning set forth in Section 2.2(a)(ii).

“Company Preferred Stock” means, collectively, the Company Series A-1 Preferred Stock and the Company Series A-2 Preferred Stock.

“Company Requisite Approval” has the meaning set forth in Section 4.2.

“Company Series A-1 Preferred Stock” means the shares of the Company’s Series A-1 Preferred Stock, par value $0.01 per share.

“Company Series A-2 Preferred Stock” means the shares of the Company’s Series A-2 Preferred Stock, par value $0.01 per share.

“Company Stock” means, collectively, the Company Common Stock and the Company Preferred Stock.

“Company Stock Certificate” means certificates of Company Stock that were outstanding immediately prior to the Effective Time.

“Company Stockholder” means the holder of either a share of Company Common Stock or a share of Company Preferred Stock.

“Company Transaction Expense Certificate” has the meaning set forth in Section 2.2(a)(i).

“Contract” means any written contract, agreement, arrangement (excluding any regulatory tariff), note, bond, mortgage, lease, sublease, license or other agreement legally binding on a Party hereto or a Subsidiary thereof.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related health condition or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, face covering, personal protective equipment, social distancing, delay, shut down (including, the shutdown of air cargo routes, shut down of supply chains or certain business activities), closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including with respect to the United States, the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act Families First Act and any future Law, directive, guidelines or recommendations enacted or promulgated by any Governmental Authority, in each case, in connection with or in response to COVID-19.

“COVID-19 Response” means any (i) deviation from the Ordinary Course of Business or (ii) actions, inactions, activities or conduct of the Company or any of its Subsidiaries (whether or not in the Ordinary Course of Business), in each case, reasonably necessary (in the Company’s or applicable Subsidiary’s reasonable discretion), to mitigate, remedy, respond to or otherwise address the effects or impact of COVID-19, including (a) suspending some or all operations of or related to their respective businesses and related activities and (b) implementing or responding to any COVID-19 Measures so long as, in each case, such actions or omissions are reasonably designed to protect the health or welfare of any Person.

“Debt Financing” means a debt financing on terms determined by the Company in good faith in an amount not to exceed (a) the amount necessary to refinance the Indebtedness outstanding under the Existing Credit Agreements and pay any unpaid accrued interest, penalties and premiums (including tender premiums) thereon plus the amount of any reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or yield payments) incurred in connection with the Debt Financing plus (b) the amount of a revolving credit facility determined by the Company in good faith.

“DGCL” has the meaning set forth in the Recitals.

“Disclosing Party” has the meaning set forth in Section 6.6.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company and Acquiror concurrently with the execution and delivery of this Agreement.

“Dissenting Shares” has the meaning set forth in Section 1.7(a).

“Earn Out Period” means the time period between the Closing and the ten-year anniversary of the Closing Date.

“Earn Out Shares” has the meaning set forth in Section 3.1(a).

“Effective Time” has the meaning set forth in Section 2.3(e).

“Employment Agreement” has the meaning set forth in the Recitals.

“Environmental Laws” means any Law relating to the protection of the environment or natural resources, or the protection of human health and safety from the presence of Hazardous Materials, including Laws relating to:

(i) the exposure to, or releases or threatened releases of, Hazardous Materials; (ii) the generation, processing, distribution, use, treatment, containment, disposal, storage, transport or handling of Hazardous Materials; or (iii) recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity (whether or not incorporated) which together with the Company would be treated as a “single employer” under Section 414(b), (c), (m), or (o) of the Code.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 1.8(a).

“Exchange Fund” has the meaning set forth in Section 1.8(a).

“Excluded Share” has the meaning set forth in Section 1.5(a).

“Existing Credit Agreements” means (a) the First Lien Credit Agreement, dated as of May 10, 2016, by and among, inter alios, Wilco Purchaser, Inc., as borrower, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent, and (b) the Second Lien Credit Agreement, dated as of May 10, 2016, by and among, inter alios, Wilco Purchaser, Inc., as borrower, the lenders from time to time party thereto and Wilmington Trust, National Association, as administrative agent, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Families First Act” means the Families First Coronavirus Response Act, as signed into law by the President of the United States on March 18, 2020.

“Federal Health Care Program” means any “federal health care program” as defined in 42 U.S.C. §1320a-7b(f), including Medicare, state Medicaid programs, state CHIP programs, TRICARE, federal employee health benefit programs, and similar or successor programs with or for the benefit of any Governmental Authority.

“Federal Securities Laws” means the Exchange Act, the Securities Act and the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 4.7(b).

“Fraud” means a claim for Delaware common law fraud in the making of a representation brought in respect of a representation made in ARTICLE IV or ARTICLE V of this Agreement; provided, that at the time such representation was made (i) such representation was false or inaccurate, (ii) the Party making such representation had actual knowledge of the falsity or inaccuracy of such representation, (iii) such Party had the intent to deceive another Party hereto or to induce such other Party to act or refrain from acting, and (iv) the other Party acted in reliance on such false or inaccurate representation and suffered monetary loss as a result. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud, or any torts (including a claim for fraud) based on negligence or recklessness.

“Fully Diluted Basis” means the number of shares of Acquiror Common Stock issued and outstanding at the Closing on a fully diluted basis, including any shares reserved for issuance under the Private Placement Warrants, the Public Warrants and the Incentive Plan.

“GAAP” means United States generally accepted accounting principles, as in effect on the date of this Agreement.

“Governmental Authority” means any federal, state, provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, arbitrator, court or tribunal of (a) the United States or (b) any state, commonwealth, province, territory or possession of the United States and any political subdivision thereof (including counties and municipalities).

“Governmental Order” means any ruling, order, judgment, injunction, edict, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“GSA” has the meaning set forth in Section 4.17(h).

“Hazardous Materials” means: (a) any material, substance, chemical, or waste (or combination thereof) that (i) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, or words of similar meaning or effect under any Law relating to pollution, waste, or the environment or (ii) can form the basis of liability under any Environmental Law; and (b) any petroleum, petroleum products, oil, per- and polyfluoroalkyl substances (including PFAs, PFOA, PFOS, Gen X, and PFBs), polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials.

“Healthcare Laws” means all applicable Laws and Governmental Orders relating to health care providers and facilities, participation in Federal Health Care Programs, the practice of physical therapy, or otherwise relating to the regulation, provision or administration of, or payment for, healthcare products or services, including (i) all Laws related to the billing or submission of claims, reimbursement or fraud and abuse, including the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the federal Physician Self-Referral Prohibition (commonly referred to as the “Stark Law”) (42 U.S.C. §1395nn), the Program Fraud Civil Remedies Act (31 U.S.C. §§ 3801-3812), the federal False Claims Act (31 U.S.C. §3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code, the regulations promulgated pursuant to each of the foregoing statutes, and all applicable counterpart state Laws to any of the foregoing; (ii) Medicare (Title XVIII of the Social Security Act), as amended and the regulations promulgated thereunder, including all conditions of participation; (iii) Medicaid (Title XIX of the Social Security Act), as amended and the regulations promulgated thereunder, including all conditions of participation; (iv) TRICARE (10 U.S.C. Section 1071 et seq.), as amended and the regulations promulgated thereunder; (v) the Patient Protection and Affordable Care Act (Pub. L. 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152), and the regulations promulgated pursuant to each of the foregoing; (vi) quality, safety and medical necessity Laws relating to the regulation, provision or administration of, or payment for, healthcare products or services; (vii) workers compensation Laws; (viii) Laws relating to the regulation of the corporate practice of physical therapy; and (ix) licensure, permit or authorization Laws relating to the regulation, provision or administration of, or payment for, healthcare products or services, including physical therapy Laws, home health Laws and durable medical equipment and home medical equipment Laws. Healthcare Laws do not include any Information Privacy and Security Laws.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104 191), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (Pub. L. No. 111-5, 123 Stat. 226), and its implementing regulations (including the Standards for Electronic Transaction and Code Set, the Standards for Privacy of Individually Identifiable Health Information, the Security Standards for the Protection of Electronic Protected Health Information, and Breach Notification for Unsecured Protected Health Information Rules promulgated thereunder).

“HIPAA Policies and Procedures” has the meaning set forth in Section 4.17(i).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Incentive Plan” means an equity incentive plan mutually agreeable to the Company and Acquiror.

“Incentive Plan Proposal” has the meaning set forth in Section 6.4(b).

“Indebtedness” means with respect to any Person, any of the following: (a) all obligations for borrowed money and all obligations evidenced by notes, bonds, debentures or other similar instruments, and, in each case, including any interest accrued thereon; (b) all obligations as lessee under capitalized leases; (c) all obligations to pay the deferred purchase price of assets, property or services, except trade accounts payable and other current liabilities arising in the Ordinary Course of Business, including “earnout” payments and “seller notes”; (d) all obligations created or arising under any conditional sale or other title retention agreement with respect to acquired property; (e) all obligations, contingent or otherwise, under bankers’ acceptances, letters of credit or similar facilities only to the extent drawn as of the date in question; (f) all obligations under any interest rate, currency or similar hedging agreement or other derivative agreement; (g) all unpaid prepayment or similar penalties, premiums, costs, fees, expenses, indemnity and other amounts that arise as a result of the prepayment or discharge of obligations of the kind referred to in clauses “(a)” through “(g)” of this definition or other similar amounts; and (h) all guarantees of such Person with respect to any of the foregoing. For the avoidance of doubt, Indebtedness shall not include (i) trade payables, (ii) any obligations under any performance bond or letter of credit to the extent undrawn, (iii) any intercompany Indebtedness, (iv) any deferred revenue or (v) all liabilities under any agreement between the Company and any of its Subsidiaries, on the one hand, and Acquiror, on the other hand.

“Individualized Agreements” has the meaning set forth in Section 4.13(a).

“Information Privacy and Security Laws” means all applicable Laws that govern the collection, use, storage, sharing, transfer, disclosure and security of Personal Information, including, without limitation, HIPAA and other medical record and patient privacy and security Laws.

“Intellectual Property” all worldwide rights, title and interests associated with or arising out of any intellectual property including: (a) patents and patent applications, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions and re-examinations thereof; (b) all trademarks, service marks, logos, trade names, brand names, corporate names, Internet domain names and all other identifiers indicating the business or source of goods or services (whether registered, arising under common law or statutory law, or otherwise), and all registrations and applications to register, and renewals of, the foregoing anywhere in the world, and all goodwill associated with any of the foregoing; (c) all trade secrets and rights in confidential or proprietary information; (d) all copyrights and copyrightable works, and all database and design rights, whether or not registered or published, copyright registrations and applications therefor and corresponding rights in works of authorship; and (e) any and all similar, corresponding, or equivalent intellectual property rights anywhere in the world.

“Intended Tax Treatment” has the meaning set forth in the Recitals.

“Interim Financial Statements” has the meaning set forth in Section 4.7(b).

“Intervening Event” means an event, fact, development, circumstance or occurrence that materially and adversely affects the business, assets or operations of the Company and its Subsidiaries, taken as a whole, that is consequential to the Company’s earning power over a long-term duration, and, in each case, that was not known and was not reasonably foreseeable to the Acquiror or the Acquiror Board as of the date hereof (or the consequences of which were not reasonably foreseeable to the Acquiror Board as of the date hereof), and that becomes known to the Acquiror Board after the date of this Agreement, but specifically excluding, in each case, (x) any event, fact, development, circumstance or occurrence that relates to or is reasonably likely to give rise to or result in any offer, inquiry, proposal or indication of interest, written or oral relating to any Alternative Business Combination, (y) general economic conditions, changes in capital markets or any declines or improvements in financial markets and (z) any event, fact, development, circumstance or occurrence arising from, or related to epidemics, disease outbreaks or pandemics (including, for the avoidance of doubt, any event, fact, development, circumstance or occurrence arising from or related to COVID-19 or any COVID-19 Measures).

“Intervening Event Notice” has the meaning set forth in Section 6.4(c).

“Intervening Event Notice Period” has the meaning set forth in Section 6.4(c).

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuance Proposal” has the meaning set forth in Section 6.4(b).

“Key Employees” means Labeed Diab and Joseph Jordan.

“Knowledge of Acquiror” or similar phrases, means the actual knowledge of each of Drew McKnight, Micah Kaplan, Dan Bass and Alex Gillette.

“Knowledge of the Company,” or similar phrases, means the actual knowledge of each of Labeed Diab, Joseph Jordan, Diana Chafey, Erik Kantz, Jaime Lewis, Joanne Fong and Brent Rhodes.

“Law” means any common law, statutes, constitution, treaty, resolutions, rules, codes, regulations, ordinances, restrictions or Governmental Orders of, or issued by, a Governmental Authority.

“Lease” has the meaning set forth in Section 4.12(b).

“Leased Real Property” has the meaning set forth in Section 4.12(b).

“Letter of Transmittal” has the meaning set forth in Section 1.8(b).

“Lien” means any mortgage, pledge, hypothecation, deed of trust, lease, sublease, restriction, easement, security interest, charge, claim, license, option, conditional sale or other title retention agreement, lien or other encumbrance or right of any third party, or any agreement to create any of the foregoing.

“Made Available.” A document or other item of information shall be deemed to have been “Made Available” only if (a) such document or other item of information was included in the Intralinks virtual data room established by the Company in connection with the contemplated Transactions at least one Business Day prior to the date hereof and remained available to Acquiror through the Closing, and (b) Acquiror’s Representatives had access to such document or other item prior to such time, subject to any applicable “clean room” and similar restrictions.

“Material Contracts” has the meaning set forth in Section 4.11(a).

“Material Payor” has the meaning set forth in Section 4.18(a).

“Maximum Amount” has the meaning set forth in Section 6.11(b).

“Merger Proposal” has the meaning set forth in Section 6.4(b).

“Material Supplier” has the meaning set forth in Section 4.18(b).

“Merger” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Board” means the board of directors of Merger Sub.

“Merger Sub Common Stock” has the meaning set forth in Section 5.5(b).

“Minimum Cash Balance” means an amount equal to $472,500,000.

“Nondisclosure Agreement” means that certain Nondisclosure Agreement, dated as of December 13, 2020, by and between ATI Holdings Acquisition, Inc. and Acquiror.

“Non-Party Affiliates” has the meaning set forth in Section 9.15.

“Notice” has the meaning set forth in Section 9.4.

“OFAC” has the meaning set forth in Section 4.17(h).

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice of the Company, the Company’s Subsidiaries, or the Business, as applicable.

“Organizational Documents” means: (a) in the case of a Person that is a corporation or a company, its articles or certificate of incorporation and its bylaws, memorandum of association, articles of association, regulations or similar governing instruments required by the Laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural Person, its governing instruments as required or contemplated by the Laws of its jurisdiction of organization, and in each case, as in effect as of the date hereof.

“Outside Date” has the meaning set forth in Section 8.1(b).

“Party” means, individually, each of Acquiror, Merger Sub and the Company. Acquiror, Merger Sub and the Company are referred herein collectively as the “Parties.”

“Payor” means any insurer, health maintenance organization, health care benefit plan, third party administrator, employer, union, trust, governmental program (including any Federal Health Care Program), preferred provider organization, managed care program, or other consumer or customer of health care services that has authorized the Company or any of its Subsidiaries as a provider or supplier of health care services to its members, beneficiaries, participants or the like thereof, or to whom the Company or any of its Subsidiaries has submitted a claim for, or received reimbursement for, health care products or services.

“PCAOB” means the United States Public Company Accounting Oversight Board.

“Per Share Common Stock Consideration” means the Aggregate Common Stock Consideration divided by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

“Per Share Consideration” has the meaning set forth in Section 1.5(b).

“Per Share Preferred Cash Consideration” means the Aggregate Preferred Cash Consideration divided by the number of shares of Company Preferred Stock outstanding immediately prior to the Effective Time.

“Per Share Preferred Consideration” means, collectively, the Per Share Preferred Cash Consideration and the Per Share Preferred Stock Consideration.

“Per Share Preferred Stock Consideration” means the Aggregate Preferred Stock Consideration Amount divided by the number of shares of Company Preferred Stock outstanding immediately prior to the Effective Time.

“Permits” means all permits, licenses, franchises, accreditations, classifications, grants, exceptions, certificates of authority, authorizations, approvals, registrations and other similar documents and authorizations issued by or obtained from a Governmental Authority.

“Permitted Company Acquisition” means any acquisition by the Company of any corporation, partnership, association, joint venture or other business organization or division thereof or Person (i) by merger or consolidation with such Person or (ii) by the purchase of substantially all of the assets of such Person, in each case so long as such acquisition(s) do not, individually or in the aggregate, exceed $15,000,000.

“Permitted Liens” means (a) warehousemen’s, mechanic’s, materialmen’s, carriers’, repairers’, builders’, suppliers’, construction and other Liens arising or incurred in the Ordinary Course of Business for amounts that are not yet delinquent or are being contested in good faith, (b) Liens for Taxes, assessments, utilities or other governmental charges not yet delinquent and payable as of the Closing Date or which are being contested in good faith, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way, servitudes, restrictive covenants, reciprocal agreements, cost-sharing agreements and similar restrictions affecting title to the real property and other title defects) to the extent that such encumbrance or restriction does not affect the operations of the Company or materially impair the value of the property affected thereby, (d) Liens securing the obligations of the Company and the Company Subsidiaries under any existing credit or other finance agreement to the extent permitted or not restricted under the terms of this Agreement (including any Existing Credit Agreement), (e) Liens securing any Indebtedness to the extent permitted under the terms of this Agreement, (f) Liens granted to any lender at the Closing in connection with any financing by Acquiror of the Transactions, (g) zoning, building codes and other land use Laws, by-laws, regulations and ordinances regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property; provided that neither the operations of the Company and its Subsidiaries taken as a whole nor the value of the Company’s property affected is materially adversely affected thereby, (h) any right, interest, Lien or title of a lessor or sublessor under any lease or other similar agreement or in the property being leased, (i) development agreements, subdivision agreements, site plan control agreements, servicing agreements and other similar agreements with any Governmental Authority or utility company affecting the development, servicing use or operation of any real property and any Liens in respect of security given to any Governmental Authority or utility company in connection therewith; provided that neither the operations of the Company and its Subsidiaries taken as a whole nor the value of the Company’s property affected is materially adversely affected thereby, (j) non-exclusive licenses of Intellectual Property entered in the Ordinary Course of Business, (k) purchase money Liens and Liens securing rental payments under capital lease arrangements, (l) restrictions in joint venture agreements on the applicable joint venture granting Liens on its assets or the equity interests of such joint venture, (m) Liens incurred or pledges or deposits made in the Ordinary Course of Business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefit, and (n) such other Liens which arise in the Ordinary Course of Business that are not material in amount and/or do not materially impair the value or the continued use and operation of the property affected thereby.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means, in addition to any definition for any similar term (e.g., “personal data” or “personally identifiable information” or “protected health information”) provided by applicable Law, all information that identifies an individual person.

“PIPE Investment” has the meaning set forth in the Recitals.

“PIPE Investment Amount” has the meaning set forth in the Recitals.

“PIPE Investors” has the meaning set forth in Section 5.9(b).

“Policies” has the meaning set forth in Section 4.20.

“Pre-Closing Period” has the meaning set forth in Section 6.1.

“Preferred Stock Adjusted Base” equals the Closing Cash Liquidation Amount less the Aggregate Preferred Cash Consideration.

“Private Placement Warrants” has the meaning set forth in Section 5.5(a).

“Proxy Clearance Date” has the meaning set forth in Section 6.3(c).

“Proxy Statement” has the meaning set forth in Section 6.3(a).

“Public Warrants” has the meaning set forth in Section 5.5(a).

“Redemption Amount” means any amounts paid to Acquiror Common Stockholders in connection with the Acquiror Stock Redemption.

“Reference Time” means 5:00 p.m. Eastern Time on the date that is two Business Days immediately prior to the Closing Date.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Representatives” means, with respect to any Person, such Person’s Affiliates and its and their respective directors, officers, employees, managers, members, stockholders, partners, incorporators, trustees, counsel, financial advisors, auditors and other agents or authorized representatives acting on the behalf of such Person.

“Sanctioned Jurisdiction” means, at any time, a country, region or territory which is itself the subject of comprehensive Sanctions (as of the date hereof, Cuba, Iran, North Korea, Syria, and the Crimea Region).

“Sanctioned Person” shall mean (a) any Person named on any Sanctions-related list maintained by the government of the United States, including the OFAC or the U.S. Department of State, (b) any Person organized or resident in a Sanctioned Jurisdiction or (c) any Person owned fifty percent or more or controlled by any such Person or Persons described in the preceding clauses “(a)” or “(b).”

“Sanctions” shall mean economic or financial sanctions or trade embargoes administered or enforced from time to time by the United States government (including OFAC and the U.S. Department of State).

“Sarbanes-Oxley Act” has the meaning set forth in Section 5.18.

“SEC” the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 5.6(a).

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securities Liens” means Liens arising out of, under or in connection with (a) applicable Federal Securities Laws and, state and local securities Laws and (b) restrictions on transfer, hypothecation or similar actions contained in any Organizational Documents.

“Skadden” has the meaning set forth in Section 9.16(b).

“Skadden Privileged Communications” has the meaning set forth in Section 9.16(b).

“Skadden Waiving Parties” has the meaning set forth in Section 9.16(b).

“Skadden WP Group” has the meaning set forth in Section 9.16(b).

“Special Meeting” has the meaning set forth in Section 6.4(a).

“Sponsor” means Fortress Acquisition Sponsor II LLC.

“Sponsor Letter Agreement” has the meaning set forth in the Recitals.

“Stock Exchange” means the New York Stock Exchange.

“Stock Exchange Notice” has the meaning set forth in Section 6.17(a).

“Stockholders Agreement” has the meaning set forth in the Recitals.

“Subscription Agreements” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Surviving Company” has the meaning set forth in the Recitals.

“Surviving Provisions” has the meaning set forth in Section 8.2.

“Tax” or “Taxes” means any federal, state, provincial, territorial, local, foreign and other net income, alternative or add-on minimum, franchise, gross income, adjusted gross income or gross receipts, employment, unemployment, compensation, social security (or similar), withholding, payroll, ad valorem, transfer, windfall profits, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, registration, value added, capital gains, goods and services, sales, use, or other tax, charge, duty, fee, levy or other governmental charge in the nature of a tax, however denominated, together with any interest, penalty or any other additional amount imposed with respect thereto by (or otherwise payable to) a Governmental Authority.

“Tax Returns” means any return, report, declaration, report, claim for refund, election, disclosure, statement, estimate, information return or other document (including schedules, attachments or any related or supporting information and any amendments thereof) filed or required to be filed with any Governmental Authority in connection with or related to the determination, assessment or collection of any Tax or the administration of any Laws or administrative requirements relating to any Tax.

“Tax Sharing Agreement” means any Tax allocation, Tax sharing, Tax indemnification agreement or any other agreement or arrangement (including any provision of a Contract) pursuant to which any Person is or may be obligated to indemnify any Person for, or otherwise pay, any Tax of or imposed on another Person, or pay over to, any other Person any amount determined by reference to actual or deemed Tax benefits, Tax assets, or Tax savings.

“Terminating Company Breach” has the meaning set forth in Section 8.1(d).

“Terminating Acquiror Breach” has the meaning set forth in Section 8.1(e).

“Third Party Payor Program” means all third party Payor programs (including Medicare, Medicaid, TRICARE, workers compensation, or any other federal or state health care programs, as well as Blue Cross and/or Blue Shield, managed care plans, or any other private insurance program).

“Transaction Expenses” means the fees, costs and expenses incurred, accrued, paid or payable by Acquiror, Merger Sub, the Company or any of the Company’s Subsidiaries, as the case may be, in connection with the Transactions, including any financing fees, legal, accounting, financial advisory, investment banking, underwriting (including deferred underwriting fees) and other advisory, transaction or consulting fees, costs and expenses.

“Transaction Proposals” has the meaning set forth in Section 6.4(b).

“Transactions” has the meaning set forth in the Recitals.

“Treasury Regulations” means the regulations promulgated under the Code.

“Triggering Event I” means the date on which the Common Share Price is greater than $12.00 after the Closing Date, but within the Earn Out Period.

“Triggering Event II” means the date on which the Common Share Price is greater than $14.00 after the Closing Date, but within the Earn Out Period.

“Triggering Event III” means the date on which the Common Share Price is greater than $16.00 after the Closing Date, but within the Earn Out Period.

“Triggering Event” means, collectively, Triggering Event I, Triggering Event II, and Triggering Event III.

“Trust Account” has the meaning set forth in Section 5.9(a).

“Trust Account Claims” has the meaning set forth in Section 6.12(b).

“Trust Agreement” has the meaning set forth in Section 5.9(a).

“Trustee” has the meaning set forth in Section 5.9(a).

“Updated Financial Statements” has the meaning set forth in Section 6.3(b).

“Updated Quarterly Financial Statements” has the meaning set forth in Section 6.3(b).

“Weil” has the meaning set forth in Section 9.16(a).

“Weil Privileged Communications” has the meaning set forth in Section 9.16(a).

“Weil Waiving Parties” has the meaning set forth in Section 9.16(a).

“Weil WP Group” has the meaning set forth in Section 9.16(a).

“Year-End Financial Statements” has the meaning set forth in Section 4.7(a).

Section 10.2 Construction. The Parties have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement. The section headings contained in this Agreement are inserted for convenience or reference only and shall not affect in any way the meaning or interpretation of this Agreement. Further, in this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all.”

(d) Unless otherwise specified, any reference to any reference to a statute or other Law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time.

(e) Any reference to a numbered schedule means the same-numbered section of the Disclosure Schedules. Any reference in a schedule contained in the Disclosure Schedules shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section or subsection of this Agreement that corresponds to such schedule and any other representations and warranties (or applicable covenants) contained in this Agreement to which the relevance of such item thereto is reasonably apparent. The mere inclusion of an item in a schedule as an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty (or applicable covenants) shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item would reasonably be expected to have a Company Material Adverse Effect or establish any standard of materiality to define further the meaning of such terms for purposes of this Agreement. Any capitalized terms used in any Disclosure Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement (or, in the absence of any ascribed meaning, the meaning customarily ascribed to any such term in the applicable industry or in general commercial usage).

(f) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(g) References to “$” or Dollars means United States Dollars.

(h) Captions are not a part of this Agreement, but are included for convenience, only.

(i) Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have each executed and delivered this Agreement as of the day and year first above written.

FORTRESS VALUE ACQUISITION CORP. II

By:	/s/ Andrew A. McKnight
Name: Andrew A. McKnight
Title: Chief Executive Officer

FVAC MERGER CORP. II

By:	/s/ Andrew A. McKnight
Name: Andrew A. McKnight
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

WILCO HOLDCO, INC.

By:	/s/ Labeed Diab
Name: Labeed Diab
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

FORM OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FORTRESS VALUE ACQUISITION CORP. II

[●], 2021

Fortress Value Acquisition Corp. II, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Fortress Value Acquisition Corp. II.” The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 10, 2020 (the “Original Certificate”). The Corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on August 11, 2020 (as amended from time to time, the “First Amended and Restated Certificate”).

2. This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”), which both restates and amends the provisions of the First Amended and Restated Certificate, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

3. This Second Amended and Restated Certificate restates, integrates, and amends the provisions of the First Amended and Restated Certificate. Certain capitalized terms used in this Second Amended and Restated Certificate are defined where appropriate herein.

4. This Second Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of the State of Delaware.

5. The text of the First Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is ATI Physical Therapy, Inc. (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 471,000,000 shares, consisting of (a) 450,000,000 shares of Class A common stock (the “Common Stock”), (b) 20,000,000 shares of Class F common stock (the “Class F Common Stock”) and (c) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Section 4.2 Class F Common Stock. Upon the filing of the Certificate of Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware as contemplated by the Agreement and Plan of Merger, dated as of February 21, 2021, by and among the Corporation, FVAC Merger Corp. II and Wilco Holdco, Inc., each share of Class F Common Stock outstanding immediately prior to the filing of the Certificate of Merger shall automatically be converted into one share of Common Stock without any action on the part of any person, including the Corporation, and concurrently with such conversion, the number of authorized shares of Class F Common Stock shall be reduced to zero. It is intended that the conversion of Class F Common Stock into Common Stock will be treated as a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

Section 4.3 Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Second Amended and Restated Certificate (including any Preferred Stock Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Second Amended and Restated Certificate (including any Preferred Stock Designation).

Section 4.4 Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), holders of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

(d) Transfer Rights. Subject to applicable law and the transfer restrictions set forth in Article VII of the Amended and Restated Bylaws of the Corporation (as such may be amended from time to time, the “Bylaws”), shares of Common Stock and the rights and obligations associated therewith shall be fully transferable to any transferee.

Section 4.5 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

Section 4.6 No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Second Amended and Restated Certificate or the Bylaws, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, and this Second Amended and Restated Certificate and any Bylaws adopted by the stockholders.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, shall be fixed from time to time in the manner provided in the Bylaws.

(b) Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.5 hereof, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Second Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation or removal. There shall be no limit on the number of terms a director may serve on the Board.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation or removal may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the director to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation or removal.

Section 5.4 Removal. Subject to Section 5.5 hereof and except as otherwise required by law, any or all of the directors may be removed from office at any time, but only for “cause” and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. For purposes of this Section 5.4, “cause” shall mean (a) conduct by a director constituting an act of willful misconduct or gross negligence in connection with the performance of his/her duties as a director of the Corporation; (b) the commission or any conviction by a director of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty, harassment or fraud, or any conduct by the director that would reasonably be expected to result in material injury to the Corporation or any of its subsidiaries or affiliates if he/she were retained in his/her position; or (c) continued non-performance by a director of his/her duties to the Corporation (other than by reason of the director’s physical or mental illness, incapacity, or disability) which has continued for more than 30 days following written notice of such non-performance from the Board.

Section 5.5 Preferred Stock—Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Second Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Second Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; provided further, however, amendments or repeals of Article VIII of the Bylaws shall require the affirmative vote of the stockholders holding at least 65% of the voting power of all outstanding shares of capital stock of the Corporation; and, provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons. Any such special meeting so called may be postponed, adjourned, rescheduled or cancelled by the Board or other person calling the meeting.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3 Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation), any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify, defend and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (each, a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or any of its subsidiaries or, while a director or officer of the Corporation or any of its subsidiaries or, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and disbursements, judgments, fines, Employment Retirement Income Security Act of 1974 excise taxes, damages, claims and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall, to the fullest extent not prohibited by applicable law, pay as incurred the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition (including by making payment directly to applicable third parties if requested by the indemnitee); provided, however, that, to the extent required by applicable law, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such indemnitee including, without limitation, service to an employee benefit plan), shall be made only upon the Corporation’s receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification (which are, for the avoidance of doubt, indemnified proceedings) and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was, or is, authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

Section 9.1 The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Second Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

Section 9.2 Without limiting the foregoing, to the extent permitted by applicable law, each of Advent International Corporation and its successors and Affiliates (as defined in Section 10.3) and any of their respective managed investment funds and portfolio companies (but excluding the Corporation and its subsidiaries) and their respective partners, members, directors, employees, stockholders, agents and any successor by operation of law (including by merger) of any such Person (each, an “Exempted Person”) shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries, except as otherwise expressly provided in any agreement entered into between the Corporation and such Exempted Person. To the fullest extent permitted by applicable law and subject to Section 9.1, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time available to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation (and there shall be no restriction on the Exempted Persons using the general knowledge and understanding of the industry in which the Corporation operates which it has gained as an Exempted Person in considering and pursuing such opportunities or in making investment, voting, monitoring, governance or other decisions relating to other entities or securities) and, to the fullest extent permitted by applicable law and subject to Section 9.1, shall not be liable to the Corporation or any of its subsidiaries or stockholders for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries, or uses such knowledge and understanding in the manner described herein, in each case, except as otherwise expressly provided in any agreement entered into between the Corporation and such Exempted Person. In addition to and notwithstanding the foregoing, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy. Any person or entity purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of the provisions of this Article IX.

Section 9.3 Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Second Amended and Restated Certificate (including any Preferred Stock Designation) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article IX shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Second Amended and Restated Certificate, the Bylaws or applicable law.

ARTICLE X

BUSINESS COMBINATIONS

Section 10.1 Opt Out of DGCL 203. The Corporation shall not be governed by Section 203 of the DGCL.

Section 10.2 Limitations on Business Combinations. Notwithstanding the foregoing, from the time that the opt-out in Section 10.1 becomes effective, the Corporation shall not engage in any business combination, at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

(a) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by: (i) persons who are directors and also officers; or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(c) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

Section 10.3 Definitions. For purposes of this Article X, the term:

(a) “Affiliate” means, with respect to any person, any other person that controls, is controlled by, or is under common control with such person.

(b) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(c) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation: (A) with the interested stockholder; or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 10.2 is not applicable to the surviving entity;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C) – (E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections “(i)”-“(iv)” above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(d) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(e) “Exempt Transferee” means (i) any person that acquires (other than in an Excluded Transfer) directly from Advent International Corporation or any of its Affiliates or successors, ownership of voting stock of the Corporation, and is designated in writing by the transferor as an “Exempt Transferee” for the purpose of this Article X; and (ii) any person that acquires (other than in an Excluded Transfer) directly from a person described in clause “(i)” of this definition or from any other Exempt Transferee ownership of voting stock of the Corporation, and is designated in writing by the transferor as an “Exempt Transferee” for the purpose of this Article X.

(f) “Excluded Transfer” means (i) a transfer to a person that is not an Affiliate of the transferor, which transfer is by gift or otherwise not for value, including a transfer by dividend or distribution by the transferor, (ii) a transfer in a public offering that is registered under the Securities Act of 1933, as amended (the “Securities Act”), (iii) a transfer to one or more broker-dealers or their affiliates pursuant to a firm commitment purchase agreement for an offering that is exempt from registration under the Securities Act, (iv) a transfer made through the facilities of a registered securities exchange or automated inter-dealer quotation system and (v) a transfer made in compliance with the manner of sale limitations of Rule 144(f) under the Securities Act or any successor rule or provision.

(g) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that: (i) is the owner of 15% or more of the outstanding voting stock of the Corporation; or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; or (iii) an Affiliate or associate of any such person described in clauses “(i)” and “(ii)”; provided, however, that the term “interested stockholder” shall not include: (A) Sponsor Holders or their transferees, any Exempt Transferee or any of their respective Affiliates or successors or any “group”, or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act; or (B) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of (x) any action taken solely by the Corporation, or (y) share redemptions by existing stockholders; provided, that such person specified in this clause “(B)” shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(h) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

(i) beneficially owns such stock, directly or indirectly; or

(ii) has: (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection “(ii)” above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

(i) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(j) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(k) “Sponsor Holders” means the investment funds affiliated with Advent International Corporation and their successors and Affiliates.

(l) “voting stock” means stock of any class or series entitled to vote generally in the election of directors.

ARTICLE XI

AMENDMENT OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI. Notwithstanding any other provisions of this Second Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Corporation required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article V.

IN WITNESS WHEREOF, Fortress Value Acquisition Corp. II has caused this Second Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

FORTRESS VALUE ACQUISITION CORP. II

By:
Name:	Andrew A. McKnight
Title:	Chief Executive Officer

Annex C

FORM OF

AMENDED AND RESTATED BYLAWS

OF

FORTRESS VALUE ACQUISITION CORP. II

(THE “CORPORATION”)

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2. Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1. Annual Meetings. The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware, and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders entitled to vote on such matters shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2. Special Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock (as defined below) and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, the Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person. Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3. Notices. Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4. Quorum. Except as otherwise provided by applicable law, the Corporation’s Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may postpone the meeting or may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5. Voting of Shares.

(a) Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority.

(i) A stockholder, or such stockholder’s authorized officer, director, employee or agent, may execute a document authorizing another person or persons to act for such stockholder as proxy.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

Any copy, facsimile telecommunication or other reliable reproduction of the document (including any electronic transmission) created pursuant to Section 2.5(C) may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original document.

(d) Required Vote. Subject to the rights of the holders of one or more series of preferred stock of the Corporation (“Preferred Stock”), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (i) ascertain and report the number of outstanding shares and the voting power of each, (ii) determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots and report the results, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6. Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7. Advance Notice for Business.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c) Public Announcement. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire or PR Newswire or comparable national news service or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission pursuant to Section 13, Section 14 or Section 15(d) of the Exchange Act (or any successor thereto).

Section 2.8. Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9. Consents in Lieu of Meeting. Except as may be otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any certificate of designations relating to the Preferred Stock), any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders of the Corporation.

ARTICLE III

DIRECTORS

Section 3.1. Powers; Number. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware. Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board.

Section 3.2. Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2.

(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation, if any, that are owned beneficially or of record by the person, (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, without regard to the application of the Exchange Act to either the nomination or the Corporation; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2 or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Section 3.3. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors, including for service on a committee of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

ARTICLE IV

BOARD MEETINGS

Section 4.1. Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2. Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board.

Section 4.3. Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board, the Chief Executive Officer or President and (b) shall be called by the Chairman of the Board, the Chief Executive Officer, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery, (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service, and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4. Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5. Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing (including by electronic signature within the meaning of Section 116(a)(2) of the DGCL) or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6. Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he

or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1. Establishment. The Board may by resolution of the Board designate one or more committees, including, but not limited to, an Audit Committee, a Compensation Committee, a Compliance Committee and a Nominating and Corporate Governance Committee, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Each committee shall keep regular minutes of its meetings and report the same to the Board when required by the resolution designating such committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. The Board may abolish any such committee at any time.

Section 5.2. Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3. Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 5.4. Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article IV of these Bylaws.

ARTICLE VI

OFFICERS

Section 6.1. Officers. The officers of the Corporation elected by the Board shall be a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Secretary and such other officers (including without limitation, a Chairman, Presidents, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Company (other than through participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may be held by the same person.

(b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

(c) President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(d) Chief Operating Officer. The Chief Operating Officer shall be the chief operating officer of the Corporation and shall, subject to the authority of the Chief Executive Officer, the President and the Board, have general management and control of the day-to-day business operations of the Corporation and shall consult with and report to the Chief Executive Officer. The Chief Operating Officer shall put into operation the business policies of the Corporation as determined by the Chief Executive Officer and the Board and as communicated to the Chief Operating Officer by the Chief Executive Officer and the Board.

(e) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(f) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief

Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(g) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(h) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(i) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2. Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3. Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4. Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII

SHARES

Section 7.1. Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 7.2. Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3. Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation or any other authorized officers of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4. Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5. Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6. Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii) (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7. Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8. Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares.

Section 7.9. Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII

INDEMNIFICATION

Section 8.1. Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify, defend and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or any of its subsidiaries or, while a director or officer of the Corporation or any of its subsidiaries or, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and disbursements, judgments, fines, Employment Retirement Income Security Act of 1974 excise taxes, damages, claims and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification (which are, for the avoidance of doubt, indemnified proceedings) and advancement of expenses, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was, or is, authorized by the Board.

Section 8.2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, the Corporation shall to the fullest extent not prohibited by applicable law pay as incurred the expenses (including, without limitation, attorneys’ fees) incurred by an Indemnitee in defending or otherwise participating in any such proceeding in advance of its final disposition, including by making payment directly to applicable third parties if requested by the Indemnitee (hereinafter an “advancement of expenses”); provided, however, that to the extent required by applicable law, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.3. Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the

Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4. Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5. Insurance. The Corporation may secure and maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6. Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7. Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 65% of the voting power of all outstanding shares of capital stock of the Corporation.

Section 8.8. Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9. Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2. Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3. Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing, given by hand delivery, or sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iv) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the DGCL, and (v) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (B) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (C) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic transmission by giving written notice or electronic transmission of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

(c) Electronic Transmission. The term “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail or messaging, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230 (b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4. Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed (including by electronic signature within the meaning of Section 116(a)(2) of the DGCL) by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5. Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7. Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8. Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board Chief Executive Officer, President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10. Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11. Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12. Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13. Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14. Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President, or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15. Amendments. The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting (except as otherwise provided in Section 8.7) power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.

Section 9.16. Exclusive Jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or the Corporation’s certificate of incorporation or bylaws; or (d) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of “(a)” through “(d)” above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.16. If any provision or provisions of this Section 9.16 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 9.16 (including, without limitation, each portion of any sentence of this Section 9.16 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Section 9.17. Severability. If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of these Bylaws shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of these Bylaws (including, without limitation, each such portion of these Bylaws containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Annex D

Execution Version

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of February 21, 2021, is made and entered into by and among Fortress Value Acquisition Corp. II, a Delaware corporation (the “Company”), Fortress Acquisition Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), the undersigned parties listed under Existing Holders on the signature page hereto (each such party, together with the Sponsor and any person or entity deemed an “Existing Holder” , an “Existing Holder” and collectively the “Existing Holders”) and the undersigned parties listed under New Holders on the signature page hereto (each such party, together with any person or entity deemed a “New Holder” who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, a “New Holder” and collectively the “New Holders”). Capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed to such term in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Existing Holders are party to that certain Registration Rights Agreement dated August 11, 2020 (the “Existing Registration Rights Agreement”), pursuant to which the Company granted the Existing Holders certain registration rights with respect to certain securities of the Company;

WHEREAS, the New Holders and Wilco Holdco, Inc. (“ATI”) are party to that certain Amended and Restated Stockholders Agreement dated August 31, 2016 (the “ATI Stockholders Agreement”), which may be terminated by agreement of each of the New Holders, pursuant to the terms of thereof;

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 21, 2021, by and among the Company, FVAC Merger Corp. II, a Delaware corporation and a direct, wholly-owned subsidiary of the Company, and ATI, a Delaware corporation;

WHEREAS, pursuant to the transactions contemplated by the Merger Agreement and subject to the terms and conditions set forth therein, the New Holders will receive shares of common stock, par value $0.0001, of the Company (“Company Stock”), upon the Closing (as defined in the Merger Agreement);

WHEREAS, certain New Holders may receive additional shares of Company Stock (the “Earn Out Shares”) pursuant to the earn out provisions in the Merger Agreement;

WHEREAS, the Company and the Sponsor have entered into that certain Securities Subscription Agreement, dated as of June 15, 2020, pursuant to which the Sponsor purchased an aggregate of 8,625,000 shares (the “Founder Shares”) of the Company’s Class F common stock, par value $0.0001 per share (the “Class F Common Stock”), and the Sponsor subsequently transferred an aggregate of 100,000 Founder Shares to the other Existing Holders;

WHEREAS, the Sponsor purchased an aggregate of 5,933,333 warrants to purchase one share of Common Stock (each, a “Placement Warrant” and collectively, the “Placement Warrants”) pursuant to that certain Private Placement Warrants Purchase Agreement between the Company and the Sponsor, dated as of August 11, 2020, in a private placement transaction exempt from registration under the Securities Act (the “Private Placement”) occurring simultaneously with the closing of the Company’s initial public offering;

WHEREAS, the Company and certain Holders have entered into that certain Amended & Restated Letter Agreement (the “Sponsor Agreement”), dated as of February 21, 2021, wherein the Sponsor and such Holders agreed, in connection with the Closing, to subject the Founder Shares held by the Sponsor to certain vesting requirements, in accordance with the terms of the Sponsor Agreement;

WHEREAS, pursuant to Section 5.5 of the Existing Registration Rights Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Existing Holders of a majority-in-interest of the “Registrable Securities” (as such term was defined in the Existing Registration Rights Agreement) at the time in question; and

WHEREAS, the Company and all of the Existing Holders desire to amend and restate the Existing Registration Rights Agreement in order to provide the Existing Holders and the New Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, the Chief Executive Officer or the Chief Financial Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Block Trade” means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” shall mean the Board of Directors of the Company.

“Class F Common Stock” shall have the meaning given in the Recitals hereto.

“Commission” shall mean the United States Securities and Exchange Commission.

“Commission Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Company” shall have the meaning given in the Preamble.

“Company Stock” shall have the meaning given in the Recitals hereto.

“Company Shelf Takedown Notice” shall have the meaning given in subsection 2.1.3.

“Demand Registration” shall have the meaning given in subsection 2.2.1.

“Demanding Holders” shall have the meaning given in subsection 2.2.1.

“Earn Out Shares” shall have the meaning given in the Recitals hereto.

“Effectiveness Deadline” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

“Existing Holders” shall have the meaning in the Preamble.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Form S-1 Shelf” shall have the meaning given in subsection 2.1.1.

“Form S-3 Shelf” shall have the meaning given in subsection 2.1.2.

“Founder Shares” shall have the meaning given in the Recitals hereto and shall be deemed to include the Company Stock issued upon conversion thereof.

“Founder Shares Lock-Up Period” shall mean, with respect to the Founder Shares, from the date hereof until the earlier to occur of (A) 180 days after the date hereof; and (B) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their Company Stock for cash, securities or other property.

“Holders” shall mean the Existing Holders and the New Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2.

“Lock-Up Periods” shall mean the Founder Shares Lock-Up Period and the New Holder Lock-Up Period.

“Maximum Number of Securities” shall have the meaning given in subsection 2.2.4.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

“New Holders” shall have the meaning given in the Preamble.

“New Holder Lock-Up Period” shall mean, with respect to the Company Stock held by the New Holders or their Permitted Transferees, from the date hereof until the earlier to occur of (A) 180 days after the date hereof; and (B) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their Company Stock for cash, securities or other property.

“Permitted Transferees” shall mean (i) prior to the expiration of the Founder Shares Lock-Up Period and the New Holder Lock-Up Period, as the case may be, any person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities pursuant to Section 3.6.3, (ii) following the expiration of the Founder Shares Lock-Up Period and the New Holder Lock-Up Period, as the case may be, to any stockholder, partner, member or affiliate of such Holder and, if the Holder is an individual, to any of the persons or entities described in Section 3.6.3, and (iii) with respect to the Sponsor and the other Holders party to the Sponsor Agreement, at any time as provided under the Sponsor Agreement.

“Piggyback Registration” shall have the meaning given in subsection 2.3.1.

“Pro Rata” shall have the meaning given in subsection 2.2.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the shares of Company Stock issued upon the conversion of the Founder Shares, (b) any issued and outstanding shares of Company Stock or any other equity security (including the shares of Company Stock issued or issuable upon the exercise, exchange or conversion of any other equity security) of the Company held by an Existing Holder as of the date of this Agreement, (c) any outstanding shares of Company Stock or any other equity security of the Company held by a New Holder as of the date of this Agreement (including shares transferred to a Permitted Transferee and the shares of Company Stock issued or issuable upon the exercise of any such other equity security), (d) the Placement Warrants (including any shares of Common Stock issued or issuable upon the exercise of any such Placement Warrants), (e) any shares of Company Stock issued or issuable as Earn Out Shares to a New Holder and (f) any other equity security of the Company issued or issuable with respect to any such share of Company Stock described in the foregoing clauses (a) through (f) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization, stock exchange, stock reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engagement in any other similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates or book entries for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; or (D) with respect to any Holder, at such time as (1) all remaining shares of Company Stock held by such Holder do not exceed 0.5% of the then-outstanding shares of Company Stock and (2) may be sold without registration and without any limitations, including or restrictions on volume, manner of sale or other limitations or restrictions pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (“Rule 144”).

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Company Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Removed Shares” shall have the meaning given in Section 2.6.

“Requesting Holder” shall have the meaning given in subsection 2.2.1.

“Restricted Securities” shall have the meaning given in subsection 3.6.1.

“Rule 144” shall have the meaning given in the definition of “Registrable Security.”

“Rule 415” shall have the meaning given in subsection 2.1.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Shelf Takedown Notice” shall have the meaning given in subsection 2.1.3.

“Shelf Underwritten Offering” shall have the meaning given in subsection 2.1.3.

“Sponsor” shall have the meaning given in the Preamble hereto.

“Sponsor Agreement” shall have the meaning given in the Recitals hereto.

“Target Filing Date” has the meaning set forth in subsection 2.1.2.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II

REGISTRATIONS

2.1 Shelf Registration.

2.1.1 Initial Registration. The Company shall, as soon as practicable, but in no event later than fifteen (15) business days after the consummation of the transactions contemplated by the Merger Agreement, use its reasonable best efforts to file (or confidentially submit) a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by

Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) (“Rule 415”) on the terms and conditions specified in this subsection 2.1.1 and shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing (or confidential submission) thereof, but in no event later than the earlier of (i) sixty (60) days following the filing (or confidential submission) deadline; provided, that such sixty (60)-day period shall be extended to ninety (90) days after the filing (or confidential submission) deadline if the Registration Statement is reviewed by, and receives comments from, the Commission and (ii) the tenth (10th) Business Day after the date the Company is notified (orally or in writing) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review (such effectiveness due date, the “Effectiveness Deadline”). The Registration Statement filed with the Commission pursuant to this subsection 2.1.1 shall be a shelf registration statement on Form S-1 (a “Form S-1 Shelf”) or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this subsection 2.1.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this subsection 2.1.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the effective date of a Registration Statement filed pursuant to this subsection 2.1.1, but in any event within one (1) business day of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. When effective, a Registration Statement filed pursuant to this subsection 2.1.1 (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).

2.1.2 Form S-3 Shelf. The Company shall use its reasonable best efforts to qualify and remain qualified to register the offer and sale of securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto. As soon as practicable after the date hereof, but not later than the Target Filing Date, the Company shall (i) prepare and file with (or confidentially submit to) the Commission a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Form S-3 Shelf”) that covers all Registrable Securities then outstanding for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto and (ii) use its reasonable best efforts to cause such Form S-3 Shelf to be declared effective by the Commission as soon as practicable thereafter. In addition, the Company shall use its reasonable best efforts to cause a Form S-3 Shelf filed pursuant to this subsection 2.1.2 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Form S-3 Shelf is available or, if not available, that another Form S-3 Shelf (if the Company is eligible to file a Form S-3 Shelf) or other Registration Statement (if the Company is not so eligible) is continuously available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. For purposes hereof, “Target Filing Date” shall mean the date which is 30 days after the Company becomes qualified to register the offer and sale of securities under the Securities Act pursuant to a Form S-3 Shelf. If the Company files a Form S-3 Shelf and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall use its reasonable best efforts to file a Form S-1 Shelf as promptly as practicable to replace the shelf registration statement that is a Form S-3 Shelf and have the Form S-1 Shelf declared effective as promptly as practicable and to cause such Form S-1 Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. When effective, a

Registration Statement filed pursuant to this subsection 2.1.2 (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).

2.1.3 Shelf Takedown. At any time and from time to time following the effectiveness of the shelf registration statement required by subsection 2.1.1 or 2.1.2, any Holder may request to sell all or a portion of their Registrable Securities in an underwritten offering that is registered pursuant to such shelf registration statement, including a Block Trade (a “Shelf Underwritten Offering”), provided that such Holder(s) (a) reasonably expects aggregate gross proceeds in excess of $50,000,000 from such Shelf Underwritten Offering or (b) reasonably expects to sell all of the Registrable Securities held by such Holder in such Shelf Underwritten Offering but in no event less than $10,000,000. All requests for a Shelf Underwritten Offering shall be made by giving written notice to the Company (the “Shelf Takedown Notice”). Each Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Shelf Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Shelf Underwritten Offering. Within five (5) days after receipt of any Shelf Takedown Notice (or within one (1) business day with respect to a request for a Block Trade), the Company shall give written notice of such requested Shelf Underwritten Offering to all other Holders of Registrable Securities (the “Company Shelf Takedown Notice”) and, subject to reductions consistent with the Pro Rata calculations in Section 2.2.4, shall include in such Shelf Underwritten Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein, within five (5) days after sending the Company Shelf Takedown Notice, or, in the case of a Block Trade, within one (1) business day after sending the Company Shelf Takedown Notice. The Company shall enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the managing Underwriter or Underwriters selected by the initiating Holders after consultation with the Company and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities. In connection with any Shelf Underwritten Offering contemplated by this subsection 2.1.3, subject to Section 3.3 and Article IV, the underwriting agreement into which each Holder and the Company shall enter shall contain such representations, covenants, indemnities and other rights and obligations of the Company and the selling stockholders as are customary in underwritten offerings of securities by the Company.

2.1.4 Holder Information Required for Participation in Shelf Registration. At least ten (10) business days prior to the first anticipated filing date (or any earlier confidential submission date, to the extent the information contemplated by this subsection 2.1.4 is anticipated to be included such Registration Statement on such date) of a Registration Statement pursuant to this Article II, the Company shall use reasonable efforts to notify each Holder in writing (which may be by email) of the information reasonably necessary about the Holder to include such Holder’s Registrable Securities in such Registration Statement. Notwithstanding anything else in this Agreement, the Company shall not be obligated to include such Holder’s Registrable Securities to the extent the Company has not received such information, and received any other reasonably requested agreements or certificates, on or prior to the fifth business day prior to the first anticipated filing date of a Registration Statement pursuant to this Article II.

2.2 Demand Registration.

2.2.1 Request for Registration. Subject to the provisions of subsection 2.2.4 hereof and provided that the Company does not have an effective Registration Statement pursuant to subsection 2.1.1 or subsection 2.1.2 outstanding covering Registrable Securities, (a) the Existing Holders of at least a majority-in-interest of the then-outstanding number of Registrable Securities held by the Existing Holders or (b) the New Holders of at least a majority-in-interest of the then-outstanding number of Registrable Securities held by the New Holders (the “Demanding Holders”), in each case, may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within five (5) days of the Company’s receipt of the Demand Registration (other than with respect to a Block Trade), notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than thirty (30) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than an aggregate of three (3) Registrations pursuant to a Demand Registration by the Existing Holders under this subsection 2.2.1 with respect to any or all Registrable Securities held by such Existing Holders; provided, however, that a Registration pursuant to a Demand Registration shall not be counted for such purposes unless a Registration Statement that may be available at such time has become effective and all of the Registrable Securities requested by the Requesting Holders and the Demanding Holders to be registered on behalf of the Requesting Holders and the Demanding Holders in such Registration Statement have been sold, in accordance with Section 3.1 of this Agreement.

2.2.2 Effective Registration. Notwithstanding the provisions of subsection 2.2.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.2.3 Underwritten Offering. Subject to the provisions of subsection 2.2.4, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration, which Underwriter(s) shall be reasonably satisfactory to the Company.

2.2.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Company Stock or other equity securities that the Company desires to sell and the Company Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each such Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; provided, that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining Demanding Holders and the Requesting Holders (if any) in like manner; and (ii)second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Company Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Company Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.2.5 Demand Registration Withdrawal. Any of the Demanding Holders initiating a Demand Registration or any of the Requesting Holders (if any), pursuant to a Registration under subsection 2.2.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration or a Shelf Underwritten Offering pursuant to subsection 2.1.3 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration at least one (1) business day prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration (or in the case of an Underwritten Registration pursuant to Rule 415, at least two (2) business days prior to the time of pricing of the applicable offering). Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration or a Shelf Underwritten Offering prior to its withdrawal under this subsection 2.2.5.

2.3 Piggyback Registration.

2.3.1 Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.2 hereof), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for a rights offering or an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.3.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.3.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.3.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Company Stock that the Company desires to sell, taken together with (i) the Company Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.3 hereof, and (iii) the Company Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the Company Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; provided, that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining Holders in like manner; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Company Stock, if any, as to which Registration has been requested or demanded pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the Company Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; provided, that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining Holders in like manner; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Company Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Company Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.3.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration (or in the case of an Underwritten Registration pursuant to Rule 415, at least two (2) business days prior to the time of pricing of the applicable offering). The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.3.3.

2.3.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof or a Shelf Underwritten Offering effected under subsection 2.1.3.

2.4 Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.2.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President or Secretary of the Company stating that in the good faith judgment of the Board it would be detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than ninety (90) days; provided, however, that the Company shall not defer its obligation in this manner more than twice in any 12-month period (the “Aggregate Blocking Period”).

2.5 Block Trades. Subject to Sections 2.4 and 3.4, if the Holders request to effect a Block Trade by delivering a Shelf Takedown Notice pursuant to subsection 2.1.3 or a Demand Registration pursuant to subsection 2.2.1, the Company shall, as expeditiously as possible, use its reasonable best efforts to facilitate such Block Trade. The Holders shall use reasonable best efforts to work with the Company and the Underwriter(s) (including by disclosing the maximum number of Registrable Securities proposed to be the subject of such Block Trade) in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade and any related due diligence and comfort procedures.

2.6 Rule 415; Removal. If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in a Registration Statement filed pursuant to this Section 2 is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the Commission Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09) or requires a Holder to be named as an “underwriter,” the Company shall (i) promptly notify each holder of Registrable Securities thereof (or in the case of the Commission requiring a Holder to be named as an “underwriter,” the Holders) and (ii) use reasonable best efforts to persuade the Commission that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Holders is an “underwriter.” The Holders shall have the right to select one legal counsel designated by the holders of a majority of the Registrable Securities subject to such Registration Statement to review and oversee any registration or matters pursuant to this Section 2.6, including participation in any meetings or discussions with the Commission regarding the Commission’s position and to comment on any written submission made to the Commission with respect thereto. No such written submission with respect to this matter shall be made to the Commission to which the applicable Holders’ counsel reasonably objects. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 2.6, the Commission refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Removed Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415; provided, however, that the Company shall not agree to name any Holder as an “underwriter” in such Registration Statement without the prior written consent of such Holder. In the event of a share removal pursuant to this Section 2.6, the Company shall give the applicable Holders at least five (5) days prior written notice along with the calculations as to such Holder’s allotment. Any removal of shares of the Holders pursuant to this Section 2.6 shall be allocated between the Holders on a pro rata basis based on the aggregate amount of Registrable Securities held by the Holders. In the event of a share removal of the Holders pursuant to this Section 2.6, the Company shall promptly register the resale of any Removed Shares pursuant to subsection 2.1.2 hereof and in no event shall the filing of such Registration Statement on Form S-1 or subsequent Registration Statement on Form S-3 filed pursuant to the terms of subsection 2.1.2 be counted as a Demand Registration hereunder. Until such time as the Company has registered all of the Removed Shares for resale pursuant to Rule 415 on an effective Registration Statement, the Company shall not be able to defer the filing of a Registration Statement pursuant to Section 2.4 hereof.

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. If the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any majority-in-interest of the Holders with Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and each Holder of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and each Holder of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least three (3) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities and its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriter(s), if any, and any attorney or accountant retained by such Holders or Underwriter(s) to participate, at each such person’s own expense (except as provided under Section 3.2), in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representative or Underwriter enters into a confidentiality agreement or other arrangement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; and provided further, the Company may not include the name of any Holder or Underwriter or any information regarding any Holder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder or Underwriter and providing each such Holder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law;

3.1.11 obtain a “comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter(s) may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriter(s), if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Underwriter(s), placement agent(s) or sales agent(s) may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of

Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s) in any Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. Except as otherwise provided herein, the Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than forty-five (45) days per suspension, determined in good faith by the Company to be necessary for such purpose; provided, that each day of any such suspension pursuant to this Section 3.4 shall correspondingly decrease the Aggregate Blocking Period available to the Company during any twelve (12) month period pursuant to Section 2.4 hereof. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4. Notwithstanding anything in this Agreement to the contrary, the Company shall not be permitted to file a registration statement to register for sale, or to conduct any registered securities offerings (including any “take-downs” off of an effective shelf registration statement) of, any of its securities either for its own account or the account of any other person during any deferral or suspension pursuant to this Section 3.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Company Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including providing any legal opinions.

3.6 Transfer Restrictions.

3.6.1 During the applicable Lock-Up Periods, no Existing Holder or New Holder, as the case may be, shall offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or distribute any shares of Company Stock that are subject to an applicable Lock-Up Period or any securities convertible into, exercisable for, exchangeable for or that represent the right to receive shares of Company Stock that are subject to an applicable Lock-Up Period, whether now owned or hereinafter acquired, that is owned directly by such Existing Holder or New Holder (including securities held as a custodian) or with respect to which such Existing Holder or New Holder has beneficial ownership within the rules and regulations of the Commission (such securities that are subject to an applicable Lock-Up Period, the “Restricted Securities”), other than any transfer to a Permitted Transferee, as applicable. The foregoing restriction is expressly agreed to preclude each Existing Holder or New Holder, as applicable, from engaging in any hedging or other transaction with respect to Restricted Securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Restricted Securities even if such Restricted Securities would be disposed of by someone other than such Existing Holder or New Holder. Such prohibited hedging or other transactions include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Restricted Securities of the applicable Existing Holder or New Holder, or with respect to any security that includes, relates to, or derives any significant part of its value from such Restricted Securities.

3.6.2 Each Existing Holder and New Holder hereby represents and warrants that it now has and, except as contemplated by this subsection 3.6.2 for the duration of the applicable Lock-Up Period, will have good and marketable title to its Restricted Securities, free and clear of all liens, encumbrances, and claims that could impact the ability of such Existing Holder or New Holder to comply with the foregoing restrictions. Each Existing Holder and New Holder agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Restricted Securities during the applicable Lock-Up Period.

3.6.3 Notwithstanding the provisions set forth in Section 3.6.1 and Section 3.6.2, transfers of the Registrable Securities that are held by any Existing Holder, any New Holder or any of their Permitted Transferees are permitted to:

(a) in the case of an entity, transfer to a stockholder, partner, member or affiliate of such entity;

(b) in the case of an individual, transfer by gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(c) in the case of an individual, transfer by virtue of laws of descent and distribution upon death of the individual;

(d) in the case of an individual, transfer pursuant to a qualified domestic relations order;

(e) in the case of an entity, transfer by virtue of the laws of the state of the entity’s organization or the entity’s organizational documents upon dissolution of the entity;

(f) exercise any options or warrants to purchase Company Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis);

(g) transfer to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements;

(h) transfer to the Company pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by the Company or forfeiture of the Holder’s Company Stock or other securities convertible into or exercisable or exchangeable for Company Stock in connection with the termination of the Holder’s service to the Company;

(i) enter into, at any time after the Closing, any trading plan providing for the sale of Company Stock by the Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Company Stock during the applicable Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the applicable Lock-Up Period; and

(j) enter into transactions in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s Holders having the right to exchange their shares of Company Stock for cash, securities or other property.

provided, however, that in the case of clauses (a) through (e), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Holder and not to the immediate family of the transferee), agreeing to be bound by these transfer restrictions. For purposes of this section, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the Holder; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and agents and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action and the benefits received by the such indemnifying party or indemnified party; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by Pro Rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

OTHER AGREEMENTS

5.1 Termination of ATI Stockholders Agreement. Each of the New Holders agrees that, effective as of the Effective Time, the ATI Stockholders Agreement shall terminate with no further outstanding payments, expenses, obligations or liabilities of the parties thereunder. Each of the New Holders (i) waives, effective as of the Effective Time, all rights and obligations of the parties under the ATI Stockholder Agreement; (ii) expressly acknowledges that, from and after the Effective Time, none of the parties under the ATI Stockholder Agreement or any of their respective affiliates shall be bound by (or have any obligations under) the ATI Stockholder Agreement and (iii) agrees to execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to in furtherance of clauses “(i)” and “(ii)”.

ARTICLE VI

MISCELLANEOUS

6.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, ATI Physical Therapy, 790 Remington Blvd., Bolingbrook, Illinois, 60440, Attention: Diana M. Chafey, Chief Legal Officer and Corporate Secretary and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto (email being sufficient), and such change of address shall become effective ten (10) days after delivery of such notice as provided in this Section 6.1.

6.2 Assignment; No Third Party Beneficiaries.

6.2.1 This Agreement and the rights, duties and obligations of the Company and the Holders of Registrable Securities, as the case may be, hereunder may not be assigned or delegated by the Company or the Holders of Registrable Securities, as the case may be, in whole or in part, except (i) in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement or (ii) with the prior written consent of the Company, with respect to an assignment by a Holder, or Holders of at least a majority-in-interest of the Registrable Securities at the time in question, with respect to an assignment by the Company.

6.2.2 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

6.2.3 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 6.2 hereof.

6.2.4 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 6.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.

6.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

6.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

6.5 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority-in-interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects either the Existing Holders as a group or the New Holders as a group, respectively, in a manner that is materially adversely different from Existing Holders or New Holders, as applicable, shall require the consent of at least a majority-in-interest of the Registrable Securities held by such Existing Holders or a majority-in-interest of the Registrable Securities held by such New Holders, as applicable, at the time in question so affected; provided, further, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder or group of affiliated Holders, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder or group of affiliated Holders so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. Any discretionary waiver of or amendment to the restrictions of any provision of this Agreement, by the Company or the underwriters with respect to any Holder, including any such waiver or amendment that reduces or eliminates the Lock-Up Period, shall apply to each Holder on a pro-rata basis.

6.6 Other Registration Rights. The Company represents and warrants that no person, other than a (i) a Holder of Registrable Securities, or (ii) the parties to those certain Subscription Agreements, dated as of February 21, 2021, by and between the Company and certain investors, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

6.7 Term. This Agreement shall be valid and enforceable as of the date of this Agreement and may not be revoked by any party hereto; provided that the provisions herein, other than this Article VI, shall not be effective until the Effective Time (as such term is defined in the Merger Agreement). In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement and (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 under the Securities Act without limitation, including with respect to volume or the manner of sale. The provisions of Section 3.5 and Article IV shall survive any termination.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

FORTRESS VALUE ACQUISITION CORP. II,
a Delaware corporation

By:	/s/ Andrew A. McKnight
Name: Andrew A. McKnight
Title: Chief Executive Officer

EXISTING HOLDERS:

FORTRESS ACQUISITION SPONSOR II LLC, a Delaware limited liability company

By:	/s/ Alexander P. Gillette
Name: Alexander P. Gillette
Title: Secretary

By:	/s/ Sunil Gulati
Name: Sunil Gulati

By:	/s/ Rakefet Russak-Aminoach
Name: Rakefet Russak-Aminoach

By:	/s/ Aaron F. Hood
Name: Aaron F. Hood

By:	/s/ Carmen A. Policy
Name: Carmen A. Policy

By:	/s/ Daniel N. Bass
Name: Daniel N. Bass

By:	/s/ Alexander P. Gillette
Name: Alexander P. Gillette

By:	/s/ Micah B. Kaplan
Name: Micah B. Kaplan

By:	/s/ Joshua A. Pack
Name: Joshua A. Pack

By:	/s/ Andrew A. McKnight
Name: Andrew A. McKnight

By:	/s/ Marc Furstein
Name: Marc Furstein

By:	/s/ Leslee Cowen
Name: Leslee Cowen

[Signature Page to Amended and Restated Registration Rights Agreement]

NEW HOLDERS:

Wilco Acquisition, LP
By: Wilco GP, Inc. its General Partner

By:	/s/ John Maldonado
Name:	John Maldonado
Title:	President

[Signature Page to Amended and Restated Registration Rights Agreement]

NEW HOLDERS:

Dakota Holdco LLC

By:	/s/ Gregory Steil
Name:	Gregory Steil
Title:	Manager and Vice President

[Signature Page to Amended and Restated Registration Rights Agreement]

NEW HOLDERS:

GCM GROSVENOR CO-INVESTMENT
OPPORTUNITIES FUND, LP

By: GCM CGIF FUND PARTNERS IV, L.P.,
its general partner

By: CFIG HOLDINGS, LLC,
its general partner

By:	/s/ Todd Henigan
Name:	Todd Henigan
Title:	Authorized Signatory

[Signature Page to Amended and Restated Registration Rights Agreement]

NEW HOLDERS:

GCM T&R HOLDINGS, LLC

By: CFIG HOLDINGS, LLC,
its managing member

By:	/s/ Todd Henigan
Name:	Todd Henigan
Title:	Authorized Signatory

[Signature Page to Amended and Restated Registration Rights Agreement]

Annex E

EXECUTION VERSION

Fortress Value Acquisition Corp. II

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

February 21, 2021

Re:	Acquiror Sponsor Letter Agreement

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to you in connection with that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Fortress Value Acquisition Corp. II, a Delaware corporation (“Acquiror”), FVAC Merger Corp. II, a Delaware corporation and a direct, wholly-owned subsidiary of Acquiror (“Merger Sub”), and Wilco Holdco, Inc., a Delaware corporation (the “Company”), and hereby amends and restates in its entirety that certain Letter Agreement, dated as of August 11, 2020, from Fortress Acquisition Sponsor II LLC (the “Sponsor”) and each of the undersigned individuals, each of whom is a member of Acquiror’s board of directors and/or management team (each, an “Insider” and collectively, the “Insiders”) to Acquiror. Certain capitalized terms used herein are defined in paragraph 11 hereof. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

In order to induce the Company and Acquiror to enter into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor and each of the Insiders hereby severally (and not jointly and severally) unconditionally and irrevocably agree with Acquiror and, at all times prior to any valid termination of the Merger Agreement, agree with the Company, as follows:

1. At any duly called meeting of the stockholders of Acquiror (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of Acquiror requested by Acquiror’s board of directors or undertaken as contemplated by the Transactions, the Sponsor and each such Insider shall:

(a) if a meeting is held, appear at such meeting, in person or by proxy, or otherwise cause all of its, his or her Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect thereto), all of its, his or her Covered Shares: (x) in favor of each Transaction Proposal and any other matters necessary or reasonably requested by Acquiror in connection with the Transactions, (y) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant, obligation or agreement of Acquiror or Merger Sub contained in the Merger Agreement; and (z) against (1) any Alternative Business Combination or any proposal in opposition to approval of, or in competition with or inconsistent with, the Merger Agreement, and (2) (A) any change in the present capitalization of Acquiror or any amendment of Acquiror’s amended and restated certificate of incorporation, dated as of August 11, 2020 (the “Certificate of Incorporation”), except to the extent expressly contemplated by the Merger Agreement (including the schedules thereto), (B) any liquidation, dissolution or other change in Acquiror’s corporate structure or business, (C) any action, proposal, transaction or agreement that would result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Sponsor or such Insider under this Letter Agreement, and (D) any other action or proposal involving Acquiror or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions; and

(c) not redeem, elect to redeem or tender or submit any of the Covered Shares owned by it, him or her for redemption in connection with such approval of the Transaction Proposals or the Transactions, or in connection with any vote to amend the Certificate of Incorporation.

2. (a) In the event that Acquiror fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or such later period approved by Acquiror’s stockholders in accordance with the Certificate of Incorporation, the Sponsor and each Insider shall take all reasonable steps to cause Acquiror to:

(i) cease all operations except for the purpose of winding up,

(ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Acquiror to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and

(iii) as promptly as reasonably possible following such redemption, subject to the approval of Acquiror’s remaining stockholders and Acquiror’s board of directors, dissolve and liquidate, subject in each case to Acquiror’s obligations under Delaware law to provide for claims of creditors and other requirements of other applicable law.

(b) The Sponsor and each Insider shall not propose any amendment (i) to the Certificate of Incorporation that would affect the substance or timing of Acquiror’s obligation to allow redemption in connection with Acquiror’s initial Business Combination or to redeem 100% of the Offering Shares if Acquiror does not complete a Business Combination within 24 months from the closing of the Public Offering or (ii) with respect to any other provision of the Certificate of Incorporation relating to stockholders’ rights or activity prior to, and not in connection with, an initial Business Combination, unless Acquiror provides its Public Stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Acquiror to pay its taxes, divided by the number of then outstanding Offering Shares.

(c) The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of Acquiror as a result of any liquidation of Acquiror with respect to the Founder Shares held by it, him or her. The Sponsor and each Insider hereby further waives, with respect to any shares of Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by Acquiror to purchase shares of Common Stock (although the Sponsor, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares they hold if Acquiror fails to consummate a Business Combination within 24 months from the date of the closing of the Public Offering). The Sponsor and each Insider hereby further waives, with respect to any shares of Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with a stockholder vote to approve an amendment to the Certificate of Incorporation (i) to modify the substance or timing of Acquiror’s obligation to allow redemption in connection with Acquiror’s initial Business Combination or to redeem 100% of the Offering Shares if Acquiror does not complete a Business Combination within 24 months from the closing of the Public Offering or (ii) with respect to any other provision relating to stockholders’ rights or activity prior to, and not in connection with, an initial Business Combination.

3. Notwithstanding the provisions set forth in paragraphs 7(a) and (b) below, during the period commencing on the effective date hereof and ending on the earlier of (a) the valid termination of the Merger Agreement and

(b) the Closing, the Sponsor and each Insider shall not, without the prior written consent of Acquiror and the Company, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, with respect to any Units, shares of Common Stock, Founder Shares, Private Placement Warrants, Public Warrants (together with the Private Placement Warrants, the “Warrants”) or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Founder Shares, Private Placement Warrants, Public Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement, specified in clause “(i)” or “(ii).” The provisions of this paragraph will not apply (x) to the transfer of Founder Shares to any independent director appointed or elected to Acquiror’s board of directors after the Public Offering or (y) if a release or waiver of the restrictions set forth in this paragraph 3 is effected solely to permit a transfer not for consideration and, in each case the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. In addition, the provisions of this paragraph will not in any way limit the ability of the Sponsor to enter into agreements with employees of the Sponsor or any of its affiliates or employees of Fortress Investment Group LLC or any of its affiliates relating to the transfer of direct or indirect interests in the Founder Shares to such persons; provided that such transfer is not effected until the expiration of the Founder Shares Lock-Up Period (as defined below), or admitting such persons as members of the Sponsor, as long as, to the extent any reporting obligation under Section 16 of the Exchange Act is triggered as a result of such agreements, any related filing under Section 16 of the Exchange Act includes a practical explanation as to the nature of such agreement.

4. In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other stockholders, members or managers of the Sponsor) agrees to indemnify and hold harmless Acquiror against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which Acquiror may become subject as a result of any claim by (a) any third party for services rendered (other than Acquiror’s independent public accountants) or products sold to Acquiror or (b) a prospective target business with which Acquiror has discussed entering into a transaction agreement (a “Target”); provided, however, that such indemnification of Acquiror by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than Acquiror’s independent public accountants) or products sold to Acquiror or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.00 per Offering Share or (ii) such lesser amount per Offering Share held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay its taxes, except as to any claims by a third party (including a Target) who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under Acquiror’s indemnity of the Public Offering underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to Acquiror if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies Acquiror in writing that it shall undertake such defense. For the avoidance of doubt, none of Acquiror’s officers or directors will indemnify Acquiror for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

5. The Sponsor and each Insider hereby agrees and acknowledges that:

(a) the Public Offering underwriters would be irreparably injured in the event of a breach by such Sponsor or Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 7(a), 7(b) and 9, as applicable, of this Letter Agreement;

(b) the Company and Acquiror would be irreparably injured in the event of a breach by such Sponsor or Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 6, 7, 9 and 13, as applicable, of this Letter Agreement;

(c) monetary damages may not be an adequate remedy for such breach;

(d) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach; and

(e) all of the obligations of the Sponsor and Insiders are for the benefit of, and enforceable solely by, Acquiror and the Company.

6. The Sponsor hereby agrees that, subject to, and conditioned upon, the Closing, and effective as of immediately prior to the Closing, the Sponsor shall automatically be deemed to irrevocably transfer and surrender to Acquiror for no consideration 2,966,667 Private Placement Warrants, and that from such time such Private Placement Warrants shall be deemed to be cancelled and no longer outstanding. Each of the Sponsor and Acquiror shall take all reasonably necessary actions required to reflect the surrender and forfeiture of such Private Placement Warrants as of immediately prior to the Closing in the books and records of Acquiror’s transfer agent and warrant agent.

7. (a) Notwithstanding the provisions set forth in paragraph 3, in the event:

(i) the Closing does not occur for any reason (including, without limitation, as a result of the valid termination of the Merger Agreement), Sponsor and each Insider shall not Transfer any Founder Shares (or shares of Common Stock issuable upon conversion thereof) until the earliest to occur of (x) one year after the completion of Acquiror’s initial Business Combination; (y) subsequent to the Business Combination, if the last reported sale price of the shares of Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Acquiror’s initial Business Combination; and (z) the date following the completion of Acquiror’s initial Business Combination on which Acquiror completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of Acquiror’s Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property; and

(ii) the Closing does occur, the Sponsor and each Insider shall not Transfer any Founder Shares (or shares of Common Stock issuable upon conversion thereof) until the earliest to occur of: (x) 180 days after the Closing; and (y) the date following the Closing on which Acquiror completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of Acquiror’s Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property (such period in clause “(i)” or “(ii)” of this paragraph 7(a), the “Founder Shares Lock-up Period”).

(b) The Sponsor and each Insider shall not Transfer any Private Placement Warrants (or shares of Common Stock issued or issuable upon the conversion of the Private Placement Warrants), until 30 days after the completion of Acquiror’s initial Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 3, 7(a) and 7(b), but subject to the provisions of paragraph 7(d), Transfers of the Founder Shares, Private Placement Warrants and shares of Capital Stock issued or issuable upon the exchange, exercise or conversion of the Private Placement Warrants or the Founder Shares and that are held by the Sponsor, Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted: (i) to Acquiror’s officers or directors, any affiliates or family members of any of Acquiror’s officers or directors, any members of the Sponsor, any affiliates of the Sponsor, which, for the avoidance of doubt, will include funds, or affiliates of funds, managed by affiliates of Fortress Investment Group LLC, or any members or employees of the Sponsor’s affiliates; (ii) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (vi) transfers in the event of Acquiror’s liquidation prior to the completion of an initial Business Combination; (vii) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; and (viii) in the event of Acquiror’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of Acquiror’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of Acquiror’s initial Business Combination; provided, however, that in the case of clauses (i) through (v), any such permitted transferee must enter into a written agreement agreeing to be bound by the restrictions herein.

(d) Vesting Provisions for Founder Shares. As of the Closing, all of the Founder Shares and shares of Common Stock issued or issuable upon the exercise or conversion of the Founder Shares (the “Vesting Shares”) shall be unvested and shall be subject to the vesting and forfeiture provisions set forth in this paragraph 7(d). The Sponsor and each of the Insiders shall not (and will cause its respective affiliates not to) directly Transfer any unvested Founder Shares or shares of Common Stock issued or issuable upon the exercise or conversion of the unvested Founder Shares prior to the later of (x) the expiration of the Founder Shares Lock-up Period and (y) the date such Founder Shares, shares of Common Stock or Private Placement Warrants become vested pursuant to this paragraph 7(d); provided that clause “(x)” above shall not restrict any Transfers by the Sponsor prior to the expiration of the Founder Shares Lock-up Period to the persons described in clause (i) or clause (ii) of paragraph 7(c) so long as such persons have entered into a written agreement to be bound by the restrictions herein.

(i) Vesting of Shares.

(1) 33.33% of the Vesting Shares beneficially owned by Sponsor and each of the Insiders shall vest at such time as a $12.00 Common Share Price is achieved on or before the date that is ten years after the Closing Date (the period from the consummation of Acquiror’s initial Business Combination through such date, the “Vesting Period”).

(2) 33.33% of the Vesting Shares beneficially owned by Sponsor and each of the Insiders shall vest at such time as a $14.00 Common Share Price is achieved during the Vesting Period.

(3) 33.34% of the Vesting Shares beneficially owned by Sponsor and each of the Insiders shall vest at such time as a $16.00 Common Share Price is achieved during the Vesting Period.

(4) Holders of Vesting Shares subject to the vesting provisions of this paragraph 7(c) shall be entitled to vote such Vesting Shares and receive dividends and other distributions with respect to such Vesting Shares prior to vesting; provided, that dividends and other distributions with respect to Vesting Shares that are subject to performance vesting pursuant to paragraph 7(c)(i) shall be set aside by Acquiror and shall be paid to such holders upon the vesting of such Vesting Shares (if at all).

(ii) Acceleration of Vesting upon a Change of Control. Notwithstanding the foregoing, if during the Vesting Period there is an Acceleration Event (as defined in the Merger Agreement) , then immediately prior to the consummation of the applicable Change of Control (as defined in the Merger Agreement), all Vesting Shares that were eligible to vest pursuant to paragraph 7(d)(i) and remain unvested, if any, shall vest on the day immediately preceding the closing of such Change of Control. To the extent the consideration paid for each share of Common Stock in such Change of Control includes contingent consideration or property other than cash, Acquiror’s board of directors shall determine, in good faith, the value of the purchase consideration paid for each share of Common Stock in such Acquiror Sale and any equitable adjustment required in respect of any unvested Vesting Shares. For the avoidance of doubt, following a transaction or business combination that is not a “Change of Control,” including a transaction or business combination in which the equity securities of the surviving entity of such business combination or other transaction are registered under the Exchange Act and listed or quoted for trading on a national securities exchange, the equitable adjustment provisions of paragraph 17 shall apply, including, without limitation, to the performance vesting criteria set forth in paragraph 7(d)(i).

(iii) Forfeiture of Unvested Founder Shares. Vesting Shares that remain unvested on the first Business Day after the Vesting Period shall be forfeited immediately and shall be surrendered by Sponsor or the applicable Insider to Acquiror, without any consideration for such Transfer.

(iv) Waiver of Conversion Ratio Adjustment. (A) Section 4.3(b)(i) of the Certificate of Incorporation provides that each Founder Share shall automatically convert into one share of Common Stock (the “Initial Conversion Ratio”) at the time of the Business Combination, and (B) Section 4.3(b)(ii) of the Certificate of Incorporation provides that the Initial Conversion Ratio shall be adjusted (the “Adjustment”) in the event that additional shares of Common Stock are issued in excess of the amounts offered in Acquiror’s initial public offering of securities. As of and conditioned upon the Closing, the Sponsor and each Insider hereby irrevocably relinquishes and waives any and all rights the Sponsor and each Insider has or will have under Section 4.3(b)(ii) of the Certificate of Incorporation to receive shares of Common Stock in excess of the number issuable at the Initial Conversion Ratio upon conversion of the existing Founder Shares held by him, her or it, as applicable, in connection with the Closing as a result of any Adjustment. To the extent the Sponsor or any Insider receives any shares of Common Stock as a result of any Adjustment in connection with the Closing, it, he or she shall promptly surrender such shares for cancelation, and no consideration shall be payable in connection therewith.

(v) Successors and Assigns. If, during the Vesting Period, Acquiror, the Company or any of their respective successors or assigns consolidates with or merges into any other Person (including in connection with a Change of Control) and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each case, Acquiror and the Company shall ensure that proper provision shall be made so that the successors and assigns of Acquiror or the Company, as the case may be, shall succeed to the obligations set forth in this paragraph 7, provided however, that the foregoing shall not limit Acquiror or the Company from consummating any Change of Control or entering into an agreement that contemplates a Change of Control.

8. The Sponsor and each Insider represents and warrants that (a) it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked and (b) it, he or she has full right and power, without violating any Contract to which it, he or she is bound, to enter into this Letter Agreement. Each Insider’s biographical information furnished to Acquiror (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to such Insider’s background. The Sponsor’s and each Insider’s questionnaire furnished to Acquiror is true and accurate in all respects. The Sponsor and each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

9. Except as disclosed in the Prospectus, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of Acquiror shall receive from Acquiror any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of Acquiror’s initial Business Combination, including the Transactions, other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination, including the Transactions and each of which shall, as of and in connection with the Closing, be paid off in full and no further liabilities or obligations in respect thereof shall be due and owing by Acquiror or the Company or any of its Subsidiaries from and after the Closing: repayment of a loan and advances of up to an aggregate of $300,000 made to Acquiror by the Sponsor to cover offering related and organizational expenses; payment to an affiliate of the Sponsor for office space, administrative support services for a total of $20,000 per month; reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, and repayment of loans, if any, and on such terms as to be determined by Acquiror from time to time, made by the Sponsor or any of Acquiror’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if Acquiror does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by Acquiror to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment; provided, further, that in the event the Merger Agreement is terminated in accordance with its terms, up to $1,500,000 of such loans may be convertible into warrants of a post-Combination entity (other than in connection with the Transactions) at a price of $1.50 per warrant at the option of the lender, with such warrants to be identical to the Private Placement Warrants.

10. The Sponsor and each Insider has full right and power, without violating any agreement to which it, he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as a director on Acquiror’s board of directors.

11. As used herein, the following terms shall have the respective meanings set forth below:

(a) “beneficially own,” “beneficial ownership” and “beneficial owner” shall have the meaning ascribed to it in Section 13(d) of the Exchange Act.

(b) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving Acquiror and one or more businesses.

(c) “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares.

(d) “Common Stock” shall mean Acquiror’s Class A common stock, par value $0.0001 per share.

(e) “Covered Shares” shall mean, in respect of any Sponsor or Insider, all shares of Capital Stock owned (beneficially or of record) by such Sponsor or Insider as of the date hereof, together with any additional shares of Common Stock or Founder Shares (or any securities convertible into or exercisable or exchangeable for Common Stock or Founder Shares) in which such Sponsor or Insider acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exchange, exercise or conversion of any such securities.

(f) “Founder Shares” shall mean the 8,625,000 shares of Acquiror’s Class F common stock, par value $0.0001 per share, initially issued to the Sponsor for an aggregate purchase price of $25,000, or approximately $0.003 per share, prior to the consummation of the Public Offering.

(g) “Private Placement Warrants” shall mean the warrants to purchase up to 5,933,333 shares of Common Stock of Acquiror that the Sponsor purchased for an aggregate purchase price of $8,900,000 in the aggregate, or $1.50 per warrant, in a private placement that occurred substantially concurrently with the consummation of the Public Offering.

(h) “Prospectus” shall mean the registration statement on Form S-1 and prospectus filed by Acquiror with the Commission in connection with the Public Offering.

(i) “Public Offering” shall mean the underwritten initial public offering of 34,500,000 of Acquiror’s units (the “Units”), including the issuance of 4,500,000 Units as a result of Acquiror underwriters’ exercise of their over-allotment option in full, each comprised of one share of Common Stock and one-fifth of one warrant.

(j) “Public Stockholders” shall mean the holders of securities issued in the Public Offering.

(k) “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b) above.

12. This Letter Agreement and the other agreements referenced herein constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties and the Company (except that, following any valid termination of the Merger Agreement, no consent from the Company shall be required). Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Company, Acquiror, Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

14. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

15. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

16. This Letter Agreement shall terminate on the earlier of (i) the latest of (x) the expiration of the Lock-up Periods or (y) the vesting in full and delivery of all Vesting Shares, or (ii) the liquidation of Acquiror; provided, however, that paragraph 4 of this Letter Agreement shall survive such liquidation for a period of six years. No such termination shall relieve the Sponsor, the Insiders or Acquiror from any liability resulting from a breach of this Letter Agreement occurring prior to such termination.

17. If, and as often as, there are any changes in Acquiror, the Founder Shares or Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Letter Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to Acquiror, Acquiror’s successor or the surviving entity of such transaction, the Founder Shares or Common Stock, each as so changed. For the avoidance of doubt, such equitable adjustment shall be made to the applicable Common Share Price set forth in paragraph 7(d).

18. Each of the Sponsor and the Insiders hereby represents and warrants (severally and not jointly as to itself, himself or herself only) to Acquiror and the Company as follows:

(a) if such Person is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Letter Agreement and the consummation of the transactions contemplated hereby are within such Person’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Person;

(b) if such Person is an individual, such Person has full legal capacity, right and authority to execute and deliver this Letter Agreement and to perform his or her obligations hereunder;

(c) this Letter Agreement has been duly executed and delivered by such Person and, assuming due authorization, execution and delivery by the other parties to this Letter Agreement, this Letter Agreement constitutes a legally valid and binding obligation of such Person, enforceable against such Person in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(d) the execution and delivery of this Letter Agreement by such Person does not, and the performance by such Person of his, her or its obligations hereunder will not, (i) if such Person is not an individual, conflict with or result in a violation of the organizational documents of such Person, or (ii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Person or such Person’s Founder Shares or Private Placement Warrants, as applicable), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Person of its, his or her obligations under this Letter Agreement;

(e) there are no Actions pending against such Person or, to the knowledge of such Person, threatened against such Person, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Person of its, his or her obligations under this Letter Agreement;

(f) such Person has had the opportunity to read the Merger Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors;

(g) except as otherwise described in this Letter Agreement, such Person has the direct or indirect interest in all of its, his or her Common Stock, Warrants and Founder Shares (including, with respect to the Sponsor, the Private Placement Warrants), such Person has good title to all such Common Stock, Warrants and Founder Shares (including, with respect to the Sponsor, the Private Placement Warrants), there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such securities) affecting any such securities, other than pursuant to (i) this Letter Agreement, (ii) the Certificate of Incorporation, (iii) the Merger Agreement, (iv) the Existing Registration Rights Agreement, or (v) any applicable securities Laws; and

(h) the securities listed on Annex A are the only securities in Acquiror (including, without limitation, any securities convertible into, or which can be exercised or exchanged for, equity securities of Acquiror) owned of record or beneficially owned by such Person as of the date hereof and such Person has the sole power to dispose of (or sole power to cause the disposition of) and the sole power to vote (or sole power to direct the voting of) such securities and none of such securities is subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such securities, except as provided in this Letter Agreement.

19. The Sponsor hereby represents and warrants to Acquiror and the Company that, other than Deutsche Bank Securities Inc., BofA Securities, Inc., Morgan Stanley, Barclays Capital Inc. and Citibank Global Markets

Inc., no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission from Sponsor or any of its affiliates in connection with the Merger Agreement or this Letter Agreement or any of the respective transactions contemplated thereby and hereby, in each case, based upon any arrangement or agreement made by or, to the knowledge of Sponsor, for which Acquiror, the Company or any of their respective affiliates (other than, in the case of Acquiror, Sponsor) would have any obligations or liabilities of any kind or nature.

20. The Sponsor and each Insider hereby agrees to supplement Annex A from time to time to the extent that the Sponsor or any Insider acquires additional securities in Acquiror.

21. By executing this Letter Agreement, each of the Insiders who is a member of the Acquiror’s board of directors (other than Andrew McKnight) hereby resigns from all director and committee positions at Acquiror and any of its subsidiaries without the need for acceptance or further action by any party effective as of, and contingent upon, the Effective Time (or such other time as may be mutually agreed in writing by Acquiror and the Company).

[Signature Page Follows]

Sincerely,

SPONSOR:

FORTRESS ACQUISITION SPONSOR II LLC

By:	/s/ Alexander P. Gillette
Name: Alexander P. Gillette
Title: Secretary

By:	/s/ Joshua A. Pack
Name: Joshua A. Pack

By:	/s/ Andrew A. McKnight
Name: Andrew A. McKnight

By:	/s/ Daniel N. Bass
Name: Daniel N. Bass

By:	/s/ Micah B. Kaplan
Name: Micah B. Kaplan

By:	/s/ Alexander P. Gillette
Name: Alexander P. Gillette

By:	/s/ Marc Furstein
Name: Marc Furstein

By:	/s/ Leslee Cowen
Name: Leslee Cowen

By:	/s/ Aaron F. Hood
Name: Aaron F. Hood

By:	/s/ Carmen A. Policy
Name: Carmen A. Policy

By:	/s/ Rakefet Russak-Aminoach
Name: Rakefet Russak-Aminoach

By:	/s/ Sunil Gulati
Name: Sunil Gulati

[Signature Page to Letter Agreement]

Acknowledged and Agreed:

ACQUIROR:

FORTRESS VALUE ACQUISITION CORP. II

By:	/s/ Alexander P. Gillette
Name: Alexander P. Gillette
Title: General Counsel

[Signature Page to Letter Agreement]

Acknowledged and Agreed:

COMPANY:

WILCO HOLDCO, INC.

By:	/s/ Labeed Diab
Name: Labeed Diab
Title: Chief Executive Officer

[Signature Page to Letter Agreement]

Annex A

Beneficial Ownership

Name	Class A Common Stock[1]	Class F Common Stock[2]	Public Warrants[3]	Private Placement Warrants[4]
Fortress Acquisition Sponsor II LLC[5]	—	8,525,000	—	5,933,333
Joshua A. Pack	10,000	—	2,000	—
Andrew A. McKnight	30,000	—	6,000	—
Daniel N. Bass	5,000	—	1,000	—
Alexander P. Gillette	5,000	—	1,000	—
Marc Furstein	30,000	—	6,000	—
Aaron F. Hood	—	25,000	—	—
Carmen A. Policy	—	25,000	—	—
Rakefet Russak-Aminoach	—	25,000	—	—
Sunil Gulati	—	25,000	—	—

[1]	Class A Common Stock, par value $0.0001.
[2]	Class F Common Stock, par value $0.0001.
[3]	Warrants are for the purchase of one share of Class A Common Stock, par value $0.0001, at an exercise price of $11.50 per share.
[4]	Warrants are for the purchase of one share of Class A Common Stock, par value $0.0001, at an exercise price of $11.50 per share.
[5]	Joint filing entity: Principal Holdings I LP.

Annex F

EXECUTION VERSION

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 21st day of February, 2021, by and between Fortress Value Acquisition Corp. II, a Delaware corporation (the “Company”), and the undersigned (“Subscriber” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Transaction Agreement (as defined below).

WHEREAS, the Company and the other parties named therein are, substantially concurrently with the execution of this Subscription Agreement, entering into that certain Agreement and Plan of Merger, dated as of February 21, 2021 (the “Transaction Agreement”), pursuant to which the Company will acquire Wilco Holdco, Inc., a Delaware corporation (the “Target”), on the terms and subject to the conditions set forth therein (the “Transaction”);

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company that number of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), set forth on the signature page hereto (the “Shares”) for a purchase price of $10.00 per share (the “Per Share Price”), or the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the Closing (as defined below); and

WHEREAS, in connection with the Transaction, certain other institutional “accredited investors” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)) have entered into separate subscription agreements (each such other accredited investor, an “Other Subscriber” and each such separate subscription agreement, an “Other Subscription Agreement”) with the Company, pursuant to which such investors have, together with the Subscriber pursuant to this Subscription Agreement, agreed to purchase an aggregate of 30,000,000 shares of Common Stock at the Per Share Price.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Shares (such subscription and issuance, the “Subscription”).

2. Representations, Warranties and Agreements.

2.1 Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to Subscriber, Subscriber hereby represents and warrants to the Company and the Placement Agents (as defined herein) and agrees with the Company and the Placement Agents as follows:

2.1.1 If Subscriber is not an individual, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2 If Subscriber is not an individual, this Subscription Agreement has been duly authorized, executed and delivered by Subscriber. If Subscriber is an individual, the signature on this Subscription Agreement is genuine, and Subscriber has legal competence and capacity to execute the same. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Company, this Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3 The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the Subscriber’s ability or legal authority of the Subscriber to timely comply in all material respects with the terms of this Subscription Agreement (a “Subscriber Material Adverse Effect”); (ii) if Subscriber is not an individual, result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect.

2.1.4 Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A. (ii) is acquiring the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is an “accredited investor” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws of the United States or any other jurisdiction (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Shares. Subscriber understands and acknowledges that the purchase of the Shares pursuant to this Subscription Agreement meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

2.1.5 Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction. Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act with respect to the Shares or where an applicable exemption from the registration requirements of the Securities Act is available, and that any certificates or book entries representing the Shares shall contain a legend to such effect. Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

2.1.6 Subscriber understands and agrees that Subscriber is purchasing the Shares directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Company or any of its officers, directors or representatives, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

2.1.7 Subscriber represents and warrants that (i) it is not a Benefit Plan Investor as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) its acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

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2.1.8 In making its decision to purchase the Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the Company’s representations in Section 2.2. The Subscriber acknowledges and agrees that the Subscriber has received and has had an adequate opportunity to review, such financial and other information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Subscriber’s investment in the Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has had an adequate opportunity to review the documents provided to the Subscriber by or on behalf of the Company. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. The Subscriber acknowledges that no disclosure or any information received by the Subscriber has been prepared by any of Barclays Capital Inc., Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and/or BofA Securities, Inc. (collectively, the “Placement Agents”) and that the Placement Agents and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company, the Target or the Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Company. The Subscriber acknowledges that it has not relied on any statements or other information provided by the Placement Agents or any of the Placement Agents’ affiliates with respect to its decision to invest in the Shares, including information related to the Company, the Shares and the offer and sale of the Shares. The information provided to the Subscriber is preliminary and subject to change, and any changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect the Subscriber’s obligation to purchase the Shares hereunder, except as otherwise set forth in this Subscription Agreement.

2.1.9 Subscriber became aware of this offering of the Shares solely by means of direct contact from the Placement Agents or directly from the Company as a result of a pre-existing, substantial relationship with the Company, and the Shares were offered to Subscriber solely by direct contact between Subscriber and any of the Placement Agents or the Company. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Placement Agents have not acted as its financial advisor or fiduciary. Subscriber acknowledges that the Company represents and warrants that the Shares were not offered by any form of advertising, or, to the Subscriber’s knowledge, general solicitation (within the meaning of Regulation D).

2.1.10 Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the forms, reports, registration statements and other documents filed by the Company with the Securities and Exchange Commission (the “SEC”) prior to the date of this Subscription Agreement. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber understands and acknowledges that the purchase and sale of the Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

2.1.11 Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Shares, has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber further acknowledges specifically that a possibility of total loss of investment exists and that it is able to fend for itself in the transactions contemplated herein.

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2.1.12 Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

2.1.13 Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required by applicable law and regulation, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required by applicable law and regulation, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived.

2.1.14 Subscriber has, and at the Closing, will have sufficient funds to pay the Purchase Price pursuant to Section 3.1.

2.1.15 Without limitation of the foregoing, the Subscriber hereby further acknowledges and agrees that (i) the Placement Agent is acting solely as placement agent in connection with the transactions contemplated hereby and is not acting as an underwriter, initial purchaser, dealer or in any other such capacity and is not and shall not be construed as a fiduciary for the Subscriber, the Company or any other person or entity in connection with the transactions contemplated hereby, (ii) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the transactions contemplated hereby, and (iii) the Placement Agent will have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated hereby or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (B) the financial condition, business, or any other matter concerning the Company or the transactions contemplated hereby. The Subscriber will not look to the Placement Agents for all or part of any such loss or losses the Subscriber may suffer and is able to sustain a complete loss on its investment in the Shares. The Subscriber (for itself and for each account for which the Subscriber is acquiring the Shares) acknowledges that such Subscriber is aware that Citigroup Global Markets Inc. and Barclays Capital Inc. are acting as the Company’s Placement Agents in connection with this Subscription Agreement and are also acting as financial advisors to the Target in connection with the Transaction.

2.1.16 Subscriber has no binding arrangement in place to sell, transfer or otherwise dispose of any of the Shares.

2.2 Company’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Shares, the Company hereby represents and warrants to Subscriber and the Placement Agents and agrees with Subscriber and the Placement Agents as follows:

2.2.1 The Company has been duly incorporated and is validly existing as a corporation in good standing under the Delaware General Corporation Law (the “DGCL”), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2 The Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Shares in accordance with the terms of this Subscription Agreement, the Shares will be

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validly issued, fully paid and non-assessable and the Shares will not have been authorized in violation of or subject to any preemptive or similar rights created under the Company’s amended and restated certificate of incorporation or under the DGCL.

2.2.3 This Subscription Agreement, the Other Subscription Agreements and the Transaction Agreement have been duly authorized, executed and delivered by the Company and are enforceable against it in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.2.4 The execution, delivery and performance of this Subscription Agreement (including compliance by the Company with all of the provisions hereof), the issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the certain other transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute (i) a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, if any, or on the validity of the Shares or the ability or legal authority of the Company to timely comply in all material respects with the terms of this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect.

2.2.5 The issued and outstanding Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the New York Stock Exchange (the “NYSE”). There is no suit, action, proceeding or investigation pending against the Company by the NYSE or the SEC with respect to any intention by such entity to deregister the Common Stock or prohibit or terminate the listing of the Common Stock on the NYSE. The Company has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act.

2.2.6 As of the date hereof and as of immediately prior to the Closing, the authorized capital stock of the Company is 221,000,000 shares, consisting of (a) 200,000,000 Class A Common Stock, (b) 20,000,000 shares of Class F common stock, par value $0.0001 per share, and (c) 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date hereof: (i) no shares of preferred stock are issued and outstanding; (ii) 34,500,000 shares of Class A Common Stock are issued and outstanding; (iii) 8,625,000 shares of Class F common stock are issued and outstanding; (iv) 5,933,333 private placement warrants to purchase 5,933,333 shares of Class A Common Stock are outstanding and (v) 6,900,000 public warrants to purchase 6,900,000 shares of Class A Common Stock are outstanding. All (A) issued and outstanding shares of Class A Common Stock and shares of Class F common stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (B) outstanding private placement warrants and public warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements, that certain letter agreement, dated the date hereof, by and among the Company, the Sponsor and the other parties named therein (the “Sponsor Letter Agreement”), and the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any shares of Class A Common Stock or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests.

2.2.7 The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

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2.2.8 Assuming the accuracy of the representations and warranties of Subscriber, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the New York Stock Exchange (the “Stock Exchange”)) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings required by applicable federal or state securities laws, (ii) the filing of the Registration Statement pursuant to Section 4 below, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D of the Securities Act, if applicable, (iv) those required by the Stock Exchange, including with respect to obtaining stockholder approval, (v) those required to consummate the Transaction as provided under the Transaction Agreement, and (vi) the failure of which to obtain would not be reasonably likely to have a Material Adverse Effect.

2.2.9 The Company has made available to Subscriber (including via the SEC EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Company with the SEC prior to the date of this Subscription Agreement (the “SEC Documents”), which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the SEC since its initial registration of the Common Stock under the Exchange Act. As of the date of this Subscription Agreement, there are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Documents.

2.2.10 Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to Subscriber in the manner contemplated by this Subscription Agreement.

2.2.11 Neither the Company, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the Securities Act.

2.2.12 The Company has provided Subscriber an opportunity to ask questions regarding the Company and made available to Subscriber all the information reasonably available to the Company that Subscriber has requested for deciding whether to acquire the Shares.

2.2.13 Except for the Placement Agents, no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Shares to Subscriber.

2.2.14 Upon consummation of the Transaction, the issued and outstanding Common Stock will continue to be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the Stock Exchange or the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market.

2.2.15 No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Subscriber than Subscriber hereunder, in each case, other than terms particular to the regulatory requirements of such subscriber or its affiliates or related funds. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement and reflect the same purchase price per share and terms that are not materially more advantageous to any such Other Subscriber thereunder than the terms of this Subscription Agreement other than terms particular to the regulatory requirements of such subscriber or its affiliates or related funds.

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3. Settlement Date and Delivery.

3.1 Closing. The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the closing date of the Transaction (the “Closing Date”). Upon not less than three (3) business days’ written notice from (or on behalf of) the Company to Subscriber (the “Closing Notice”) that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied on a date that is not less than three (3) business days from the date of the Closing Notice, Subscriber shall deliver to the Company at least two (2) business days’ prior to the Closing Date or such other date prior to the Closing Date as otherwise agreed to by the Company and the Subscriber, to be held in escrow until the Closing, the Purchase Price for the Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery by the Company to Subscriber of the Shares in book-entry form on the Closing Date. On the Closing Date, the Company shall deliver to Subscriber (i) at the Closing, the Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions), and (ii) as promptly as practicable after the Closing, evidence from the Company’s transfer agent of the issuance to Subscriber of the Shares on and as of the Closing Date. In the event the Closing does not occur on the Closing Date, the Company shall promptly (but not later than two (2) business days thereafter) return the Purchase Price to Subscriber by wire transfer in immediately available funds to the account specified in writing by Subscriber. Notwithstanding anything herein to the contrary, in the event the parties to the Transaction Agreement agree to postpone the Closing Date, the Company shall have the right to change the Closing Date from the date specified in the Closing Notice to such Closing Date after giving effect to such postponement.

3.2 Conditions to Closing of Both Parties. The Closing shall be subject to the conditions that, on the Closing Date:

3.2.1 No suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction in the United States, or suspension of listing, or qualification of the Shares for listing, on the NYSE, or initiation or threatening in writing of any proceedings for any of such purposes, shall have occurred and be continuing.

3.2.2 No governmental authority in the United States shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby.

3.2.3 All conditions precedent to the closing of the Transaction set forth in the Transaction Agreement shall have been satisfied or waived in the sole determination of the parties to the Transaction Agreement (other than those conditions that, by their nature, may only be satisfied at the consummation of the Transaction, but subject to satisfaction of such conditions as of the consummation of the Transaction), and the closing of the Transaction shall be scheduled to occur on the Closing Date substantially concurrently with or immediately following the Closing.

3.3 Conditions to Closing of the Company. The obligations of the Company to consummate the Subscription shall be subject to the following conditions, any one or more of which may be waived in writing by the Company:

3.3.1 All representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of its representations and warranties contained in this Subscription Agreement as of the Closing Date.

3.3.2 Subscriber shall have performed or complied in all material respects with all conditions, agreements and covenants required by this Subscription Agreement.

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3.4 Conditions to Closing of Subscriber. The obligations of Subscriber to consummate the Subscription shall be subject to the following conditions, any one or more of which may be waived in writing by Subscriber:

3.4.1 All representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date.

3.4.2 The Company shall have performed or complied in all material respects with all conditions, agreements and covenants required by this Subscription Agreement.

3.4.3 The terms of the Transaction Agreement shall not have been amended in a manner that would reasonably be expected to materially and adversely affect the economic benefits Subscriber is to receive under this Subscription Agreement unless Subscriber has consented in writing to such amendment.

4. Registration Rights.

4.1 The Company and Subscriber agree that, within fifteen (15) business days after the consummation of the Transaction, the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the Closing Date; provided, however, that the Company’s obligations to include the Shares and those other Shares of the Company held by Subscriber in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Shares as shall be reasonably requested by the Company to effect the registration of the Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided, however, that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. The Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until the earliest of (i) the date on which the Shares may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), (ii) the date on which such Shares have actually been sold and (iii) the date which is three years after the Closing. The Company will use its commercially reasonable efforts to provide a draft of the Registration Statement to Subscriber for review (but not comment) at least two (2) Business Days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Subscriber’s review. Unless otherwise agreed to in writing by the Subscriber, the Subscriber shall not be identified as a statutory underwriter in the Registration Statement unless requested by the SEC or another regulatory agency; provided, that if the SEC requests that a Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file a new Registration Statement to register such Shares not included in the initial Registration Statement and cause such amendment or Registration Statement to become effective as promptly as practicable. For as long as the Subscriber holds Shares, the Company will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Shares pursuant to Rule 144 of the Securities Act (in each case, when Rule 144 of the Securities Act becomes available to the Subscriber).

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4.2 Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require any Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information and which notice shall not be subject to any duty of confidentiality) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that it will promptly discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales (which notice shall not contain material non-public information and which notice shall not be subject to any duty of confidentiality). If so directed by the Company, each Subscriber will deliver to the Company or, in such Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in such Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent such Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

4.3 Subscriber may deliver written notice (including via email in accordance with Section 6.2 of this Subscription Agreement) (an “Opt-Out Notice”) to the Company requesting that Subscriber not receive notices from the Company otherwise required by Section 4.2; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Company shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective registration statement, Subscriber will notify the Company in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 4.3) and the related suspension period remains in effect, the Company will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Company, by delivering to Subscriber a copy of such notice of Suspension Event that would have been provided, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability, and Subscriber shall comply with any restrictions on using such Registration Statement during such Suspension Event.

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4.4 In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

4.4.1 advise Subscriber within five (5) business days:

(a) when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(b) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(c) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(d) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(e) of the occurrence of any event that requires the making of any changes in the Registration Statement or prospectus so that, as of such date, the Registration Statement does not contain an untrue statement of a material fact or does not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any prospectus does not include an untrue statement of a material fact or does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (e) above constitutes material, nonpublic information regarding the Company;

4.4.2 use its commercially reasonable efforts to obtain the withdrawal of any stop order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;

4.4.3 upon the occurrence of any event contemplated pursuant to Section 4.4.1(e) above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

4.4.4 use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the shares of Common Stock issued by the Company have been listed; and

4.4.5 use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Shares contemplated hereby.

4.5 The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), its directors, officers, employees and agents, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any

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preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 4, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Subscriber furnished in writing to the Company by such Subscriber expressly for use therein or such Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 4 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by or on behalf of the Subscriber expressly for use in the Registration Statement, (B) in connection with any failure of the Subscriber to deliver or cause to be delivered a prospectus made available by the Company in a timely manner (unless exempted therefrom), (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company, or (D) in connection with any offers or sales effected by or on behalf of the Subscriber in violation of Section 4.2 hereof. The Company shall notify the Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by such Subscriber.

4.6 The Subscriber shall, severally and not jointly with any Other Subscriber, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Subscriber furnished in writing to the Company by or on behalf of the Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 4 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of any Subscriber be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Shares giving rise to such indemnification obligation. The Subscriber shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which the Subscriber is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by the Subscriber.

4.7 Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability

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for any settlement made by the indemnified party without its consent. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.8 If the indemnification provided under this Section 4 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Subscriber shall be limited to the net proceeds received by such Subscriber from the sale of Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in this Section 4, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.6 from any person or entity who was not guilty of such fraudulent misrepresentation.

4.9 For purposes of this Section 4, (i) “Shares” shall mean, as of any date of determination, the Shares (as defined in the recitals to this Subscription Agreement) and any other equity security issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement, and (ii) “Subscriber” shall include any affiliate of the Subscriber to which the rights under this Section 4 shall have been duly assigned.

5. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Transaction Agreement is validly terminated in accordance with its terms, (ii) the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (iii) if any of the conditions to Closing set forth in this Subscription Agreement are not satisfied or waived by the party entitled to grant such waiver on or prior to the Closing Date and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing Date, or (iv) at Subscriber’s election, on or after the “Outside Date” (as defined in the Transaction Agreement), if the Closing has not occurred by such date; provided, that, subject to the limitations set forth in Section 8, nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 5, any monies paid by Subscriber to the Company in connection herewith shall be promptly (and in any event within two (2) Business Days after such termination) returned to Subscriber.

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6. Miscellaneous.

6.1 Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

6.1.1 Subscriber acknowledges that the Company and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in Section 2, this Section 6.1.1, Section 6.1.2 and Section 6.4 of this Subscription Agreement (the “Agent Sections”). Prior to the Closing, Subscriber agrees to promptly notify the Company and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties made by Subscriber set forth in the Agent Sections are no longer accurate in all material respects. Subscriber further acknowledges and agrees that the Placement Agents are third-party beneficiaries of the representations and warranties of the Subscriber contained in Section 2.1 of this Subscription Agreement. The Company acknowledges that the Subscriber and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. The Company further acknowledges and agrees that the Placement Agents are third-party beneficiaries of the representations and warranties of the Subscriber contained in Section 2.1 of this Subscription Agreement. This paragraph shall survive any termination of this Subscription Agreement.

6.1.2 Each of the Company, the Subscriber and the Placement Agents are entitled to rely upon this Subscription Agreement and are irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3 The Company may request from Subscriber such additional information as the Company may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

6.1.4 Each of the Subscriber and the Company shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

6.1.5 The Company acknowledges that, notwithstanding anything herein to the contrary, the Shares may be pledged by Subscriber in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of Shares shall not be required to provide the Company with any notice thereof; provided, however, that neither the Company or its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by Company in all respects.

6.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to Subscriber, to such address or addresses set forth on the signature page hereto;

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(ii)	if to the Company (prior to the Transaction closing), to:

Fortress Value Acquisition Corp. II

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Attention: Alexander Gillette

Email: agillette@fortress.com

with a required copy to (which copy shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention: Joseph A. Coco

        Michael J. Zeidel

        Blair T. Thetford

Email: joseph.coco@skadden.com

  michael.zeidel@skadden.com

  blair.thetford@skadden.com

(iii)	if to the Company (following the Transaction closing), to:

ATI Physical Therapy

790 Remington Blvd

Bolingbrook, Illinois 60440

Attention: Diana M. Chafey

Email: diana.chafey@atipt.com

with a required copy to (which copy shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Alexander Lynch

Email: alex.lynch@weil.com

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, Texas 75201

Attention: James R. Griffin

Email: james.griffin@weil.com

6.3 Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise expressly set forth in Section 6.1.1, this Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns, and Wilco Holdco, Inc. (“ATI”), which shall be a third-party beneficiary to this Subscription Agreement and shall be entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

6.4 Modifications and Amendments. This Subscription Agreement may not be amended, modified or terminated (other than as set forth in Section 5) except by an instrument in writing, signed by both ATI and the party against whom enforcement of such amendment, modification or termination is sought; provided that Section 2, Section 6.1.1, Section 6.1.2 and this Section 6.4 of this Subscription Agreement may not be modified or terminated in a manner that is material and adverse to the Placement Agents without the prior written consent of the Placement Agents.

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6.5 Waivers and Consents. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Subscription Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6 Assignment. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Shares acquired hereunder and the rights set forth in Section 4) may be transferred or assigned without the prior written consent of the Company; provided, however, Subscriber may transfer its rights and obligations hereunder to, without the prior written consent of the Company, an affiliate or to another investment fund or account managed or advised by the same manager as Subscriber (or a related party or affiliate), provided, that no such transfer shall release Subscriber of its obligations hereunder without prior written consent of the Company. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned by the Company (provided, that, for the avoidance of doubt, the Company may transfer the Subscription Agreement and its rights hereunder in connection with the consummation of the Transaction).

6.7 Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

6.8 Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

6.9 Consent to Jurisdiction; WAIVER OF JURY TRIAL. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement and each other document executed in connection with the Transaction, and the consummation thereof, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before the Chosen Courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than the Chosen Courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.2. Notwithstanding the foregoing in this Section 6.9, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY

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RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS, AND THE CONSUMMATION THEREOF, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTION, AND THE CONSUMMATION THEREOF. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties (for the avoidance of doubt, including ATI) shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

6.11 Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect

6.12 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.13 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.14 No Broker or Finder: Expenses. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated hereby.

6.15 Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.16 Counterparts. This Subscription Agreement may be executed and delivered in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery (including .pdf or any electronic signature complying with

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the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or other transmission method), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.17 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.18 Mutual Drafting. This Subscription Agreement is the joint product of Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

6.19 Limited Recourse. Except as expressly set forth in this Subscription Agreement or as otherwise required by law, no former, current or future equity holders, controlling persons, directors, officers, employees, agents, affiliates, members, managers, general or limited partners, representatives or assignees of Subscriber or any former, current or future equity holder, controlling person, director, officer, employee, agent, affiliate, member, manager, general or limited partner, representative or assignee of any of the foregoing, shall have any obligation to the Company or to any other person hereunder in connection with the transactions contemplated hereby.

7. Disclosure. The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, the Transaction and any other material, nonpublic information that the Company has provided to Subscriber at any time prior to the filing of the Disclosure Document (including, for the avoidance of doubt, the filing of a form of this Subscription Agreement as an exhibit thereto, and except as otherwise agreed between the Subscriber and the Company and/or the Target). From and after the issuance of the Disclosure Document, to the Company’s knowledge, Subscriber shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors or employees (except as otherwise agreed between Subscriber and the Company and/or the Target). Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall not publicly disclose the name of Subscriber or any of its affiliates, or include the name of Subscriber or any of its affiliates in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of Subscriber, except (i) as required by the federal securities law in connection with the Registration Statement, (ii) in a Current Report on Form 8-K (including, for the avoidance of doubt, the filing of a form of this Subscription Agreement as an exhibit thereto), a press release or other marketing materials of the Company in connection with the Transaction to the extent any such disclosure is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 7 if agreeable by Subscriber and in a manner acceptable to Subscriber, and (iii) to the extent such disclosure is required by law, at the request of the Staff of the SEC or regulatory agency or under the regulations of the NYSE or by any other governmental authority, in which case the Company shall provide Subscriber with prior written notice of such disclosure permitted under this subclause (iii).

8. Trust Account Waiver. Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described

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in the Company’s prospectus relating to its initial public offering dated August 11, 2020 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Company, its public shareholders and the underwriters of Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Shares, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Shares pursuant to the Company’s certificate of incorporation in connection with the Transaction or any other business combination, any subsequent liquidation of the Trust Account or the Company or otherwise. In the event Subscriber has any claim against the Company as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Shares, it shall pursue such claim solely against the Company and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account. This paragraph shall survive any termination of this Subscription Agreement. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to limit any of Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Company acquired by any means other than pursuant to this Subscription Agreement, including, but not limited to, any redemption right with respect to any such securities of the Company.

9. Stock Splits, etc. If any change in the Common Stock shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number and type of Shares issued to the Subscriber and the Purchase Price shall be appropriately adjusted to reflect such change.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

FORTRESS VALUE ACQUISITION CORP. II

By:
Name:
Title:

Accepted and agreed this                 th day of                     , 2021.

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SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title	Title

Date:                    , 2021

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐	Joint Tenants with Rights of Survivorship

☐	Tenants-in-Common

☐	Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Aggregate Number of Shares subscribed for:

Aggregate Purchase Price: $                 .

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice.

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SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS(Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS(Please check the applicable box) SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐

Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

This page should be completed by Subscriber and constitutes a part of the Subscription Agreement

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☐

Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by Subscriber and constitutes a part of the Subscription Agreement

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Annex G

EXECUTED VERSION

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made as of the 21st day of February, 2021, and shall be effective as of the Effective Time, by and among Fortress Value Acquisition Corp. II, a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto and any additional investor that becomes a party to this Agreement in accordance with Section 4.1.

RECITALS

WHEREAS, the Company and Wilco Holdco, Inc., a Delaware corporation (“Legacy ATI”), are party to that certain Agreement and Plan of Merger, dated as of February 21, 2021 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Legacy ATI, and FVAC Merger Corp. II, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will merge with and into Legacy ATI, with Legacy ATI being the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”);

WHEREAS, as a result of the consummation of the transactions contemplated by the Merger Agreement, the Advent Stockholders will become stockholders of the Company and will cease to be stockholders of Legacy ATI; and

WHEREAS, contemporaneously with the execution and delivery of the Merger Agreement, the parties hereto desire to enter into this Agreement, to be effective upon the Effective Time.

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements and understandings set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. For purposes of this Agreement:

“Advent Director” shall mean an individual elected to the Board of Directors that has been designated, nominated or appointed by the Advent Stockholders pursuant to this Agreement. For the avoidance of doubt, the “Advent Designated Directors” shall be deemed to have been designated, nominated or appointed, as applicable, by the Advent Stockholders pursuant to this Agreement.

“Advent Stockholders” shall mean the Advent Stockholders listed on Schedule A, together with their respective successors and any Permitted Transferee that becomes a party hereto pursuant to Section 4.1.

“Affiliate” shall mean, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person; provided, that “Affiliate” with respect to the Advent Stockholders shall not include the Company or its Subsidiaries. As used in this definition, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Governance Rules” means applicable federal and state securities Law and the rules of the NYSE relating to the Board and the corporate governance of the Company, including, without limitation, Rule 10A-3 of the Exchange Act and Rule 303A of the NYSE Listed Company Manual.

“Beneficially Own” shall have the meaning set forth in Rule 13d-3 of the rules and regulations under the Exchange Act. For the avoidance of doubt, the beneficial ownership of the Advent Stockholders shall be aggregated together along with the beneficial ownership of their Affiliates.

“Certificate of Incorporation” shall mean the Acquiror A&R Charter (as defined in the Merger Agreement) as in effect upon the Filing and thereafter from time to time amended in accordance with the terms hereof and thereof and pursuant to applicable Law.

“Common Stock” shall mean Class A Common Stock, par value $0.0001 per share, of the Company.

“Company Shares” shall mean shares of Common Stock and any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), shares of Common Stock, including options and warrants.

“Disqualified Director” means any Person prohibited or disqualified from serving as a Director of the Company pursuant to any rule or regulation of the SEC or the rules of the securities exchange on which the Company’s securities are listed or by applicable Law.

“Director” shall mean a member of the Board of Directors of the Company.

“Effective Time” shall have the meaning set forth in the Merger Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing” shall mean the filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware.

“Governmental Authority” means any federal, state, provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, arbitrator, court or tribunal of (a) the United States or (b) any state, commonwealth, province, territory or possession of the United States and any political subdivision thereof (including counties and municipalities).

“Governmental Order” means any ruling, order, judgment, injunction, edict, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Independent Director” means a Director who is, as of the date of such Director’s election or appointment and as of any other date on which the determination is being made, an NYSE Independent Director and an SEC Independent Director.

“Law” means any common law, statutes, constitution, treaty, resolutions, rules, codes, regulations, ordinances, restrictions or Governmental Orders of, or issued by, a Governmental Authority.

“Majority Advent Stockholders” means the affirmative vote of the Advent Stockholders who hold a number of Company Shares representing more than fifty percent (50%) of the aggregate number of Company Shares held by the Advent Stockholders.

“Necessary Action” shall mean, with respect to a specified result, all actions (to the extent such actions are permitted by Law, within such party’s control and do not conflict with the terms of this Agreement) reasonably necessary to cause such result, including (a) voting or providing a written consent or proxy with respect to the Company Shares, (b) causing the adoption of stockholders’ resolutions and amendments to the Certificate of

Incorporation, (c) executing agreements and instruments, (d) causing the members of the Board of Directors to take such actions (to the extent allowed by Delaware Law) and/or (e) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations, publications or similar actions that are required to achieve such result.

“NYSE Independent Director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board of Directors and as of any other date on which the determination is being made, as an “Independent Director” under the listing requirements of the NYSE, as amended from time to time, as determined by the Board of Directors without the vote of such Director.

“Permitted Transferee” shall mean, with respect to any Person, (a) any Affiliate of such Person, (b) with respect to any Person that is an investment fund, vehicle or similar entity, (i) any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, manager or advisor and (ii) any direct or indirect limited partner or investor in such investment fund, vehicle or similar entity or any direct or indirect limited partner or investor in any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, manager or advisor (provided, however, that in no event shall any “portfolio companies” (as such term is customarily used in the private equity industry) of any such Person or any entity that is controlled by a “portfolio company” of any such Person constitute a Permitted Transferee) and (c) in the case of any Person who is an individual, (i) any successor by death or (ii) any trust, partnership, limited liability company or similar entity solely for the benefit of such individual or such individual’s spouse or lineal descendants, provided that such individual acts as trustee, general partner or managing member and retains the sole power to direct the voting and disposition of the transferred Company Shares.

“Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

“SEC” means the United States Securities and Exchange Commission.

“SEC Independent Director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board of Directors and as of any other date on which the determination is being made, as an “Independent Director” under Rule 10A-3 under the Exchange Act, as determined by the Board of Directors without the vote of such Director.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

2. Board of Directors.

2.1 The Company shall take all Necessary Action such that as of the Effective Time:

(a) the size of the Board of Directors shall be set at eight Directors;

(b) the members of the Board of Directors shall be constituted as follows: (i) the seven individuals identified on Schedule B as Advent Designated Directors (the “Advent Designated Directors”), at least five of whom shall (A) not be Affiliates of the Advent Stockholders or any other holder of equity interests of Legacy ATI immediately prior to the Effective Time, and (B) be Independent Directors; and (ii) the individual identified on Schedule B as the Additional Designated Director (the “Additional Designated Director,” and together with the Advent Designated Directors, the “Designated Directors”); provided, however, that, if the Additional Designated Director qualifies as an Independent Director, only four of the seven Advent Designated Directors must be persons satisfying the criteria described in subclauses “(A)” and “(B)” of clause “(i)” of this Section 2.1(b);

(c) one of the Advent Designated Directors shall serve as Chairman of the Board of Directors, who shall initially be the individual identified on Schedule B as the Chairman of the Board of Directors;

(d) three Advent Designated Directors shall be appointed as Class III Directors as set forth on Schedule B with terms ending at the third Annual Meeting of Stockholders following the Effective Time;

(e) two Advent Designated Directors shall be appointed as Class II Directors as set forth on Schedule B with terms ending at the second Annual Meeting of Stockholders following the Effective Time; and

(f) two Advent Designated Directors and the Additional Designated Director as set forth on Schedule B shall be appointed as Class I Directors with terms ending at the first Annual Meeting of Stockholders following the Effective Time.

2.2 (a) Following the Effective Time, the Advent Stockholders shall be entitled to designate for nomination to the Board of Directors a number of persons (the “Advent Nominees”) (and such persons shall be included in any proxy statement prepared by the Company in connection with soliciting proxies for any meeting of the stockholders of the Company called with respect to the election of Directors, and at any adjournment or postponement thereof (the “Company Proxy Statement”), and on any action or approval of the stockholders of the Company with respect to the election of Directors), based on (x) the number of continuing Advent Directors on the Board of Directors following the applicable action, and (y) the aggregate number of Company Shares held by the Advent Stockholders as of the date of receipt of the Company Notice provided in accordance with Section 2.2(b). The number of Advent Nominees that the Advent Stockholders shall be entitled to designate for nomination to the Board of Directors shall be as follows:

(i) if, as of the date of receipt of the Company Notice provided by the Company in accordance with Section 2.2(b), the aggregate number of Company Shares held by the Advent Stockholders is equal to or greater than 50% of the outstanding Company Shares, such number of Advent Nominees to ensure that, following the applicable action, the Board of Directors includes at least five Advent Directors;

(ii) if, as of the date of receipt of the Company Notice provided by the Company in accordance with Section 2.2(b), the aggregate number of Company Shares held by the Advent Stockholders is less than 50% and equal to or greater than 38% of the outstanding Company Shares, such number of Advent Nominees to ensure that, following the applicable action, the Board of Directors includes at least four Advent Directors;

(iii) if, as of the date of receipt of the Company Notice provided by the Company in accordance with Section 2.2(b), the aggregate number of Company Shares held by the Advent Stockholders is less than 38% and equal to or greater than 26% of the outstanding Company Shares, such number of Advent Nominees to ensure that, following the applicable action, the Board of Directors includes at least three Advent Directors;

(iv) if, as of the date of receipt of the Company Notice provided by the Company in accordance with Section 2.2(b), the aggregate number of Company Shares held by the Advent Stockholders is less than 26% and equal to or greater than 13% of the outstanding Company Shares, such number of Advent Nominees to ensure that, following the applicable action, the Board of Directors includes at least two Advent Directors;

(v) if, as of the date of receipt of the Company Notice provided by the Company in accordance with Section 2.2(b), the aggregate number of Company Shares held by the Advent Stockholders is less than 13% and equal to or greater than 5% of the outstanding Company Shares, such number of Advent

Nominees to ensure that, following the applicable action, the Board of Directors includes at least one Advent Director; and

(vi) if, as of the date of receipt of the Company Notice provided by the Company in accordance with Section 2.2(b), the aggregate number of Company Shares held by the Advent Stockholders is less than 5% of the outstanding Company Shares, Advent Stockholders shall not be entitled to designate any Advent Nominees to the Board of Directors.

(b) The Company shall provide the Advent Stockholders with written notice of the date on which the Company expects to file any Company Proxy Statement pursuant to which action to elect Directors is to be taken (the “Company Notice”) at least 30 days prior to such filing date. The Advent Stockholders shall designate the Advent Nominees for nomination to the Board of Directors by giving written notice to the Company setting forth the name and address of the Advent Nominee promptly following receipt of the Company Notice, and in any event, within 10 business days following receipt of the Company Notice.

(c) Subject to Section 2.2(d), the Company shall take all Necessary Action to (i) (x) ensure that each of the Advent Nominees that are properly nominated pursuant to this Section 2.2 are included in the nominees to the Board of Directors on each slate of nominees for election of Directors proposed by the Board of Directors and (y) recommend the election of the Advent Nominees that are properly nominated pursuant to this Section 2.2 to the stockholders of the Company; and (ii) ensure that each of the Advent Nominees that are properly nominated pursuant to this Section 2.2 is included as a nominee to the Board of Directors in any Company Proxy Statement, and on every action or approval by written resolution of the stockholders of the Company or the Board of Directors with respect to the election of Directors, as applicable.

(d) Any nominated Director shall be subject to customary due diligence process, including a review of a completed questionnaire and a customary background check. Based on the foregoing, the Company may reasonably object to any such nominee within 15 days of receiving such completed questionnaire and background check authorization, (i) provided it does so in good faith and (ii) solely to the extent such objection is based upon any of the following: (A) such nominee was convicted in a criminal proceeding (excluding traffic violations and other minor offenses); or (B) such nominee was the subject of any order, judgment or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction or any administrative body (including the SEC), permanently or temporarily enjoining, or otherwise limiting in a material way, such proposed Director from engaging in any business activity as a result of any violation by such proposed Director of federal or state securities Laws. In the event the Board of Directors reasonably finds any such nominee to be unsuitable based upon one or more of the foregoing clauses “(A)” or “(B)” and reasonably objects to such nominated Director, the Advent Stockholders that nominated such Director shall be entitled to propose a different nominee to the Board of Directors within 15 days of the Company’s notice to the Advent Stockholders of its objection to such nominee and such replacement nominee shall be subject to the review process outlined in this Section 2.2(d). The Advent Stockholders shall not nominate a Disqualified Director.

2.3 Board Size. For so long as the Advent Stockholders shall have the right to designate an Advent Nominee, the Company shall not, directly or indirectly, without the prior written consent of the Majority Advent Stockholders, increase the size of the Board of Directors in excess of eight members. In the event that the size of the Board of Directors is increased, the number of Advent Nominees that the Advent Stockholders shall be entitled to designate for nomination to the Board of Directors set forth in Section 2.2 shall be proportionately adjusted to provide the same effect as contemplated by such Section 2.2 prior to such action.

2.4 Removal; Resignation. Any Director may resign at any time upon written notice to the Company. If the Advent Stockholders notify the Company that the Advent Stockholders desire to remove an Advent Director with cause, then such Director shall be removed from the Board of Directors and the Company shall take all Necessary Action to cause such removal of such Director.

2.5 Vacancies. In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal of any Advent Director, each party shall take all Necessary Action to elect or appoint an Advent Designated Director to replace the Advent Director whose death, disability, retirement, resignation or removal resulted in such vacancy on the Board of Directors. Notwithstanding anything to the contrary, the director position for such Advent Director shall not be filled pending such designation and appointment, unless the Advent Stockholders fail to designate an Advent Nominee for more than 15 days, after which the Company may appoint a successor Director until the Advent Stockholders make such designation.

2.6 Expenses. The Company shall cause the Advent Directors to be reimbursed for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and any committees thereof, including travel, lodging and meal expenses.

2.7 Committees of the Board. Immediately following the Effective Time, the Company shall establish and, following the Effective Time, maintain, in accordance with the Bylaws, an audit committee, a compensation committee, a compliance committee and a nominating and corporate governance committee. The committees shall have such duties and responsibilities as are customary for such committees, subject to the provisions of this Agreement and Applicable Governance Rules, and shall be composed as follows:

(a) The audit committee shall consist of three Independent Directors (at least one of whom shall satisfy the “audit committee financial expert” requirements as such term is defined by Item 407(d)(5) of Regulation S-K). The members of the audit committee shall be determined by the Board of Directors (upon the recommendation of the nominating and corporate governance committee); provided, that the Company shall take all Necessary Action such that the audit committee members and the audit committee chairperson immediately following the Effective Time shall be as set forth on Schedule B; provided, further, that the Board of Directors shall, (i) for so long as there are two or more Advent Directors on the Board of Directors, take all necessary steps to cause at least a majority of the members of the audit committee to be composed of Advent Directors, unless such designation would violate any legal restriction on such committee’s composition or Applicable Governance Rules and (ii) for so long as there is one Advent Director, take all necessary steps to cause the Advent Director to be appointed as a member of the audit committee unless such designation would violate any legal restriction on such committee’s composition or Applicable Governance Rules.

(b) The compensation committee shall consist of three Directors. The members of the compensation committee shall be determined by the Board of Directors (upon the recommendation of the nominating and corporate governance committee); provided, that the Company shall take all Necessary Action such that the compensation committee members and the compensation committee chairperson immediately following the Effective Time shall be as set forth on Schedule B shall be; provided, further, that the Board of Directors shall, (i) for so long as there are two or more Advent Directors on the Board of Directors, take all necessary steps to cause at least a majority of the members of the compensation committee to be composed of Advent Directors, unless such designation would violate any legal restriction on such committee’s composition or Applicable Governance Rules, and (ii) for so long as there is one Advent Director, take all necessary steps to cause the Advent Director to be appointed as a member of the compensation committee unless such designation would violate any legal restriction on such committee’s composition or Applicable Governance Rules.

(c) The compliance committee shall consist of three Directors. The members of the compliance committee shall be determined by the Board of Directors (upon the recommendation of the nominating and corporate governance committee); provided, that the Company shall take all Necessary Action such that the compliance committee members and the compliance committee chairperson immediately following the Effective Time shall be as set forth on Schedule B; provided, further, that the Board of Directors shall, (i) for so long as there are two or more Advent Directors on the Board of Directors, take all necessary steps to cause at least a majority of the members of the compliance committee to be composed of Advent Directors, unless such designation would violate any legal restriction on such committee’s composition or Applicable Governance Rules and (ii) for so long as there is one Advent Director, take all necessary steps to cause the Advent Director to be appointed as a member of the compliance committee unless such designation would violate any legal restriction on such committee’s composition or Applicable Governance Rules.

(d) The nominating and corporate governance committee shall consist of three Directors. The members of the nominating and corporate governance committee shall be determined by the Board of Directors; provided, that the Company shall take all Necessary Action such that the nominating and corporate governance committee members and the nominating and corporate governance committee chairperson immediately following the Effective Time shall be as set forth on Schedule B; provided, further, that the Board of Directors shall, (i) for so long as there are two or more Advent Directors on the Board of Directors, take all necessary steps to cause at least a majority of the members of the nominating and corporate governance committee to be composed of Advent Directors, unless such designation would violate any legal restriction on such committee’s composition or Applicable Governance Rules and (ii) for so long as there is one Advent Director, take all necessary steps to cause the Advent Director to be appointed as a member of the nominating and corporate governance committee unless such designation would violate any legal restriction on such committee’s composition or Applicable Governance Rules.

(e) To the extent that the Board of Directors forms any other committees of the Board of Directors, then such members shall be determined by the Board of Directors (upon the recommendation of the nominating and governance committee); provided, that the Board of Directors shall, (i) for so long as there are two or more Advent Directors, take all necessary steps to cause at least a majority of the members of such committee to be composed of Advent Directors, unless such designation would violate any legal restriction on such committee’s composition or Applicable Governance Rules and (ii) for so long as there is one Advent Director, take all necessary steps to cause the Advent Director to be appointed as a member of such committee unless such designation would violate any legal restriction on such committee’s composition or Applicable Governance Rules.

2.8 D&O Insurance. The Company shall obtain directors’ and officers’ liability insurance that shall be effective as of the Effective Time and will cover the directors and officers of the Company (including the Directors) and its Subsidiaries at and after the date hereof in an amount and upon terms typical and reasonable for a directors’ and officers’ liability insurance policy for a company whose equity is listed on the NYSE. The directors’ and officers’ liability insurance policy shall have a scope of coverage terms and limits that are reasonably appropriate for a company of similar characteristics (including the line of business, market capitalization and revenues) as the Company and its Subsidiaries.

3. Right to Conduct Activities. The Company expressly acknowledges and agrees that: (a) the Advent Stockholders and each Advent Director who is an employee of an Advent Stockholder or any Affiliate thereof shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Company or its Subsidiaries, including those deemed to be competing with the Company or its Subsidiaries; and (b) in the event that an Advent Stockholder or any Advent Director or any of their respective Affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company or its Subsidiaries and such Advent Stockholder, Advent Director or any other Person, the Advent Stockholder, Advent Director or Affiliate thereof, as applicable, shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or its Subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or its Subsidiaries or their respective Affiliates or equityholders for breach of any duty (contractual or otherwise) by reason of the fact that such Advent Stockholder, Advent Director or Affiliate, as applicable, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company or its Subsidiaries, unless, in the case of this clause “(b),” such potential transaction or matter that may be a corporate opportunity is expressly offered or presented to, acquired, created or developed by, or otherwise comes into the possession of, an Advent Director in his or her capacity as a Director or through his or her services to, or pursuant to a contract with, the Company or any of its Subsidiaries; provided, that the Advent Stockholders and each Advent Director shall not use any confidential information of the Company or its Subsidiaries for any purpose in connection with any of the foregoing.

4. Miscellaneous.

4.1 Successors and Assigns. No party shall assign this Agreement or any part hereof without the prior written consent of the other parties; provided, however, that the rights under this Agreement may be assigned (but only with all related obligations) by an Advent Stockholder to a Permitted Transferee of such Advent

Stockholder; provided, that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such Permitted Transferee and the Company Shares with respect to which such rights are being transferred and (b) such Permitted Transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

4.2 Effectiveness; Termination. This Agreement shall not be effective until the Effective Time. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. In addition, this Agreement shall terminate and be of no further force and effect upon the earlier of (a) the written agreement to terminate this Agreement of the Company and the Advent Stockholders who, as of the date of such written agreement, hold the majority of the Company Shares held by all Advent Stockholders and (b) the date on which the Advent Stockholders no longer hold Company Shares; provided, however, that such termination shall not release any party of any liability for any breach of this Agreement occurring prior to such termination.

4.3 Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

4.4 Consent to Jurisdiction. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in any state court of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the Parties irrevocably and unconditionally consents and submits to the jurisdiction of the United States District Court for the District of Delaware); (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any such action in any court other than such courts. Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 4.7 shall be effective service of process for any such action. Each of the parties agrees that the mailing of process or other papers in connection with any action or proceeding in the manner provided in Section 4.7 or such other manner as may be permitted by requirement of Law shall be valid and sufficient service of process. Notwithstanding the foregoing in this Section 4.4, a party may commence any action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts. Each party hereto further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

4.5 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (AND SHALL CAUSE ITS SUBSIDIARIES AND AFFILIATES TO WAIVE) THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION HEREWITH. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES TO ENTER INTO THIS AGREEMENT.

4.6 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in multiple counterparts, each of which when executed and delivered shall thereby be deemed to be an original and all of which taken together shall constitute one and the same instrument. Any party may deliver signed counterparts of this Agreement to the other parties by means of facsimile, portable document format (.PDF) signature or electronic transmission.

4.7 Notices. To be valid for purposes hereof, any notice, request, demand, waiver, consent or approval (any of the foregoing, a “Notice”) that is required hereunder shall be in writing. A Notice shall be deemed given only as follows: (a) on the date delivered personally or by email (provided that the email is not bounced back); (b) three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one business day following deposit with a nationally recognized overnight courier service for next day delivery, charges prepaid, and, in each case, addressed to the intended recipient as set forth below:

If to the Company (prior to the Effective Time):

Fortress Value Acquisition Corp. II

1345 Avenue of the Americas

46th Floor

New York, New York

Attention: Alexander Gillette

E-mail:     agillette@fortress.com

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention: Joseph A. Coco

Blair T. Thetford

Email:    Joseph.Coco@skadden.com

Blair.Thetford@skadden.com

If to Legacy ATI (and, following the Effective Time, the Company):

ATI Physical Therapy

790 Remington Blvd.

Bolingbrook, Illinois 60440

Attention: Diana M. Chafey

Email:      diana.chafey@atipt.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, Massachusetts 02110

Attention: Marilyn French Shaw

Email:       MarilynFrench.Shaw@weil.com

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, Texas 75201

Attention: James R. Griffin

Email:      James.Griffin@weil.com

If to an Advent Stockholder, to the address set forth below such Advent Stockholder’s name on Schedule A hereto. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by providing Notice to the other parties.

4.8 Amendments and Waivers. This Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing duly executed by the Company and the Advent Stockholders that then hold Company Shares that makes reference to this Agreement; provided, however, that Schedule A to this Agreement may be amended at any time by the Company to add as a party hereto any Person that acquires any Company Shares in compliance with the terms of this Agreement and executes a supplemental signature page. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

4.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon determination by a court of competent jurisdiction that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

4.10 Conflict with Certificate of Incorporation. In the event of a conflict between the Certificate of Incorporation and this Agreement, it is expressly agreed that, to the extent not inconsistent with Delaware Law, as between the Advent Stockholders this Agreement shall prevail and the parties shall use reasonable best efforts to amend the Certificate of Incorporation to be consistent with this Agreement. For the avoidance of doubt, nothing contained in this Agreement shall be deemed to constitute an amendment of the Certificate of Incorporation or of any previous certificate of incorporation of the Company. Notwithstanding any other provisions of this Agreement, to the extent not inconsistent with Delaware Law, the Company undertakes to be bound by and comply with the terms and conditions of this Agreement insofar as the same relates to the Company and any Subsidiaries of the Company and to act in all respects as contemplated by this Agreement.

4.11 Entire Agreement. This Agreement constitutes the entire agreement among the parties relating to the transactions contemplated hereby and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof. No representations, warranties, covenants, understandings or agreements, oral or otherwise, relating to the transactions contemplated hereby exist between the parties hereto except as expressly set forth or referenced in this Agreement.

4.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by Law or otherwise afforded to any party, shall be cumulative and not alternative.

4.13 Construction. Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all”. The words “this Agreement,” “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. All references in this Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction occurring after the date hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

FORTRESS VALUE ACQUISITION CORP. II

By:	/s/ Alexander P. Gillette
Name: Alexander P. Gillette
Title: General Counsel

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

WILCO ACQUISITION, LP

By:	Wilco GP, Inc., its General Partner

By:	/s/ John Maldonado
Name:	John Maldonado
Title:	President

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

WILCO GP, INC.

By:	/s/ John Maldonado
Name:	John Maldonado
Title:	President

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

Advent International GPE VII-A Limited Partnership
Advent International GPE VII-E Limited Partnership
Advent International GPE VII-H Limited Partnership

By:	GPE VII GP Limited Partnership, General Partner
By:	Advent International GPE VII, LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ James Westra ,
Name:	James Westra
Title:	General Counsel and Managing Partner

Advent International GPE VII Limited Partnership
Advent International GPE VII-B Limited Partnership
Advent International GPE VII-C Limited Partnership
Advent International GPE VII-D Limited Partnership
Advent International GPE VII-F Limited Partnership
Advent International GPE VII-G Limited Partnership

By:	GPE VII GP (Delaware) Limited Partnership, General Partner
By:	Advent International GPE VII, LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ James Westra ,
Name:	James Westra
Title:	General Counsel and Managing Partner

Advent Partners GPE VII Limited Partnership
Advent Partners GPE VII Cayman Limited Partnership
Advent Partners GPE VII – A Limited Partnership
Advent Partners GPE VII – A Cayman Limited Partnership
Advent Partners GPE VII – B Cayman Limited Partnership
Advent Partners GPE VII 2014 Limited Partnership
Advent Partners GPE VII 2014 Cayman Limited Partnership
Advent Partners GPE VII – A 2014 Limited Partnership
Advent Partners GPE VII – A 2014 Cayman Limited Partnership

By:	Advent International GPE VII, LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ James Westra ,
Name:	James Westra
Title:	General Counsel and Managing Partner

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

GPE VII ATI CO-INVESTMENT LIMITED PARTNERSHIP

By:	Advent International GPE VII, LLC, its General Partner

By:	Advent International Corporation, its Manager

By:	/s/ James Westra
Name:	James Westra
Title:	General Counsel and Managing Partner

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

Schedule A

Advent Stockholders

Wilco Acquisition, LP	c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street Wilmington, DE 19801

WILCO GP, INC.	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent International GPE VII Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent International GPE VII-A Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent International GPE VII-B Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent International GPE VII-C Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent International GPE VII-D Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent International GPE VII-E Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent International GPE VII-F Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent International GPE VII-G Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent International GPE VII-H Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent Partners GPE VII Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent Partners GPE VII-A Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent Partners GPE VII Cayman Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent Partners GPE VII-A Cayman Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Advent Partners GPE VII-B Cayman Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

ADVENT PARTNERS GPE VII 2014 LIMITED PARTNERSHIP	c/o Advent International Corporation 75 State Street Boston, MA, 02109

ADVENT PARTNERS GPE VII 2014 CAYMAN LIMITED PARTNERSHIP	c/o Advent International Corporation 75 State Street Boston, MA, 02109

ADVENT PARTNERS GPE VII-A 2014 LIMITED PARTNERSHIP	c/o Advent International Corporation 75 State Street Boston, MA, 02109

ADVENT PARTNERS GPE VII-A 2014 CAYMAN LIMITED PARTNERSHIP	c/o Advent International Corporation 75 State Street Boston, MA, 02109

GPE VII ATI Co-Investment (Delaware) Limited Partnership	c/o Advent International Corporation 75 State Street Boston, MA, 02109

Schedule B

Directors

Designation	Director Appointees	Class	Committee membership (including any chairperson designation)
Additional Designated Director	Drew McKnight	I	Compliance

Advent Designated Director	John Maldonado	II	Compliance Nominating and Corporate Governance

Advent Designated Director	Carmine Petrone	III	Compensation (Chair)

Advent Designated Director	Chris Krubert	III	Compensation Compliance (Chair)

Advent Designated Director	John Larsen (Chairman of the Board of Directors)	III	Audit Nominating and Corporate Governance (Chair)

Advent Designated Director	Labeed Diab	I

Advent Designated Director	Joanne Burns	II	Audit Compensation

Advent Designated Director	Jamie Parisi	II	Audit (Chair) Nominating and Corporate Governance

Annex H

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of February 21, 2021 (the “Signing Date”), between Fortress Value Acquisition Corp. II (the “Company”) and Labeed S. Diab (“Employee”).

1.0 RECITALS.

1.1 Employee and the Company are entering into this Agreement to set forth the terms and conditions of Employee’s employment with the Company and to protect the Company’s Trade Secrets or Confidential Information and business relationships. The Company hereby employs Employee and Employee hereby accepts employment with the Company upon the terms and conditions contained in this Agreement.

1.2 As an executive officer of the Company, Employee will have access to and Employee will become familiar with, acquire knowledge of and develop or maintain the Company’s Trade Secrets or Confidential Information (as defined below) and business relationships, whether currently existing or to be developed in the future, which Employee recognizes permits the Company to enjoy a competitive advantage and disclosure and/or use by competitors, potential competitors and/or any third-party would cause irreparable harm to the Company.

NOW, THEREFORE, IN CONSIDERATION of the foregoing facts, the mutual covenants and agreements contained herein, the compensation to be paid in connection with Employee’s continued employment, and other good and valuable consideration, the Company and Employee agree as follows:

2.0 DEFINITIONS.

2.1 Affiliate: “Affiliate” means, with respect to any party, any corporation, limited liability company, partnership, joint venture, firm and/or other entity which Controls, is Controlled by or is under common Control with such party.

2.2 Board of Directors: “Board of Directors” shall mean the board of directors of the Company.

2.3 Business: “Business” means the business of providing physical therapy and/or occupational therapy services, including, without limitation, physical therapy, work conditioning, functional capacity assessment or sports performance enhancement, home healthcare, and occupational health services, and any other business engaged in or service rendered by the Company upon the Effective Date, during the Initial Term, and/or during any Renewal Term.

2.4 Change in Control: “Change in Control” shall have the meaning set forth in the Company’s 2021 Equity Incentive Plan, as amended from time to time.

2.5 Closing: “Closing” shall have the meaning set forth in the Merger Agreement.

2.6 Compensation Committee: “Compensation Committee” shall mean a committee of the Board of Directors which has been delegated responsibility for employee compensation matters or, in the absence thereof, the entire Board of Directors.

2.7 Control: “Control” means (i) in the case of a corporate entity, direct or indirect ownership of at least fifty percent (50%) of the stock or securities entitled to vote for the election of directors; and (ii) in the case of a non-corporate entity (such as a limited liability company, partnership or limited partnership), either (A) direct or indirect ownership of at least fifty percent (50%) of the equity interests in such entity, or (B) the power to direct the management and policies of such entity.

2.8 Covered Entity: “Covered Entity” means every Affiliate of Employee, and every business, association, trust, corporation, partnership, limited liability company, proprietorship or other entity in which Employee has an investment (whether through debt or equity securities), or maintains any capital contribution or made any outstanding advances to, or in which any Affiliate of Employee has an ownership interest or profit sharing percentage, or a firm from which Employee or any Affiliate of Employee receives or is entitled to receive income, compensation or consulting fees in which Employee or any Affiliate of Employee has an interest as a lender (other than solely as a trade creditor for the sale of goods or provision of services that do not otherwise violate the provisions of this Agreement). The agreements of Employee contained herein specifically apply to each entity which is presently a Covered Entity (so long as it remains a Covered Entity) or which becomes a Covered Entity subsequent to the date of this Agreement.

2.9 Discharge For Cause: “Discharge For Cause” shall mean termination of employment for any one or more of the following: (i) willful misfeasance or nonfeasance by Employee with respect to Employee’s assigned duties, which includes not following the reasonable written direction of the Board of Directors or any committee thereof (other than by reason of Permanent Disability), or repeated intentional refusal by Employee to perform Employee’s assigned duties (other than by reason of Permanent Disability) which in each case continues uncured for thirty (30) days following receipt of written notice from the Board of Directors or the Compensation Committee thereof; (ii) such Employee personally engaging in illegal conduct or any act of moral turpitude (other than minor traffic violations) which reasonably could be expected to harm the Company; (iii) such Employee breaching in any material respect any provision of this Agreement (other than by reason of Permanent Disability) which continues uncured for thirty (30) days following receipt of written notice of such breach from the Board of Directors or the Compensation Committee thereof, except that any breach of Sections 4.7 or 4.9 shall not require either written notice or an opportunity to cure; or (iv) such Employee’s commencement of employment with another company while he is an employee of the Company without the prior consent of the Board of Directors, other than with respect to Permitted Activities.

2.10 Discharge Without Cause: “Discharge Without Cause” shall mean the Company’s termination of Employee’s employment hereunder during the term hereof for any reason other than a Discharge For Cause or due to Employee’s death or Permanent Disability.

2.11 Effective Date: “Effective Date” shall mean the date of the Closing.

2.12 Merger Agreement: “Merger Agreement” shall mean the Merger Agreement, by and between the Company, FVAC Merger Corp. II, and Wilco Holdco, Inc., dated as of February 21, 2021.

2.13 Permanent Disability: “Permanent Disability” shall mean the Employee’s inability, with or without reasonable accommodation, to perform the essential duties, responsibilities, and functions of Employee’s position with the Company as a result of any mental or physical disability or incapacity for a length of time that the Company determines is sufficient to satisfy such obligations as it may have to provide leave under applicable family and medical leave laws and/or “reasonable accommodation” under applicable federal, state or local disability laws. Family and medical leave or disability leave provided under federal, state or local law may be unpaid as per the requirements of such laws; provided, however, that the Employee shall be entitled to such payments and benefits under the Company’s vacation, sick leave or disability leave programs as per the terms of such programs. The Company may terminate the Employee’s active employment because of a Permanent Disability by giving written notice to the Employee at any time effective at or within 20 days after the end period of leave as may be required under the family and medical leave laws or under federal, state or local disability laws, but the Company shall retain the Employee as an inactive employee if necessary to maintain the Employee’s eligibility for any disability leave benefits. A reassignment, reduction or elimination of the duties defined in Section 3.1 because of Employee’s inability to perform such duties during any period of a disability leave or during the period Employee is designated as an inactive employee, or the appointment of a temporary or permanent replacement for Employee during any disability leave, shall not constitute the basis for a Termination for Good Reason. In the event of a dispute over the occurrence of a Permanent Disability, the Employee agrees to submit to an examination by a doctor selected by the Company who will determine fitness for duty. If the Employee’s physician disagrees with the Company’s physician’s opinion, a third physician, mutually agreed upon by the Employee and the Company, shall examine the Employee and that physician’s opinion shall be conclusive as to the Employee’s fitness for duty.

2.14 Permitted Activities: “Permitted Activities” shall mean Employee’s service on charitable or civic boards, service on behalf of charitable organizations or foundations, supervision of passive investments, or the professional activities enumerated in Exhibit B, in each case, which do not, individually or in the aggregate, interfere with the performance of Employee’s duties hereunder.

2.15 Subsidiary: “Subsidiary” shall mean any corporation, trust, general or limited partnership, limited liability company, limited liability partnership, firm, company or other business enterprise which is Controlled by the Company thorough direct ownership of the stock or other proprietary interests of such business enterprise or indirectly through the ownership of stock or other proprietary interests in one (1) or more other business enterprises which are connected with the Company by means of one (1) or more chains of business enterprises that are connected by ownership of stock or other proprietary interests.

2.16 Termination For Good Reason: “Termination For Good Reason” shall mean voluntary termination of this Agreement by Employee if, without the prior written consent of Employee: (i) there is a reduction by the Company in Employee’s annual salary or percentage target bonus opportunity then in effect; (ii) the Company acts in any way that would adversely affect Employee’s participation in or materially reduce Employee’s benefit under any benefit plan of the Company in which Employee is participating, except those changes generally affecting similarly situated employees of the Company; (iii) the Company materially breaches the terms of this Agreement; or (iv) there is a material diminution of Employee’s job title, reporting relationship or job duties or responsibilities that are materially inconsistent with the position or positions listed in Section 3.1. Notwithstanding the foregoing, none of the circumstances described above may serve as the basis for a “Termination for Good Reason” unless (x) Employee notifies the Board of Directors in writing of any event constituting the basis for a “Termination for Good Reason” within thirty (30) days following Employee’s knowledge of the initial existence of such circumstance and (y) the Company fails to cure such circumstance within thirty (30) days following such written notice. Failing such cure, a Termination for Good Reason shall be effective on the day following the expiration of such cure period.

2.17 Territory: “Territory” means the United States.

2.18 Trade Secrets or Confidential Information: “Trade Secrets” means information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, a prototype, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secrets also include any information or data described above that the Company obtains from another party and that the Company treats as proprietary or designates as a Trade Secrets, whether or not owned or developed by the Company. “Confidential Information” means any data or information, without regard to form, other than Trade Secrets, that is valuable to the Company and is not generally known by the public. To the extent consistent with the foregoing, Trade Secrets or Confidential Information includes, but is not limited to: (a) the names, addresses, phone numbers, accounts, financial information, and other information concerning patients, referral sources, payors (employers, managed care organizations, workers compensation insurers, and other types of payors) and other clients of the Company; (b) non-public information and materials describing or relating to the Company’s business or financial affairs, including but not limited to financial and/or investment performance information, personnel matters, products, operating procedures, organizational responsibilities, marketing matters, or policies or procedures of the Company; or (c) information and materials describing the Company’s existing or new products and services, including analytical data and techniques, and product, service or marketing concepts under development at or for the Company, and the status of such development. Trade Secrets or Confidential Information does not include information that, other than as a result of a breach by Employee of this Agreement, (i) is or becomes generally known within the relevant industry, or (ii) is or becomes known to Employee other than through Employee’s work for the Company, or (iii) is or becomes generally available to the public.

3.0 CAPACITIES AND DUTIES; INDEMNIFICATION.

3.1 Title: As of the Effective Date, Employee will be employed in the capacity of Chief Executive Officer of the Company. Employee shall report directly to the Board of Directors and shall be subject to its supervision, control and direction. Employee will at all times abide by the Company’s written personnel policies applicable to similarly situated employees of the Company as in effect from time to time and previously provided to Employee, and will faithfully, industriously and to the best of Employee’s ability, experience and talents perform all of the duties that may be required of and from Employee pursuant to the terms hereof, consistent with Employee’s status as Chief Executive Officer.

3.2 Exclusive Services: During the Term, Employee agrees to devote Employee’s best efforts and full business time to rendering services to the Company, except with respect to Permitted Activities. Employee is specifically restricted from being employed by any other company, other than a Subsidiary or an Affiliate of the Company, while under the Company’s employ pursuant to this Agreement. Employee shall not be entitled to any additional compensation for services rendered as an officer or director of the Company or any of its Affiliates.

3.3 Indemnification: The Company shall, to the maximum extent permitted by law, indemnify and hold harmless Employee for any loss, injury, damage, expense (including reasonable attorneys’ fees, and costs), and claim or demand, arising out of, connected with, or in any manner related to, any act, omission, or decision made in good faith while performing services for the Company from and after the Effective Date.

4.0 TERM.

4.1 Term: Subject to Sections 4.2, 4.3, 4.4, 4.5 and 4.6 the term of this Agreement shall be three (3) years commencing on the Effective Date, unless terminated earlier pursuant to the terms herein (the “Initial Term”); provided that, unless earlier terminated pursuant to the terms herein, the Initial Term shall be automatically extended for additional one (1) year terms (each, a “Renewal Term”) upon the expiration of the Initial Term or any such Renewal Term unless the Company or Employee delivers to the other at least thirty (30) days prior to the expiration of the Initial Term or the then-current Renewal Term, as the case may be, a written notice specifying that the term of Employee’s employment will not be renewed at the end of the Initial Term or the then-current Renewal Term, as the case may be. The Initial Term or, in the event that Employee’s employment hereunder is terminated earlier pursuant to the terms herein or renewed pursuant to this Section 4.1, such shorter or longer period, as the case may be, is referred to herein as the “Term.” Upon termination of the Term for any reason, Employee agrees to resign, or will be deemed to resign, as of the date of termination or such other date requested by the Company, from all positions and offices that Employee then holds with the Company and its Affiliates.

4.2 Discharge For Cause: Employee’s employment under this Agreement may be terminated by the Company (subject to the notice and cure period set forth in Section 2.9, if applicable) upon the Board of Directors specifically finding that an action constituting the basis for a Discharge for Cause has occurred, without further obligation by the Company, except for payment of any base salary compensation and expense reimbursement accrued and unpaid through the effective date of termination and except as otherwise required by law, upon written notice to Employee of a Discharge For Cause. The Company shall provide Employee in such written notification such facts as shall be reasonably necessary to apprise Employee of the basis for such Discharge For Cause of which the Company is actually aware and for Employee to exercise Employee’s right to cure under Section 2.9, if applicable.

4.3 Discharge Without Cause: Employee’s employment under this Agreement may be immediately terminated by the Company upon written notice to Employee of a Discharge Without Cause.

(a) Upon termination pursuant to this Section 4.3 at any time other than during the 24-month period following a Change in Control, the Company shall (i) pay to Employee an amount equal to 1.5 (one and a half) times the sum of (x) Employee’s base salary, as provided in Section 5.1, at the annual rate in effect at the time of termination, and (y) the Target Bonus, in substantially equal installments over a period of eighteen (18) months from the date of such termination, in accordance with the Company’s general payroll practices as the same may exist from time to time, (ii) pay to Employee an Annual Bonus for the then-current fiscal year based on actual performance for such year, pro-rated from the first date of such fiscal year through Employee’s last date of continued active employment, payable at the same time as annual bonuses are paid other senior executives of the Company, (iii) if continued coverage under the Company’s health and welfare plans is timely elected by Employee, pay the employer and employee portion of any COBRA health and welfare premiums for a period equal to eighteen (18) months from the date of such termination, or, if earlier, (x) the first date that Employee is no longer eligible for COBRA or (y) the first date that Employee becomes eligible for health benefits from another employer, and (iv) all prior unvested grants of equity incentive compensation made to Employee pursuant to the Wilco Acquisition, LP 2016 Equity Incentive Plan (whether such vesting is time-based or performance-based) shall immediately vest as of the date of such termination.

(b) Upon termination pursuant to this Section 4.3 during the 24-month period following a Change in Control, the Company shall (i) pay to Employee an amount equal to 2.0 (two) times the sum of (x) Employee’s base salary, as provided in Section 5.1, at the annual rate in effect at the time of termination, and (y) the Target Bonus, in a lump sum on the first payroll date following the date the release contemplated by this Section 4.3 (described below) becomes effective and irrevocable, (ii) pay to Employee an Annual Bonus for the then-current fiscal year based on actual performance for such year, pro-rated from the first date of such fiscal year through Employee’s last date of continued active employment, payable at the same time as annual bonuses are paid other senior executives of the Company, (iii) if continued coverage under the Company’s health and welfare plans is timely elected by Employee, pay the employer and employee portion of any COBRA health and welfare premiums for a period equal to eighteen (18) months from the date of such termination, or, if earlier, (x) the first date that Employee is no longer eligible for COBRA or (y) the first date that Employee becomes eligible for health benefits from another employer, and (iv) all prior unvested grants of equity incentive compensation made to Employee pursuant to the Wilco Acquisition, LP 2016 Equity Incentive Plan (whether such vesting is time-based or performance-based) shall immediately vest as of the date of such termination.

In addition to the foregoing, the Company shall pay to Employee within thirty (30) days of termination of employment all amounts of base salary compensation and expense reimbursements accrued but unpaid through the effective date of termination. Other than the foregoing, Employee shall not be entitled to any payment for subsequent periods upon Employee’s termination of employment upon a Discharge Without Cause. As a condition to receiving severance payments and benefits under this Section 4.3, Employee shall execute a release of claims in the form attached hereto as Exhibit A. Notwithstanding anything in this Agreement to the contrary, receipt of severance payments and benefits under this Section 4.3, shall be subject to the execution (and expiration of any applicable revocation period) of the release within sixty (60) days following termination (the “Release Period”) and the first severance payment shall be made, inclusive of any amounts that would otherwise have been paid prior to such date, on the first payroll date following the date the release becomes effective and irrevocable; provided, that if the Release Period spans two tax years, the first severance payment shall be made in the second tax year.

4.4 Termination For Good Reason: Employee’s employment under this Agreement may be terminated by Employee, subject to the notice and time limitations set forth in Section 2.16, upon written notice to the Company of a Termination For Good Reason.

(a) Upon termination pursuant to this Section 4.4 at any time other than during the 24-month period following a Change in Control, the Company shall provide to Employee the severance payments and benefits set forth in Section 4.3(a).

(b) Upon termination pursuant to this Section 4.4 during the 24-month period following a Change in Control, the Company shall provide to Employee the severance payments and benefits set forth in Section 4.3(b).

In addition to the foregoing, the Company shall pay to Employee within thirty (30) days of termination of employment all amounts of base salary compensation and expense reimbursements accrued but unpaid through the effective date of termination. Other than the foregoing, Employee shall not be entitled to any payment upon

Employee’s termination of employment upon a Termination For Good Reason. As a condition to receiving severance payments or benefits under this Section 4.4, Employee shall execute a release of claims in the form attached hereto as Exhibit A. Notwithstanding anything in this Agreement to the contrary, receipt of severance payments or benefits under this Section 4.4, shall be subject to the execution (and expiration of any applicable revocation period) of the release within the Release Period and the first severance payment shall be made, inclusive of any amounts that would otherwise have been paid prior to such date, on the first payroll date following the date the release becomes effective and irrevocable; provided, that if the Release Period spans two tax years, the first severance payment shall be made in the second tax year.

4.5 Termination Upon Death: Employee’s employment under this Agreement shall be immediately terminated without action or notice by either party upon the death of Employee and without further obligation by the Company, except for payment of all amounts of base salary compensation and expense reimbursements accrued but unpaid through the effective date of termination (to be paid to Employee within thirty (30) days of termination of employment), and except as otherwise required by law.

4.6 Termination Upon Permanent Disability: Employee’s employment under this Agreement may be terminated by the Company, subject to the terms set forth in Section 2.12, upon written notice of a termination for the Permanent Disability of Employee. Upon termination pursuant to this Section 4.6, the Company shall continue to pay to Employee an amount equal to Employee’s base salary, as provided in Section 5.1, at the annual rate in effect at the time of termination, for a period equal to twelve (12) months from the date of such termination (“Permanent Disability Severance Pay”). In addition to the foregoing, the Company shall pay to Employee within thirty (30) days of termination of employment all amounts of base salary compensation and expense reimbursements accrued but unpaid through the effective date of termination. Permanent Disability Severance Pay shall be reduced by the amount of any disability benefits paid during and for the same period to Employee under any disability insurance policy provided by the Company as a benefit to Employee. Permanent Disability Severance Pay shall be payable over the twelve (12) month period following termination of employment under this Section 4.6 in accordance with the Company’s general payroll practices as the same may exist from time to time. As a condition to receiving Permanent Disability Severance Pay, Employee shall execute a release of claims in the form attached hereto as Exhibit A. Notwithstanding anything in this Agreement to the contrary, receipt of the Permanent Disability Severance Pay, shall be subject to the execution (and expiration of any applicable revocation period) of the release within the Release Period and the first severance payment shall be made, inclusive of any amounts that would otherwise have been paid prior to such date, on the first payroll date following the date the release becomes effective and irrevocable; provided, that if the Release Period spans two tax years, the first severance payment shall be made in the second tax year.

4.7 Non-Disclosure and Non-Use of the Company’s Trade Secrets or Confidential Information:

(a) At all times both during employment of Employee with the Company, and after the employment relationship with the Company has ended for any reason, Employee agrees that he will not, either directly or indirectly, and Employee will not permit any Covered Entity which is Controlled by Employee to, either directly or indirectly, (i) divulge, use, disclose (in any way or in any manner, including by posting on the Internet), reproduce, distribute, or reverse engineer or otherwise provide the Company’s Trade Secrets or Confidential Information to any person, firm, corporation, reporter, author, producer or similar person or entity; (ii) take any action that would make available Trade Secrets or Confidential Information to the general public in any form; (iii) take any action that uses Trade Secrets or Confidential Information to solicit any client or prospective client of the Company; or (iv) take any action that uses Trade Secrets or Confidential Information for solicitation or marketing for any service or product or on Employee’s behalf or on behalf of any entity other than the Company with which Employee may become associated, except (i) as required in connection with the performance of such Employee’s duties to the Company, (ii) as required to be included in any report, statement or testimony requested by any municipal, state or national regulatory body having jurisdiction over Employee or any Covered Entity which is Controlled by Employee, (iii) as required in response to any summons or subpoena or in connection with any litigation, (iv) to the extent necessary in order to comply with any law, order, regulation, ruling or governmental request applicable to Employee or any Covered Entity which is Controlled by Employee, (v) as required in connection with an audit by any taxing authority, or (vi) as permitted by the express written consent of the board of directors of the Company. In the event that Employee or any such Covered Entity which is Controlled by Employee is required to disclose Trade Secrets or Confidential Information pursuant to the foregoing exceptions, Employee shall promptly notify the Company of such pending disclosure and assist the Company (at the Company’s expense) in seeking a protective order or in objecting to such request, summons or subpoena with regard to the Trade Secrets or Confidential Information. If the Company does not obtain such relief after a period that is reasonable under the circumstances, Employee (or such Covered Entity) may disclose that portion of the Trade Secrets or Confidential Information which counsel to such party advises such party that they are legally compelled to disclose. In such cases, Employee shall promptly provide the Company with a copy of the Trade Secrets or Confidential Information so disclosed. This provision applies without limitation to unauthorized use of Trade Secrets or Confidential Information in any medium, writings of any kind containing such information or materials, including books, and articles, blogs, websites, or writings of any other kind, or film, videotape, or audiotape.

(b) Notwithstanding Employee’s confidentiality obligations set forth in this Section 4.7 and Section 4.8, Employee understands that, pursuant to the Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a Trade Secret that: (a) is made (1) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Employee understands that in the event it is determined that disclosure of the Trade Secrets of the Company or any of its Subsidiaries or Affiliates was not done in good faith pursuant to the above, Employee shall be subject to substantial damages under federal criminal and civil law, including punitive damages and attorneys’ fees.

(c) Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall limit or interfere with Employee’s right, without notice to or authorization of the Company, to communicate and cooperate in good faith with a Government Agency for the purpose of (i) reporting a possible violation of any U.S. federal, state, or local law or regulation, (ii) participating in any investigation or proceeding that may be conducted or managed by any Government Agency, including by providing documents or other information, or (iii) filing a charge or complaint with a Government Agency. For purposes of this Agreement, “Government Agency” means the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other self-regulatory organization or any other federal, state or local governmental agency or commission.

4.8 Return of Company Property: If Employee ceases to work for the Company for any reason, Employee shall return to the Company all Company property including, but not limited to, all Trade Secrets or Confidential Information (and will not keep in Employee’s possession, recreate or deliver to anyone else) in any form or media and all copies thereof, shall return all Trade Secrets or Confidential Information from any computers Employee owns or uses outside the Company, delete all Trade Secrets or Confidential Information after returning such information to Company from any computers Employee owns or uses outside the Company, and shall participate in an exit interview for the purpose of ensuring that the Trade Secrets or Confidential Information and business relationships will not be put at risk in any new position Employee may assume.

4.9 Non-Compete and Non-Solicitation:

(i) Non-Competition: During the term of Employee’s employment with the Company or any Affiliate of the Company and for (x) twenty-four (24) months after Employee’s termination, if Employee is eligible to receive severance payments and benefits under Section 4.3(b) or Section 4.4(b), or (y) eighteen (18) months after Employee’s termination, in any other circumstance or for any other reason (the “Restricted Period”), Employee shall not directly or indirectly, whether for pay or otherwise (1) form or assist others in forming, be employed by, render services of an executive, advertising, marketing, sales, administrative, supervisory technical, research, purchasing or consulting nature, or otherwise assist or lend Employee’s name, counsel or assistance to, any person or entity that engages in a business that competes with or intends to compete with the Business in the Territory; or (2) be employed by or provide services of any kind to any of the following entities or their Affiliates, or their respective successors: Accelerated Rehabilitation Centers, Athletico, U.S Physical Therapy, Inc., Benchmark Physical Therapy, Drayer Physical Therapy Institute, Physiotherapy Associates, Results Physiotherapy, Professional PT, Ivy Rehab, Upstream Rehab or Select Medical.

(ii) Non-Solicitation: During the term of Employee’s employment with the Company or any Affiliate of the Company and during the Restricted Period, Employee agrees that Employee will not, in any manner, directly or indirectly, solicit any customer or prospective customer of the Company to whom Employee provided services, with or for whom Employee transacted business, or about whom Employee learned Trade Secrets or Confidential Information during the six (6) months prior to Employee’s termination, in each case, for the purpose of providing goods or services competitive with the Business. A “prospective customer” is any person or entity with whom Employee has communicated or whom Employee solicited for the purposes of obtaining or transacting business and/or whom Employee has analyzed concerning potential business at any time prior to the termination of Employee’s employment with the Company.

(iii) Non-Solicitation of Employees: During the Restricted Period, Employee agrees that he will not, in any manner, directly or indirectly, solicit, hire, attempt to solicit or attempt to hire any person who is a non-administrative (i.e., non-clerical) employee of the Company, or an employee under Employee’s control, in each case, during the six (6) months prior to Employee’s termination, to apply for or accept employment with any person or entity that provides goods or services competitive with the Business, unless the Company first terminated the employment of such person.

(iv) Employee agrees that the payment of any severance payments or benefits under Section 4.3 or Section 4.4 is conditioned on Employee’s compliance with Section 4.7 through 4.9 and that the Company will have the right to withhold payment if Employee is in breach of any of these sections.

4.10 Assignment of Inventions:

(a) Employee has attached hereto as Exhibit C a list, if any, describing all inventions, processes, designs, technology, information, software, illustrations, artwork, documentation, photographs, trademarks, materials, original works of authorship, and trade secrets made by him prior to the date of this Agreement that (i) belong solely to Employee or jointly to Employee and another, (ii) relate in any way to the Company’s business or services, and (iii) are not assigned to the Company by this Agreement. If no such list is attached, there are no such Prior Inventions.

(b) Employee hereby assigns to the Company all right, title and interest throughout the world in and to any and all inventions, processes, designs, technology, information, software, illustrations, artwork, documentation, photographs, trademarks, materials, original works of authorship, and trade secrets that Employee may solely or jointly conceive or develop or reduce to practice during Employee’s employment by the Company that

(i) pertain to any business activity of the Company,

(ii) are aided by the use of time, materials, facilities, Trade Secrets, or Confidential Information of the Company, or

(iii) relate to any of Employee’s work for the Company (collectively referred to as “Inventions”).

(c) Employee assigns to the Company all right, title and interest throughout the world to any and all intellectual property rights associated with such Inventions, including without limitation all patents, copyrights, trademark rights, trade dress rights and trade secret rights. Employee will promptly make full written disclosure to the Company of all Inventions and will hold all Inventions in trust for the sole right and benefit of the Company. All copyrightable works made by the Employee during Employee’s employment by the Company are and will be treated as “works made for hire” to the greatest extent permitted by applicable law. Employee’s assignment of Inventions under this Section 4.10 includes Inventions created during Employee’s employment by the Company prior to the date of this Agreement, if any.

(d) Moral Rights. Employee’s assignment to the Company of Inventions hereunder includes (i) all rights of attribution, paternity, integrity, disclosure and withdrawal, (ii) any rights Employee may have under the

Visual Artists Rights Act of 1990 or similar federal, state, foreign or international laws or treaties, and (iii) all other rights throughout the world sometimes referred to as “moral rights” (collectively “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Employee hereby waives such Moral Rights to the extent permitted under applicable law and consents to any and all actions of the Company that would otherwise violate such Moral Rights.

(e) Employee will assist the Company to secure its rights in the Inventions and any copyrights, patents, trademarks, or other intellectual property rights relating thereto in any and all countries. If the Company is unable for any reason to secure Employee’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions assigned to the Company, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers as Employee’s agent and attorney in fact, to act for and in Employee’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent or copyright registrations with the same legal force and effect as if originally executed by Employee.

(f) Limitations. Employee’s assignment of inventions under this Section 4.10 does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on the Employee’s own time, unless:

(i) The invention relates to (1) the business of the Company, or (2) the Company’s actual or demonstrably anticipated research or development, or

(ii) The invention results from any work performed by the Employee for the Company.

4.11 Enforcement; Remedies: Employee acknowledges that Employee’s expertise in the Business is of a special and unique character which gives this expertise a particular value, and that a breach of Sections 4.7, 4.8, 4.9 or 4.10 by Employee will cause serious and potentially irreparable harm to the Company. Employee therefore acknowledges that a breach of Sections 4.7, 4.8, 4.9 or 4.10 by Employee cannot be adequately compensated in an action for damages at law, and equitable relief would be necessary to protect the Company from a violation of this Agreement and from the harm which this Agreement is intended to prevent. By reason thereof, Employee acknowledges that the Company is entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement. Employee acknowledges, however, that no specification in this Agreement of a specific legal or equitable remedy may be construed as a waiver of or prohibition against the Company pursuing other legal or equitable remedies in the event of a breach of this Agreement by Employee. Employee’s sole and exclusive remedy in the event of a breach of this Agreement by the Company shall be payment of the severance payments and benefits under Section 4.4. For purposes of Sections 4.7, 4.8, 4.9 or 4.10, “Company” shall specifically include Fortress Value Acquisition Corp. II and its direct and indirect parent entities, subsidiaries, successors and assigns.

4.12 Prior Agreements. Employee represents and warrants that Employee is not a party to any non-competition agreement or other contractual limitation that would interfere with or hinder Employee’s ability to undertake the obligations and expectations of employment with the Company. Employee represents that Employee’s performance of all of the terms of this Agreement as an employee of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by Employee in confidence or trust prior to the commencement of Employee’s employment with the Company, and Employee will not disclose to the Company, or induce the Company to use, any developments, or confidential information or material Employee may have obtained in connection with employment with any prior employer in violation of a confidentiality agreement, nondisclosure agreement, or similar agreement with such prior employer.

5.0 COMPENSATION AND BENEFITS. For Employee’s services, the Company agrees to pay Employee compensation following the Effective Date as follows:

5.1 Salary: During the Term, compensation equal to an annual salary rate of $750,000 to be paid according to the Company’s general payroll practices as same may exist from time to time. For annual periods thereafter, the Compensation Committee shall review and may increase but not decrease Employee’s base compensation.

5.2 Annual Incentive Compensation Program: During the Term, Employee shall be eligible for an annual discretionary performance-based bonus of 125% of base compensation at target level of achievement (the “Target Bonus”). This bonus shall be based upon achievement of such objectives established by the Compensation Committee, which may include financial, operational, strategic and personal objectives. Except as expressly provided in Sections 4.3 and 4.4, Employee shall not be entitled to any bonus or other incentive compensation with respect to the calendar year in which Employee’s employment with the Company is terminated for any reason.

5.3 Long Term Incentive Compensation. As soon as reasonably practicable following the consummation of the Closing, Employee shall be granted a long-term incentive award for 2021 with a grant-date fair market value of $1,750,000, as determined by the Compensation Committee (the “2021 LTIP Award”). The 2021 LTIP Award shall be comprised of 50% stock options on Company common shares and 50% restricted stock units with respect to Company common shares (with the split between stock options and restricted stock units determined based on the grant date fair market value of such awards, not the number of stock options or restricted stock units granted). Such stock options will vest in three equal tranches on the first three anniversaries of the date of grant, and such restricted stock units will vest in three equal tranches on the first three anniversaries of the date of grant. The 2021 LTIP Award and all terms and conditions thereof shall be subject to the Company’s 2021 Equity Incentive Plan and equity award agreements thereunder. Additionally, the Compensation Committee shall grant Employee a long-term incentive award for 2022 with a grant date fair market value of $1,750,000, with such grant being comprised of 50% stock options on Company common shares and 50% restricted stock units with respect to Company common shares (with the split between stock options and restricted stock units determined based on the grant date fair market value of such awards, not the number of stock options or restricted stock units granted), subject to vesting conditions determined by the Compensation Committee in its discretion after consultation with a compensation consultant. Additionally, the Compensation Committee shall grant Employee a long-term incentive award for 2023 with a grant date fair market value of $3,000,000, allocated between stock options and restricted stock units and subject to terms and conditions as determined by the Compensation Committee in its discretion after consultation with a compensation consultant. With respect to each year of the Term following 2023, Employee shall be eligible to receive long-term incentive awards on terms and conditions as determined by the Compensation Committee in its discretion after consultation with a compensation consultant.

5.4 Reimbursement of Expenses: During the Term, the Company shall reimburse Employee for any reasonable business expenses incurred by Employee in the ordinary course of the Company’s business in accordance with the Company’s reimbursement policies then in effect. Additionally, the Company hereby agrees to provide Employee with (i) an annual allowance of up to $8,333 for tax planning services and (ii) an annual allowance of up to $5,833 for executive physicals. All such expenses shall be substantiated by invoices and receipts, to be submitted by Employee within thirty (30) days after incurrence. In addition, Employee shall receive a cell phone allotment in accordance with the Company’s policies then in effect or shall be provided with a Company cell phone, in the Company’s sole discretion, and shall be provided with a Company laptop computer (which shall remain the property of the Company) for use with respect to Company business.

5.5 Benefits: During the Term, Employee shall be entitled to receive all benefits of employment generally available to the Company’s other executive employees when and as such benefits, if any, become available and Employee becomes eligible for them, including any vacation and sick leave, medical, dental, life and disability insurance benefits, long term incentive plan, pension plan and/or profit-sharing plan.

5.6 Paid Time Off: During the Term, Employee shall be entitled to 25 business days of paid time off each year during the Term. Employee will use Employee’s reasonable efforts to schedule vacation periods to minimize disruption of the Company’s business. Paid time off that is not utilized within the calendar year does not carry over and is not paid out. The Company will not reimburse Employee for any unused vacation.

5.7 Withholding: Employee authorizes the Company to make any and all applicable withholdings of federal and state taxes and other items the Company may be required to deduct, as such items may exist under this Agreement or otherwise from time to time.

6.0 CONSIDERATION: As additional consideration for the promises and covenants contained herein, specifically including, but not limited to Sections 4.7, 4.8, 4.9 and 4.10, the Company previously paid Employee five hundred dollars ($500.00). Employee acknowledges this payment and Employee’s continued employment by the Company constitute valuable consideration to which Employee is not otherwise entitled under any preexisting agreement with the Company.

7.0 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Employee, the Company and their respective heirs, successors and assigns, except that Employee shall not have any right to assign or otherwise transfer this Agreement, or any of Employee’s rights, duties or any other interest herein to any party without the prior written consent of the Company, and any such purported assignment shall be null and void.

8.0 SURVIVAL OF RIGHTS AND OBLIGATIONS. The rights and obligations of the parties as stated herein shall survive the termination of this Agreement.

9.0 ENTIRE AGREEMENT.

9.1 Sole Agreement: This Agreement (including any attachments and exhibits hereto) contains the parties’ sole and entire agreement regarding the Employee’s employment by the Company or its Affiliates, and supersedes any and all other agreements, statements and representations of the parties regarding Employee’s employment by the Company or its Affiliates, including but not limited to the Employment Agreement, dated as of February 11, 2019, by and between Employee and ATI Holdings, LLC, and any other employment agreement or other agreement regarding Employee’s base compensation, bonus or terms of employment entered into prior to the Effective Date.

9.2 No Other Representations: The parties acknowledge and agree that no party has made any representations (i) concerning the subject matter hereof, or (ii) inducing the other party to execute and deliver this Agreement, except those representations specifically referenced herein. The parties have relied on their own judgment in entering into this Agreement.

10.0 MODIFICATIONS OR WAIVERS. Waivers or modifications of this Agreement, or of any covenant, condition, or limitation contained herein, are valid only if in writing duly executed by the parties hereto.

11.0 GOVERNING LAW. This Agreement shall be governed pursuant to the laws of the State of Illinois, without giving effect to any principles of conflicts of laws.

12.0 SEVERABILITY. If any part, clause, or condition of this Agreement is held to be partially or wholly invalid, unenforceable, or inoperative for any reason whatsoever, such shall not affect any other provision or portion hereof, which shall continue to be effective as though such invalid, unenforceable or inoperative part, clause or condition had not been made. In the event that any restrictive covenant under this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

13.0 INTERPRETATION.

13.1 Section headings: The section and subsection heading of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

13.2 Gender and Number: Whenever required by the context, the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the neuter and feminine genders and vice versa.

14.0 NOTICES. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (i) if delivered personally, upon delivery, (ii) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three (3) days after being mailed, (iii) if given by overnight courier with receipt acknowledgment requested, the next business day following the date sent, or (iv) if given by telecopy, if sent during business hours at the recipient’s location, upon confirmation of transmission by telecopy, otherwise, upon the next business day after such confirmation, in each case to the parties at the following addresses:

To the Company:	Fortress Value Acquisition Corp. II
790 Remington Boulevard
Bolingbrook, Illinois 60440
Attn : General Counsel

With a copy to:	Weil, Gotshal & Manges, LP
100 Federal Street, 34th floor
Boston, MA 02110
Attention: Marilyn French Shaw

To Employee:	To the Employee’s current home address on file with the Company.

15.0 JOINT PREPARATION. All parties to this Agreement have negotiated it at length, and have had the opportunity to consult with and be represented by their own competent counsel. This Agreement is therefore deemed to have been jointly prepared by the parties, and any uncertainty or ambiguity existing in it shall not be interpreted against any party, but rather shall be interpreted according to the rules generally governing the interpretation of contracts.

16.0 THIRD-PARTY BENEFICIARIES. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.

17.0 ARBITRATION.

(i) Any controversy, claim or dispute involving the parties (or their affiliated persons) directly or indirectly concerning this Agreement, or the subject matter thereof, shall be finally settled by arbitration held in Chicago, Illinois by one (1) arbitrator in accordance with the rules of employment arbitration then followed by the American Arbitration Association or any successor to the functions thereof. The arbitrator shall apply Illinois law in the resolution of all controversies, claims and disputes and shall have the right and authority to determine how Employee’s decision or determination as to each issue or matter in dispute may be implemented or enforced. Any decision or award of the arbitrator shall be final and conclusive on the parties to this Agreement and their respective affiliates, and there shall be no appeal therefrom other than from gross negligence or willful misconduct. Notwithstanding the foregoing, claims of employment discrimination, worker’s compensation and unemployment compensation benefits shall not be subject to arbitration under this Agreement. The Company shall bear all costs of the arbitrator in any action brought under this Section 17.0.

(ii) The parties hereto agree that any action to compel arbitration pursuant to this Agreement may be brought in the appropriate Illinois court and in connection with such action to compel the laws of the State of

Illinois shall control. Application may also be made to such court for confirmation of any decision or award of the arbitrator, for an order of the enforcement and for any other remedies which may be necessary to effectuate such decision or award. The parties hereto hereby consent to the jurisdiction of the arbitrator and of such court and waive any objection to the jurisdiction of such arbitrator and court.

(iii) Notwithstanding the foregoing provisions of this Section 17.0, nothing contained herein shall be deemed to preclude any party from bringing an action for injunctive relief in any court having jurisdiction.

18.0 COOPERATION AND FURTHER ACTIONS. The parties agree to perform any and all acts and to execute and deliver any and all documents necessary or convenient to carry out the terms of this Agreement.

19.0 ATTORNEYS’ FEES. In the event of any dispute related to or based upon this Agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs.

20.0 COUNTERPARTS. This Agreement may be executed in one or more counterparts, including electronically transmitted counterparts, each of which shall be deemed an original and all of which shall be considered one and the same instrument.

21.0 CONSENT TO JURISDICTION. Each party to this Agreement hereby (a) consents to the jurisdiction of the United States District Court for the Northern District of Illinois or, if such court does not have jurisdiction over such matter, the applicable Illinois State or County Court that has jurisdiction, (b) irrevocably agrees that all actions or proceedings arising out of or relating to this Agreement which are not subject to arbitration as set forth in Section 17.0(i) shall be litigated in such court and (c) consents to personal jurisdiction within the City and County of Chicago, Illinois. Each party to this Agreement accepts for itself and in connection with its properties, generally and unconditionally, the jurisdiction and venue of the aforesaid courts and waives any defense of lack of personal jurisdiction or inconvenient forum or any similar defense, and irrevocably agrees to be bound by any non-appealable judgment rendered thereby in connection with this Agreement.

22.0 CLAWBACK; RECOUPMENT. Notwithstanding anything in this Agreement to the contrary, all compensation payable under this Agreement shall be subject to (i) any compensation recovery, “clawback” or similar policy, as may be in effect from time to time to which Employee is subject and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed.

23.0 EFFECTIVENESS; CONDITION PRECEDENT. This Agreement shall be effective upon the Closing. If the Closing does not occur or the transactions contemplated by the Merger Agreement are abandoned, this Agreement shall be null and void ab initio and of no force and effect.

24.0 SECTION 409A PROVISIONS.

24.1 The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A of the Code, and the regulations and authoritative guidance promulgated thereunder to the extent applicable (collectively “Code Section 409A”), and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder will be taxable currently to Employee under Section 409A(a)(1)(A) of the Code and related Department of Treasury guidance, the Company and Employee shall cooperate in good faith to (i) adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that they mutually determine to be necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement, to preserve the economic benefits of this Agreement, and to avoid less-favorable accounting or tax consequences for the Company, and/or (ii) take such other actions as mutually determined to be necessary or appropriate to exempt the amounts payable hereunder from Code Section 409A or to comply with the requirements of Code Section 409A and thereby avoid the application of penalty taxes thereunder; provided, however, that this Section 24.1 does not create an obligation on the part of the Company to modify this Agreement and does not guarantee that the amounts payable hereunder will not be subject to interest or penalties under Code Section 409A, and in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on Employee as a result of Code Section 409A or any damages for failing to comply with Code Section 409A.

24.2 A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits considered “nonqualified deferred compensation” under Code Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A. For purposes of Code Section 409A, the Employee’s right to receive installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

24.3 If Employee is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is considered “nonqualified deferred compensation” under Code Section 409A payable on account of a “separation from service,” such payment or benefit shall be made or provided at the date which is the earlier of (i) the expiration of the six (6)-month period measured from the date of such “separation from service” of Employee, and (ii) the date of Employee’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 24.3 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed on the first business day following the expiration of the Delay Period to Employee in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

24.4 With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Code Section 409A, to the extent that any such reimbursements or in-kind benefits constitute “nonqualified deferred compensation” under Code Section 409A, (x) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (y) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits, to be provided in any other taxable year, provided, that this clause (y) shall not be violated with regard to any medical expenses subject to a limit as set forth in Treasury Regulations Section 1.409A-3(i)(1)(iv)(B), and (z) such payments shall be made on or before the last day of Employee’s taxable year following the taxable year in which the expense occurred.

[SIGNATURE PAGE FOLLOWS]

The parties hereto have each executed and delivered this Agreement as of the day and year first above written.

FORTRESS VALUE ACQUISITION CORP. II

By:	/s/ Alexander P. Gillette
Name: Alexander P. Gillette
Title: General Counsel and Secretary

[Signature Page to Employment Agreement]

The parties hereto have each executed and delivered this Agreement as of the day and year first above written.

ATI Holdings, LLC

By:	/s/ Joseph Jordan
Name: Joseph Jordan
Title: Chief Financial Officer

The parties hereto have each executed and delivered this Agreement as of the day and year first above written.

EMPLOYEE

/s/ Labeed S. Diab
Labeed S. Diab

EXHIBIT A

FORM OF MUTUAL RELEASE

In exchange for good and valuable consideration set forth in that certain Employment Agreement (the “Employment Agreement”) between the undersigned, Labeed S. Diab (“Employee”) and Fortress Value Acquisition Corp. II (the “Company”), the sufficiency of which is hereby acknowledged, Employee, on behalf of Employee, Employee’s executors, heirs, administrators, assigns and anyone else claiming by, through or under Employee, irrevocably and unconditionally, releases, and forever discharges the Company, its predecessors, successors and related and affiliate entities, including, without limitation, parents and subsidiaries, and each of their respective directors, officers, employees, attorneys, insurers, agents and representatives (collectively, the “Released Parties”), from, and with respect to, any and all debts, demands, actions, causes of action, suits, covenants, contracts, wages, bonuses, damages and any and all claims, demands, liabilities, and expenses (including attorneys’ fees and costs) whatsoever of any name or nature both in law and in equity that Employee now has, ever had or may in the future have against the Released Parties with respect to Employee’s employment with, or service as an officer or director of, the Released Parties (severally and collectively, “Claims”), including but not limited to, any and all Claims in tort or contract, whether by statute or common law, and any Claims relating to salary, wages, bonuses and commissions, the breach of an oral or written contract, unjust enrichment, promissory estoppel, misrepresentation, defamation, and interference with prospective economic advantage, interference with contract, wrongful termination, intentional and negligent infliction of emotional distress, negligence, breach of the covenant of good faith and fair dealing, and Claims arising out of, based on, or connected with the termination of that Employee’s employment as set forth in the Employment Agreement, including any Claims for unlawful employment discrimination of any kind, whether based on age, race, sex, disability or otherwise, including specifically and without limitation, claims arising under or based on Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended; the Civil Rights Act of 1991; the Family and Medical Leave Act; the Americans with Disabilities Act, as amended; the Employee Retirement Income Security Act of 1974; the Equal Pay Act of 1963; the Illinois Human Rights Act; the Illinois Equal Pay Law; the rules under the Illinois Administrative Code relating to discrimination; the Chicago Ordinance on Human Rights; the Illinois Worker Adjustment and Retraining Notification Act; and the Cook County Ordinance on Human Rights; and any other local, state or federal equal employment opportunity or anti-discrimination law, statute, policy, order, ordinance or regulation affecting or relating to Claims that Employee ever had, now has, or claims to have against the Released Parties; except, in each case, with respect to Claims arising out of or otherwise relating to the purchase, ownership or sale of any equity securities of the Company or any successor thereof; provided, however, the Employee does not release the Released Parties with respect to claims arising out of or relating to their fraud, gross negligence or willful misconduct. The Employee further waives any claims the Employee may have for employment by the Company and agrees not to seek such employment or reemployment by the Company in the future.

Employee warrants and represents that Employee has not assigned or transferred to any person or entity any of the Claims released by this Mutual Release, and Employee agrees to defend (by counsel of the Company’s choosing), and to indemnify and hold harmless, the Released Parties from and against any claims based on, in connection with, or arising out of any such assignment or transfer made, purported or claimed.

Except for obligations created by this Mutual Release and the Employment Agreement, the Company hereby covenants not to sue and fully releases Employee and Employee’s successors and assigns (the “Employee Releasees”), with respect to and from all actions, and claims of any kind, known or unknown, suspected or unsuspected, which the Company may now have or has ever had against any of the Employee Releasees, including all claims arising from Employee’s position as an officer, director or employee of the Company and the termination of that relationship, as of the date of this Mutual Release; except, in each case, with respect to Claims arising out of or otherwise relating to the purchase, ownership or sale of any equity securities of the Company or any successor thereof; provided, however, the Company does not release the Employee Releasees with respect to claims arising out of or relating to their fraud, gross negligence or willful misconduct.

As further consideration for Employee’s entering into the Employment Agreement and this Mutual Release, the Company covenants and agrees that for one (1) year after the date of this Mutual Release, the Company will instruct its directors and executive officers not to disparage Employee in any manner harmful to Employee’s business or personal reputation. As further consideration for the Company entering into the Employment Agreement and this Mutual Release, Employee covenants and agrees that for one year after the date of this Mutual Release, Employee will not disparage the Company in any manner harmful to the Company’s business reputation.

Notwithstanding anything to the contrary in this Mutual Release or the Employment Agreement, the foregoing release shall not cover, and Employee does not intend to release, any rights of indemnification under the Company’s Certificate of Incorporation (the “Certificate”) or Bylaws (the “Bylaws”) or Operating Agreement (the “Operating Agreement”), as applicable, rights to directors and officers liability insurance, or any rights and obligations under the Employment Agreement. Employee further acknowledges that the Company’s obligations under the Certificate, Bylaws or Operating Agreement are, to the extent required therein, conditioned upon receipt by the Company of an undertaking by Employee to repay any applicable indemnification amount if it shall be determined by a court of competent jurisdiction by final judicial determination that Employee is not entitled to be indemnified by the Company under the Certificate, Bylaws or Operating Agreement.

The parties hereto agree that neither this Mutual Release, nor the furnishing of the consideration for this Mutual Release, shall be deemed or construed at any time to be an admission by the any Released Party or the Employee Releasees of any improper or unlawful conduct.

EMPLOYEE HAS READ THIS MUTUAL RELEASE AND BEEN PROVIDED A FULL AND AMPLE OPPORTUNITY TO STUDY IT, AND EMPLOYEE UNDERSTANDS THAT THIS IS A FULL, COMPREHENSIVE AND MUTUAL RELEASE AND INCLUDES ANY CLAIM UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN ADVISED IN WRITING TO CONSULT WITH LEGAL COUNSEL BEFORE SIGNING THIS MUTUAL RELEASE AND THE EMPLOYMENT AGREEMENT, AND EMPLOYEE HAS CONSULTED WITH AN ATTORNEY. EMPLOYEE WAS GIVEN A PERIOD OF AT LEAST TWENTY-ONE DAYS TO CONSIDER SIGNING THIS MUTUAL RELEASE, AND EMPLOYEE HAS SEVEN DAYS FROM THE DATE OF SIGNING TO REVOKE EMPLOYEE’S ACCEPTANCE BY DELIVERING TIMELY NOTICE OF EMPLOYEE’S REVOCATION TO THE COMPANY’S HUMAN RESOURCES DEPARTMENT AT ITS PRINCIPAL PLACE OF BUSINESS. EMPLOYEE IS SIGNING THIS MUTUAL RELEASE VOLUNTARILY, WITHOUT COERCION, AND WITH FULL KNOWLEDGE THAT IT IS INTENDED, TO THE MAXIMUM EXTENT PERMITTED BY LAW, AS A COMPLETE AND FINAL RELEASE AND WAIVER OF ANY AND ALL CLAIMS. EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE PAYMENTS SET FORTH IN THE EMPLOYMENT AGREEMENT ARE CONTINGENT UPON EMPLOYEE SIGNING THIS MUTUAL RELEASE AND WILL BE PAYABLE ONLY IF AND AFTER THE REVOCATION PERIOD HAS EXPIRED.

[SIGNATURE PAGE(S) TO FOLLOW]

Employee has read this Mutual Release, fully understand it and freely and knowingly agree to its terms.

Dated this                      day of                     , 20        .

Signature

Labeed S. Diab

AGREED AND ACCEPTED:

Fortress Value Acquisition Corp. II

By:

Title:

Date:

EXHIBIT B

[To Be Completed by Employee, if any]

EXHIBIT C

[To Be Completed by Employee, if any]

Annex I

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of February 21, 2021 (the “Signing Date”), between Fortress Value Acquisition Corp. II (the “Company”) and Joseph Jordan (“Employee”).

1.0 RECITALS.

1.1 Employee and the Company are entering into this Agreement to set forth the terms and conditions of Employee’s employment with the Company and to protect the Company’s Trade Secrets or Confidential Information and business relationships. The Company hereby employs Employee and Employee hereby accepts employment with the Company upon the terms and conditions contained in this Agreement.

1.2 As an executive officer of the Company, Employee will have access to and Employee will become familiar with, acquire knowledge of and develop or maintain the Company’s Trade Secrets or Confidential Information (as defined below) and business relationships, whether currently existing or to be developed in the future, which Employee recognizes permits the Company to enjoy a competitive advantage and disclosure and/or use by competitors, potential competitors and/or any third-party would cause irreparable harm to the Company.

NOW, THEREFORE, IN CONSIDERATION of the foregoing facts, the mutual covenants and agreements contained herein, the compensation to be paid in connection with Employee’s continued employment, and other good and valuable consideration, the Company and Employee agree as follows:

2.0 DEFINITIONS.

2.1 Affiliate: “Affiliate” means, with respect to any party, any corporation, limited liability company, partnership, joint venture, firm and/or other entity which Controls, is Controlled by or is under common Control with such party.

2.2 Board of Directors: “Board of Directors” shall mean the board of directors of the Company.

2.3 Business: “Business” means the business of providing physical therapy and/or occupational therapy services, including, without limitation, physical therapy, work conditioning, functional capacity assessment or sports performance enhancement, home healthcare, and occupational health services, and any other business engaged in or service rendered by the Company upon the Effective Date, during the Initial Term, and/or during any Renewal Term.

2.4 Change in Control: “Change in Control” shall have the meaning set forth in the Company’s 2021 Equity Incentive Plan, as amended from time to time.

2.5 Closing: “Closing” shall have the meaning set forth in the Merger Agreement.

2.6 Compensation Committee: “Compensation Committee” shall mean a committee of the Board of Directors which has been delegated responsibility for employee compensation matters or, in the absence thereof, the entire Board of Directors.

2.7 Control: “Control” means (i) in the case of a corporate entity, direct or indirect ownership of at least fifty percent (50%) of the stock or securities entitled to vote for the election of directors; and (ii) in the case of a non-corporate entity (such as a limited liability company, partnership or limited partnership), either (A) direct or indirect ownership of at least fifty percent (50%) of the equity interests in such entity, or (B) the power to direct the management and policies of such entity.

2.8 Covered Entity: “Covered Entity” means every Affiliate of Employee, and every business, association, trust, corporation, partnership, limited liability company, proprietorship or other entity in which Employee has an investment (whether through debt or equity securities), or maintains any capital contribution or made any outstanding advances to, or in which any Affiliate of Employee has an ownership interest or profit sharing percentage, or a firm from which Employee or any Affiliate of Employee receives or is entitled to receive income, compensation or consulting fees in which Employee or any Affiliate of Employee has an interest as a lender (other than solely as a trade creditor for the sale of goods or provision of services that do not otherwise violate the provisions of this Agreement). The agreements of Employee contained herein specifically apply to each entity which is presently a Covered Entity (so long as it remains a Covered Entity) or which becomes a Covered Entity subsequent to the date of this Agreement.

2.9 Discharge For Cause: “Discharge For Cause” shall mean termination of employment for any one or more of the following: (i) willful misfeasance or nonfeasance by Employee with respect to Employee’s assigned duties, which includes not following the reasonable written direction of the Board of Directors or any committee thereof or the Company’s Chief Executive Officer (other than by reason of Permanent Disability), or repeated intentional refusal by Employee to perform Employee’s assigned duties (other than by reason of Permanent Disability) which in each case continues uncured for thirty (30) days following receipt of written notice from the Board of Directors or the Compensation Committee thereof; (ii) such Employee personally engaging in illegal conduct or any act of moral turpitude (other than minor traffic violations) which reasonably could be expected to harm the Company; (iii) such Employee breaching in any material respect any provision of this Agreement (other than by reason of Permanent Disability) which continues uncured for thirty (30) days following receipt of written notice of such breach from the Board of Directors or the Compensation Committee thereof, except that any breach of Sections 4.7 or 4.9 shall not require either written notice or an opportunity to cure; or (iv) such Employee’s commencement of employment with another company while he is an employee of the Company without the prior consent of the Board of Directors, other than with respect to Permitted Activities.

2.10 Discharge Without Cause: “Discharge Without Cause” shall mean the Company’s termination of Employee’s employment hereunder during the term hereof for any reason other than a Discharge For Cause or due to Employee’s death or Permanent Disability.

2.11 Effective Date: “Effective Date” shall mean the date of the Closing.

2.12 Merger Agreement: “Merger Agreement” shall mean the Merger Agreement, by and between the Company, FVAC Merger Corp. II, and Wilco Holdco, Inc., dated as of February 21, 2021.

2.13 Permanent Disability: “Permanent Disability” shall mean the Employee’s inability, with or without reasonable accommodation, to perform the essential duties, responsibilities, and functions of Employee’s position with the Company as a result of any mental or physical disability or incapacity for a length of time that the Company determines is sufficient to satisfy such obligations as it may have to provide leave under applicable family and medical leave laws and/or “reasonable accommodation” under applicable federal, state or local disability laws. Family and medical leave or disability leave provided under federal, state or local law may be unpaid as per the requirements of such laws; provided, however, that the Employee shall be entitled to such payments and benefits under the Company’s vacation, sick leave or disability leave programs as per the terms of such programs. The Company may terminate the Employee’s active employment because of a Permanent Disability by giving written notice to the Employee at any time effective at or within 20 days after the end period of leave as may be required under the family and medical leave laws or under federal, state or local disability laws, but the Company shall retain the Employee as an inactive employee if necessary to maintain the Employee’s eligibility for any disability leave benefits. A reassignment, reduction or elimination of the duties defined in Section 3.1 because of Employee’s inability to perform such duties during any period of a disability leave or during the period Employee is designated as an inactive employee, or the appointment of a temporary or permanent replacement for Employee during any disability leave, shall not constitute the basis for a Termination for Good Reason. In the event of a dispute over the occurrence of a Permanent Disability, the Employee agrees to submit to an examination by a doctor selected by the Company who will determine fitness for duty. If the Employee’s physician disagrees with the Company’s physician’s opinion, a third physician, mutually agreed upon by the Employee and the Company, shall examine the Employee and that physician’s opinion shall be conclusive as to the Employee’s fitness for duty.

2.14 Permitted Activities: “Permitted Activities” shall mean Employee’s service on charitable or civic boards, service on behalf of charitable organizations or foundations, supervision of passive investments, or the professional activities enumerated in Exhibit B, in each case, which do not, individually or in the aggregate, interfere with the performance of Employee’s duties hereunder.

2.15 Subsidiary: “Subsidiary” shall mean any corporation, trust, general or limited partnership, limited liability company, limited liability partnership, firm, company or other business enterprise which is Controlled by the Company thorough direct ownership of the stock or other proprietary interests of such business enterprise or indirectly through the ownership of stock or other proprietary interests in one (1) or more other business enterprises which are connected with the Company by means of one (1) or more chains of business enterprises that are connected by ownership of stock or other proprietary interests.

2.16 Termination For Good Reason: “Termination For Good Reason” shall mean voluntary termination of this Agreement by Employee if, without the prior written consent of Employee: (i) there is a reduction by the Company in Employee’s annual salary or percentage target bonus opportunity then in effect; (ii) the Company acts in any way that would adversely affect Employee’s participation in or materially reduce Employee’s benefit under any benefit plan of the Company in which Employee is participating, except those changes generally affecting similarly situated employees of the Company; (iii) the Company materially breaches the terms of this Agreement; or (iv) there is a material diminution of Employee’s job title, reporting relationship or job duties or responsibilities that are materially inconsistent with the position or positions listed in Section 3.1. Notwithstanding the foregoing, none of the circumstances described above may serve as the basis for a “Termination for Good Reason” unless (x) Employee notifies the Board of Directors in writing of any event constituting the basis for a “Termination for Good Reason” within thirty (30) days following Employee’s knowledge of the initial existence of such circumstance and (y) the Company fails to cure such circumstance within thirty (30) days following such written notice. Failing such cure, a Termination for Good Reason shall be effective on the day following the expiration of such cure period.

2.17 Territory: “Territory” means the United States.

2.18 Trade Secrets or Confidential Information: “Trade Secrets” means information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, a prototype, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secrets also include any information or data described above that the Company obtains from another party and that the Company treats as proprietary or designates as a Trade Secrets, whether or not owned or developed by the Company. “Confidential Information” means any data or information, without regard to form, other than Trade Secrets, that is valuable to the Company and is not generally known by the public. To the extent consistent with the foregoing, Trade Secrets or Confidential Information includes, but is not limited to: (a) the names, addresses, phone numbers, accounts, financial information, and other information concerning patients, referral sources, payors (employers, managed care organizations, workers compensation insurers, and other types of payors) and other clients of the Company; (b) non-public information and materials describing or relating to the Company’s business or financial affairs, including but not limited to financial and/or investment performance information, personnel matters, products, operating procedures, organizational responsibilities, marketing matters, or policies or procedures of the Company; or (c) information and materials describing the Company’s existing or new products and services, including analytical data and techniques, and product, service or marketing concepts under development at or for the Company, and the status of such development. Trade Secrets or Confidential Information does not include information that, other than as a result of a breach by Employee of this Agreement, (i) is or becomes generally known within the relevant industry, or (ii) is or becomes known to Employee other than through Employee’s work for the Company, or (iii) is or becomes generally available to the public.

3.0 CAPACITIES AND DUTIES; INDEMNIFICATION.

3.1 Title: As of the Effective Date, Employee will be employed in the capacity of Chief Financial Officer of the Company. Employee shall report directly to the Chief Executive Officer of the Company and shall be subject to such officer’s supervision, control and direction. Employee will at all times abide by the Company’s written personnel policies applicable to similarly situated employees of the Company as in effect from time to time and previously provided to Employee, and will faithfully, industriously and to the best of Employee’s ability, experience and talents perform all of the duties that may be required of and from Employee pursuant to the terms hereof, consistent with Employee’s status as Chief Financial Officer.

3.2 Exclusive Services: During the Term, Employee agrees to devote Employee’s best efforts and full business time to rendering services to the Company, except with respect to Permitted Activities. Employee is specifically restricted from being employed by any other company, other than a Subsidiary or an Affiliate of the Company, while under the Company’s employ pursuant to this Agreement. Employee shall not be entitled to any additional compensation for services rendered as an officer or director of the Company or any of its Affiliates.

3.3 Indemnification: The Company shall, to the maximum extent permitted by law, indemnify and hold harmless Employee for any loss, injury, damage, expense (including reasonable attorneys’ fees, and costs), and claim or demand, arising out of, connected with, or in any manner related to, any act, omission, or decision made in good faith while performing services for the Company from and after the Effective Date.

4.0 TERM.

4.1 Term: Subject to Sections 4.2, 4.3, 4.4, 4.5 and 4.6 the term of this Agreement shall be three (3) years commencing on the Effective Date, unless terminated earlier pursuant to the terms herein (the “Initial Term”); provided that, unless earlier terminated pursuant to the terms herein, the Initial Term shall be automatically extended for additional one (1) year terms (each, a “Renewal Term”) upon the expiration of the Initial Term or any such Renewal Term unless the Company or Employee delivers to the other at least thirty (30) days prior to the expiration of the Initial Term or the then-current Renewal Term, as the case may be, a written notice specifying that the term of Employee’s employment will not be renewed at the end of the Initial Term or the then-current Renewal Term, as the case may be. The Initial Term or, in the event that Employee’s employment hereunder is terminated earlier pursuant to the terms herein or renewed pursuant to this Section 4.1, such shorter or longer period, as the case may be, is referred to herein as the “Term.” Upon termination of the Term for any reason, Employee agrees to resign, or will be deemed to resign, as of the date of termination or such other date requested by the Company, from all positions and offices that Employee then holds with the Company and its Affiliates.

4.2 Discharge For Cause: Employee’s employment under this Agreement may be terminated by the Company (subject to the notice and cure period set forth in Section 2.9, if applicable), by the Chief Executive Officer and/or the Chief Human Resources Officer of the Company specifically finding that an action constituting the basis for a Discharge for Cause has occurred, without further obligation by the Company, except for payment of any base salary compensation and expense reimbursement accrued and unpaid through the effective date of termination and except as otherwise required by law, upon written notice to Employee of a Discharge For Cause. The Company shall provide Employee in such written notification such facts as shall be reasonably necessary to apprise Employee of the basis for such Discharge For Cause of which the Company is actually aware and for Employee to exercise Employee’s right to cure under Section 2.9, if applicable.

4.3 Discharge Without Cause: Employee’s employment under this Agreement may be immediately terminated by the Company upon written notice to Employee of a Discharge Without Cause.

(a) Upon termination pursuant to this Section 4.3 at any time other than during the 18-month period following a Change in Control, the Company shall (i) pay to Employee an amount equal to 1.25 (one and a quarter) times the sum of (x) Employee’s base salary, as provided in Section 5.1, at the annual rate in effect at the time of termination, and (y) the Target Bonus, in substantially equal installments over a period of fifteen (15) months from the date of such termination, in accordance with the Company’s general payroll practices as the same may exist from time to time, (ii) pay to Employee an Annual Bonus for the then-current fiscal year based on actual performance for such year, pro-rated from the first date of such fiscal year through Employee’s last date of continued active employment, payable at the same time as annual bonuses are paid other senior executives of the Company, (iii) if continued coverage under the Company’s health and welfare plans is timely elected by Employee, pay the employer and employee portion of any COBRA health and welfare premiums for a period equal to twelve (12) months from the date of such termination, or, if earlier, (x) the first date that Employee is no longer eligible for COBRA or (y) the first date that Employee becomes eligible for health benefits from another employer, and (iv) all prior unvested grants of equity incentive compensation made to Employee pursuant to the Wilco Acquisition, LP 2016 Equity Incentive Plan (whether such vesting is time-based or performance-based) shall immediately vest as of the date of such termination.

(b) Upon termination pursuant to this Section 4.3 during the 18-month period following a Change in Control, the Company shall (i) pay to Employee an amount equal to 1.5 (one and a half) times the sum of (x) Employee’s base salary, as provided in Section 5.1, at the annual rate in effect at the time of termination, and (y) the Target Bonus, in a lump sum on the first payroll date following the date the release contemplated by this Section 4.3 (described below) becomes effective and irrevocable, (ii) pay to Employee an Annual Bonus for the then-current fiscal year based on actual performance for such year, pro-rated from the first date of such fiscal year through Employee’s last date of continued active employment, payable at the same time as annual bonuses are paid other senior executives of the Company, (iii) if continued coverage under the Company’s health and welfare plans is timely elected by Employee, pay the employer and employee portion of any COBRA health and welfare premiums for a period equal to twelve (12) months from the date of such termination, or, if earlier, (x) the first date that Employee is no longer eligible for COBRA or (y) the first date that Employee becomes eligible for health benefits from another employer, and (iv) all prior unvested grants of equity incentive compensation made to Employee pursuant to the Wilco Acquisition, LP 2016 Equity Incentive Plan (whether such vesting is time-based or performance-based) shall immediately vest as of the date of such termination.

In addition to the foregoing, the Company shall pay to Employee within thirty (30) days of termination of employment all amounts of base salary compensation and expense reimbursements accrued but unpaid through the effective date of termination. Other than the foregoing, Employee shall not be entitled to any payment for subsequent periods upon Employee’s termination of employment upon a Discharge Without Cause. As a condition to receiving severance payments and benefits under this Section 4.3, Employee shall execute a release of claims in the form attached hereto as Exhibit A. Notwithstanding anything in this Agreement to the contrary, receipt of severance payments and benefits under this Section 4.3, shall be subject to the execution (and expiration of any applicable revocation period) of the release within sixty (60) days following termination (the “Release Period”) and the first severance payment shall be made, inclusive of any amounts that would otherwise have been paid prior to such date, on the first payroll date following the date the release becomes effective and irrevocable; provided, that if the Release Period spans two tax years, the first severance payment shall be made in the second tax year.

4.4 Termination For Good Reason: Employee’s employment under this Agreement may be terminated by Employee, subject to the notice and time limitations set forth in Section 2.16, upon written notice to the Company of a Termination For Good Reason.

(a) Upon termination pursuant to this Section 4.4 at any time other than during the 18-month period following a Change in Control, the Company shall provide to Employee the severance payments and benefits set forth in Section 4.3(a).

(b) Upon termination pursuant to this Section 4.4 during the 18-month period following a Change in Control, the Company shall provide to Employee the severance payments and benefits set forth in Section 4.3(b).

In addition to the foregoing, the Company shall pay to Employee within thirty (30) days of termination of employment all amounts of base salary compensation and expense reimbursements accrued but unpaid through the effective date of termination. Other than the foregoing, Employee shall not be entitled to any payment upon Employee’s termination of employment upon a Termination For Good Reason. As a condition to receiving severance payments or benefits under this Section 4.4, Employee shall execute a release of claims in the form attached hereto as Exhibit A. Notwithstanding anything in this Agreement to the contrary, receipt of severance payments or benefits under this Section 4.4, shall be subject to the execution (and expiration of any applicable revocation period) of the release within the Release Period and the first severance payment shall be made, inclusive of any amounts that would otherwise have been paid prior to such date, on the first payroll date following the date the release becomes effective and irrevocable; provided, that if the Release Period spans two tax years, the first severance payment shall be made in the second tax year.

4.5 Termination Upon Death: Employee’s employment under this Agreement shall be immediately terminated without action or notice by either party upon the death of Employee and without further obligation by the Company, except for payment of all amounts of base salary compensation and expense reimbursements accrued but unpaid through the effective date of termination (to be paid to Employee within thirty (30) days of termination of employment), and except as otherwise required by law.

4.6 Termination Upon Permanent Disability: Employee’s employment under this Agreement may be terminated by the Company, subject to the terms set forth in Section 2.12, upon written notice of a termination for the Permanent Disability of Employee. Upon termination pursuant to this Section 4.6, the Company shall continue to pay to Employee an amount equal to Employee’s base salary, as provided in Section 5.1, at the annual rate in effect at the time of termination, for a period equal to twelve (12) months from the date of such termination (“Permanent Disability Severance Pay”). In addition to the foregoing, the Company shall pay to Employee within thirty (30) days of termination of employment all amounts of base salary compensation and expense reimbursements accrued but unpaid through the effective date of termination. Permanent Disability Severance Pay shall be reduced by the amount of any disability benefits paid during and for the same period to Employee under any disability insurance policy provided by the Company as a benefit to Employee. Permanent Disability Severance Pay shall be payable over the twelve (12) month period following termination of employment under this Section 4.6 in accordance with the Company’s general payroll practices as the same may exist from time to time. As a condition to receiving Permanent Disability Severance Pay, Employee shall execute a release of claims in the form attached hereto as Exhibit A. Notwithstanding anything in this Agreement to the contrary, receipt of the Permanent Disability Severance Pay, shall be subject to the execution (and expiration of any applicable revocation period) of the release within the Release Period and the first severance payment shall be made, inclusive of any amounts that would otherwise have been paid prior to such date, on the first payroll date following the date the release becomes effective and irrevocable; provided, that if the Release Period spans two tax years, the first severance payment shall be made in the second tax year.

4.7 Non-Disclosure and Non-Use of the Company’s Trade Secrets or Confidential Information:

(a) At all times both during employment of Employee with the Company, and after the employment relationship with the Company has ended for any reason, Employee agrees that he will not, either directly or indirectly, and Employee will not permit any Covered Entity which is Controlled by Employee to, either directly or indirectly, (i) divulge, use, disclose (in any way or in any manner, including by posting on the Internet), reproduce, distribute, or reverse engineer or otherwise provide the Company’s Trade Secrets or Confidential Information to any person, firm, corporation, reporter, author, producer or similar person or entity; (ii) take any action that would make available Trade Secrets or Confidential Information to the general public in any form; (iii) take any action that uses Trade Secrets or Confidential Information to solicit any client or prospective client of the Company; or (iv) take any action that uses Trade Secrets or Confidential Information for solicitation or marketing for any service or product or on Employee’s behalf or on behalf of any entity other than the Company with which Employee may become associated, except (i) as required in connection with the performance of such Employee’s duties to the Company, (ii) as required to be included in any report, statement or testimony requested by any municipal, state or national regulatory body having jurisdiction over Employee or any Covered Entity which is Controlled by Employee, (iii) as required in response to any summons or subpoena or in connection with any litigation, (iv) to the extent necessary in order to comply with any law, order, regulation, ruling or governmental request applicable to Employee or any Covered Entity which is Controlled by Employee, (v) as required in connection with an audit by any taxing authority, or (vi) as permitted by the express written consent of the board of directors of the Company. In the event that Employee or any such Covered Entity which is Controlled by Employee is required to disclose Trade Secrets or Confidential Information pursuant to the foregoing exceptions, Employee shall promptly notify the Company of such pending disclosure and assist the Company (at the Company’s expense) in seeking a protective order or in objecting to such request, summons or subpoena with regard to the Trade Secrets or Confidential Information. If the Company does not obtain such relief after a period that is reasonable under the circumstances, Employee (or such Covered Entity) may disclose that portion of the Trade Secrets or Confidential Information which counsel to such party advises such party that they are legally compelled to disclose. In such cases, Employee shall promptly provide the Company with a copy of the Trade Secrets or Confidential Information so disclosed. This provision applies without limitation to unauthorized use of Trade Secrets or Confidential Information in any medium, writings of any kind containing such information or materials, including books, and articles, blogs, websites, or writings of any other kind, or film, videotape, or audiotape.

(b) Notwithstanding Employee’s confidentiality obligations set forth in this Section 4.7 and Section 4.8, Employee understands that, pursuant to the Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a Trade Secret that: (a) is made (1) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Employee understands that in the event it is determined that disclosure of the Trade Secrets of the Company or any of its Subsidiaries or Affiliates was not done in good faith pursuant to the above, Employee shall be subject to substantial damages under federal criminal and civil law, including punitive damages and attorneys’ fees.

(c) Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall limit or interfere with Employee’s right, without notice to or authorization of the Company, to communicate and cooperate in good faith with a Government Agency for the purpose of (i) reporting a possible violation of any U.S. federal, state, or local law or regulation, (ii) participating in any investigation or proceeding that may be conducted or managed by any Government Agency, including by providing documents or other information, or (iii) filing a charge or complaint with a Government Agency. For purposes of this Agreement, “Government Agency” means the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other self-regulatory organization or any other federal, state or local governmental agency or commission.

4.8 Return of Company Property: If Employee ceases to work for the Company for any reason, Employee shall return to the Company all Company property including, but not limited to, all Trade Secrets or Confidential Information (and will not keep in Employee’s possession, recreate or deliver to anyone else) in any form or media and all copies thereof, shall return all Trade Secrets or Confidential Information from any computers Employee owns or uses outside the Company, delete all Trade Secrets or Confidential Information after returning such information to Company from any computers Employee owns or uses outside the Company, and shall participate in an exit interview for the purpose of ensuring that the Trade Secrets or Confidential Information and business relationships will not be put at risk in any new position Employee may assume.

4.9 Non-Compete and Non-Solicitation:

(i) Non-Competition: During the term of Employee’s employment with the Company or any Affiliate of the Company and for (x) eighteen (18) months after Employee’s termination, if Employee is eligible to receive severance payments and benefits under Section 4.3(b) or Section 4.4(b), or (y) fifteen (15) months after Employee’s termination, in any other circumstance or for any other reason (the “Restricted Period”), Employee shall not directly or indirectly, whether for pay or otherwise (1) form or assist others in forming, be employed by, render services of an executive, advertising, marketing, sales, administrative, supervisory technical, research, purchasing or consulting nature, or otherwise assist or lend Employee’s name, counsel or assistance to, any person or entity that engages in a business that competes with or intends to compete with the Business in the Territory; or (2) be employed by or provide services of any kind to any of the following entities or their Affiliates, or their respective successors: Accelerated Rehabilitation Centers, Athletico, U.S Physical Therapy, Inc., Benchmark Physical Therapy, Drayer Physical Therapy Institute, Physiotherapy Associates, Results Physiotherapy, Professional PT, Ivy Rehab, Upstream Rehab or Select Medical.

(ii) Non-Solicitation: During the term of Employee’s employment with the Company or any Affiliate of the Company and during the Restricted Period, Employee agrees that Employee will not, in any manner, directly or indirectly, solicit any customer or prospective customer of the Company to whom Employee provided services, with or for whom Employee transacted business, or about whom Employee learned Trade Secrets or Confidential Information during the six (6) months prior to Employee’s termination, in each case, for the purpose of providing goods or services competitive with the Business. A “prospective customer” is any person or entity with whom Employee has communicated or whom Employee solicited for the purposes of obtaining or transacting business and/or whom Employee has analyzed concerning potential business at any time prior to the termination of Employee’s employment with the Company.

(iii) Non-Solicitation of Employees: During the Restricted Period, Employee agrees that he will not, in any manner, directly or indirectly, solicit, hire, attempt to solicit or attempt to hire any person who is a non-administrative (i.e., non-clerical) employee of the Company, or an employee under Employee’s control, in each case, during the six (6) months prior to Employee’s termination, to apply for or accept employment with any person or entity that provides goods or services competitive with the Business, unless the Company first terminated the employment of such person.

(iv) Employee agrees that the payment of any severance payments or benefits under Section 4.3 or Section 4.4 is conditioned on Employee’s compliance with Section 4.7 through 4.9 and that the Company will have the right to withhold payment if Employee is in breach of any of these sections.

4.10 Assignment of Inventions:

(a) Employee has attached hereto as Exhibit C a list, if any, describing all inventions, processes, designs, technology, information, software, illustrations, artwork, documentation, photographs, trademarks, materials, original works of authorship, and trade secrets made by him prior to the date of this Agreement that (i) belong solely to Employee or jointly to Employee and another, (ii) relate in any way to the Company’s business or services, and (iii) are not assigned to the Company by this Agreement. If no such list is attached, there are no such Prior Inventions.

(b) Employee hereby assigns to the Company all right, title and interest throughout the world in and to any and all inventions, processes, designs, technology, information, software, illustrations, artwork, documentation, photographs, trademarks, materials, original works of authorship, and trade secrets that Employee may solely or jointly conceive or develop or reduce to practice during Employee’s employment by the Company that

(i) pertain to any business activity of the Company,

(ii) are aided by the use of time, materials, facilities, Trade Secrets, or Confidential Information of the Company, or

(iii) relate to any of Employee’s work for the Company (collectively referred to as “Inventions”).

(c) Employee assigns to the Company all right, title and interest throughout the world to any and all intellectual property rights associated with such Inventions, including without limitation all patents, copyrights, trademark rights, trade dress rights and trade secret rights. Employee will promptly make full written disclosure to the Company of all Inventions and will hold all Inventions in trust for the sole right and benefit of the Company. All copyrightable works made by the Employee during Employee’s employment by the Company are and will be treated as “works made for hire” to the greatest extent permitted by applicable law. Employee’s assignment of Inventions under this Section 4.10 includes Inventions created during Employee’s employment by the Company prior to the date of this Agreement, if any.

(d) Moral Rights. Employee’s assignment to the Company of Inventions hereunder includes (i) all rights of attribution, paternity, integrity, disclosure and withdrawal, (ii) any rights Employee may have under the Visual Artists Rights Act of 1990 or similar federal, state, foreign or international laws or treaties, and (iii) all other rights throughout the world sometimes referred to as “moral rights” (collectively “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Employee hereby waives such Moral Rights to the extent permitted under applicable law and consents to any and all actions of the Company that would otherwise violate such Moral Rights.

(e) Employee will assist the Company to secure its rights in the Inventions and any copyrights, patents, trademarks, or other intellectual property rights relating thereto in any and all countries. If the Company is unable for any reason to secure Employee’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions assigned to the Company, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers as Employee’s agent and attorney in fact, to act for and in Employee’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent or copyright registrations with the same legal force and effect as if originally executed by Employee.

(f) Limitations. Employee’s assignment of inventions under this Section 4.10 does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on the Employee’s own time, unless:

(i) The invention relates to (1) the business of the Company, or (2) the Company’s actual or demonstrably anticipated research or development, or

(ii) The invention results from any work performed by the Employee for the Company.

4.11 Enforcement; Remedies: Employee acknowledges that Employee’s expertise in the Business is of a special and unique character which gives this expertise a particular value, and that a breach of Sections 4.7, 4.8, 4.9 or 4.10 by Employee will cause serious and potentially irreparable harm to the Company. Employee therefore acknowledges that a breach of Sections 4.7, 4.8, 4.9 or 4.10 by Employee cannot be adequately compensated in an action for damages at law, and equitable relief would be necessary to protect the Company from a violation of this Agreement and from the harm which this Agreement is intended to prevent. By reason thereof, Employee acknowledges that the Company is entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement. Employee acknowledges, however, that no specification in this Agreement of a specific legal or equitable remedy may be construed as a waiver of or prohibition against the Company pursuing other legal or equitable remedies in the event of a breach of this Agreement by Employee. Employee’s sole and exclusive remedy in the event of a breach of this Agreement by the Company shall be payment of the severance payments and benefits under Section 4.4. For purposes of Sections 4.7, 4.8, 4.9 or 4.10, “Company” shall specifically include Fortress Value Acquisition Corp. II and its direct and indirect parent entities, subsidiaries, successors and assigns.

4.12 Prior Agreements. Employee represents and warrants that Employee is not a party to any non-competition agreement or other contractual limitation that would interfere with or hinder Employee’s ability to undertake the obligations and expectations of employment with the Company. Employee represents that Employee’s performance of all of the terms of this Agreement as an employee of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by Employee in confidence or trust prior to the commencement of Employee’s employment with the Company, and Employee will not disclose to the Company, or induce the Company to use, any developments, or confidential information or material Employee may have obtained in connection with employment with any prior employer in violation of a confidentiality agreement, nondisclosure agreement, or similar agreement with such prior employer.

5.0 COMPENSATION AND BENEFITS. For Employee’s services, the Company agrees to pay Employee compensation following the Effective Date as follows:

5.1 Salary: During the Term, compensation equal to an annual salary rate of $450,000 to be paid according to the Company’s general payroll practices as same may exist from time to time. For annual periods thereafter, the Compensation Committee shall review and may increase but not decrease Employee’s base compensation.

5.2 Annual Incentive Compensation Program: During the Term, Employee shall be eligible for an annual discretionary performance-based bonus of 75% of base compensation at target level of achievement (the

“Target Bonus”). This bonus shall be based upon achievement of such objectives established by the Compensation Committee, which may include financial, operational, strategic and personal objectives. Except as expressly provided in Sections 4.3 and 4.4, Employee shall not be entitled to any bonus or other incentive compensation with respect to the calendar year in which Employee’s employment with the Company is terminated for any reason.

5.3 Long Term Incentive Compensation. As soon as reasonably practicable following the consummation of the Closing, Employee shall be granted a long-term incentive award for 2021 with a grant-date fair market value of $500,000, as determined by the Compensation Committee (the “2021 LTIP Award”). The 2021 LTIP Award shall be comprised of 50% stock options on Company common shares and 50% restricted stock units with respect to Company common shares (with the split between stock options and restricted stock units determined based on the grant date fair market value of such awards, not the number of stock options or restricted stock units granted). Such stock options will vest in three equal tranches on the first three anniversaries of the date of grant, and such restricted stock units will vest in three equal tranches on the first three anniversaries of the date of grant. The 2021 LTIP Award and all terms and conditions thereof shall be subject to the Company’s 2021 Equity Incentive Plan and equity award agreements thereunder. Additionally, the Compensation Committee shall grant Employee a long-term incentive award for 2022 with a grant date fair market value of $500,000, with such grant being comprised of 50% stock options on Company common shares and 50% restricted stock units with respect to Company common shares (with the split between stock options and restricted stock units determined based on the grant date fair market value of such awards, not the number of stock options or restricted stock units granted), subject to vesting conditions determined by the Compensation Committee in its discretion after consultation with a compensation consultant. Additionally, the Compensation Committee shall grant Employee a long-term incentive award for 2023 with a grant date fair market value of $750,000, allocated between stock options and restricted stock units and subject to terms and conditions as determined by the Compensation Committee in its discretion after consultation with a compensation consultant. With respect to each year of the Term following 2023, Employee shall be eligible to receive long-term incentive awards on terms and conditions as determined by the Compensation Committee in its discretion after consultation with a compensation consultant.

5.4 Reimbursement of Expenses: During the Term, the Company shall reimburse Employee for any reasonable business expenses incurred by Employee in the ordinary course of the Company’s business in accordance with the Company’s reimbursement policies then in effect. All such expenses shall be substantiated by invoices and receipts, to be submitted by Employee within thirty (30) days after incurrence. In addition, Employee shall receive a cell phone allotment in accordance with the Company’s policies then in effect or shall be provided with a Company cell phone, in the Company’s sole discretion, and shall be provided with a Company laptop computer (which shall remain the property of the Company) for use with respect to Company business.

5.5 Benefits: During the Term, Employee shall be entitled to receive all benefits of employment generally available to the Company’s other executive employees when and as such benefits, if any, become available and Employee becomes eligible for them, including any vacation and sick leave, medical, dental, life and disability insurance benefits, long term incentive plan, pension plan and/or profit-sharing plan. Additionally, the Company hereby agrees to provide Employee with annual executive physicals and an annual tax planning benefit.

5.6 Paid Time Off: During the Term, Employee shall be entitled to paid time off accrued at a level consistent with other employees within your classification, currently .0961 per hour up to a maximum of 200 hours per year. Employee will use Employee’s reasonable efforts to schedule vacation periods to minimize disruption of the Company’s business. Paid time off that is not utilized within the calendar year does not carry over and is not paid out. The Company will not reimburse Employee for any unused vacation.

5.7 Withholding: Employee authorizes the Company to make any and all applicable withholdings of federal and state taxes and other items the Company may be required to deduct, as such items may exist under this Agreement or otherwise from time to time.

6.0 CONSIDERATION: As additional consideration for the promises and covenants contained herein, specifically including, but not limited to Sections 4.7, 4.8, 4.9 and 4.10, the Company previously paid Employee five hundred dollars ($500.00). Employee acknowledges this payment and Employee’s continued employment by the Company constitute valuable consideration to which Employee is not otherwise entitled under any preexisting agreement with the Company.

7.0 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Employee, the Company and their respective heirs, successors and assigns, except that Employee shall not have any right to assign or otherwise transfer this Agreement, or any of Employee’s rights, duties or any other interest herein to any party without the prior written consent of the Company, and any such purported assignment shall be null and void.

8.0 SURVIVAL OF RIGHTS AND OBLIGATIONS. The rights and obligations of the parties as stated herein shall survive the termination of this Agreement.

9.0 ENTIRE AGREEMENT.

9.1 Sole Agreement: This Agreement (including any attachments and exhibits hereto) contains the parties’ sole and entire agreement regarding the Employee’s employment by the Company or its Affiliates, and supersedes any and all other agreements, statements and representations of the parties regarding Employee’s employment by the Company or its Affiliates, including but not limited to the Amended and Restated Employment Agreement, dated as of December 21, 2020, by and between Employee and ATI Holdings, LLC and Athletic & Therapeutic Institute of Naperville, LLC, and any other employment agreement or other agreement regarding Employee’s base compensation, bonus or terms of employment entered into prior to the Effective Date.

9.2 No Other Representations: The parties acknowledge and agree that no party has made any representations (i) concerning the subject matter hereof, or (ii) inducing the other party to execute and deliver this Agreement, except those representations specifically referenced herein. The parties have relied on their own judgment in entering into this Agreement.

10.0 MODIFICATIONS OR WAIVERS. Waivers or modifications of this Agreement, or of any covenant, condition, or limitation contained herein, are valid only if in writing duly executed by the parties hereto.

11.0 GOVERNING LAW. This Agreement shall be governed pursuant to the laws of the State of Illinois, without giving effect to any principles of conflicts of laws.

12.0 SEVERABILITY. If any part, clause, or condition of this Agreement is held to be partially or wholly invalid, unenforceable, or inoperative for any reason whatsoever, such shall not affect any other provision or portion hereof, which shall continue to be effective as though such invalid, unenforceable or inoperative part, clause or condition had not been made. In the event that any restrictive covenant under this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

13.0 INTERPRETATION.

13.1 Section headings: The section and subsection heading of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

13.2 Gender and Number: Whenever required by the context, the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the neuter and feminine genders and vice versa.

14.0 NOTICES. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (i) if delivered personally, upon delivery, (ii) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three (3) days after being mailed, (iii) if given by overnight courier with receipt acknowledgment requested, the next business day following the date sent, or (iv) if given by telecopy, if sent during business hours at the recipient’s location, upon confirmation of transmission by telecopy, otherwise, upon the next business day after such confirmation, in each case to the parties at the following addresses:

To the Company:	Fortress Value Acquisition Corp. II
790 Remington Boulevard
Bolingbrook, Illinois 60440
Attn : General Counsel

With a copy to:	Weil, Gotshal & Manges, LP
100 Federal Street, 34th floor
Boston, MA 02110
Attention: Marilyn French Shaw

To Employee:	To the Employee’s current home address on file with the Company.

15.0 JOINT PREPARATION. All parties to this Agreement have negotiated it at length, and have had the opportunity to consult with and be represented by their own competent counsel. This Agreement is therefore deemed to have been jointly prepared by the parties, and any uncertainty or ambiguity existing in it shall not be interpreted against any party, but rather shall be interpreted according to the rules generally governing the interpretation of contracts.

16.0 THIRD-PARTY BENEFICIARIES. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.

17.0 ARBITRATION.

(i) Any controversy, claim or dispute involving the parties (or their affiliated persons) directly or indirectly concerning this Agreement, or the subject matter thereof, shall be finally settled by arbitration held in Chicago, Illinois by one (1) arbitrator in accordance with the rules of employment arbitration then followed by the American Arbitration Association or any successor to the functions thereof. The arbitrator shall apply Illinois law in the resolution of all controversies, claims and disputes and shall have the right and authority to determine how Employee’s decision or determination as to each issue or matter in dispute may be implemented or enforced. Any decision or award of the arbitrator shall be final and conclusive on the parties to this Agreement and their respective affiliates, and there shall be no appeal therefrom other than from gross negligence or willful misconduct. Notwithstanding the foregoing, claims of employment discrimination, worker’s compensation and unemployment compensation benefits shall not be subject to arbitration under this Agreement. The Company shall bear all costs of the arbitrator in any action brought under this Section 17.0.

(ii) The parties hereto agree that any action to compel arbitration pursuant to this Agreement may be brought in the appropriate Illinois court and in connection with such action to compel the laws of the State of Illinois shall control. Application may also be made to such court for confirmation of any decision or award of the arbitrator, for an order of the enforcement and for any other remedies which may be necessary to effectuate such decision or award. The parties hereto hereby consent to the jurisdiction of the arbitrator and of such court and waive any objection to the jurisdiction of such arbitrator and court.

(iii) Notwithstanding the foregoing provisions of this Section 17.0, nothing contained herein shall be deemed to preclude any party from bringing an action for injunctive relief in any court having jurisdiction.

18.0 COOPERATION AND FURTHER ACTIONS. The parties agree to perform any and all acts and to execute and deliver any and all documents necessary or convenient to carry out the terms of this Agreement.

19.0 ATTORNEYS’ FEES. In the event of any dispute related to or based upon this Agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs.

20.0 COUNTERPARTS. This Agreement may be executed in one or more counterparts, including electronically transmitted counterparts, each of which shall be deemed an original and all of which shall be considered one and the same instrument.

21.0 CONSENT TO JURISDICTION. Each party to this Agreement hereby (a) consents to the jurisdiction of the United States District Court for the Northern District of Illinois or, if such court does not have jurisdiction over such matter, the applicable Illinois State or County Court that has jurisdiction, (b) irrevocably agrees that all actions or proceedings arising out of or relating to this Agreement which are not subject to arbitration as set forth in Section 17.0(i) shall be litigated in such court and (c) consents to personal jurisdiction within the City and County of Chicago, Illinois. Each party to this Agreement accepts for itself and in connection with its properties, generally and unconditionally, the jurisdiction and venue of the aforesaid courts and waives any defense of lack of personal jurisdiction or inconvenient forum or any similar defense, and irrevocably agrees to be bound by any non-appealable judgment rendered thereby in connection with this Agreement.

22.0 CLAWBACK; RECOUPMENT. Notwithstanding anything in this Agreement to the contrary, all compensation payable under this Agreement shall be subject to (i) any compensation recovery, “clawback” or similar policy, as may be in effect from time to time to which Employee is subject and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed.

23.0 EFFECTIVENESS; CONDITION PRECEDENT. This Agreement shall be effective upon the Closing. If the Closing does not occur or the transactions contemplated by the Merger Agreement are abandoned, this Agreement shall be null and void ab initio and of no force and effect.

24.0 SECTION 409A PROVISIONS.

24.1 The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A of the Code, and the regulations and authoritative guidance promulgated thereunder to the extent applicable (collectively “Code Section 409A”), and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder will be taxable currently to Employee under Section 409A(a)(1)(A) of the Code and related Department of Treasury guidance, the Company and Employee shall cooperate in good faith to (i) adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that they mutually determine to be necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement, to preserve the economic benefits of this Agreement, and to avoid less-favorable accounting or tax consequences for the Company, and/or (ii) take such other actions as mutually determined to be necessary or appropriate to exempt the amounts payable hereunder from Code Section 409A or to comply with the requirements of Code Section 409A and thereby avoid the application of penalty taxes thereunder; provided, however, that this Section 24.1 does not create an obligation on the part of the Company to modify this Agreement and does not guarantee that the amounts payable hereunder will not be subject to interest or penalties under Code Section 409A, and in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on Employee as a result of Code Section 409A or any damages for failing to comply with Code Section 409A.

24.2 A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits considered “nonqualified deferred compensation” under Code Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A. For purposes of Code Section 409A, the Employee’s right to receive installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

24.3 If Employee is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is considered “nonqualified deferred compensation” under Code Section 409A payable on account of a “separation from service,” such payment or benefit shall be made or provided at the date which is the earlier of (i) the expiration of the six (6)-month period measured from the date of such “separation from service” of Employee, and (ii) the date of Employee’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 24.3 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed on the first business day following the expiration of the Delay Period to Employee in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

24.4 With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Code Section 409A, to the extent that any such reimbursements or in-kind benefits constitute “nonqualified deferred compensation” under Code Section 409A, (x) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (y) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits, to be provided in any other taxable year, provided, that this clause (y) shall not be violated with regard to any medical expenses subject to a limit as set forth in Treasury Regulations Section 1.409A-3(i)(1)(iv)(B), and (z) such payments shall be made on or before the last day of Employee’s taxable year following the taxable year in which the expense occurred.

[SIGNATURE PAGE FOLLOWS]

The parties hereto have each executed and delivered this Agreement as of the day and year first above written.

FORTRESS VALUE ACQUISITION CORP. II

By:	/s/ Alexander P. Gillette
Name: Alexander P. Gillette
Title: General Counsel and Secretary

[Signature Page to Employment Agreement]

The parties hereto have each executed and delivered this Agreement as of the day and year first above written.

ATI Holdings, LLC

By:	/s/ Labeed Diab
Name: Labeed Diab
Title: Chief Executive Officer

Athletic & Therapeutic Institute of Naperville, LLC

By:	/s/ Labeed Diab
Name: Labeed Diab
Title: Chief Executive Officer

The parties hereto have each executed and delivered this Agreement as of the day and year first above written.

EMPLOYEE

/s/ Joseph Jordan

EXHIBIT A

FORM OF MUTUAL RELEASE

In exchange for good and valuable consideration set forth in that certain Employment Agreement (the “Employment Agreement”) between the undersigned, Joseph Jordan (“Employee”) and Fortress Value Acquisition Corp. II (the “Company”), the sufficiency of which is hereby acknowledged, Employee, on behalf of Employee, Employee’s executors, heirs, administrators, assigns and anyone else claiming by, through or under Employee, irrevocably and unconditionally, releases, and forever discharges the Company, its predecessors, successors and related and affiliate entities, including, without limitation, parents and subsidiaries, and each of their respective directors, officers, employees, attorneys, insurers, agents and representatives (collectively, the “Released Parties”), from, and with respect to, any and all debts, demands, actions, causes of action, suits, covenants, contracts, wages, bonuses, damages and any and all claims, demands, liabilities, and expenses (including attorneys’ fees and costs) whatsoever of any name or nature both in law and in equity that Employee now has, ever had or may in the future have against the Released Parties with respect to Employee’s employment with, or service as an officer or director of, the Released Parties (severally and collectively, “Claims”), including but not limited to, any and all Claims in tort or contract, whether by statute or common law, and any Claims relating to salary, wages, bonuses and commissions, the breach of an oral or written contract, unjust enrichment, promissory estoppel, misrepresentation, defamation, and interference with prospective economic advantage, interference with contract, wrongful termination, intentional and negligent infliction of emotional distress, negligence, breach of the covenant of good faith and fair dealing, and Claims arising out of, based on, or connected with the termination of that Employee’s employment as set forth in the Employment Agreement, including any Claims for unlawful employment discrimination of any kind, whether based on age, race, sex, disability or otherwise, including specifically and without limitation, claims arising under or based on Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended; the Civil Rights Act of 1991; the Family and Medical Leave Act; the Americans with Disabilities Act, as amended; the Employee Retirement Income Security Act of 1974; the Equal Pay Act of 1963; the Illinois Human Rights Act; the Illinois Equal Pay Law; the rules under the Illinois Administrative Code relating to discrimination; the Chicago Ordinance on Human Rights; the Illinois Worker Adjustment and Retraining Notification Act; and the Cook County Ordinance on Human Rights; and any other local, state or federal equal employment opportunity or anti-discrimination law, statute, policy, order, ordinance or regulation affecting or relating to Claims that Employee ever had, now has, or claims to have against the Released Parties; except, in each case, with respect to Claims arising out of or otherwise relating to the purchase, ownership or sale of any equity securities of the Company or any successor thereof; provided, however, the Employee does not release the Released Parties with respect to claims arising out of or relating to their fraud, gross negligence or willful misconduct. The Employee further waives any claims the Employee may have for employment by the Company and agrees not to seek such employment or reemployment by the Company in the future.

Employee warrants and represents that Employee has not assigned or transferred to any person or entity any of the Claims released by this Mutual Release, and Employee agrees to defend (by counsel of the Company’s choosing), and to indemnify and hold harmless, the Released Parties from and against any claims based on, in connection with, or arising out of any such assignment or transfer made, purported or claimed.

Except for obligations created by this Mutual Release and the Employment Agreement, the Company hereby covenants not to sue and fully releases Employee and Employee’s successors and assigns (the “Employee Releasees”), with respect to and from all actions, and claims of any kind, known or unknown, suspected or unsuspected, which the Company may now have or has ever had against any of the Employee Releasees, including all claims arising from Employee’s position as an officer, director or employee of the Company and the termination of that relationship, as of the date of this Mutual Release; except, in each case, with respect to Claims arising out of or otherwise relating to the purchase, ownership or sale of any equity securities of the Company or any successor thereof; provided, however, the Company does not release the Employee Releasees with respect to claims arising out of or relating to their fraud, gross negligence or willful misconduct.

As further consideration for Employee’s entering into the Employment Agreement and this Mutual Release, the Company covenants and agrees that for one (1) year after the date of this Mutual Release, the Company will instruct its directors and executive officers not to disparage Employee in any manner harmful to Employee’s business or personal reputation. As further consideration for the Company entering into the Employment Agreement and this Mutual Release, Employee covenants and agrees that for one year after the date of this Mutual Release, Employee will not disparage the Company in any manner harmful to the Company’s business reputation.

Notwithstanding anything to the contrary in this Mutual Release or the Employment Agreement, the foregoing release shall not cover, and Employee does not intend to release, any rights of indemnification under the Company’s Certificate of Incorporation (the “Certificate”) or Bylaws (the “Bylaws”) or Operating Agreement (the “Operating Agreement”), as applicable, rights to directors and officers liability insurance, or any rights and obligations under the Employment Agreement. Employee further acknowledges that the Company’s obligations under the Certificate, Bylaws or Operating Agreement are, to the extent required therein, conditioned upon receipt by the Company of an undertaking by Employee to repay any applicable indemnification amount if it shall be determined by a court of competent jurisdiction by final judicial determination that Employee is not entitled to be indemnified by the Company under the Certificate, Bylaws or Operating Agreement.

The parties hereto agree that neither this Mutual Release, nor the furnishing of the consideration for this Mutual Release, shall be deemed or construed at any time to be an admission by the any Released Party or the Employee Releasees of any improper or unlawful conduct.

EMPLOYEE HAS READ THIS MUTUAL RELEASE AND BEEN PROVIDED A FULL AND AMPLE OPPORTUNITY TO STUDY IT, AND EMPLOYEE UNDERSTANDS THAT THIS IS A FULL, COMPREHENSIVE AND MUTUAL RELEASE AND INCLUDES ANY CLAIM UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN ADVISED IN WRITING TO CONSULT WITH LEGAL COUNSEL BEFORE SIGNING THIS MUTUAL RELEASE AND THE EMPLOYMENT AGREEMENT, AND EMPLOYEE HAS CONSULTED WITH AN ATTORNEY. EMPLOYEE WAS GIVEN A PERIOD OF AT LEAST TWENTY-ONE DAYS TO CONSIDER SIGNING THIS MUTUAL RELEASE, AND EMPLOYEE HAS SEVEN DAYS FROM THE DATE OF SIGNING TO REVOKE EMPLOYEE’S ACCEPTANCE BY DELIVERING TIMELY NOTICE OF EMPLOYEE’S REVOCATION TO THE COMPANY’S HUMAN RESOURCES DEPARTMENT AT ITS PRINCIPAL PLACE OF BUSINESS. EMPLOYEE IS SIGNING THIS MUTUAL RELEASE VOLUNTARILY, WITHOUT COERCION, AND WITH FULL KNOWLEDGE THAT IT IS INTENDED, TO THE MAXIMUM EXTENT PERMITTED BY LAW, AS A COMPLETE AND FINAL RELEASE AND WAIVER OF ANY AND ALL CLAIMS. EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE PAYMENTS SET FORTH IN THE EMPLOYMENT AGREEMENT ARE CONTINGENT UPON EMPLOYEE SIGNING THIS MUTUAL RELEASE AND WILL BE PAYABLE ONLY IF AND AFTER THE REVOCATION PERIOD HAS EXPIRED.

[SIGNATURE PAGE(S) TO FOLLOW]

Employee has read this Mutual Release, fully understand it and freely and knowingly agree to its terms.

Dated this                      day of                     , 20        .

Signature

Joseph Jordan

AGREED AND ACCEPTED:

Fortress Value Acquisition Corp. II

By:

Title:

Date:

EXHIBIT B

[To Be Completed by Employee, if any]

EXHIBIT C

[To Be Completed by Employee, if any]

Annex J

ATI Physical Therapy

2021 EQUITY INCENTIVE PLAN

1. Purpose.

The purpose of the ATI Physical Therapy 2021 Equity Incentive Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth below:

“Affiliate” means any Person directly or indirectly controlling, controlled by, or under common control with such other Person.

“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, or Stock-Based Award granted under the Plan.

“Award Agreement” means a notice or an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant as provided in Section 15.2 hereof.

“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Cause” has the meaning set forth in Section 13.2 hereof.

“Change in Control” has the meaning set forth in Section 11.4 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means (i) the Compensation Committee of the Board, (ii) such other committee of no fewer than two members of the Board who are appointed by the Board to administer the Plan or (iii) the Board, as determined by the Board.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Company” means ATI Physical Therapy, Inc. (f/k/a Fortress Value Acquisition Corp. II), a Delaware corporation, or any successor thereto.

“Date of Grant” means the date on which an Award under the Plan is granted by the Committee or such later date as the Committee may specify to be the effective date of an Award.

“Disability” means, unless otherwise defined in an Award Agreement, a disability described in Treasury Regulations Section 1.409A-3(i)(4)(i)(A). A Disability shall be deemed to occur at the time of the determination by the Committee of the Disability.

“Effective Date” has the meaning set forth in Section 16.1 hereof.

“Eligible Person” means any Person who is an officer, employee, Non-Employee Director, or any natural person who is a consultant or other personal service provider of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Fair Market Value” means, as applied to a specific date, the price of a share of Common Stock that is based on the opening, closing, actual, high, low or average selling prices of a share of Common Stock reported on any established stock exchange or national market system including without limitation the New York Stock Exchange (“NYSE”) and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a share of Common Stock on the date as of which Fair Market Value is to be determined, or if shares of Common Stock are not publicly traded on such date, as of the most recent date on which shares of Common Stock were publicly traded. Notwithstanding the foregoing, if the Common Stock is not traded on any established stock exchange or national market system, the Fair Market Value means the price of a share of Common Stock as established by the Committee; provided that if the calculation of Fair Market Value is for purposes of setting an exercise or base price of a Stock Option or a Stock Appreciation Right, then such calculations shall be based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Person” means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company or other legal entity. All references to Person shall include an individual Person or a group (as defined in Rule 13d-5 under the Exchange Act) of Persons.

“Plan” means the ATI Physical Therapy 2021 Equity Incentive Plan as set forth herein, effective as of the Effective Date and as may be amended from time to time, as provided herein, and includes any sub-plan or appendix that may be created and approved by the Board to allow Eligible Persons of Subsidiaries to participate in the Plan.

“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.

“Restricted Stock Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Service” means a Participant’s employment with the Company or any Subsidiary or a Participant’s service as a Non-Employee Director, consultant or other service provider with the Company or any Subsidiary, as applicable.

“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the excess of the Fair Market Value of a share of Common Stock over the base price per share of the right, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Stock-Based Award” means a grant of shares of Common Stock or any award that is valued by reference to shares of Common Stock to an Eligible Person under Section 10 hereof.

“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any other Affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such Affiliated status; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

“Treasury Regulations” means regulations promulgated by the United States Treasury Department.

3. Administration.

3.1 Committee Members. The Plan shall be administered by the Committee. To the extent deemed necessary by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the NYSE or other principal exchange on which the Common Stock is then listed and (ii) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the mere fact that a Committee member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The Board may exercise all powers of the Committee hereunder and may directly administer the Plan. Neither the Company nor any member of the Board or Committee shall be liable for any action or determination made in good faith by the Board or Committee with respect to the Plan or any Award thereunder.

3.2 Committee Authority. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan, (ii) prescribe the restrictions, terms and conditions of all Awards, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (vi) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award thereunder, (vii) make all determinations it deems advisable for the administration of the Plan, (viii) decide all disputes arising in connection with the Plan and to otherwise supervise the administration of the Plan, (ix) subject to the terms of the Plan, amend the terms of an Award in any manner that is not inconsistent with the Plan, (x) accelerate the vesting or, to the extent applicable, exercisability of any Award at any time (including, but not limited to, upon a Change in Control or upon termination of Service of a Participant under certain circumstances (including, without limitation, upon retirement)) and (xi) adopt such procedures, modifications or subplans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are foreign nationals or employed outside of the United States. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such Persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or board of directors of a Subsidiary or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate in writing to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) or such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

4. Shares Subject to the Plan.

4.1 Number of Shares Reserved. Subject to adjustment as provided in Section 4.2 and Section 4.4 hereof, the total number of shares of Common Stock that are available for issuance under the Plan (the “Share Reserve”) shall equal [●].1 Within the Share Reserve, the total number of shares of Common Stock available for issuance as Incentive Stock Options shall equal [●]. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

4.2 Share Replenishment. Following the Effective Date, to the extent that an Award granted under this Plan is canceled, expired, forfeited or surrendered without consideration or otherwise terminated without delivery of the shares of Common Stock to the Participant under the Plan, the shares of Common Stock retained by or returned to the Company will (i) not be deemed to have been delivered under the Plan (ii) be available for future Awards under the Plan, and (iii) increase the Share Reserve by one share for each share that is retained by or returned to the Company. Notwithstanding the foregoing, shares of Common Stock that are (x) withheld from any Stock Option or Stock Appreciation Right in payment of the exercise, base or purchase price or taxes relating to such an Award, (y) not issued or delivered as a result of the net settlement of any Award, or (z) repurchased by the Company on the open market with the proceeds of an Option, will be deemed to have been delivered under the Plan and will not be available for future Awards under the Plan.

4.3 Awards Granted to Non-Employee Directors. No Non-Employee Director may be granted, during any calendar year, Awards having a fair value (determined on the date of grant) that, when added to all cash compensation paid to the Non-Employee Director in respect of the Non-Employee Director’s service as a member of the Board for such calendar year, exceeds $500,000.

[1]	Share reserve shall be equal to 10% of the total number of shares of Common Stock issued and outstanding as of the Closing Date.

4.4 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off or other corporate event or transaction or any other change affecting the Common Stock (other than regular cash dividends to stockholders of the Company), the Committee shall, in the manner and to the extent it considers appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of shares of Common Stock or other securities provided in Section 4.1 hereof, (ii) the number and kind of shares of Common Stock, units or other securities or rights subject to then outstanding Awards, (iii) the exercise, base or purchase price for each share or unit or other security or right subject to then outstanding Awards, (iv) other value determinations applicable to the Plan and/or outstanding Awards, and/or (v) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code and (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code, unless otherwise determined by the Committee.

5. Eligibility and Awards.

5.1 Designation of Participants. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock or units subject to Awards to be granted and the terms and conditions of such Awards consistent with the terms of the Plan. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate. Designation of a Participant in any year shall not require the Committee to designate such Person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to such Participant in any other year.

5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.

5.3 Award Agreements. Each Award granted to an Eligible Person shall be represented by an Award Agreement. The terms of the Award, as determined by the Committee, will be set forth in the applicable Award Agreements as described in Section 15.2 hereof.

6. Stock Options.

6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may be granted only to an Eligible Person satisfying the conditions of Section 6.7(a) hereof. Each Stock Option shall be designated on the Date of Grant, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option. All Stock Options granted under the Plan are intended to comply with or be exempt from the requirements of Section 409A of the Code, to the extent applicable.

6.2 Exercise Price. The exercise price per share of a Stock Option (other than a Stock Option substituted or assumed under Section 15.9) shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may in its discretion specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.

6.3 Vesting of Stock Options. The Committee shall, in its discretion, prescribe in an award agreement the time or times at which or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited.

6.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided, however, that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Option will cease to be exercisable upon or at the end of a specified time period following a termination of Service for any reason as set forth in the Award Agreement or otherwise. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Subject to compliance with Section 409A of the Code and the provisions of this Section 6, the Committee may extend at any time the period in which a Stock Option may be exercised, but not beyond ten (10) years from the Date of Grant.

6.5 Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as specified in an Award Agreement (including applicable vesting requirements), a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price may be made: (i) in cash or by cash equivalent acceptable to the Committee, or, (ii) to the extent permitted by the Committee in its sole discretion in an Award Agreement or otherwise (A) in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (B) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (C) by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Stock Option by the number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee. In accordance with Section 15.10 hereof, and in addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.

6.6 Limited Transferability of Nonqualified Stock Options. All Stock Options shall be nontransferable except (i) upon the Participant’s death, in accordance with Section 15.3 hereof or (ii) in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act), or as otherwise permitted by the Committee to the extent also permitted by the general instructions of the Form S-8 registration statement, as may be amended from time to time, in each case as may be approved by the Committee in its discretion at the time of proposed transfer; provided, in each case, that any permitted transfer shall be for no consideration. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited other than in accordance with Section 15.3 hereof.

6.7 Additional Rules for Incentive Stock Options.

(a) Eligibility. An Incentive Stock Option may be granted only to an Eligible Person who is considered an employee for purposes of Treasury Regulation Section 1.421-1(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Stock Options into account in the order in which granted. Any Stock Option grant that exceeds such limit shall be treated as a Nonqualified Stock Option.

(c) Additional Limitations. In the case of any Incentive Stock Option granted to an Eligible Person who owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the Date of Grant and the maximum term shall be five (5) years.

(d) Termination of Service. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than (i) three (3) months following termination of Service of the Participant with the Company and all Subsidiaries (other than as set forth in clause (ii) of this Section 6.7(d)) or (ii) one year following termination of Service of the Participant with the Company and all Subsidiaries due to death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, in each case as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(e) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option that is granted as an Incentive Stock Option shall, to the extent it fails to qualify as an “incentive stock option” under the Code, be treated as a Nonqualified Stock Option. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(f) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

6.8 Repricing Prohibited. Subject to the adjustment provisions contained in Section 4.4 hereof and other than in connection with a Change in Control, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cancel a Stock Option when the exercise price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award or cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan or otherwise approve any modification to such a Stock Option, that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NYSE or other principal exchange on which the Common Stock is then listed.

6.9 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares underlying a Stock Option until such time as shares or Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

7. Stock Appreciation Rights.

7.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant, or that provides for the automatic exercise or payment of the right upon a specified date or event. Stock Appreciation Rights shall be non-transferable, except as provided in Section 15.3 hereof. All Stock Appreciation Rights granted under the Plan are intended to comply with or otherwise be exempt from the requirements of Section 409A of the Code, to the extent applicable.

7.2 Terms of Share Appreciation Rights. The Committee shall in its discretion provide in an Award Agreement the time or times at which or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee; provided, however, that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. Subject to compliance with Section 409A of the Code and the provisions of this Section 7.2, the Committee may extend at any time the period in which a Stock Appreciation Right may be exercised, but not beyond ten (10) years from the Date of Grant. The Committee may provide that a Stock Appreciation Right will cease to be exercisable upon or at the end of a period following a termination of Service for any reason. The base price of a Stock Appreciation Right shall be determined by the Committee in its discretion; provided, however, that the base price per share shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant (other than with respect to a Stock Appreciation Right substituted or assumed under Section 15.9).

7.3 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

7.4 Repricing Prohibited. Subject to the adjustment provisions contained in Section 4.4 hereof and other than in connection with a Change in Control, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cancel a Stock Appreciation Right when the base price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award or cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan or otherwise approve any modification to such Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NYSE or other principal exchange on which the Common Stock is then listed.

7.5 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares underlying a Stock Appreciation Right unless and until such time as shares or Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

8. Restricted Stock Awards.

8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

8.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award are not satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.

8.3 Transfer Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, except as provided in Section 15.3 hereof. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates (if any) representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates (if any) representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted. The Committee shall determine and set forth in a Participant’s Award Agreement whether or not a Participant holding a Restricted Stock Award granted hereunder shall have the right to exercise voting rights with respect to the period during which the Restricted Stock Award is subject to forfeiture (the “Restriction Period”), and have the right to receive dividends on the Restricted Stock Award during the Restriction Period (and, if so, on what terms) provided that if a Participant has the right to receive dividends paid with respect to the Restricted Stock Award, such dividends shall be subject to the same vesting terms as the related Restricted Stock Award.

8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9. Restricted Stock Units.

9.1 Grant of Restricted Stock Units. A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit is equal to the Fair Market Value of a share of Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine. Restricted Stock Units shall be non-transferable, except as provided in Section 15.3 hereof.

9.2 Vesting of Restricted Stock Units. The Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Stock Unit Award are not satisfied, the Award shall be forfeited.

9.3 Payment of Restricted Stock Units. Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of a share of Common Stock, determined on such date or over such time period as determined by the Committee.

9.4 Dividend Equivalent Rights. Dividends shall not be paid with respect to Restricted Stock Units. Dividend equivalent rights may be granted with respect to the Shares subject to Restricted Stock Units to the extent permitted by the Committee and set forth in the applicable Award Agreement; provided that any dividend equivalent rights granted shall be subject to the same vesting terms as the related Restricted Stock Units.

9.5 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares subject to a Restricted Stock Unit until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

10. Stock-Based Awards.

10.1 Grant of Stock-Based Awards. A Stock-Based Award may be granted to any Eligible Person selected by the Committee. A Stock-Based Award may be granted for past Services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. The Committee shall determine the terms and conditions of such Awards, and such Awards may be made without vesting requirements. In addition, the Committee may, in connection with any Stock-Based Award, require the payment of a specified purchase price.

10.2 Rights as Stockholder. Subject to the foregoing provisions of this Section 10 and the applicable Award Agreement, upon the issuance of shares of Common Stock under a Stock-Based Award the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. If a Participant has the right to receive dividends paid with respect to the Stock-Based Award, such dividends shall be subject to the same vesting terms as the related Stock-Based Award, if applicable.

11. Change in Control.

11.1 Effect on Awards. Upon the occurrence of a Change in Control, all outstanding Awards shall either (a) be continued or assumed by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent (with such continuation or assumption including conversion into the right to receive securities, cash or a combination of both), or (b) substituted by the surviving company or corporation or its parent of awards (with such substitution including conversion into the right to receive securities, cash or a combination of both), with substantially similar terms for outstanding Awards (with appropriate adjustments to the type of consideration payable upon settlement of the Awards or other relevant factors, and with any applicable performance conditions adjusted pursuant to Section 12 or deemed achieved (i) for any completed performance period, based on actual performance, or (ii) for any partial or future performance period, at the greater of the target level or actual performance, in each case as determined by the Committee (with the Award remaining subject only to time vesting), unless otherwise provided in an Award Agreement).

11.2 Certain Adjustments. To the extent that outstanding Awards are not continued, assumed or substituted pursuant to Section 11.1 upon or following a Change in Control, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof):

(a) acceleration of exercisability, vesting and/or payment of outstanding Awards immediately prior to the occurrence of such event or upon or following such event;

(b) upon written notice, providing that any outstanding Stock Options and Stock Appreciation Rights are exercisable during a period of time immediately prior to the scheduled consummation of the event or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Stock Options and Stock Appreciation Rights shall terminate to the extent not so exercised within the relevant period; and

(c) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, Common Shares, other property or any combination thereof) as determined in the sole discretion of the Committee; provided, however, that, in the case of Stock Options and Stock Appreciation Rights or similar Awards, the fair value may equal the excess, if any, of the value or amount of the consideration to be paid in the Change in Control transaction to holders of shares of Common Stock (or, if no such consideration is paid, Fair Market Value of the shares of Common Stock) over the aggregate exercise or base price, as applicable, with respect to such Awards or portion thereof being canceled, or if there is no such excess, zero; provided, further, that if any payments or other consideration are deferred and/or contingent as a result of escrows, earn outs, holdbacks or any other contingencies, payments under this provision may be made on substantially the same terms and conditions applicable to, and only to the extent actually paid to, the holders of Common Shares in connection with the Change in Control.

11.3 Certain Terminations of Service. Notwithstanding the provisions of Section 11.1, if a Participant’s Service with the Company and its Subsidiaries is terminated upon or within twenty four (24) months following a Change in Control by the Company without Cause or upon such other circumstances as determined by the Committee, the unvested portion (if any) of all outstanding Awards held by the Participant shall immediately vest (and, to the extent applicable, become exercisable) and be paid in full upon such termination, with any applicable performance conditions deemed achieved (i) for any completed performance period, based on actual performance, or (ii) for any partial or future performance period, at the greater of the target level or actual performance, in each case as determined by the Committee, unless otherwise provided in an Award Agreement.

11.4 Definition of Change in Control. Unless otherwise defined in an Award Agreement or other written agreement approved by the Committee, “Change in Control” means, and shall occur, if:

(a) any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Common Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

(b) during any period of two consecutive years (the “Board Measurement Period”) individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this section, or a director initially elected or nominated as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the Board Measurement Period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than those covered by the exceptions in (i) above) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(d) the stockholders of the Company approve the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than (i) the sale or disposition of all or substantially all of the assets of the Company to a Person or Persons who beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (ii) pursuant to a spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company.

Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change in Control” shall be limited to a “change in control event” as defined under Section 409A of the Code.

12. Performance Goals; Adjustment. The Committee may provide for the performance goals to which an Award is subject, or the manner in which performance will be measured against such performance goals, to be adjusted in such manner as it deems appropriate, including, without limitation, adjustments to reflect charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, events that are unusual in nature or infrequent in occurrence and other non-recurring items, currency fluctuations, litigation or claim judgements, settlements, and the effects of accounting or tax law changes. In addition, with respect to a Participant hired or promoted following the beginning of a performance period, the Committee may determine to prorate the performance goals in respect of such Participant’s Awards for the partial performance period.

13. Forfeiture Events.

13.1 General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of Service for Cause, violation of laws, regulations or material Company policies, breach of noncompetition, non-solicitation, confidentiality or other restrictive covenants that may apply to the Participant, application of a Company clawback policy relating to financial restatement, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

13.2 Termination for Cause.

(a) Treatment of Awards. Unless otherwise provided by the Committee and set forth in an Award Agreement, if (i) a Participant’s Service with the Company or any Subsidiary shall be terminated for Cause or (ii) after termination of Service for any other reason, the Committee determines in its discretion either that, (1) during the Participant’s period of Service, the Participant engaged in an act or omission which would have warranted termination of Service for Cause or (2) after termination, the Participant engages in conduct that violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment, as provided in Section 13.3 below. The Company shall have the power to determine whether the Participant has been terminated for Cause, the date upon which such termination for Cause occurs, whether the Participant engaged in an act or omission which would have warranted termination of Service for Cause or engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary. Any such determination shall be final, conclusive and binding upon all Persons. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s Service for Cause or violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, the Company may suspend the

Participant’s rights to exercise any Stock Option or Stock Appreciation Right, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act or omission could constitute the basis for a termination for Cause as provided in this Section 13.2.

(b) Definition of Cause. “Cause” means with respect to a Participant’s termination of Service, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant (or where there is such an agreement but it does not define “cause” (or words of like import, which shall include but not be limited to “gross misconduct”)), termination due to a Participant’s (1) failure to substantially perform Participant’s duties or obey lawful directives that continues after receipt of written notice from the Company and a ten (10)-day opportunity to cure; (2) gross misconduct or gross negligence in the performance of Participant’s duties; (3) fraud, embezzlement, theft, or any other act of material dishonesty or misconduct; (4) conviction of, indictment for, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (5) material breach or violation of any agreement with the Company or its Affiliates, any restrictive covenant applicable to Participant, or any Company policy (including, without limitation, with respect to harassment); or (6) other conduct, acts or omissions that, in the good faith judgment of the Company, are likely to materially injure the reputation, business or a business relationship of the Company or any of its Affiliates; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant that defines “cause” (or words of like import, which shall include but not be limited to “gross misconduct”), “cause” as defined under such agreement. With respect to a termination of Service for a non-employee director, Cause means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. Any voluntary termination of Service by the Participant in anticipation of an involuntary termination of the Participant’s Service for Cause shall be deemed to be a termination for Cause.

13.3 Right of Recapture.

(a) General. If at any time within one (1) year (or such longer time specified in an Award Agreement or other agreement with a Participant or policy applicable to the Participant) after the date on which a Participant exercises a Stock Option or Stock Appreciation Right or on which a Stock-Based Award, Restricted Stock Award or Restricted Stock Unit vests, is settled in shares or otherwise becomes payable, or on which income otherwise is realized or property is received by a Participant in connection with an Award, (i) a Participant’s Service is terminated for Cause, (ii) the Committee determines in its discretion that the Participant is subject to any recoupment of benefits pursuant to the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time, or (iii) after a Participant’s Service terminates for any other reason, the Committee determines in its discretion either that, (1) during the Participant’s period of Service, the Participant engaged in an act or omission which would have warranted termination of the Participant’s Service for Cause or (2) after a Participant’s termination of Service, the Participant engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, then, at the sole discretion of the Committee, any gain realized by the Participant from the exercise, vesting, payment, settlement or other realization of income or receipt of property by the Participant in connection with an Award, shall be repaid by the Participant to the Company upon notice from the Company, subject to applicable law. Such gain shall be determined as of the date or dates on which the gain is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. To the extent not otherwise prohibited by law, the Company shall have the right to offset the amount of such repayment obligation against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement).

(b) Accounting Restatement. If a Participant receives compensation pursuant to an Award under the Plan based on financial statements that are subsequently restated in a way that would decrease the value of such compensation, the Participant will, to the extent not otherwise prohibited by law, upon the written request of the Company, forfeit and repay to the Company the difference between what the Participant received and what the

Participant should have received based on the accounting restatement, in accordance with (i) any compensation recovery, “clawback” or similar policy, as may be in effect from time to time to which such Participant is subject and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed (the “Policy”). By accepting an Award hereunder, the Participant acknowledges and agrees that the Policy, whenever adopted, shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of the Policy.

14. Transfer, Leave of Absence, Etc. For purposes of the Plan, except as otherwise determined by the Committee, the following events shall not be deemed a termination of Service: (a) a transfer to the service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or (b) an approved leave of absence for military service or sickness, a leave of absence where the employee’s right to re-employment is protected either by a statute or by contract or under the policy pursuant to which the leave of absence was granted, a leave of absence for any other purpose approved by the Company or if the Committee otherwise so provides in writing.

15. General Provisions.

15.1 Status of Plan. The Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver shares of Common Stock or make payments with respect to Awards.

15.2 Award Agreement. An Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or other amounts or securities subject to the Award, the exercise price, base price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement also may set forth the effect on an Award of a Change in Control and/or a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and also may set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time. In the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail.

15.3 No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.6 hereof or as otherwise provided by the Committee to the extent not prohibited under Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee, an outstanding Award may be exercised by or shall become payable to the Participant’s beneficiary as determined under the Company 401(k) retirement plan or other applicable retirement or pension plan. In lieu of such determination, a Participant may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant’s lifetime. In the absence of a valid designation as provided above, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from receiving the benefits under an Award, the Participant’s beneficiary shall be the legatee or legatees of such Award designated under the Participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. Any transfer permitted under this Section 15.3 shall be for no consideration.

15.4 No Right to Employment or Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason or no reason at any time.

15.5 Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.4 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights. The Committee may determine in its discretion the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that the stock certificates (if any) be held in escrow by the Company for any shares of Common Stock or cause the shares to be legended in order to comply with the securities laws or other applicable restrictions. Should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Common Stock as the Committee considers necessary or advisable.

15.6 Trading Policy and Other Restrictions. Transactions involving Awards under the Plan shall be subject to the Company’s insider trading and Regulation FD policy and other restrictions, terms and conditions, to the extent established by the Committee or by applicable law, including any other applicable policies set by the Committee, from time to time.

15.7 Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six (6) months plus one (1) day following the date of the Participant’s termination of Service or, if earlier, the Participant’s death (or such other period as required to comply with Section 409A). For purposes of

Section 409A of the Code, a Participant’s right to receive any installment payments pursuant to this Plan or any Award granted hereunder shall be treated as a right to receive a series of separate and distinct payments. For the avoidance of doubt, each applicable tranche of Common Shares subject to vesting under any Award shall be considered a right to receive a series of separate and distinct payments. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

15.8 Securities Law Compliance. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any action that the Company determines is necessary or advisable to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired solely for investment purposes and without any current intention to sell or distribute such shares.

15.9 Substitution or Assumption of Awards in Corporate Transactions. The Committee may grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity, in substitution for awards previously granted by such corporation or other entity or otherwise. The Committee may also assume any previously granted awards of a former employee or a current employee, director, consultant or other service provider of another corporation or entity that becomes an Eligible Person by reason of such corporation transaction. The terms and conditions of the substituted or assumed awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. To the extent permitted by applicable law and the listing requirements of the NYSE or other exchange or securities market on which the Common Shares are listed, any such substituted or assumed awards shall not reduce the Share Reserve.

15.10 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include permitting the Participant to elect to satisfy the withholding obligation by tendering shares of Common Stock to the Company or having the Company withhold a number of shares of Common Stock having a value in each case up to the maximum statutory tax rates in the applicable jurisdiction or as the Committee may approve in its discretion (provided that such withholding does not result in adverse tax or accounting consequences to the Company), or similar charge required to be paid or withheld. The Company shall have the power and the right to require a Participant to remit to the Company the amount necessary to satisfy federal, state, provincial and local taxes, domestic or foreign, required by law or regulation to be withheld, and to deduct or withhold from any shares of Common Stock deliverable under an Award to satisfy such withholding obligation.

15.11 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of shares of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

15.12 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

15.13 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

15.14 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.15 Governing Law. The Plan, all Awards and all Award Agreements, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to the Plan, any Award or Award Agreement, or the negotiation, execution or performance of any such documents or matter related thereto (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with the Plan, any Award or Award Agreement, or as an inducement to enter into any Award Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware, including its statutes of limitations and repose, but without regard to any borrowing statute that would result in the application of the statute of limitations or repose of any other jurisdiction.

15.16 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.17 No Guarantees Regarding Tax Treatment. Neither the Company nor the Committee make any guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the Code, Section 4999 of the Code or otherwise and neither the Company nor the Committee shall have any liability to a Person with respect thereto.

15.18 Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, its Subsidiaries and any third party administrators of any data of a professional or personal nature for the purposes of administering the Plan.

15.19 Awards to Non-U.S. Participants. To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries or Affiliates operates or has employees, Non-Employee Directors or consultants, the Committee, in its sole discretion, shall have the power and authority to (i) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws, (ii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals and (iii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 15.19 by the Committee shall be attached to this Plan document as appendices.

16. Term; Amendment and Termination; Stockholder Approval.

16.1 Term. The Plan shall be effective as of the date of its approval by the stockholders of the Company (the “Effective Date”). Subject to Section 16.2 hereof, the Plan shall terminate on the tenth anniversary of the Effective Date.

16.2 Amendment and Termination. The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan; provided, however, that no amendment, modification, suspension or termination of the Plan shall materially and adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Board may seek the approval of any amendment, modification, suspension or termination by the Company’s stockholders to the extent it deems necessary in its discretion for purposes of compliance with Section 422 of the Code or for any other purpose, and shall seek such approval to the extent it deems necessary in its discretion to comply with applicable law or listing requirements of NYSE or other exchange or securities market. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable in its discretion to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations.

PRELIMINARY PROXY STATEMENT, DATED

May 5, 2021, SUBJECT TO COMPLETION

FORTRESS VALUE ACQUISITION CORP. II

C/O PROXY SERVICES

P.O. BOX 9142

FARMINGDALE, NY 11735

VOTE BY INTERNET

Before The FAII Special Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The FAII Special Meeting - Go to www.virtualshareholdermeeting.com/FAII2021

You may attend the FAII Special Meeting via the Internet and vote during the FAII Special Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D45869-S21626

 FORTRESS VALUE ACQUISITION CORP. II

Important Notice Regarding the Availability of Proxy Materials for the FAII Special Meeting. The Notice and Proxy Statement are available at www.proxyvote.com.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The FAII Board recommends you vote FOR the following proposals:

	For	Against	Abstain

1.  The Business Combination Proposal— To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of February 21, 2021 (as amended from time to time, the “Merger Agreement”), by and among Fortress Value Acquisition Corp. II, a Delaware corporation (“FAII”), FVAC Merger Corp. II, a Delaware corporation and a direct, wholly-owned subsidiary of FAII, and Wilco Holdco, Inc., a Delaware corporation (the “Company”), and the transactions and ancillary agreements contemplated thereby (the “Business Combination”), pursuant to which the Company shall become a direct, wholly-owned subsidiary of FAII upon consummation of the Business Combination.

	☐	☐	☐

2.  The NYSE Issuance Proposal— To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the NYSE, the issuance of shares of common stock pursuant to the Merger Agreement and the Subscription Agreements.

	☐	☐	☐

3. The Charter Amendment Proposal— To consider and act upon a proposal to adopt the proposed charter.	☐	☐	☐

4.  The Governance Proposal— To consider and act upon, on a non-binding, advisory basis, a separate proposal with respect to certain governance provisions in FAII’s proposed charter in accordance with United States Securities and Exchange Commission requirements.

4a.  To consider and vote upon an amendment to FAII’s current charter to approve the increase of the total number of all classes of capital stock to 471,000,000, consisting of (a) 470,000,000 shares of FAII Common Stock, including (i) 450,000,000 shares of FAII Class A common stock and (ii) 20,000,000 shares of FAII Class F common stock, and (b) 1,000,000 shares of FAII preferred stock.

	☐	☐	☐

4b.  To consider and vote upon an amendment to FAII’s current charter to require that the board of directors be divided into three classes, with only one class of directors being elected each year and members of each class (except for those initial directors appointed to Class I, Class II and Class III in connection with the Business Combination) serving a three-year term.

	☐	☐	☐

4c.  To consider and vote upon an amendment to FAII’s current charter that ATI Physical Therapy, Inc. (f/k/a Fortress Value Acquisition Corp. II) will not be governed by Section 203 of the Delaware General Corporation Law (the “DGCL”) and, instead, includes a provision that is substantially similar to Section 203 of the DGCL, but excludes Advent International Corporation (“Advent”) and its affiliates and successors and investment funds affiliated with Advent or any “group,” or any member of any such group, to which such persons are a party from the definition of “interested stockholder,” and to make certain related changes.

	☐	☐	☐

4d.  To consider and vote upon an amendment to FAII’s current charter to require that any amendments relating to Article V (Board of Directors) may only be made, in addition to any vote required by applicable law, by the affirmative vote of the holders of at least 66.7% of the voting power of all the then-outstanding shares of stock of FAII entitled to vote in the election of directors, voting together as a single class.

	☐	☐	☐

	For	Against	Abstain

4e.  To consider and vote upon an amendment to FAII’s current charter to require that any amendments relating to Article VIII of the Amended and Restated Bylaws (Indemnification) may only be made by the affirmative vote of the holders of at least 65% of the voting power of all the then-outstanding shares of capital stock of FAII.

	☐	☐	☐

5.  The Director Election Proposal— To consider and vote upon a proposal to elect eight directors to serve on the FAII Board until the earlier of the closing and the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal.

	For		Withhold

5a. Joshua A. Pack	☐		☐

5b. Andrew A. McKnight	☐		☐

5c. Marc Furstein	☐		☐

5d. Leslee Cowen	☐		☐

5e. Aaron F. Hood	☐		☐

5f. Carmen A. Policy	☐		☐

5g. Rakefet Russak-Aminoach	☐		☐

5h. Sunil Gulati	☐		☐

	For	Against	Abstain

6. The Incentive Plan Proposal— To consider and vote upon a proposal to approve the Incentive Plan.	☐	☐	☐

7.  The Adjournment Proposal— To consider and vote upon a proposal to approve the adjournment of the FAII Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or for any other reason permitted by the Merger Agreement in connection with, the approval of one or more of the other proposals at the FAII Special Meeting.

	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [PLEASE SIGN WITHIN BOX]	Date

D45870-S21626

FAII Special Meeting

[    ], 2021 at [    ] a.m., Eastern Time

This proxy is solicited by the FAII Board

The undersigned stockholder(s) of Fortress Value Acquisition Corp. II hereby appoint(s) Andrew A. McKnight and Alexander P. Gillette, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Fortress Value Acquisition Corp. II that the stockholder(s) is/are entitled to vote at the FAII Special Meeting to be held exclusively via a live webcast at www.virtualshareholdermeeting.com/FAII2021, on [    ], 2021, at [    ] a.m., Eastern Time, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE FAII BOARD.

Continued and to be signed on reverse side